UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material under §240.14a-12

MSG NETWORKS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 4, 2021

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

Dear Stockholders of Madison Square Garden Entertainment Corp. and MSG Networks Inc.:

On March 25, 2021, Madison Square Garden Entertainment Corp (“MSG Entertainment”), MSG Networks Inc. (“MSG Networks”) and Broadway Sub Inc., a direct wholly-owned subsidiary of MSG Entertainment (“Merger Sub”), entered into an Agreement and Plan of Merger (as may be amended from time to time, the “merger agreement”). Pursuant to the terms of and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into MSG Networks (the “merger”), with MSG Networks surviving the merger as a direct wholly-owned subsidiary of MSG Entertainment. MSG Entertainment and MSG Networks will each hold special meetings of their respective stockholders in connection with the proposed merger.

If the merger is completed, (i) each share of Class A common stock, par value $0.01 per share, of MSG Networks (“MSGN Class A common stock”) issued and outstanding immediately prior to the effective time of the merger (the “effective time”) will be automatically converted into the right to receive a number of shares of Class A common stock, par value $0.01 per share, of MSG Entertainment (“MSGE Class A common stock”) such that each holder of record of shares of MSGN Class A common stock will have the right to receive, in the aggregate, such number of shares of MSGE Class A common stock equal to the total number of shares of MSGN Class A common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share and (ii) each share of Class B common stock, par value $0.01 per share, of MSG Networks (“MSGN Class B common stock” and, together with MSGN Class A common stock, “MSGN common stock”) issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive, in the aggregate, a number of shares of Class B common stock, par value $0.01 per share, of MSG Entertainment (“MSGE Class B common stock” and, together with MSGE Class A common stock, “MSGE common stock”) such that each holder of record of shares of MSGN Class B common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class B common stock equal to the total number of shares of MSGN Class B common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share, in each case except for shares held by MSG Entertainment, Merger Sub or any of the MSG Entertainment subsidiaries (the “MSGE subsidiaries”) or MSG Networks or any of the MSG Networks subsidiaries (the “MSGN subsidiaries”) as treasury stock (in each case not held on behalf of third parties). As of the date of this joint proxy statement/prospectus, neither MSG Entertainment nor any MSGE subsidiary owns any stock of MSG Networks.

This exchange ratio of 0.172 is fixed and will not be adjusted to reflect stock price changes prior to the closing of the merger. Based on the closing price of MSGE Class A common stock on the New York Stock Exchange (“NYSE”) on March 10, 2021, the last full trading day before a press report speculated on a potential transaction between MSG Entertainment and MSG Networks, the exchange ratio represents approximately $19.95 in value for each share of MSGN common stock, and based on the closing price on March 25, 2021, the last full trading day before the public announcement of the signing of the merger agreement, the exchange ratio represents approximately $16.16 in value for each share of MSGN common stock. Based on the closing price of MSGE Class A common stock on the NYSE on May 26, 2021, the latest practicable date before the date of the enclosed joint proxy statement/prospectus, the exchange ratio represents approximately $15.30 in value of each share of MSGN common stock. MSG Entertainment stockholders will continue to own their existing shares of MSGE common stock. Based on the estimated number of shares of MSGN common stock outstanding on May 26, 2021, MSG Entertainment expects to issue approximately 9,812,332 shares of MSGE common stock to MSG Networks stockholders in connection with the merger, which would result in MSG Entertainment stockholders owning approximately 71.1% of MSGE common stock and former MSG Networks stockholders owning approximately 28.9% of MSGE common stock upon completion of the merger.

MSGE Class A common stock is currently traded on the NYSE under the symbol “MSGE” and MSGN Class A common stock is currently traded on the NYSE under the symbol “MSGN.” We urge you to obtain current market quotations of MSGE Class A common stock and MSGN Class A common stock. MSGE Class B common stock and MSGN Class B common stock are not listed or traded on a national securities exchange.

MSG Entertainment and MSG Networks estimate that, based on the estimated number of shares of MSGN common stock and MSGE common stock outstanding on May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021), certain members of the Dolan family, including trusts for their benefit, that have formed a “group” for purposes of Section 13(d) of the Exchange Act (collectively, the “Dolan family group”), ownership and voting power at MSG Entertainment will increase from approximately 21.3% of the outstanding MSGE common stock and approximately 70.7% of the total voting power prior to the transaction to approximately 23.6% of the outstanding MSGE common stock and approximately 72.7% of the total voting power upon completion of the merger.

After careful consideration, the special committee (“MSGE special committee”) of the MSG Entertainment board of directors (the “MSGE board”) unanimously (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of MSG Entertainment and (2) recommended that the MSGE board adopt resolutions approving, adopting and declaring advisable the merger agreement and transactions contemplated thereby and recommending that the MSG Entertainment stockholders approve the issuance of shares of MSGE common stock as consideration for MSG Networks stockholders in the merger (the “MSGE share issuance”). On March 25, 2021, at a duly convened meeting of the MSGE board, the MSGE board unanimously, in reliance on the recommendation of the MSGE special committee, (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of MSG Entertainment, (2) approved the merger agreement and the transactions contemplated thereby and (3) resolved to recommend that the MSG Entertainment stockholders vote in favor of the authorization of the MSGE share issuance and directed that the MSGE share issuance be submitted for approval by the MSG Entertainment stockholders.

At the special meeting of MSG Entertainment stockholders (the “MSGE special meeting”), MSG Entertainment stockholders will be asked to consider and vote on (i) a proposal to authorize the MSGE share issuance (the “MSGE share issuance proposal”) and (ii) a proposal to adjourn the MSGE special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the MSGE share issuance proposal (the “MSGE adjournment proposal”). Approval of the MSGE share issuance proposal requires (i) the affirmative vote of the holders of a majority of the total votes of the shares of MSGE Class A common stock and Class B common stock, voting together as a single class, cast in person or by proxy, and (ii) in connection with the issuance of MSGE Class B common stock, the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of MSGE Class B common stock, voting separately as a class. Approval of the MSGE adjournment proposal requires the affirmative vote of the holders of a majority of the total votes of shares of MSGE Class A common stock and Class B common stock, voting together as a single class, cast in person or by proxy at the MSGE special meeting. The MSGE board, in reliance on the unanimous recommendation of the MSGE special committee, unanimously recommends that the MSG Entertainment stockholders vote “FOR” each of the MSGE share issuance proposal and the MSGE adjournment proposal.

After careful consideration, the special committee (the “MSGN special committee”) of the MSG Networks board of directors (the “MSGN board”) unanimously (1) determined that the merger agreement and the merger are fair to, advisable and in the best interests of MSG Networks and its stockholders (other than MSG Entertainment, the Dolan family group and their respective affiliates), (2) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (3) recommended that the MSGN board adopt resolutions approving, adopting and declaring advisable the merger agreement and transactions contemplated thereby and recommending that the MSG Networks stockholders adopt the merger agreement. On March 25, 2021, at a duly convened meeting of the MSGN board, the MSGN board unanimously, in reliance on the recommendation of the MSGN special committee, (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of MSG Networks and its stockholders (other than MSG Entertainment and the Dolan family group and their respective affiliates), (2) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (3) resolved to recommend that MSG Networks stockholders adopt the merger agreement and directed that the merger agreement be submitted for approval by the MSG Networks stockholders. As of the date of this joint proxy statement/prospectus, neither MSG Entertainment nor any MSGE subsidiary owns any stock of MSG Networks.

At the special meeting of MSG Networks stockholders (the “MSGN special meeting”), MSG Networks stockholders will be asked to consider and vote on (i) a proposal to adopt the merger agreement (the “MSGN merger proposal”), (ii) a non-binding advisory proposal to approve certain compensation that may be paid or become payable to MSG Networks’ named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement (the “non-binding compensation advisory proposal”) and (iii) a proposal to adjourn the MSGN special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the MSGN merger proposal (the “MSGN adjournment proposal”). Approval of the MSGN merger proposal requires the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of MSGN Class A common stock and MSGN Class B common stock, voting together as a single class, entitled to vote on such matter at the MSGN special meeting. Approval of each of the non-binding compensation advisory proposal and the MSGN adjournment proposal requires the affirmative vote of the holders of a majority of the total votes of shares of MSGN Class A common stock and MSGN Class B common stock, voting together as a single class, cast in person or by proxy at the MSGN special meeting. The MSGN board, in reliance on the unanimous recommendation of the MSGN special committee, unanimously recommends that the MSG Networks stockholders vote “FOR” each of the MSGN merger proposal, the non-binding compensation advisory proposal and the MSGN adjournment proposal.

In connection with the merger agreement and as a condition and inducement to MSG Networks’ willingness to enter into the merger agreement, MSG Networks and the holders of all outstanding shares of MSGE Class B common stock (the “principal MSGE stockholders”), representing approximately 70.7% of the aggregate voting power of MSG Entertainment as of May 17, 2021, entered into a voting and support agreement (the “MSGE voting agreement”) to which MSG Entertainment is a third party beneficiary, pursuant to which the principal MSGE stockholders agreed, among other things and subject to the terms and conditions set forth in the MSGE voting agreement, to vote their shares of MSGE common stock in favor of the authorization and approval of the MSGE share issuance.

In connection with the merger agreement and as a condition and inducement to MSG Entertainment’s willingness to enter into the merger agreement, MSG Entertainment and the holders of all outstanding shares of MSGN Class B common stock (the “principal MSGN stockholders”), representing approximately 76.9% of the aggregate voting power of MSG Networks as of May 17, 2021, entered into a voting and support agreement (the “MSGN voting agreement,” and together with the MSGE voting agreement, the “voting agreements”), to which MSG Networks is a third party beneficiary, pursuant to which the principal MSGN stockholders agreed, among other things and subject to the terms and conditions set forth in the MSGN voting agreement, to vote their shares of MSGN common stock in favor of the adoption of the merger agreement.

See the section entitled “The Voting Agreements” beginning on page 154 for a more complete discussion of the terms of the voting agreements.

We cannot complete the merger unless the MSG Entertainment stockholders approve the MSGE share issuance proposal and the MSG Networks stockholders approve the MSGN merger proposal. As a result of the voting agreements, there are sufficient votes committed to approving both the MSGE share issuance proposal and the MSGN merger proposal without the participation of other MSG Entertainment or MSG Networks stockholders, as applicable. Nonetheless, we encourage you to vote regardless of the number of shares you own. Whether or not you or your legal proxy expect to attend your special meeting, please vote your shares as promptly as possible to make sure that your shares are represented and voted at the MSGE special meeting or MSGN special meeting, as applicable.

The obligations of MSG Entertainment and MSG Networks to complete the merger are subject to the satisfaction or waiver of conditions set forth in the merger agreement. More information about MSG Entertainment, MSG Networks and the merger is contained in the enclosed joint proxy statement/prospectus. MSG Entertainment and MSG Networks encourage you to read the entire enclosed joint proxy statement/prospectus carefully, including the section entitled “Risk Factors” beginning on page 34.

Sincerely,

James L. Dolan Executive Chairman & Chief Executive Officer Madison Square Garden Entertainment Corp.	Andrea Greenberg President & Chief Executive Officer MSG Networks Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER OR THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER OR MADE AN ASSESSMENT OF THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of the enclosed joint proxy statement/prospectus is June 4, 2021, and it is first being mailed or otherwise delivered to the stockholders of MSG Entertainment and MSG Networks on or about June 4, 2021.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

Two Pennsylvania Plaza

New York, NY 10121

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 8, 2021

Dear Stockholders of Madison Square Garden Entertainment Corp.:

We are pleased to invite you to attend the special meeting of stockholders of Madison Square Garden Entertainment Corp., a Delaware corporation (“MSG Entertainment”), which will be held at the J.P. Morgan Club at the Madison Square Garden Arena, located on Seventh Avenue between West 31st Street and West 33rd Street, on July 8, 2021 at 10:00 a.m. Eastern Time (the “MSGE special meeting”), for the following purpose:

•

to consider and vote on a proposal to authorize the issuance (the “MSGE share issuance”) of MSGE common stock, par value $0.01 per share (the “MSGE common stock”), as merger consideration pursuant to the Agreement and Plan of Merger, dated as of March 25, 2021, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice (as may be amended from time to time, the “merger agreement”), among MSG Entertainment, MSG Networks Inc. (“MSG Networks”), and Broadway Sub Inc., a direct wholly-owned subsidiary of MSG Entertainment (“Merger Sub”), pursuant to which Merger Sub will merge with and into MSG Networks (the “merger”), with MSG Networks surviving the merger as a direct wholly-owned subsidiary of MSG Entertainment (the “MSGE share issuance proposal”); and

•

to consider and vote on a proposal to adjourn the MSGE special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the MSGE share issuance proposal (the “MSGE adjournment proposal”).

MSG Entertainment will transact no other business at the MSGE special meeting except such business as may properly be brought before the MSGE special meeting or any adjournment or postponement thereof. Please refer to the attached joint proxy statement/prospectus for further information with respect to the business to be transacted at the MSGE special meeting. This is a special meeting of stockholders and not MSG Entertainment’s 2021 annual meeting of stockholders. MSG Entertainment anticipates holding its 2021 annual meeting of stockholders in December 2021.

The MSG Entertainment board of directors (the “MSGE board”) has fixed the close of business on June 14, 2021 as the record date for determination of MSG Entertainment stockholders entitled to receive notice of, and to vote at, the MSGE special meeting or any adjournments thereof (the “record date”). Only holders of record of shares of MSGE common stock at the close of business on the record date are entitled to vote at the MSGE special meeting and any adjournment of the MSGE special meeting.

The MSGE board formed a committee (the “MSGE special committee”) of independent and disinterested directors of MSG Entertainment to evaluate the merger, and the MSGE special committee unanimously (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of MSG Entertainment, and (2) recommended that the MSGE board adopt resolutions approving, adopting and declaring advisable the merger agreement and transactions contemplated thereby and recommending that the MSG Entertainment stockholders approve the share issuance. On March 25, 2021, at a duly convened meeting of the MSGE board, the MSGE board unanimously, in reliance on the recommendation of the MSGE special committee, (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of MSG Entertainment, (2) approved the merger agreement and the transactions contemplated thereby and (3) resolved to recommend that the MSG Entertainment stockholders vote in favor of the authorization of the MSGE share issuance proposal and directed that the MSGE share issuance be submitted for approval by the MSG Entertainment stockholders.

The MSGE board, in reliance on the unanimous recommendation of the MSGE special committee, unanimously recommends that MSG Entertainment stockholders vote “FOR” each of the MSGE share issuance proposal and the MSGE adjournment proposal.

Approval of the MSGE share issuance proposal requires (i) the affirmative vote of the holders of a majority of the total votes of the shares of MSGE Class A common stock and Class B common stock, voting together as a single class, cast in person or by proxy at the MSGE special meeting, and (ii) in connection with the issuance of MSGE Class B common stock, the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of MSGE Class B common stock, voting separately as a class. Approval of the MSGE adjournment proposal requires the affirmative vote of the holders of a majority of the total votes of shares of MSGE Class A common stock and Class B common stock, voting together as a single class, cast in person or by proxy at the MSGE special meeting.

Whether or not you or your legal proxy expect to attend the MSGE special meeting, we urge you to vote your shares as promptly as possible by:

(1)	accessing the internet website specified on your proxy card;

(2)	calling the toll-free number specified on your proxy card; or

(3)	marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided,

so that your shares may be represented and voted at the MSGE special meeting. If your shares are held in the name of a broker, bank, trust company or other nominee, please follow the instructions on the voting instruction card furnished by the record holder.

Please note that if you hold shares in different accounts, it is important that you vote the shares represented by each account.

The enclosed joint proxy statement/prospectus provides a detailed description of the merger and the merger agreement. We urge you to read this joint proxy statement/prospectus, including any documents incorporated by reference, and the annexes carefully and in their entirety. If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies or need help voting your shares of MSGE common stock, please contact MSG Entertainment’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers, Call Collect: (212) 269-5550

All Others Call Toll Free: (866) 796-7184

Email: MSGE@dfking.com

By Order of the Board of Directors,

EMMA Y. BARNETT

Secretary

New York, New York

June 4, 2021

MSG NETWORKS INC.

11 Pennsylvania Plaza

New York, NY 10001

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 8, 2021

Dear Stockholders of MSG Networks Inc.:

We are pleased to invite you to attend the special meeting of stockholders of MSG Networks Inc., a Delaware corporation (“MSG Networks”), which will be held at the J.P. Morgan Club at the Madison Square Garden Arena, located on Seventh Avenue between West 31st Street and West 33rd Street on July 8, 2021 at 11:30 a.m. Eastern Time (the “MSGN special meeting”), for the following purpose:

•

to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 25, 2021, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice (as may be amended from time to time, the “merger agreement”), among MSG Networks, Madison Square Garden Entertainment Corp. (“MSG Entertainment”) and Broadway Sub Inc., a direct wholly-owned subsidiary of MSG Entertainment (“Merger Sub”), pursuant to which Merger Sub will merge with and into MSG Networks (the “merger”), with MSG Networks surviving the merger as a direct wholly-owned subsidiary of MSG Entertainment (the “MSGN merger proposal”);

•

to consider and vote, on an advisory basis, on a non-binding proposal to approve certain compensation that may be paid or become payable to MSG Networks’ named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement (the “non-binding compensation advisory proposal”); and

•

to consider and vote on a proposal to adjourn the MSGN special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the MSGN merger proposal (the “MSGN adjournment proposal”).

MSG Networks will transact no other business at the MSGN special meeting except such business as may properly be brought before the MSGN special meeting or any adjournment or postponement thereof. Please refer to the attached joint proxy statement/prospectus for further information with respect to the business to be transacted at the MSGN special meeting. This is a special meeting of stockholders and not MSG Networks’ annual meeting of stockholders. MSG Networks does not expect it will hold its 2021 annual meeting of stockholders if the merger is completed by the anticipated date of the annual meeting because MSG Networks will become a direct wholly-owned subsidiary of MSG Entertainment, and MSGN Class A common stock will cease to be quoted on the NYSE and will subsequently be deregistered under the Securities Exchange Act of 1934, as amended, upon completion of the merger. If MSG Networks is required to hold an annual meeting, we currently expect it to be held in December 2021.

The MSG Networks board of directors (the “MSGN board”) has fixed the close of business on June 14, 2021 as the record date for determination of MSG Networks stockholders entitled to receive notice of, and to vote at, the MSGN special meeting or any adjournments or postponements thereof (the “record date”). Only holders of record of shares of MSGN common stock at the close of business on the record date are entitled to notice of, and to vote at, the MSGN special meeting and at any adjournment of the meeting.

The MSGN board formed a committee (the “MSGN special committee”) of independent and disinterested directors of MSG Networks to evaluate the merger, and the MSGN special committee unanimously (1) determined that the merger agreement and the merger are fair to, advisable and in the best interests of MSG Networks and its stockholders (other than MSG Entertainment and certain members of the Dolan family, including trusts for their benefit, that have formed a “group” for purposes of Section 13(d) of the Exchange Act (collectively, the “Dolan family group”) and their respective affiliates), (2) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and (3) recommended that the MSGN board adopt resolutions approving, adopting and declaring advisable the merger agreement and transactions contemplated thereby and recommending that the MSG Networks stockholders adopt the merger agreement. On March 25, 2021, at a duly convened meeting of the MSGN board, the MSGN board unanimously, in reliance on the recommendation of the MSGN special committee, (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of MSG Networks and its stockholders (other than MSG Entertainment, the Dolan family group and their respective affiliates), (2) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (3) resolved to recommend that MSG Networks stockholders adopt the merger agreement and directed that the merger agreement be submitted for approval by the MSG Networks stockholders. As of the date of this proxy statement/prospectus, MSG Entertainment does not own any stock of MSG Networks.

The MSGN board, in reliance on the unanimous recommendation of the MSGN special committee, unanimously recommends that MSG Networks stockholders vote “FOR” each of the MSGN merger proposal, the non-binding compensation advisory proposal and the MSGN adjournment proposal.

Approval of the MSGN merger proposal requires the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of MSGN Class A common stock and MSGN Class B common stock, voting together as a single class, entitled to vote on such matter at the MSGN special meeting. Approval of each of the MSGN non-binding compensation advisory proposal and the MSGN adjournment proposal requires the affirmative vote of the holders of a majority of the total votes of shares of MSGN Class A common stock and MSGN Class B common stock, voting together as a single class, cast in person or by proxy at the MSGN special meeting.

Whether or not you or your legal proxy expect to attend the MSGN special meeting, we urge you to vote your shares as promptly as possible by:

(1)	accessing the internet website specified on your proxy card;

(2)	calling the toll-free number specified on your proxy card; or

(3)	marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided,

so that your shares may be represented and voted at the MSGN special meeting. If your shares are held in the name of a broker, bank, trust company or other nominee, please follow the instructions on the voting instruction card furnished by the record holder.

Please note that if you hold shares in different accounts, it is important that you vote the shares represented by each account.

The enclosed joint proxy statement/prospectus provides a detailed description of the merger and the merger agreement. We urge you to read this joint proxy statement/prospectus, including any documents incorporated by reference, and the annexes carefully and in their entirety. If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies or need help voting your shares of MSGN common stock, please contact MSG Networks’ proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers, Call Collect: (212) 269-5550

All Others Call Toll Free: (866) 620-2535

Email: MSGN@dfking.com

By Order of the Board of Directors,

MARK C. CRESITELLO

Secretary

New York, New York

June 4, 2021

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about MSG Entertainment and MSG Networks from documents that are not included in or delivered with the accompanying joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference into the accompanying joint proxy statement/prospectus (other than certain exhibits or schedules to these documents) by requesting them in writing or by telephone from MSG Entertainment or MSG Networks at the following addresses and telephone numbers:

For MSG Entertainment Stockholders:

Madison Square Garden Entertainment Corp.

Two Pennsylvania Plaza

New York, NY 10121

Attention: Investor Relations

Telephone: (212) 631-5422

For MSG Networks Stockholders:

MSG Networks Inc.

11 Pennsylvania Plaza

New York, NY 10001

Attention: Investor Relations

Telephone: (212) 631-5422

In addition, if you have questions about the merger or the accompanying joint proxy statement/prospectus, would like additional copies of the accompanying joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, please contact D.F. King & Co., Inc., the proxy solicitor for each of MSG Entertainment and MSG Networks, toll-free at (866) 620-2535.

If you would like to request documents, please do so no later than five business days before the date of the MSGE special meeting (which meeting is to be held on July 8, 2021) or five business days before the date of the MSGN special meeting (which meeting is to be held on July 8, 2021), as applicable.

For a more detailed description of the information incorporated by reference in the accompanying joint proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information” beginning on page 221 of the accompanying joint proxy statement/prospectus.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by MSG Entertainment (File No. 333-255859), constitutes a prospectus of MSG Entertainment under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of MSGE common stock to be issued to MSG Networks stockholders pursuant to the merger agreement. This joint proxy statement/prospectus also constitutes a joint proxy statement for MSG Entertainment and MSG Networks under Section 14 (a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting of MSG Entertainment stockholders and a notice of meeting with respect to the special meeting of MSG Networks stockholders.

You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated June 4, 2021, and you should assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate only as of such date. Neither our mailing of this joint proxy statement/prospectus to MSG Entertainment stockholders or MSG Networks stockholders, nor the issuance by MSG Entertainment of MSGE common stock in connection with the merger, will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding MSG Entertainment has been provided by MSG Entertainment, and information contained in this joint proxy statement/prospectus regarding MSG Networks has been provided by MSG Networks.

Neither MSG Entertainment stockholders nor MSG Networks stockholders should construe the contents of this joint proxy statement/prospectus as legal, tax or financial advice. MSG Entertainment stockholders and MSG Networks stockholders should consult with their own legal, tax, financial or other professional advisors. All summaries of, and references to, the agreements governing the terms of the transactions described in this joint proxy statement/prospectus are qualified by the full copies of and complete text of such agreements in the forms attached hereto as annexes, which are available on the Electronic Data Gathering Analysis and Retrieval System of the SEC website at www.sec.gov.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

i

OTHER MATTERS	221

HOUSEHOLDING OF PROXY MATERIALS	221

WHERE YOU CAN FIND MORE INFORMATION	221

ANNEX A—Agreement and Plan of Merger

ANNEX B—MSGE Voting & Support Agreement

ANNEX C—MSGN Voting & Support Agreement

ANNEX D—Opinion of Moelis & Company LLC

ANNEX E—Opinion of Raine Securities LLC

ANNEX F—Opinion of LionTree Advisors LLC

ANNEX G—Opinion of Morgan Stanley & Co. LLC

QUESTIONS AND ANSWERS

The following section provides brief answers to certain questions that you may have regarding the merger agreement and the proposed merger. Please note that this section does not address all issues that may be important to you as an MSG Entertainment or MSG Networks stockholder, as applicable. Accordingly, you should carefully read this entire joint proxy statement/prospectus, including each of the annexes and the documents that have been incorporated by reference into this joint proxy statement/prospectus.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:

You are receiving this joint proxy statement/prospectus because you were a stockholder of record of Madison Square Garden Entertainment Corp., a Delaware corporation (“MSG Entertainment”) or MSG Networks Inc., a Delaware corporation (“MSG Networks”), as of the close of business on June 14, 2021, the record date for the special meeting of MSG Entertainment stockholders (the “MSGE special meeting”) or the special meeting of MSG Networks stockholders (the “MSGN special meeting”), as applicable (the “record date”). MSG Entertainment and MSG Networks have agreed to the combination of MSG Entertainment and MSG Networks pursuant to an Agreement and Plan of Merger, dated as of March 25, 2021 (as it may be amended from time to time, the “merger agreement”), among MSG Entertainment, MSG Networks and Broadway Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of MSG Entertainment (“Merger Sub”), pursuant to which Merger Sub will be merged with and into MSG Networks (the “merger”), with MSG Networks surviving the merger as a direct wholly-owned subsidiary of MSG Entertainment. See the section entitled “The Merger Agreement” beginning on page 135 for more information. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A and incorporated herein by reference.

Pursuant to the merger agreement, at the effective time of the merger (the “effective time”), (i) each share of Class A common stock, par value $0.01 per share, of MSG Networks (“MSGN Class A common stock”) issued and outstanding immediately prior to the effective time will be automatically converted into a number of shares of Class A common stock, par value $0.01 per share, of MSG Entertainment (“MSGE Class A common stock”) such that each holder of record of shares of MSGN Class A common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class A common stock equal to the total number of shares of MSGN Class A common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share and (ii) each share of Class B common stock, par value $0.01 per share, of MSG Networks (“MSGN Class B common stock” and, together with MSGN Class A common stock, “MSGN common stock”) issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive a number of shares of Class B common stock, par value $0.01 per share, of MSG Entertainment (“MSGE Class B common stock” and, together with MSGE Class A common stock, “MSGE common stock”) such that each holder of record of shares of MSGN Class B common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class B common stock equal to the total number of shares of MSGN Class B common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share, in each case except for shares held by MSG Entertainment, Merger Sub or any of the subsidiaries of MSG Entertainment (the “MSGE subsidiaries”) or MSG Networks or any of the subsidiaries of MSG Networks (the “MSGN subsidiaries”) as treasury stock (in each case not held on behalf of third parties), which we refer to as the “merger consideration.” MSG Entertainment stockholders will continue to own their existing shares of MSGE common stock. As of the date of this joint proxy statement/prospectus, neither MSG Entertainment nor any MSGE subsidiary owns any stock of MSG Networks.

This joint proxy statement/prospectus serves as the proxy statement through which MSG Entertainment and MSG Networks will provide their respective stockholders with important information regarding their respective special meetings, the merger and the other transactions contemplated by the merger agreement and solicit proxies to obtain the necessary stockholder approvals for the issuance of MSGE common stock

(in the case of MSG Entertainment) and the adoption of the merger agreement (in the case of MSG Networks). It also serves as the prospectus by which MSG Entertainment will offer and issue shares of its common stock as merger consideration.

The merger cannot be completed unless, among other things, MSG Entertainment stockholders and MSG Networks stockholders approve the respective proposals to authorize the issuance of MSGE common stock as merger consideration, in the case of MSG Entertainment, and to adopt the merger agreement, in the case of MSG Networks.

MSG Entertainment and MSG Networks will hold separate special meetings to obtain these approvals. This joint proxy statement/prospectus contains important information about the merger and the special meetings of the stockholders of MSG Entertainment and MSG Networks, and you should read it carefully and in its entirety. The enclosed voting materials allow you to vote your shares without attending your respective special meeting. Your vote is important. We encourage you to vote as soon as possible.

Q:	Why did the MSGE board and the MSGN board form special committees of independent directors?

A:

Certain of MSG Entertainment’s and MSG Networks’ directors, officers and employees have interests in the merger that are different from, or in addition to, the interests of the MSG Entertainment stockholders and MSG Networks stockholders, respectively. MSG Entertainment and MSG Networks are under common control by certain members of the Dolan family, including trusts for their benefit, that have formed a “group” for purposes of Section 13(d) of the Exchange Act (collectively, the “Dolan family group”), who own all of the outstanding MSGE Class B common stock and MSGN Class B common stock, which account for approximately 70.7% of the total voting power of MSG Entertainment and approximately 76.9% of the voting power of MSG Networks, respectively, as of May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021). Certain of MSG Entertainment’s and MSG Networks’ directors and officers are members of the Dolan family group, including members of the Dolan family committee, which has authority with respect to voting matters for the Dolan family group. In addition, certain individuals serve as directors and/or officers of both MSG Entertainment and MSG Networks—including, with respect to the directors, those elected by both the holders of Class A common stock and Class B common stock.

The board of directors of MSG Entertainment (the “MSGE board”) established a special committee, consisting solely of independent and disinterested directors of MSG Entertainment (the “MSGE special committee”), to evaluate and negotiate the terms of the combination on behalf of the unaffiliated stockholders of MSG Entertainment, with the assistance of its independent legal and financial advisors. The board of directors of MSG Networks (the “MSGN board”) also established a special committee, consisting solely of independent and disinterested directors of MSG Networks (the “MSGN special committee”), to evaluate and negotiate the terms of the combination on behalf of the unaffiliated stockholders of MSG Networks, with the assistance of its independent legal and financial advisors.

As described more fully in the section entitled “The Merger—Background of the Merger,” the MSGE board and the MSGN board each agreed that any potential business combination transaction between MSG Entertainment and MSG Networks would be subject to the evaluation and negotiation by, and approval and recommendation of, the MSGE special committee and the MSGN special committee.

Q:	What is the strategic rationale for combining MSG Entertainment and MSG Networks at this time?

A:

The MSGE special committee and the MSGN special committee both believe that, based on the current and prospective economic climate, combining MSG Entertainment and MSG Networks creates a leading entertainment and media company that, because of the strategic fit of the businesses, would be well positioned to create long-term stockholder value.

In evaluating the proposed merger, the MSGE special committee and the MSGN special committee considered additional factors that weighed in favor of the merger, as well as risks and other potentially negative factors concerning the merger. See the sections entitled “The Merger—MSG Entertainment’s Reasons for the Merger; Recommendation of the MSGE Special Committee and Board of Directors” and “The Merger—MSG Networks’ Reasons for the Merger; Recommendation of the MSGN Special Committee and Board of Directors,” beginning on pages 69 and 95, respectively, for more information.

Q:	What will MSG Networks stockholders receive in the merger?

A:

If the merger is completed, (i) each share of MSGN Class A common stock issued and outstanding immediately prior to the effective time will be automatically converted into a number of shares of MSGE Class A common stock such that each holder of record of shares of MSGN Class A common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class A common stock equal to the number of shares of MSGN Class A common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share and (ii) each share of MSGN Class B common stock issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive a number of shares of MSGE Class B common stock such that each holder of record of shares of MSGN Class B common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class B common stock equal to the total number of shares of MSGN Class B common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share, in each case except for shares held by MSG Entertainment, Merger Sub or any of the MSGE subsidiaries or MSG Networks or any of the MSGN subsidiaries as treasury stock (in each case not held on behalf of third parties). Because the aggregate number of shares of MSGE common stock that each MSG Networks stockholder of record will receive as merger consideration will be rounded up to the next whole number, MSG Networks stockholders of record will not receive any fractional shares of MSGE common stock in the merger. As of the date of this joint proxy statement/prospectus, neither MSG Entertainment nor any MSGE subsidiary owns any stock of MSG Networks.

Q:	What will happen to outstanding MSG Networks equity awards in the merger?

A:

Stock Options. Each outstanding and unexercised stock option to purchase MSGN Class A common stock (a “MSGN stock option”), whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time will, as of the effective time, be assumed by MSG Entertainment and converted into a stock option to purchase MSGE common stock (a “MSGE stock option”), to purchase (i) such number of shares of MSGE common stock (rounded down to the nearest whole share) equal to the product obtained by multiplying (A) the total number of shares of MSGN Class A common stock subject to such MSGN stock option immediately prior to the effective time by (B) the exchange ratio of 0.172, (ii) at a per-share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of MSGN Class A common stock at which such MSGN stock option was exercisable immediately prior to the effective time by (B) the exchange ratio of 0.172; provided that for each such MSGN stock option subject to performance vesting conditions that is outstanding on the date of the merger agreement and that remains outstanding at the effective time, (x) the number of shares of MSGN Class A common stock used in clause (i) (A) of this sentence shall be equal to the number of shares of MSGN Class A common stock that would be subject to such MSGN stock option assuming the performance conditions applicable thereto were achieved at 100% of target and (y) each such MSGN stock option shall convert to an MSGE stock option with time-based vesting conditions for the remainder of the applicable performance period. Except as set forth in this paragraph, each MSGE stock option will otherwise remain subject to the same terms, conditions and vesting requirements as were applicable to the MSGN stock option immediately prior to the effective time. For a full description of the treatment of MSGN stock options, see the section entitled “The Merger—Interests of MSG Networks’ Directors, Officers and Employees in the Merger—Treatment of MSG Networks Equity Awards.”

Restricted Stock Unit Awards. Each restricted stock unit award corresponding to shares of MSGN Class A common stock, which award is subject to restrictions on vesting or settlement based on performance and/or continuing service (a “MSGN RSU”), whether vested or unvested, that is outstanding immediately prior to the effective time will, as of the effective time, be assumed by MSG Entertainment and converted into a restricted stock unit award corresponding to shares of MSGE common stock, which award is subject to restrictions on vesting or settlement based on performance and/or continuing service (a “MSGE RSU”). The number of MSGE RSUs received in exchange for each MSGN RSU will be determined by multiplying (i) the total number of shares of MSGN Class A common stock subject to such MSGN RSU immediately prior to the effective time by (ii) 0.172; provided that for each MSGN RSU subject to performance vesting conditions that is outstanding on the date of the merger agreement and that remains outstanding at the effective time, (x) the number of shares of MSGN Class A common stock used in clause (i) of this sentence shall be equal to the number of shares of MSGN Class A common stock that would be subject to such MSGN RSU award assuming the performance conditions applicable thereto were achieved at 100% of target and (y) each such MSGN RSU shall convert to an MSGE RSU with time-based vesting conditions for the remainder of the applicable performance period. Except as set forth in this paragraph, each MSGE RSU will otherwise remain subject to the same terms, conditions and vesting requirements as were applicable to the MSGN RSU immediately prior to the effective time. For a full description of the treatment of MSGN RSUs, see the section entitled “The Merger—Interests of MSG Networks’ Directors, Officers and Employees in the Merger—Treatment of MSG Networks Equity Awards.”

Q:	If I am an MSG Networks stockholder, how will I receive the merger consideration to which I am entitled?

A:

As promptly as practicable after the effective time of the merger, the exchange agent will send to you or your brokerage firm, bank, broker-dealer or other similar organization a letter of transmittal and instructions relating to your receipt of the merger consideration. After receiving proper documentation from you or your brokerage firm, bank, broker-dealer or other similar organization, the exchange agent will send the MSGE common stock that you are entitled to receive pursuant to the merger agreement (in either certificated or book-entry form, as applicable), along with a check in an amount equal to the cash payable, if any, for any dividends and other distributions on the shares of MSGN common stock issuable to you in respect of your shares, without interest.

For additional information about the exchange of shares of MSGN common stock for shares of MSGE common stock, see the section entitled “The Merger—Exchange of Shares in the Merger” beginning on page 130.

Q:	What is the value of the merger consideration?

A:

The value of the merger consideration may fluctuate between the date of this joint proxy statement/prospectus and the completion of the merger based upon the market value of MSGE Class A common stock. In the merger, MSG Networks stockholders of record will receive the fixed amount of shares of MSGE Class A common stock or MSGE Class B common stock, as applicable, equal to such number of shares of MSGN Class A common stock or MSGN Class B common stock, respectively, held immediately prior to the effective time, multiplied by 0.172, with such number rounded up to the next whole share of MSGE common stock. Any fluctuation in the market price of MSGE Class A common stock after the date of this joint proxy statement/prospectus will change the value of the shares of MSGE common stock that MSG Networks stockholders will receive at the effective time.

Based on the closing price of MSGE Class A common stock on the New York Stock Exchange (“NYSE”) on March 10, 2021, the last full trading day before a press report speculated on a potential transaction between MSG Entertainment and MSG Networks, the exchange ratio represents approximately $19.95 in value for each share of MSGN common stock, and based on the closing price on March 25, 2021, the last full trading day before the public announcement of the signing of the merger agreement, the exchange ratio represents approximately $16.16 in value for each share of MSGN common stock. Based on the closing price of MSGE common stock on the NYSE on May 26, 2021, the latest practicable date before the date of this joint proxy statement/prospectus, the 0.172 exchange ratio represented approximately $15.30 in value for each share of MSGN common stock. We urge you to obtain current market quotations of MSGE common stock and MSGN common stock.

Q:	What will happen to MSGE common stock in the merger?

A:	MSG Entertainment stockholders will not receive any merger consideration as a result of the merger and will continue to own their existing shares of MSGE common stock.

Q:	What percentage of MSG Entertainment’s common stock will MSG Networks stockholders own following the merger?

A:

Based on the estimated number of shares of MSGN common stock and MSGE common stock outstanding on May 26, 2021, MSG Entertainment and MSG Networks estimate that, upon completion of the merger, former MSG Networks stockholders will own approximately 28.9% of outstanding MSGE common stock.

MSG Entertainment and MSG Networks estimate that, based on the estimated number of shares of MSGN common stock and MSGE common stock outstanding on May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021), the Dolan family group’s ownership and voting power at MSG Entertainment will increase from approximately 21.3% of the outstanding MSGE common stock and approximately 70.7% of the total voting power prior to the transaction to approximately 23.6% of the outstanding MSGE common stock and approximately 72.7% of the total voting power upon completion of the merger.

Q:	When and where will the special meetings be held?

A:

The MSGE special meeting will be held at the J.P. Morgan Club at the Madison Square Garden Arena, located on Seventh Avenue between West 31st Street and West 33rd Street on July 8, 2021 at 10:00 a.m. Eastern Time. The MSGN special meeting will be held at the J.P. Morgan Club at the Madison Square Garden Arena, located on Seventh Avenue between West 31st Street and West 33rd Street on July 8, 2021 at 11:30 a.m. Eastern Time.

Q:	Who is entitled to vote at the special meetings?

A:

Only stockholders of record of MSGE common stock at the close of business on June 14, 2021 are entitled to vote at the MSGE special meeting and any adjournment or postponement of the MSGE special meeting. Only stockholders of record of MSGN common stock at the close of business on June 14, 2021 are entitled to vote at the MSGN special meeting and any adjournment or postponement of the MSGN special meeting.

Q:	How can I attend the special meetings?

A:

Admission Ticket. An admission ticket is required if you plan to attend the MSGE special meeting or the MSGN special meeting in person. To be admitted to the MSGE special meeting or MSGN special meeting, you must have been a stockholder of record at the close of business on the record date of June 14, 2021 or be the legal proxy holder or qualified representative of such stockholder of MSG Entertainment or MSG Networks, respectively. You must bring your admission ticket and a valid government-issued photo ID (federal, state or local), such as a driver’s license or passport. Persons without an admission ticket and proper identification will not be permitted to attend the special meetings. Registration will begin at 9:00 a.m. Eastern Time on the date of the special meetings for the MSGE special meeting and 10:30 a.m. Eastern Time for the MSGN special meeting. We encourage you to arrive early to ensure plenty of time to complete the registration process before the applicable meeting begins.

Your proxy card or a legal proxy is not an admission ticket. To obtain an admission ticket, go to www.proxyvote.com or call 1-844-318-0137 (toll-free) or 925-331-6070 (international). You will need to enter your 16-digit control number, which can be found on your voting instruction form or proxy card. You may also request an admission ticket by calling the telephone number on your voting instruction form or proxy card. The deadline to obtain an admission ticket is 5:00 p.m. Eastern Time on July 2, 2021. If you have questions about admission to the MSGE special meeting or MSGN special meeting, please call 1-844-318-0137 (toll-free) or 925-331-6070 (international).

If you plan to attend both special meetings, you must obtain an admission ticket for each of the MSGE special meeting and the MSGN special meeting. Your admission ticket to the MSGE special meeting will not admit you to the MSGN special meeting, and vice versa.

Please note that you will need your admission ticket to be admitted to the MSGE special meeting and MSGN special meeting whether or not you vote before or at the meeting, and regardless of whether or not you are a registered or beneficial stockholder. If you are attending the meeting as a proxy or qualified representative for a stockholder, you will need to bring your legal proxy or authorization letter in addition to your admission ticket and government-issued photo ID.

COVID-19 safety protocols. In order to attend the MSGE special meeting and/or the MSGN special meeting, you will need to present one of three options for entry: proof of full COVID-19 vaccination at least 14 days prior to the special meetings, a negative antigen COVID-19 test taken within 6 hours of the applicable special meeting, or a negative PCR COVID-19 test taken within 72 hours of the applicable special meeting, in each case with a government-issued photo ID matching the name on your documentation and the name on your admission ticket. Upon arrival, in addition to providing the foregoing documentation, you will complete a health screening that includes a contactless temperature check that must register below 100.4 degrees. Guests that do not provide proof of full vaccination are required to maintain at least a six-foot distance from other attendees and wear a face covering while attending the MSGE special meeting and/or the MSGN special meeting. We are following evolving guidance and protocols issued by Centers for Disease Control, New York State and New York City for COVID-19 safety, which may change between the date of this joint proxy statement/prospectus and the actual date of the MSGE special meeting and/or MSGN special meeting. Whichever protocols are required on the date of the special meetings will be followed, which may be different than the protocols stated herein. Any updates will be posted to MSG Entertainment’s website at http://www.investor.msgentertainment.com and MSG Networks’ website at http://www.investor.msgnetworks.com.

Legal proxy. Stockholders must provide advance written notice to MSG Entertainment or MSG Networks, as applicable, if they intend to have a legal proxy (other than the persons appointed as proxies on the MSG Entertainment and MSG Networks proxy cards) or a qualified representative attend the MSGE special meeting or MSGN special meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m. Eastern Time on June 30, 2021 in order to allow enough time for the issuance of an admission ticket to such person. Notices for the MSGE special meeting should be directed to Madison Square Garden Entertainment Corp., Attention: Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121 and notices for the MSGN special meeting should be directed to MSG Networks Inc., Attention: Corporate Secretary, 11 Pennsylvania Plaza, New York, NY 10001.

Security. Please note that cameras, video and audio recording equipment and other similar electronic devices, as well as large bags (including backpacks, handbags and briefcases) and packages, will need to be checked at the door. Additionally, MSG Entertainment and/or MSG Networks may impose additional restrictions on items that must be checked at the door as well as on the conduct of the meeting. To enhance the safety of all persons, attendees and bags will be subject to screening, including the use of x-ray screening where available, and may also be subject to additional security inspections.

Q:	What proposals will be considered at the special meetings?

A:

At the MSGE special meeting, the MSG Entertainment stockholders will be asked to consider and vote on (i) a proposal to approve the issuance of MSGE common stock (the “MSGE share issuance”) as consideration in the merger (the “MSGE share issuance proposal”) and (ii) a proposal to adjourn the MSGE special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the MSGE share issuance proposal (the “MSGE adjournment proposal”). MSG Entertainment will transact no other business at the MSGE special meeting except such business as may properly be brought before the MSGE special meeting or any adjournment or postponement thereof.

At the MSGN special meeting, MSG Networks stockholders will be asked to consider and vote on (i) a proposal to adopt the merger agreement (the “MSGN merger proposal”), (ii) a non-binding advisory proposal to approve certain compensation that may be paid or become payable to MSG Networks’ named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement (the “non-binding compensation advisory proposal”) and (iii) a proposal to adjourn the MSGN special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the MSGN merger proposal (the “MSGN adjournment proposal”). MSG Networks will transact no other business at the MSGN special meeting except such business as may properly be brought before the MSGN special meeting or any adjournment or postponement thereof.

Q:	How does the MSGE board of directors recommend that I vote?

A:

After careful consideration, the MSGE special committee, consisting solely of independent and disinterested directors of MSG Entertainment, unanimously (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of MSG Entertainment and (2) recommended that the MSGE board adopt resolutions approving, adopting and declaring advisable the merger agreement and transactions contemplated thereby and recommending that the MSG Entertainment stockholders approve the share issuance. On March 25, 2021, at a duly convened meeting of the MSGE board, the MSGE board unanimously, in reliance on the recommendation of the MSGE special committee, (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of MSG Entertainment, (2) approved the merger agreement and the transactions contemplated thereby and (3) resolved to recommend that the MSG Entertainment stockholders vote in favor of the authorization of the MSGE share issuance and directed that the MSGE share issuance be submitted for approval by the MSG Entertainment stockholders.

The MSGE board, in reliance on the unanimous recommendation of the MSGE special committee, unanimously recommends that MSG Entertainment stockholders vote “FOR” each of the MSGE share issuance proposal and the MSGE adjournment proposal.

Q:	How does the MSGN board of directors recommend that I vote?

A:

After careful consideration, the MSGN special committee, consisting solely of independent and disinterested directors of MSG Networks unanimously (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of MSG Networks and its stockholders (other than MSG Entertainment, the Dolan family group and their respective affiliates), (2) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (3) recommended that the MSGN board adopt resolutions approving, adopting and declaring advisable the merger agreement and transactions contemplated thereby and recommending that the MSG Networks stockholders adopt the merger agreement. On March 25, 2021, at a duly convened meeting of the MSGN board, the MSGN board unanimously, in reliance on the recommendation of the MSGN special committee, (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of MSG Networks and its stockholders (other than MSG Entertainment, the Dolan family group and their respective affiliates), (2) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (3) resolved to recommend that MSG Networks stockholders adopt the merger agreement and directed that the merger agreement be submitted for approval by the MSG Networks stockholders. As of the date of this joint proxy statement/prospectus, neither MSG Entertainment nor any MSGE subsidiary owns any stock of MSG Networks.

The MSGN board, in reliance on the unanimous recommendation of the MSGN special committee, unanimously recommends that MSG Networks stockholders vote “FOR” each of the MSGN merger proposal, the non-binding compensation advisory proposal and the MSGN adjournment proposal.

Q:	Are any MSG Entertainment stockholders already committed to vote in favor of the proposals?

A:

Yes. In connection with the execution of the merger agreement, the holders of all outstanding shares of MSGE Class B common stock entered into a voting and support agreement with MSG Networks (the “MSGE voting agreement”), a copy of which is attached as Annex B to this joint proxy statement/prospectus, whereby such stockholders will be obligated to vote in favor of the MSGE share issuance proposal and the MSGE adjournment proposal, among other things. See the section entitled “The Voting Agreements” beginning on page 154. The holders of all outstanding shares of MSGE Class B common stock (the “principal MSGE stockholders”), who are all members of the Dolan family group, collectively own 70.7% of the total voting power of the outstanding MSGE common stock as of May 17, 2021. Even though a special meeting is required to be held and all MSG Entertainment stockholders of record on the record date have a right to vote on the proposals presented at the MSGE special meeting, the principal MSGE stockholders’ shares of MSGE common stock to be voted in favor of the MSGE share issuance proposal and the MSGE adjournment proposal will be sufficient to approve the proposals.

Q:	Are any MSG Networks stockholders already committed to vote in favor of the proposals?

A:

Yes. In connection with the execution of the merger agreement, the holders of all outstanding shares of MSGN Class B common stock entered into a voting and support agreement with MSG Entertainment (the “MSGN voting agreement,” and together with the MSGE voting agreement, the “voting agreements”), a copy of which is attached as Annex C to this joint proxy statement/prospectus, whereby such stockholders will be obligated to vote in favor of the MSGN merger proposal, the non-binding compensation advisory proposal and the MSGN adjournment proposal, among other things. See the section entitled “The Voting Agreements” beginning on page 154. The holders of all outstanding shares of MSGN Class B common stock (the “principal MSGN stockholders”), who are all members of the Dolan family group, collectively own 76.9% of the total voting power of the outstanding MSGN common stock as of May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021). Even though a special meeting is required to be held and all MSG Networks stockholders of record on the record date have a right to vote on the proposals presented at the MSGN special meeting, the principal MSGN stockholders’ shares of MSGN common stock to be voted in favor of the MSGN merger proposal, the non-binding compensation advisory proposal and the MSGN adjournment proposal will be sufficient to approve the proposals.

Q:	How do I vote?

A:

If you are a stockholder of record of MSG Entertainment as of the close of business on the record date for the MSGE special meeting or a stockholder of record of MSG Networks as of the close of business on the record date for the MSGN special meeting, you may vote at the meeting or by legal proxy at the special meeting or, to ensure your shares are represented at the meeting, you may vote in advance of the MSGE special meeting by:

•	accessing the internet website specified on your proxy card;

•	calling the toll-free number specified on your proxy card; or

•	marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold shares of MSGE common stock or shares of MSGN common stock in the name of a bank or broker, please follow the voting instructions provided by your bank or broker to ensure that your shares are represented at your special meeting. Even if you plan to attend the MSGE special meeting or MSGN special meeting, as applicable, you are strongly recommended to vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

Q:	What constitutes a quorum?

A:

MSG Entertainment stockholders. The presence, in person or by proxy, of the holders of a majority of the votes represented by the outstanding shares of MSGE common stock entitled to vote at the MSGE special meeting will constitute a quorum for the transaction of business at the MSGE special meeting. In addition, a majority of the votes represented by the outstanding shares of MSGE Class B common stock will constitute a quorum for the authorization of the issuance of MSGE Class B common stock in connection with the separate, additional vote on the MSGE share issuance proposal.

Shares of MSGE common stock represented at the MSGE meeting and entitled to vote but not voted, including shares for which a stockholder directs an “abstention” from voting and broker non-votes (shares held by banks, brokerage firms or nominees that are present in person or by proxy at the MSGE special meeting but with respect to which the broker or other stockholder of record is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal), if any, will be counted as present for purposes of establishing a quorum.

Shares of MSGE common stock held in treasury will not be included in the calculation of the number of votes represented by the shares of MSGE common stock entitled to vote at the meeting for purposes of determining whether a quorum is present. Pursuant to the MSGE voting agreement, all holders of MSGE Class B common stock are obligated to cause all of the shares that they are entitled to vote to be counted as present at the MSGE special meeting for purposes of calculating a quorum. Such shares are sufficient to constitute a quorum.

MSG Networks stockholders. The presence, in person or by proxy, of the holders of a majority of the votes represented by the outstanding shares of MSGN common stock entitled to vote at the MSGN special meeting will constitute a quorum for the transaction of business at the MSGN special meeting.

Shares of MSGN common stock represented at the MSGN special meeting but not voted, including shares for which a stockholder directs an “abstention” from voting and broker non-votes (shares held by banks, brokerage firms or nominees that are present in person or by proxy at the MSGN special meeting but with respect to which the broker or other stockholder of record is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal), if any, will be counted as present for purposes of establishing a quorum.

Shares of MSGN common stock held in treasury will not be included in the calculation of the number of votes represented by the shares of MSGN common stock entitled to vote at the meeting for purposes of determining whether a quorum is present. Pursuant to the MSGN voting agreement, all holders of MSGN Class B common stock are obligated to cause all of the shares that they are entitled to vote to be counted as present at the MSGN special meeting for purposes of calculating a quorum. Such shares are sufficient to constitute a quorum.

Q:	What vote is required to approve each proposal?

A:

MSG Entertainment stockholders. Approval of the MSGE share issuance proposal requires (i) the affirmative vote of the holders of a majority of the total votes of the shares of MSGE Class A common stock and MSGE Class B common stock, voting together as a single class, cast in person or by proxy, at the MSGE special meeting to approve the share issuance pursuant to Article I, Section 6 of the Amended By-Laws of MSG Entertainment (the “MSGE bylaws”) and as required by Section 312.03 of the NYSE Listed Company Manual, and (ii) in connection with the issuance of MSGE Class B common stock, the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of MSGE Class B common stock, voting separately as a class, pursuant to Article Fourth, Section A.III (a) of the Amended and Restated Certificate of Incorporation of MSG Entertainment (the “MSGE charter”). Approval of the MSGE adjournment proposal requires the affirmative vote of the holders of a majority of the total votes of shares of MSGE Class A common stock and MSGE Class B common stock, voting together as a single class, cast in person or by proxy, at the MSGE special meeting pursuant to Article I, Section 6 of the MSGE bylaws.

MSG Networks stockholders. Approval of the MSGN merger proposal requires the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of MSGN Class A common stock and MSGN Class B common stock, voting together as a single class, entitled to vote on such matter, at the MSGN special meeting pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the “DGCL”). Approval of each of the non-binding compensation advisory proposal and the MSGN adjournment proposal requires the affirmative vote of the holders of a majority of the total votes of shares of MSGN Class A common stock and MSGN Class B common stock, voting together as a single class, cast in person or by proxy, at the MSGN special meeting pursuant to Article I, Section 6 of the Amended By-Laws of MSG Networks (the “MSGN bylaws”).

Q:	How many votes do I have?

A:

MSG Entertainment stockholders. You are entitled to one vote for each share of MSGE Class A common stock and ten votes for each shares of MSGE Class B common stock that you owned as of the close of business on the record date. As of the close of business on June 3, 2021 (the latest practicable date prior to the record date), there were 19,618,324 shares of MSGE Class A common stock and 4,529,517 shares of MSGE Class B common stock outstanding and entitled to vote at the MSGE special meeting.

MSG Networks stockholders. You are entitled to one vote for each share of MSGN Class A common stock and ten votes for each share of MSGN Class B common stock that you owned as of the close of business on the record date. As of the close of business on June 3, 2021 (the latest practicable date prior to the record date), there were 43,459,880 shares of MSGN Class A common stock and 13,588,555 shares of MSGN Class B common stock outstanding and entitled to vote at the MSGN special meeting.

Q:	What will happen if I fail to vote or abstain from voting?

A:

MSG Entertainment stockholders. If you are a holder of MSGE Class A common stock and fail to vote or fail to instruct your broker or nominee to vote, or abstain from voting, it will have no effect on the outcome of the MSGE share issuance proposal, assuming a quorum is present, as a failure to vote or a vote to abstain are not considered votes cast. If you are a holder of MSGE Class B common stock and fail to vote, or abstain from voting, it will have (i) no effect on the outcome of the vote of the holders of a majority of the total votes of shares of MSGE common stock cast, voting together as a single class, with respect to the MSGE share issuance proposal, assuming a quorum is present, and (ii) the same effect as a vote against the MSGE share issuance proposal in the separate and additional vote of MSGE Class B common stock holders. If you are a holder of MSGE common stock and fail to vote or fail to instruct your broker or nominee to vote, or abstain from voting, it will have no effect on the outcome of the MSGE adjournment proposal, assuming a quorum is present, as a failure to vote or a vote to abstain are not considered votes cast. Even though a special meeting is required to be held and all MSG Entertainment stockholders of record on the record date have a right to vote on the proposals presented at the MSGE special meeting, the principal MSGE stockholders’ shares of MSGE common stock to be voted in favor of the MSGE share issuance proposal and the MSGE adjournment proposal pursuant to the MSGE voting agreement will be sufficient to approve the proposals.

MSG Networks stockholders. If you are an MSG Networks stockholder and fail to vote or fail to instruct your broker or nominee to vote, or abstain from voting, (i) it will have the same effect as a vote against the MSGN merger proposal pursuant to Delaware law, which requires that the MSGN merger proposal be approved by a majority of the voting power of the outstanding shares of MSGN common stock entitled to vote, and (ii) it will have no effect on the outcome of the MSGN adjournment proposal or the non-binding compensation advisory proposal, assuming a quorum is present, as a failure to vote or a vote to abstain are not considered votes cast. Even though a special meeting is required to be held and all MSG Networks stockholders of record on the record date have a right to vote on the proposals presented at the MSGN special meeting, the principal MSGN stockholders’ shares of MSGN common stock to be voted in favor of the MSGN merger proposal, the non-binding compensation advisory proposal and the MSGN adjournment proposal pursuant to the MSGN voting agreement will be sufficient to approve the proposals.

Q:	If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:

No. If you hold your shares in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and your brokerage firm, bank, broker-dealer or other similar organization cannot vote your shares on any proposal on which it does not have discretionary authority to vote.

If you are a beneficial owner whose shares are held of record by a brokerage firm, bank, broker-dealer or other similar organization, you must instruct them how to vote your shares. Please use the voting instruction form provided to you by your brokerage firm, bank, broker-dealer or other similar organization to direct them how to vote your shares. If you do not provide voting instructions, your shares will not be voted on—and will have no effect on— (i) at the MSGE special meeting, the MSGE share issuance proposal or the MSGE adjournment proposal and (ii) at the MSGN special meeting, the non-binding compensation advisory proposal or the MSGN adjournment proposal. This is called a “broker non-vote.” Any broker non-vote with respect to the MSGN merger proposal will have the same effect as a vote AGAINST the MSGN merger proposal. In the event of a “broker non-vote,” the brokerage firm, bank, broker-dealer or other similar organization can register your shares as being present at the special meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under applicable rules.

Please note that you may not vote shares held in street name by returning a proxy card directly to MSG Entertainment or MSG Networks or by voting in person at your special meeting unless you provide a “legal proxy,” which you must obtain from your brokerage firm, bank, broker-dealer or other similar organization, who is considered the stockholder of record for purposes of voting at your special meeting.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:

If you sign and return your proxy card without indicating how to vote on any particular proposal, the MSGE common stock or MSGN common stock represented by your proxy card will be voted as the MSGE board or MSGN board, as applicable, recommends, which is:

•	In connection with the MSGE special meeting:

•	FOR the MSGE share issuance proposal; and

•	FOR the MSGE adjournment proposal;

•	In connection with the MSGN special meeting:

•	FOR the MSGN merger proposal;

•	FOR the non-binding compensation advisory proposal; and

•	FOR the MSGN adjournment proposal.

Q:	What does it mean if I receive multiple proxy cards?

A:

Your shares may be registered in more than one account, such as brokerage accounts and 401 (k) accounts. It is important that you complete, sign, date and return each proxy card or voting instruction form you receive or vote using the telephone or the internet as described in the instructions included with your proxy card(s) or voting instruction form(s).

Q:	Can I change my vote after having returned a proxy or voting instruction card?

A:	Yes. You can change your vote at any time before your proxy is voted at the applicable special meeting in one of three ways:

•	re-voting your shares by internet or by telephone by following the instructions on the proxy card (only your latest internet or telephone proxy submitted prior to the annual meeting will be counted);

•	signing and returning a valid proxy card or voting instruction form with a later date;

•	delivering a written notice of revocation; or

•

if you are a holder of record, you can attend your special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you choose to deliver a written notice of revocation, you must submit your notice of revocation or your new proxy to the Corporate Secretary of MSG Entertainment (the “MSGE Corporate Secretary”) or Corporate Secretary of MSG Networks (the “MSGN Corporate Secretary”), as applicable. If your shares are held in street name by your brokerage firm, bank, broker-dealer or other similar organization, you should contact such organization to change your vote or revoke your proxy.

Q:	Should MSG Networks stockholders send in stock certificates or other evidence of ownership now?

A:

No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of MSGN common stock for the merger consideration. If your shares of MSGN common stock are held in “street name” by your brokerage firm, bank, broker-dealer or other similar organization, you may receive instructions from such organization as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration. Do not send in your certificates now.

Q:	What happens if I transfer my shares of MSGE or MSGN common stock before the special meeting?

A:

The record dates for the MSGE and MSGN special meetings are earlier than both the date of the special meetings and the date that the merger is expected to be completed. If you transfer your shares of MSGE common stock or MSGN common stock after the applicable record date but before the applicable special meeting, you will retain your right to vote at the applicable special meeting. However, if you are an MSG Networks stockholder, you will have transferred the right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares through the effective date of the merger.

Q:	What if I hold shares in both MSG Entertainment and MSG Networks?

A:

If you are a stockholder of both MSG Entertainment and MSG Networks, you will receive two separate packages of proxy materials. A vote cast as an MSG Entertainment stockholder will not count as a vote cast as an MSG Networks stockholder, and a vote cast as an MSG Networks stockholder will not count as a vote cast as an MSG Entertainment stockholder. Therefore, please separately submit a proxy for your shares of MSGE common stock and for your shares of MSGN common stock. If you plan to attend both special meetings, you must obtain an admission ticket for each of the MSGE special meeting and the MSGN special meeting. Your admission ticket to the MSGE special meeting will not admit you to the MSGN special meeting, and vice versa.

Q:	Who is the inspector of election?

A:

The MSGE board has appointed a representative of Broadridge Financial Solutions, Inc. to act as the inspector of election at the MSGE special meeting. The MSGN board has also appointed a representative of Broadridge Financial Solutions, Inc. to act as the inspector of election at the MSGN special meeting.

Q:	Where can I find the voting results of the special meeting?

A:

The preliminary voting results will be announced at the MSGE special meeting and the MSGN special meeting, respectively, if available at such time. In addition, within four business days following certification of the final voting results, each of MSG Entertainment and MSG Networks will file the final voting results of its special meeting with the SEC set forth in a current report on Form 8-K.

Q:	What will happen if all of the proposals to be considered at the special meeting are not approved?

A:

Approval of the MSGE share issuance proposal by the MSG Entertainment stockholders and approval of the MSGN merger proposal by the MSG Networks stockholders are each conditions to the completion of the merger. As a result, if such approval is not obtained, the merger will not be completed.

The non-binding compensation advisory proposal is advisory and non-binding, and the merger is not conditioned or dependent upon the approval of the non-binding compensation advisory proposal. However, MSG Entertainment and MSG Networks value the opinions of MSG Networks stockholders and MSG Entertainment expects to consider the outcome of the vote, along with other relevant factors, when considering future executive compensation, assuming the merger is completed. The merger is not conditioned or dependent on approval of the MSGE adjournment proposal or the MSGN adjournment proposal.

Even though a special meeting is required to be held and all MSG Entertainment stockholders and MSG Networks stockholders of record on the record date have a right to vote on the proposals presented at the MSGE special meeting and MSGN special meeting, respectively, (i) the principal MSGE stockholders’ shares of MSGE common stock to be voted in favor of the MSGE share issuance proposal and the MSGE adjournment proposal will be sufficient to approve the proposals and (ii) the principal MSGN stockholders’ shares of MSGN common stock to be voted in favor of the MSGN merger proposal and the MSGN adjournment proposal will be sufficient to approve the proposals.

Q:	Are MSG Entertainment or MSG Networks stockholders entitled to appraisal rights?

A:	No.

Appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as the merger, and to demand payment of the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the DGCL. Appraisal rights under the DGCL are described in further detail in “No Appraisal Rights” beginning on page 219.

MSG Entertainment stockholders. Under the DGCL, the holders of MSGE common stock are not entitled to any dissenters’ or appraisal rights in connection with the MSGE share issuance proposal. MSG Entertainment stockholders may vote against the MSGE share issuance proposal if they do not favor the merger.

MSG Networks stockholders. Under the DGCL, the holders of MSGN Class A common stock are not entitled to any dissenters’ or appraisal rights in connection with the merger. This is because the shares of MSGN Class A common stock are listed on the NYSE and the holders of shares of MSGN Class A common stock will receive in the merger only shares of MSGE Class A common stock, which will be listed on the NYSE.

Shares of MSGN Class B common stock are not listed on a national securities exchange, and holders of shares of MSGN Class B common stock will receive in the merger only shares of MSGE Class B common stock, which are also not listed on a national securities exchange or held of record by more than 2,000 holders. As a result, holders of MSGN Class B common stock are entitled to seek appraisal of their shares under the DGCL. However, for purposes of the merger, each holder of shares of MSGN Class B common stock has irrevocably and unconditionally waived, and agreed not to exercise, any rights of appraisal (including under Section 262 of the DGCL) or rights to dissent relating to the merger that such holder of shares of MSGN Class B common stock may directly or indirectly have by virtue of the ownership of shares of MSGN Class B common stock, to the full extent permitted by law pursuant to the voting and support agreement as described in “The Voting Agreements” beginning on page 154.

Q:	What are the material U.S. federal income tax consequences of the merger to U.S. holders of MSGN common stock?

A:

For U.S. federal income tax purposes, the merger is intended to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). As described further in the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 148, each party’s obligation to effect the merger is conditioned on the receipt by such party from the other party of a required tax representation letter, although this condition would nevertheless not be satisfied if such receiving party’s counsel, due to a change in law, is unable to deliver an opinion based on such representation letters to the effect that for U.S. federal income tax purposes the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and such receiving party is unable to obtain such an opinion from an alternative tax counsel pursuant to the merger agreement. In addition, MSG Entertainment and MSG Networks expect to receive opinions from legal counsel that the merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code at or prior to the time of the consummation of the merger. Generally, for U.S. federal income tax purposes, if you are a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 156) of MSGN common stock, you will not recognize gain or loss.

Please carefully review the information set forth in the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 156 for a more complete description of the material U.S. federal income tax consequences of the merger. The tax consequences to you of the merger will depend on your particular facts and circumstances. Please consult your own tax advisors as to the specific tax consequences to you of the merger.

Q:	What are the conditions to completion of the merger?

A:

In addition to the approval of the MSGE share issuance proposal by the MSG Entertainment stockholders and the approval of the MSGN merger proposal by the MSG Networks stockholders as described above, completion of the merger is subject to the satisfaction of a number of other conditions, including regulatory clearance. For additional information on the regulatory clearance required to complete the merger, see the section entitled “The Merger—Regulatory Approvals Required for the Merger” beginning on page 130. For additional information on the conditions to completion of the merger, see the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 150.

Q:	What happens if the merger is not completed?

A:

If the merger is not completed, MSG Networks stockholders will not receive any consideration for their shares. Instead, MSG Networks will remain an independent public company, and shares of MSGN Class A common stock will continue to be independently listed and traded on the NYSE. Under certain circumstances, MSG Entertainment or MSG Networks may be required to pay the other party a termination fee in accordance with the merger agreement. The termination fees are described in more detail in the section entitled “The Merger Agreement—Expenses and Termination Fees” beginning on page 147.

Q:	Will I be paid any dividends in respect of my shares of MSGE common stock or MSGN common stock prior to the merger?

A:

Neither MSG Entertainment nor MSG Networks has historically paid dividends to its stockholders, and neither anticipates doing so in the foreseeable future. The merger agreement prohibits MSG Networks from declaring, setting aside or paying any dividends in respect of its capital stock without MSG Entertainment’s prior written consent before the earlier of the closing of the merger and the termination of the merger agreement in accordance with its terms.

Q:	When do you expect the merger to be completed?

A:

MSG Entertainment and MSG Networks are working to complete the merger as soon as reasonably practicable and expect to complete the merger in the third quarter of calendar year 2021. However, the merger is subject to regulatory clearances and other conditions, and it is possible that factors outside the control of both companies could result in the merger being completed at a later time, or not at all. We cannot presently determine the length of time between the MSGE special meeting and the MSGN special meeting and the completion of the merger. If the merger is not completed by December 20, 2021, then either MSG Entertainment or MSG Networks may choose not to proceed with the merger by terminating the merger agreement.

Q:	What should I do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this joint proxy statement/prospectus, including its annexes.

If you are a holder of record, for your shares to be represented at your special meeting:

•	you can attend the applicable special meeting in person;

•	you can vote through the internet or by telephone by following the instructions included in your proxy card; or

•	you can indicate on the enclosed proxy card how you would like to vote and return the proxy card in the accompanying pre-addressed postage-paid envelope.

If you hold your shares in street name, in order for your shares to be represented at your special meeting, you should instruct your brokerage firm, bank, broker-dealer or other similar organization as to how to vote your shares, following the directions from such organization provided to you.

Q:	Do I need to do anything with my shares of MSGN common stock now?

A:

If you are an MSG Networks stockholder, after the merger is completed, your shares of MSGN common stock will be converted into shares of MSGE common stock. You will receive instructions at that time regarding exchanging your shares for shares of MSGE common stock. You do not need to take any action at this time. Please do not send your MSG Networks stock certificates with your proxy card.

If you are an MSG Entertainment stockholder, you are not required to take any action with respect to your MSG Entertainment stock certificates. You will continue to hold your shares of MSGE common stock.

Q:	Are there any risks in the merger or MSGE share issuance that I should consider?

A:

Yes. There are risks associated with all business combinations, including the merger and the related MSGE share issuance. These risks are discussed in more detail in the section entitled “Risk Factors” beginning on page 34.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

MSG Entertainment has retained D.F. King & Co., Inc. (which we refer to as “D.F. King”) to assist in the solicitation process for a fee estimated not to exceed $20,000, as well as reasonable and documented out-of-pocket expenses. In addition, MSG Entertainment will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners. MSG Entertainment also has agreed to indemnify D.F. King against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

MSG Networks has also retained D.F. King to assist in the solicitation process for a fee estimated not to exceed $20,000, as well as reasonable and documented out-of-pocket expenses. In addition, MSG Networks will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners. MSG Networks also has agreed to indemnify D.F. King against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of MSGE common stock or MSGN common stock held through brokerage firms. If your family has multiple accounts holding MSGE common stock or MSGN common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Who can help answer my questions?

A:

MSG Entertainment or MSG Networks stockholders who have questions about the merger, the MSGE share issuance or the other matters to be voted on at the special meetings or desire additional copies of this joint proxy statement/prospectus or additional proxy cards should contact:

if you are an MSG Entertainment stockholder:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers, Call Collect: (212) 269-5550

All Others Call Toll Free: (866) 796-7184

Email: MSGE@dfking.com

if you are an MSG Networks stockholder:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers, Call Collect: (212) 269-5550

All Others Call Toll Free: (866) 620-2535

Email: MSGN@dfking.com

SUMMARY

This summary highlights selected information included in this joint proxy statement/prospectus. You should carefully read this entire joint proxy statement/prospectus and its annexes and the other documents referred to in this joint proxy statement/prospectus, because the information in this section may not provide all of the information that might be important to you in determining how to vote. Additional important information about MSG Entertainment and MSG Networks is also contained in the annexes to, and the documents incorporated by reference into, this joint proxy statement/prospectus. For a description of, and instructions as to how to obtain, this information, see “Where You Can Find More Information” on page 221 of this joint proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that item.

Information about the Companies (Page 56)

MSG Entertainment

Madison Square Garden Entertainment Corp.

Two Pennsylvania Plaza

New York, NY 10121

Phone: (212) 465-6000

Madison Square Garden Entertainment Corp. is a leader in live entertainment experiences. MSG Entertainment presents or hosts a broad array of events in its diverse collection of venues: New York’s Madison Square Garden, Hulu Theater at Madison Square Garden, Radio City Music Hall and Beacon Theatre and The Chicago Theatre. MSG Entertainment is also building a new state-of-the-art venue in Las Vegas, MSG Sphere at The Venetian (the “MSG Sphere”), and has announced plans to build a second MSG Sphere in London, pending necessary approvals. In addition, MSG Entertainment features the original production—the Christmas Spectacular Starring the Radio City Rockettes—and through Boston Calling Events, produces the Boston Calling Music Festival. Also under the MSG Entertainment umbrella is Tao Group Hospitality, with entertainment dining and nightlife brands including Tao, Marquee, Lavo, Beauty & Essex, Cathédrale, Hakkasan and Omnia.

MSGE Class A common stock is listed on the NYSE under the symbol “MSGE.”

Additional information about MSG Entertainment and its subsidiaries is included in the documents incorporated by reference in this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 221.

MSG Networks

MSG Networks Inc.

11 Pennsylvania Plaza

New York, NY 10001

Phone: (212) 465-6400

MSG Networks Inc., a pioneer in sports media, owns and operates two award-winning regional sports and entertainment networks and a companion streaming service that serve the nation’s number one media market, the New York DMA, as well as other portions of New York, New Jersey, Connecticut and Pennsylvania. The networks feature a wide range of compelling sports content, including exclusive live local games and other programming of the New York Knicks, New York Rangers, New York Islanders, New Jersey Devils and Buffalo Sabres, as well as significant coverage of the New York Giants and Buffalo Bills. This content, in addition to a diverse array of other sporting events and critically acclaimed original programming, has established MSG Networks as the gold standard in regional sports.

MSGN Class A common stock is listed on the NYSE under the symbol “MSGN.”

Additional information about MSG Networks and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 221.

Merger Sub

Broadway Sub Inc.

c/o Madison Square Garden Entertainment Corp.

Two Pennsylvania Plaza

New York, NY 10121

Phone: (212) 465-6000

Broadway Sub Inc., a direct wholly-owned subsidiary of MSG Entertainment, is a Delaware corporation that was formed on March 24, 2021 for the purpose of effecting the merger. Upon completion of the merger, Merger Sub will be merged with and into MSG Networks, with MSG Networks surviving as a direct wholly-owned subsidiary of MSG Entertainment. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement in connection with the merger.

The Merger and the Merger Agreement (Pages 58 and 135, respectively)

The terms and conditions of the merger are set forth in the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. MSG Entertainment and MSG Networks encourage you to read the entire merger agreement carefully because it is the principal legal document governing the merger and the MSGE share issuance. For more information on the merger agreement, see the section entitled “The Merger Agreement” beginning on page 135.

Structure of the Merger (Page 58)

At the effective time, Merger Sub will merge with and into MSG Networks, the separate corporate existence of Merger Sub will cease, and MSG Networks will continue as the surviving corporation in the merger and as a direct wholly-owned subsidiary of MSG Entertainment.

Merger Consideration (Page 58)

If the merger is completed, (i) each share of MSGN Class A common stock issued and outstanding immediately prior to the effective time will be automatically converted into a number of shares of MSGE Class A common stock such that each holder of record of shares of MSGN Class A common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class A common stock equal to the total number of shares of MSGN Class A common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share and (ii) each share of MSGN Class B common stock issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive a number of shares of MSGE Class B common stock such that each holder of record of shares of MSGN Class B common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class B common stock equal to the total number of shares of MSGN Class B common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share, in each case except for shares held by MSG Entertainment, Merger Sub or any of the MSGE subsidiaries or MSG Networks or any of the MSGN subsidiaries as treasury stock (in each case not held on behalf of third parties). Because the aggregate number of shares of MSGE common stock that each MSG Networks stockholder of record will receive as merger consideration will be rounded up to the next whole number, MSG Networks stockholders of record will not receive any fractional shares of MSGE common stock in the merger. As of the date of this joint proxy statement/prospectus, neither MSG Entertainment nor any MSGE subsidiary owns any stock of MSG Networks.

The 0.172 exchange ratio is fixed and will not be adjusted for changes in the market value of the common stock of MSG Networks or MSG Entertainment. Because of this, the implied value of the consideration to MSG Networks stockholders may fluctuate between now and the completion of the merger. Based on the closing price of MSGE common stock on the NYSE on March 10, 2021, the last full trading day before a press report speculated on a potential transaction between MSG Entertainment and MSG Networks, the exchange ratio represents approximately $19.95 in value for each share of MSGN common stock, and based on the closing price on March 25, 2021, the last full trading day before the public announcement of the signing of the merger agreement, the exchange ratio represents approximately $16.16 in value for each share of MSGN common stock. Based on the closing price of MSGE common stock on the NYSE on May 26, 2021, the latest practicable date before the date of this joint proxy statement/prospectus, the 0.172 exchange ratio represented approximately $15.30 in value for each share of MSGN common stock.

Treatment of MSG Networks Equity Awards (Page 136)

Treatment of MSGN Stock Options

Each MSGN stock option, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time will, as of the effective time, be assumed by MSG Entertainment and converted into an MSGE stock option to purchase (i) such number of shares of MSGE common stock (rounded down to the nearest whole share) equal to the product obtained by multiplying (A) the total number of shares of MSGN Class A common stock subject to such MSGN stock option immediately prior to the effective time by (B) the exchange ratio of 0.172, and (ii) at a per-share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of MSGN Class A common stock at which such MSGN stock option was exercisable immediately prior to the effective time by (B) the exchange ratio of 0.172; provided that for each such MSGN stock option subject to performance vesting conditions that is outstanding on the date of the merger agreement and that remains outstanding at the effective time, (x) the number of shares of MSGN Class A common stock used in clause (i) (A) of this sentence shall be equal to the number of shares of MSGN Class A common stock that would be subject to such MSGN stock option assuming the performance conditions applicable thereto were achieved at 100% of target and (y) each such MSGN stock option shall convert to an MSGE stock option with time-based vesting conditions for the remainder of the applicable performance period. Except as set forth in this paragraph, each MSGN stock option will otherwise remain subject to the same terms, conditions and vesting requirements as were applicable to the MSGN stock option immediately prior to the effective time. For a full description of the treatment of MSGN stock options, see the section entitled “The Merger—Interests of MSG Networks’ Directors, Officers and Employees in the Merger—Treatment of MSG Networks Equity Awards.”

Treatment of MSGN Restricted Stock Unit Awards

Each MSGN RSU, whether vested or unvested, that is outstanding immediately prior to the effective time will, as of the effective time, be assumed by MSG Entertainment and converted into an MSGE RSU. The number of MSGE RSUs received in exchange for each MSGN RSU will be determined by multiplying (i) the total number of shares of MSGN Class A common stock subject to such MSGN RSU immediately prior to the effective time by (b) the exchange ratio of 0.172; provided that for each MSGN RSU subject to performance vesting conditions that is outstanding on the date of the merger agreement and that remains outstanding at the effective time, (x) the number of shares of MSGN Class A common stock used in clause (i) of this sentence shall be equal to the number of shares of MSGN Class A common stock that would be subject to such MSGN RSU award assuming the performance conditions applicable thereto were achieved at 100% of target and (y) each such MSGN RSU shall convert to an MSGE RSU with time-based vesting conditions for the remainder of the applicable performance period. Except as set forth in this paragraph, each MSGE RSU will otherwise remain subject to the same terms, conditions and vesting requirements as were applicable to the MSGN RSU immediately prior to the effective time. For a full description of the treatment of MSGN RSUs, see the section entitled “The Merger—Interests of MSG Networks’ Directors, Officers and Employees in the Merger—Treatment of MSG Networks Equity Awards.”

MSG Entertainment’s Reasons for the Merger; Recommendation of the MSGE Special Committee and Board of Directors (Page 69)

On March 24, 2021, the MSGE special committee unanimously (1) determined that the merger agreement, the MSGN voting agreement and the transactions contemplated thereby, including the merger, are fair to, advisable, and in the best interests of MSG Entertainment, and (2) recommended that the MSGE board adopt resolutions approving, adopting and declaring advisable the merger agreement, the MSGN voting agreement and the transactions contemplated thereby and recommending that the MSG Entertainment stockholders approve the share issuance.

On March 25, 2021, at a duly convened meeting of the MSGE board, the MSGE board unanimously, in reliance on the recommendation of the MSGE special committee, (1) determined that the merger agreement, the MSGN voting agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of MSG Entertainment, (2) approved the merger agreement, the MSGN voting agreement and the transactions contemplated thereby and (3) resolved to recommend that the MSG Entertainment stockholders vote in favor of the authorization of the MSGE share issuance and directed that the MSGE share issuance be submitted for approval by the MSG Entertainment stockholders.

The MSGE board, acting in reliance on the unanimous recommendation of the MSGE special committee, unanimously recommends that MSG Entertainment stockholders vote “FOR” each of the MSGE share issuance proposal and the MSGE adjournment proposal.

For the factors considered by the MSGE special committee and MSGE board in reaching the decision to approve and recommend the merger agreement and the transactions contemplated thereby, see “The Merger—MSG Entertainment’s Reasons for the Merger; Recommendation of the MSGE Special Committee and Board of Directors” on page 69.

Opinion of the Financial Advisors to the MSGE Special Committee (Page 75)

Opinion of Moelis & Company LLC (Page 75)

Moelis & Company LLC (“Moelis”) was retained by the MSGE special committee to act as one of its independent financial advisors in connection with the merger. At the meeting of the MSGE special committee on March 24, 2021 to consider the merger agreement and the transactions contemplated thereby, Moelis delivered an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated March 24, 2021, to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the merger consideration (which for purposes of Moelis’ opinion was defined as the Class A merger consideration together with the Class B merger consideration) pursuant to the merger agreement was fair, from a financial point of view, to MSG Entertainment.

The full text of Moelis’ written opinion dated March 24, 2021, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the MSGE special committee (solely in its capacity as such), in its evaluation of the merger. Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the merger consideration to MSG Entertainment, and does not address MSG Entertainment’s underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to MSG Entertainment. Moelis’ opinion does not constitute a recommendation as to how any holder of securities or any other person should vote or act with respect to the merger or any other matter. At the request of the MSGE special committee, Moelis’ opinion was also addressed to the MSGE board and provided for the use and benefit of the MSGE board (solely in its capacity as such) in its evaluation of the merger. For further information, see the section of this joint proxy statement/prospectus entitled “The Merger—Opinion of the Financial Advisors to the MSGE Special Committee—Opinion of Moelis & Company LLC” and Annex D.

Opinion of Raine Securities LLC (Page 87)

Raine Securities LLC (“Raine”) was retained by the MSGE special committee to act as one of its independent financial advisors in connection with the merger. At the meeting of the MSGE special committee on March 24, 2021, Raine rendered its oral opinion to the MSGE special committee to the effect that, as of such date, based upon and subject to the assumptions, limitations, qualifications, conditions and other matters set forth in its opinion, the merger consideration provided for in the merger agreement was fair, from a financial point of view, to MSG Entertainment. Raine has confirmed its oral opinion by delivering its written opinion, dated March 24, 2021, to the MSGE special committee and, at the request of the MSGE special committee, to the MSGE board to the effect that, as of such date, based upon and subject to the assumptions, limitations, qualifications, conditions and other matters set forth in its opinion, the merger consideration provided for in the merger agreement was fair, from a financial point of view, to MSG Entertainment.

The full text of the written opinion of Raine, dated March 24, 2021, which sets forth assumptions made, procedures followed, matters considered and other limitations on the review undertaken in connection with the opinion, is attached as Annex E to this joint proxy statement/prospectus and is incorporated herein by reference. Raine’s opinion is directed only to the fairness, from a financial point of view, of the merger consideration to MSG Entertainment, and does not address any other terms or aspects of the merger agreement or the merger. The opinion does not address the relative merits of the merger as compared to any other business strategies that may be available to MSG Entertainment or the underlying business decision of the MSGE special committee or the MSGE board to proceed with the merger. The opinion does not constitute a recommendation to the MSGE special committee, the MSGE board, MSG Entertainment or to any stockholder as to how to vote or act with respect to the merger. Raine was retained by the MSGE special committee to act as its financial advisor in connection with the merger. For further information, see the section of this joint proxy statement/prospectus entitled “The Merger—Opinion of the Financial Advisors to the MSGE Special Committee—Opinion of Raine Securities LLC” and Annex E.

For further information, see the section of this joint proxy statement/prospectus entitled “The Merger—Opinion of the Financial Advisors to the MSGE Special Committee” beginning on page 75 of this joint proxy statement/prospectus and Annex D and Annex E.

MSG Networks’ Reasons for the Merger; Recommendation of the MSGN Special Committee and Board of Directors (Page 95)

On March 25, 2021, the MSGN special committee unanimously (1) determined that the merger agreement, the MSGE voting agreement and the transactions contemplated thereby, including the merger, are fair to, advisable, and in the best interests of MSG Networks, and (2) recommended that the MSGN board adopt resolutions approving, adopting and declaring advisable the merger agreement, the MSGE voting agreement and the transactions contemplated thereby and recommending that the MSG Networks stockholders adopt the merger agreement.

On March 25, 2021, at a duly convened meeting of the MSGN board, the MSGN board unanimously, in reliance on the recommendation of the MSGN special committee, (1) determined that the merger agreement, the MSGE voting agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of MSG Networks, (2) approved the merger agreement, the MSGE voting agreement and the transactions contemplated thereby and (3) resolved to recommend that the MSG Networks stockholders vote in favor of the adopting the merger agreement and directed that the merger agreement be submitted for approval by the MSG Networks stockholders.

The MSGN board, acting in reliance on the unanimous recommendation of the MSGN special committee, unanimously recommends that MSG Networks stockholders vote “FOR” each of the MSGN merger proposal, the non-binding compensation advisory proposal and the MSGN adjournment proposal.

For the factors considered by the MSGN special committee and MSGN board in reaching the decision to approve the merger agreement and the transactions contemplated thereby, see “The Merger—MSG Networks’ Reasons for the Merger; Recommendation of the MSGN Special Committee and Board of Directors” beginning on page 95.

Opinion of the Financial Advisors to the MSGN Special Committee (Page 100)

Opinion of LionTree Advisors LLC (Page 100)

LionTree Advisors LLC (“LionTree”) was retained by the MSGN special committee to act as one of its financial advisors in connection with the merger. On March 25, 2021, at a meeting of the MSGN special committee held to evaluate the merger, LionTree rendered an oral opinion to the MSGN special committee (which was subsequently confirmed in writing by delivery of LionTree’s written opinion, dated March 25, 2021, addressed to the MSGN special committee and the MSGN board) as to the fairness, from a financial point of view, as of such date, of the merger consideration to be received by the holders of the MSGN Class A common stock and the MSGN Class B common stock, taken in the aggregate, pursuant to the merger agreement, to such holders (other than MSG Entertainment, the Dolan family group and their respective affiliates) (without giving effect to any impact of the merger on any particular stockholder of MSG Networks other than in its capacity as a holder of MSGN common stock), based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion.

LionTree’s opinion was provided to the MSGN special committee (in its capacity as such) and the MSGN board (in its capacity as such) and only addressed the fairness, from a financial point of view, of the merger consideration to be received by the holders of the MSGN Class A common stock and the MSGN Class B common stock, taken in the aggregate, pursuant to the merger agreement, to such holders (other than MSG Entertainment, the Dolan family group and their respective affiliates) (without giving effect to any impact of the merger on any particular stockholder of MSG Networks other than in its capacity as a holder of MSGN common stock). The summary of LionTree’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex F to this joint proxy statement/prospectus and incorporated herein by reference, and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion. However, neither LionTree’s opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus constitute a recommendation to any holder of MSGN common stock as to how such stockholder should vote or act on any matter relating to the merger or any other matter.

Opinion of Morgan Stanley & Co. LLC (Page 104)

Morgan Stanley & Co. LLC (“Morgan Stanley”) was retained by the MSGN special committee to act as one of its financial advisors in connection with the merger. At the meeting of the MSGN special committee on

March 25, 2021, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of March 25, 2021, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the opinion, the merger consideration to be received by the holders of the MSGN Class A common stock and the MSGN Class B common stock, taken in the aggregate, pursuant to the merger agreement, was fair from a financial point of view to such holders (other than MSG Entertainment, the Dolan family group and their respective affiliates).

The full text of the written opinion, dated March 25, 2021, of Morgan Stanley, addressed to the MSGN special committee and the MSGN board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex G to this document. The summary of Morgan Stanley’s opinion is qualified in its entirety by reference to the full text of the opinion, which is incorporated herein by reference.

Morgan Stanley provided its opinion to the MSGN special committee (in its capacity as such) and the MSGN board (in its capacity as such) for the benefit and use of the MSGN special committee and the MSGN board in connection with and for purposes of the MSGN special committee’s evaluation of the merger consideration from a financial point of view. Morgan Stanley’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to MSG Networks or in which MSG Networks might engage or as to the underlying business decision of MSG Networks to proceed with or effect the merger. In addition, Morgan Stanley’s opinion does not in any manner address the prices at which the MSGE Class A common stock or the MSGN Class A common stock will trade following consummation of the merger or at any time, as applicable. Morgan Stanley’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

For further information, see the section of this joint proxy statement/prospectus entitled “The Merger—Opinion of the Financial Advisors to the MSGN Special Committee” beginning on page 100 of this joint proxy statement/prospectus and Annex F and Annex G.

The MSG Entertainment Special Meeting of Stockholders; Required Vote (Page 44)

The MSGE special meeting will be held at the J.P. Morgan Club at the Madison Square Garden Arena, located on Seventh Avenue between West 31st Street and West 33rd Street, on July 8, 2021 at 10:00 a.m. Eastern Time, unless adjourned or postponed to a later date or time. At the MSGE special meeting, MSG Entertainment stockholders will be asked to consider and vote on the MSGE share issuance proposal and the MSGE adjournment proposal.

You may vote at the MSGE special meeting if you owned shares of MSGE common stock at the close of business on June 14, 2021, the record date. As of the close of business on June 3, 2021 (the latest practicable date prior to the record date), there were 19,618,324 shares of MSGE Class A common stock and 4,529,517 shares of MSGE Class B common stock outstanding and entitled to vote. You may cast one vote for each share of MSGE Class A common stock and ten votes for each share of MSGE Class B common stock that you owned as of the close of business on the record date.

Completion of the merger is conditioned on approval of the MSGE share issuance proposal. Approval of the MSGE share issuance proposal requires (i) the affirmative vote of the holders of a majority of the total votes of the shares of MSGE Class A common stock and MSGE Class B common stock, voting together as a single class, cast in person or by proxy, at the MSGE special meeting to approve the share issuance pursuant to Article I, Section 6 of the MSGE bylaws and as required by Section 312.03 of the NYSE Listed Company Manual, and (ii) in connection with the issuance of MSGE Class B common stock, the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of MSGE Class B common stock, voting separately as a class, pursuant to Article Fourth, Section A.III (a) of the MSGE charter. Approval of the MSGE adjournment proposal requires the affirmative vote of the holders of a majority of the total votes of shares of MSGE Class A common stock and MSGE Class B common stock, voting together as a single class, cast in person or by proxy, at the MSGE special meeting pursuant to Article I, Section 6 of the MSGE bylaws.

See “The MSG Entertainment Special Meeting of Stockholders” for additional information on the MSGE special meeting, including details regarding proxy and voting procedures.

The MSG Networks Special Meeting of Stockholders; Required Vote (Page 50)

The special meeting of MSG Networks stockholders will be held at the J.P. Morgan Club at the Madison Square Garden Arena, located on Seventh Avenue between West 31st Street and West 33rd Street on July 8, 2021 at 11:30 a.m. Eastern Time, unless adjourned or postponed to a later date or time. At the MSGN special meeting, stockholders will be asked to consider and vote on the MSGN merger proposal, the MSGN adjournment proposal and the non-binding compensation advisory proposal.

You may vote at the MSGN special meeting if you owned shares of MSGN common stock at the close of business on June 14, 2021, the record date. As of the close of business on June 3, 2021 (the latest practicable date prior to the record date), there were 43,459,880 shares of MSGN Class A common stock and 13,588,555 shares of MSGN Class B common stock outstanding and entitled to vote. You may cast one vote for each share of MSGN Class A common stock and ten votes for each share of MSGN Class B common stock that you owned as of the close of business on the record date.

Approval of the MSGN merger proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of MSGN Class A common stock and MSGN Class B common stock, voting together as a single class, entitled to vote on such matter, at the MSGN special meeting pursuant to Section 251(c) of the DGCL. Approval of each of the non-binding compensation advisory proposal and the MSGN adjournment proposal requires the affirmative vote of the holders of a majority of the total votes of shares of MSGN Class A common stock and MSGN Class B common stock, voting together as a single class, cast in person or by proxy, at the MSGN special meeting pursuant to Article I, Section 6 of the MSGN bylaws.

See “The MSG Networks Special Meeting of Stockholders” for additional information on the MSGN special meeting, including details regarding proxy and voting procedures.

Interests of MSG Entertainment’s Directors, Officers and Employees in the Merger (Page 116)

In considering the recommendation of the MSGE special committee and the MSGE board with respect to the merger agreement, you should be aware that certain of MSG Entertainment’s directors, officers and employees have interests in the merger, including financial interests, that are different from, or in addition to, the interests of MSG Entertainment stockholders generally. Interests of directors, officers and employees that may be different from or in addition to the interests of MSG Entertainment stockholders include, among others:

•

Certain of MSG Entertainment’s directors, officers and employees serve as directors, officers and employees of MSG Networks, including, as of the date of this joint proxy statement/prospectus: MSG Entertainment’s Executive Chairman and Chief Executive Officer, James L. Dolan, who also serves as the Executive Chairman of MSG Networks; and eight members of the MSGE board (including James L. Dolan) who are also directors of MSG Networks. MSG Entertainment’s Vice Chairman, Gregg G. Seibert, also serves as the Vice Chairman of MSG Networks and MSG Entertainment’s Executive Vice President, Corporate Development, Lawrence J. Burian, also serves as Executive Vice President and General Counsel of MSG Networks.

•	MSG Entertainment and MSG Networks are under common control by the Dolan family group, which collectively owns approximately 70.7% of the total voting power of MSG Entertainment and approximately

76.9% of the total voting power of MSG Networks, respectively, as of May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021) and has representatives on the boards of MSG Entertainment and MSG Networks.

•	Certain of MSG Entertainment’s directors and officers are members of the Dolan family committee, which has authority with respect to voting matters for the Dolan family group.

•

Certain of MSG Entertainment’s directors, officers and employees are stockholders of MSG Networks, or are a familial relation of such stockholders, who entered into the MSGN voting agreement in support of the merger.

The members of the MSGE special committee considered whether to pursue the transaction, evaluated and negotiated the merger agreement, voting agreements and the other transaction documents and the transactions contemplated thereby, and evaluated whether the combination is in the best interests of MSG Entertainment. The MSG Entertainment directors, officers and employees who are also directors, officers or employees of MSG Networks or who are otherwise not independent and disinterested did not participate in the deliberations, negotiations or evaluation of the MSGE special committee.

The MSGE special committee was aware of these interests and considered them, among other matters, in determining to pursue the transaction, evaluating and negotiating the merger agreement, voting agreements and the other transaction documents and in reaching a decision to approve the merger agreement, voting agreements and the transactions contemplated thereby, and in making its recommendation that the MSGE board approve the merger agreement, voting agreements and the transactions contemplated thereby and recommend that MSG Entertainment stockholders vote “FOR” the MSGE share issuance proposal and the MSGE adjournment proposal. See “The Merger—Interests of MSG Entertainment’s Directors, Officers and Employees in the Merger” beginning on page 116.

In consideration of the time and effort required of members of the MSGE special committee in considering whether to pursue the transaction, evaluating and negotiating the merger agreement, voting agreements and the other transaction documents, and the transactions contemplated thereby, the members of the MSGE special committee will each receive compensation consisting of a retainer fee of $120,000 and additional fees of $15,000 per month beginning on August 1, 2021 (if the MSGE special committee’s work is ongoing at such time) until the closing of the merger for their services in carrying out their duties as members of the MSGE special committee.

These interests are discussed in more detail in the section entitled “The Merger—Interests of MSG Entertainment’s Directors, Officers and Employees in the Merger” beginning on page 116.

Interests of MSG Networks’ Directors, Officers and Employees in the Merger (Page 120)

In considering the recommendation of the MSGN special committee and the MSGN board with respect to the merger agreement, you should be aware that certain of MSG Networks’ directors, officers and employees may have interests in the merger, including financial interests, that are different from, or in addition to, the interests of MSG Networks stockholders. Interests of directors, officers and employees that may be different from or in addition to the interests of MSG Networks stockholders include, among others:

•

Certain of MSG Networks’ directors, officers and employees serve as directors, officers and employees of MSG Entertainment, including, as of the date of joint proxy statement/prospectus: MSG Networks’ Executive Chairman, James L. Dolan, who also serves as the Executive Chairman and Chief Executive Officer of MSG Entertainment and eight members of the MSGN board (including James L. Dolan) who are also directors of MSG Entertainment. MSG Networks’ Vice Chairman, Gregg G. Seibert, also serves as the Vice Chairman of MSG Entertainment and MSG Networks’ Executive Vice President and General Counsel, Lawrence J. Burian, also serves as Executive Vice President, Corporate Development, of MSG Entertainment.

•

MSG Entertainment and MSG Networks are under common control by the Dolan family group, which collectively owns approximately 70.7% of the total voting power of MSG Entertainment and approximately 76.9% of the total voting power of MSG Networks, respectively, as of May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021) and has representatives on the boards of MSG Entertainment and MSG Networks.

•	Certain of MSG Networks’ directors and officers are members of the Dolan family committee, which has authority with respect to voting matters for the Dolan family group.

•

Certain of MSG Networks’ directors, officers and employees are stockholders of MSG Entertainment, or are a familial relation of such stockholders, who entered into the MSGE voting agreement in support of the merger.

•	MSG Networks’ directors and officers are entitled to continued indemnification and insurance coverage under the merger agreement.

•

MSG Networks equity awards (“MSGN equity awards”) held by MSG Networks’ executive officers and other employees will be assumed by MSG Entertainment (with outstanding performance-based awards converted based on target performance into time-based equity awards) and will otherwise remain outstanding, subject to the same terms, conditions and vesting requirements.

The members of the MSGN special committee considered whether to pursue the transaction, evaluated and negotiated the merger agreement, voting agreements and the other transaction documents and the transactions contemplated thereby, and evaluated whether the combination is in the best interests of MSG Networks. The MSG Networks directors, officers and employees who are also directors, officers or employees of MSG Entertainment or who are otherwise not independent and disinterested did not participate in the deliberations, negotiations or evaluation of the MSGN special committee.

The MSGN special committee was aware of these interests and considered them, among other matters, in determining to pursue the transaction, evaluating and negotiating the merger agreement, voting agreements and the other transaction documents and in reaching a decision to approve the merger agreement, the voting agreements and the transactions contemplated therein, and in making its recommendation that the MSGN board approve the merger agreement, voting agreements and the transactions contemplated thereby and recommend that MSG Networks stockholders vote “FOR” each of the MSGN merger proposal, the non-binding compensation advisory proposal and the MSGN adjournment proposal. See “The Merger—Interests of MSG Networks’ Directors, Officers and Employees in the Merger” beginning on page 120.

In consideration of the time and effort required of members of the MSGN special committee in considering whether to pursue the transaction, evaluating and negotiating the merger agreement, voting agreements and the other transaction documents, and the transactions contemplated thereby, the members of the MSGN special committee will each receive compensation consisting of $15,000 per month beginning in January 2021 until the closing of the merger, capped at a total of $150,000 each, for their services in carrying out their duties as members of the MSGN special committee.

These interests are discussed in more detail in the section entitled “The Merger—Interests of MSG Networks’ Directors, Officers and Employees in the Merger” beginning on page 120.

Merger-Related Compensation for MSG Networks’ Named Executive Officers (Page 126)

The SEC has adopted rules that require MSG Networks to seek a non-binding, advisory vote on the compensation payments that will or may be made to its named executive officers in connection with the merger. This is described in more detail in the section entitled “The Merger—Interests of MSG Networks’ Directors, Officers and Employees in the Merger—Treatment of MSG Networks Equity Awards—Quantification of

Payments and Benefits to MSG Networks’ Named Executive Officers” beginning on page 124. The consummation of the merger will not constitute a “change in control” under the employment agreements between MSG Networks and its executive officers, nor will it constitute a “change in control” under MSG Networks’ equity incentive plans and underlying equity award agreements.

Appointment of MSG Networks Director to the MSG Entertainment Board

At the effective time, MSG Entertainment will increase the size of the MSGE board by one director, and one director of MSG Networks selected by the holders of MSGN Class A common stock, to be designated by the MSGN board, will be appointed to the MSGE board as a director to be elected by the holders of MSGE Class A common stock and will serve an initial term to expire at the MSG Entertainment 2021 annual meeting. Such individual will be nominated for election to the MSGE board as a director to be elected by the holders of MSGE Class A common stock upon the expiration of his or her initial term of office as a director of MSG Entertainment. Such individual will be compensated in accordance with MSG Entertainment’s non-employee director compensation policies as then in effect.

Regulatory Approvals Required for the Merger (Page 130)

The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), which prevents MSG Entertainment and MSG Networks from completing the merger until the applicable waiting period under the HSR Act is terminated or expires. At any time before or after the completion of the merger, any of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or another person could take action under the antitrust laws as it deems necessary or desirable in the public interest, including, without limitation, seeking to enjoin the consummation of the merger, conditionally approve the merger upon the divestiture of assets of MSG Entertainment or MSG Networks, subject the consummation of the merger to regulatory conditions or seek other remedies.

On April 8, 2021, notification and report forms under the HSR Act were filed by each of MSG Entertainment and MSG Networks with the FTC and the DOJ with respect to the merger. The waiting period with respect to the notification and report forms under the HSR Act expired at 11:59 p.m. Eastern Time on May 10, 2021.

No Solicitation of Alternative Proposals (Page 145)

Each of MSG Entertainment and MSG Networks and their subsidiaries have agreed, from the time of the execution of the merger agreement until the effective time or, if earlier, the termination of the merger agreement in accordance with its terms, not to, and to use commercially reasonable efforts to cause their representatives not to:

•	solicit, initiate or knowingly facilitate or encourage any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal (as defined on page 145);

•

engage in, continue or otherwise participate in discussions or negotiations regarding, or provide to any person nonpublic information in connection with, or for the purpose of, encouraging or facilitating an acquisition proposal; or

•	enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or similar agreement constituting an acquisition proposal.

Notwithstanding these restrictions, if at any time prior to obtaining the requisite approval of its stockholders, MSG Entertainment or MSG Networks receives an acquisition proposal that such party’s board of directors or special committee determines in good faith (after consultation with outside financial advisors and outside legal counsel) constitutes or is reasonably likely to lead to a superior proposal (as defined on page 142), then such party may (i) enter into a confidentiality agreement acceptable under the terms of the merger agreement with the person (s) making the acquisition proposal and furnish to such person (s) information (including non-public information), provided that such information is provided to the other party within 48 hours, and (ii) engage in or otherwise participate in discussions or negotiations with such person (s) with respect to such acquisition proposal.

The parties have also agreed to notify the other party promptly (and in any event within two business days) in the event that it or any of its subsidiaries or representatives receives an acquisition proposal and to disclose to the other party the material terms and conditions of any such acquisition proposal. Such party will, upon the request of the other party, keep the other party reasonably informed of any material developments with respect to any such acquisition proposal (including any material changes thereto).

Termination Rights in Response to a Superior Proposal; Changes in Board Recommendations (Page 147)

The merger agreement provides that, subject to certain exceptions, neither the MSGE board nor the MSGN board will (i) withhold, withdraw or modify in a manner adverse to the other party its recommendation of the MSGE share issuance proposal or the MSGN merger proposal, as applicable, or recommend the approval or adoption of, approve or adopt or publicly propose to recommend, approve or adopt any acquisition proposal, or (ii) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting an acquisition proposal.

Notwithstanding the foregoing restrictions, prior to obtaining the requisite MSG Entertainment or MSG Networks stockholder approval, as applicable, the board of directors or special committee of either party may make an adverse recommendation change (as defined on page 147) if it determines in good faith (after consultation with its outside financial advisors and outside legal counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable law and if, in the case such recommendation change is in response to an acquisition proposal, such acquisition proposal constitutes a superior proposal. Similarly, prior to obtaining the requisite MSG Entertainment or MSG Networks stockholder approval, as applicable, the board of directors or special committee of either party may make an adverse recommendation change in response to an intervening event (as defined below) in good faith (after consultation with its outside financial advisors and outside legal counsel) that as a result of the intervening event, failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Conditions to the Completion of the Merger (Page 148)

The obligations of each of MSG Entertainment and MSG Networks to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	approval by MSG Networks stockholders of the MSGN merger proposal (see the section entitled “The MSG Networks Special Meeting of Stockholders—Required Vote” beginning on page 50);

•	approval by MSG Entertainment stockholders of the MSGE share issuance proposal (see the section entitled “The MSG Entertainment Special Meeting of Stockholders—Required Vote” beginning on page 44);

•	approval for listing by the NYSE, subject to official notice of issuance, of the MSGE Class A common stock issuable to holders of MSGN Class A common stock in the merger;

•	termination or expiration of any applicable waiting period under the HSR Act (see the section entitled “The Merger—Regulatory Approvals Required for the Merger” beginning on page 130);

•

absence of any law, order, judgment or other legal restraint by a court or other governmental entity, in each case enacted after March 25, 2021, that prevents, makes illegal or prohibits the closing of the merger; and

•

the SEC having declared effective the registration statement of which this joint proxy statement/prospectus forms a part, and no stop order suspending the effectiveness of the registration statement being in effect or any proceedings for that purpose being pending before the SEC.

In addition, the obligations of each of MSG Entertainment and Merger Sub, on the one hand, and MSG Networks, on the other hand, to effect the merger are subject to the satisfaction or waiver of the following conditions:

•

the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date of the merger agreement and as of the date of the closing of the merger (except to the extent a representation or warranty is expressly made as of an earlier date, in which case, as of such earlier date), subject to the materiality standards provided in the merger agreement;

•	the other party having performed in all material respects all obligations required to be performed by it under the merger agreement;

•	absence of a material adverse effect with respect to the other party since the date of the merger agreement;

•

receipt of an officer’s certificate executed by an executive officer of the other party certifying that the two preceding conditions and the conditions with respect to representations and warranties set forth below have been satisfied; and

•	receipt of an opinion of the other party’s counsel to the effect that the merger will qualify as a “reorganization” under the Code.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (Page 149)

The merger agreement may be terminated by the mutual written consent of MSG Entertainment and MSG Networks at any time prior to the effective time. In addition, the merger agreement may be terminated by either of MSG Entertainment or MSG Networks at any time prior to the effective time, whether before or after receipt of the requisite stockholder approvals, under the following circumstances:

•	if the merger is not consummated by December 20, 2021 (the “outside date”);

•	if MSG Entertainment stockholders fail to approve the MSGE share issuance proposal at the MSGE special meeting (or at the final adjournment or postponement thereof);

•	if MSG Networks stockholders fail to approve the MSGN merger proposal at the MSGN special meeting (or at the final adjournment or postponement thereof);

•

if any governmental authority of competent jurisdiction in the United States has issued or entered any order enjoining or prohibiting the transactions contemplated by the merger agreement and such order has become final and non-appealable;

•

if the other party breaches or fails to perform any of its covenants or agreements in the merger agreement, or if the other party’s representations or warranties fail to be true and correct, such that the conditions to the terminating party’s obligation to complete the merger relating to representations and warranties and performance of obligations would not then be satisfied and such breach is not reasonably capable of being cured by the outside date (so long as the terminating party is not then in breach under the merger agreement which would give rise to the failure of the conditions to the other party’s obligations to complete the merger relating to representations and warranties and performance of obligations);

•

if the special committee or board of directors of the other party effects an adverse recommendation change or the other party fails to include in this joint proxy statement/prospectus its recommendation to approve the MSGE share issuance proposal or the MSGN merger proposal, as applicable; or

•

if prior to obtaining its requisite stockholder approval, in order to effect an adverse recommendation change the special committee or board of directors of the party enters into a definitive agreement providing for a superior proposal (so long as the terminating party has complied in all material respects with its non-solicitation obligations under the merger agreement).

Expenses and Termination Fees (Page 150)

Generally, all fees and expenses incurred in connection with the merger and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses. However, the merger agreement provides that, upon termination of the merger agreement under certain circumstances, MSG Entertainment may be obligated to pay MSG Networks a termination fee of $21.2 million, or MSG Networks may be obligated to pay MSG Entertainment a termination fee of $18.9 million. See the section entitled “The Merger Agreement—Expenses and Termination Fees” beginning on page 150 for a more complete discussion of the circumstances under which such termination fees will be required to be paid.

Voting Agreements (Page 154)

In connection with the merger agreement and as a condition and inducement to MSG Networks’ willingness to enter into the merger agreement, MSG Networks and the principal MSGE stockholders entered into the MSGE voting agreement, to which MSG Entertainment is a third party beneficiary, pursuant to which the principal MSGE stockholders agreed, among other things and subject to the terms and conditions set forth in the MSGE voting agreement, to vote their shares of MSGE common stock in favor of the authorization and approval of the MSGE share issuance. A copy of the MSGE voting agreement is attached as Annex B to this joint proxy statement/prospectus.

In connection with the merger agreement and as a condition and inducement to MSG Entertainment’s willingness to enter into the merger agreement, MSG Entertainment and the principal MSGN stockholders entered into the MSGN voting agreement, to which MSG Networks is a third party beneficiary, pursuant to which the principal MSGN stockholders agreed, among other things and subject to the terms and conditions set forth in the MSGN voting agreement, to vote their shares of MSGN common stock in favor of the adoption of the merger agreement. A copy of the MSGN voting agreement is attached as Annex C to this joint proxy statement/prospectus.

See the section entitled “The Voting Agreements” beginning on page 154 for a more complete discussion of the terms of the voting agreements.

No Appraisal Rights (Page 219)

No appraisal rights will be available with respect to the transactions contemplated by the merger agreement.

Accounting Treatment of the Merger (Page 132)

MSG Entertainment and MSG Networks prepare their respective financial statements in accordance with generally accepted accounting principles (“GAAP”). The merger will be accounted for as a transaction between entities under common control because MSG Entertainment and MSG Networks are each controlled by the Dolan family group. Upon the closing of the merger, the net assets of MSG Networks will be combined with those of MSG Entertainment at their historical carrying amounts and the companies will be presented on a combined basis for all historical periods that the companies were under common control, which will be all historical periods presented.

Litigation Relating to the Merger (Page 133)

As of the filing of this joint proxy statement/prospectus on June 4, 2021, three complaints have been filed in connection with the merger by purported stockholders of MSG Networks in the U.S. District Court for the Southern District of New York. On May 7, 2021, a purported stockholder filed a complaint captioned Shiva Stein v. MSG Networks Inc. et al., 21-cv-04126. On May 21, 2021, another purported stockholder filed a complaint captioned Jiaming Wang v. MSG Networks Inc. et al., 21-cv-04578. On May 30, 2021, a third purported stockholder filed a complaint captioned Marc Waterman v. MSG Networks Inc., et al., 21-cv-04814. All three complaints are similar. Each complaint names MSG Networks and the MSGN board members as defendants and alleges, among other things, that the registration statement on Form S-4 filed by MSG Entertainment on May 7, 2021 in connection with the merger is materially incomplete and misleading in violation of Section 14(a) and Section 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The complaints seek, among other relief, an injunction preventing the closing of the merger unless and until the defendants disclose material information allegedly omitted from the registration statement, rescission of the merger agreement to the extent already implemented (or awarding of rescissory damages), damages, and an award of attorneys’ and experts’ fees.

On May 27, 2021, a complaint captioned Hollywood Firefighters’ Pension Fund et al. v. James Dolan, et al., was filed by purported stockholders of MSG Entertainment in the Delaware Court of Chancery against MSG Entertainment, the MSGE board, certain Dolan family stockholders and MSG Networks. The complaint purports to allege derivative claims on behalf of MSG Entertainment and claims on behalf of a putative class of MSG Entertainment stockholders concerning the proposed merger. Plaintiffs allege, among other things, that the merger is a business combination with an interested stockholder that is not allowed under Section 203 of the DGCL, that the MSG Entertainment board members and majority stockholders violated their fiduciary duties in agreeing to the proposed merger, and that the disclosures herein relating to the merger are misleading or incomplete. Plaintiffs seek, among other relief, declaratory and injunctive relief enjoining the stockholder vote and consummation of the merger, and an award of damages in the event the transaction is consummated and plaintiffs’ attorneys’ fees.

Each of MSG Entertainment and MSG Networks believes that the allegations in the complaints are without merit. Additional lawsuits arising out of the merger may also be filed in the future. MSG Entertainment and MSG Networks have each also received books and records demands from purported stockholders.

For additional information, see the section entitled “Litigation Relating to the Merger” beginning on page 133.

Material U.S. Federal Income Tax Consequences (Page 156)

For U.S. federal income tax purposes, the merger is intended to be treated as a “reorganization” within the meaning of Section 368(a) of the Code. Generally, for U.S. federal income tax purposes, if you are a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 156) of MSGN common stock, you will not recognize gain or loss.

Please carefully review the information set forth in the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 156 for a more complete description of the material U.S. federal income tax consequences of the merger. The tax consequences to you of the merger will depend on your particular facts and circumstances. Please consult your own tax advisors as to the specific tax consequences to you of the merger.

Comparison of the Rights of Holders of MSGE Common Stock and Holders of MSGN Common Stock (Page 177)

MSG Networks stockholders receiving the merger consideration will have substantially the same rights once they become stockholders of MSG Entertainment due to the similarities in the governing corporate documents of MSG Entertainment and MSG Networks, which are under the common control of the Dolan family group. These rights are described in detail in the section entitled “Comparison of the Rights of Holders of MSGE Common Stock and Holders of MSGN Common Stock” beginning on page  177.

Listing of MSGE Class A Common Stock; Delisting and Deregistration of MSGN Class A Common Stock (Page 132)

If the merger is completed, the shares of MSGE Class A common stock to be issued in the merger will be listed for trading on the NYSE, shares of MSGN Class A common stock will be delisted from the NYSE and deregistered under the Exchange Act, and MSG Networks will no longer be required to file periodic reports with the SEC pursuant to the Exchange Act.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

The following table presents the closing prices for MSGE Class A common stock and MSGN Class A common stock on March 10, 2021, the last full trading day before a press report speculated on a potential transaction between MSG Entertainment and MSG Networks, March 25, 2021, the last full trading day before the public announcement of the proposed acquisition of MSG Networks by MSG Entertainment, and May 26, 2021, the latest practicable trading day before the date of this joint proxy statement/prospectus. The table also shows the estimated implied value of the merger consideration for each share of MSGN Class A common stock on the relevant date.

Date	MSGE Closing Price	MSGN Closing Price	Exchange Ratio	Estimated Equivalent Per Share Value
March 10, 2021	$116.00	$19.13	0.172	$19.95
March 25, 2021	$93.94	$17.38	0.172	$16.16
May 26, 2021	$88.98	$15.36	0.172	$15.30

The above table shows only historical comparisons. These comparisons may not provide meaningful information to holders of MSGN common stock in determining whether to approve the merger agreement. Holders of MSGN common stock are urged to obtain current market quotations for shares of MSGE Class A common stock and MSGN Class A common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus in considering whether to approve the merger agreement. The market prices of MSGE Class A common stock and MSGN Class A common stock will fluctuate between the date of this joint proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market prices of MSGE common stock or MSGN common stock before or, in the case of the MSGE common stock, after the effective date of the merger. Changes in the market price of MSGE Class A common stock prior to the completion of the merger will affect the market value of the merger consideration that holders of MSGN common stock will receive upon completion of the merger.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 42 of this joint proxy statement/prospectus, MSG Entertainment stockholders should carefully consider the following risks in deciding whether to vote for the approval of the proposals, and MSG Networks stockholders should carefully consider the following risk factors in deciding whether to vote for the proposals. In addition, stockholders of MSG Entertainment and stockholders of MSG Networks should read and consider the risks associated with each of the businesses of MSG Entertainment and MSG Networks because these risks will relate to MSG Entertainment following the merger. These risks can be found in MSG Entertainment’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which is incorporated by reference into this joint proxy statement/prospectus, and MSG Networks’ Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which is incorporated by reference into this joint proxy statement/prospectus. You should carefully read this entire joint proxy statement/prospectus and its annexes and the other documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 221 of this joint proxy statement/prospectus.

Risks Related to the Merger

MSG Entertainment and MSG Networks May Fail to Consummate the Merger, and Uncertainties Related to the Consummation of the Merger May Have a Material Adverse Effect on Their Respective Businesses, Results of Operations and Financial Conditions and Negatively Impact the Price of Their Common Stock.

As previously discussed, the consummation of the merger is subject to certain conditions, including, without limitation: (i) adoption of the merger agreement by the holders of MSGN common stock; (ii) approval of the MSGE share issuance by the holders of MSGE common stock; and (iii) receipt of certain governmental and other approvals, including the expiration or termination of the waiting period under the HSR Act. The merger agreement also contains certain customary termination rights for MSG Entertainment and MSG Networks, including, without limitation, if the merger is not consummated on or before December 20, 2021.

The merger is expected to be completed during the third quarter of calendar year 2021, however, there is no assurance that the merger and the other transactions contemplated by the merger agreement will occur on the terms and timeline currently contemplated, or at all. If the proposed merger is not completed or the merger agreement is terminated, our respective ongoing businesses may be adversely affected and, without realizing any of the benefits of having completed the transaction, we would be subject to a number of risks, including the impact of: (i) adverse reactions from the financial markets, including negative impacts on the stock prices of MSGE Class A common stock and MSGN Class A common stock; (ii) negative reactions from our respective customers or other stakeholders; (iii) the payment of certain costs relating to the merger, whether or not the merger is completed; (iv) matters relating to completion of the merger, which will require substantial commitments of time and resources by our respective management that would otherwise have been devoted to day-to-day operations; and (v) litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against us to perform our obligations under the merger agreement. If the merger is not completed or is delayed, the risks described above may materialize and may adversely affect our businesses, results of operations and financial condition, financial results and stock price.

While the Merger Is Pending, MSG Entertainment and MSG Networks Will Be Subject to Business Uncertainties as Well as Contractual Restrictions Under the Merger Agreement That May Have an Adverse Effect on Their Respective Businesses.

The merger will occur only if stated conditions are met, many of which are outside of our control. In addition, each of MSG Entertainment and MSG Networks have rights to terminate the merger agreement under specified circumstances. Accordingly, there may be uncertainty regarding the completion of the merger. Uncertainty about the effect of the transaction on our employees and business relationships may have an adverse effect on our business and, consequently, on MSG Entertainment following the completion of the merger. These uncertainties may impair our ability to retain and motivate key personnel until and after the completion of the merger.

In addition, the merger agreement contains customary covenants which restrict each of MSG Entertainment and MSG Networks, without the consent of the other party, from taking certain specified actions until the transaction closes or the merger agreement terminates. These restrictions may prevent MSG Entertainment and MSG Networks from pursuing otherwise attractive business opportunities that may arise prior to the completion of the merger or termination of the merger agreement.

MSG Entertainment and MSG Networks Will Incur Significant Transaction Costs in Connection With the Merger, Even if the Merger Is Not Consummated.

MSG Entertainment and MSG Networks expect to pay significant transaction costs in connection with the merger. These transaction costs include legal, accounting, tax and financial advisory expenses, SEC filing fees, printing expenses, mailing costs and other related charges. A portion of the transaction costs will be incurred regardless of whether the transaction is completed. In accordance with the merger agreement, each of MSG Entertainment and MSG Networks will generally pay their own costs and expenses in connection with the merger, whether or not the merger is completed. If the merger is not completed, MSG Entertainment and MSG Networks will have incurred substantial expenses for which no ultimate benefit will have been received by either company. In addition, the merger agreement contains certain termination rights for MSG Entertainment and MSG Networks, and under certain circumstances, MSG Entertainment may be required to pay a termination fee to MSG Networks of $21.2 million, or MSG Networks may be required to pay a termination fee to MSG Entertainment of $18.9 million.

MSG Entertainment and MSG Networks Are Subject to Lawsuits Relating to the Merger, and May Be Subject to Additional Lawsuits in the Future, Which May Impact the Timing of the Closing and Our Ability to Close the Merger and May Adversely Impact Our Businesses.

MSG Entertainment and MSG Networks and their directors, officers and controlling stockholders are, and may be subject to in the future, lawsuits relating to the merger. Litigation is very common in connection with the sale of public companies, regardless of whether the claims have any merit. One of the conditions to consummating the merger is that no order preventing or otherwise prohibiting the consummation of the merger shall have been issued by any court. Consequently, if any lawsuit challenging the merger is successful in obtaining an order preventing the consummation of the merger, that order may delay or prevent the merger from being completed. As of the filing of this joint proxy statement/prospectus on June 4, 2021, three complaints have been filed in connection with the merger by purported stockholders of MSG Networks in the U.S. District Court for the Southern District of New York. On May 7, 2021, a purported stockholder filed a complaint captioned Shiva Stein v. MSG Networks Inc. et al., 21-cv-04126. On May 21, 2021, another purported stockholder filed a complaint captioned Jiaming Wang v. MSG Networks Inc. et al., 21-cv-04578. On May 30, 2021, a third purported stockholder filed a complaint captioned Marc Waterman v. MSG Networks Inc., et al., 21-cv-04814. All three complaints are similar. Each complaint names MSG Networks and the MSGN board members as defendants and alleges, among other things, that the registration statement on Form S-4 filed by MSG Entertainment on May 7, 2021 in connection with the merger is materially incomplete and misleading in violation of Section 14(a) and Section 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The complaints seek, among other relief, an injunction preventing the closing of the merger unless and until the defendants disclose material information allegedly omitted from the registration statement, rescission of the merger agreement to the extent already implemented (or awarding of rescissory damages), damages, and an award of attorneys’ and experts’ fees.

On May 27, 2021, a complaint captioned Hollywood Firefighters’ Pension Fund et al. v. James Dolan, et al., was filed by purported stockholders of MSG Entertainment in the Delaware Court of Chancery against MSG Entertainment, the MSGE board, certain Dolan family stockholders and MSG Networks. The complaint purports to allege derivative claims on behalf of MSG Entertainment and claims on behalf of a putative class of MSG Entertainment stockholders concerning the proposed merger. Plaintiffs allege, among other things, that the merger is a business combination with an interested stockholder that is not allowed under Section 203 of the DGCL, that the MSG Entertainment board members and majority stockholders violated their fiduciary duties in agreeing to the proposed merger, and that the disclosures herein relating to the merger are misleading or incomplete. Plaintiffs seek, among other relief, declaratory and injunctive relief enjoining the stockholder vote and consummation of the merger, and an award of damages in the event the transaction is consummated and plaintiffs’ attorneys’ fees.

Each of MSG Entertainment and MSG Networks believes that the allegations in the complaints are without merit. MSG Entertainment and MSG Networks have each also received books and records demands from purported stockholders. Additional lawsuits arising out of the merger may also be filed in the future. See the section entitled “The Merger—Litigation Relating to the Merger” for more information about litigation related to the merger that has been commenced prior to the date of this joint proxy statement/prospectus. The time and costs of defending against litigation relating to the merger, and the outcomes thereof, may adversely affect our businesses.

Holders of MSGN Common Stock Cannot Be Sure of the Value of the Merger Consideration They Will Receive in the Merger; the Market Value of MSGN Class A Common Stock and MSGE Class A Common Stock May Vary Significantly Prior to the Merger Due to a Variety of Factors.

Pursuant to the merger agreement, (i) each share of MSGN Class A common stock issued and outstanding immediately prior to the effective time will be automatically converted into a number of shares of MSGE Class A common stock such that each holder of record of shares of MSGN Class A common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class A common stock equal to the number of shares of MSGN Class A common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share and (ii) each share of MSGN Class B common stock issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive a number of shares of MSGE Class B common stock such that each holder of record of shares of MSGN Class B common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class B common stock equal to the total number of shares of MSGN Class B common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share. The market value of MSGN Class A common stock and MSGE Class A common stock at the time of the closing of the merger may vary significantly from the market value of such stock on March 10, 2021 (the last full trading day before a press report speculated on a potential transaction between MSG Entertainment and MSG Networks), the date the merger agreement was executed or the date of this joint proxy statement/prospectus. Because the 0.172 exchange ratio will not be adjusted to reflect any changes in the market price of MSGE Class A common stock or MSGN Class A common stock, the market value of MSGE Class A common stock issued to MSG Networks stockholders in the merger and the market value of MSGN Class A common stock surrendered in the merger may each be higher or lower than the values of those shares on earlier dates. Accordingly, at any time prior to the completion of the merger, the MSG Networks stockholders will not know or be able to determine the value of MSGE Class A common stock they will receive as consideration upon completion of the merger. Similarly, MSG Entertainment will not know or be able to determine the value of the MSGE common stock that will be paid to MSG Networks stockholders as consideration upon completion of the merger.

Changes in the market price of MSGE Class A common stock and MSGN Class A common stock may result from a variety of factors that are beyond our control, including changes in our businesses, operations and prospects, governmental actions, legal proceedings and developments and other matters generally affecting the securities market. Market assessments of the benefits of the merger, the likelihood that the merger will be completed and general and industry-specific market and economic conditions may also have an effect on the market price of MSGE Class A common stock and MSGN Class A common stock. Neither MSG Entertainment nor MSG Networks is permitted to terminate the merger agreement solely because of changes in the market prices of MSGE Class A common stock or MSGN Class A common stock. You are urged to obtain up-to-date prices for MSGE Class A common stock and MSGN Class A common stock.

The Market Price of MSGE Class A Common Stock Will Continue to Fluctuate After the Merger.

Upon completion of the merger, holders of MSGN common stock will become holders of MSGE common stock. The market price of MSGE Class A common stock may fluctuate significantly following completion of the merger (including potentially for reasons related to the merger), and holders of MSGN common stock could lose some or all of the value of their investment in MSGE common stock. In addition, the stock market has experienced significant price and volume fluctuations in recent times which, if they continue to occur, could have a material adverse effect on the market for, or liquidity of, the MSGE Class A common stock, regardless of MSG Entertainment’s actual operating performance.

Certain Directors, Officers and Employees of MSG Entertainment and MSG Networks Have Interests in the Merger That May Be Different From, or in Addition to, the Interests of MSG Entertainment Stockholders and MSG Networks Stockholders Generally.

The MSGE special committee and the MSGE board, in reliance upon the recommendation of the MSGE special committee, (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of MSG Entertainment, (2) approved the merger agreement and the transactions contemplated thereby and (3) resolved to recommend that the MSG Entertainment stockholders vote in favor of the authorization of the MSGE share issuance and directed that the MSGE share issuance be submitted for approval by the MSG Entertainment stockholders. The MSGN special committee and the MSGN board, in reliance upon the recommendation of the MSGN special committee, (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of MSG Networks and its stockholders (other than MSG Entertainment, the Dolan family group and their respective affiliates), (2) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (3) resolved to recommend that MSG Networks stockholders adopt the merger agreement and directed that the merger agreement be submitted for approval by the MSG Networks stockholders. As of the date of this joint proxy statement/prospectus, neither MSG Entertainment nor any MSGE subsidiary owns any stock of MSG Networks.

MSG Entertainment and MSG Networks are under common control by the Dolan family group, which owns all of the outstanding MSGE Class B common stock and MSGN Class B common stock and holds approximately 70.7% of the total voting power of MSG Entertainment and approximately 76.9% of the total voting power of MSG Networks, respectively, as of May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021), and has representatives on the boards of MSG Entertainment and MSG Networks.

In considering these facts and the other information contained in this joint proxy statement/prospectus, you should be aware that certain of MSG Entertainment’s directors, officers and employees and certain of MSG Networks’ directors, officers and employees have interests in the merger that may be different from, or in addition to, the interests of MSG Entertainment’s stockholders or MSG Networks’ stockholders. These interests include, among others, positions as directors, officers or employees of both MSG Entertainment and MSG Networks and equity holdings in both MSG Entertainment and MSG Networks. These interests are discussed in more detail in the section entitled “The Merger—Interests of MSG Entertainment’s Directors, Officers and Employees in the Merger” beginning on page 116 and “The Merger—Interests of MSG Networks’ Directors, Officers and Employees in the Merger” beginning on page 120.

MSG Entertainment Stockholders and MSG Networks Stockholders Will Not Be Entitled to Dissenters’ or Appraisal Rights in the Merger.

Dissenters’ or appraisal rights are statutory rights that, if applicable under law, enable stockholders of a corporation to dissent from an extraordinary transaction, such as a merger, and to demand that such corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Under the DGCL, stockholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash instead of fractional shares or (d) any combination of clauses (a)-(c).

Under the DGCL, the holders of MSGE common stock are not entitled to any dissenters’ or appraisal rights in connection with the MSGE share issuance proposal. MSG Entertainment stockholders may vote against the MSGE share issuance proposal if they do not favor the merger. Under the DGCL, the holders of MSGN Class A common stock are not entitled to any dissenters’ or appraisal rights in connection with the merger. This is because the shares of MSGN Class A common stock are listed on the NYSE and the holders of shares of MSGN Class A common stock will receive in the merger only shares of MSGE Class A common stock, which will be listed on the NYSE.

Shares of MSGN Class B common stock are not listed on a national securities exchange or held of record by more than 2,000 holders, and holders of shares of MSGN Class B common stock will receive in the merger only shares of MSGE Class B common stock, which are also not listed on a national securities exchange or held of record by more than 2,000 holders. As a result, holders of MSGN Class B common stock are entitled to seek appraisal of their shares under the DGCL. However, for purposes of the merger, each holder of shares of MSGN Class B common stock has irrevocably and unconditionally waived, and agreed not to exercise, any rights of appraisal (including under Section 262 of the DGCL) or rights to dissent relating to the merger that such holder of shares of MSGN Class B common stock may directly or indirectly have by virtue of the ownership of shares of MSGN Class B common stock, to the full extent permitted by law pursuant to the voting and support agreement as described in “The Voting Agreements” beginning on page 154.

The Merger Agreement and Voting Agreements Could Discourage a Third Party from Pursuing an Alternative Transaction Involving MSG Entertainment or MSG Networks.

The merger agreement contains provisions that may discourage a third party from submitting an MSG Entertainment competing proposal or an MSG Networks competing proposal that might result in greater value to MSG Entertainment’s or MSG Networks’ respective stockholders than the merger, such as a general prohibition on MSG Entertainment or MSG Networks from soliciting or, subject to certain exceptions relating to the exercise of fiduciary duties by the MSGE board or the MSGN board, entering into discussions with any third party regarding any MSG Entertainment or MSG Networks competing proposal or offer for a competing transaction.

In connection with the merger agreement and as a condition and inducement to MSG Networks’ willingness to enter into the merger agreement, MSG Networks and the principal MSGE stockholders entered into the MSGE voting agreement, to which MSG Entertainment is a third party beneficiary, pursuant to which the principal MSGE stockholders agreed, among other things and subject to the terms and conditions set forth in the MSGE voting agreement, to vote their shares of MSGE common stock in favor of the authorization and approval of the MSGE share issuance. The principal MSGE stockholders represent approximately 70.7% of the aggregate voting power of MSGE common stock as of May 17, 2021.

In connection with the merger agreement and as a condition and inducement to MSG Entertainment’s willingness to enter into the merger agreement, MSG Entertainment and the principal MSGN stockholders entered into the MSGN voting agreement, to which MSG Networks is a third party beneficiary, pursuant to which the principal MSGN stockholders agreed, among other things and subject to the terms and conditions set forth in the MSGN voting agreement, to vote their shares of MSGN common stock in favor of MSGN merger proposal. The principal MSGN stockholders represent approximately 76.9% of the aggregate voting power of MSGN common stock as of May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021).

The existence of these agreements could discourage a third party from pursuing an alternative transaction involving MSG Entertainment or MSG Networks because the principal MSGE stockholders’ shares of MSGE common stock to be voted in favor of the MSGE share issuance proposal and the principal MSGN stockholders’ shares of MSGN common stock to be voted in favor of the MSGN merger proposal will be sufficient to approve the proposals.

The Opinions of the MSGE Special Committee’s and the MSGN Special Committee’s Respective Financial Advisors Will Not Reflect Changes in Circumstances Between the Signing of the Merger Agreement and the Completion of the Merger.

The MSGE special committee and the MSGN special committee have received opinions from their respective financial advisors in connection with the signing of the merger agreement, but have not obtained updated opinions from their respective financial advisors as of the date of this joint proxy statement/prospectus. Changes in the operations and prospects of MSG Entertainment or MSG Networks, general market and economic conditions and other factors that may be beyond the control of MSG Entertainment or MSG Networks, and on which the MSGE special committee and the MSGN special committee financial advisors’ opinions were based, may significantly alter the value of MSG Entertainment or MSG Networks or the prices of the shares of MSGE Class A common stock or of the shares of MSGN Class A common stock by the time the merger is completed. The opinions do not speak as of the time the merger will be completed or as of any date other than the date of such opinions. Because MSG Entertainment or MSG Networks do not currently anticipate asking their respective financial advisors to update their opinions, the opinions will not address the fairness of the merger consideration or the exchange ratio, as applicable, from a financial point of view at the time the merger is completed. The MSGE board’s recommendation that MSG Entertainment’s stockholders vote “FOR” approval of the share issuance proposal and the MSGN board’s recommendation that MSG Networks stockholders vote “FOR” approval of the merger proposal, however, is made as of the date of this joint proxy statement/prospectus. For a description of the opinions that the MSGE special committee and the MSGN special committee received from their respective financial advisors, see the sections entitled “The Merger—Opinion of the Financial Advisors to the MSGE Special Committee,” and “The Merger—Opinion of the Financial Advisors to the MSGN Special Committee.” Copies of the opinions of Moelis and Raine, the MSGE special committee’s financial advisors, are attached as Annexes D and E, respectively, to this joint proxy statement/prospectus, and copies of the opinions of LionTree and Morgan Stanley, the MSGN special committee’s financial advisors, are attached as Annexes F and G, respectively, to this joint proxy statement/prospectus and each is incorporated by reference herein in its entirety.

Risks Related to the Business of MSG Entertainment Following the Merger

Following the Merger, MSG Entertainment May Not Be Able to Integrate the Businesses of MSG Entertainment and MSG Networks as Successfully as Anticipated and Realize the Anticipated Benefits of the Merger.

The merger involves the combination of two companies which, although under common control and subject to existing commercial relationships, currently operate as independent public companies. Following the merger, MSG Entertainment will be required to devote management attention and resources to integrating its business practices and operations. MSG Entertainment may also fail to realize some or all of the anticipated benefits of the merger.

If the efforts and actions required of MSG Entertainment and MSG Networks in order to consummate the merger and the other transactions contemplated by the merger agreement are more difficult, costly or time consuming than expected, such efforts and actions could result in the diversion of management’s attention and resources at each company or the disruption or interruption of, or the loss of momentum in, each company’s ongoing businesses, which could adversely affect the business and financial results of MSG Entertainment or MSG Networks, as applicable.

The Unaudited Pro Forma Condensed Combined Financial Data for MSG Entertainment and Unaudited Prospective Financial Information Included in this Joint Proxy Statement/Prospectus Is Presented for Illustrative Purposes Only, and MSG Entertainment’s Actual Financial Position and Operations After the Merger May Differ Materially From the Unaudited Pro Forma Financial Data Included in this Joint Proxy Statement/Prospectus.

The unaudited condensed combined pro forma financial data for MSG Entertainment and the unaudited prospective financial information included in this joint proxy statement/prospectus are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the merger had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Specifically, the preparation of the pro forma financial information includes transaction accounting adjustments that are based on the estimates and assumptions. These transaction accounting adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Differences between these preliminary estimates and the final merger accounting, expected to be completed after the closing of the merger, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and MSG Entertainment’s future results of operations and financial position. MSG Entertainment has elected not to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur and has only presented transaction accounting adjustments in the pro forma financial statements. Therefore, the pro forma financial statements do not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies or other restructuring that may result from the merger. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

The actual financial positions and results of operations of MSG Entertainment and MSG Networks prior to the merger and that of MSG Entertainment following the merger may be different, possibly materially, from the unaudited pro forma combined financial statements or unaudited prospective financial information included in this joint proxy statement/prospectus. In addition, the assumptions used in preparing the unaudited pro forma combined financial statements and projected financial information included in this joint proxy statement/prospectus may not prove to be accurate and may be affected by other factors. For more information see the sections entitled “The Merger—Unaudited Prospective Financial Information” and “Unaudited Pro Forma Condensed Combined Financial Information” beginning on pages 112 and 158, respectively.

MSG Entertainment’s Stock Price May Be Negatively Impacted by Risks and Conditions That Are Different from Those That Historically Have Affected MSG Entertainment’s or MSG Networks’ Stock Prices.

Upon completion of the merger, MSG Networks stockholders will become holders of MSGE common stock. The businesses of MSG Entertainment and its subsidiaries are different from those of MSG Networks and its subsidiaries. There is a risk that various factors, conditions and developments that would not historically affect the price of MSGN Class A common stock or MSGE Class A common stock could negatively affect the price of MSGE Class A common stock after the merger. Please see MSG Entertainment’s and MSG Networks’ Annual Reports on Form 10-K for the fiscal year ended June 30, 2020, and Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020, December 31, 2020 and March 31, 2021 as updated by any subsequent Current Reports on Form 8-K filed with the SEC, respectively, all of which are incorporated by reference in this joint proxy statement/prospectus, and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 42 for a summary of some of the key factors that might affect MSG Entertainment and the prices at which MSGE Class A common stock may trade from time to time.

MSG Entertainment and MSG Networks Each Currently Has Significant Indebtedness, and MSG Entertainment Will Be More Leveraged With Debt Following the Merger, Which Could Adversely Affect its Business and Financial Condition After the Completion of the Merger.

As of March 31, 2021, MSG Entertainment had consolidated debt of approximately $693 million, and MSG Networks had consolidated debt of approximately $1.1 billion in principal amount. After giving effect to the combination, MSG Entertainment and its subsidiaries will have consolidated debt of approximately $1.8 billion on a combined basis.

As a result of this significant indebtedness, MSG Entertainment may:

•	experience increased vulnerability to general adverse economic and industry conditions;

•

be required to dedicate a substantial portion of its cash flow from operations to principal and interest payments on its indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, strategic acquisitions and investments and other general corporate purposes; and

•	be exposed to the risk of increased interest rates with respect to any variable rate portion of its indebtedness.

In addition, it is possible that MSG Entertainment may choose or need to incur additional indebtedness in the future. If new debt is added to the pro forma debt levels, the risks described above could intensify. The impact of any of these potential adverse consequences could have a material adverse effect on MSG Entertainment’s results of operations, financial condition, and liquidity following the completion of the combination.

Other Risk Factors of MSG Entertainment and MSG Networks

MSG Entertainment’s and MSG Networks’ businesses are and will be subject to the risks described above. In addition, MSG Entertainment and MSG Networks are, and will continue to be, subject to the risks described in MSG Entertainment’s and MSG Networks’ respective Annual Reports on Form 10-K for the fiscal year ended June 30, 2020 and Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020, December 31, 2020 and March 31, 2021, as, in each case, updated by any subsequent Current Reports on Form 8-K, all of which are filed with the SEC and are incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 221 for the location of information incorporated by reference in this joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events and anticipated results of operations and business strategies, statements regarding the merger, including the anticipated benefits of the merger, the anticipated impact of the merger on MSG Entertainment’s business and future financial and operating results, the expected amount and timing of synergies from the merger, and the anticipated closing date for the proposed transaction and other aspects of operations or operating results. All statements, other than statements of historical fact, included in this joint proxy statement/prospectus that address activities, events or developments that MSG Entertainment or MSG Networks expects, believes or anticipates will or may occur in the future are forward-looking statements. Words and phrases such as “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, MSG Entertainment or MSG Networks expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond MSG Entertainment’s and MSG Networks’ control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. In addition to the risk factors described herein under the heading “Risk Factors,” the following important factors and uncertainties, among others, could cause actual results or events to differ materially from those included in this joint proxy statement/prospectus:

•	the failure to satisfy the conditions to consummate the merger;

•	the occurrence of any event, change or other circumstances that could give rise to a delay in the consummation of the merger or the termination of the merger agreement;

•

risks related to the disruption of management time from ongoing business operations due to the merger and the restrictions imposed on MSG Entertainment’s and/or MSG Networks’ operations under the terms of the merger agreement;

•

the possibility that MSG Entertainment and/or MSG Networks will incur significant transaction and other costs in connection with the merger, which may be in excess of those anticipated by MSG Entertainment and/or MSG Networks;

•	the outcome of any litigation initiated in connection with the merger;

•	the risk that MSG Entertainment may fail to realize, or take longer than expected to realize, the benefits and synergies expected from the merger;

•	effects of the pendency of the merger on relationships with employees, customers and other business partners;

•	the risk that the transaction may not qualify as a “reorganization” under the Code;

•	uncertainty as to the long-term value of MSGE Class A common stock;

•	MSG Entertainment’s and/or MSG Networks’ ability to maintain and grow their relationships with their respective customers;

•	MSG Entertainment’s and/or MSG Networks’ ability to implement their respective business strategies and the risks to their operating results and businesses generally;

•	the impact of public health crises, including pandemics (such as the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof), “COVID-19”) and epidemics and any related company,

government or league policies or actions on the businesses of MSG Entertainment and/or MSG Networks; and

•

general economic and market conditions and other developments in the markets in which MSG Entertainment and/or MSG Networks operate, as well as management’s response to any of the aforementioned factors.

The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. In the event that a party does update any forward-looking statement, no inference should be made that the parties will make additional updates with respect to that statement, related matters or any other forward-looking statements.

THE MSG ENTERTAINMENT SPECIAL MEETING OF STOCKHOLDERS

Date, Time and Place of the MSGE Special Meeting of Stockholders

The special meeting of MSG Entertainment stockholders will be held at the J.P. Morgan Club at the Madison Square Garden Arena, located on Seventh Avenue between West 31st Street and West 33rd Street on July 8, 2021 at 10:00 a.m. Eastern Time.

Purpose of the MSGE Special Meeting of Stockholders

At the MSGE special meeting, MSG Entertainment stockholders will be asked to consider and vote on the following:

•	a proposal to authorize the issuance of MSGE common stock, as merger consideration pursuant to the merger agreement; and

•	a proposal to adjourn the MSGE special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the MSGE share issuance proposal.

Recommendation of the MSGE Special Committee and Board of Directors

The MSGE special committee unanimously (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, advisable, and in the best interests of MSG Entertainment, and (2) recommended that the Board adopt resolutions approving, adopting and declaring advisable the merger agreement and transactions contemplated thereby and recommending that the MSG Entertainment stockholders approve the share issuance.

On March 25, 2021, at a duly convened meeting of the MSGE board, the MSGE board unanimously, in reliance on the recommendation of the MSGE special committee, (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of MSG Entertainment, (2) approved the merger agreement and the transactions contemplated thereby and (3) resolved to recommend that the MSG Entertainment stockholders vote in favor of the authorization of the MSGE share issuance and directed that the MSGE share issuance be submitted for approval by the MSG Entertainment stockholders.

Accordingly, the MSGE board, acting in reliance upon the unanimous recommendation of the MSGE special committee, unanimously recommends that the MSG Entertainment stockholders vote “FOR” each of the MSGE share issuance proposal and the MSGE adjournment proposal.

MSG Entertainment Record Date; Stockholders Entitled to Vote

Only holders of record of shares of MSGE common stock at the close of business on June 14, 2021, the record date for the MSGE special meeting, will be entitled to notice of, and to vote at, the MSGE special meeting or any adjournments or postponements thereof. For a period of at least ten days prior to the special meeting, a complete list of stockholders entitled to vote during the MSGE special meeting will be open to the examination of any stockholder during ordinary business hours at our corporate headquarters located at Two Pennsylvania Plaza, New York, NY 10121, or through an alternative method publicly disclosed in advance. In the event you are interested in viewing the list, please send an email to investor@msg.com at least two business days in advance to schedule your visit.

As of the close of business on June 3, 2021 (the latest practicable date prior to the record date), there were outstanding a total of 19,618,324 shares of MSGE Class A common stock and 4,529,517 shares of MSGE Class B common stock entitled to vote at the MSGE special meeting. Each holder is entitled to one vote for each share of MSGE Class A common stock and ten votes for each share of MSGE Class B common stock owned by such holder as of the close of business on the record date.

In connection with the execution of the merger agreement, the holders of all outstanding shares of MSGE Class B common stock entered into a voting agreement with MSG Networks whereby such stockholders will be obligated to vote in favor of the MSGE share issuance proposal and the MSGE adjournment proposal, among other things. See the section entitled “The Voting Agreements” beginning on page 154. The Dolan family group, which owns all of the outstanding shares of MSGE Class B common stock, owns 70.7% of the total voting power of the MSGE common stock, as of May 17, 2021. Even though a special meeting is required to be held and all MSG Entertainment stockholders of record on the record date have a right to vote, the Dolan family group’s shares of MSGE common stock to be voted in favor of the MSGE share issuance proposal and the MSGE adjournment proposal will be sufficient to approve the proposals.

Quorum

The presence, in person or by proxy, of the holders of a majority of the votes represented by the outstanding shares of MSGE common stock entitled to vote at the MSGE special meeting will constitute a quorum for the transaction of business at the MSGE special meeting. In addition, a majority of the votes represented by the outstanding shares of MSGE Class B common stock will constitute a quorum for the authorization of the issuance of MSGE Class B common stock in connection with the separate, additional vote on the MSGE share issuance proposal.

Shares of MSGE common stock represented at the MSGE special meeting and entitled to vote but not voted, including shares for which a stockholder directs an “abstention” from voting and broker non-votes (shares held by banks, brokerage firms or nominees that are present in person or by proxy at the MSGE special meeting but with respect to which the broker or other stockholder of record is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal), if any, will be counted as present for purposes of establishing a quorum.

Shares of MSGE common stock held in treasury will not be included in the calculation of the number of votes represented by the shares of MSGE common stock entitled to vote at the meeting for purposes of determining whether a quorum is present.

Pursuant to the MSGE voting agreement, all holders of MSGE Class B common stock are obligated to cause all of the shares that they are entitled to vote to be counted as present at the MSGE special meeting for purposes of calculating a quorum.

Required Vote

Approval of the MSGE share issuance proposal requires (i) the affirmative vote of the holders of a majority of the total votes of the shares of MSGE Class A common stock and Class B common stock, voting together as a single class, cast in person or by proxy, at the MSGE special meeting to approve the share issuance pursuant to Article I, Section 6 of the MSGE bylaws and as required by Section 312.03 of the NYSE Listed Company Manual, and (ii) in connection with the issuance of MSGE Class B common stock, the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of MSGE Class B common stock, voting separately as a class, pursuant to Article Fourth, Section A.III (a) of the MSGE charter. Approval of the MSGE adjournment proposal requires the affirmative vote of the holders of a majority of the total votes of shares of MSGE Class A common stock and MSGE Class B common stock, voting together as a single class, cast in person or by proxy, at the MSGE special meeting pursuant to Article I, Section 6 of the MSGE bylaws.

The MSGE board, acting in reliance on the unanimous recommendation of the MSGE special committee, unanimously recommends that MSG Entertainment stockholders vote “FOR” each of the MSGE share issuance proposal and the MSGE adjournment proposal, and your properly signed and dated proxy will be so voted unless you specify otherwise.

Abstentions and Broker Non-Votes

If you are a holder of MSGE Class A common stock and fail to vote or fail to instruct your broker or nominee to vote, or vote to abstain from voting, your shares will not be voted on, and will have no effect on, the outcome of the MSGE share issuance proposal, assuming a quorum is present, as a failure to vote or a vote to abstain are not considered votes cast. If you are a holder of MSGE Class B common stock and fail to vote or fail to instruct your broker or nominee to vote, or vote to abstain from voting, it will have (i) no effect on the outcome of the vote of the holders of a majority of the total votes of shares of MSGE common stock cast, voting together as a single class, with respect to the MSGE share issuance proposal, assuming a quorum is present, and (ii) the same effect as a vote against the MSGE share issuance proposal in the separate and additional vote of MSGE Class B common stock holders. If you are a holder of MSGE common stock and fail to vote or fail to instruct your broker or nominee to vote, or vote to abstain from voting, it will have no effect on the outcome of the MSGE adjournment proposal, assuming a quorum is present, as a failure to vote or a vote to abstain are not considered votes cast.

Attending the MSGE Special Meeting of Stockholders

If you plan to attend the MSGE special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” and you wish to vote at the MSGE special meeting, you must bring to the special meeting a “legal proxy” executed in your favor from the record holder (your brokerage firm, bank, broker-dealer or other similar organization) of the shares authorizing you to vote at the MSGE special meeting.

Admission Ticket. An admission ticket is required if you plan to attend the MSGE special meeting in person. To be admitted to the MSGE special meeting, you must have been a stockholder of record at the close of business on the record date of June 14, 2021 or be the legal proxy holder or qualified representative of such stockholder of MSG Entertainment. You must bring with you your admission ticket and a valid government-issued photo ID (federal, state or local), such as a driver’s license or passport.

Your proxy card or a legal proxy is not an admission ticket. To obtain an admission ticket, go to www.proxyvote.com or call 1-844-318-0137 (toll-free) or 925-331-6070 (international). You will need to enter your 16 digit control number, which can be found on your voting instruction form or proxy card. You may also request an admission ticket by calling the telephone number on your voting instruction form or proxy card. The deadline to obtain an admission ticket is 5:00 p.m. Eastern Time on July 2, 2021. If you have questions about admission to the MSGE special meeting, please call 1-844-318-0137 (toll-free) or 925-331-6070 (international).

If you plan to attend both special meetings, you must obtain an admission ticket for each of the MSGE special meeting and the MSGN special meeting. Your admission ticket to the MSGE special meeting will not admit you to the MSGN special meeting, and vice versa.

Please note that you will need your admission ticket to be admitted to the MSGE special meeting whether or not you vote before or at the meeting, and regardless of whether or not you are a registered or beneficial stockholder. If you are attending the meeting as a proxy or qualified representative for a stockholder, you will need to bring your legal proxy or authorization letter in addition to your admission ticket and government-issued photo ID.

COVID-19 safety protocols. In order to attend the MSGE special meeting, you will need to present one of three options for entry: proof of full COVID-19 vaccination at least 14 days prior to the special meetings, a negative antigen COVID-19 test taken within 6 hours of the applicable special meeting, or a negative PCR COVID-19 test taken within 72 hours of the applicable special meeting, in each case with a government-issued photo ID matching the name on your documentation and the name on your admission ticket. Upon arrival, in addition to providing the foregoing documentation, you will complete a health screening that includes a contactless temperature check that must register below 100.4 degrees. Guests that do not provide proof of full vaccination are required to maintain at least a six-foot distance from other attendees and wear a face covering while attending the MSGE special meeting. We are following evolving guidance and protocols issued by Centers for Disease Control, New York State and New York City for COVID-19 safety, which may change between the date of this joint proxy statement/prospectus and the actual date of the MSGE special meeting. Whichever protocols are required on the date of the special meetings will be followed, which may be different than the protocols stated herein. Any updates will be posted to MSG Entertainment’s website at http://www.investor.msgentertainment.com.

Legal Proxy. Stockholders must provide advance written notice to MSG Entertainment if they intend to have a legal proxy (other than the persons appointed as proxies on MSG Entertainment’s proxy card) or a qualified representative attend the MSGE special meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m. Eastern Time on June 30, 2021 in order to allow enough time for the issuance of an admission ticket to such person. Notices for the MSGE special meeting should be directed to Madison Square Garden Entertainment Corp., Attention: Corporate Secretary, Two Pennsylvania Plaza, New York, NY 10121.

Security. Please note that cameras, video and audio recording equipment and other similar electronic devices, as well as large bags (including backpacks, handbags and briefcases) and packages, will need to be checked at the door. Additionally, MSG Entertainment may impose additional restrictions on items that must be checked at the door as well as on the conduct of the meeting. To enhance the safety of all persons, attendees and bags will be subject to screening, including the use of x-ray screening where available, and may also be subject to additional security inspections.

Voting of Proxies; Incomplete Proxies

If you are a stockholder of record of MSG Entertainment as of the close of business on the record date for the MSGE special meeting, you may vote at the meeting or by legal proxy at the special meeting or, to ensure your shares are represented at the meeting, you may vote in advance of the MSGE special meeting. A proxy card is enclosed for your use. MSG Entertainment requests that you follow the instructions contained on the proxy card and by:

•	accessing the internet website specified on your proxy card;

•	calling the toll-free number specified on your proxy card; or

•	marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold MSG Entertainment shares in the name of a bank or broker, please follow the voting instructions provided by your bank or broker to ensure that your shares are represented at your special meeting. Even if you plan to attend the MSGE special meeting, you are strongly recommended to vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

When the accompanying proxy is returned properly executed, the shares of MSGE common stock represented by it will be voted at the MSGE special meeting or any adjournments or postponements thereof in accordance with the instructions contained in the proxy. If a proxy is signed and returned without an indication as to how the shares of MSGE common stock represented are to be voted with regard to a particular proposal, the MSGE common stock represented by the proxy will be voted as the MSGE board recommends, which, in reliance on the unanimous recommendation of the MSGE special committee, is in favor of each of the MSGE share issuance proposal and the MSGE adjournment proposal. At the date hereof, management has no knowledge of any business that will be presented for consideration at the special meeting and which would be required to be set forth in this joint proxy statement/prospectus or the related MSGE proxy card other than the matters set forth in MSG Entertainment’s notice of special meeting of stockholders. If any other matter is properly presented at the MSGE special meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Please vote today following the instructions contained on the enclosed proxy card whether or not you or your legal proxy plan to attend the MSGE special meeting in person.

Shares Held in “Street Name”

If you hold your shares in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and your brokerage firm, bank, broker-dealer or other similar organization cannot vote your shares on any proposal on which it does not have discretionary authority to vote. Please use the voting instruction form provided to you by your brokerage firm, bank, broker-dealer or other similar organization to direct them how to vote your shares. If you do not provide voting instructions, your shares will not be voted on—and will have no effect on—the MSGE share issuance proposal or the MSGE adjournment proposal.

Please note that you may not vote shares held in street name by returning a proxy card directly to MSG Entertainment or by voting in person at the MSGE special meeting unless you provide a “legal proxy,” which you must obtain from your brokerage firm, bank, broker-dealer or other similar organization.

Revocability of Proxies and Changes to an MSG Entertainment Stockholder’s Vote

You have the power to revoke your proxy at any time before your proxy is voted at the MSGE special meeting. You can revoke your proxy in one of three ways:

•	you can send a signed notice of revocation;

•	you can grant a new, valid proxy bearing a later date (including by telephone or through the internet); or

•

if you are a holder of record, you can attend the MSGE special meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by the MSGE Corporate Secretary at Two Pennsylvania Plaza, New York, NY 10121, no later than the beginning of the MSGE special meeting. If your shares are held in “street name” by your brokerage firm, bank, broker-dealer or other similar organization, you should contact such organization to change your vote or revoke your proxy.

Solicitation of Proxies

In accordance with the merger agreement, the cost of proxy solicitation for the MSGE special meeting will be borne by MSG Entertainment. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of MSG Entertainment, some of whom may be considered participants in the solicitation, without additional remuneration, by personal interview, telephone, facsimile or otherwise. MSG Entertainment will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on the record date and will provide customary reimbursement to such firms for the cost of forwarding these materials. MSG Entertainment has retained D.F. King to assist in its solicitation of proxies and has agreed to pay them a fee of up to $20,000, plus reasonable expenses, for these services.

Adjournments

If a quorum is not present or represented, the MSG Entertainment stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If a quorum is present at the MSGE special meeting but there are not sufficient votes at the time of the special meeting to approve the MSGE share issuance proposal, then MSG Entertainment stockholders may be asked to vote on the MSGE adjournment proposal. No notices of an adjourned meeting need be given unless the adjournment is for more than 30 days, announcement of the adjourned time and/or place is not made at the meeting or, if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At any subsequent reconvening of the special meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting and all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Assistance

If you need assistance in completing your proxy card or have questions regarding the MSGE special meeting, please contact D.F. King, MSG Entertainment’s proxy advisor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers, Call Collect: (212) 269-5550

All Others Call Toll Free: (866) 796-7184

Email: MSGE@dfking.com

THE MSG NETWORKS SPECIAL MEETING OF STOCKHOLDERS

Date, Time and Place of the MSGN Special Meeting of Stockholders

The special meeting of MSG Networks stockholders will be held at the J.P. Morgan Club at the Madison Square Garden Arena, located on Seventh Avenue between West 31st Street and West 33rd Street on July 8, 2021 at 11:30 a.m. Eastern Time.

Purpose of the MSGN Special Meeting of Stockholders

At the MSGN special meeting, MSG Networks stockholders will be asked to consider and vote on the following:

•	a proposal to adopt the merger agreement;

•

a non-binding proposal to approve certain compensation that may be paid or become payable to MSG Networks’ named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement, on an advisory basis; and

•	a proposal to adjourn the MSGN special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the MSGN merger proposal.

Recommendation of the MSGN Special Committee and Board of Directors

The MSGN special committee unanimously (1) determined that the merger agreement and the merger are fair to, advisable and in the best interests of MSG Networks and its stockholders (other than MSG Entertainment, the Dolan family group and their respective affiliates), (2) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (3) recommended that the MSGN board adopt resolutions approving, adopting and declaring advisable the merger agreement and transactions contemplated thereby and recommending that the MSG Networks stockholders adopt the merger agreement. As of the date of this joint proxy statement/prospectus, neither MSG Entertainment nor any MSGE subsidiary owns any stock of MSG Networks.

On March 25, 2021, at a duly convened meeting of the MSGN board, the MSGN board unanimously, in reliance on the recommendation of the MSGN special committee, (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of MSG Networks and its stockholders (other than MSG Entertainment, the Dolan family group and their respective affiliates), (2) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (3) resolved to recommend that MSG Networks stockholders adopt the merger agreement and directed that the merger agreement be submitted for approval by the MSG Networks stockholders.

Accordingly, the MSGN board, acting in reliance upon the unanimous recommendation of the MSGN special committee, unanimously recommends that the stockholders of MSG Networks vote “FOR” each of the MSGN merger proposal, the non-binding compensation advisory proposal and the MSGN adjournment proposal.

MSG Networks Record Date; Stockholders Entitled to Vote

Only holders of record of shares of MSGN common stock at the close of business on June 14, 2021, the record date for the MSGN special meeting, will be entitled to notice of, and to vote at, the MSGN special meeting and at any adjournment of the meeting. For a period of at least ten days prior to the special meetings, a complete list of stockholders entitled to vote during the MSGN special meeting will be open to the examination of any stockholder during ordinary business hours at our corporate headquarters located at 11 Pennsylvania Plaza, New York, NY 10001, or through an alternative method publicly disclosed in advance. In the event you are interested in viewing the list, please send an email to investor@msgnetworks.com at least two business days in advance to schedule your visit.

As of the close of business on June 3, 2021 (the latest practicable date prior to the record date), there were outstanding a total of 43,459,880 shares of MSGN Class A common stock and 13,588,555 shares of MSGN

Class B common stock entitled to vote at the MSGN special meeting. Each holder is entitled to one vote for each share of MSGN Class A common stock and ten votes for each shares of MSGN Class B common stock owned by such holder as of the close of business on the record date.

In connection with the execution of the merger agreement, the holders of all outstanding shares of MSGN Class B common stock entered into a voting and support agreement with MSG Entertainment whereby such stockholders will be obligated to vote in favor of the MSGN merger proposal and the MSGN adjournment proposal, among other things. See the section entitled “The Voting Agreements” beginning on page 154. The Dolan family group, which owns all of the outstanding shares of MSGN Class B common stock, owns 76.9% of the total voting power of the MSGN common stock, as of May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021). Even though a special meeting is required to be held and all MSG Networks stockholders of record on the record date have a right to vote, the Dolan family group’s shares of MSGN common stock to be voted in favor of the MSGN merger proposal and the MSGN adjournment proposal will be sufficient to approve the proposals.

Quorum

The presence, in person or by proxy, of the holders of a majority of the votes represented by the outstanding shares of MSGN common stock entitled to vote at the MSGN special meeting will constitute a quorum for the transaction of business at the MSGN special meeting.

Shares of MSGN common stock represented at the MSGN special meeting but not voted, including shares for which a stockholder directs an “abstention” from voting and broker non-votes (shares held by banks, brokerage firms or nominees that are present in person or by proxy at the MSGN special meeting but with respect to which the broker or other stockholder of record is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal), if any, will be counted as present for purposes of establishing a quorum.

Shares of MSGN common stock held in treasury will not be included in the calculation of the number of votes represented by the shares of MSGN common stock entitled to vote at the meeting for purposes of determining whether a quorum is present.

Pursuant to the MSGN voting agreement, all holders of MSGN Class B common stock are obligated to cause all of the shares that they are entitled to vote to be counted as present at the MSGN special meeting for purposes of calculating a quorum.

Required Vote

Approval of the MSGN merger proposal requires the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of MSGN Class A common stock and MSGN Class B common stock, voting together as a single class, entitled to vote on such matter, at the MSGN special meeting pursuant to Section 251(c) of the DGCL. Approval of each of the non-binding compensation advisory proposal and the MSGN adjournment proposal requires the affirmative vote of the holders of a majority of the total votes of shares of MSGN Class A common stock and MSGN Class B common stock, voting together as a single class, cast in person or by proxy, at the MSGN special meeting pursuant to Article I, Section 6 of the MSGN bylaws.

The MSGN board, acting in reliance on the unanimous recommendation of the MSGN special committee, unanimously recommends that MSG Networks stockholders vote “FOR” each of the MSGN merger proposal, the non-binding compensation advisory proposal and the MSGN adjournment proposal, and your properly signed and dated proxy will be so voted unless you specify otherwise.

Abstentions and Broker Non-Votes

If you are an MSG Networks stockholder and fail to vote or fail to instruct your broker or nominee to vote, or vote to abstain from voting, (i) it will have the same effect as a vote AGAINST the MSGN merger proposal pursuant to Delaware law, which requires that the MSGN merger proposal be approved by a majority of the voting power of the outstanding shares of MSGN common stock entitled to vote, and (ii) it will have no effect on the outcome of the non-binding compensation advisory proposal or the MSGN adjournment proposal, assuming a quorum is present, as a failure to vote or a vote to abstain are not considered votes cast.

Attending the MSGN Special Meeting of Stockholders

If you plan to attend the MSGN special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” and you wish to vote at the MSGN special meeting, you must bring to the special meeting a “legal proxy” executed in your favor from the record holder (your brokerage firm, bank, broker-dealer or other similar organization) of the shares authorizing you to vote at the MSGN special meeting.

Admission Ticket. An admission ticket is required if you plan to attend the MSGN special meeting in person. To be admitted to the MSGE special meeting, you must have been a stockholder of record at the close of business on the record date of June 14, 2021 or be the legal proxy holder or qualified representative of such stockholder of MSG Networks. You must bring with you your admission ticket and a valid government-issued photo ID (federal, state or local), such as a driver’s license or passport.

Your proxy card or a legal proxy is not an admission ticket. To obtain an admission ticket, go to www.proxyvote.com or call 1-844-318-0137 (toll-free) or 925-331-6070 (international). You will need to enter your 16-digit control number, which can be found on your voting instruction form or proxy card. You may also request an admission ticket by calling the telephone number on your voting instruction form or proxy card. The deadline to obtain an admission ticket is 5:00 p.m. Eastern Time on July 2, 2021. If you have questions about admission to the MSGN special meeting, please call 1-844-318-0137 (toll-free) or 925-331-6070 (international).

If you plan to attend both special meetings, you must obtain an admission ticket for each of the MSGE special meeting and the MSGN special meeting. Your admission ticket to the MSGE special meeting will not admit you to the MSGN special meeting, and vice versa.

Please note that you will need your admission ticket to be admitted to the MSGN special meeting whether or not you vote before or at the meeting, and regardless of whether or not you are a registered or beneficial stockholder. If you are attending the meeting as a proxy or qualified representative for a stockholder, you will need to bring your legal proxy or authorization letter in addition to your admission ticket and government-issued photo ID.

COVID-19 safety protocols. In order to attend the MSGN special meeting, you will need to present one of three options for entry: proof of full COVID-19 vaccination at least 14 days prior to the special meetings, a negative antigen COVID-19 test taken within 6 hours of the applicable special meeting, or a negative PCR COVID-19 test taken within 72 hours of the applicable special meeting, in each case with a government-issued photo ID matching the name on your documentation and the name on your admission ticket. Upon arrival, in addition to providing the foregoing documentation, you will complete a health screening that includes a contactless temperature check that must register below 100.4 degrees. Guests that do not provide proof of full vaccination are required to maintain at least a six-foot distance from other attendees and wear a face covering while attending the MSGN special meeting. We are following evolving guidance and protocols issued by Centers for Disease Control, New York State and New York City for COVID-19 safety, which may change between the date of this joint proxy statement/prospectus and the actual date of the MSGN special meeting. Whichever protocols are required on the date of the special meetings will be followed, which may be different than the protocols stated herein. Any updates will be posted to MSG Networks’ website at http://www.investor.msgnetworks.com.

Legal proxy. Stockholders must provide advance written notice to MSG Networks if they intend to have a legal proxy (other than the persons appointed as proxies on MSG Networks’ proxy card) or a qualified representative attend the MSGN special meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m. Eastern Time on June 30, 2021 in order to allow enough time for the issuance of an admission ticket to such person. Notices for the MSGN special meeting should be directed to MSG Networks Inc., Attention: Corporate Secretary, 11 Pennsylvania Plaza, New York, NY 10001.

Security. Please note that cameras, video and audio recording equipment and other similar electronic devices, as well as large bags (including backpacks, handbags and briefcases) and packages, will need to be checked at the door. Additionally, MSG Networks may impose additional restrictions on items that must be checked at the door as well as on the conduct of the meeting. To enhance the safety of all persons, attendees and bags will be subject to screening, including the use of x-ray screening where available, and may also be subject to additional security inspections.

Voting of Proxies; Incomplete Proxies

If you are a stockholder of record of MSG Networks as of the close of business on the record date for the MSGN special meeting, you may vote at the meeting or by legal proxy at the special meeting or, to ensure your shares are represented at the meeting, you may vote in advance of the MSGN special meeting. A proxy card is enclosed for your use. MSG Networks requests that you follow the instructions contained on the proxy card and by:

•	accessing the internet website specified on your proxy card;

•	calling the toll-free number specified on your proxy card; or

•	marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold MSG Networks shares in the name of a bank or broker, please follow the voting instructions provided by your bank or broker to ensure that your shares are represented at your special meeting. Even if you plan to attend the MSGN special meeting, you are strongly recommended to vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

When the accompanying proxy is returned properly executed, the shares of MSGN common stock represented by it will be voted at the MSGN special meeting or any adjournments or postponements thereof in accordance with the instructions contained in the proxy. If a proxy is signed and returned without an indication as to how the shares of MSGN common stock represented are to be voted with regard to a particular proposal, the MSGN common stock represented by the proxy will be voted as the MSGN board recommends, which, in reliance on the unanimous recommendation of the MSGN special committee, is in favor of each of the MSGN merger proposal, the non-binding compensation advisory proposal and the MSGN adjournment proposal. At the date hereof, management has no knowledge of any business that will be presented for consideration at the special meeting and which would be required to be set forth in this joint proxy statement/prospectus or the related MSGN proxy card other than the matters set forth in MSG Networks’ notice of special meeting of stockholders. If any other matter is properly presented at the MSGN special meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Please vote today following the instructions contained on the enclosed proxy card whether or not you or your legal proxy plan to attend the MSGN special meeting in person.

Shares Held in “Street Name”

If you hold your shares in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and your brokerage firm, bank, broker-dealer or other similar organization cannot vote your shares on any proposal on which it does not have discretionary authority to vote. Please use the voting instruction form provided to you by your brokerage firm, bank, broker-dealer or other similar organization to direct them how to vote your shares. If you do not provide voting instructions, your shares will not be voted on—and will have no effect on—the MSGN merger proposal, MSGN adjournment proposal or non-binding compensation advisory proposal.

Please note that you may not vote shares held in street name by returning a proxy card directly to MSG Networks or by voting in person at the MSGN special meeting unless you provide a “legal proxy,” which you must obtain from your brokerage firm, bank, broker-dealer or other similar organization.

Revocability of Proxies and Changes to an MSG Networks Stockholder’s Vote

You have the power to revoke your proxy at any time before your proxy is voted at the MSGN special meeting. You can revoke your proxy in one of three ways:

•	you can send a signed notice of revocation;

•	you can grant a new, valid proxy bearing a later date (including by telephone or through the internet); or

•

if you are a holder of record, you can attend the MSGN special meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by the MSGN Corporate Secretary at MSG Networks Inc., 11 Pennsylvania Plaza, New York, NY 10001 no later than the beginning of the MSGN special meeting. If your shares are held in “street name” by your brokerage firm, bank, broker-dealer or other similar organization, you should contact such organization to change your vote or revoke your proxy.

Solicitation of Proxies

In accordance with the merger agreement, the cost of proxy solicitation for the MSGN special meeting will be borne by MSG Networks. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of MSG Networks, some of whom may be considered participants in the solicitation, without additional remuneration, by personal interview, telephone, facsimile or otherwise. MSG Networks will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on the record date and will provide customary reimbursement to such firms for the cost of forwarding these materials. MSG Networks has retained D.F. King to assist in its solicitation of proxies and has agreed to pay them a fee of up to $20,000, plus reasonable expenses, for these services.

Adjournments

If a quorum is not present or represented, the MSG Networks stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If a quorum is present at the MSGN special meeting but there are not sufficient votes at the time of the special meeting to approve the MSGN merger proposal, then MSG Networks stockholders may be asked to vote on the MSGN adjournment proposal. No notices of an adjourned meeting need be given unless the adjournment is for more than 30 days, announcement of the adjourned time and/or place is not made at the meeting or, if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At any subsequent reconvening of the special meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting and all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Assistance

If you need assistance in completing your proxy card or have questions regarding the MSGN special meeting, please contact D.F. King, MSG Networks’ proxy advisor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers, Call Collect: (212) 269-5550

All Others Call Toll Free: (866) 620-2535

Email: MSGN@dfking.com

INFORMATION ABOUT THE COMPANIES

MSG Entertainment

Madison Square Garden Entertainment Corp.

Two Pennsylvania Plaza

New York, NY 10121

Phone: (212) 465-6000

Madison Square Garden Entertainment Corp. is a leader in live entertainment experiences. MSG Entertainment presents or hosts a broad array of events in its diverse collection of venues: New York’s Madison Square Garden, Hulu Theater at Madison Square Garden, Radio City Music Hall and Beacon Theatre and The Chicago Theatre. MSG Entertainment is also building a new state-of-the-art venue in Las Vegas, the MSG Sphere, and has announced plans to build a second MSG Sphere in London, pending necessary approvals. In addition, MSG Entertainment features the original production—the Christmas Spectacular Starring the Radio City Rockettes—and through Boston Calling Events, produces the Boston Calling Music Festival. Also under the MSG Entertainment umbrella is Tao Group Hospitality, with entertainment, dining and nightlife brands including Tao, Marquee, Lavo, Beauty & Essex, Cathédrale, Hakkasan and Omnia.

MSGE Class A common stock is listed on the NYSE under the symbol “MSGE.”

Additional information about MSG Entertainment and its subsidiaries is included in the documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 221.

MSG Networks

MSG Networks Inc.

11 Pennsylvania Plaza

New York, NY 10001

Phone: (212) 465-6400

MSG Networks Inc., a pioneer in sports media, owns and operates two award-winning regional sports and entertainment networks and a companion streaming service that serve the nation’s number one media market, the New York DMA, as well as other portions of New York, New Jersey, Connecticut and Pennsylvania. The networks feature a wide range of compelling sports content, including exclusive live local games and other programming of the New York Knicks, New York Rangers, New York Islanders, New Jersey Devils and Buffalo Sabres, as well as significant coverage of the New York Giants and Buffalo Bills. This content, in addition to a diverse array of other sporting events and critically acclaimed original programming, has established MSG Networks as the gold standard in regional sports.

MSGN Class A common stock is listed on the NYSE under the symbol “MSGN.”

Additional information about MSG Networks and its subsidiaries is included in documents incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 221.

Merger Sub

Broadway Sub Inc.

c/o Madison Square Garden Entertainment Corp.

Two Pennsylvania Plaza

New York, NY 10121

Phone: (212) 465-6000

Broadway Sub Inc., a direct wholly-owned subsidiary of MSG Entertainment, is a Delaware corporation that was formed on March 24, 2021 for the purpose of effecting the merger. Upon completion of the merger, Merger Sub will be merged with and into MSG Networks, with MSG Networks surviving as a direct wholly-owned subsidiary of MSG Entertainment. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement in connection with the merger.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You should read the entire merger agreement carefully as it is the legal document that governs the merger. This section is not intended to provide you with any factual information about MSG Entertainment or MSG Networks. Such information can be found elsewhere in this joint proxy statement/prospectus and in the public filings MSG Entertainment or MSG Networks make with the SEC that are incorporated by reference into this joint proxy statement/prospectus, as described in the section entitled “Where You Can Find More Information” beginning on page 221 of this joint proxy statement/prospectus.

Structure of the Merger

At the effective time, Merger Sub, a direct wholly-owned subsidiary of MSG Entertainment formed to effect the merger, will merge with and into MSG Networks. MSG Networks will be the surviving corporation in the merger and will thereby become a direct wholly-owned subsidiary of MSG Entertainment.

Merger Consideration

In the merger, (i) each share of MSGN Class A common stock issued and outstanding immediately prior to the effective time will be automatically converted into a number of shares of MSGE Class A common stock such that each holder of record of shares of MSGN Class A common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class A common stock equal to the total number of shares of MSGN Class A common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share and (ii) each share of MSGN Class B common stock issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive a number of shares of MSGE Class B common stock such that each holder of record of shares of MSGN Class B common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class B common stock equal to the total number of shares of MSGN Class B common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share, in each case except for shares held by MSG Entertainment, Merger Sub or any of the MSGE subsidiaries or MSG Networks or any of the MSGN subsidiaries as treasury stock (in each case not held on behalf of third parties). Because the aggregate number of shares of MSGE common stock that each MSG Networks stockholder of record will receive as merger consideration will be rounded up to the next whole number, MSG Networks stockholders of record will not receive any fractional shares of MSGE common stock in the merger. As of the date of this joint proxy statement/prospectus, neither MSG Entertainment nor any MSGE subsidiary owns any stock of MSG Networks.

The 0.172 exchange ratio is fixed and will not be adjusted for changes in the market value of the common stock of MSG Entertainment or MSG Networks. Because of this, the implied value of the consideration to MSG Networks stockholders may fluctuate between now and the completion of the merger. Based on the closing price of MSGE common stock on the NYSE on March 10, 2021, the last full trading day before a press report speculated on a potential transaction between MSG Entertainment and MSG Networks, the exchange ratio represents approximately $19.95 in value for each share of MSGN common stock, and based on the closing price on March 25, 2021, the last full trading day before the public announcement of the signing of the merger agreement, the exchange ratio represents approximately $16.16 in value for each share of MSGN common stock. Based on the closing price of MSGE common stock on the NYSE on May 26, 2021, the latest practicable date before the date of this joint proxy statement/prospectus, the 0.172 exchange ratio represented approximately $15.30 in value for each share of MSGN common stock.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among the MSGN board, MSGE board, their respective special committees or the representatives of each company, their respective advisors or any other persons.

The management and boards of directors of MSG Entertainment and MSG Networks regularly review the performance, strategy, competitive position, opportunities and prospects of their respective companies in light of the then-current business and economic environments, as well as developments in the industries in which the companies operate, and the opportunities and challenges facing participants in those industries. These reviews have included consideration of, and discussions with other companies from time to time regarding, industry developments and potential strategic alternatives, including business combinations and other strategic transactions.

In 2019, a special committee of the MSGN board (the “2019 special committee”) considered a potential transaction with The Madison Square Garden Company (“TMSGC”). At such time, TMSGC owned and operated the businesses currently owned and operated by MSG Entertainment and Madison Square Garden Sports Corp. While the 2019 special committee entered into negotiations with TMSGC concerning a strategic transaction, which included exchanges of draft documentation, agreement was not reached with respect to a transaction and discussions terminated in August 2019.

MSG Entertainment was incorporated on November 21, 2019 as a direct, wholly-owned subsidiary of TMSGC. On March 31, 2020, TMSGC’s and MSG Entertainment’s boards of directors approved the spin-off of MSG Entertainment through a distribution of all the outstanding common stock of MSG Entertainment to TMSGC’s stockholders, which occurred on April 17, 2020. Effective upon the spin-off, TMSGC changed its name from The Madison Square Garden Company to Madison Square Garden Sports Corp.

As part of their ongoing review of strategic alternatives, in December 2020, members of MSG Entertainment and MSG Networks management considered whether it was appropriate to explore the potential strategic and financial benefits of a business combination transaction between MSG Entertainment and MSG Networks in light of the business and market environments in which the two companies were operating. Management of each company thought it could potentially be beneficial and in the best interests of their respective stockholders to consider a transaction. As a result of the potential conflicts of interest created by the Dolan family group’s position as the controlling stockholder of both MSG Entertainment and MSG Networks, each company scheduled a board meeting to seek authorization for its respective board of directors to form a special committee of independent and disinterested directors to consider a potential transaction.

On January 6, 2021, the MSGE board held a board meeting. Representatives of Sullivan & Cromwell LLP, regular counsel to MSG Entertainment (“Sullivan & Cromwell”), and members of MSG Entertainment’s management participated in the meeting. Sullivan & Cromwell reviewed with the MSGE board certain legal matters including the directors’ fiduciary duties in connection with their consideration of a potential strategic transaction with MSG Networks, the potential conflicts of interest created by the fact that the Dolan family group is a controlling stockholder of both MSG Entertainment and MSG Networks and the need for MSG Entertainment to form a fully empowered special committee comprised solely of independent and disinterested directors in order to consider a potential transaction with MSG Networks. Following discussion, the MSGE board approved resolutions authorizing the creation of the MSGE special committee, and vested it with the full power and authority of the MSGE board to evaluate and determine whether or not MSG Entertainment should pursue a potential strategic transaction with MSG Networks and, if the MSGE special committee determined to so pursue a transaction, or in connection with its evaluation of whether or not to pursue a transaction, to among other things, (i) investigate the appropriate relative valuations of MSG Entertainment and MSG Networks; (ii) evaluate and determine the possible terms of a potential transaction, including with respect to transaction structure and price; (iii) interact with representatives of MSG Networks regarding a potential transaction at such time and on such terms as the MSGE special committee deemed appropriate; (iv) establish, approve, modify, monitor and direct the process and procedures related to the evaluation and negotiation of a potential transaction by MSG Entertainment; (v) negotiate with MSG Networks and its representatives and advisors all elements of a potential transaction, including the transaction structure, price, terms and conditions (including the terms and conditions of any definitive agreements with respect thereto); (vi) to the extent the MSGE special committee deemed it appropriate, report to the MSGE board its recommendations and determinations with respect to a potential transaction, including whether such potential transaction should be approved by the MSGE board; and (vii) determine to not pursue a potential transaction and to terminate any and all discussions and negotiations by MSG Networks concerning a potential transaction. The MSGE board also resolved (i) not to recommend or approve any such transaction without a prior favorable recommendation from the MSGE special committee and (ii) to empower the MSGE special committee to select and retain legal counsel, financial advisors, accountants and other advisors as the MSGE special committee deems necessary to assist in discharging its responsibilities. The MSGE board appointed Matthew C. Blank and Frederic V. Salerno to serve as the members of the MSGE special committee, each of whom was determined by the MSGE board to (i) be independent directors for purposes of the New York Stock Exchange corporate governance standards, (ii) not be affiliated with MSG Networks or the Dolan family group and (iii) not have an interest in a potential transaction that is different from, or in addition to, the interests of MSG Entertainment’s stockholders generally.

Also on January 6, 2021, the MSGE special committee held an organizational meeting. Representatives of Sullivan & Cromwell and the General Counsel of MSG Entertainment participated in the meeting. The MSGE special committee discussed the retention of sophisticated and independent legal counsel and financial advisors.

Following careful consideration and review, the MSGE special committee retained Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) as its legal counsel on January 8, 2021, after determining that Wachtell Lipton was capable of providing the MSGE special committee with independent advice in connection with its responsibilities.

On January 7, 2021, the MSGN board held a board meeting. Representatives of Sullivan & Cromwell, regular counsel to MSG Networks, and members of MSG Networks’ management participated in the meeting. Sullivan & Cromwell reviewed with the MSGN board certain legal matters including the directors’ fiduciary duties in connection with their consideration of a potential strategic transaction with MSG Entertainment, the potential conflicts of interest created by the fact that the Dolan family group is a controlling stockholder of both MSG Entertainment and MSG Networks and the need for MSG Networks to form a fully empowered special committee comprised solely of independent and disinterested directors in order to consider a potential transaction with MSG Entertainment. Following discussion, the MSGN board approved resolutions authorizing the creation of the MSGN special committee, and vested it with the full power and authority of the MSGN board to evaluate and determine whether or not MSG Networks should pursue a potential strategic transaction with MSG Entertainment and, if the MSGN special committee determined to so pursue a transaction, or in connection with its evaluation of whether or not to pursue a transaction, to, among other things, (i) investigate the appropriate relative valuations of MSG Networks and MSG Entertainment; (ii) evaluate and determine the possible terms of a potential transaction, including with respect to transaction structure and price; (iii) interact with representatives of MSG Entertainment regarding a potential transaction at such time and on such terms as the MSGN special committee deemed appropriate; (iv) establish, approve, modify, monitor and direct the process and procedures related to the evaluation and negotiation of a potential transaction by MSG Networks; (v) negotiate with MSG Entertainment and its representatives and advisors all elements of a potential transaction, including the transaction structure, price, terms and conditions (including the terms and conditions of any definitive agreements with respect thereto); (vi) to the extent the MSGN special committee deemed it appropriate, report to the MSGN board its recommendations and determinations with respect to a potential transaction, including whether such potential transaction should be approved by the MSGN board; and (vii) determine to not pursue a potential transaction and to terminate any and all discussions and negotiations by MSG Entertainment concerning a potential transaction. The MSGN board also resolved (i) not to recommend or approve any such transaction without a prior favorable recommendation from the MSGN special committee and (ii) to empower the MSGN special committee to select and retain legal counsel, financial advisors, accountants and other advisors as the MSGN special committee deems necessary to assist in discharging its responsibilities. The MSGN board appointed Joel M. Litvin, who had previously been a member of the 2019 special committee, and Joseph M. Cohen to serve as the members of the MSGN special committee, each of whom was determined by the MSGN board to (i) be independent directors for purposes of the New York Stock Exchange corporate governance standards, (ii) not be affiliated with MSG Entertainment or the Dolan family group and (iii) not have an interest in a potential transaction that is different from, or in addition to, the interests of MSG Networks’ stockholders generally.

In advance of the MSG Entertainment and MSG Networks board meetings, Debevoise & Plimpton LLP (“Debevoise”), counsel to the Dolan family group, communicated to Sullivan & Cromwell that the Dolan family group would not take any position with respect to a potential transaction at that time and that the views of the Dolan family group with respect to a potential transaction would depend upon the outcome of the special committee process.

Also on January 7, 2021, the MSGN special committee held an organizational meeting. Representatives of Sullivan & Cromwell, the General Counsel of MSG Networks and the Corporate Secretary of MSG Networks participated in the meeting. The MSGN special committee discussed the retention of legal counsel. The following week, the MSGN special committee determined to retain Davis Polk & Wardwell LLP (“Davis Polk”) to serve as its legal counsel based upon, among other things, the favorable work Davis Polk had performed as legal counsel to the 2019 special committee. In advance of retaining Davis Polk, the MSGN special committee confirmed that Davis Polk remained capable of providing the MSGN special committee with independent advice in connection with its responsibilities.

On January 15 and 18, 2021, the MSGE special committee interviewed financial advisors. Later on January 18, 2021, the MSGE special committee met together with Wachtell Lipton and determined that it was in the best interest of MSG Entertainment for the MSGE special committee to retain Moelis and Raine as independent financial advisors to the MSGE special committee. The MSGE special committee determined that Moelis and Raine were capable of providing the MSGE special committee with independent advice in connection with its responsibilities, and discussed the benefits of retaining two financial advisors in order to gain from experience and expertise of both. Thereafter, the MSGE special committee engaged in fee discussions with Moelis and Raine and executed engagement letters with Moelis and Raine on February 4, 2021.

On January 21, 2021, the MSGN special committee held a meeting and determined to appoint LionTree and Morgan Stanley to serve as its independent financial advisors. LionTree and Morgan Stanley had served as financial advisors to the 2019 special committee and the MSGN special committee confirmed that each of Lion Tree and Morgan Stanley remained capable of providing the MSGN special committee with independent advice in connection with its responsibilities. The MSGN special committee noted as significant that the 2019 special committee had formed a highly positive view of the qualifications and performance of LionTree and Morgan Stanley and the familiarity of LionTree and Morgan Stanley with both MSGN and the 2019 discussions regarding a potential transaction with TMSGC. The MSGN special committee believed that these factors would be beneficial to the MSGN special committee and MSG Networks’ stockholders. The MSGN special committee also discussed the benefits of retaining two financial advisors, which would allow the MSGN special committee to benefit from the experience and expertise of both LionTree and Morgan Stanley. Thereafter, the MSGN special committee engaged in fee discussions with LionTree and Morgan Stanley and executed engagement letters with LionTree on February 12, 2021 and with Morgan Stanley on February 26, 2021.

Also on January 21, 2021, the MSGE special committee indicated to the MSGN special committee that it would like to have an introductory meeting.

On January 25, 2021, the MSGN special committee held a meeting. Representatives of Davis Polk participated in the meeting. The MSGN special committee and the representatives of Davis Polk discussed, among other things, the proposed introductory meeting between the MSGN special committee and the MSGE special committee.

On January 25, 26 and 29, 2021, the MSGE special committee held meetings with Wachtell Lipton to discuss the terms of Moelis and Raine’s retention as financial advisors to the MSGE special committee, the terms of the proposed confidentiality agreement with respect to the potential transaction and other matters.

On January 28, 2021, the MSGN special committee and the MSGE special committee held an introductory meeting during which the parties confirmed interest in exploring a potential transaction. Terms for a potential transaction were not discussed. The MSGN special committee and the MSGE special committee agreed to remain in touch and, to that end, to hold bi-weekly conference calls. Later on January 28, 2021, the MSGN special committee held a meeting. Representatives of Davis Polk participated in the meeting. The MSGN special committee discussed its prior meeting with the MSGE special committee, noting in particular that although terms for a potential transaction between MSG Networks and MSG Entertainment were not discussed, the MSGE special committee appeared prepared to commence work and engage in discussions to explore a potential transaction between MSG Networks and MSG Entertainment.

Also during January 2021, following an inbound inquiry members of MSG Networks management conducted due diligence on a potential strategic opportunity and determined that it would not lead to a viable transaction for MSG Networks. The MSGN special committee was informed of the potential opportunity and the conclusions of MSGN management.

On February 5, 2021, the MSGE special committee held a meeting with Wachtell Lipton to further discuss the terms of the proposed confidentiality agreement with respect to the potential transaction and other matters.

On February 5, 2021, MSG Networks and MSG Entertainment entered into a mutual non-disclosure and confidentiality agreement regarding information to be disclosed in connection with a possible transaction.

On February 8, 2021, the MSGN special committee held a meeting. Representatives of LionTree, Morgan Stanley and Davis Polk participated in the meeting. The MSGN special committee discussed with its advisors, among other things, potential process, timing and due diligence in connection with a possible transaction with MSG Entertainment.

On February 9, 2021, the MSGE special committee met with members of MSG Entertainment’s management who were not also employees of MSG Networks (“MSGE management”). MSGE management presented the MSGE special committee with a business overview of MSG Entertainment, its strategy and approach to the market, the potential strategic and financial benefits of a transaction and MSG Entertainment’s perspective on the strengths of its organization and business.

On February 11, 2021, the MSGE special committee met with Moelis, Raine and Wachtell Lipton to discuss the potential timetable and process for determining whether to pursue a transaction with MSG Networks.

On February 17, 2021, as previously agreed between the two committees, the MSGN special committee and the MSGE special committee held a bi-weekly meeting. The parties expressed a mutual desire to continue discussions and conduct the process in a diligent and efficient manner. Terms for a potential transaction were not discussed.

On February 18, 2021, the MSGE special committee held a meeting with Moelis, Raine and Wachtell Lipton and discussed the meeting the previous day with the MSGN special committee, the mutual desire to continue discussions and timing and process matters.

PJT Partners LP (“PJT Partners”) has provided financial advisory services to MSG Entertainment from time to time and assisted MSGE’s management in its review of financial, market and industry information in preparation for MSGE management’s due diligence of MSG Networks.

On February 24, 2021, MSGE management provided a presentation regarding MSG Entertainment’s business to the MSGN special committee, members of MSG Networks’ management who were not also employees of MSG Entertainment (“MSGN management”), LionTree, Morgan Stanley and Davis Polk. Also in attendance were the MSGE special committee, Moelis, Raine and Wachtell Lipton.

On February 26, 2021, MSGN management provided a presentation regarding MSG Networks’ business to the MSGE special committee, MSGE management, Moelis, Raine and Wachtell Lipton. Also in attendance were the MSGN special committee, LionTree, Morgan Stanley and Davis Polk.

On March 2, 2021, MSG Entertainment provided access to a virtual data room to the MSGN special committee’s advisors and MSGN management to perform due diligence.

On March 3, 2021, as previously agreed between the two committees, the MSGN special committee and the MSGE special committee held a bi-weekly meeting. The committees discussed the process of exploring a potential transaction and terms for a potential transaction were not discussed.

On March 4, 2021, the MSGE special committee held a meeting with Moelis, Raine and Wachtell Lipton. Moelis and Raine updated the MSGE special committee on their discussions with LionTree and Morgan Stanley, during which LionTree and Morgan Stanley had communicated to Moelis and Raine that the MSGN special committee would not be making a transaction proposal and the MSGN special committee and its advisors were working to be in a position to evaluate any proposal that the MSGE special committee might choose to make. The MSGE special committee and its advisors then discussed the possibility of making such a proposal.

Also on March 4, 2021, MSG Networks provided access to a virtual data room to the MSGE special committee’s advisors and MSGE management to perform due diligence.

Thereafter, a number of discussions occurred with respect to MSG Networks’ financial projections and various due diligence topics. The participants in these discussions included MSGE management, MSGN management and the respective advisors to the MSGN special committee and the MSGE special committee and, in some cases, the MSGE special committee and the MSGN special committee.

On March 10, 2021, an article published on bloomberg.com (the “Bloomberg article”) reported that MSG Networks and MSG Entertainment were in the early stages of deliberations regarding a potential sale of MSG Networks to MSG Entertainment. On March 11, 2021, the MSGE special committee held a meeting with Moelis, Raine and Wachtell Lipton, during which Moelis and Raine reported that LionTree and Morgan Stanley confirmed that the MSGN special committee and its advisors were prepared to receive a proposal from the MSGE special committee. The MSGE special committee and its advisors discussed the materials prepared by the advisors and determined to make a proposal to the MSGN special committee. The MSGE special committee discussed with Wachtell Lipton, Moelis and Raine that a combination of MSG Entertainment and MSG Networks would not constitute a change of control of either company and determined to make a proposal for an “at market” transaction based on the 60-day weighted average stock prices of the companies.

On March 11, 2021, the MSGN special committee held a meeting. MSGN management, LionTree, Morgan Stanley and Davis Polk also participated in the meeting. After providing an update on the process and timing relating to a possible transaction, LionTree and Morgan Stanley reviewed their preliminary findings and provided research analyst valuation perspectives with respect to both MSG Entertainment and MSG Networks. The MSGN special committee also discussed with its advisors the potential benefits and drawbacks to MSG Networks’ stockholders of a business combination transaction with MSG Entertainment, including the potential benefits to

MSG Networks’ stockholders of concluding a transaction quickly in light of the relative recent stock performance of the two companies and the potential future benefit to MSG Entertainment’s stock performance from the anticipated easing of COVID-19 pandemic restrictions on live performance events.

On March 12, 2021, at the request of the MSGE special committee, the MSGN special committee had a meeting with the MSGE special committee. During the meeting, the MSGE special committee informed the MSGN special committee that a written proposal for MSG Entertainment to acquire MSG Networks for a fixed exchange ratio of 0.163 shares of MSG Entertainment for each share of MSG Networks would shortly be sent to the MSGN special committee and its advisors. The MSGE special committee explained that this exchange ratio represented an “at market” transaction based on the volume weighted average price (“VWAP”) of the two companies’ stock prices for the 60 days preceding the Bloomberg article.

Later on March 12, 2021, Wachtell Lipton delivered to Davis Polk the MSGE special committee’s written proposal and an initial draft of the merger agreement. Wachtell Lipton subsequently delivered to Davis Polk initial drafts of the voting agreements that it was proposed the Dolan family group would enter into with respect to the proposed transaction. Thereafter, Davis Polk and Wachtell Lipton were in regular communication regarding the merger agreement, the voting agreements and other transaction documentation. During those communications, Wachtell Lipton confirmed to Davis Polk that the MSGE special committee was unwilling to consider any transaction that was contingent upon the approval of the holders of a majority of the MSG Networks shares not held by the Dolan family group.

On March 17, 2021, the MSGN special committee held a meeting. MSGN management, LionTree, Morgan Stanley and Davis Polk also participated in the meeting. The participants discussed the proposal that had been received from the MSGE special committee, including that the proposal contemplated an “at market” transaction based on the 60-day VWAP of the two companies’ stock prices preceding the Bloomberg article. Davis Polk reviewed the principal issues raised by the draft merger agreement, including the fact that the draft merger agreement did not contemplate a member of the MSGN board joining the MSGE board upon the closing of the potential transaction, and LionTree and Morgan Stanley provided their initial perspectives with respect to the MSGE special committee’s proposal. The participants at the meeting also discussed again the potential benefits and drawbacks of a transaction with MSG Entertainment, including the timing of a potential transaction, the terms proposed, the respective impacts of the COVID-19 pandemic on the two companies and the importance of an independent MSGN board member joining the MSGE board upon closing given the significant ownership that MSGN’s existing stockholders would have in the combined entity. The MSGN special committee then considered with its advisors the pros and cons of potential responses to the MSGE special committee’s proposal. After discussion, the MSGN special committee instructed LionTree and Morgan Stanley to discuss the proposal with Moelis and Raine, including the rationale, from the MSGE special committee’s perspective, for selecting the 60-day VWAP as the basis for its proposal.

Later on March 17, 2021, LionTree and Morgan Stanley had a meeting with Moelis and Raine during which they discussed the MSGE special committee’s proposal and the rationale for using a 60-day VWAP relative to other, shorter time periods as the appropriate benchmark.

On March 18, 2021, the MSGN special committee held a meeting. MSGN management, LionTree, Morgan Stanley and Davis Polk also participated in the meeting. LionTree and Morgan Stanley updated the MSGN special committee on their discussions with Moelis and Raine and reviewed their financial analysis of the MSGE special committee’s proposal, and the MSGN special committee then discussed again with its advisors the pros and cons of various potential responses to the proposal. Following discussion, the MSGN special committee determined to provide a written response to the MSGE special committee explaining the MSGN special committee’s view that the MSGE special committee’s proposal did not reflect the right measuring period for assessing the relative trading values of the two companies and did not otherwise adequately give MSG Networks credit for the substantial tax and other financial benefits MSG Networks would bring to a combination of the two companies, and that the exchange ratio should be 0.180 shares of MSGE common stock for each share of MSGN common stock instead of 0.163. The MSGN special committee also concluded that the written response should express that, in light of the significant ownership that MSG Networks’ existing stockholders would have in the combined entity, the MSGN special committee would also require the expansion of MSGE’s board by one member and the appointment of one of MSG Networks’ existing independent directors to MSGE’s board. Later on March 18, 2021, Davis Polk delivered to Wachtell Lipton a letter from the MSGN special committee to the MSGE special committee to this effect.

On March 18 and 19, 2021, the MSGE special committee held meetings with Moelis, Raine and Wachtell Lipton to review the MSGN special committee’s proposal. Raine and Moelis reviewed the proposal in light of the financial and related analysis provided by Raine and Moelis over the past two months. Moelis and Raine reviewed “at market” exchange ratios and the MSGE special committee determined it was prepared to propose an exchange ratio based on a 30-day VWAP of the two companies’ stock prices.

Also on March 19, 2021, Wachtell Lipton, Sullivan & Cromwell and Davis Polk spoke about the timing and mechanics of obtaining voting agreements from the Dolan family group. Wachtell Lipton and Davis Polk agreed and informed Sullivan & Cromwell that there would continue to be no discussion with the Dolan family group or Debevoise concerning the details of any transaction unless and until there was an exchange ratio agreed between the respective special committees.

At the request of the MSGE special committee, the MSGN special committee and the MSGE special committee scheduled a meeting for the afternoon of March 21, 2021 in order to discuss the MSGN special committee’s counterproposal. Prior to that meeting, the MSGN special committee held a meeting with MSGN management, LionTree, Morgan Stanley and Davis Polk in attendance. The MSGN special committee discussed with its advisors potential negotiating points and tactics for its upcoming meeting with the MSGE special committee, potential positions that the MSGE special committee might take and potential responses to those positions, as well as the remaining open issues in the merger agreement.

The MSGN special committee met with the MSGE special committee late in the afternoon of March 21, 2021. During that meeting, the MSGE special committee indicated that it was prepared to recommend an “at market” transaction based on the 30-day VWAP of the two companies’ stock prices, which translated to an exchange ratio of 0.1685 shares of MSGE common stock for each share of MSGN common stock. The MSGE special committee further noted that it believed the performance of the two companies’ stock following the Bloomberg article should be disregarded, and expressed a strong desire to conclude negotiations promptly. The MSGE special committee also indicated it was prepared to accept the MSGN special committee’s position that the MSGE board be expanded to include a MSG Networks director upon completion of the transaction.

Immediately following its meeting with the MSGE special committee, the MSGN special committee reconvened its meeting with MSGN management, LionTree, Morgan Stanley and Davis Polk. The MSGN special committee discussed with its advisors the MSGE special committee’s revised proposal and potential responses to it. The MSGN special committee then reconvened its meeting with the MSGE special committee, expressed its disappointment with the MSGE special committee’s revised proposal and countered with an exchange ratio of 0.176. The MSGE special committee indicated that although it was prepared to provide the MSG Networks stockholders with more credit for the anticipated synergies of a transaction, it would not likely be able to recommend an exchange ratio above a range of 0.1685 to 0.1715. The MSGN special committee countered that it might be prepared to recommend, after a discussion with its advisors, an exchange ratio of 0.172 if the MSGE special committee were willing to recommend a transaction at that exchange ratio. After further discussion, the MSGE special committee confirmed that it would be prepared to recommend an exchange ratio of 0.172, which was within the range of exchange ratios that had been discussed with its financial advisors.

After concluding its meeting with the MSGE special committee, the MSGN special committee again reconvened its meeting with MSGN management, LionTree, Morgan Stanley and Davis Polk. Following discussion with its advisors, the MSGN special committee determined to inform the MSGE special committee (and, after conclusion of its meeting, did inform the MSGE special committee) that it was prepared to recommend a transaction with an exchange ratio of 0.172, subject to finalization of documentation.

On March 22, 2021, Davis Polk and Wachtell Lipton had a meeting with Debevoise to inform Debevoise, as counsel to the Dolan family group, that the MSGE special committee and the MSGN special committee had reached a tentative agreement on the terms of a transaction and request that the Dolan family group agree to enter into voting agreements with each of MSG Networks and MSG Entertainment. In a separate meeting, Davis Polk explored with Debevoise whether the Dolan family group would support any strategic transaction involving MSG Networks at this time other than a transaction with MSG Entertainment. Debevoise subsequently indicated that the Dolan family group would not.

From March 22, 2021 to March 25, 2021, the members of the Dolan family group discussed the merits of the potential transaction.

Also on March 22, 2021, Davis Polk, on behalf of the MSGN special committee, sent Wachtell Lipton a revised draft of the merger agreement, which provided that the MSGE board would expand by one member to be chosen by the MSGN board from among MSG Networks’ directors.

On the evening of March 23, 2021, the MSGN special committee held a meeting. MSGN management, LionTree, Morgan Stanley and Davis Polk also participated in the meeting. The MSGN special committee discussed with its advisors movement in the MSG Entertainment and MSG Networks stock prices since the MSGN special committee’s March 21 meeting with the MSGE special committee. The MSGN special committee and its advisors discussed that, despite the movement in the stock prices, the fundamentals underlying the transaction were unchanged and that the 0.172 exchange ratio still represented a 4.3% premium to the implied exchange ratio based on the closing prices of MSG Networks and MSG Entertainment on March 10, 2021, the last trading day prior to the Bloomberg article. The MSGN special committee and its advisors also discussed that they believed the timing of the transaction was generally favorable to MSG Networks, given the increase in MSG Networks’ stock price in recent months. Davis Polk then discussed with the MSGN special committee the remaining open issues in the merger agreement.

On March 24, 2021, the MSGE special committee held a meeting with Moelis, Raine and Wachtell Lipton. Wachtell Lipton provided an overview of the merger agreement, and Raine and Moelis reviewed the transaction process, negotiating history and their independent financial analysis of the merger consideration. After each presentation, each of Raine and Moelis rendered to the MSGE special committee an oral opinion, which was subsequently confirmed by delivery of a written opinion dated March 24, 2021, that as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations, the merger consideration provided for in the merger agreement was fair, from a financial point of view, to MSG Entertainment. After discussion, the MSGE special committee unanimously (1) determined that the merger agreement, the MSGN voting agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of MSG Entertainment, and (2) recommended that the MSGE board adopt resolutions approving, adopting and declaring advisable the merger agreement, the MSGN voting agreement and transactions contemplated thereby, including the merger, and recommending that the MSG Entertainment stockholders approve the MSGE share issuance.

Also on March 24, 2021, the MSGN special committee held a meeting. MSGN management, LionTree, Morgan Stanley and Davis Polk also participated in the meeting. LionTree and Morgan Stanley reviewed with the MSGN special committee that day’s movement in the trading prices of MSG Networks’ and MSG Entertainment’s stock, and the MSGN special committee discussed with its advisors the process and timing to conclude a transaction.

On March 25, 2021, after the markets were closed, the MSGN special committee held a meeting for the purpose of considering the potential transaction with MSG Entertainment, with LionTree, Morgan Stanley and Davis Polk in attendance. Davis Polk led a discussion with the MSGN special committee regarding the fiduciary duties of the MSGN special committee members in connection with the proposed transaction. LionTree and Morgan Stanley then reviewed with the MSGN special committee the proposed transaction. Representatives of Morgan Stanley rendered to the MSGN special committee an oral opinion, which was subsequently confirmed by delivery of a written opinion dated March 25, 2021 addressed to the MSGN special committee and the MSGN board, that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley set forth therein, the merger consideration to be received by the holders of the MSGN Class A common stock and the MSGN Class B common stock, taken in the aggregate, pursuant to the merger agreement was fair, from a financial point of view, to such holders (other than MSG Entertainment, the Dolan family group and their respective affiliates). For a detailed discussion of Morgan Stanley’s opinion, please see “—Opinion of Financial Advisors to the MSGN Special Committee—Opinion of Morgan Stanley & Co. LLC.” LionTree rendered to the MSGN special committee an oral opinion, which was subsequently confirmed by delivery of a written opinion dated March 25, 2021 addressed to the MSGN special committee and the MSGN board, that, as of such date, and subject to the assumptions, limitations, qualifications and conditions set forth therein, the consideration to be received in the merger by the holders of the MSGN Class A common stock and the MSGN Class B common stock, taken in the aggregate, pursuant to the merger agreement is fair, from a financial point of view, to such holders (other than MSG Entertainment, the Dolan family group and their respective affiliates). For a detailed discussion of LionTree’s opinion, please see “—Opinion of Financial Advisors to the MSGN Special Committee—Opinion of LionTree Advisors LLC.” Davis Polk provided the MSGN special committee with a summary of the key terms and conditions of the merger agreement and the voting agreements. After discussion, the MSGN special committee unanimously recommended, among other things, that the MSG Networks board (i) determine that the merger agreement, the MSGE voting agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of MSG Networks and its stockholders (other than MSG Entertainment, the Dolan family group and their respective affiliates), (ii) approve, adopt and declare advisable the merger agreement, the MSGE voting agreement and the transactions contemplated thereby, including the merger, (iii) resolve to recommend that the stockholders of MSG Networks adopt the merger agreement and (iv) direct that the merger agreement be submitted to the stockholders of MSG Networks for adoption.

On March 25, 2021, the MSGE board held a meeting with MSGE management and representatives of Raine, Moelis, Wachtell Lipton and Sullivan & Cromwell in attendance. Sullivan & Cromwell led a discussion with the MSGE board regarding the fiduciary duties of the MSGE board members in connection with the proposed transaction. Representatives of Moelis and Raine each reviewed with the MSGE board the financial analysis of the proposed merger that it had provided to the MSGE special committee, and each stated that on March 24, 2021 it had delivered its opinion to the MSGE special committee (which at the request if the MSGE special committee was also addressed to the MSGE board) that as of the date of such opinion, and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth in its written opinion, the merger consideration provided for in the merger agreement was fair, from a financial point of view, to MSG Entertainment. Representatives of Wachtell Lipton then summarized the key terms and conditions of the merger agreement and the voting agreements. Representatives of Wachtell Lipton then reviewed with the MSGE board the proposed corporate approvals for the transaction. Following these presentations and discussions, and other discussions by the MSGE board, concerning, among other things, the matters described below under “—MSG Entertainment’s Reasons for the Merger; Recommendation of the MSGE Special Committee and Board of Directors,” in reliance on the recommendation of the MSGE special committee, the MSGE board, by unanimous vote of all directors (i) determined and declared that the merger agreement, the MSGN voting agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of MSG Entertainment and (ii) approved the merger agreement, the MSGN voting agreement, and the transactions contemplated thereby, including the merger, and (iii) resolved to recommend that the MSG Entertainment stockholders vote in favor of the authorization of the MSGE share issuance and directed that the MSGE share issuance be submitted for approval by the MSG Entertainment stockholders.

On March 25, 2021, following the meeting of the MSGN special committee, the MSGN board held a meeting with MSGN management and representatives of LionTree, Morgan Stanley, Davis Polk and Sullivan &

Cromwell in attendance. Sullivan & Cromwell led a discussion with the MSGN board regarding the fiduciary duties of the MSGN board members in connection with the proposed transaction. LionTree and Morgan Stanley then reviewed with the MSGN board the proposed transaction. Representatives of Morgan Stanley rendered to the MSGN board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated March 25, 2021 addressed to the MSGN special committee and the MSGN board, that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley set forth therein, the merger consideration to be received by the holders of the MSGN Class A common stock and the MSGN Class B common stock, taken in the aggregate, pursuant to the merger agreement was fair, from a financial point of view, to such holders (other than MSG Entertainment, the Dolan family group and their respective affiliates). For a detailed discussion of Morgan Stanley’s opinion, please see “—Opinion of Financial Advisors to the MSGN Special Committee—Opinion of Morgan Stanley & Co. LLC.” LionTree rendered to the MSGN board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated March 25, 2021 addressed to the MSGN special committee and the MSGN board, that, as of such date, and subject to the assumptions, limitations, qualifications and conditions set forth therein, the consideration to be received in the merger by the holders of the MSGN Class A common stock and the MSGN Class B common stock, taken in the aggregate, pursuant to the merger agreement is fair, from a financial point of view, to such holders (other than MSG Entertainment, the Dolan family group and their respective affiliates). For a detailed discussion of LionTree’s opinion, please see “—Opinion of Financial Advisors to the MSGN Special Committee—Opinion of LionTree Advisors LLC.” Davis Polk provided the MSGN board with a summary of the key terms and conditions of the merger agreement and the voting agreements. In reliance on the recommendation of the MSGN special committee, the MSGN board unanimously (i) determined that the merger agreement, the MSGE voting agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of MSG Networks and its stockholders (other than MSG Entertainment, the Dolan family group and their respective affiliates), (ii) approved, adopted and declared advisable, the merger agreement, the MSGE voting agreement and the transactions contemplated thereby, including the merger, (iii) resolved to recommend that the stockholders of MSG Networks adopt the merger agreement and (iv) resolved to direct that the merger agreement be submitted to the stockholders of MSG Networks for adoption.

Also on March 25, 2021, the Dolan family committee, which has authority with respect to voting matters for the Dolan family group, approved of the Dolan family group supporting the potential transaction.

Later that night, the transaction documentation was finalized and merger agreement was executed and delivered by MSG Networks, Merger Sub and MSG Entertainment and the voting agreements were executed and delivered by the Dolan family group, MSG Networks and MSG Entertainment, as applicable.

On March 26, 2021, before the markets opened, MSG Networks and MSG Entertainment announced that they had entered into the merger agreement and the voting agreements.

Representatives of PJT Partners, Goldman Sachs and J.P. Morgan provided advice to MSG Entertainment in connection with the preparation of investor materials, stockholder engagement and related matters. In April 2021, MSG Entertainment executed engagement letters with PJT Partners, Goldman Sachs and J.P. Morgan relating to such services, as well as, with respect to PJT Partners, the earlier financial advisory services, provided to MSGE management. None of PJT Partners, Goldman Sachs or J.P. Morgan were retained to, and none of them did, advise, prepare materials for, present to or meet with the MSGE special committee or the MSGE board in connection with the proposed transaction or opine as to the fairness of the proposed transaction.

On May 6, 2021, MSG Networks retained and entered into an engagement letter with Guggenheim Securities, LLC (“Guggenheim Securities”) to provide financial advice to MSG Networks in connection with the preparation of investor materials, shareholder engagement and related matters. Guggenheim Securities was not retained to, and did not, advise, prepare materials for, present to or meet with the MSGN special committee or the MSGN board in connection with the proposed transaction or opine as to the fairness of the proposed transaction. Alan Schwartz, the Executive Chairman of Guggenheim Securities, serves as a director of Madison Square Garden Sports Corp.

MSG Entertainment’s Reasons for the Merger; Recommendation of the MSGE Special Committee and Board of Directors

On January 6, 2021, at a duly convened meeting of the MSGE board, the MSGE board adopted resolutions establishing the MSGE special committee, consisting of independent directors Matthew C. Blank and Frederic V. Salerno, each of whom is unaffiliated with the Dolan family group. Pursuant to the resolutions, the MSGE special committee was delegated the full power and authority of the MSGE board to the fullest extent permitted by law to, among other things, consider, review and evaluate and, if appropriate, negotiate the terms of a possible merger or business combination between MSG Entertainment and MSG Networks and to make recommendations to the MSGE board with respect thereto.

On March 24, 2021, the MSGE special committee unanimously (1) determined that the merger agreement, the MSGE voting agreement and the transactions contemplated thereby, including the merger, are fair to, advisable, and in the best interests of MSG Entertainment, and (2) recommended that the MSGE board adopt resolutions approving, adopting and declaring advisable the merger agreement, the MSGE voting agreement and transactions contemplated thereby and recommending that the MSG Entertainment stockholders approve the share issuance.

On March 25, 2021, at a duly convened meeting of the MSGE board, the MSGE board unanimously, in reliance on the recommendation of the MSGE special committee, (1) determined that the merger agreement, the MSGE voting agreement and the transactions contemplated thereby, including the merger, are fair to, advisable and in the best interests of MSG Entertainment, (2) approved the merger agreement, the MSGE voting agreement and the transactions contemplated thereby and (3) resolved to recommend that the MSG Entertainment stockholders vote in favor of the authorization of the MSGE share issuance and directed that the MSGE share issuance be submitted for approval by the MSG Entertainment stockholders.

Accordingly, the MSGE board, acting in reliance upon and accepting the unanimous recommendation of the MSGE special committee, unanimously recommends that MSG Entertainment stockholders vote “FOR” each of the MSGE share issuance proposal and the MSGE adjournment proposal.

In arriving at its determinations and recommendations, the MSGE special committee reviewed and discussed a significant amount of information and consulted with members of MSGE management and the MSGE special committee’s independent legal advisors and financial advisors. The following are some of the significant factors that supported the MSGE special committee’s recommendation that the MSGE board approve the merger agreement (which are presented below in no particular order and which were neither ranked nor weighted in any manner by the MSGE special committee):

•

the MSGE special committee’s knowledge and understanding of MSG Entertainment’s business, operations, assets and liabilities, financial condition, earnings, strategy and future prospects, and of MSG Networks’ business, strategy and future prospects;

•

the MSGE special committee’s belief that the overall potential long-term stockholder value creation proposition to MSG Entertainment stockholders of a merger with MSG Networks would exceed the value of MSG Entertainment as a standalone company, given, among other things, the strategic fit of the MSG Entertainment business with the MSG Networks business and the financial benefits, including synergies, to be realized from the combination of the two companies;

•

the MSGE special committee’s assessment of the current and prospective economic climate generally and competitive developments in MSG Entertainment’s industry, including MSG Entertainment’s development of the MSG Sphere in Las Vegas and potential long-term effects of COVID-19 on the entertainment and live events industry;

•	the potential synergies to be realized from the merger, including increased cash flow and liquidity and enhanced access to capital markets to fund the combined company’s growth initiatives;

•

the presentations provided, respectively, by MSGE management and MSGN management to the committees, at the request and invitation of each committee, outlining the value creation options that a combination would create for the stockholders of MSG Entertainment following the merger and, in the case of the MSGE management presentation, shared cultural and business objectives;

•	the results of the due diligence review of MSG Networks conducted by the MSGE special committee and its advisors;

•

the MSGE special committee’s determination that the proposed merger is fair to, advisable, and in the best interests of MSG Entertainment, which determination was based upon, among other things, the financial analyses, reports and other information prepared by Moelis and Raine, and each of Moelis’ and Raine’s opinion that, as of March 24, 2021, and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth in their respective opinions, the merger consideration provided for pursuant to the merger agreement is fair, from a financial point of view, to MSG Entertainment;

•	the historical trading price of the MSGE Class A common stock and the MSGN Class A common stock;

•

the fact that the terms of the merger provide for MSG Networks stockholders to receive 0.172 shares of MSGE Class A common stock and MSGE Class B common stock for each share of MSGN Class A common stock and MSGN Class B common stock, respectively, and for all MSG Entertainment stockholders to retain their MSGE common stock, and that, upon completion of the merger, MSG Entertainment stockholders will own approximately 71.1% of the common stock of MSG Entertainment (based on the outstanding shares of MSGE common stock and MSGN common stock as of the date of the merger agreement), which will provide MSG Entertainment stockholders with an opportunity to participate, proportionate to their ownership of MSG Entertainment, in the future equity value of MSG Entertainment and the expected synergies resulting from the merger;

•

the MSGE special committee’s belief that the combined company would be a leading entertainment and live events business in which MSG Networks’ business could benefit from MSG Entertainment’s strong projected future growth, while MSG Networks’ steady cash flow could be invested in higher return projects at MSG Entertainment;

•	the potential incremental benefits of combining MSG Entertainment’s and MSG Networks’ assets to maximize sports betting upside;

•	the potential for further alignment between MSG Entertainment and MSG Networks around sponsorship and advertising bundling opportunities;

•	the potential for incremental MSG Networks programming opportunities utilizing MSG Entertainment venues and live events;

•	the potential for corporate, public company, interest expense and other significant cost synergies;

•

the potential financial efficiencies realized through MSG Entertainment’s net operating losses from the temporary shutdown of its venues as a result of COVID-19 and future accelerated depreciation of significant components of its capital investment for the MSG Sphere in Las Vegas, offset by MSG Networks’ taxable income;

•	the likelihood of a streamlined integration resulting from overlapping ownership, governance and services already in place;

•

the terms of the proposed merger agreement with MSG Networks, including deal protection provisions that the MSGE special committee, on the advice of counsel, viewed as reasonable and that enable the MSGE special committee and the MSGE board to continue to exercise their fiduciary duties as required by applicable law;

•

the MSGE special committee’s assessment of the likelihood that the proposed merger would be completed without undue delay based on, among other factors and after consulting with counsel, the timeline to obtain required regulatory approvals and satisfy the other conditions to closing;

•

the benefits that MSG Entertainment was able to obtain as a result of the MSGE special committee’s negotiations with the MSGN special committee and the belief of the MSGE special committee that this was the best-achievable exchange ratio to which the MSGN special committee would be willing to agree;

•	the risks associated with deferring or ceasing engagement with MSG Networks;

•	the procedural safeguards and process implemented to enable the MSGE special committee to determine the fairness of the proposed merger, including:

•	the independence of the MSGE special committee members and its delegated power and responsibilities;

•	the confidential deliberations of the MSGE special committee;

•	the MSGE board’s resolution that it would not approve a merger with MSG Networks unless the MSGE special committee recommended it;

•	the MSGE special committee’s ability to reject a transaction with MSG Networks if the MSGE special committee determined to do so in its sole discretion;

•	the MSGE special committee’s independent, experienced, and qualified legal and financial advisors;

•

the receipt of an opinion from each of Moelis and Raine with respect to the fairness from a financial point of view to MSG Entertainment of the merger consideration provided for pursuant to the merger agreement;

•	the MSGE special committee’s extensive deliberations, access to information and participation in connection with its consideration, evaluation, and negotiation of the proposed transaction;

•

the terms and conditions of the merger agreement, which were determined through arm’s-length negotiation between the MSGE special committee and the MSGN special committee and their respective representatives and advisors; and

•	the fact that the compensation of the members of the MSGE special committee is in no way contingent on their approval of any transaction;

•	the frequency and extent of the MSGE special committee’s deliberations, and its access to MSG Entertainment’s management and advisors in connection with its evaluation of the proposed transaction;

•

the financial advice provided by Moelis and Raine and the financial presentation and analysis of Moelis and Raine, dated March 24, 2021, provided to the MSGE special committee in connection with the rendering of their respective opinions, as more fully described below in the section entitled “—Opinion of the Financial Advisors to the MSGE Special Committee”;

•

the opinions of Moelis and Raine rendered to the MSGE special committee on March 24, 2021, which were subsequently confirmed by delivery of separate written opinions, dated as of such date and delivered to the MSGE special committee and the MSGE board, which opinions are included in this joint consent solicitation statement/prospectus as Annexes D and E, respectively, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Moelis and Raine in preparing their opinions, the merger consideration provided for pursuant to the merger agreement was fair, from a financial point of view, to MSG Entertainment, as more fully described in the section entitled “—Opinion of the Financial Advisors to the MSGE Special Committee”;

•

the fact that the Dolan family group, which collectively owns approximately 70.7% of the total voting power of MSG Entertainment and approximately 76.9% of the total voting power of MSG Networks, respectively, as of May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021) will vote in favor of the merger, pursuant to the terms and conditions of voting agreements entered into with MSG Entertainment and MSG Networks respectively, as more fully described in the section entitled “The Voting Agreements”;

•

the fact that if MSG Entertainment were to receive an acquisition proposal and the MSGE special committee or the MSGE board determined that the acquisition proposal constituted a superior proposal, the MSGE special committee or the MSGE board would be able, subject to certain conditions, to consider the superior proposal, change or withdraw its recommendation that MSG Entertainment stockholders vote in favor of the merger and/or terminate the merger agreement in order to enter into a definitive agreement providing for a superior proposal, in each case, subject to certain conditions, including the payment of a termination fee described in the section entitled “The Merger Agreement—Expenses and Termination Fees”;

•

the ability under the merger agreement for the MSGE special committee or the MSGE board, subject to certain conditions, to change or withdraw its recommendation if the MSGE special committee or the MSGE board determines that the failure to change or withdraw its recommendation would be inconsistent with the directors’ fiduciary duties under applicable law, which would lead to the requirement, subject to certain conditions, that MSG Entertainment pay MSG Networks a termination fee of $21.2 million;

•

the restrictions in the merger agreement on MSG Networks’ ability to respond to and negotiate certain acquisition proposals from third parties and the requirement that MSG Networks pay MSG Entertainment a termination fee of $18.9 million in the event the merger agreement is terminated under certain specified circumstances, described in the section entitled “The Merger Agreement—Expenses and Termination Fees”;

•

the fact that for United States federal income tax purposes, the merger has been structured to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code, and the expectation that MSG Entertainment and U.S. holders of MSGE common stock generally will not recognize any gain or loss; and

•

the MSGE special committee’s determination that the potential benefits (including potential synergies) that it anticipates MSG Entertainment and MSG Entertainment stockholders could achieve as a result of the merger outweigh the uncertainties, risks and potentially negative factors relevant to the merger considered by the MSGE special committee (as described below).

These beliefs and expectations are based in part on the following factors that the MSGE special committee considered (which are presented below in no particular order and which were neither ranked nor weighted in any manner by the MSGE special committee):

•	the MSGE special committee’s knowledge and understanding of MSG Entertainment’s business, operations, assets and liabilities, financial condition, earnings, strategy and future prospects;

•

information and discussions with MSGE management, in consultation with the MSGE special committee’s advisors, regarding MSG Networks’ business, operations, assets and liabilities, financial condition, earnings, strategy and future prospects, and the results of the MSGE special committee’s due diligence review of MSG Networks;

•	the historical and then-current trading prices and volumes of the MSGE Class A common stock and the MSGN Class A common stock;

•	The decline in MSG Entertainment stock price coupled with the increase in the MSG Networks stock price following the Bloomberg article;

•

publicly available financial and stock market data of certain other publicly traded companies in the media and entertainment industries that the MSGE special committee, in consultation with the MSGE special committee’s advisors, considered to be comparable to each of MSG Entertainment and MSG Networks;

•

the fact that at the effective time, MSG Entertainment will increase the size of the MSGE board by one director, and one director of MSG Networks selected by the holders of MSGN Class A common stock, to be designated by the MSGN board, will be appointed to the MSGE board as a director to be elected by the holders of MSGE Class A common stock;

•

the MSGE special committee’s assessment that, even in the event that MSGE management’s financial plan could be realized, the combined company would be equally if not more capable of realizing those improvements for the benefit of MSG Entertainment through its position of greater scale and stability;

•

the MSGE special committee’s determination that, after taking into consideration the above and other factors, the prospects of the combined company were more favorable than the standalone prospects for MSG Entertainment;

•

the fixed exchange ratio in the merger agreement, which will not be reduced or increased in the event of a change in the trading price of MSGE Class A common stock or MSGN Class A common stock or the performance of each of MSG Entertainment and MSG Networks independently and relative to one another; and

•

the likelihood that the merger would be completed based on, among other things, the conditions to closing and the assessment of the MSGE special committee, after consulting with counsel, of the likelihood of obtaining all required regulatory approvals, and of the termination and remedy provisions under the merger agreement in the event that the merger is not completed due to the failure to obtain required regulatory approvals or otherwise.

The MSGE special committee weighed these factors against a number of uncertainties, risks and potentially negative factors relevant to the merger, including the following (which are presented below in no particular order and which were neither ranked nor weighted in any manner by the MSGE special committee):

•	the MSGE special committee’s assessment of the likelihood that the most recent internal financial forecasts developed by MSG Entertainment would be realized;

•

the challenges inherent in the combination of two business enterprises of the size and scope of MSG Entertainment and MSG Networks, including the possibility that anticipated synergies and other anticipated benefits of the transaction might not be achieved in the time frame contemplated or at all;

•	the other numerous risks and uncertainties that could adversely affect MSG Entertainment’s operating performance and financial results;

•	the consumer trend away from traditional distribution channels and the resulting decline in pay-TV subscribers across the industry;

•

the risk that the merger may not be completed, and the risk that announcing the transaction or the failure to complete the transaction could lead to negative effects on the business, financial results and stock price of MSG Entertainment, or to negative perceptions of MSG Entertainment among investors, customers, employees and other stakeholders;

•

the fact that changes in the regulatory landscape or new industry developments, including changes in consumer preferences, may adversely affect the business benefits anticipated to result from the merger;

•

the adverse impact that business uncertainty prior to the closing and during the post-closing integration period could have on the ability of both MSG Entertainment and MSG Networks prior to the closing, and MSG Entertainment following the closing, to attract, retain and motivate key personnel, retain customers and maintain business relationships;

•

the significant costs involved in connection with completing the contemplated transactions and the risk that the contemplated transactions may divert management focus and resources from operating MSG Entertainment’s business, as well as other strategic opportunities, and that combining and integrating MSG Entertainment and MSG Networks may result in potential disruption;

•

the risk that the unaudited prospective financial information of MSG Entertainment and MSG Networks, and the estimated synergies, as further described in the section entitled “—Unaudited Prospective Financial Information,” may not be achieved in the amounts or at the times anticipated;

•

the fact that the separate opinions of each of Moelis and Raine to the MSGE special committee as to the fairness to MSG Entertainment, from a financial point of view, of the merger consideration pursuant to the merger agreement speak only as of the date of their respective fairness opinions and do not take into account events occurring, or information that has become available, after such date, including any changes in the operations and prospects of MSG Entertainment and MSG Networks, general market and economic conditions and other factors which may be beyond the control of MSG Entertainment and MSG Networks and on which the fairness opinions were based, any of which may be material;

•	the restrictions in the merger agreement on the conduct of MSG Entertainment’s business during the period between execution of the merger agreement and consummation of the merger;

•

the fact that pursuant to the terms of the merger agreement, prior to the earlier of the effective time and the termination of the merger agreement, MSG Entertainment is restricted from soliciting, initiating or knowingly facilitating or encouraging the submission of an acquisition proposal with respect to MSG Entertainment;

•	the fact that the MSG Entertainment stockholders are not entitled to appraisal rights under the merger agreement or the DGCL;

•

the interests, including financial interests, of the Dolan family group with respect to the contemplated transactions that are in addition to, or that may be different from, the interests of the MSG Entertainment stockholders unaffiliated with the Dolan family group;

•

the interests, including financial interests, of MSGE’s directors, officers and employees with respect to the contemplated transactions that may be in addition to, or that may be different from, their interests as MSG Entertainment stockholders;

•

the risk that MSG Entertainment may incur significant expenses in connection with the contemplated transactions and may become obligated to reimburse certain of MSG Networks’ expenses and/or, under specified circumstances, pay a termination fee of $21.2 million in the event the merger agreement is terminated (as more fully described in the section entitled “The Merger Agreement—Expenses and Termination Fees”) and the effect this could have on MSG Entertainment, including the possibility that the existence of the termination fee obligation could discourage other potential parties from making a competing proposal, although the MSGE special committee believed that the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in making a competing proposal; and

•	the risks of the type and nature described in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

The MSGE special committee concluded that the uncertainties, risks and potentially negative factors relevant to the transaction were outweighed by the potential benefits that it expected MSG Entertainment and MSG Entertainment stockholders would achieve as a result of the merger.

In considering the recommendations of the MSGE special committee and the MSGE board, MSG Entertainment stockholders should be aware that certain of MSG Entertainment’s directors, officers and employees have interests in the merger that are different from, or in addition to, the interests of MSG Entertainment stockholders generally. See the section entitled “—Interests of MSG Entertainment’s Directors, Officers and Employees in the Merger.”

This discussion of the information and factors considered by the MSGE special committee includes the principal positive and negative factors considered by the MSGE special committee, but is not intended to be exhaustive and may not include all of the factors considered. In view of the wide variety of factors considered in connection with its evaluation of the contemplated transactions, and the complexity of these matters, the MSGE special committee did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that the MSGE special committee considered in reaching its determinations to approve the merger agreement, and the contemplated transactions, and to make its recommendations to the MSGE board (and, in turn, the MSGE board’s recommendation to the MSGE stockholders). Rather, the MSGE special committee viewed its decision to recommend the transaction as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the MSGE special committee may have given differing weights to different factors. It should be noted that this explanation of the reasoning of the MSGE special committee and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Accordingly, the MSGE board, acting in reliance upon the unanimous recommendation of the MSGE special committee, unanimously recommends that MSG Entertainment stockholders vote “FOR” each of the MSGE share issuance proposal and the MSGE adjournment proposal.

Opinion of the Financial Advisors to the MSGE Special Committee

Opinion of Moelis & Company LLC

At the meeting of the MSGE special committee on March 24, 2021, to consider the merger agreement and the transactions contemplated thereby, Moelis delivered an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated March 24, 2021, to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the merger consideration (which for purposes of Moelis’ opinion was defined as the Class A merger consideration together with the Class B merger consideration) pursuant to the merger agreement was fair, from a financial point of view, to MSG Entertainment.

The full text of Moelis’ written opinion dated March 24, 2021, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the MSGE special committee (solely in its capacity as such), in its evaluation of the merger. Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the merger consideration to MSG Entertainment, and does not address MSG Entertainment’s underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to MSG Entertainment. Moelis’ opinion does not constitute a recommendation as to how any holder of securities or any other person should vote or act with respect to the merger or any other matter. At the request of the MSGE special committee, Moelis’ opinion was also addressed to the MSGE board and provided for the use and benefit of the MSGE board (solely in its capacity as such) in its evaluation of the merger.

In arriving at its opinion, Moelis, among other things:

•	reviewed certain publicly available business and financial information relating to MSG Networks and MSG Entertainment;

•

reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of MSG Networks furnished to Moelis by MSG Networks, including financial forecasts provided to or discussed with Moelis by MSGN management (described on page 113 of this joint proxy statement/prospectus under the caption “—Unaudited Prospective Financial Information—MSG Networks Unaudited Prospective Financial Information” and referred to in this section as the MSG Networks projections);

•

reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of MSG Entertainment furnished to Moelis by MSG Entertainment, including financial forecasts provided to or discussed with Moelis by MSGE management (described on page 112 of this joint proxy statement/prospectus under the caption “—Unaudited Prospective Financial Information—MSG Entertainment Unaudited Prospective Financial Information” and referred to in this section as the MSGE projections);

•

reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of MSG Networks furnished to Moelis by MSG Networks, including financial forecasts, as modified and revised by MSGE management and approved by the MSGE special committee (described on page 114 of this joint proxy statement/prospectus under the caption “—Unaudited Prospective Financial Information—MSG Networks Unaudited Prospective Financial Information—Summary of MSG Entertainment’s Adjustments to the MSG Networks Projections” and referred to in this section as the adjusted MSG Networks projections);

•

reviewed certain internal information relating to cost savings, synergies and related expenses expected to result from the merger and certain other pro forma financial effects of the transaction (the “expected synergies”) furnished to Moelis by MSG Entertainment, referred to in this section as the expected synergies;

•	reviewed certain information relating to the capitalization of MSG Entertainment and MSG Networks provided by MSG Entertainment and MSG Networks, respectively;

•

conducted discussions with members of senior management and representatives of both MSG Entertainment and MSG Networks concerning the information described in the foregoing six bullets, as well as the businesses and prospects of MSG Networks and MSG Entertainment generally;

•	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

•	reviewed the financial terms of certain other transactions that Moelis deemed relevant;

•	reviewed a draft, dated March 12, 2021, of the merger agreement;

•	participated in certain discussions among representatives of MSG Entertainment and MSG Networks and their respective advisors; and

•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its review, and with the consent of the MSGE special committee, Moelis relied on the information supplied to, discussed with or reviewed by it for purposes of its opinion being complete and accurate in all material respects. Moelis did not assume any responsibility for independent verification of (and did not independently verify) any of such information. With the consent of the MSGE special committee, Moelis relied upon, without independent verification, the assessment of MSG Entertainment and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the MSGE projections, the adjusted MSGN projections, the other information relating to MSG Entertainment and MSG Networks and the expected synergies, Moelis assumed, at the direction of the MSGE special committee, that they have been reasonably prepared on a basis reflecting the best then available estimates and judgments of MSGE management as to the future performance of MSG Entertainment and MSG Networks and such expected synergies (including the amount, timing and achievability thereof). Moelis also assumed, at the direction of the MSGE special committee, that the future financial results (including the expected synergies) reflected in such forecasts would be achieved at the times and in the amounts projected. Moelis did not express any views as to the reasonableness of any financial forecasts, the expected synergies or the assumptions on which they were based. In addition, with the consent of the MSGE special committee, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of MSG Entertainment or MSG Networks, nor was Moelis furnished with any such evaluation or appraisal.

With the consent of the MSGE special committee, Moelis assumed for purposes of its analysis and opinion that the economic rights of the MSGN Class A common stock and MSGN Class B common stock are identical to each other, and that the economic rights of the MSGE Class A common stock and MSGE Class B common stock are identical to each other, except, in each case, as could not be material to Moelis’ analysis or opinion. Moelis’ analysis and opinion did not address the non-economic rights of any such shares (including voting rights), and, at the direction of the MSGE special committee, Moelis did not attempt to place any financial value on any such non-economic rights. Further, Moelis’ opinion did not address the allocation of shares of MSGE Class A common stock and MSGE Class B common stock to be issued pursuant to the transaction among the holders of MSGN Class A common stock and MSGN Class B common stock. For purposes of its analysis and opinion, Moelis was directed by the MSGE special committee not to differentiate between the classes of MSGN common stock, in relation to each other, and the classes of MSGE common stock, in relation to each other. With the consent of the special committee, Moelis also assumed that the aggregate number of shares of MSGE Class A common stock and MSGE Class B common stock to be issued by MSG Entertainment as a result of the rounding convention reflected in the merger consideration would not be material to its analysis or opinion.

Moelis’ opinion did not address MSG Entertainment’s underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to MSG Entertainment and did not address any legal, regulatory, tax or accounting matters. At the direction of the MSGE special committee, Moelis was not asked to, and Moelis did not, offer any opinion as to any terms of the merger agreement or any aspect or implication of the merger, except for the fairness of the merger consideration from a financial point of view to MSG Entertainment. With the consent of the MSGE special committee, Moelis did not express any opinion as to what the value of MSGE common stock actually would be when issued pursuant to the merger or the prices at which MSGE Class A common stock or MSGN Class A common stock might trade at any time. In rendering its opinion, Moelis assumed, with the consent of the MSGE special committee, that the final executed form of the merger agreement would not differ in any material respect from the draft that Moelis had reviewed, that the merger would be consummated in accordance with its terms without any waiver or modification that could be material to its analysis, and that the parties to the merger agreement would comply with all the material terms of the merger agreement. Moelis assumed, with the consent of the MSGE special committee, that all governmental, regulatory or other consents and approvals necessary for the completion of the merger would be obtained except to the extent that could not be material to its analysis. In addition, representatives of MSG Entertainment advised Moelis, and Moelis assumed, with the consent of the MSGE special committee, that the merger would qualify as a tax-free reorganization for federal tax purposes. In connection with Moelis’ engagement, it was not authorized to, and it did not, solicit indications of interest from third parties regarding a potential transaction with MSG Entertainment.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of the opinion, and Moelis assumed no responsibility to update its opinion for developments after the date of the opinion.

Moelis’ opinion was for the use and benefit of the MSGE special committee (solely in its capacity as such) in its evaluation of the merger. Moelis’ opinion does not constitute a recommendation as to how any holder of securities or other person should vote or act with respect to the merger or any other matter. Moelis’ opinion did not address the fairness of the merger or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of MSG Entertainment or MSG Networks. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, whether relative to the merger consideration or otherwise. Moelis’ opinion was approved by a Moelis fairness opinion committee.

Summary of Financial Analyses

The following is a summary of the material financial analyses presented by Moelis to the MSGE special committee at its meeting held on March 24, 2021, in connection with its opinion. At the request and direction of the MSGE special committee, Moelis also presented the financial analyses summarized below to the MSGE board at a meeting of the MSGE board held on March 25, 2021. This summary describes the material analysis underlying Moelis’ opinion but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.

For the purposes of Moelis’ analysis:

•

“Total enterprise value,” which is referred to as “TEV,” was generally calculated as the market value of the relevant company’s fully diluted common equity based on its closing stock price as of March 22, 2021, which is referred to as the “equity value,” (i) plus preferred stock, if any, (ii) plus debt, and (iii) less cash and cash equivalents (in each of the foregoing cases (i) through (iii), as of the relevant company’s most recently reported quarter end).

•

“EBITDA” was generally calculated as the relevant company’s earnings before interest, taxes, depreciation and amortization, including the burden of stock-based compensation expense (“SBC”) adjusted to exclude (i) one-time charges and benefits and (ii) EBITDA associated with non-controlling interests because book value of non-controlling interests was excluded from TEV.

•

Based on information provided by MSGE management and MSGN management, as applicable, per share calculations assumed (i) basic outstanding MSGE common shares and shares of MSGN common stock as disclosed in the merger agreement, and (ii) conversion of outstanding options and other equity-based awards as disclosed in the merger agreement, using the treasury stock method, with strike prices as provided by MSGE management or MSGN management, as applicable.

•

“Adjusted operating income” (“AOI”) was generally calculated as the relevant company’s EBITDA, as defined above, adjusted to exclude the burden of SBC. EBITDA was assumed to be a proxy for AOI (less SBC) and TEV/EBITDA multiples included herein have been applied to AOI (less SBC) for MSG Entertainment and MSG Networks.

Discounted Cash Flow Analysis

Moelis performed discounted cash flow, which is referred to as DCF, analyses of both MSG Entertainment and MSG Networks to calculate the present value of the estimated future unlevered after-tax free cash flows projected by MSGE management to be generated by MSG Entertainment and MSG Networks and an estimate of the present value of the terminal value of each of MSG Entertainment and MSG Networks. For purposes of the DCF analysis, Moelis treated estimates for stock-based compensation as a cash expense.

MSG Entertainment

Moelis calculated cash flow (utilizing the MSGE projections) as AOI, less SBC and tax depreciation and amortization, to calculate EBIT and EBIT less taxes, capital expenditures and change in net working capital plus depreciation and amortization to estimate unlevered free cash flow. For purposes of its analysis, Moelis assumed with the MSGE special committee’s and MSGE management’s consent that MSG Entertainment’s terminal year depreciation and amortization were equal to the terminal year capital expenditures estimates provided by MSGE management.

Moelis utilized a range of discount rates of 8.50% to 10.50% based on an estimated range of MSG Entertainment’s weighted average cost of capital, which is referred to as the WACC. The WACC range reflected a derived cost of equity using (i) a risk-free rate based on 20-year U.S. government bonds, (ii) a selected range of unlevered betas and debt to total capitalization ratios informed by the MSG Entertainment selected companies described below, (iii) an equity risk premium and (iv) a size premium. Moelis used the foregoing range of discount rates to calculate estimated present values of MSG Entertainment as of December 31, 2020 of (i) estimated after-tax unlevered free cash flows of MSG Entertainment for the second half of the fiscal year ending June 30, 2021 through the fiscal year ending June 30, 2025 (in each case, discounted using a mid-year discounting convention) and (ii) estimated terminal values derived using the perpetuity growth method and assuming a range of perpetuity growth rates of 2.0% to 3.5%. The perpetuity growth rate took into account the long-term contracted revenue from the New York Knicks and New York Rangers which reflects a significant portion of MSG Entertainment’s revenue and grows 3.0% annually. Moelis utilized a cash tax rate of 29% during this same period, per the MSGE projections.

In calculating the implied equity value range of MSG Entertainment, Moelis separately valued MSG Entertainment’s net operating losses, which is referred to as NOLs, based on projected usage as provided by MSGE management and discounted to December 31, 2020 using the same discount rate range derived from the WACC calculation, and based on aggregate taxes saved through utilization of maximum of 80% of taxable income in a given year.

The stand-alone implied equity value ranges and implied per share price ranges for the MSGE common shares derived from the DCF analysis are presented below:

	Implied Equity Value ($ in millions)	Implied Per Share Price
Including NOLs(1)	$1,652 - $3,032	$65.65 - 120.27

(1)	NOLs contribute $127mm - $143mm of implied enterprise value ($5.05 - $5.69 per share).

Moelis noted that the implied terminal value represented approximately 178% of total implied DCF net present value for MSG Entertainment. Moelis noted that the foregoing ranges resulted in a range of implied AOI (less SBC) terminal multiples of 7.4x – 12.8x.

MSG Networks

Moelis calculated MSG Networks’ unlevered free cash flow (utilizing the adjusted MSGN projections) as AOI, less SBC, depreciation and amortization, to calculate EBIT and EBIT less taxes, capital expenditures, change in net working capital, pension contributions, and other cash flow items plus depreciation and amortization to estimate unlevered free cash flow. For purposes of its analysis, Moelis assumed MSG Networks’ terminal year depreciation and amortization was equal to the terminal year capital expenditures, which is assumed to be equal to MSG Networks’ projected FY2025 capital expenditures provided by MSG Networks.

Moelis utilized a range of discount rates of 6.00% to 8.25% based on an estimated range of MSG Networks’ WACC. The WACC range reflected a derived cost of equity using (i) a risk-free rate based on 20-year U.S. government bonds, (ii) a selected range of unlevered betas and debt to total capitalization ratios informed by the MSG Networks selected companies described below, (iii) an equity risk premium and (iv) a size premium. Moelis used the foregoing range of discount rates to calculate estimated present values of MSG Networks as of December 31, 2020 of (i) estimated after-tax unlevered free cash flows of MSG Networks for the second half of the calendar year ending December 31, 2021 through the calendar year ending December 31, 2025 (in each case, discounted using a mid-year discounting convention) and (ii) estimated terminal values derived using the perpetuity growth method and assuming a range of perpetuity growth rates of (1.0%) to 0.0%. Moelis also assumed an applicable cash tax rate of 33% during this same period, per MSGE management’s guidance.

The stand-alone implied equity value ranges and implied per share price ranges for the MSGN common stock that were derived from the DCF analysis are presented below:

Implied Equity Value ($ in million)	Implied Per Share Price
$697 - $1,408	$11.63 - $23.23

Moelis noted that the implied terminal value represented approximately 70% of total implied DCF net present value for MSG Networks. Moelis noted that the foregoing ranges resulted in a range of implied AOI (less SBC) terminal multiples of 7.0x – 10.9x.

For purposes of the foregoing analysis, Moelis utilized the adjusted MSGN projections. However, for the information of the MSGE special committee, Moelis noted that based on the MSG Networks projections, the foregoing implied per share price would be $14.20 to $27.04 per share of MSGN common stock.

DCF-Based Exchange Ratio and Ownership Percentage

Based on the stand-alone implied equity value ranges and implied share price ranges for MSG Entertainment and MSG Networks presented in the DCF analysis above, Moelis calculated implied ranges of the exchange ratio and the pro forma MSG Entertainment ownership percentage, which are presented below:

	Implied Exchange Ratio(1)	Implied Pro Forma MSG Entertainment Ownership Percentage(2)
DCF Analysis	0.097x - 0.354x	54.0% - 81.3%

(1)

The low end of the range of the implied exchange ratio represents the high end of the range of implied value per MSGE common share versus the low end of the range of implied value per share of MSGN common stock. The high end of the range of the implied exchange ratio represents the low end of the range of implied value per MSGE common share versus the high end of the range of implied value per share of MSGN common stock.

(2)

The high end of the range of the implied pro forma MSGE ownership percentage represents the high end of the implied equity value range of MSG Entertainment versus the low end of the implied equity value range of MSG Networks. The low end of the range of the implied pro forma MSGE ownership percentage represents the low end of the implied equity value range of MSG Entertainment versus the high end of the implied equity value range of MSG Networks.

Moelis compared the implied ranges of the exchange ratio above to the exchange ratio of 0.172x in the merger and the implied ranges of pro forma MSGE ownership percentage above to the implied pro forma MSGE ownership percentage of approximately 70.9% at the exchange ratio of 0.172x.

Selected Publicly Traded Companies Analysis

Moelis performed a selected publicly traded companies analysis of each of MSG Entertainment and MSG Networks. Financial data for the selected publicly traded companies was based on public filings and other publicly available information available as of March 22, 2021.

MSG Entertainment

In the case of MSG Entertainment, Moelis reviewed and analyzed, among other things, TEV/EBITDA multiples based on actual figures for FY2019A and Wall Street estimates for FY2023E (Moelis did not consider FY2020A—FY2022E due to the material impact from the COVID-19 pandemic). Moelis utilized a sum-of-the-parts approach to this analysis given the lack of meaningful publicly traded companies comparable to

MSG Entertainment as a whole or for publicly traded companies comparable to each segment of MSG Entertainment. Accordingly, Moelis analyzed companies to develop separate reference ranges for the Entertainment (excluding MSG Sphere overhead costs) and Tao segments, given the different characteristics of each segment. Corporate costs were assumed at the weighted average Entertainment and Tao multiple. The MSG Sphere was included at its budgeted cost of $1.66 billion. Other investments and land were included at their respective balance sheet carrying cost or mark-to-market value. For the purposes of its analysis, Moelis selected publicly traded live events and venue companies and restaurant/hospitality groups which, Moelis believed, based on its experience and professional judgment, were generally relevant in certain respects to the Entertainment and Tao segments of MSG Entertainment, which are referred to as the MSG Entertainment selected companies:

MSG Entertainment Selected Companies

Live Events/Venue Companies:

•	Live Nation Entertainment, Inc.

•	CTS Eventim AG & Co. KGaA

Restaurants/Hospitality:

•	The ONE Group Hospitality, Inc.

Although no MSG Entertainment selected company is directly comparable to MSG Entertainment’s Entertainment and Tao segments, Moelis focused on these companies because, among other things, they have one or more similar operating and financial characteristics with MSG Entertainment’s Entertainment and Tao segments.

For the information of the MSGE special committee and for reference only, Moelis also looked at the following businesses (which are referred to as the “reference only companies”), which in Moelis’ view, were similar to MSG Entertainment in limited aspects. Moelis did not utilize these companies in its selected publicly traded companies analysis because Moelis viewed these companies as less comparable to MSG Entertainment in certain respects such as (i) revenue mix weighted towards media rights and/or gaming-related activities, and/or (ii) the lack of differentiated, marquee assets:

•	Liberty Media Corporation Formula One Group

•	Churchill Downs Incorporated

•	Six Flags Entertainment Corporation

•	SeaWorld Entertainment, Inc.

•	Cedar Fair, L.P. (d.b.a. Cedar Fair Entertainment Company)

•	Madison Square Garden Sports Corp.

•	World Wrestling Entertainment, Inc.

•	Manchester United plc

•	Liberty Media Corporation Braves Group

The following table summarizes the results of the selected publicly traded companies analysis for the MSG Entertainment selected companies:

	TEV ($ in billions)	TEV/ FY 2019A EBITDA(1)	TEV/ FY 2023E EBITDA(1)
MSG Entertainment selected companies
Live Nation Entertainment, Inc.	$22.4	26.7x	19.5x
CTS Eventim AG & Co. KGaA	$5.8	19.1x	17.6x
The ONE Group Hospitality Inc. (2)	$0.3	24.5x	11.1x
Reference only companies
Liberty Media Corporation Formula One Group	$12.4	31.9x	21.3x
Churchill Downs Incorporated	$10.2	28.2x	14.8x
Six Flags Entertainment Corporation	$7.2	12.9x	14.5x
SeaWorld Entertainment, Inc.	$5.9	14.3x	11.2x
Cedar Fair, L.P.	$5.4	11.4x	9.1x
World Wrestling Entertainment, Inc.	$5.1	32.5x	15.6x
Madison Square Garden Sports Corp.	$5.0	NM	NM
Manchester United plc	$3.4	13.3x	12.9x
Liberty Media Corporation Braves Group	$2.3	NM	32.6x
MSG Entertainment
Consensus	$1.5	39.1x	15.9x
Management	$1.5	39.1x	45.4x

(1)	Projections for the selected companies have been calendarized to MSG Entertainment’s fiscal year end of June 30.
(2)	Figure in FY2023E column represents CY2022E multiple due to lack of FY2023E estimates.

In light of the foregoing review and based on its professional judgment and experience, Moelis applied ranges of selected multiples derived from the MSG Entertainment selected companies of (i) 16.5x to 18.5x to the adjusted MSGE projections’ FY2023E AOI (less SBC) for the Entertainment segment (excluding MSG Sphere) and (ii) 9.0x to 11.0x to MSG Entertainment’s projected CY2022E AOI for the Tao segment. As described above, with the consent of the MSGE special committee, Moelis assumed a value for the MSG Sphere at its budgeted cost of $1.66 billion (cash was adjusted for the remaining cost of MSG Sphere, or $1.015 billion to arrive at a pro forma cash figure of $463 million; pro forma cash was then netted against MSG Entertainment’s $715 million of total debt to arrive at an adjusted net debt figure of $253 million), NOLs were valued separately based on present value of projected tax saving through FY2031E, and MSG Sphere overhead costs were not included. Other investments and land included in the valuation consisted of equity method investments at December 31, 2020 book value, cost method investments at December 31, 2020 book value, London land recognized at cost on day of purchase and investments in Townsquare and DraftKings at public market prices. In total, the above selected publicly traded companies analysis derived an implied equity value range for MSG Entertainment of $130.49-139.70 per share of MSGE common stock.

MSG Networks

In the case of MSG Networks, Moelis reviewed and analyzed TEV/EBITDA multiples based on Wall Street estimates for FY2021E and FY2022E, the adjusted MSGN projections, and certain other financial information and market trading data related to the following selected publicly traded companies whose operations Moelis believed, based on its experience and professional judgment, were generally relevant in certain respects to MSG Networks, which are referred to as the MSG Networks selected companies:

Television Networks:

•	ViacomCBS Inc.

•	Discovery, Inc.

•	AMC Networks Inc.

Television Broadcast:

•	FOX Corporation

•	Sinclair Broadcast Group, Inc.

•	Nexstar Media Group, Inc.

•	Tegna Inc.

•	The E.W. Scripps Company

•	Gray Television, Inc.

Although no MSG Networks selected company is directly comparable to MSG Networks, Moelis focused on these companies because, among other things, they have one or more similar operating and financial characteristics with MSG Networks.

The following table summarizes the results of the selected publicly traded companies’ analysis for the MSG Networks selected companies:

	TEV ($ in billion)	TEV/ FY 2021E EBITDA(1)	TEV/ FY 2022E EBITDA(1)
MSG Networks Selected Companies
Broadcasters
The E.W. Scripps Company	$5.9	9.1x	8.4x
Sinclair Broadcast Group, Inc.	$13.3	8.8x	10.3x
Tegna Inc.	$8.1	8.5x	7.9x
Nexstar Media Group, Inc.	$13.8	7.5x	7.3x
Gray Television, Inc.	$5.8	7.2x	7.2x
Diversified Media/Cable Networks
ViacomCBS Inc.	$80.9	17.2x	17.7x
Discovery, Inc.	$61.2	16.0x	16.4x
FOX Corporation	$29.0	10.7x	10.6x
AMC Networks Inc.	$5.2	7.5x	8.0x
All MSG Networks Selected Companies
Broadcaster Average	$—	8.2x	8.2x
Diversified Media/Cable Networks Average	$—	12.6x	13.2x
MSG Networks
Research	$2.0	7.4x	9.6x
MSGE Adjusted Undisturbed(2)	$—	7.4x	9.4x
MSGE Adjusted(3)	$2.0	7.6x	9.6x

(1)	Projections for the selected companies have been calendarized to MSG Entertainment’s fiscal year-end, June 30.
(2)	Uses market pricing as of March 10, 2021 and adjusted MSGN projections.
(3)	Uses adjusted MSGN projections.

In light of the foregoing review and based on its professional judgment and experience, for MSG Networks, Moelis applied a range of selected multiples derived from the MSG Networks direct selected companies of 8.0x to 10.0x to the adjusted MSGN projections’ FY 2022E AOI (less SBC) of $210.1 million to calculate implied equity value ranges for MSG Networks of $14.43 to $21.26 per share of MSGN common stock. For purposes of the foregoing analysis, Moelis utilized the adjusted MSGN projections. However, Moelis noted that based on the MSG Networks projections, the foregoing value range would be $15.05 to $22.02 per share of MSGN common stock.

Selected Publicly Traded Companies-Based Implied Exchange Ratio Analysis

Based on the implied equity value ranges and the implied per share price ranges presented above, Moelis calculated implied ranges of the exchange ratio and pro forma ownership percentage of the pre-merger holders of MSGE common shares in the combined company after giving effect to the merger, which is referred to as the pro forma MSGE ownership percentage, which are presented below:

	Implied Exchange Ratio(1)	Implied Pro Forma MSGE Ownership Percentage(2)
Selected Publicly Traded Companies Analysis	0.103x - 0.163x	71.9% - 80.3%

(1)

The low end of the range of the implied exchange ratio represents the high end of the range of implied value per MSGE common share versus the low end of the range of implied value per share of MSGN common stock. The high end of the range of the implied exchange ratio represents the low end of the range of implied value per MSGE common share versus the high end of the range of implied value per share of MSGN common stock.

(2)

The high end of the range of the implied pro forma MSGE ownership percentage represents the high end of the implied equity value range of MSG Entertainment versus the low end of the implied equity value range of MSG Networks. The low end of the range of the implied pro forma MSGE ownership percentage represents the low end of the implied equity value range of MSG Entertainment versus the high end of the implied equity value range of MSG Networks.

Moelis compared the implied ranges of the exchange ratio above to the exchange ratio of 0.172x in the merger and the implied ranges of pro forma MSGE ownership percentage above to the implied pro forma MSGE ownership percentage of approximately 70.9% at the exchange ratio of 0.172x.

Transaction Analysis

DCF-Based Has/Gets Analysis

Moelis performed a DCF-based has/gets analysis to calculate value accretion/dilution to the pre-merger holders of MSGE common shares implied by the merger. The DCF-based has/gets analysis compared the standalone implied DCF equity value of MSG Entertainment with the implied aggregate value of the pro forma equity in the combined company that is owned by the pre-merger holders of MSGE common shares after giving effect to the merger.

To calculate the pro forma DCF value of the combined company after giving effect to the merger, Moelis utilized (i) the implied stand-alone DCF equity value ranges for MSG Entertainment and MSG Networks described above, (ii) the implied present value range of expected cost and tax synergies provided by MSGE management discounted based on a pro forma WACC range of 7.5% - 9.25%, and (iii) expected transaction costs of $45 million as provided by MSGE management.

The following table summarizes the results of the DCF-based has/gets analysis:

	Low	High
Standalone MSG Entertainment per Share Value	$65.65	$120.27
Pro Forma MSG Entertainment per Share Value	$70.04	$130.44
Increase (%)	6.7%	8.5%

Other Information

Moelis also noted for the MSGE special committee certain additional factors that were not considered part of Moelis’ financial analysis with respect to its opinion but were referenced for informational purposes only, including, among other things:

Selected Precedent Transactions Analysis

Moelis performed a selected precedent transactions analysis solely with respect to MSG Networks; with respect to MSG Entertainment, Moelis did not rely on the selected precedent transaction analysis for the following reasons: (i) lack of comparability of the selected transactions to MSG Entertainment and its business units; (ii) any precedent transactions would be calculated based on last twelve months (“LTM”) EBITDA; the LTM period for MSG Entertainment is not comparable as a result of the COVID-19 pandemic and its impact on MSG Entertainment; and (iii) COVID-related changes to the overall market limit comparability between historical transactions and the merger.

For its selected precedent transaction analysis of MSG Networks, Moelis reviewed certain financial information related to transactions that met the following criteria: (i) the target was a regional sports network or cable network with similar business operations to MSG Networks, (ii) minimum transaction value of $200 million; and (iii) transactions dated 2013 or later.

For informational purposes only, Moelis noted, to the extent information was publicly available the implied transaction values of the selected precedent transaction as a multiple of the relevant acquired company’s EBITDA for the LTM period immediately preceding announcement of the relevant transaction. In the case of MSG Networks, Moelis applied the implied multiple range to LTM EBITDA as of December 31, 2020.

The information noted by Moelis with respect to the selected precedent transactions is summarized below:

Date Announced	Target	Acquiror	Target Type	Transaction Value ($ in million)	Seller TEV/ LTM EBITDA	Buyer TEV/ LTM EBITDA
12/22/2020	Oprah Winfrey Network	Discovery, Inc.	Diversified Media/Cable Networks	$489.2	5.8x	—
9/24/2020	ION Media Networks. Inc.	The E.W. Scripps Company	Diversified Media/Cable Networks	$2,786.0	8.6x	6.3x
5/3/2019	21 Fox Sports Regional Sports Networks	Sinclair Broadcast Group, Inc.	Regional Sports Network	$10,600.0	7.2x	6.8x
3/22/2018	The Weather Channel	Allen Media Broadcasting	Diversified Media/Cable Networks	$977.1	6.9x	—
7/31/2017	Scripps Networks Interactive, Inc.	Discovery, Inc.	Diversified Media/Cable Networks	$14,321.8	10.0x	8.1x

Date Announced	Target	Acquiror	Target Type	Transaction Value ($ in million)	Seller TEV/ LTM EBITDA	Buyer TEV/ LTM EBITDA
7/6/2017	HSN	QVC, Inc.	Diversified Media/Cable Networks	$2,594.0	9.6x	7.2x
10/11/2016	CSN Mid-Atlantic	Monumental Sports & Entertainment	Regional Sports Network	$359.9	8.6x	—
6/30/2016	Starz Inc.	Lions Gate Entertainment Corporation	Diversified Media/Cable Networks	$4,815.2	11.9x	—
4/28/2016	Root Sports	John Stanton & Associates	Regional Sports Network	$758.8	13.6x	—
3/9/2016	Crown Media Holdings Inc.	Hallmark Cards, Inc.	Diversified Media/Cable Networks	$2,090.8	10.1x	—
2/25/2016	Travel Channel	Scripps Networks Interactive	Diversified Media/Cable Networks	$1,100.0	—	—
1/27/2016	Tennis Channel	Sinclair Broadcast Group, Inc.	Diversified Media/Cable Networks	$350.0	16.2x	4.3x
Regional Sports Network Mean				$3,906.2	9.8x	6.8x
Regional Sports Network Median				$758.8	8.6x	6.8x
Diversified Media/Cable Networks Mean				$3,280.4	9.9x	6.5x
Diversified Media/Cable Networks Median				$2,090.8	9.8x	6.7x

Moelis noted that if a range of selected multiples of 7.0x to 9.0x were to be applied to the LTM EBITDA of MSG Networks, it would result in an implied price per share of MSGN common stock of $20.99 to $30.41.

52-Week High/Low and Analyst Price Targets

For informational purposes only, Moelis also noted the 52-week highs and lows (for the 52 weeks preceding the date of its opinion), as well as the most recent equity research analyst price targets (since February 2021), for each of MSGE Class A common stock and MSGN Class A common stock. For MSGE Class A common stock, the 52-week high/low range was $58.67-$121.42, and analyst price targets ranged from $85.00-$120.00 per share. For MSGN Class A common stock, the 52-week high/low range was $8.52-$20.90, and analyst price targets ranged from $9.00-$20.00 per share. Moelis noted that the implied exchange ratio range based on the 52-week high/low was 0.070x – 0.356x, while the implied exchange ratio range based on the analyst price targets was 0.075x – 0.235x.

Miscellaneous

This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

No company used in the analyses described above is identical to MSG Entertainment or MSG Networks. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above (including much of the information used therein) are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither MSG Entertainment nor Moelis or any other person assumes responsibility if future results are materially different from those forecast.

Except as described in this summary, the MSGE special committee imposed no other instructions or limitations on Moelis with respect to the investigations made or procedures followed by Moelis in rendering its opinion. The merger consideration was determined through arm’s-length negotiations between the MSGE special committee, on the one hand, and the MSGN special committee, on the other, and was approved by the MSGE board in reliance upon the recommendation of the MSGE special committee and the MSGN board in reliance upon the recommendation of the MSGN special committee. Moelis did not recommend any specific consideration to MSG Entertainment, the MSGE special committee or the MSGE board, or that any specific amount or type of consideration constituted the only appropriate consideration for the merger.

Moelis acted as financial advisor to the MSGE special committee in connection with the merger and has received or will receive certain fees for its services. Moelis received a retainer fee of $1,500,000, which shall be 100% creditable against its transaction fee. Moelis will also receive a transaction fee of $5,000,000 for its services contingent upon the consummation of the merger. Moelis also became entitled to receive and has received an additional fee of $2,500,000 upon the delivery of Moelis’ opinion, regardless of the conclusion reached by Moelis therein. In addition, MSG Entertainment agreed to indemnify Moelis for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of MSG Entertainment, MSG Networks or their respective affiliates. In the past two years, Moelis has not provided investment banking services to MSG Entertainment unrelated to the merger, or to MSG Networks or James L. Dolan or, to Moelis’ knowledge, any members of the Dolan family, for which Moelis received or may receive compensation. In the future Moelis may provide such services to MSG Entertainment, MSG Networks or James L. Dolan or members of the Dolan family or their affiliates and may receive compensation for such services.

The MSGE special committee selected Moelis as its financial advisor in connection with the merger because Moelis has substantial experience in similar transactions and familiarity with MSG Entertainment. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Opinion of Raine Securities LLC

At the meeting of the MSGE special committee on March 24, 2021, Raine rendered its oral opinion to the MSGE special committee to the effect that, as of such date, based upon and subject to the assumptions, limitations, qualifications, conditions and other matters set forth in its opinion, the merger consideration provided for in the merger agreement was fair, from a financial point of view, to MSG Entertainment. Raine has confirmed its oral opinion by delivering its written opinion, dated March 24, 2021, to the MSGE special committee and, at the request of the MSGE special committee, to the MSGE board, to the effect that, as of such date, based upon and subject to the assumptions, limitations, qualifications, conditions and other matters set forth in its opinion, the merger consideration provided for in the merger agreement was fair, from a financial point of view, to MSG Entertainment.

The full text of the written opinion of Raine, dated March 24, 2021, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex E to this joint proxy statement/prospectus. Raine’s opinion is directed only to the fairness, from a financial point of view, of the merger consideration provided for in the merger agreement to MSG Entertainment and does not address any other terms or aspects of the merger including, without limitation, the form or structure of the merger or any terms or aspects of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. The opinion does not address the relative merits of the merger as compared to any other business strategies that may be available to MSG Entertainment or the underlying business decision of the MSGE special committee or the MSGE board to proceed with the merger. The opinion does not constitute a recommendation to any stockholder of MSG Entertainment or MSG Networks or to any other person as to how to vote or act with respect to the merger or any other matter. Stockholders are encouraged to read Raine’s opinion carefully in its entirety.

In arriving at its opinion, Raine:

•	reviewed the draft dated March 22, 2021 of the merger agreement (the “draft merger agreement”);

•	reviewed the Amended and Restated Certificate of Incorporation of MSG Networks (the “MSGN charter”);

•	reviewed certain publicly available financial and other information relating to MSG Networks and MSG Entertainment;

•	reviewed certain publicly available third party analyst reports relating to MSG Networks and MSG Entertainment;

•

reviewed certain additional financial and other information regarding the business, operations and future prospects of MSG Networks and MSG Entertainment, which was furnished to Raine, including (i) certain financial projections for MSG Networks for the period beginning January 1, 2021 and ending June 30, 2025 prepared, in each case, by MSGN management and approved for Raine’s use by the MSGE special committee (the “MSG Networks projections”); (ii) an alternative version of the MSG Networks projections incorporating certain adjustments thereto made with the assistance of MSGE management and approved by the MSGE special committee (the “adjusted MSGN projections”); (iii) certain financial projections for MSG Entertainment for the period beginning January 1, 2021 and ending June 30, 2025 prepared, in each case, by MSGE management and approved for Raine’s use by the MSGE special committee (the “MSG Entertainment projections”); and (iv) certain forecasts and estimates of potential synergies expected to result from the merger prepared, in each case, by MSGE management (the “synergies”);

•

conducted discussions with MSGN management regarding the business, operations and future prospects of MSG Networks, including their views regarding the MSG Networks projections and conducted discussions with MSGE management regarding the business, operations and future prospects of MSG Entertainment, including their views regarding the MSGE projections, the adjusted MSGN projections and the synergies;

•	reviewed certain financial and securities data of MSG Networks and MSG Entertainment, together with those of certain other companies whose securities are traded in public markets;

•	reviewed the historical stock prices and trading volumes of MSGN Class A common stock and MSGE Class A common stock; and

•	conducted such other financial studies, analyses and investigations, and considered such other factors, as Raine deemed appropriate for purposes of its opinion.

In rendering its opinion, Raine relied upon and assumed, without independent verification, the accuracy and completeness of all the financial and other information that was available to Raine from public sources, that was provided to Raine by MSG Entertainment, MSG Networks or their representatives, or that was otherwise reviewed by Raine, and was advised by MSGE management at the direction of the MSGE special committee that MSG Entertainment was not aware of any information prepared by it or its advisors that might be material to Raine’s opinion that was not made available to Raine. Raine was advised by MSGE management that the MSGE projections and the adjusted MSGN projections were reasonably prepared, on a basis reflecting the best available estimates and judgments of MSGE management as to the future operating and financial performance of MSG Entertainment and MSG Networks, respectively, and that the MSG Networks projections were reasonably prepared, on a basis reflecting the best available estimates and judgments of MSGN management as to the future operating and financial performance of MSG Networks. For purposes of Raine’s analysis of MSG Networks, at the direction of the MSGE special committee, Raine relied upon the adjusted MSGN projections. Raine relied upon the estimates of MSGE management as to the amount of synergies achievable as a result of the merger, the MSG Networks projections and the adjusted MSGN projections and estimates of MSGN management (in each case, as approved for Raine’s use by the MSGE special committee) as to the timing and integration costs associated therewith and Raine’s discussion of such synergies with MSGE management. Raine assumes no responsibility for and expresses no view as to any such projections or forecasts, or as to the assumptions on which they are based.

Raine has not assumed any responsibility for making an independent evaluation or appraisal of any assets or liabilities of MSG Entertainment or MSG Networks, contingent or otherwise, and was not provided with any such evaluation or appraisal, nor has Raine evaluated the solvency, viability or fair value of MSG Entertainment or MSG Networks or any other person or any assets, under any state or federal laws relating to bankruptcy, insolvency or similar matters. Without limiting the generality of the foregoing, Raine did not undertake any independent analysis of any outstanding, pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which MSG Entertainment or MSG Networks or any of their respective affiliates is a party or may be subject.

Raine has assumed that the merger would be consummated in a timely manner and in accordance with the terms of the draft merger agreement, without any limitations, restrictions, conditions, amendments, waivers or modifications, regulatory or otherwise, and without any adjustment to the merger consideration, that collectively would have a material effect on Raine’s analysis. Raine has assumed that the final executed merger agreement would not differ in any material respect from the draft merger agreement. Raine has assumed that the aggregate number of shares of MSGE Class A common stock and MSGE Class B common stock to be issued by MSG Entertainment as a result of the rounding convention reflected in the merger consideration would not be material to Raine’s analysis or opinion.

Raine’s opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Raine as of, the date of the opinion. It should be understood that, although subsequent developments may affect the opinion, Raine does not have any obligation to update, revise or reaffirm the opinion.

Raine expressed no opinion as to the price or range of prices at which MSGN Class A common stock, MSGE Class A common stock or any other securities of MSG Networks or MSG Entertainment will actually trade at any time. In connection with Raine’s engagement, Raine was not authorized to, and Raine did not, solicit indications of interest from third parties regarding a potential transaction with MSG Entertainment. Raine’s opinion does not address the relative merits of the merger as compared to any other business strategies that may be available to MSG Entertainment, nor does it address the underlying business decision of the MSGE board or the MSGE special committee to proceed with the merger. Raine further assumed, with the consent of the MSGE special committee, that the merger will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Raine did not express any view or opinion with respect to any legal, tax, regulatory or accounting matters relating to the merger, as to which Raine understands that the MSGE special committee has obtained such advice as it deemed necessary from qualified professionals.

Raine did not express any view or opinion with respect to any term or aspect of the merger agreement or the merger (other than with respect to the merger consideration to the extent expressly specified herein). Raine did not express any opinion as to the impact of the merger on the solvency or viability of MSG Networks or MSG Entertainment or the ability of MSG Networks or MSG Entertainment to pay their respective obligations when they come due. Raine has assumed for purposes of Raine’s analysis and opinion, with the consent of the MSGE special committee, that the economic rights of MSGN Class A common stock and MSGN Class B common stock are identical to each other, and that the economic rights of the MSGE Class A common stock and MSGE Class B common stock are identical to each other, except, in each case, as could not be material to Raine’s analysis or opinion. Raine’s analysis and opinion did not address the non-economic rights of any such shares (including voting rights), and, with the MSGE special committee’s consent, Raine did not attempt to place any financial value on any such non-economic rights. Further, Raine did not express any view or opinion as to the relative values of shares of MSGE Class A common stock and MSGE Class B common stock or the relative fairness of the merger consideration to the holders of shares of MSGE Class A common stock and holders of shares of MSGE Class B common stock.

Raine’s opinion was for the use of the MSGE special committee and, as was requested by the MSGE special committee, the MSGE board (in each case, solely in its capacity as such), only in their evaluation of the proposed merger. Raine’s opinion did not constitute a recommendation to the MSGE board, the MSGE special committee or any stockholder of MSG Entertainment as to how to vote or act with respect to the proposed merger.

Raine’s opinion was approved for issuance by the fairness opinion and valuation review committee of Raine.

The following is a summary of the material financial analyses performed by Raine and reviewed by the MSGE special committee in connection with Raine’s opinion relating to the merger. The order of the analyses described does not represent relative importance or weight given to those analyses by Raine. The financial analyses summarized below include information presented in tabular format. In order to fully understand Raine’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Raine’s financial analyses. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Raine are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses.

Summary of Material MSG Entertainment Financial Analyses

Raine utilized a variety of financial analyses in assessing an appropriate present value of MSGE Class A common stock. Across all of those analyses, the aggregated range of present value of MSGE Class A common stock was $67.69 to $137.70. Additional detail on a methodology by methodology basis is provided below.

Standalone Valuation of MSG Entertainment

Enterprise values, which Raine defined as equity value plus total debt, less cash and cash equivalents, plus the book value of minority interests, derived from the DCF analysis and the selected comparable companies analysis described below were calculated as of March 23, 2021. Accordingly, the information may not reflect current or future market conditions. Estimates of operating income, adjusted for stock-based compensation (which Raine refers to in this section entitled “—Opinion of Raine Securities LLC” as “post-SBC AOI”), for the selected comparable companies were based on public filings, Capital IQ and publicly available research analyst estimates as of March 23, 2021.

Unless otherwise indicated, Raine calculated the per share values for MSGE common stock and MSGN common stock on a fully diluted basis using the treasury stock method (in the case of MSGN common stock, assuming the undisturbed share price for MSGN Class A common stock of $19.13 as of March 10, 2021). Raine has assumed for purposes of Raine’s analysis and opinion, with the consent of the MSGE special committee, that the economic rights of MSGN Class A common stock and MSGN Class B common stock are identical to each other, and that the economic rights of the MSGE Class A common stock and MSGE Class B common stock are identical to each other, except, in each case, as could not be material to Raine’s analysis or opinion.

Raine adjusted the MSG Entertainment enterprise value to include the assumed values of certain unconsolidated assets (including the value of MSG Entertainment’s interests in DraftKings Inc., Townsquare Media, Inc. and other private investments, each valued based on information provided by MSG Entertainment and publicly-available information as of March 23, 2021, and MSG Entertainment’s acquisition costs of land in London, England), which combined values were estimated to be $230 million. Raine also adjusted the MSG Entertainment enterprise value to include the estimated net present value of certain net operating losses ( “NOLs”) that are expected to be utilized to offset future taxable income in accordance with an NOL utilization schedule prepared by MSGE management, which net present value was estimated to be $120 million (as determined using a 12.27% cost of equity rate, based on Raine’s analysis of the cost of equity for MSG Entertainment and Raine’s professional judgment and experience).

Discounted Cash Flow Analysis of MSG Entertainment

Raine performed a discounted cash flow analysis of MSG Entertainment’s projected unlevered free cash flows based on the MSGE projections for the second half of fiscal year 2021 through fiscal year 2025. Raine calculated the discounted cash flow value per share of MSGE common stock using MSG Entertainment discount rates ranging from 9.50% to 11.25%, reflecting an estimated range of MSG Entertainment’s weighted average cost of capital (“WACC”). Raine evaluated the WACC range of MSG Entertainment by using (i) a selected range of unlevered betas and comparable companies’ median net debt to equity ratio; (ii) a risk-free rate of 2.24% based on the 20-year U.S. government bonds as of March 23, 2021; (iii) a market risk premium and size premium based on the Duff & Phelps Cost of Capital Navigator; and (iv) such other factors as Raine considered relevant based on Raine’s professional judgment and experience.

Raine calculated implied prices per share of MSGE common stock using terminal values based on assumed perpetuity growth rates ranging from 3.50% to 4.00% (which range was selected based on Raine’s professional judgment and experience), which terminal values implied multiples of terminal FY2025E post-SBC AOI of 8.7x to 12.3x. These terminal values were then discounted to net present value using the range of discount rates noted above.

This analysis resulted in a range of present values of $67.69 to $101.29 per share of MSGE common stock.

Selected Comparable Companies Analysis of MSG Entertainment

Raine reviewed and compared certain financial information of MSG Entertainment with corresponding financial information of selected publicly traded companies that Raine judged to be relevant in performing a selected comparable companies analysis. Although none of the selected companies is entirely comparable to MSG Entertainment, these companies were selected, among other reasons, because of their operational and overall business similarities with certain portions of MSG Entertainment’s business. The companies reviewed in connection with these analyses were as follows:

•	Churchill Downs Incorporated (“Churchill Downs”)

•	Six Flags Entertainment Corporation (“Six Flags”)

•	SeaWorld Entertainment, Inc. (“SeaWorld”)

•	Cedar Fair, L.P. (“Cedar Fair”)

•	The ONE Group Hospitality Inc. (“The ONE Group Hospitality”)

•	Live Nation Entertainment, Inc. (“Live Nation”)

•	CTS Eventim AG & Co. KGaA (“CTS Eventim”)

•	Liberty Media Corporation Series A Liberty Formula One Common Stock (“Formula One Group”)

•	World Wrestling Entertainment, Inc. (“WWE”)

•	Manchester United plc (“Manchester United”)

•	Liberty Media Corporation Series A Liberty Braves Common Stock ( “Liberty Braves Group”)

Raine reviewed, among other things, projected enterprise values as multiples of estimated post-SBC AOI for calendar years 2022 and 2023, as well as blended multiples for calendar years 2022 and 2023 (except where noted) for purposes of comparison to MSG Entertainment’s 2023 fiscal year, as reflected below:

Selected Publicly Traded Companies	Estimated Adjusted Enterprise Value / Post-SBC AOI
	2022E	2023E	2022/2023E Average
Destination-Based Entertainment
Churchill Downs	14.2x	NA	14.2x	(1)
Six Flags	14.5x	14.0x	14.3x
SeaWorld	10.5x	8.3x	9.4x
Cedar Fair	10.0x	NA	10.0x	(1)
Nightlife Restaurant & Lounge Hospitality
The ONE World Group Hospitality	11.9x	NA	11.9x	(1)
Global Ticketing & Live Entertainment
Live Nation	21.2x	17.2x	19.2x
CTS Eventim	21.6x	17.4x	19.5x
Sports & Entertainment IP
Formula One Group	21.1x	20.4x	20.7x
WWE	15.5x	14.8x	15.1x
Manchester United	12.8x	11.7x	12.6x	(2)
Liberty Braves Group	33.2x	30.0x	31.6x

(1)	Uses calendar year 2022 multiples due to lack of available projections for 2023.
(2)	Manchester United’s fiscal year ends June 30 and thus its fiscal year 2023 multiple is reflected.

Based upon its review of the comparable companies, and using adjustments determined based upon differences between the comparable companies and MSG Entertainment, Raine determined an appropriate range of estimated adjusted enterprise value / post-SBC AOI multiples of 10.0x to 16.0x.

Raine then applied this selected range to determine an approximate implied price per share range for MSGE common stock of $111.00 to $137.70 based on the MSG Entertainment projections for fiscal year 2023. For purposes of this analysis, Raine adjusted the implied MSG Entertainment enterprise value to include the construction costs incurred to date for the MSG Sphere, estimated at $572 million, and excluded the projected overhead costs relating to the MSG Sphere from the MSGE projections.

Summary of Material MSG Networks Financial Analyses

Raine utilized a variety of financial analyses in assessing an appropriate present value of MSGN Class A common stock. Across all of those analyses, the aggregated range of present value of MSGN Class A common stock was $9.81 to $25.76. Additional detail on a methodology by methodology basis is provided below.

Standalone Valuation of MSG Networks

Enterprise values derived from the selected comparable companies analysis described below were calculated as of March 23, 2021. Accordingly, the information may not reflect current or future market conditions. Estimates of enterprise value and post-SBC AOI for the selected comparable companies were based on public filings, Capital IQ and publicly available research analyst estimates as of March 23, 2021. Unless otherwise indicated, Raine calculated the per share values for the MSGN common stock on a fully diluted basis using the treasury stock method.

Discounted Cash Flow Analysis of MSG Networks

Raine performed a discounted cash flow analysis of MSG Networks’ projected unlevered free cash flows based on the adjusted MSGN projections for the second half of fiscal year 2021 through fiscal year 2025. Raine calculated the discounted cash flow value per share of the MSGN common stock using discount rates ranging from 6.75% to 8.75%, reflecting estimates of MSG Networks’ WACC. Raine evaluated the WACC range of MSG Networks by using (i) a selected range of unlevered betas and comparable companies’ median net debt to equity ratio; (ii) a risk-free rate of 2.24% based on the 20-year U.S. government bonds as of March 23, 2021; (iii) a market risk premium and size premium based on the Duff & Phelps Cost of Capital Navigator; and (iv) such other factors as Raine considered relevant based on Raine’s professional judgment and experience.

Raine calculated implied prices per share of the MSGN common stock using terminal values based on assumed perpetuity growth rates ranging from -1.00% to 0.00% (which range was selected based on Raine’s professional judgment and experience), which terminal values implied multiples of terminal 2025E post-SBC AOI of 7.0x to 10.1x. These terminal values were then discounted to net present value using the discount rates noted above.

Applied to the adjusted MSGN projections, this analysis resulted in a range of present values of $9.81 to $18.74 per share of MSGN common stock.

Selected Comparable Companies Analysis of MSG Networks

Raine reviewed and compared certain financial information of MSG Networks with corresponding financial information of selected publicly traded companies that Raine judged to be relevant in performing a selected comparable companies analysis. Although none of the selected companies is entirely comparable to MSG Networks, these companies were selected, among other reasons, because of their operational and overall business similarities with certain portions of MSG Networks’ business. The companies reviewed in connection with these analyses were as follows:

•	Discovery, Inc. (“Discovery”)

•	AMC Networks Inc. (“AMC Networks”)

•	ViacomCBS Inc. (“ViacomCBS”)

•	Fox Corporation

•	Sinclair Broadcast Group, Inc. (“Sinclair”)

Raine reviewed, among other things, projected enterprise values as multiples of post-SBC AOI, for calendar year 2021, calendar year 2022 and calendar year 2023, as well as blended multiples for calendar years 2021 and 2022 and for calendar years 2022 and 2023 (except where noted) for purposes of comparison to MSG Entertainment’s 2022 fiscal year and 2023 fiscal year, as reflected below:

Selected Publicly Traded Companies	Estimated Adjusted Enterprise Value / Post-SBC AOI
	2021E	2022E	2023E	2021/2022E Average	2022/2023E Average
Cable Networks
Discovery	16.7x	15.3x	14.1x	16.0x	14.7x
AMC Networks	7.5x	8.0x	8.2x	7.7x	8.1x
Diversified Media
ViacomCBS	15.5x	14.8x	15.8x	15.2x	15.3x
Fox Corporation(1)(2)	9.1x	8.8x	8.4x	9.1x	8.4x
Sinclair	11.1x	9.9x	9.3x	10.5x	9.6x

(1)	Fox Corporation’s enterprise value was adjusted to include a tax asset as an unconsolidated investment.
(2)	Fox Corporation’s fiscal year ends June 30 and thus its full fiscal year 2023 multiple is reflected.

Based upon its review of the comparable companies, and using adjustments determined based upon differences between the comparable companies and MSG Networks, Raine determined an appropriate range of estimated adjusted enterprise value / post-SBC AOI multiples of 7.5x to 11.0x for fiscal year 2022 and a range of estimated adjusted enterprise value / post-SBC AOI multiples of 8.0x to 11.0x for fiscal year 2023. Raine then applied these selected ranges to the adjusted MSGN projections to determine an approximate implied per share price range for the MSGN common stock of $13.49 to $25.76 for fiscal year 2022 and an approximate implied per share price range for MSGN common stock of $13.01 to $22.76 for fiscal year 2023. For purposes of this analysis, Raine adjusted the adjusted MSGN projections for fiscal year 2022 by adding back the assumed one-time impact of the COVID-19 pandemic.

Summary of Material Combination Analysis

Implied Pro Forma Ownership and Exchange Ratio Analysis

Raine calculated an implied pro forma ownership and exchange ratio range (based on an implied exchange ratio of a number of shares of MSGE common stock for each share of the MSGN common stock) by dividing the low end of the per share present value range for MSG Networks by the high end of the per share present value range of MSG Entertainment indicated in their respective discounted cash flow analyses and by dividing the high end of the per share present value range for MSG Networks by the low end of the per share present value range of MSG Entertainment indicated in discounted cash flow analysis of MSG Entertainment set forth in the section above entitled “—Discounted Cash Flow Analysis of MSG Entertainment” and the discounted cash flow analysis of MSG Networks set forth in the section above entitled “—Discounted Cash Flow Analysis of MSG Networks.” The analysis indicated an implied exchange ratio range of 0.0969x to 0.2769x and an implied MSG Entertainment pro forma ownership of 60.2% to 81.3%.

Raine also calculated an implied pro forma ownership and exchange ratio range (based on an implied exchange ratio of a number of shares of MSGE common stock for each share of MSGN common stock) based on the selected comparable companies analysis of MSG Entertainment and the selected comparable companies analysis of MSG Networks by dividing the low end of the per share present value range for MSG Entertainment by the high end of the per share present value range of MSG Networks indicated in their respective selected comparable companies analyses and by dividing the high end of the per share present value range for MSG Entertainment by the low end of the per share present value range of MSG Networks indicated in their respective selected comparable companies analyses. The analysis indicated an implied exchange ratio range of 0.0945x to 0.2321x and an implied MSG Entertainment pro forma ownership of 67.0% to 81.7%.

Raine compared the implied exchange ratios resulting from its analysis to the exchange ratio of 0.1720x pursuant to the merger agreement.

Miscellaneous

The MSGE special committee selected Raine as its financial advisor because the professionals of Raine have substantial experience in similar transactions. Raine, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions and valuations for corporate and other purposes.

Raine has acted as a financial advisor to the MSGE special committee in connection with the merger and will receive fees for such services, including a fee equal to $1.5 million that became payable on the date of the engagement letter, a fee equal to $2.5 million that became payable upon the delivery of the fairness opinion to the MSGE special committee, and a fee equal to $3.5 million that will become payable in the event that MSG Entertainment consummates the merger. MSG Entertainment also agreed to reimburse Raine for certain expenses and to indemnify Raine against certain liabilities arising from the parties’ engagement.

In the two years prior to the date of its opinion, Raine had not provided investment banking and financial advisory services to MSG Entertainment unrelated to the proposed merger, or to MSG Networks or James L. Dolan or, to Raine’s knowledge, any members of the Dolan family, for which Raine has received or may receive compensation. Raine may, in the future, provide such services to MSG Entertainment, the MSG Networks or James L. Dolan or members of the Dolan family for which Raine may receive compensation. Matthew Blank, a director of MSG Entertainment and a member of the MSGE special committee, is a senior advisor to Raine, and will not receive compensation from Raine in connection with this transaction.

MSG Networks’ Reasons for the Merger; Recommendation of the MSGN Special Committee and Board of Directors

The MSGN board recommends, in reliance upon and accepting the unanimous recommendation of the MSGN special committee, that the MSG Networks stockholders vote “FOR” the merger agreement proposal.

The MSGN board established the MSGN special committee, consisting solely of independent directors unaffiliated with the Dolan family group, to consider whether to evaluate, pursue and, if appropriate, negotiate the terms of a possible merger or business combination between MSG Networks and MSG Entertainment and to make recommendations to the MSGN board with respect thereto. In reaching the decision to recommend to the MSGN board the approval of the merger agreement, the MSGE voting agreement and the transactions contemplated thereby, including the merger, and to recommend that the MSG Networks stockholders vote to adopt the merger agreement, the MSGN special committee consulted extensively with its independent financial and legal advisors and MSGN management. After such discussions, the MSGN special committee unanimously determined the merger agreement, the MSGE voting agreement and the transactions contemplated thereby, including the merger, to be fair to and in the best interests of MSG Networks and its stockholders (other than MSG Entertainment, the Dolan family group and their respective affiliates). As of the date of this proxy statement/prospectus, MSG Entertainment does not own any stock of MSG Networks.

The MSGN special committee’s recommendation that the MSGN board approve, adopt and declare advisable the merger agreement, the MSGE voting agreement and the transactions contemplated thereby, including the merger, and recommend to the MSG Networks stockholders that they vote to adopt the merger agreement, was based on a number of factors, including the following (which are not necessarily presented in order of relative importance):

•

the MSGN special committee’s knowledge of, and discussions with MSGN management regarding, MSG Networks’ business operations, financial condition, earnings and prospects and its knowledge of MSG Entertainment’s business, operations, financial condition, earnings and prospects, taking into account the results of the due diligence review of MSG Entertainment (including discussions with MSGE management);

•

the current and prospective climate in the entertainment and media industries in which MSG Networks and MSG Entertainment operate and the belief that the merger would create a leading entertainment and media company with a diversified revenue base that would be well positioned to deliver innovative experiences across its assets;

•	the aggregate value and composition of the merger consideration to be received by MSG Networks stockholders in the merger;

•

that the exchange ratio represents a fixed number of shares of MSGE Class A common stock for each share of MSGN Class A common stock, which affords the holders of MSGN Class A common stock the opportunity to benefit from any increase in the trading price of MSGE Class A common stock between the announcement of the execution of the merger agreement and the closing of the merger;

•	the fact that because the Dolan family group controls both MSG Entertainment and MSG Networks the merger would not involve a change of control;

•

the exchange ratio of 0.172 shares of MSGE Class A common stock for each share of MSGN Class A common stock represented a 4.3% premium to the implied exchange ratio based on the closing prices of MSGN Class A common stock and MSGE Class A common stock on March 10, 2021, the last trading day prior to the Bloomberg article;

•

the fact that, over the past few years, the number of subscribers to traditional multichannel video programming distributor services in the United States has been declining and that MSG Networks has experienced a decrease in subscribers in each of the last several fiscal years, which has adversely affected MSG Networks’ operating results;

•

following the merger, MSG Networks stockholders will have the opportunity to participate in the future growth of the combined company, including any general improvements in the entertainment and media industries;

•

the combined company’s ability to realize meaningful tax efficiencies from the use of approximately $250 million of MSG Entertainment’s federal tax net operating losses and accelerated depreciation of capital investment in the MSG Sphere when it opens, as more fully described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”;

•

the combined company’s ability to eliminate public company costs at MSG Networks and potentially avoid or reduce any incremental borrowing or interest expense at MSG Entertainment as MSG Entertainment pursues its business plan;

•

the oral opinion of Morgan Stanley rendered to the MSGN special committee on March 25, 2021, which was subsequently confirmed by delivery of a written opinion addressed to the MSGN special committee and the MSGN board dated as of such date that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the merger consideration to be received by the holders of the MSGN Class A common stock and the MSGN Class B common stock, taken in the aggregate, pursuant to the merger agreement was fair, from a financial point of view, to such holders, (other than MSG Entertainment, the Dolan family group and their respective affiliates) as more fully described below under the section entitled “—Opinion of the Financial Advisors to the MSGN Special Committee—Opinion of Morgan Stanley & Co. LLC”;

•

the oral opinion of LionTree rendered to the MSGN special committee on March 25, 2021, which was subsequently confirmed by delivery of a written opinion addressed to the MSGN special committee and the MSGN board dated as of such date, as to the fairness, from a financial point of view, as of such date, of the merger consideration to be received by the holders of the MSGN Class A common stock and the MSGN Class B common stock, taken in the aggregate, pursuant to the merger agreement, to such holders (other than MSG Entertainment, the Dolan family group and their respective affiliates) (without giving effect to any impact of the merger on any particular stockholder of MSG Networks other than in its capacity as a holder of MSGN common stock) based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion, as more fully described below under the section entitled “—Opinion of the Financial Advisors to the MSGN Special Committee—Opinion of LionTree Advisors LLC”;

•	the fact that the Dolan family group would not support any strategic transaction involving MSG Networks at this time other than a transaction with MSG Entertainment;

•

the current and historical market prices of MSGN Class A common stock, including the market performance of MSGN Class A common stock relative to MSGE Class A common stock, other participants in the entertainment and media industry and general market indices;

•

the fact that, as of March 19, 2021, the market price of MSGN Class A common stock had increased by 35.4% in 2021 compared to a decrease of 3.2% in the market price of MSGE Class A common stock in 2021, and that as of March 10, 2021, the last trading day prior to the Bloomberg article, the market price of MSGN Class A common stock had increased by 29.8% in 2021 compared to an increase of 10.4% in the market price of MSGE Class A common stock in 2021, suggesting that this was a favorable time to enter into a transaction with MSG Entertainment in which all of the merger consideration consisted of MSG Entertainment stock at a fixed exchange ratio;

•

the fact that the current market price of MSGN Class A common stock was at the high end and the current market price of MSGE Class A common stock was at the low end of the ranges implied by the valuation analyses conducted by LionTree and Morgan Stanley as financial advisors to the MSGN special committee;

•	the fact that the MSGE special committee had indicated that it would not be able to recommend a transaction with an exchange ratio in excess of 0.172;

•

MSG Entertainment’s business, assets, financial condition, results of operations, business plan and prospects, including the size and scale of the combined company and the expected pro forma effect of the merger on the combined company;

•	the opportunity to invest MSG Networks’ cash flow in projects with the potential for high returns;

•	the opportunity to curate innovative experiences for customers through the coordination of live entertainment and video programming network mediums;

•	the opportunity to maximize any potential mobile sports gaming upside given the scale of the combined company;

•

the exchange ratio of 0.172 shares of MSGE Class A common stock for each share of MSGN Class A common stock was achieved by the MSGN special committee through extensive, arm’s-length negotiations with the MSGE special committee, as described in the section entitled “—Background of the Merger”;

•

the MSGN special committee retained independent financial and legal advisors with knowledge and experience with respect to public merger and acquisition transactions, the entertainment and media industries generally, and MSG Networks particularly due, in part, to their engagement by the 2019 special committee, as well as substantial experience advising other companies with respect to similar transactions;

•

the review by the MSGN special committee, together with the MSGN special committee’s legal and financial advisors, of the structure of the proposed merger and the financial and other terms of the merger agreement, including MSG Entertainment’s representations, warranties and covenants, the conditions to its obligations and the termination provisions and related termination fees, as well as the likelihood of consummation of the proposed merger;

•

MSG Networks’ expectation that for U.S. federal income tax purposes the merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code as more fully described in the section entitled “Material U.S. Federal Income Tax Consequences”; and

•	the fact that the Dolan family group would be entering into the voting agreements with both MSG Networks and MSG Entertainment.

The MSGN special committee also considered the following specific aspects of the merger agreement (which are not necessarily presented in order of relative importance):

•

the MSGN special committee’s belief that the terms of the merger agreement, including MSG Networks’ representations, warranties and covenants and the conditions to each party’s obligations, are reasonable;

•

the merger agreement’s inclusion of provisions allowing MSG Networks to, under certain circumstances, and subject to certain conditions, furnish information to and conduct negotiations with a third party in connection with an unsolicited proposal for a business combination or acquisition of MSG Networks that constitutes or is reasonably likely to lead to a superior transaction proposal;

•

the fact that the MSGN special committee and the MSGN board, subject to certain conditions, each has the right to make an adverse recommendation change or terminate the merger agreement to enter concurrently into a definitive agreement related to a superior transaction proposal, subject to giving MSG Entertainment notice and an opportunity to propose changes to the merger agreement, and the payment of a termination fee of $18.9 million in the event of actual termination (which amount was determined after consultation with the MSGN special committee’s independent legal and financial advisors);

•

the fact that the MSGN special committee and the MSGN board, subject to certain conditions, each has the right to make an adverse recommendation change in response to an intervening event, even if there is no competing or superior transaction proposal, if the MSGN special committee or MSGN board determines that the failure to take such action would be likely to be inconsistent with its fiduciary duties, subject to the payment of a termination fee of $18.9 million in the event MSG Entertainment exercises its right to terminate the merger agreement as a result of such change in recommendation;

•

the fact that the MSGN special committee believed that such termination fee was consistent with market practice and would not preclude or deter a willing and financially capable third party, were one to exist, from making a superior transaction proposal following the announcement of the proposed transaction with MSG Entertainment; and

•	the fact that, following the completion of the merger, one member of the current MSG Networks board elected by the holders of MSGN Class A common stock will be added to the MSG Entertainment board.

In the course of its deliberations, the MSGN special committee also considered a variety of risks, uncertainties and other potentially negative factors, including the following (which are not necessarily presented in order of relative importance):

•

the risks and costs to MSG Networks if the merger agreement were entered into but the merger is not completed, including the diversion of management and employee attention, potential employee attrition, the potential effect on MSG Networks’ business and relations with investors, customers and other stakeholders and the potential impact on its stock price, and that, while the merger is expected to be completed, there is no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied or waived, and as a result, it is possible that the merger might not be completed even if approved by the MSG Networks stockholders;

•	the potential decrease of the implied value of the merger consideration that would result from a decrease in the trading price of MSGE Class A common stock without a corresponding decrease in the trading price of shares of MSGN Class A common stock because the merger consideration is based on a fixed exchange ratio and the merger agreement does not provide MSG Networks with a price-based termination right or adjustment for fluctuations in the trading price of MSGE Class A common stock or MSGN Class A common stock;

•

the exchange ratio of 0.172 shares of MSGE Class A common stock for each share of MSGN Class A common stock represented a 7.0% discount to the implied exchange ratio based on the closing prices of MSGE Class A common stock and MSGN Class A common stock on March 25, 2021, the last trading day prior to announcement of the merger, although noting that the trading prices of the MSGE Class A common stock and MSGN Class A common stock following March 10, 2021 had likely been affected by the Bloomberg article;

•

the fact that the consummation of the merger is not conditioned on a majority approval of the minority of MSG Networks stockholders (i.e., the MSG Networks stockholders other than the Dolan family group);

•

the possibility that regulatory agencies may not approve the merger or may impose terms and conditions on their approvals that adversely affect the business and financial results of the combined company, as more fully described in the section entitled “—Regulatory Approvals Required for the Merger”;

•

the risk that MSG Networks may incur significant expenses in connection with the contemplated transactions and may become obligated to pay MSG Entertainment $18.9 million in connection with a termination of the merger agreement under certain circumstances, as more fully described in the section entitled “The Merger Agreement—Expenses and Termination Fees”;

•

the merger agreement contains restrictions on the conduct of MSG Networks’ business prior to completion of the merger, including the requirement that MSG Networks conduct its business only in the ordinary course, subject to specific, pre-disclosed exceptions, which could delay or prevent MSG Networks from undertaking business opportunities that may arise pending completion of the merger and could negatively affect MSG Networks’ ability to attract and retain employees, and could negatively affect decisions of MSG Networks’ customers and business relationships;

•

the possibility that MSG Entertainment will not realize all of the anticipated strategic and other benefits of the merger, including as a result of the challenges of combining the businesses, operations and workforces of MSG Entertainment and MSG Networks, the risk that the expected performance of the combined company may not be realized;

•

the possibility that the termination fee of $18.9 million could potentially deter a potential acquirer from proposing an alternative transaction that would provide superior value to MSG Networks stockholders than the merger;

•	the fact that (i) the expected timeline for, and costs of, completing and/or operating the MSG Sphere and (ii) revenue from the MSG Sphere involves inherent uncertainty;

•	the impact of the COVID-19 pandemic on attendance at various MSG Entertainment venues, including the MSG Sphere, and the uncertainty about the duration of the COVID-19 pandemic;

•

the limited voting control that MSGN Class A stockholders will have in MSG Entertainment following the closing of the merger, although noting that MSGN Class A stockholders currently have limited voting control in MSG Networks as a result of the voting control of the Dolan family group;

•

the fact that MSG Networks’ directors, officers and employees may have interests in the merger that are different from, or in addition to, those of MSG Networks stockholders generally, including certain interests arising from the employment and compensation arrangements of MSG Networks’ officers, and the manner in which they would be affected by the merger as more fully described in the section entitled “—Interests of MSG Networks’ Directors, Officers and Employees in the Merger”; and

•	various other risks described in the section entitled “Risk Factors.”

The MSGN special committee considered all of these factors as a whole and expressly adopted the analyses and opinions of its financial advisors in reaching its determination that the merger agreement, the MSGE voting agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of MSG Networks and its stockholders (other than MSG Entertainment, the Dolan family group and their respective affiliates). The foregoing discussion of the information and factors considered by the MSGN special committee is not exhaustive. In view of the wide variety of factors considered by the MSGN special committee in connection with its evaluation of the merger and the complexity of these matters, the MSGN special committee did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above and any other factors, the individual members of the MSGN special committee may have viewed factors differently or given different weight or merit to different factors.

In considering the recommendation of the MSGN board that the MSG Networks stockholders vote to approve the adoption of the merger agreement and the transactions contemplated thereby, which was made in reliance on the unanimous recommendation of the MSGN special committee following the MSGN special committee’s consideration of the aforementioned factors, MSG Networks stockholders should be aware that the officers, directors and employees of MSG Networks may have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of MSG Networks stockholders generally. The MSGN special committee was aware of these interests and considered them when recommending that the MSGN board approve, and recommend that the MSGN stockholders vote to adopt, the merger agreement and the transactions contemplated thereby. See “—Interests of MSG Networks’ Directors, Officers and Employees in the Merger.”

The foregoing discussion of the information and factors considered by the MSGN special committee is forward-looking in nature. This information should be read in light of the factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Accordingly, the MSGN board, acting in reliance upon the unanimous recommendation of the MSGN special committee, unanimously recommends that the stockholders of MSG Networks vote “FOR” each of the MSGN merger proposal, the non-binding compensation advisory proposal and the MSGN adjournment proposal.

Opinion of the Financial Advisors to the MSGN Special Committee

Opinion of LionTree Advisors LLC

The MSGN special committee retained LionTree to act as one of the MSGN special committee’s independent financial advisors in connection with its evaluation of the merger. On March 25, 2021, at a meeting of the MSGN special committee held to evaluate the merger, LionTree rendered an oral opinion to the MSGN special committee (which was subsequently confirmed in writing by delivery of LionTree’s written opinion, dated March 25, 2021, addressed to the MSGN special committee and the MSGN board) as to the fairness, from a financial point of view, as of such date, of the merger consideration to be received by the holders of the MSGN Class A common stock and the MSGN Class B common stock, taken in the aggregate, pursuant to the merger agreement, to such holders (other than MSG Entertainment, the Dolan family group and their respective affiliates, which we refer to as the “excluded parties”) (without giving effect to any impact of the merger on any particular stockholder of MSG Networks other than in its capacity as a holder of MSGN common stock) based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion.

LionTree’s opinion was provided to the MSGN special committee (in its capacity as such) and the MSGN board (in its capacity as such) and only addressed the fairness, from a financial point of view, of the merger consideration to be received by the holders of the MSGN Class A common stock and the MSGN Class B common stock, taken in the aggregate, pursuant to the merger agreement, to such holders (other than the excluded parties) (without giving effect to any impact of the merger on any particular stockholder of MSG Networks other than in its capacity as a holder of MSGN common stock). The summary of LionTree’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex F to this joint proxy statement/prospectus and incorporated herein by reference, and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion. However, neither LionTree’s opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus constitute a recommendation to any holder of MSGN common stock as to how such stockholder should vote or act on any matter relating to the merger or any other matter.

In arriving at its opinion, LionTree, among other things:

•	reviewed a draft, dated March 25, 2021, of the merger agreement;

•	reviewed a draft, dated March 25, 2021, of the MSGE voting agreement;

•	reviewed a draft, dated March 25, 2021, of the MSGN voting agreement;

•	reviewed certain publicly available business and financial information relating to MSG Entertainment and MSG Networks, respectively;

•

reviewed certain historical financial information and other data relating to MSG Networks that were provided to LionTree by MSGN management, approved for LionTree’s use by MSG Networks, and not publicly available;

•

reviewed certain internal financial forecasts, estimates, and other data relating to the business and financial prospects of MSG Networks that were provided to LionTree by MSGN management, approved for LionTree’s use by MSG Networks, and not publicly available, including financial forecasts and estimates for the fiscal years ending June 30, 2021 through June 30, 2025, prepared by MSGN management;

•

reviewed certain internal financial forecasts, estimates, and other data relating to the business and financial prospects of MSG Entertainment that were provided to LionTree by MSGE management, approved for LionTree’s use by MSG Networks, and not publicly available, including financial forecasts and estimates for the fiscal years ending June 30, 2021 through June 30, 2025, prepared by MSGE management, and approved for LionTree’s use by MSG Networks;

•

conducted discussions with MSGN management and MSG Entertainment concerning the business, operations, historical financial results, and financial prospects of MSG Networks and MSG Entertainment, and the merger;

•	reviewed current and historical market prices of MSGN Class A common stock and MSGE Class A common stock;

•	reviewed certain publicly available financial and stock market data with respect to certain other companies;

•	reviewed certain financial performance data of MSG Networks and MSG Entertainment and compared that data with similar data for certain other companies;

•	discussed information relating to certain strategic benefits anticipated from the merger with MSGN management and MSGE management, respectively;

•	participated in discussions and negotiations among the MSGN special committee and MSGE special committee and their financial and legal advisors; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as LionTree deemed necessary or appropriate.

In connection with LionTree’s review, with the MSGN special committee’s consent, LionTree assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to, discussed with, or reviewed by LionTree for the purpose of its opinion. In addition, with the MSGN special committee’s consent, LionTree did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of MSG Networks or MSG Entertainment, or any of their respective subsidiaries, nor was LionTree furnished with any such evaluation or appraisal. With respect to the financial forecasts referred to above, LionTree assumed, with the MSGN special committee’s consent, and based on advice of MSGN management and MSGE management, that they were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of MSGN management and MSGE management as to the future financial performance of MSG Networks and MSG Entertainment. LionTree expressed no opinion with respect to such forecasts or estimates. LionTree also assumed, with the MSGN special committee’s consent, that the merger will have the tax consequences contemplated by the merger agreement. LionTree’s opinion does not address any legal, regulatory, taxation, or accounting matters, as to which LionTree understands that the MSGN special committee has obtained such advice as it deemed necessary from qualified professionals, and LionTree assumed the accuracy and veracity of all assessments made by such advisors to the MSGN special committee with respect to such matters. LionTree’s opinion is necessarily based on economic, monetary, market, and other conditions as in effect on, and the information available to LionTree as of, the date of the opinion and LionTree’s opinion speaks only as of the date thereof.

In rendering its opinion, LionTree assumed, with the MSGN special committee’s consent, that except as would not be in any way meaningful to LionTree’s analysis: (a) the final executed form of the merger agreement would not differ from the draft that LionTree reviewed, (b) the representations and warranties of the parties to the merger agreement and the related documents were true and correct, (c) the parties to the merger agreement and the related documents will comply with and perform all covenants and agreements required to be complied with or performed by such parties under the merger agreement and the related documents, and (d) the merger will be consummated in accordance with the terms of the merger agreement and related documents, without any waiver or amendment of any term or condition thereof. LionTree also assumed, with the MSGN special committee’s consent, that all governmental, regulatory or other third-party consents and approvals necessary for the consummation of the merger or otherwise contemplated by the merger agreement will be obtained without any adverse effect on MSG Networks or MSG Entertainment, or on the expected benefits of the merger in any way meaningful to LionTree’s analysis.

LionTree’s opinion was provided for the benefit of the MSGN special committee (in its capacity as such) and the MSGN board (in its capacity as such) in connection with, and for the sole purpose of, its evaluation of the merger, and does not constitute a recommendation to any holder of MSGN common stock as to how such stockholder should vote or act with respect to the merger or any other matter.

LionTree’s opinion did not address MSG Networks’ underlying business decision to engage in the merger or any related transaction, the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available to MSG Networks, or whether the consideration to be received by the holders of MSGN common stock pursuant to the merger agreement represented the best price obtainable. In connection with LionTree’s engagement, LionTree was not requested to, and did not, solicit interest from other parties with respect to an acquisition of, or other business combination with, MSG Networks or any other alternative transaction. LionTree also expressed no view as to, and LionTree’s opinion does not address, the solvency of MSG Networks or any other entity under any state, federal, or other laws relating to bankruptcy, insolvency, or similar matters. LionTree’s opinion addressed only the fairness from a financial point of view, as of the date thereof, to the holders of the MSGN common stock (other than the excluded parties) of the merger consideration to be received by such holders pursuant to the merger agreement. LionTree was not asked to, and it did not, offer any opinion as to the terms, other than the merger consideration to the extent expressly specified in LionTree’s opinion, of the merger agreement or any related documents or the form of the merger or any related transaction (including any agreement or transaction between any excluded party and MSG Networks or MSG Entertainment), including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of MSG Networks, MSG Entertainment, or any of their respective affiliates. LionTree was not asked to, and it did not, offer any opinion with respect to any ongoing obligations of MSG Networks, MSG Entertainment, or any of their respective affiliates (including any obligations with respect to governance or otherwise) contained in any agreement related to the merger or under applicable law. LionTree expressed no opinion with respect to any allocation of the merger consideration (or any portion thereof) between the holders of the MSGN Class A common stock and the holders of the MSGN Class B common stock or the fairness of the merger consideration to be received by the holders of the MSGN Class A common stock relative to the merger consideration to be received by the holders of the MSGN Class B common stock. In addition, LionTree expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors, or employees of any parties to the merger, any excluded parties, or any class of such persons, whether relative to the merger consideration or otherwise. LionTree’s opinion should not be construed as creating any fiduciary duty on the part of LionTree (or any of its affiliates) to any party. LionTree expressed no opinion as to what the value of the MSGE common stock will be when issued pursuant to the merger or the prices at which the MSGE common stock or the MSGN common stock will trade at any time.

In rendering its opinion to the MSGN special committee and the MSGN board, LionTree performed a variety of analyses, including those described below. The summary of LionTree’s analyses is not a complete description of the analyses underlying LionTree’s opinion. The preparation of a fairness opinion involves various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. Consequently, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description. LionTree arrived at its opinion based on the results of all analyses undertaken by it, assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor and did not attribute any particular weight to any analysis or factor it considered. Accordingly, LionTree believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the process underlying LionTree’s analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, LionTree considered general business, economic, industry, regulatory and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. LionTree’s analyses involved judgments and assumptions with regard to general business, economic, industry, regulatory and market conditions, financial and otherwise, and other matters, many of which are beyond the control of the parties to the merger agreement, such as the impact of competition on the business of the parties and on the parties’ industries’ generally, industry growth and the absence of any material change in the financial condition and prospects of the parties or the proposed transactions, and an evaluation of the results of those analyses is not entirely mathematical. LionTree believes that mathematical derivations (such as determining mean and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments, and informed assumptions. The estimates contained in the forecasts and the implied reference range values indicated by LionTree’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. Additionally, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the parties. Much of the information used in, and accordingly the results of, LionTree’s analyses are inherently subject to substantial uncertainty.

LionTree’s opinion was provided to the MSGN special committee and the MSGN board in connection with its evaluation of the merger and was only one of many factors considered by the MSGN special committee in evaluating the merger. Neither LionTree’s opinion nor its analyses were determinative of the consideration selected for the merger or of the views of the MSGN special committee with respect to its decision to pursue the merger or the consideration to be received thereunder. The type and amount of consideration payable in the merger were determined through negotiation between the MSGN special committee and the MSGE special committee and the decision for MSG Networks to enter into the merger agreement was that of the MSGN board in reliance upon the recommendation of the MSGN special committee. LionTree did not recommend any specific type or amount of consideration to the MSGN special committee, nor did it recommend that any specific type or amount of consideration constituted the only appropriate consideration for the merger.

The MSGN special committee selected LionTree as an independent financial advisor because LionTree is an internationally recognized investment banking firm that has substantial experience in transactions similar to these transactions, and because of its significant prior experience with the industries in which MSG Networks and MSG Entertainment operate. The MSGN special committee also considered LionTree’s service as a financial advisor to the 2019 special committee and noted that the 2019 special committee had formed a highly positive view of the qualifications and performance of LionTree. As compensation for its services, MSG Networks, on behalf of the MSGN special committee, has agreed to pay LionTree a fee of approximately $4.5 million in the aggregate, based on the volume weighted average price of the publicly-traded MSGE Class A common stock during the twenty trading day period ended April 30, 2021 of $89.06, all of which is contingent upon the consummation of the merger. However, if the merger is not consummated and MSG Networks receives a termination fee pursuant to the termination provisions in the merger agreement, then MSG Networks must pay LionTree a fee of approximately $2.0 million. In addition, MSG Networks may pay LionTree an additional fee in the MSGN special committee’s sole discretion in connection with the consummation of the transactions. MSG Networks has also agreed to reimburse LionTree for certain expenses arising, and indemnify LionTree against certain liabilities that may arise, in performing its services. In the two years prior to the date of LionTree’s opinion, LionTree and its affiliates have provided financial advisory services to the 2019 special committee in connection with the 2019 discussions involving a possible transaction with TMSGC and have received aggregate fees of approximately $750,000. LionTree and its affiliates may also seek to provide banking services to MSG Networks, MSG Entertainment, and their respective affiliates in the future and would expect to receive fees for the rendering of those services. In the ordinary course of business, certain of LionTree’s employees and affiliates may hold or trade, for their own accounts and the accounts of their investors, securities of MSG Networks and MSG Entertainment and, accordingly, may at any time hold a long or short position in such securities. The issuance of its opinion was approved by an authorized committee of LionTree.

Opinion of Morgan Stanley & Co. LLC

The MSGN special committee retained Morgan Stanley to provide it with financial advisory services and a fairness opinion in connection with a possible merger with MSG Entertainment. The MSGN special committee selected Morgan Stanley to act as one of its financial advisors based on Morgan Stanley’s qualifications, expertise and reputation. The MSGN special committee also considered Morgan Stanley’s service as a financial advisor to the 2019 special committee and noted that the 2019 special committee had formed a highly positive view of the qualifications and performance of Morgan Stanley. At the meeting of the MSGN special committee on March 25, 2021, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of March 25, 2021, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the opinion, the merger consideration to be received by the holders of the MSGN Class A common stock and the MSGN Class B common stock, taken in the aggregate, pursuant to the merger agreement, was fair from a financial point of view to such holders (other than the excluded parties).

The full text of the written opinion, dated March 25, 2021, of Morgan Stanley, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex G to this document. The following summary of Morgan Stanley’s opinion is qualified in its entirety by reference to the full text of the opinion, which is incorporated herein by reference. Morgan Stanley provided its opinion to the MSGN special committee (in its capacity as such) and the MSGN board (in its capacity as such) for the benefit and use of the MSGN special committee and the MSGN board in connection with and for purposes of their evaluation of the merger consideration from a financial point of view. Morgan Stanley’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to MSG Networks or in which MSG Networks might engage or as to the underlying business decision of MSG Networks to proceed with or effect the merger. In addition, Morgan Stanley’s opinion does not in any manner address the prices at which the MSGE Class A common stock or the MSGN Class A common stock will trade following consummation of the merger or at any time, as applicable. Morgan Stanley’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of MSG Networks and MSG Entertainment, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning MSG Networks and MSG Entertainment, respectively;

•	reviewed certain financial projections prepared by MSGN management and MSGE management, respectively;

•	reviewed information relating to certain strategic benefits anticipated from the merger, prepared by MSGN management and MSGE management, respectively;

•	discussed the past and current operations and financial condition and the prospects of MSG Networks with senior executives of MSG Networks;

•	discussed the past and current operations and financial condition and the prospects of MSG Entertainment with senior executives of MSG Entertainment;

•	reviewed the reported prices and trading activity for MSGN Class A common stock and MSGE Class A common stock;

•

compared the financial performance of MSG Networks and MSG Entertainment and the prices and trading activity of the MSGN Class A common stock and MSGE Class A common stock with that of certain other publicly-traded companies comparable with MSG Networks and MSG Entertainment, respectively, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in discussions and negotiations among representatives of MSG Networks and MSG Entertainment and their financial and legal advisors;

•	reviewed the merger agreement, substantially in the form of the draft dated March 25, 2021, and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by MSG Networks and MSG Entertainment, and formed a substantial basis for its opinion. With respect to the financial projections referred to above, Morgan Stanley assumed that such forecasts and information were reasonably prepared on bases reflecting the best currently available estimates and judgments of MSGN management and MSGE management of the future financial performance of MSG

Networks and MSG Entertainment. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code, and that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax, or regulatory advisor. Morgan Stanley is a financial advisor only and it relied upon, without independent verification, the assessment of MSG Entertainment and MSG Networks and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to any allocation of the merger consideration (or any portion thereof) between the holders of the MSGN Class A common stock and the holders of the MSGN Class B common stock or the fairness of the merger consideration to be received by the holders of the MSGN Class A common stock relative to the merger consideration to be received by the holders of the MSGN Class B common stock. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of MSG Networks’ officers, directors or employees, or any class of such persons, relative to the merger consideration to be received by the holders of MSGN common stock in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of MSG Networks or MSG Entertainment, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion. Events occurring after March 25, 2021 may affect its opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving MSG Networks.

In connection with the review of the merger by the MSGN special committee, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described below should not be taken to be Morgan Stanley’s view of the actual value of MSG Networks or MSG Entertainment. In performing its analyses, Morgan Stanley made assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions relate to factors that are beyond the control of MSG Networks. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described in the section below captioned “—Summary of LionTree and Morgan Stanley Financial Analyses” solely as part of its analysis of the fairness of the merger consideration pursuant to the merger agreement from a financial point of view to the holders of the MSGN Class A common stock and the MSGN Class B common stock, in the aggregate, and in connection with the delivery of its opinion to the MSGN special committee and MSGN board. These analyses do not purport to be appraisals or to reflect the prices at which MSGN common stock or MSGE common stock might actually trade. The merger consideration was determined through arm’s-length negotiations between the MSGN special committee and the MSGE special committee and was approved by the MSGN board in reliance upon the recommendation of the

MSGN special committee. Morgan Stanley provided advice to the MSGN special committee during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to the MSGN special committee or that any specific merger consideration constituted the only appropriate merger consideration for the merger.

Morgan Stanley’s opinion and its presentation to the MSGN special committee and MSGN board was one of many factors taken into consideration by the MSGN special committee in evaluating the merger and deciding to recommend the approval of the merger agreement to the MSGN board. Consequently, the analyses as described below should not be viewed as determinative of the view of the MSGN special committee or the MSGN board with respect to the merger consideration or of whether the MSGN special committee or the MSGN board would have been willing to agree to a different merger consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Morgan Stanley’s securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of MSG Entertainment, MSG Networks, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

As compensation for its services, MSG Networks, on behalf of the MSGN special committee, has agreed to pay Morgan Stanley a fee of approximately $7.6 million, based on the volume weighted average price of the publicly-traded MSGE Class A common stock during the twenty trading day period ended April 30, 2021 of $89.06, which is contingent upon the consummation of the merger. However, if the merger is not consummated and MSG Networks receives a termination fee pursuant to the termination provisions in the merger agreement, then MSG Networks must pay Morgan Stanley a fee of approximately $3.5 million. MSG Networks has also agreed to reimburse Morgan Stanley for certain expenses incurred in performing its services. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have provided financing services for, and are lenders to, MSG Networks and AMC Networks Inc. (an affiliate of MSG Entertainment and MSG Networks) for which it has received aggregate fees of less than $2 million, and Morgan Stanley has provided financial advisory services to the 2019 special committee in connection with the 2019 discussions involving a possible transaction with TMSGC, for which it has received aggregate fees of less than $2 million. Morgan Stanley may also seek to provide financial advisory and financing services to MSG Networks and MSG Entertainment and their respective affiliates in the future and would expect to receive fees for the rendering of these services. In addition, MSG Networks has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement.

Summary of LionTree and Morgan Stanley Financial Analyses

The discussion set forth below in the sections entitled “—MSG Networks Financial Analyses” and “—MSG Entertainment Financial Analyses” represents a brief summary of the material financial analyses presented by LionTree and Morgan Stanley to the MSGN special committee in connection with their respective opinions. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by LionTree and Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by LionTree or Morgan Stanley. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by LionTree or Morgan Stanley.

MSG Networks Financial Analyses

Selected Publicly Traded Companies Analysis. LionTree and Morgan Stanley reviewed publicly available financial and stock market information for MSG Networks and the following publicly traded companies:

•	AMC Networks Inc.

•	Discovery, Inc.

•	Fox Corporation

•	Sinclair Broadcast Group, Inc., or Sinclair

•	ViacomCBS Inc.

LionTree and Morgan Stanley reviewed publicly observable trading valuation data points, including historical MSGN Class A common stock trading prices, as well as the implied valuation of Diamond Sports Group (a subsidiary of Sinclair) assuming no equity value and based on the enterprise value implied by the trading value of its net debt (implying an EBITDA (as defined below) multiple of 7.3x), and equity research implied value of the core media businesses of MSG Networks’ peers (ranging from 3.0x to 6.0x for peers listed above (excluding Sinclair, Inc.), as well as the Walt Disney Company at 11.0x), as well as enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on March 19, 2021, plus debt, less cash, and adjusted for minority interest and non-core assets as a multiple of calendar year 2021 and calendar year 2022 forecasted earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. The EBITDA multiples (after deducting stock-based compensation from EBITDA (“post-SBC”)) observed for the selected publicly traded companies for calendar year 2021 and calendar year 2022 ranged from 8.0x to 17.2x and 8.2x to 16.2x, respectively.

LionTree and Morgan Stanley then applied multiples of 7.0x to 8.0x derived from the selected publicly traded companies to MSG Networks’ fiscal year 2022 estimated adjusted operating income (“AOI”) (post-SBC). Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of MSG Networks were based on the MSG Networks projections. This analysis indicated the following approximate implied per share equity value reference ranges for MSG Networks:

Implied 2021E AOI Per Share Equity Value Reference Range for MSG Networks	MSG Networks Share Price at March 10, 2021	MSG Networks Share Price at March 19, 2021
$12.70 – $16.25	$19.13	$19.96

No company used in this analysis is identical or directly comparable to MSG Networks. In evaluating comparable companies, LionTree and Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MSG Networks, such as the impact of competition on the businesses of MSG Networks and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of MSG Networks or the industry or in the financial markets in general. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which MSG Networks was compared.

Discounted Cash Flow Analyses. LionTree and Morgan Stanley performed a discounted cash flow analysis of MSG Networks to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that

MSG Networks was forecasted to generate during MSG Networks’ fiscal years 2022 through 2025 based on MSGN management AOI forecasts included in the MSG Networks projections, minus capital expenditures, taxes, stock-based compensation, changes to net operating working capital and other operating assets and liabilities.

MSGN Management Forecasts
	2022E	2023E	2024E	2025E
Unlevered Free Cash Flow	$139 million	$146 million	$162 million	$147 million

LionTree and Morgan Stanley calculated terminal values for MSG Networks by applying terminal multiples ranging from 7.0x to 8.0x to MSG Networks’ fiscal year 2025 AOI (post-SBC) under the MSG Networks projections. The cash flows and terminal values were then discounted to present value as of June 30, 2021 using discount rates ranging from 6.0% to 7.0% by LionTree and Morgan Stanley. This analysis indicated the following approximate implied per share equity value reference ranges for MSG Networks:

Source	Implied Per Share Equity Value Reference Range for MSG Networks (LionTree)	Implied Per Share Equity Value Reference Range for MSG Networks (Morgan Stanley)	MSG Networks Share Price at March 10, 2021	MSG Networks Share Price at March 19, 2021
MSGN Management Forecasts	$15.63 – $19.31	$15.63 – $19.31	$19.13	$19.96

MSG Entertainment Financial Analyses

Selected Publicly Traded Companies Analysis. LionTree and Morgan Stanley reviewed publicly available financial and stock market information for MSG Entertainment and the following publicly traded companies:

•	Cedar Fair, L.P.

•	Live Nation Entertainment, Inc., or Live Nation

•	Ruth’s Hospitality Group, Inc., or Ruth’s Hospitality

•	Six Flags Entertainment Corporation

•	The ONE Group Hospitality, Inc., or ONE Group Hospitality.

•	World Wrestling Entertainment, Inc., or WWE

LionTree and Morgan Stanley reviewed enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on March 19, 2021, plus debt, less cash, and adjusted for minority interest and non-core assets as a multiple of (i) calendar year 2019 EBITDA and calendar year 2022 forecasted EBITDA and (ii) calendar year 2019 EBITDA, minus capital expenditures, and calendar year 2022 EBITDA, minus capital expenditures. The EBITDA multiples (post-SBC) observed for the selected publicly traded companies for (i) calendar year 2019 ranged from 10.9x to 25.3x and (ii) for forecasted calendar year 2022 ranged from 10.2x to 21.9x and the EBITDA minus capital expenditures multiples (post-SBC) observed for the selected publicly traded companies for (x) calendar year 2019 ranged from 17.7x to 39.7x and (y) forecasted calendar year 2022 ranged from 15.3x to 34.0x.

Given the different nature of the business segments of MSG Entertainment, LionTree and Morgan Stanley analyzed MSG Entertainment as the sum of its constituent business segments, or as the “sum-of-the-parts”, and performed a comparable publicly traded analysis on each of the (i) MSG Entertainment business, including Tao Group Hospitality but excluding the MSG Sphere, and (ii) the MSG Sphere business. For the MSG Entertainment business, including Tao Group Hospitality but excluding the MSG Sphere, LionTree and Morgan Stanley applied blended multiples of 15.0x to 19.0x derived from the selected publicly traded companies (WWE and Live Nation, in the case of the Entertainment segment, and Ruth Hospitality and One Group Hospitality, in the case of the Tao Group Hospitality segment) to MSG Entertainment’s calendar year 2022 estimated AOI (post-SBC). For the MSG Sphere business, LionTree and Morgan Stanley applied valuation ranges from cost (approximately $1.66 billion of total budgeted capital expenditure) to a multiple of 17.0x (midpoint of the MSG Entertainment business, including Tao Group Hospitality but excluding the MSG Sphere) range of multiples to the MSG Sphere’s estimated 2025 AOI, discounted at 7.82% cost of equity (the midpoint of the weighted average cost of capital used by LionTree and Morgan Stanley) and which deducts (a) capital expenditures and (b) the MSG Sphere’s overhead cost through launch and content development costs through calendar year 2025. MSG Entertainment’s enterprise value was adjusted for the ownership interest of Tao Group Hospitality not controlled by MSG Entertainment, which was valued by applying a multiple of 13.5x to calendar year 2022 estimated AOI, and the Boston Calling Events (“BCE”) minority interest was valued by applying a multiple of 18.0x to BCE’s calendar year 2022 estimated AOI. Additionally, the MSG Entertainment enterprise value includes the value of the 17% ownership stake in Townsquare Media and the 0.2% ownership stake in DraftKings based on their respective market capitalizations as of March 19, 2021. The analysis also includes other non-core assets at book value of $148 million, net operating tax losses valued at $143 million net present value discounted at 8.6% cost of equity and excludes any valuation attributable to air rights.

Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of MSG Entertainment were based on the MSGE projections. This analysis indicated the following approximate implied per share equity value reference ranges for MSG Entertainment:

Implied 2022E AOI Per Share Equity Value Reference Range for MSG Entertainment	MSG Entertainment Share Price at March 10, 2021	MSG Entertainment Share Price at March 19, 2021
$96.35 – $162.87	$116.00	$101.72

No company used in this analysis is identical or directly comparable to MSG Entertainment. In evaluating comparable companies, LionTree and Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MSG Entertainment, such as the impact of competition on the businesses of MSG Entertainment and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of MSG Entertainment or the industry or in the financial markets in general. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which MSG Entertainment was compared.

Discounted Cash Flow Analyses. LionTree and Morgan Stanley performed a discounted cash flow analysis excluding synergies of MSG Entertainment to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that MSG Entertainment was forecasted to generate during MSG Entertainment’s fiscal years 2022 through 2025 based on the MSGE management AOI forecasts set forth in the MSGE projections, minus capital expenditures, taxes, stock-based compensation, changes to net operating working capital and other operating assets and liabilities.

	MSGE Projections
	2022E	2023E	2024E	2025E
Unlevered Free Cash Flow	$(683)	$(407)	$6	$201

LionTree and Morgan Stanley calculated terminal values for MSG Entertainment by applying terminal multiples ranging from 14.0x to 16.0x to MSG Entertainment’s fiscal year 2025 estimated AOI (post-SBC) under the MSGE projections. The cash flows and terminal values were then discounted to present value as of June 30, 2021 using discount rates ranging from 7.25% to 8.25% by LionTree and 7.29% to 8.49% by Morgan Stanley. MSG Entertainment’s value was adjusted for the ownership interest of Tao Group Hospitality not controlled by MSG Entertainment based on applying a multiple of 13.5x to Tao Group Hospitality’s calendar year 2022 estimated AOI.

Net operating tax losses were valued at $143 million net present value discounted at 8.6% cost of equity, the BCE minority interest was calculated based on applying a multiple of 18.0x to BCE’s calendar year 2022 estimated AOI. Additionally, this includes the value of the 17% ownership stake in Townsquare Media and the 0.2% ownership stake in DraftKings based on their respective market capitalizations as of March 19, 2021. The analysis also includes other non-core assets at book value of $148 million and excludes any valuation attributable to air rights.

This analysis indicated the following approximate implied per share equity value reference ranges for MSG Entertainment:

Source	Implied Per Share Equity Value Reference Range for MSG Entertainment (LionTree)	Implied Per Share Equity Value Reference Range for MSG Entertainment (Morgan Stanley)	MSG Entertainment Share Price at March 10, 2021	MSG Entertainment Share Price at March 19, 2021
MSGE Management Forecasts	$122.39 – $146.45	$120.74 – $145.70	$116.00	$101.72

Relative Valuation Exchange Ratio Analyses

Selected Publicly Traded Companies Analysis. LionTree and Morgan Stanley compared the results for MSG Networks and MSG Entertainment with respect to the AOI (post-SBC) in “—MSG Networks Financial Analyses—Selected Publicly Traded Companies Analysis” and “—MSG Entertainment Financial Analyses—Selected Publicly Traded Companies Analysis” described above to determine a range of exchange ratios implied by the public trading multiples analyses. Specifically, LionTree and Morgan Stanley compared (i) the lowest equity value per share for MSG Networks of $12.70 to the highest equity value per share for MSG Entertainment of $162.87, and (ii) the highest equity value per share for MSG Networks of $16.25 to the lowest equity value per share for MSG Entertainment of $96.35, to derive the range of exchange ratios implied by the public trading multiples analyses, which resulted in a range of implied exchange ratios of 0.0780x to 0.1687x, with MSG Networks stockholders’ ownership in the combined company ranging from 15.6% to 28.6%.

Discounted Cash Flow Analyses. LionTree and Morgan Stanley compared the results for MSG Networks and MSG Entertainment with respect to the discounted cash flow analyses in “—MSG Networks Financial Analyses—Discounted Cash Flow Analyses” and “—MSG Entertainment Financial Analyses—Discounted Cash Flow Analyses” described above to determine a range of implied exchange ratios. Specifically, LionTree and Morgan Stanley compared (i) the lowest equity value per share for MSG Networks of $15.63 to the highest equity value per share for MSG Entertainment of $146.45 for LionTree and $145.70 for Morgan Stanley, and (ii) the highest equity value per share for MSG Networks of $19.31 to the lowest equity value per share for MSG Entertainment of $122.39 for LionTree and $120.74 for Morgan Stanley, to derive the range of exchange ratios implied by the discounted cash flow analyses. The analysis resulted in a range of implied exchange ratios when comparing the MSG Entertainment discounted cash flow analysis to the MSG Networks discounted cash flow analysis of (a) 0.1067x to 0.1578x by LionTree and (b) 0.1073x to 0.1600x by Morgan Stanley, with MSG Networks stockholders’ ownership in the combined company ranging from 20.2% to 27.3% in LionTree’s analysis, and 20.3% to 27.5% in Morgan Stanley’s analysis.

Other Factors

In rendering their opinions, LionTree and Morgan Stanley also noted certain additional factors that were not considered part of LionTree’s and Morgan Stanley’s material financial analyses with respect to their respective opinions but were referenced for informational purposes, including, among other things, the following:

•

a review of a range of publicly available research analysts’ one year forward price targets for each of MSG Networks and MSG Entertainment, discounted at cost of equity of 7.79% for Morgan Stanley and 8.60% for LionTree for MSG Networks, and 8.6% for both Morgan Stanley and LionTree for MSG Entertainment, which indicated an implied range of exchange ratios of 0.0717x to 0.2359x, with MSG Networks stockholders’ ownership in the combined company ranging from 14.5% to 35.9%;

•

a review of historical volume weighted average prices of each of the publicly-traded MSGN Class A common stock and MSGE Class A common stock during the ten day trading day, thirty calendar day and sixty calendar day periods ended March 19, 2021, which indicated an implied range of exchange ratios of 0.0701x to 0.3562x, with MSG Networks stockholders’ ownership in the combined company ranging from 14.3% to 45.8%;

•

(i) a review of Fox’s divestiture of their 21 regional sports networks to Sinclair, which indicated an implied per share equity price for MSG Networks of (a) $11.98, utilizing a multiple of 5.5x fiscal year 2021 estimated AOI (post-SBC), including the net present value of the tax basis step-up, and (b) $16.38, utilizing a multiple of 6.5x fiscal year 2021 estimated AOI (post-SBC), and (ii) the sale of the YES Network to a consortium led by the New York Yankees, which indicated an implied per share equity price for MSG Networks of $24.92 utilizing a multiple of approximately 8.5x fiscal year 2021 estimated AOI (post-SBC);

•

the potential value creation of the proposed merger for MSG Networks stockholders by comparing MSG Networks on a standalone basis to MSG Networks on a pro forma basis giving effect to the merger based on:

•	the fiscal year 2022 estimated revenues and AOI (post-SBC)

•

MSG Networks trading prices as of March 19, 2021 and March 10, 2021 using as the exchange ratio the midpoint of (i) the public trading benchmarks analysis discussed above under “—MSG Networks Financial Analyses—Selected Publicly Traded Companies Analysis”, (ii) Morgan Stanley’s discounted cash flow analysis discussed above in “—MSG Networks Financial Analyses—Discounted Cash Flow Analyses” and (iii) LionTree’s discounted cash flows analysis discussed above in “—MSG Networks Financial Analyses—Discounted Cash Flow Analyses”;

•

a review of the potential pro forma effect of the merger on future share prices of the combined company, comparing MSG Networks’ estimated 2025 stock price on a standalone basis, using a 7.6x multiple of fiscal year 2025 estimated AOI (post-SBC) to the pro forma combined company and using a 7.6x multiple of fiscal year 2025 estimated AOI (post-SBC) for MSG Networks, a 16.0x multiple of fiscal year 2025 estimated AOI (post-SBC) for the MSG Sphere business of MSG Entertainment, and a 10.0x multiple of fiscal year 2025 estimated AOI (post-SBC) for the Tao business of MSG Entertainment; and

•

an exchange ratio sensitivity analysis assuming (i) various potential increased levels of capital expenditures and AOI shortfalls for MSG Entertainment and (ii) a 15.0x multiple of fiscal year 2025 estimated AOI for MSG Sphere, which highlights a range of exchange ratio outcomes.

Unaudited Prospective Financial Information

MSG Entertainment Unaudited Prospective Financial Information

MSG Entertainment does not, as a matter of course, publicly disclose long-term projections, and projections for extended periods of time are of particular concern to MSG Entertainment due to the unpredictability of the underlying assumptions and estimates. However, in connection with its consideration of a potential transaction with MSG Networks, in February 2021, MSG Entertainment’s management prepared non-public, internal financial projections regarding MSG Entertainment’s revenue, adjusted operating income and free cash flow, which we refer to as the “MSG Entertainment projections” and provided certain of the MSG Entertainment projections for fiscal years 2021 through 2025 to the MSGE special committee and its financial advisors, Moelis and Raine. MSG Entertainment has included below a summary of the MSG Entertainment projections to provide its stockholders access to certain formerly non-public information that was considered by the MSGE special committee and its financial advisors in connection with their respective financial analyses. In connection with the due diligence review of MSG Entertainment by MSG Networks, the MSGE special committee also provided the MSG Entertainment projections to the MSGN special committee and its financial advisors for their use in connection with the evaluation of the potential transaction for purposes of their financial analyses and respective opinions.

The MSG Entertainment projections include revenue, adjusted operating income and free cash flow. Revenue is shown on a GAAP basis. Adjusted operating income is a non-GAAP measure defined as operating income (loss) before (i) adjustments to remove the impact of non-cash straight-line leasing revenue associated with MSG Entertainment’s arena license agreements with Madison Square Garden Sports Corp. (“MSG Sports”) (ii) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (iii) amortization for capitalized cloud computing arrangement costs, (iv) share-based compensation expense or benefit, (v) restructuring charges or credits, and (vi) gains or losses on sales or dispositions of businesses and associated settlements. In addition to excluding the impact of the items discussed above, the impact of purchase accounting adjustments related to business acquisitions is also excluded in evaluating MSG Entertainment’s consolidated adjusted operating income (loss). Free cash flow is a non-GAAP measure defined as adjusted operating income, less capital expenditures and plus/(minus) changes in net working capital.

The following table presents a summary of the MSG Entertainment projections (dollars in millions, fiscal year end June 30):

	FY2021	FY2022	FY2023	FY2024	FY2025
Revenue	$132	1,026	1,175	1,729	2,033
Adjusted operating income (loss)(1)	$(247)	62	90	301	378
Free cash flow(2)	$(271)	(631)	(358)	96	305

(1)	Adjusted operating income includes pre-opening expenses for MSG Sphere.
(2)	Free cash flow in fiscal year 2021 includes only the second half of fiscal year 2021.

At the time MSG Entertainment prepared these projections, most of MSG Entertainment’s revenue generating activities were shut down due to the COVID-19 pandemic. In preparing the MSG Entertainment projections, MSG Entertainment made certain assumptions about when and at what pace MSG Entertainment’s business operations will resume, but those assumptions are inherently speculative and could change due to any number of factors, all of which are outside of MSG Entertainment’s control. Any such changes could materially impact the projected financial information set forth above.

MSG Networks Unaudited Prospective Financial Information

MSG Networks does not, as a matter of course, publicly disclose long-term projections, and projections for extended periods of time are of particular concern to MSG Networks due to the unpredictability of the underlying assumptions and estimates. However, in connection with its consideration of a potential transaction with MSG Entertainment, in February 2021 MSG Networks’ management prepared non-public, internal financial projections regarding MSG Networks’ revenue, adjusted operating income and free cash flow from operations, which we refer to as the “MSG Networks projections” and provided certain of the MSG Networks projections for fiscal years 2021 through 2025 to the MSGN special committee and its financial advisors, LionTree and Morgan Stanley. MSG Networks has included below a summary of the MSG Networks projections to provide its stockholders access to certain formerly non-public information that was considered by the MSGN special committee and its financial advisors in connection with their respective financial analyses. In connection with the due diligence review of MSG Networks by MSG Entertainment, the MSGN special committee also provided the MSG Networks projections to the MSGE special committee and its financial advisors for their use in connection with their evaluation of the potential transaction for purposes of their financial analyses and respective opinions.

The MSG Networks projections include revenue, adjusted operating income and free cash flow from operations. Revenue is shown on a GAAP basis. Adjusted operating income is a non-GAAP measure defined as operating income before (i) depreciation, amortization and impairments of property and equipment and intangible assets,

(ii) share-based compensation expense or benefit, (iii) restructuring charges or credits and (iv) gains or losses on sales or dispositions of businesses. Interest expense (including cash interest expense) and other non-operating income and expense items are excluded from adjusted operating income. Free cash flow from operations is a non-GAAP financial measure defined as adjusted operating income less net cash interest income/(expense), cash taxes, and capital expenditures and plus/(minus) changes in net working capital and other cash sources and uses, but prior to debt repayments, share repurchases and equity investments. Free cash flow from operations differs from the definition of free cash flow reported in MSG Networks’ quarterly press releases by adjusting for other sources/(uses) of cash, including the impact of pension cash flows, cash taxes related to share-based compensation and financing fees.

The following table presents a summary of the MSG Networks projections (dollars in millions, fiscal year end June 30):

	FY2021(1)	FY2022	FY2023	FY2024	FY2025
Revenue	$644	650	658	675	694
Adjusted operating income	$283	232	230	231	234
Free cash flow from operations(2)	$167	143	148	162	146

(1)	Revenue, adjusted operating and free cash flow from operations for fiscal year 2021 reflect actual results through December 31, 2020.
(2)	Free cash flow from operations in fiscal year 2025 reflects the costs associated with refinancing MSG Networks’ credit facility maturing in October 2024.

The MSG Networks projections for fiscal years 2021 and 2022 reflect direct and indirect financial impacts related to changes to the 2019-20 and 2020-21 National Basketball Association and National Hockey League regular season schedules as a result of the COVID-19 pandemic. In preparing the MSG Networks projections, MSG Networks made certain assumptions about the remainder of the 2020-21 NHL and NBA regular seasons and the 2021-22 NHL and NBA regular seasons that are inherently speculative and could change due to any number of factors, all of which are outside of MSG Networks’ control. Any such changes could materially impact the projected financial information set forth above.

Summary of MSG Entertainment’s Adjustments to the MSG Networks Projections

On February 26, 2021, MSGN management presented the MSG Networks projections to the MSGE special committee, MSGE management and the MSGE special committee’s financial advisors, Moelis and Raine. On March 8, 2021, the MSGE special committee, MSGE management, Moelis, and Raine participated in a follow-up call with the MSGN special committee and MSGN management to discuss the MSG Networks projections in additional detail. Also on March 8, 2021, the MSGE special committee, MSGE management and Wachtell Lipton participated in a call with the MSGN special committee and MSGN management to discuss certain MSG Networks affiliation matters. The MSGE special committee and MSGE management, with the assistance of the MSGE special committee’s financial advisors, further reviewed the MSG Networks projections as part of its due diligence.

Following such calls and due diligence review, and at the request of the MSGE special committee, MSGE management prepared a revised version of the MSG Networks projections that included adjustments to MSG Networks’ subscriber figures through fiscal year 2025 and the resulting financial impact of such adjusted subscriber figures to revenue, adjusted operating income and certain cash flow items. MSGE management did not make any adjustments to advertising revenue, cost structure, capital expenditures, depreciation or amortization, or stock-based compensation. On March 11, 2021, the MSGE special committee approved the adjusted MSG Networks projections, and instructed Moelis and Raine to use the adjusted MSG Networks projections for purposes of their financial analyses and respective opinions.

The following is a summary of the adjusted MSG Networks projections (dollars in millions, fiscal year end June 30):

	FY2021(1)	FY2022	FY2023	FY2024	FY2025
Revenue	$644	645	645	659	670
Adjusted operating income	$283	227	216	216	210
Free cash flow from operations(2)	$167	140	139	152	130

(1)	Consistent with the MSG Networks projections, revenue, adjusted operating and free cash flow from operations for fiscal year 2021 reflect actual results through December 31, 2020.
(2)	Consistent with the MSG Networks projections, free cash flow from operations in fiscal year 2025 reflects the costs associated with refinancing MSG Networks’ credit facility maturing in October 2024.

Cautionary Statement Regarding Unaudited Prospective Financial Information

The inclusion of information about the MSG Entertainment projections, MSG Networks projections and adjusted MSGN projections in this joint proxy statement/ prospectus should not be regarded as an indication that any of MSG Entertainment, MSG Networks or any other recipient of this information considered, or now considers, such information necessarily predictive of actual future results or material information given the inherent risks and uncertainties associated with such projections.

The MSG Entertainment projections, MSG Networks projections and adjusted MSGN projections are subjective in many respects and, thus, subject to interpretation.

Although presented with numeric specificity, the MSG Entertainment projections, MSG Networks projections and adjusted MSGN projections reflect numerous estimates and assumptions with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to MSG Entertainment’s and MSG Networks’ businesses, including the factors listed under “Risk Factors,” all of which are difficult to predict and many of which are beyond MSG Entertainment’s or MSG Networks’ control. Neither MSG Entertainment nor MSG Networks can provide any assurance that the assumptions underlying the MSG Entertainment projections, MSG Networks projections or adjusted MSGN projections will be realized.

Many of the assumptions reflected in the MSG Entertainment projections, MSG Networks projections and adjusted MSGN projections are subject to change and such projections do not reflect revised prospects for MSG Entertainment’s or MSG Networks’ businesses, changes in general, business, economic, market or financial conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time such financial information was prepared. Neither MSG Entertainment nor MSG Networks has updated and does not intend to update or otherwise revise the MSG Entertainment projections, the MSG Networks projections and the adjusted MSG Networks projections. There can be no assurance that the results reflected in any of the MSG Entertainment projections, MSG Networks projections or adjusted MSGN projections will be realized or that actual results will not materially vary from such projections. In addition, the MSG Entertainment projections, MSG Networks projections and adjusted MSGN projections cover multiple years and such information by its nature becomes less predictive with each successive year. Therefore, the MSG Entertainment projections, MSG Networks projections and adjusted MSGN projections included in this joint proxy statement/prospectus should not be relied on as necessarily predictive of actual future events nor construed as financial guidance.

MSG Entertainment stockholders and MSG Networks stockholders are urged to review MSG Entertainment’s and MSG Networks’ most recent SEC filings for a description of risk factors with respect to MSG Entertainment’s and MSG Networks’ businesses. You should read “Cautionary Statement Regarding Forward-Looking Statements” and “Where You Can Find More Information” for additional information regarding the risks inherent in forward-looking information such as the MSG Entertainment projections and the MSG Networks projections.

The MSG Entertainment projections, MSG Networks projections and adjusted MSGN projections were not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither MSG Entertainment’s nor MSG Networks’ independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined, reviewed or performed any agreed-upon procedures with respect to the MSG Entertainment projections, MSG Networks projections or adjusted MSGN projections, nor have they expressed any opinion or any other form of assurance on such projections or the achievability of the results reflected in such projections, and they assume no responsibility for, and disclaim any association with, such projections. The reports of MSG Entertainment’s and MSG Networks’ independent registered public accounting firm incorporated by reference into this joint proxy statement/prospectus relate only to MSG Entertainment’s and MSG Networks’ historical financial information, respectively, and no such report extends to the prospective financial information or should be read to do so. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures such as those used in the MSG Entertainment projections, MSG Networks projections and adjusted MSGN projections may not be comparable to similarly titled amounts used by other companies or persons.

The non-GAAP financial measures set forth above should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. Neither MSG Entertainment nor MSG Networks is providing a quantitative reconciliation of these forward-looking non-GAAP financial measures. In accordance with Item 10(e)(1)(i)(B) of Regulation S-K, a quantitative reconciliation of a forward-looking non-GAAP financial measure is only required to the extent it is available without unreasonable efforts. Neither MSG Entertainment nor MSG Networks currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, or to quantify the probable significance of these items at this time. The adjustments required for any such reconciliation of MSG Entertainment’s or MSG Networks’ forward-looking non-GAAP financial measures cannot be accurately forecast by MSG Entertainment or MSG Networks, respectively, and therefore the reconciliation has been omitted.

For the reasons described above, readers of this joint proxy statement/prospectus are cautioned not to place undue, if any, reliance on the MSG Entertainment projections, MSG Networks projections or adjusted MSGN projections. Neither MSG Entertainment nor MSG Networks has made any representation to the other in the merger agreement concerning any such projections.

The information about the MSG Entertainment projections, MSG Networks projections and adjusted MSGN projections set forth above does not give effect to the merger and also does not take into account the effect of any failure of the merger to be consummated.

NEITHER MSG ENTERTAINMENT NOR MSG NETWORKS INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE MSG ENTERTAINMENT PROJECTIONS, MSG NETWORKS PROJECTIONS OR ADJUSTED MSGN PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROJECTIONS ARE NOT REALIZED.

Interests of MSG Entertainment’s Directors, Officers and Employees in the Merger

In considering the recommendations of the MSGE board with respect to the merger, MSG Entertainment stockholders should be aware that certain of the directors, officers and employees of MSG Entertainment have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of MSG Entertainment stockholders generally. The MSGE board and the MSGE special committee were aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement and in reaching a decision to approve the merger agreement, voting agreements and the transactions contemplated thereby and in making their recommendations that MSG Entertainment stockholders approve the MSGE share issuance. See the sections entitled “—Background of the Merger” and “—MSG Entertainment’s Reasons for the Merger; Recommendation of the MSGE Special Committee and Board of Directors” beginning on pages 59 and 69, respectively. These interests are described in more detail below.

Service as Directors, Officers or Employees of MSG Networks; Stock Ownership; Family Relationships

MSG Entertainment’s Executive Chairman and Chief Executive Officer, James L. Dolan, also serves as the Executive Chairman of MSG Networks. Furthermore, as of the date of this joint proxy statement/prospectus, eight members of the MSGE board (including James L. Dolan) are also directors of MSG Networks. MSG Entertainment’s Vice Chairman, Gregg G. Seibert, also serves as the Vice Chairman of MSG Networks. Lawrence J. Burian is Executive Vice President, Corporate Development of MSG Entertainment and also serves as Executive Vice President and General Counsel of MSG Networks.

As of May 17, 2021, the Dolan family group collectively owns all of the outstanding MSGE Class B common stock, approximately 3.1% of MSGE Class A shares and approximately 70.7% of the total voting power of all outstanding MSGE common stock. The members of the Dolan family group holding MSGE Class B common stock have executed a stockholders agreement that has the effect of causing the voting power of the holders of MSGE Class B common stock to be cast as a block with respect to all matters to be voted on by holders of MSGE Class B common stock. Under such stockholders agreement, the shares of MSGE Class B common stock owned by members of the Dolan family group (representing all of the outstanding MSGE Class B common stock) are to be voted on all matters in accordance with the determination of the Dolan family committee, except that the decisions of the Dolan family committee are non-binding with respect to the MSGE Class B common stock owned by certain Dolan family trusts that collectively own 40.5% of the outstanding MSGE Class B common stock. The Dolan family committee consists of Charles F. Dolan and his six children, James L. Dolan, Thomas C. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Marianne Dolan Weber and Deborah A. Dolan-Sweeney. The Dolan family committee generally acts by majority vote, except that approval of a going-private transaction must be approved by a two-thirds vote and approval of a change-in-control transaction must be approved by not less than all but one vote. The voting members of the Dolan family committee are James L. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Deborah A. Dolan-Sweeney and Marianne Dolan Weber with each such member having one vote other than James L. Dolan, who has two votes. Because James L. Dolan has two votes, he has the ability to block Dolan family committee approval of any MSG Entertainment change-in-control transaction.

In connection with the merger agreement and as a condition and inducement to MSG Networks’ willingness to enter into the merger agreement, MSG Networks and the principal MSGE stockholders entered into the MSGE voting agreement, to which MSG Entertainment is a third party beneficiary, pursuant to which the principal MSGE stockholders agreed, among other things and subject to the terms and conditions set forth in the MSGE voting agreement, to vote their shares of MSGE common stock in favor of the authorization and approval of the MSGE share issuance. The principal MSGE stockholders represent approximately 70.7% of the aggregate voting power of MSG Entertainment, as of May 17, 2021.

The members of the MSGE special committee considered whether to pursue the transaction, evaluated and negotiated the merger agreement, voting agreements and the other transaction documents and the transactions contemplated thereby, and evaluated whether the combination is in the best interests of MSG Entertainment. The MSG Entertainment directors, officers and employees who are also directors, officers or employees of MSG Networks or who are otherwise not independent and disinterested did not participate in the deliberations, negotiations or evaluation of the MSGE special committee.

The MSGE special committee was aware of these interests and considered them, among other matters, in determining to pursue the transaction, evaluating and negotiating the merger agreement, voting agreements and the other transaction documents and in reaching a decision to approve the merger agreement, voting agreements and the transactions contemplated thereby, and in making its recommendation that the MSGE board approve the merger agreement, voting agreements and the transactions contemplated thereby and recommend that MSG Entertainment stockholders vote “FOR” the MSGE share issuance proposal and the MSGE adjournment proposal.

In consideration of the time and effort required of members of the MSGE special committee in considering whether to pursue the transaction, evaluating and negotiating the merger agreement, voting agreements and the other transaction documents, and the transactions contemplated thereby, the members of the MSGE special committee will each receive compensation consisting of a retainer fee of $120,000 and additional fees of $15,000 per month beginning on August 1, 2021 (if the MSGE special committee’s work is ongoing at such time) until the closing of the merger for their services in carrying out their duties as members of the MSGE special committee.

Additional information regarding the material relationships of certain directors, officers and employees of MSG Entertainment with MSG Networks is described in MSG Entertainment’s Proxy Statement filed with the SEC on October 27, 2020, which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 221.

Ownership of MSGN Common Stock and other Securities

MSG Entertainment and MSG Networks are under common control by the Dolan family group, which collectively owns approximately 70.7% of the total voting power of MSG Entertainment and approximately 76.9% of the total voting power of MSG Networks, respectively, as of May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021) and has representatives on the boards of MSG Entertainment and MSG Networks.

Indemnification; Directors’ and Officers’ Insurance

MSG Entertainment is party to indemnification agreements with each of its directors and officers that require MSG Entertainment, among other things, to indemnify the directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers.

Board of Directors and Management of MSG Entertainment Following the Merger

At the effective time, the MSGE board will consist of eighteen (18) directors, seventeen (17) of whom will be the current members of the MSGE board: James L. Dolan, Charles F. Dolan, Charles P. Dolan, Kristin A. Dolan, Marianne Dolan Weber, Paul J. Dolan, Quentin F. Dolan, Ryan T. Dolan, Thomas C. Dolan, Martin Bandier, Matthew C. Blank, Joseph J. Lhota, Frederic V. Salerno, Brian G. Sweeney, John L. Sykes, Vincent Tese and Isiah L. Thomas III, and one of whom will be selected from among the current Class A directors of MSG Networks by the MSGN board.

Treatment of MSG Entertainment Equity Awards

No actions are being taken with respect to outstanding MSG Entertainment equity awards (“MSGE equity awards”) in connection with the merger. In addition, the consummation of the merger will not constitute a “change in control” under the employment agreements between MSG Entertainment and its named executive officers, nor will it constitute a “change in control” under MSG Entertainment’s equity incentive plans and underlying equity award agreements. Equity-based awards under MSG Entertainment’s stock plans will remain outstanding and continue to be governed by the same terms and conditions that applied prior to the consummation of the merger. In the event that the employment of any of MSG Entertainment’s executive officers terminates in connection with the merger, the existing agreements between MSG Entertainment and its executive officers will continue to govern each officer’s entitlement to severance benefits, and any benefits potentially provided under those agreements will be not be enhanced by the consummation of the merger. Certain executive officers, specifically, Messrs. Dolan, Lustgarten, FitzPatrick and Packman, are eligible to receive accelerated vesting of equity awards under the executive officer’s employment agreement with MSG Entertainment if such executive officer’s employment is terminated either by MSG Entertainment without “cause” or by the executive officer for “good reason” (each as defined in the applicable employment agreement and regardless of whether MSG Entertainment has experienced a change in control) as follows: all of the time-based restrictions on the executive officer’s outstanding and unvested restricted stock units will immediately be eliminated and will be payable subject to satisfaction of any applicable performance criteria and each of the executive officer’s outstanding stock options will immediately vest. The employment agreements for each of Messrs. D’Ambrosio and Yospe do not provide for accelerated vesting of equity awards upon a termination of employment without cause or resignation for good reason. The estimated amount that would be payable to each of Messrs. Dolan, Lustgarten, FitzPatrick and Packman in settlement of his currently outstanding unvested awards at target performance upon a qualifying termination of employment, as of March 31, 2021, is as follows: (i) Mr. Dolan, in respect of 124,707 awards, $10,385,439.55; (ii) Mr. Lustgarten, in respect of 39,774 awards, $3,312,299.17; (iii) Mr. FitzPatrick, in respect of 17,374 awards, $1,446,871.97; and (iv) Mr. Packman, in respect of 17,374 awards, $1,446,871.97.

The amounts in the above paragraph are determined using $83.278, the average closing price of a share of MSGE Class A common stock over the first five business days following the first public announcement of the merger and each executive officer’s outstanding equity awards as of March 31, 2021 (with performance-based awards calculated based on 100% of target) and assume that each of the MSG Entertainment executive officers experienced a qualifying termination of employment on March 31, 2021.

Restricted stock unit awards granted to MSG Entertainment non-employee directors are fully vested on the date of grant and settled on the first business day following 90 days after the director’s separation from service (other than in the event of a director’s death, in which case they are settled as soon as practicable).

MSG Entertainment Executive Officer Non-Change in Control Cash Severance Entitlements

Each of MSG Entertainment’s executive officers is a party to an employment agreement with MSG Entertainment that provides for severance benefits in the event the executive officer’s employment is terminated by MSG Entertainment other than for “cause” or by the executive officer for “good reason” (each as defined in the applicable employment agreement). Although the consummation of the merger will not constitute a “change in control” of MSG Entertainment, the cash severance benefits that apply in the event of a qualifying termination of employment are the same, regardless of whether such termination is in connection with or following a change in control.

If, on or prior to the expiration of the employment agreement for each of the executive officers, the executive officer’s employment with MSG Entertainment is either terminated by MSG Entertainment other than for cause, or by the executive officer for good reason and cause does not then exist, then, subject to the executive officer’s execution of a separation agreement with MSG Entertainment, MSG Entertainment will provide the executive officer with the following cash severance benefits: (a) severance in an amount determined at the discretion of MSG Entertainment, but in no event less than two times the sum of the executive officer’s annual base salary and annual target bonus (for Messrs. Dolan, Lustgarten, FitzPatrick and Packman) and one times the sum of the executive officer’s annual base salary and annual target bonus (for Messrs. D’Ambrosio and Yospe); and (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred. The estimated cash severance amount that would be payable to each of the executive officers at target performance upon such a qualifying termination of employment, as of March 31, 2021, is as follows: (i) Mr. Dolan: $4,500,000; (ii) Mr. Lustgarten: $6,000,000; (iii) Mr. FitzPatrick: $3,800,000; (iv) Mr. Packman: $3,800,000; (v) Mr. D’Ambrosio: $1,329,688; and (vi) Mr. Yospe: $1,031,250.

The amounts in the above paragraph are determined using each executive officer’s base salary and annual target bonus as of March 31, 2021 and assume that each of the MSG Entertainment executive officers experienced a qualifying termination of employment on March 31, 2021.

Quantification of Potential Payments and Benefits to MSG Entertainment’s Named Executive Officers in Connection With the Merger

No actions are being taken with respect to outstanding MSGE equity awards in connection with the merger. In addition, the consummation of the merger will not constitute a “change in control” under the employment agreements between MSG Entertainment and its named executive officers, nor will it constitute a “change in control” under MSG Entertainment’s equity incentive plans and underlying equity award agreements. Therefore, because MSG Entertainment does not have any “golden parachute” arrangements with any of its named executive officers that would be triggered by the merger, no disclosure is required under Item 402(t) of Regulation S-K.

Interests of MSG Networks’ Directors, Officers and Employees in the Merger

In considering the recommendations of the MSGN board with respect to the merger, MSG Networks stockholders should be aware that certain of the directors, officers and employees of MSG Networks have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of MSG Networks stockholders generally. The MSGN board and the MSGN special committee were aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement and in reaching a decision to approve the merger agreement, voting agreements and the transactions contemplated thereby and in making their recommendations that MSG Networks stockholders adopt the merger agreement. See the sections entitled “—Background of the Merger” and “—MSG Networks’ Reasons for the Merger; Recommendation of the MSGN Special Committee and Board of Directors” beginning on pages 59 and 95, respectively. These interests are described in more detail below.

Service as Directors, Officers or Employees of MSG Entertainment; Family Relationships

MSG Networks’ Executive Chairman, James L. Dolan, also serves as Executive Chairman and Chief Executive Officer of MSG Entertainment. Furthermore, as of the date of this joint proxy statement/prospectus, eight members of the MSGN board (including James L. Dolan) are also directors of MSG Entertainment. MSG Networks’ Vice Chairman, Gregg G. Seibert, also serves as the Vice Chairman of MSG Entertainment, MSG Networks’ Executive Vice President and General Counsel. Lawrence J. Burian is also Executive Vice President, Corporate Development, of MSG Entertainment and has an employment agreement with MSG Entertainment that has compensation levels comparable to his MSG Networks compensation levels and terms consistent with his employment agreement with MSG Networks as Executive Vice President and General Counsel of MSG Networks.

As of May 17, 2021, the Dolan family group collectively owns all of the outstanding MSGN Class B common stock and approximately 8.3% (inclusive of options exercisable within 60 days of May 17, 2021) of the outstanding MSGN Class A shares, and as a result hold approximately 76.9% of the total voting power of all outstanding MSGN common stock. The members of the Dolan family group holding MSGN Class B common stock have executed a stockholders agreement that has the effect of causing the voting power of the holders of MSGN Class B common stock to be cast as a block with respect to all matters to be voted on by holders of MSGN Class B common stock. Under such stockholders agreement, the shares of MSGN Class B common stock owned by members of the Dolan family group (representing all of the outstanding MSGN Class B common stock) are to be voted on all matters in accordance with the determination of the Dolan family committee, except that the decisions of the Dolan family committee are non-binding with respect to MSGN Class B common stock owned by certain Dolan family trusts that collectively own 40.5% of the outstanding MSGN Class B common stock. Because James L. Dolan has two votes, he has the ability to block Dolan family committee approval of any MSGN change-in-control transaction.

In connection with the merger agreement and as a condition and inducement to MSG Entertainment’s willingness to enter into the merger agreement, MSG Entertainment and the principal MSGN stockholders entered the MSGE voting agreement, to which MSG Networks is a third party beneficiary, pursuant to which the principal MSGN stockholders agreed, among other things and subject to the terms and conditions set forth in the MSGN voting agreement, to vote their shares of MSGN common stock in favor of the adoption of the merger agreement. As of May 17, 2021, the principal MSGN stockholders represent approximately 76.9% of the aggregate voting power of MSG Networks (inclusive of options exercisable within 60 days of May 17, 2021).

The members of the MSGN special committee considered whether to pursue the transaction, evaluated and negotiated the merger agreement, voting agreements and the other transaction documents and the transactions contemplated thereby, and evaluated whether the combination is in the best interests of MSG Networks. The MSG Networks directors, officers and employees who are also directors, officers or employees of MSG Entertainment or who are otherwise not independent and disinterested did not participate in the deliberations, negotiations or evaluation of the MSGN special committee.

The MSGN special committee was aware of these interests and considered them, among other matters, in determining to pursue the transaction, evaluating and negotiating the merger agreement, voting agreements and the other transaction documents and in reaching a decision to approve the merger agreement, voting agreements and the transactions contemplated therein, and in making its recommendation that the MSGN board approve the merger agreement, voting agreements and the transactions contemplated thereby and recommend that MSG Networks stockholders vote “FOR” each of the MSGN merger proposal, the non-binding compensation advisory proposal and the MSGN adjournment proposal. See “—Interests of MSG Networks’ Directors, Officers and Employees in the Merger” beginning on page 120.

In consideration of the time and effort required of members of the MSGN special committee in considering whether to pursue the transaction, evaluating and negotiating the merger agreement, voting agreements and the other transaction documents, and the transactions contemplated thereby, the MSGN special committee will each receive compensation consisting of $15,000 per month beginning in January 2021 until the closing of the merger, capped at a total of $150,000 each, for their services in carrying out their duties as members of the MSGN special committee.

Additional information regarding the material relationships of certain directors, officers and employees of MSG Networks with MSG Entertainment is described in MSG Networks’ Proxy Statement filed with the SEC on October 21, 2020, which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 221.

Ownership of MSGE Common Stock

MSG Entertainment and MSG Networks are under common control by the Dolan family group, which collectively owns approximately 70.7% of the total voting power of MSG Entertainment and approximately 76.9% of the total voting power of MSG Networks, respectively, as of May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021) and has representatives on the boards of MSG Entertainment and MSG Networks.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the merger agreement, from and after the effective time, MSG Entertainment will indemnify certain persons, including MSG Networks’ directors and executive officers. In addition, for a period of six years from the effective time, MSG Entertainment will maintain an insurance policy for the benefit of certain persons, including MSG Networks’ directors and executive officers. For additional information, see “—Indemnification; Directors’ and Officer’s Insurance” beginning on page 130.

Appointment of MSG Networks Director to the MSGE Board

At the effective time, MSG Entertainment will increase the size of the MSGE board by one director, and one director of MSG Networks selected by the holders of MSGN Class A common stock, to be designated by the

MSGN board, will be appointed to the MSGE board as a director to be elected by the holders of MSGE Class A common stock and will serve an initial term to expire at the MSG Entertainment 2021 annual meeting. Such individual will be nominated for election to the MSGE board as a director to be elected by the holders of MSGE Class A common stock upon the expiration of his or her initial term of office as a director of MSG Entertainment. Such individual will be compensated in accordance with MSG Entertainment’s non-employee director compensation policies as then in effect.

Treatment of MSG Networks Equity Awards

MSGN equity awards that are outstanding as of the effective time will receive the following treatment:

MSGN Stock Options

Each MSGN stock option, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time will, as of the effective time, be assumed by MSG Entertainment and converted into an MSGE stock option to purchase (i) such number of shares of MSGE common stock (rounded down to the nearest whole share) equal to the product obtained by multiplying (A) the total number of shares of MSGN Class A common stock subject to such MSGN stock option immediately prior to the effective time by (B) the exchange ratio of 0.172, and (ii) at a per-share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of MSGN Class A common stock at which such MSGN stock option was exercisable immediately prior to the effective time by (B) the exchange ratio of 0.172; provided that for each such MSGN stock option subject to performance vesting conditions that is outstanding on the date of the merger agreement and that remains outstanding at the effective time, (x) the number of shares of MSGN Class A common stock used in clause (i) (A) of this sentence shall be equal to the number of shares of MSGN Class A common stock that would be subject to such MSGN stock option assuming the performance conditions applicable thereto were achieved at 100% of target and (y) each such MSGN stock option shall convert to an MSGE stock option with time-based vesting conditions for the remainder of the applicable performance period. Except as set forth in this paragraph, each MSGE stock option will otherwise remain subject to the same terms, conditions and vesting requirements as were applicable to the MSGN stock option immediately prior to the effective time.

MSGN Restricted Stock Unit Awards

Each MSGN RSU, whether vested or unvested, that is outstanding immediately prior to the effective time will, as of the effective time, be assumed by MSG Entertainment and converted into an MSGE RSU. The number of MSGE RSUs received in exchange for each MSGN RSU will be determined by multiplying (i) the total number of shares of MSGN Class A common stock subject to such MSGN RSU immediately prior to the effective time by (ii) the exchange ratio of 0.172; provided that for each MSGN RSU subject to performance vesting conditions that is outstanding on the date of the merger agreement and that remains outstanding at the effective time, (x) the number of shares of MSGN Class A common stock used in clause (i) of this sentence shall be equal to the number of shares of MSGN Class A common stock that would be subject to such MSGN RSU award assuming the performance conditions applicable thereto were achieved at 100% of target and (y) each such MSGN RSU shall convert to an MSGE RSU with time-based vesting conditions for the remainder of the applicable performance period. Except as set forth in this paragraph, each MSGE RSU will otherwise remain subject to the same terms, conditions and vesting requirements as were applicable to the MSGN RSU immediately prior to the effective time.

Performance-Based Equity Awards

As noted in the above paragraphs, performance-based MSGN equity awards held by the MSG Networks executive officers will be converted based on 100% of target into MSGE time-based equity awards. MSG Networks’ Executive Chairman, James L. Dolan, holds performance-based MSGN stock options and MSG Networks’ other executive officers hold performance-based MSGN RSUs. If the merger did not occur, at the threshold performance level, such performance-based MSGN equity awards would have vested at 90% of target, and at or above the maximum performance level, such awards would have vested at 110% of target.

Quantification of Payments

The consummation of the merger will not constitute a “change in control” under the employment agreements between MSG Networks and its executive officers, nor will it constitute a “change in control” under MSG Networks’ equity incentive plans and underlying equity award agreements. MSGN equity awards held by the MSG Networks executive officers will be assumed by MSG Entertainment (with performance based awards converted based on target performance into time-based equity awards) and will otherwise remain outstanding, subject to the same terms, conditions and vesting requirements. Accordingly, other than converting outstanding performance based awards into time-based equity awards based on target performance, the benefits potentially provided under those agreements will not be altered or enhanced by reason of the merger. Certain named executive officers are eligible to receive accelerated vesting of equity awards under the executive officer’s employment agreement with MSG Networks if such executive officer’s employment is terminated either by MSG Networks without “cause” or by the executive officer for “good reason” (each as defined in the applicable employment agreement and regardless of whether MSG Networks has experienced a change in control) as follows: all of the time-based restrictions on the executive officer’s outstanding and unvested restricted stock units will immediately be eliminated and will be payable subject to satisfaction of any applicable performance criteria and each of the executive officer’s outstanding stock options will immediately vest. The employment agreement for Ms. Darino-Gorski does not provide for accelerated vesting of equity awards upon a termination of employment without cause or resignation for good reason. For an estimate of the amounts that would be payable to each of MSG Networks’ named executive officers on settlement of their unvested MSGN equity awards upon a qualifying termination of employment, see the section entitled “—Interests of MSG Networks’ Directors, Officers and Employees in the Merger—Treatment of MSG Networks Equity Awards—Quantification of Payments and Benefits to MSG Networks’ Named Executive Officers—Golden Parachute Compensation” below.

Restricted stock unit awards granted to MSG Networks non-employee directors are fully vested on the date of grant and settled on the first business day following 90 days after the director’s separation from service (other than in the event of a director’s death, in which case they are settled as soon as practicable).

MSG Networks Executive Officer Non-Change in Control Cash Severance Arrangements

Each of MSG Networks’ executive officers is a party to an employment agreement with MSG Networks that provides for severance benefits in the event the executive officer’s employment is terminated by MSG Networks other than for “cause” or by the executive officer for “good reason” (each as defined in the applicable employment agreement). Although the consummation of the merger will not constitute a “change in control” of MSG Networks, the cash severance benefits that apply in the event of a qualifying termination of employment are the same, regardless of whether such termination is in connection with or following a change in control. If, on or prior to the expiration of the employment agreement for each of the executive officers, the executive officer’s employment with MSG Networks is either terminated by MSG Networks other than for cause, or by the executive officer for good reason and cause does not then exist, then, subject to the executive officer’s execution of a separation agreement with MSG Networks, MSG Networks will provide the executive officer with the following cash severance benefits: (a) severance in an amount determined at the discretion of MSG Networks, but in no event less than two times the sum of the executive officer’s annual base salary and annual target bonus (for Messrs. Dolan, Richter and Burian and Ms. Greenberg) and one times the sum of the executive officer’s annual base salary and annual target bonus (for Ms. Darino-Gorski); and (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred. For an estimate of the severance amounts that would be payable to each of MSG Networks’ named executive officers upon a qualifying termination of employment, see the section entitled “—Interests of MSG Networks’ Directors, Officers and Employees in the Merger—Treatment of MSG Networks Equity Awards—Quantification of Payments and Benefits to MSG Networks’ Named Executive Officers—Golden Parachute Compensation” below.

New Management Arrangements

As of the date of this proxy statement, there are no other new employment or other agreements between any MSG Networks executive officer or director, on the one hand, and MSG Entertainment or MSG Networks, on the other hand. Prior to the effective time, MSG Entertainment, or with MSG Entertainment’s permission, MSG Networks, may enter into employment or other arrangements with executive officers or other arrangements with the executive officers and/or provide for payments (or the right to future payments) in connection with the merger.

Quantification of Payments and Benefits to MSG Networks’ Named Executive Officers

Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, require that MSG Networks provide its stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the “golden parachute” compensation that may be paid or become payable to MSG Networks’ named executive officers in connection with the merger, as disclosed in this joint proxy statement/prospectus, including the compensation table and the related narrative named executive officer compensation disclosures set forth herein. This vote is commonly referred to as a “golden parachute say on pay” vote. Accordingly, MSG Networks stockholders are being provided with the opportunity to vote, on an advisory basis, on those potential change of control payments. As noted above, the consummation of the merger will not be a change in control under any plans or agreements of MSG Networks to which MSG Networks’ named executive officers are a party.

The following table sets forth the estimated amounts of “golden parachute” compensation (on a pre-tax basis) (for purposes of Item 402(t) of Regulation S-K) that each named executive of MSG Networks could receive in connection with the merger, using the following assumptions:

•	March 31, 2021 as the closing date of the merger (which is the assumed date solely for purposes of this golden parachute compensation disclosure);

•	each named executive officer will experience a qualifying termination on March 31, 2021 (which is the assumed effective time solely for purposes of this golden parachute compensation disclosure);

•	the named executive officers’ base salary rate and annual target bonus remain unchanged from those in place as of as of March 31, 2021;

•	each named executive officer’s outstanding equity awards as of March 31, 2021; and

•

a price per share of MSGN Class A common stock of $15.33 (the average closing market price of MSGN Class A common stock over the first five (5) business days following the public announcement of the merger on March 26, 2021).

The calculations in the table do not include amounts that MSG Networks’ named executive officers were already entitled to receive or vested in as of the date of this joint proxy statement/prospectus. In addition, these amounts do not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur, or future dividends or dividend equivalents that may be accrued, prior to the completion of the merger. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Golden Parachute Compensation(1)

Name	Cash($)(2)	Equity($)(3)	Total ($)
Named Executive Officers
James L. Dolan	$9,375,000	$6,986,518.80	$16,361,518.80
Andrea Greenberg	$5,700,000	$9,129,904.14	$14,829,904.10
Bret Richter	$3,562,500	$3,222,350.67	$6,784,850.67
Lawrence J. Burian	$1,776,250	$1,611,213.66	$3,387,463.66
Dawn Darino-Gorski	$680,000	—	$680,000

(1)

The information in this table and the footnotes hereto describe amounts payable as a result of a qualifying termination of employment by MSG Networks’ named executive officer or MSG Networks following the merger.

(2)

The cash amounts payable to each MSG Networks named executive officer consist of the following pursuant to each named executive officer’s employment agreement with MSG Networks: (a) severance equal to two times the sum of his or her annual base salary and annual target bonus (for Messrs. Dolan, Richter, Burian and Ms. Greenberg) or the sum of her annual base salary and annual target bonus (for Ms. Darino-Gorski) and (b) a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other named executive officers without regard to personal performance objectives. For purposes of this disclosure, the pro rata annual bonus has been calculated based on target performance.

Name	Severance ($)	Pro Rata Bonus ($)	Total ($)
Named Executive Officers
James L. Dolan	$7,500,000	$1,875,000	$9,375,000
Andrea Greenberg	$4,800,000	$900,000	$5,700,000
Bret Richter	$3,000,000	$562,500	$3,562,500
Lawrence J. Burian	$1,450,000	$326,250	$1,776,250
Dawn Darino-Gorski	$560,000	$120,000	$680,000

(3)	Set forth below are separate values of each type of unvested equity-based award held by each of MSG Networks’ named executive officers that would vest upon a qualifying termination of employment.

Name	Unvested Time-Based RSUs ($)*	Unvested Performance- Based RSUs ($)**	Unvested Time-Based Stock Options ($)***	Unvested Performance- Based Stock Options ($)****	Total ($)
Named Executive Officers
James L. Dolan	$3,025,666.77	$3,025,666.77	$374,073.70	$561,111.56	$6,986,518.80
Andrea Greenberg	$3,940,331.22	$5,189,572.92	—	—	$9,129,904.14
Bret Richter	$1,390,722.27	$1,831,628.40	—	—	$3,222,350.67
Lawrence J. Burian	$695,384.13	$915,829.53	—	—	$1,611,213.66
Dawn Darino-Gorski	—	—	—	—	—

*	The amount represents the full vesting of the 2021 fiscal year grant of MSG Networks time-based restricted stock units for Mr. Dolan, which are: 197,369 units ($3,025,666.77).

The amounts represent the full vesting of the 2019, 2020 and 2021 fiscal year grants of MSG Networks time-based restricted stock units, which are: Ms. Greenberg: 23,880 units ($366,080.40), 67,461 units ($1,034,177.13) and 165,693 units ($2,540,073.69), respectively; Mr. Richter: 8,429 units ($129,216.57), 23,810 units ($365,007.30) and 58,480 units ($896,498.40), respectively; and Mr. Burian: 4,215 units ($64,615.95), 11,906 units ($182,518.98) and 29,240 units ($448,249.20), respectively.

**	The amount represents the full vesting of the 2021 fiscal year grant of MSG Networks performance-based restricted stock units for Mr. Dolan: 197,369 units ($3,025,666.77).

The amounts represent the full vesting of the 2019, 2020 and 2021 fiscal year grants of MSG Networks performance-based restricted stock units based on target performance, which are: Ms. Greenberg: 71,640 units ($1,098,241.20), 101,191 units ($1,551,258.03) and 165,693 units ($2,540,073.69), respectively; Mr. Richter: 25,285 units ($387,619.05), 35,715 units ($547,510.95) and 58,480 units ($896,498.40), respectively; and Mr. Burian: 12,643 units ($193,817.19), 17,858 units ($273,763.14) and 29,240 units ($448,249.20), respectively.

***	The amount represents the full vesting of Mr. Dolan’s outstanding MSG Networks time-based stock options that were granted on August 29, 2019 at an exercise price of $14.32 (370,370 options).
****

The amount represents the full vesting of Mr. Dolan’s outstanding MSG Networks performance-based stock options that were granted on August 29, 2019 at an exercise price of $14.32 (555,556 options) based on target performance.

The Compensation Proposal

Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, MSG Networks is seeking a non-binding, advisory stockholder approval of the compensation of its named executive officers that is based on or otherwise relates to the merger as disclosed above in this section. The proposal gives MSG Networks’ stockholders the opportunity to express their views on the merger-related compensation of MSG Networks’ named executive officers.

Accordingly, MSG Networks is asking its stockholders to vote in favor of the adoption of the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that will or may be paid or become payable to MSG Networks Inc.’s named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “Non-Binding, Advisory Vote on Merger-Related Compensation for MSG Networks’ Named Executive Officers” are hereby APPROVED.”

Governance of MSG Entertainment After the Merger

Board of Directors

The MSGE board as of the effective time will have eighteen (18) members, consisting of:

•	seventeen (17) current MSGE directors, which will include eight (8) members of the MSGN board (including James L. Dolan) who are also directors of MSG Entertainment; and

•	one current MSGN director, who will be appointed to the MSGE board as a director to be elected by the holders of MSGE Class A common stock.

At the effective time, the MSGE board is expected to consist of James L. Dolan, Charles F. Dolan, Charles P. Dolan, Kristin A. Dolan, Marianne Dolan Weber, Paul J. Dolan, Quentin F. Dolan, Ryan T. Dolan, Thomas C. Dolan, Martin Bandier, Matthew C. Blank, Joseph J. Lhota, Frederic V. Salerno, Brian G. Sweeney, John L. Sykes, Vincent Tese and Isiah L. Thomas III, each a current director of MSG Entertainment and one current director of MSG Networks, who will be appointed to the MSGE board. Such individual will be nominated for election to the MSGE board upon the expiration of his or her initial term of office as a director of MSG Entertainment to be elected by the holders of MSGN Class A common stock. Such individual will be compensated in accordance with MSG Entertainment’s director compensation policy as then in effect.

Certain Relationships and Related Party Transactions

Certain Relationships and Potential Conflicts of Interest

MSG Entertainment and MSG Networks are under common control by the Dolan family group, which owns all of the outstanding MSGE Class B common stock and MSGN Class B common stock and holds approximately 70.7% of the total voting power of MSG Entertainment and approximately 76.9% of the total voting power of MSG Networks, respectively, as of May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021), and has representatives on the boards of MSG Entertainment and MSG Networks. MSG Sports and AMC Networks Inc. (“AMC Networks”) are also under common control by the Dolan family group, and the Dolan family group also has representatives on the board of MSG Sports and AMC Networks.

Certain of MSG Entertainment’s directors, officers and employees and certain of MSG Networks’ directors, officers and employees have interests in the merger that may be different from, or in addition to, the interests of MSG Entertainment’s or MSG Networks’ stockholders. These interests include, among others, positions as directors, officers or employees of both MSG Entertainment and MSG Networks and equity holdings in both MSG Entertainment and MSG Networks, as well as positions as directors, officers or employees and equity holdings in MSG Sports and AMC Networks. These interests are discussed in more detail in the section entitled “—Interests of MSG Entertainment’s Directors, Officers and Employees in the Merger” beginning on page 116 and “—Interests of MSG Networks’ Directors, Officers and Employees in the Merger” beginning on page 120. Therefore, these individuals may have actual or apparent conflicts of interest with respect to matters involving or affecting MSG Entertainment, on the one hand, and MSG Networks, on the other hand, as well as either of MSG Sports or AMC Networks.

For example, there is the potential for a conflict of interest when MSG Entertainment, MSG Networks, MSG Sports and/or AMC Networks look at certain acquisitions and other corporate opportunities that may be suitable for more than one of the companies. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between MSG Entertainment, MSG Networks, MSG Sports and/or AMC Networks. In addition, certain officers, directors and employees of MSG Entertainment and MSG Networks own MSG Sports and/or AMC Networks stock, restricted stock units, performance stock units, stock options and/or performance stock options. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for MSG Entertainment, MSG Networks, MSG Sports and/or AMC Networks.

The MSGE charter acknowledges that MSG Entertainment may have overlapping directors and officers with MSG Networks, MSG Sports and/or AMC Networks and their respective subsidiaries and MSG Entertainment may engage in material business transactions with such entities. In the MSGE charter, MSG Entertainment has renounced its rights to certain business opportunities and provided that in certain circumstances the MSG Entertainment directors and officers will not have liability to MSG Entertainment or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to MSG Networks, MSG Sports and/or AMC Networks or any of their respective subsidiaries instead of MSG Entertainment, or does not refer or communicate information regarding such corporate opportunity to MSG Entertainment. The MSGE charter also expressly validates certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between MSG Entertainment and MSG Networks, MSG Sports and/or AMC Networks and/or any of their respective subsidiaries and provides that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to MSG Entertainment or its stockholders.

The Amended and Restated Certificate of Incorporation of MSG Networks (the “MSGN charter”) acknowledges that MSG Networks may have overlapping directors and officers with Cablevision Systems Corporation, an entity that was previously under common control with MSG Networks (“Cablevision”), and its subsidiaries and that MSG Networks may engage in material business transactions with such entities. In the MSGN charter, MSG Networks has renounced its rights to certain business opportunities and provided that in certain circumstances our directors and officers will not have liability to MSG Networks or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Cablevision or its subsidiaries instead of MSG Networks, or does not refer or communicate information regarding such corporate opportunity to MSG Networks. The MSGN charter also expressly validates certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between MSG Networks and Cablevision and/or any of its subsidiaries and provides that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to MSG Networks or its stockholders. Because Cablevision is no longer under common control with MSG Networks, these provisions no longer apply. In addition, the MSGN board has adopted an overlap policy to extend the same provisions to overlapping directors and officers with MSG Entertainment, MSG Sports and AMC Networks.

Related Party Transaction Policy

MSG Entertainment and MSG Networks have each adopted a written policy whereby an independent committee of the MSGE board or MSGN board, as applicable, reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving MSG Entertainment or MSG Networks, as applicable, and its subsidiaries, on the one hand, and in which any director, executive officer, greater than 5% stockholder of MSG Entertainment or MSG Networks, as applicable, or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds the dollar threshold set forth in Item 404 (currently $120,000). To simplify the administration of the approval process under this policy, the independent committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by the full MSGE board or MSGN board, as applicable. Compensation of executive officers is subject to the approval of the compensation committee of the MSGE board or MSGN board, as applicable. This policy also does not cover any pro rata distributions to all MSG Entertainment stockholders or MSG Networks stockholders, as applicable, including a pro rata distribution of Class A common stock to holders of Class A common stock and Class B common stock to holders of Class B common stock. No director on the independent committee will participate in the consideration of a related party transaction with that director or any related person of that director.

In addition, the MSGE board and the MSGN board have each adopted a special approval policy for transactions with MSG Entertainment or MSG Networks (as applicable), MSG Sports and AMC Networks and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, the independent committee oversees approval of all transactions and arrangements between the relevant company and its subsidiaries, on the one hand, and each of MSG Entertainment or MSG Networks (as applicable), MSG Sports and/or AMC Networks and its subsidiaries, on the other hand, in which the amount exceeds a $1,000,000 threshold. In addition, an independent committee receives a quarterly update from the internal audit department of all related party transactions, including transactions and arrangements between the relevant company and its subsidiaries on the one hand, and each of MSG Entertainment or MSG Networks (as applicable), MSG Sports and AMC Networks and/or its subsidiaries, on the other hand, regardless of value. To simplify the administration of the approval process under this policy, an independent committee may, where appropriate, establish guidelines for certain of these transactions. The approval requirement does not apply to the implementation and administration of the intercompany arrangements under the policy but does cover any amendments, modifications, terminations or extensions involving amounts in excess of $1,000,000, as well as the handling and resolution of any disputes involving amounts in excess of $1,000,000. The overlapping officers and directors of MSG Entertainment, MSG Networks, MSG Sports and/or AMC Networks may participate in the negotiation, execution, amendment, modification, or termination of intercompany arrangements subject to the policy, as well as in any resolution of disputes thereunder, on behalf of any or all of the companies, in each case under the direction or ultimate approval of an independent committee or the comparable committee of the applicable board of directors.

The related party transaction approval policy cannot be amended or terminated without the prior approval of a majority of the independent directors of MSG Entertainment or MSG Networks, as applicable, and by a majority of the directors elected by the holders of Class B common stock. For purposes of this policy, “independent directors” means those directors who have been determined by the MSGE board or MSGN board, as applicable, to be independent directors for purposes of the NYSE corporate governance standards.

Agreements Between MSG Entertainment and MSG Networks

Services Agreement

Effective July 1, 2020, MSG Entertainment and MSG Networks entered into a services agreement under which MSG Entertainment provides certain management and other services to MSG Networks, including with respect to such areas as information technology, accounts payable, payroll, tax, certain legal functions, human resources, insurance and risk management, investor relations, corporate communications, benefit plan administration and reporting, and internal audit as well as certain executive support services described below, for a term of one year with the option to extend. MSG Networks similarly provides certain services to MSG Entertainment. MSG Entertainment and MSG Networks, as parties providing services under the agreement, agreed to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the receiving party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party receiving services under the agreement agreed to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s receipt of services under the agreement if such losses result from the receiving party’s gross negligence, willful misconduct or breach of its obligations under the agreement.

Advertising Sales Representation Agreement

A subsidiary of MSG Entertainment and MSG Networks are parties to an advertising sales representation agreement pursuant to which MSG Entertainment has the exclusive right and obligation, for a commission, to sell MSG Networks’ advertising availabilities for an initial stated term of seven years (beginning in 2015), subject to certain termination rights, including MSG Entertainment’s right to terminate if MSG Entertainment and MSG Networks are no longer affiliates and MSG Networks’ right to terminate if certain sales thresholds are not met unless MSG Entertainment pays MSG Networks the shortfall.

Other Arrangements and Agreements with MSG Networks, MSG Sports and AMC Networks

MSG Entertainment shares certain executive support costs, including office space, executive assistants, security and transportation costs, for MSG Entertainment’s Executive Chairman and Chief Executive Officer with MSG Networks and MSG Sports, and for the MSG Entertainment’s Vice Chairman with MSG Networks, MSG Sports and AMC Networks.

MSG Entertainment has also entered into a number of commercial and technical arrangements and agreements with MSG Networks and its subsidiaries, none of which are material to MSG Entertainment or MSG Networks. For the fiscal year ended June 30, 2020, these included, but were not limited to, arrangements for the use of equipment, offices and other premises, provision of transport services and vendor services and access to technology.

In addition, MSG Entertainment and MSG Networks are party to aircraft arrangements, and MSG Entertainment has certain other arrangements with directors or officers of MSG Entertainment.

Additional information regarding these and other related party arrangements is described in MSG Entertainment’s Proxy Statement filed with the SEC on October 27, 2020 and MSG Networks’ Proxy Statement filed with the SEC on October 21, 2020, which are incorporated by reference into this joint proxy statement/prospectus.

Indemnification; Directors’ and Officers’ Insurance

Pursuant to the merger agreement, for a period of six years from the effective time, MSG Entertainment will maintain in effect the exculpation, indemnification and advancement of expenses provisions of MSG Networks’ and its subsidiaries’ organizational documents in effect immediately prior to the effective time. Additionally, for a period of six years from the effective time, MSG Entertainment will maintain directors’ and officers’ liability insurance and fiduciary liability insurance on terms and conditions not less favorable to the insured persons than such coverage maintained as of the date of the merger agreement by MSG Networks; however, MSG Entertainment will not be required to pay an annual premium for such insurance in excess of a specified cap. If such coverage can only be obtained at a premium in excess of such cap, then MSG Entertainment must obtain the most advantageous directors’ and officers’ liability insurance policy obtainable for an annual premium equal to the cap. Alternatively, MSG Networks (or MSG Entertainment, if MSG Networks does not choose to do so) may purchase a “tail” directors’ and officers’ liability insurance and fiduciary liability insurance policy in lieu of the foregoing. For a detailed description of these requirements, see the section entitled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance.”

Regulatory Approvals Required for the Merger

The merger is subject to the requirements of the HSR Act, which prevents MSG Entertainment and MSG Networks from completing the merger until the applicable waiting period under the HSR Act is terminated or expires. On April 8, 2021, notification and report forms under the HSR Act were filed by each of MSG Entertainment and MSG Networks with the FTC and the DOJ with respect to the merger. The waiting period with respect to the notification and report forms under the HSR Act expired at 11:59 p.m. Eastern Time on May 10, 2021.

Neither MSG Entertainment nor MSG Networks is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained. For a detailed description of approvals required for completion of the merger, see the section entitled “The Merger Agreement—Conditions to the Completion of the Merger.”

Exchange of Shares in the Merger

Prior to the effective time, MSG Entertainment will appoint an exchange agent reasonably acceptable to MSG Networks to manage the exchange of MSGN common stock for MSGE common stock comprising the merger consideration. Pursuant to the merger agreement, at the effective time, (i) each share of MSGN Class A common stock issued and outstanding immediately prior to the effective time will be automatically converted into a number of shares of MSGE Class A common stock such that each holder of record of shares of MSGN Class A common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class A common stock equal to the total number of shares of MSGN Class A common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share and (ii) each share of MSGN Class B common stock issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive a number of shares of MSGE Class B common stock such that each holder of record of shares of MSGN Class B common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class B common stock equal to the total number of shares of MSGN Class B common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share in each case except for shares held by MSG Entertainment, Merger Sub or any of the MSGE subsidiaries or MSG Networks or any of the MSGN subsidiaries as treasury stock (in each case not held on behalf of third parties). Each holder will also receive a check in the amount equal to the cash payable for any dividends and other distributions on the shares of MSGN common stock issuable to the holder as merger consideration. As of the date of this joint proxy statement/prospectus, neither MSG Entertainment nor any MSGE subsidiary owns any stock of MSG Networks.

As promptly as reasonably practicable after the effective time (but no later than three business days thereafter), MSG Entertainment will cause the exchange agent to mail to each holder of record of MSGN common stock (other than holders of excluded shares) a letter of transmittal specifying that delivery will be effected and risk of loss and title to any certificates representing shares of MSGN common stock will pass only upon, as applicable, delivery of such certificates to the exchange agent or delivery of an “agent’s message” regarding book-entry transfer of book-entry shares to the exchange agent. The letter will also include instructions explaining the procedure for surrendering MSGN common stock certificates and book-entry shares, as applicable. MSG Networks stockholders who hold their shares in “street name” will not receive letters of transmittal from the exchange agent. Instead, such stockholders may receive separate notices and/or instructions from their brokerage firm, bank, broker-dealer or other similar organization as to what action, if any, should be taken to exchange “street name” shares for the merger consideration. Depending on the practices and policies of their brokerage firm, bank, broker-dealer or other similar organization, stockholders who hold their shares in street name may not need to take any further action for the applicable merger consideration to be transferred to their accounts. MSG Networks stockholders who hold their shares in street name should consult their brokerage firm, bank, broker-dealer or similar organization for additional information on the timing and procedures for receiving the merger consideration.

MSG Networks stockholders of record will not receive any fractional shares of MSGE common stock in the merger. Instead, the aggregate number of shares of MSGE common stock that each MSG Networks stockholder of record will receive as merger consideration will be rounded up to the nearest whole share to be exchanged in connection with the merger.

Upon the surrender of a MSGN common stock certificate for cancellation to the exchange agent, in the case of certificated shares of MSGN common stock, or the receipt of an “agent’s message” by the exchange agent, in the case of shares of MSGN common stock held in book-entry form, and in each case together with a properly completed letter of transmittal as described above, MSG Networks stockholders will receive the applicable shares of MSGE common stock as merger consideration. Until surrendered as contemplated by the merger agreement, each share of MSGN common stock (other than the excluded shares), and any certificate or book-entry share with respect thereto, from and after the effective time will represent only the right to receive upon such surrender the merger consideration.

After the effective time, shares of MSGN common stock will no longer be outstanding, will be automatically cancelled and will cease to exist and certificates that previously represented shares of MSGN common stock will represent only the right to receive the merger consideration as described above. Until holders of MSGN common stock have surrendered their shares to the exchange agent for exchange, those holders will not receive dividends or distributions, if any, declared or made with respect to shares of MSGE common stock with a record date after the effective time. However, upon the surrender of their shares of MSGN common stock, such holders will receive the amount of dividends or other distributions, if any, with a record date after the effective time previously paid or payable as of the date of such surrender with respect to the shares of MSGE common stock into which such shares of MSGN common stock have been converted, as well as, at the appropriate payment date, the amount of dividends or other distributions with a payment date subsequent to such surrender. After the effective time, MSG Networks will not register any transfers of the shares of MSGN common stock that were outstanding immediately prior to the effective time. After the effective time, if certificates formerly representing shares of MSG Networks are presented to MSG Entertainment or the exchange agent, they will be cancelled and exchanged for the merger consideration.

MSG Entertainment stockholders need not take any action with respect to their stock certificates or book-entry shares.

Dividends and Share Repurchases

The merger agreement prohibits each party, without the other party’s consent, from declaring or paying dividends or other distributions on its common stock and from repurchasing, redeeming or otherwise acquiring shares of its common stock until the earlier of the effective time and the termination of the merger agreement.

Neither MSG Entertainment nor MSG Networks has ever declared a dividend on account of their respective capital stock. Both MSG Entertainment and MSG Networks currently have share repurchase plans in place.

On March 31, 2020, MSGE’s board authorized, effective following the distribution of all of the outstanding common stock of MSG Entertainment to the stockholders of MSG Sports on April 17, 2020, a share repurchase program to repurchase up to $350 million of MSGE Class A common stock. Under the authorization, shares of MSGE Class A common stock may be purchased from time to time in open market transactions, in accordance with applicable insider trading and other securities laws and regulations. As of March 31, 2021, no shares have been repurchased.

On December 7, 2017, the MSGN board authorized the repurchase of up to $150 million of MSGN Class A common stock. On August 29, 2019, the MSGN board authorized a $300 million increase to the stock repurchase authorization, which had $136.2 million of availability remaining, bringing the total available repurchase authorization for MSGN Class A common stock to $436.2 million as of that date. Under the authorization, shares of MSGN Class A common stock may be purchased from time to time in open market or private transactions, block trades or such other manner as MSG Networks may determine, in accordance with applicable insider trading and other securities laws and regulations. As of March 31, 2021, MSG Networks had $145,864,000 of availability remaining under its stock repurchase authorization.

Listing of MSG Entertainment Common Stock

Under the merger agreement, MSG Entertainment will cause the shares of MSGE Class A common stock to be issued in the merger to be approved for listing on the NYSE, subject to official notice of issuance. It is a condition to the completion of the merger that the MSGE Class A common stock to be issued to holders of MSGN Class A common stock pursuant to the merger be approved for listing on the NYSE, subject to official notice of issuance.

De-Listing and Deregistration of MSG Networks Common Stock

Upon the completion of the merger, the MSGN Class A common stock currently listed on the NYSE will cease to be quoted on NYSE and will subsequently be deregistered under the Exchange Act. This will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with stockholder meetings, no longer applicable to MSG Networks.

Following the merger, shares of MSGE common stock will continue to be traded on the NYSE under the symbol “MSGE.”

Accounting Treatment of the Merger

MSG Entertainment and MSG Networks prepare their respective financial statements in accordance with GAAP. MSG Entertainment (the acquirer) and MSG Networks (the acquiree) are each controlled by the Dolan family group and therefore the merger is being accounted for as a transaction between entities under common control.

As of May 17, 2021, the Dolan family group beneficially owned approximately 3.1% of the outstanding shares of MSGE Class A common stock and approximately 8.3% of the outstanding shares of MSGN Class A common stock (inclusive of options exercisable within 60 days of May 17, 2021). In addition, as of May 17, 2021, the Dolan family group beneficially owned all 4,529,517 outstanding shares of MSGE Class B common stock and all 13,588,555 outstanding shares of MSGN Class B common stock. Holders of MSGE Class A common stock and MSGN Class A common stock are entitled to one vote per share with respect to all matters on which stockholders are entitled to vote and are entitled to elect 25% of the board of directors of each company. Holders of MSGE Class B common stock and MSGN Class B common stock are entitled to ten votes per share and are entitled to elect the remaining 75% of the board of directors of each company. In addition, holders of each company’s Class B common stock are to be cast as a block with respect to all matters to be voted on by holders of the company’s Class B common stock. The shares of Class A common stock and Class B common stock, collectively owned by the Dolan family group, represent approximately 70.7% and 76.9% of the aggregate voting power of the outstanding common stock of MSG Entertainment and MSG Networks, respectively, as of May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021). MSG Entertainment and MSG Networks estimate that, based on the estimated number of shares of MSGN common stock and MSGE common stock outstanding on May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021), the Dolan family group’s ownership and voting power at MSG Entertainment will increase from approximately 21.3% of the outstanding MSGE common stock and approximately 70.7% of the total voting power prior to the transaction to approximately 23.6% of the outstanding MSGE common stock and approximately 72.7% of the total voting power upon completion of the merger.

Through the aforementioned voting interest, the Dolan family group is in a position to control the outcome of corporate actions of MSG Entertainment and MSG Networks that require, or may be accomplished by, stockholder approval and therefore have the ability to control the direction of the business and affairs of both companies. Pursuant to the MSGE voting agreement, the principal MSGE stockholders agreed, among other things and subject to the terms and conditions set forth therein, to vote their shares of MSGE common stock in favor of the authorization and approval of the MSGE share issuance. In addition, pursuant to the MSGN voting agreement, the principal MSGN stockholders agreed, among other things and subject to the terms and conditions set forth therein, to vote their shares in favor of the adoption of the merger agreement. As a result of the voting agreements, there are sufficient votes committed to approving both the MSGE share issuance proposal and the MSGN merger proposal without the participation of other MSG Entertainment or MSG Networks stockholders, as applicable.

Upon the closing of the merger, the net assets of MSG Networks will be combined with those of MSG Entertainment at their historical carrying amounts and the companies will be presented on a combined basis for all historical periods that the companies were under common control, which will be all historical periods presented. Shares of MSGE common stock issued to MSG Networks stockholders in exchange for the outstanding shares of MSGN common stock will be recorded at par value and historical weighted average basic and diluted shares of MSG Networks will be adjusted by the exchange ratio. In addition, historical related party transactions and balances between MSG Entertainment and MSG Networks will be reclassified as intercompany transactions and the balances will be eliminated from all historical periods.

Based on the shares outstanding as of May 26, 2021, MSG Entertainment stockholders will own approximately 71.1% of MSGE common stock and former MSG Networks stockholders will own approximately 28.9% of MSGE common stock upon completion of the merger.

Litigation Relating to the Merger

As of the filing of this joint proxy statement/prospectus on June 4, 2021, three complaints have been filed in connection with the merger by purported stockholders of MSG Networks in the U.S. District Court for the Southern District of New York. On May 7, 2021, a purported stockholder filed a complaint captioned Shiva Stein v. MSG Networks Inc. et al., 21-cv-04126. On May 21, 2021, another purported stockholder filed a complaint captioned Jiaming Wang v. MSG Networks Inc. et al.,

21-cv-04578. On May 30, 2021, a third purported stockholder filed a complaint captioned Marc Waterman v. MSG Networks Inc., et al., 21-cv-04814. All three complaints are similar. Each complaint names MSG Networks and the MSGN board members as defendants and alleges, among other things, that the registration statement on Form S-4 filed by MSG Entertainment on May 7, 2021 in connection with the merger is materially incomplete and misleading in violation of Section 14(a) and Section 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. The complaints seek, among other relief, an injunction preventing the closing of the merger unless and until the defendants disclose material information allegedly omitted from the registration statement, rescission of the merger agreement to the extent already implemented (or awarding of rescissory damages), damages, and an award of attorneys’ and experts’ fees.

On May 27, 2021, a complaint captioned Hollywood Firefighters’ Pension Fund et al. v. James Dolan, et al., was filed by purported stockholders of MSG Entertainment in the Delaware Court of Chancery against MSG Entertainment, the MSGE board, certain Dolan family stockholders and MSG Networks. The complaint purports to allege derivative claims on behalf of MSG Entertainment and claims on behalf of a putative class of MSG Entertainment stockholders concerning the proposed merger. Plaintiffs allege, among other things, that the merger is a business combination with an interested stockholder that is not allowed under Section 203 of the DGCL, that the MSG Entertainment board members and majority stockholders violated their fiduciary duties in agreeing to the proposed merger, and that the disclosures herein relating to the merger are misleading or incomplete. Plaintiffs seek, among other relief, declaratory and injunctive relief enjoining the stockholder vote and consummation of the merger, and an award of damages in the event the transaction is consummated and plaintiffs’ attorneys’ fees.

Each of MSG Entertainment and MSG Networks believes that the allegations in the complaints are without merit. Additional lawsuits arising out of the merger may also be filed in the future. MSG Entertainment and MSG Networks have each also received books and records demands from purported stockholders.

THE MERGER AGREEMENT

This section describes certain terms of the merger agreement. The description of the merger agreement in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this joint proxy statement/prospectus. This summary does not purport to be complete and may not provide all of the information about the merger agreement that might be important to you in determining how to vote. We urge you to read the merger agreement carefully and in its entirety, because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

In reviewing the merger agreement and this summary, please remember that they have been included to provide you with information regarding the terms of the merger agreement and are not intended to provide any other factual information about MSG Entertainment, MSG Networks or any of their respective subsidiaries or affiliates. Factual disclosures about MSG Entertainment, MSG Networks or any of their subsidiaries or affiliates contained in this joint proxy statement/prospectus or in MSG Entertainment’s or MSG Networks’ public reports filed with the SEC may supplement, update or modify the factual disclosures about MSG Entertainment or MSG Networks, as applicable, contained in the merger agreement. The merger agreement contains representations and warranties and covenants by each of the parties to the merger agreement, which are summarized below. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:

•	were not intended as statements of fact, but rather as a way of allocating contractual risk to one of the parties if those statements prove to be inaccurate;

•

were made as of specific dates and have been qualified by and subject to certain confidential disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement; and

•

may apply contractual standards of materiality in a way that is different from those generally applicable to reports and documents filed with the SEC or what may be viewed as material by you or other investors.

Moreover, information concerning the subject matter of the representations and warranties in the merger agreement and described below may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this joint proxy statement/prospectus. In addition, if specific material facts arise that contradict the representations and warranties in the merger agreement, MSG Entertainment or MSG Networks, as applicable, will disclose those material facts in the public filings that it makes with the SEC if it determines that it has a legal obligation to do so. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this joint proxy statement/prospectus and in the documents filed by MSG Entertainment and MSG Networks and incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 221.

Structure of the Merger

The merger agreement provides that, on the terms and subject to the conditions in the merger agreement, and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into MSG Networks, the separate corporate existence of Merger Sub will cease and MSG Networks will continue as the surviving corporation in the merger and as a direct wholly-owned subsidiary of MSG Entertainment.

Completion of the Merger

Unless the parties agree otherwise, the closing of the merger will take place on a date specified by MSG Entertainment and MSG Networks that is no later than the third business day after all closing conditions have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the closing, but subject to the satisfaction or waiver of those conditions). The merger will be effective at the time that the parties duly file a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as the parties agree and specify in the certificate of merger.

We currently expect to close the merger in the third quarter of calendar 2021, subject to receipt of required stockholder approvals and regulatory clearances and the satisfaction or waiver of the other conditions to the merger described below, but we cannot guarantee when or if the merger will be completed.

Merger Consideration

Under the terms of the merger agreement, at the effective time, each issued and outstanding share of MSGN Class A common stock (other than such shares owned by MSG Entertainment, Merger Sub or any of MSG Entertainment’s subsidiaries or by MSG Networks or any of MSG Networks’ subsidiaries as treasury stock, in each case, not held on behalf of third parties, which are referred to as “excluded shares” and will be cancelled) will be automatically converted into the right to receive a number of shares of MSGE Class A common stock such that each holder of record of shares of MSGN Class A common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class A common stock equal to the total number of shares of MSGN Class A common stock held of record immediately prior to the effective time, multiplied by 0.172, with such product rounded up to the next whole share of MSGE Class A common stock. When so converted, such shares of MSGN Class A common stock will cease to be outstanding and will cease to exist. Each share of MSGN Class A common stock will also represent the right to receive any dividends or other distributions, if any, to which holders become entitled upon the surrender of their stock certificate or book-entry share, without interest.

At the effective time, each issued and outstanding share of MSGN Class B common stock (other than excluded shares, which will be cancelled) will be automatically converted into the right to receive a number of shares of MSGE Class B common stock such that each holder of record of shares of MSGN Class B common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class B common stock equal to the total number of shares of MSGN Class B common stock held of record immediately prior to the effective time, multiplied by 0.172, with such product rounded up to the next whole share of MSGE Class B common stock. When so converted, such shares of MSGN Class B common stock will cease to be outstanding and will cease to exist. MSG Networks stockholders will not receive any fractional shares of MSGE common stock in the merger. Each share of MSGN Class B common stock will also represent the right to receive any dividends or other distributions, if any, to which holders become entitled upon the surrender of their stock certificate or book-entry share, without interest.

Treatment of MSG Networks Equity-Based Awards

MSGN stock options. Each MSGN stock option whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time will, as of the effective time, be assumed by MSG Entertainment and converted into an MSGE stock option, with performance-based MSGN stock options to purchase (i) such number of shares of MSGE common stock (rounded down to the nearest whole share) equal to the product obtained by multiplying (A) the total number of shares of MSGN Class A common stock subject to such MSGN stock option immediately prior to the effective time by (B) the exchange ratio of 0.172, and (ii) at a per-share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of MSGN Class A common stock at which such MSGN stock option was exercisable immediately prior to the effective time by (B) the exchange ratio of 0.172; provided that for each such MSGN stock option subject to performance vesting conditions that is outstanding on the date of the merger agreement and that remains outstanding at the effective time, (x) the number of shares of MSGN Class A common stock used in clause

(i) (A) of this sentence shall be equal to the number of shares of MSGN Class A common stock that would be subject to such MSGN stock option assuming the performance conditions applicable thereto were achieved at 100% of target and (y) each such MSGN stock option shall convert to an MSGE stock option with time-based vesting conditions for the remainder of the applicable performance period. Except as set forth in this paragraph, each MSGE stock option will otherwise remain subject to the same terms, conditions and vesting requirements as were applicable to the MSGN stock option immediately prior to the effective time.

MSGN restricted stock unit awards. Each MSGN RSU whether vested or unvested, that is outstanding immediately prior to the effective time will, as of the effective time, be assumed by MSG Entertainment and converted into an MSGE RSU. The number of MSGE RSUs received in exchange for each MSGN RSU will be determined by multiplying (i) the total number of shares of MSGN Class A common stock subject to such MSGN RSU immediately prior to the effective time by (ii) the exchange ratio of 0.172; provided that for each MSGN RSU subject to performance vesting conditions that is outstanding on the date of the merger agreement and that remains outstanding at the effective time, (x) the number of shares of MSGN Class A common stock used in clause (i) of this sentence shall be equal to the number of shares of MSGN Class A common stock that would be subject to such MSGN RSU award assuming the performance conditions applicable thereto were achieved at 100% of target and (y) each such MSGN RSU shall convert to an MSGE RSU with time-based vesting conditions for the remainder of the applicable performance period. Except as set forth in this paragraph, each MSGE RSU will otherwise remain subject to the same terms, conditions and vesting requirements as were applicable to the MSGN RSU immediately prior to the effective time.

Exchange of Shares in the Merger

Prior to the effective time, MSG Entertainment will appoint an exchange agent reasonably acceptable to MSG Networks to manage the exchange of MSGN common stock for MSGE common stock comprising the merger consideration. As promptly as reasonably practicable after the effective time (but no later than three business days thereafter), MSG Entertainment will cause the exchange agent to mail to each holder of record of MSGN common stock (other than holders of excluded shares) a letter of transmittal specifying that delivery will be effected and risk of loss and title to any certificates or book entries representing shares of MSGN common stock will pass only upon, as applicable, (i) delivery of such certificates to the exchange agent or (ii) delivery of an “agent’s message” regarding book-entry transfer of book-entry shares to the exchange agent. The letter will also include instructions explaining the procedure for surrendering MSGN common stock certificates and book-entry shares, as applicable. MSG Networks stockholders who hold their shares in “street name” will not receive letters of transmittal from the exchange agent. Instead, such stockholders may receive separate notices and/or instructions from their brokerage firm, bank, broker-dealer or other similar organization as to what action, if any, should be taken to exchange “street name” shares for the merger consideration. Depending on the practices and policies of their brokerage firm, bank, broker-dealer or other similar organization, stockholders who hold their shares in street name may not need to take any further action for the applicable merger consideration to be transferred to their accounts. MSG Networks stockholders who hold their shares in street name should consult their brokerage firm, bank, broker-dealer or similar organization for additional information on the timing and procedures for receiving the merger consideration.

MSG Networks stockholders of record will not receive any fractional shares of MSGE common stock in the merger. Instead, the aggregate number of shares of MSGE common stock that each MSG Networks stockholder of record will receive as merger consideration will be rounded up to the nearest whole share to be exchanged in connection with the merger.

Upon the surrender of a MSGN common stock certificate for cancellation to the exchange agent, in the case of certificated shares of MSGN common stock, or the receipt of an “agent’s message” by the exchange agent, in the case of shares of MSGN common stock held in book-entry form, and in each case together with a properly completed letter of transmittal as described above, MSG Networks stockholders will receive the applicable shares of MSGE common stock as merger consideration. Until surrendered as contemplated by the merger agreement, each share of MSGN common stock (other than the excluded shares), and any certificate or book-entry share with respect thereto, from and after the effective time will represent only the right to receive upon such surrender the merger consideration and any dividends or other distributions, if any, without interest.

Any portion of the exchange fund that remains unclaimed by the holders of MSGN common stock for 180 days following the effective time will be delivered to MSG Entertainment. From and after such time, any former holders of MSGN common stock who have not properly surrendered their shares may thereafter look only to MSG Entertainment for payment of its claim of merger consideration payable in respect of such shares of MSGN common stock, and any dividends or distributions such holder has the right to receive pursuant to the merger agreement, in each case without any interest.

From and after the effective time, MSG Networks will not register any transfers of the shares of MSGN common stock that were outstanding immediately prior to the effective time. After the effective time, if certificates or book entries formerly representing shares of MSG Networks are presented to MSG Entertainment or the exchange agent, they will be cancelled and exchanged for the merger consideration. None of MSG Entertainment, Merger Sub, MSG Networks or the exchange agent will be liable to any holder of MSGN common stock for any amount of merger consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law.

Each of MSG Entertainment, Merger Sub, MSG Networks and the exchange agent will be entitled to deduct and withhold from amounts otherwise payable pursuant to the merger agreement any amounts required to be deducted and withheld under applicable tax law, and any amounts withheld that are paid to the appropriate taxing authority shall be treated for purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made.

If any certificate representing shares of MSGN common stock is lost, stolen or destroyed, upon the making of an affidavit of such fact by the person claiming the certificate to be lost, stolen or destroyed and, if required by MSG Entertainment, the posting by such person of a bond in such reasonable and customary amount as MSG Entertainment may direct, the exchange agent will issue in exchange for the lost, stolen or destroyed certificate the merger consideration and any dividends or other distributions that have been payable or become payable in respect of the shares of MSGN common stock represented by that certificate pursuant to the merger agreement.

MSG Entertainment stockholders are not receiving any consideration in the merger and need not take any action with respect to their stock certificates or book-entry shares.

Representations and Warranties

The merger agreement contains customary representations and warranties made by MSG Entertainment and Merger Sub to MSG Networks and by MSG Networks to MSG Entertainment and Merger Sub. Certain of the representations and warranties in the merger agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect, as defined in the merger agreement and described below). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue or incorrect as a result of matters that certain officers of the party making the representation did not have knowledge, assuming due inquiry. In addition, the representations and warranties are subject to disclosure contained in MSG Entertainment’s and MSG Networks’ SEC filings (other than disclosures that are included in risk factors or forward-looking in nature) and certain confidential disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement.

The merger agreement provides that a “material adverse effect” means, with respect to MSG Entertainment or MSG Networks, as applicable, any fact, circumstance, effect, change, event or development that, individually or in the aggregate, (a) prevents, or has a material adverse effect on, the ability to consummate the merger or (b) has a material adverse effect on the business, properties, financial condition or results of operations of (i) in the case of MSG Entertainment, MSG Entertainment and its subsidiaries or (ii) in the case of MSG Networks, MSG Networks and its subsidiaries (without giving effect to the merger), in each case taken as a whole; provided, however that none of the following, nor any fact, circumstance, effect, change, event or development to the extent arising out of or relating to the following, shall constitute or be taken into account in determining whether a “material adverse effect” has occurred or may, would or could occur under the foregoing clause (b) only:

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general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case, in the United States or any foreign jurisdiction (except to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate effect on such party and its subsidiaries, taken as a whole, relative to others in the industries and regions in which they operate in respect of the businesses conducted in such industries in such regions);

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any failure, in and of itself, by such party to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a material adverse effect to the extent permitted by and not otherwise exempted from this definition);

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the execution and delivery of the merger agreement or the public announcement or pendency of the transactions contemplated by the merger agreement, including (x) the impact thereof on the relationships, contractual or otherwise, of such party or any of its subsidiaries with employees, labor unions, customers, suppliers or partners and (y) any stockholder litigation with respect thereto;

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any change, in and of itself, in the market price or trading volume of such party’s securities or in its credit ratings (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a material adverse effect to the extent permitted by and not otherwise exempted from this definition);

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any change in applicable law, regulation or GAAP or authoritative interpretation thereof (except to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate effect on such party and its subsidiaries, taken as a whole, relative to others in the industries and regions in which they operate in respect of the businesses conducted in such industries in such regions);

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geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage, cyberattack or terrorism or any escalation or worsening of any such acts of war, sabotage, cyberattack or terrorism threatened or underway as of the date of the merger agreement (except to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate effect on such party and its subsidiaries, taken as a whole, relative to others in the industries and regions in which they operate, in respect of the businesses conducted in such industries in such regions);

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any epidemic, pandemic (including COVID-19) or other outbreak of illness or public health event, or any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar laws, rules, regulations, directives, guidelines or recommendations promulgated by any governmental authority of competent jurisdiction, including the U.S. Centers for Disease Control and Prevention and the World Health Organization in connection with or in response to COVID-19, including the Coronavirus Aid, Relief and Economic Security Act and the Families First Act (except to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate effect on such party and its subsidiaries, taken as a whole, relative to others in the industries and regions in which they operate, in respect of the businesses conducted in such industries in such regions);

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any hurricane, tornado, flood, fire, earthquake or other natural or manmade disaster (except to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate effect on such party and its subsidiaries, taken as a whole, relative to others in the industries and regions in which they operate in respect of the businesses conducted in such industries in such regions);

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changes or conditions generally affecting the industries, businesses or segments thereof, in which such party or any of its subsidiaries operate (except to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate effect on such party and its subsidiaries, taken as a whole, relative to others in the industries and regions in which they operate, in respect of the businesses conducted in such industries in such regions);

•	the taking of any action (or omitting to take any action) at the request of other party to the merger agreement; or

•	any breach of the merger agreement or the taking of any action (or omitting to take any action) by the parties or any of their subsidiaries.

In the merger agreement, MSG Entertainment and Merger Sub have made representations and warranties regarding, among other topics;

•	organization; standing; corporate power; permits, qualifications and licenses to conduct MSG Entertainment’s businesses; and ownership of significant subsidiaries;

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capital structure, including the number of shares of MSGE common stock, MSG Entertainment’s preferred stock and equity-based awards outstanding or reserved for issuance under the MSG Entertainment equity plans or in connection with the conversion of MSGE Class B common stock;

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authority to execute and deliver and perform MSG Entertainment’s obligations under, and to consummate the transactions contemplated by, the merger agreement and the enforceability of the merger agreement against MSG Entertainment;

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the absence of conflicts with, or violations of, organizational documents, applicable law and certain contracts as a result of MSG Entertainment entering into the merger agreement and consummating the merger and the other transactions contemplated by the merger agreement;

•	consents and approvals required in connection with the transactions contemplated by the merger agreement;

•	documents filed with or furnished to the SEC by MSG Entertainment, financial statements, internal controls over financial reporting and disclosure controls and procedures;

•	the absence of undisclosed liabilities and off-balance-sheet arrangements;

•	accuracy of information supplied by MSG Entertainment for inclusion or incorporation by reference in this joint proxy statement/prospectus and compliance with the requirements of the Exchange Act;

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the absence of any occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on MSG Entertainment since June 30, 2020 and the conduct of business by MSG Entertainment in the ordinary course in all material respects since June 30, 2020;

•	tax matters;

•	employee benefit plan and labor matters;

•	absence of certain litigation, governmental orders and investigation;

•	compliance with applicable laws and permits;

•	material contracts;

•	absence of certain affiliate transactions;

•	intellectual property;

•	broker’s fees and expenses payable in connection with the merger;

•	receipt by the MSGE special committee of an opinion from Moelis and Raine;

•	the absence of prior activities by Merger Sub; and

•	owned and leased properties.

In the merger agreement, MSG Networks has made representations and warranties regarding, among other topics:

•	organization; standing; corporate power; permits, qualifications and licenses to conduct MSG Networks’ businesses; and ownership of significant subsidiaries;

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capital structure, including the number of shares of MSGN common stock, MSG Networks’ preferred stock and equity-based awards outstanding or reserved for issuance under the MSG Networks equity plans or in connection with the conversion of MSGN Class B common stock;

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authority to execute and deliver and perform MSG Networks’ obligations under, and to consummate the transactions contemplated by, the merger agreement and the enforceability of the merger agreement against MSG Networks;

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the absence of conflicts with, or violations of, organizational documents, applicable law and certain contracts as a result of MSG Networks entering into the merger agreement and consummating the merger and the other transactions contemplated by the merger agreement;

•	consents and approvals required in connection with the transactions contemplated by the merger agreement;

•	documents filed with or furnished to the SEC by MSG Networks, financial statements, internal controls over financial reporting and disclosure controls and procedures;

•	the absence of undisclosed liabilities and off-balance-sheet arrangements;

•	accuracy of information supplied by MSG Networks for inclusion or incorporation by reference in this joint proxy statement/prospectus and compliance with the requirements of the Exchange Act;

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the absence of any occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on MSG Networks since June 30, 2020 and the conduct of business by MSG Networks in the ordinary course in all material respects since June 30, 2020;

•	tax matters;

•	employee benefit plan and labor matters;

•	absence of certain litigation, governmental orders and investigation;

•	compliance with applicable laws and permits;

•	material contracts;

•	absence of certain affiliate transactions;

•	intellectual property;

•	broker’s fees and expenses payable in connection with the merger;

•	receipt by the MSGN special committee and the MSGN board of opinions from LionTree and Morgan Stanley;

•	owned and leased properties; and

•	certain distribution matters.

Survival of Representations and Warranties

None of the representations and warranties in the merger agreement will survive the effective time.

Conduct of Business

Each of MSG Entertainment and MSG Networks has undertaken certain covenants in the merger agreement restricting the conduct of their respective businesses between the date of the merger agreement and the effective time or, if earlier, the termination of the merger agreement in accordance with its terms. In general, each of MSG Entertainment and MSG Networks has agreed to (i) conduct their respective businesses in the ordinary course of business in all material respects and (ii) use their respective commercially reasonable efforts to preserve intact their respective business organizations and advantageous business relationships, subject to certain exceptions including in respect of COVID-19 measures.

In addition, between the date of the merger agreement and the effective time or, if earlier, the termination of the merger agreement in accordance with its terms, MSG Entertainment has agreed not to and will not permit any of its subsidiaries to take any of the following actions without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of MSG Networks (subject in each case to exceptions specified in the merger agreement or previously confidentially disclosed in writing to MSG Networks, which disclosures are not reflected in the merger agreement):

•	amending its charter or bylaws;

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declaring, setting aside or paying any dividends or other distributions in respect of any of its capital stock, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of MSG Entertainment to its immediate parent entity;

•	subdividing, reclassifying, splitting or combining any of its capital stock, other equity interests or voting securities, or securities convertible, exchangeable or exercisable for such securities;

•	issuing or authorizing the issuance of any other securities in respect of or in substitution for its capital stock;

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repurchasing, redeeming or acquiring any capital stock or voting securities of, or equity interests in MSG Entertainment or any of its subsidiaries or any securities that are convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in MSG Entertainment or any of its subsidiaries or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, subject to certain exceptions;

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issuing, delivering, selling, granting, pledging or otherwise encumbering or subjecting to any lien, among other items, any shares of capital stock, equity interests, voting securities, securities convertible into or exchangeable or exercisable for capital stock of MSG Entertainment or any of its subsidiaries, warrants, calls, options or any rights issued by MSG Entertainment linked to MSG Entertainment or the price of capital stock of MSG Entertainment;

•	entering into, adopting, materially amending any plan providing MSGE equity awards, including its stock plans;

•	amending or modifying the terms of any outstanding MSGE equity awards;

•	making any material change in financial accounting methods except as required by law or change in GAAP;

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directly or indirectly acquiring or agreeing to acquire any equity interest in a third party entity or business assets, in each case for a total consideration exceeding $40,000,000 per transaction (or series of related transactions);

•	disposing of any properties or assets material to MSG Entertainment and its subsidiaries, taken as a whole; and

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taking or omitting to take any actions reasonably likely to result in any closing conditions not being satisfied, result in new or additional required approvals from governmental authorities in connection with the merger or materially impair or delay the ability of the parties to consummate the merger; and

•	authorizing or committing to, resolving or agreeing to take, any of the foregoing actions.

In addition, between the date of the merger agreement and the effective time or, if earlier, the termination of the merger agreement in accordance with its terms, MSG Networks has agreed not to and will not permit any of its subsidiaries to take any of the following actions without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of MSG Entertainment (subject in each case to exceptions specified in the merger agreement or previously confidentially disclosed in writing to MSG Entertainment, which disclosures are not reflected in the merger agreement):

•	amending its charter or bylaws or equivalent organizational documents of any of its subsidiaries;

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declaring, setting aside or paying any dividends or other distributions in respect of any of its capital stock, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of MSG Networks to its immediate parent entity;

•	subdividing, reclassifying, splitting or combining any of its capital stock;

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issuing or authorizing the issuance of any other securities in respect of or in substitution for its capital stock, other equity interests or voting securities, or securities convertible, exchangeable or exercisable for such securities;

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repurchasing, redeeming or acquiring any capital stock or voting securities of, or equity interests in MSG Networks or any of its subsidiaries or any securities that are convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in MSG Networks or any of its subsidiaries or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, subject to certain exceptions;

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issuing, delivering, selling, granting, pledging or otherwise encumbering or subjecting to any lien, among other items, any shares of capital stock, equity interests, voting securities, securities convertible into or exchangeable or exercisable for capital stock of MSG Networks or any of its subsidiaries, warrants, calls, options or any rights issued by MSG Networks linked to MSG Networks or the price of capital stock of MSG Networks;

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entering into, adopting, materially amending any MSG Networks employee benefit plan or collective bargaining agreement; materially increasing the compensation or benefits payable to any MSGN employee with an annual base salary in excess of $400,000; granting any new MSGN equity awards, any other awards, or amending or modifying the terms of outstanding MSGN awards under any MSG Networks employee benefit plan; paying, granting, promising to pay or awarding any change of control, equity-based, severance, retention or termination compensation benefits to any MSGN employee; or hiring or terminating other than for cause any employee with an annual base salary in excess of $400,000;

•	making any material change in financial accounting methods except as required by law or change in GAAP;

•	directly or indirectly acquiring or agreeing to acquire any material equity interest in or business of any entity or, outside of the ordinary course of business, any material properties or assets;

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selling, leasing, licensing or otherwise encumbering or subjecting to any lien, or otherwise disposing of any properties or assets or any interests therein that individually have a fair market value in excess of $500,000 or in the aggregate have a fair market value in excess of $1,000,000;

•	redeeming, repurchasing, prepaying, guaranteeing or otherwise becoming liable for any material indebtedness;

•	making or agreeing to make any capital expenditure other than in accordance with capital plans disclosed to MSG Entertainment;

•	waiving, releasing, assigning, settling or compromising with respect to any existing or potential material claim, action or proceeding;

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amending or modifying any material contract or entering into, amending or modifying any contract that would be a material contract if it had been entered into prior to the date of the merger agreement, in each case if such contract would materially increase the obligations of or risk of liability to MSG Networks or any of its subsidiaries;

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making, changing or revoking any material tax election, making any material change in its method of tax accounting or any annual tax accounting period, requesting any material tax ruling, settling, compromising or admitting wrongdoing with respect to any material existing or potential claim, action or proceeding relating to taxes or entering into any material “closing agreement”;

•	entering into any new line of business outside of its existing business;

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taking or omitting to take any actions reasonably likely to result in any closing conditions not being satisfied, result in new or additional required approvals from governmental authorities in connection with the merger or materially impair or delay the ability of the parties to consummate the merger; and

•	authorizing or committing to, resolving or agreeing to take, any of the foregoing actions.

Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants relating to:

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cooperation between MSG Entertainment and MSG Networks in the joint preparation and filing of this joint proxy statement/prospectus and the convening of the MSGE special meeting and MSGN special meeting to approve the transactions contemplated by the merger agreement;

•	confidentiality and access by each party to certain information about the other party during the period prior to the effective time;

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the use of each party’s reasonable best efforts to take certain actions in connection with obtaining required regulatory filings, consents and approvals at least four business days prior to the effective time, provided that (i) MSG Entertainment will not be required to take or agree to such actions that would result in, individually or in the aggregate, a material adverse effect on any of (1) MSG Entertainment and its subsidiaries (taken as a whole), (2) MSG Networks and its subsidiaries (taken as a whole) or (3) the anticipated benefits of the merger to MSG Entertainment, and (ii) none of MSG Entertainment, MSG Networks or their respective subsidiaries will be required to take or agree to such actions unless the effectiveness of such agreement or action is conditioned upon the closing of the merger;

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rights to indemnification, advance of expenses and exculpation of former and present directors, officers and employees of MSG Networks and its subsidiaries discussed further under “—Indemnification; Directors’ and Officers’ Insurance” below;

•	MSG Entertainment’s obligations in connection with certain MSGN employee matters;

•	the use of each party’s reasonable best efforts to cause the merger to qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code;

•	cooperation between MSG Entertainment and MSG Networks in the defense or settlement of any stockholder litigation relating to the merger;

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the taking of all steps required by MSG Entertainment, MSG Networks and Merger Sub to ensure that any dispositions of MSGN common stock and acquisitions of MSGE common stock for persons subject to Section 16 of the Exchange Act are exempt transactions under Rule 16b-3 promulgated under the Exchange Act;

•	cooperation between MSG Entertainment and MSG Networks in connection with public announcements; and

•	the use of reasonable best efforts by MSG Entertainment to cause shares of MSGE common stock to be issued in the merger to be approved for listing on the NYSE.

Certain Governance Matters

At the effective time, MSG Entertainment will increase the size of the MSGE board by one director, and one director of MSG Networks elected by the holders of MSGN Class A common stock, to be designated by the MSGN board, will be appointed to the MSGE board as a director to be elected by the holders of MSGE Class A common stock and will serve an initial term to expire at the MSG Entertainment 2021 annual meeting. Such individual will be nominated for election to the MSGE board as a director to be elected by the holders of MSGE Class A common stock upon the expiration of his or her initial term of office as a director of MSG Entertainment. Such individual will be compensated in accordance with MSG Entertainment’s non-employee director compensation policies as then in effect.

No Solicitation of Alternative Proposals

Each party and its subsidiaries were required, upon execution of the merger agreement, to (i) immediately cease any solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to an MSG Entertainment acquisition proposal (as defined on page 146, an “MSGE acquisition proposal”) or MSG Networks acquisition proposal (as defined on page 146, an “MSGN acquisition proposal”), as applicable (together, each an “acquisition proposal”), or any inquiry or proposal that would reasonably be expected to lead to an acquisition proposal and (ii) request the prompt return or destruction of all confidential information previously furnished to any person in connection with a potential acquisition proposal and immediately terminate all physical and electronic data room access previously granted to such person or its representatives.

Each of MSG Entertainment and MSG Networks and their subsidiaries have agreed, from the date of the merger agreement until the effective time or, if earlier, the termination of the merger agreement in accordance with its terms, not to, and to use commercially reasonable efforts to cause their representatives not to:

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solicit, initiate or knowingly facilitate or encourage (including by providing non-public information) any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal;

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engage in, continue or otherwise participate in discussions or negotiations regarding, or provide to any person nonpublic information in connection with, or for the purpose of, encouraging or facilitating an acquisition proposal; or

•	enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or similar agreement containing an acquisition proposal.

Notwithstanding these restrictions, with respect to each of MSG Entertainment and MSG Networks, the merger agreement provides that, if at any time prior to obtaining the requisite MSG Entertainment or MSG Networks stockholder approval in connection with the merger, as applicable, such party receives an acquisition proposal which did not result from a breach of its non-solicitation obligations set forth in the merger agreement and the MSGE board or MSGE special committee, or MSGN board or MSGN special committee, as applicable, determines in good faith, after consultation with outside financial advisors and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to lead to an MSGE superior proposal (as defined on this page 146, an “MSGE superior proposal”) or MSGN superior proposal (as defined on page 146, an “MSGN superior proposal”), as applicable (together, each a “superior proposal”), then such party may (i) enter into a confidentiality agreement acceptable under the terms of the merger agreement with the person(s) making the acquisition proposal and furnish to such person(s), pursuant to such confidentiality agreement, information

(including non-public information), provided that such information is promptly, and in any event within 48 hours, provided to the other party, and (ii) engage in or otherwise participate in discussions or negotiations with such person(s) with respect to such acquisition proposal.

The merger agreement also requires each party to notify the other party promptly (and in any event within two business days) in the event that it or any of its subsidiaries or representatives receives an acquisition proposal and to disclose to the other party the material terms and conditions of any such acquisition proposal. Such party will, upon the request of the other party, keep the other party reasonably informed of any material developments with respect to any such acquisition proposal (including any material changes thereto). Such party and its subsidiaries will not enter into any confidentiality agreement prohibiting it from providing the other party information required to be provided pursuant to its non-solicitation obligations under the merger agreement.

For purposes of the merger agreement:

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“MSGE acquisition proposal” means any bona fide inquiry, indication of interest, proposal or offer made by any person for, in a single transaction or series of transactions, (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, extraordinary dividend or share repurchase, dissolution, liquidation or similar transaction involving MSG Entertainment, (ii) the direct or indirect acquisition by any person or group of 20% or more of the assets of MSG Entertainment and its subsidiaries on a consolidated basis or assets of MSG Entertainment and its subsidiaries representing 20% or more of the actual consolidated revenues, actual adjusted operating income (or loss) or actual net income (or loss) (including, in each case, securities of MSGE subsidiaries) or (iii) the direct or indirect acquisition by any person or group of 20% or more of any class of equity or voting securities of MSG Entertainment, including any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity or voting securities of MSG Entertainment; notwithstanding the foregoing, an MSGE acquisition proposal will exclude an inquiry, proposal or offer relating to an acquisition of a single venue owned by MSG Entertainment or one of its subsidiaries (excluding the Arena at Madison Square Garden and Radio City Music Hall);

•

“MSGN acquisition proposal” means any bona fide inquiry, indication of interest, proposal or offer made by any person for, in a single transaction or series of transactions, (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, extraordinary dividend or share repurchase, dissolution, liquidation or similar transaction involving MSG Networks, (ii) the direct or indirect acquisition by any person or group of 20% or more of the assets of MSG Networks and its subsidiaries on a consolidated basis or assets of MSG Networks and its subsidiaries representing 20% or more of the actual consolidated revenues, actual adjusted operating income (or loss) or actual net income (or loss) (including, in each case, securities of MSGN subsidiaries) or (iii) the direct or indirect acquisition by any person or group of 20% or more of any class of equity or voting securities of MSG Networks, including any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity or voting securities of MSG Networks;

•

“MSGE superior proposal” means a bona fide written MSGE acquisition proposal (with the percentages in clauses (ii) and (iii) of the definition of such term changed from 20% to 50%) that the MSGE special committee has determined in good faith judgment, after consultation with outside legal counsel and financial advisors, is more favorable to MSG Entertainment stockholders from a financial point of view than the transactions contemplated by the merger agreement, taking into account all of the terms and conditions of such MSGE acquisition proposal (including the financing of the proposal) and the merger agreement (including any changes to the terms of the merger agreement committed to by MSG Networks to MSG Entertainment in writing in response to such MSGE acquisition proposal);

•

“MSGN superior proposal” means a bona fide written MSGN acquisition proposal (with the percentages in clauses (ii) and (iii) of the definition of such term changed from 20% to 50%) that the MSGN special committee has determined in good faith judgment, after consultation with outside legal counsel and financial advisors, is more favorable to MSG Networks stockholders from a financial point of view than the transactions contemplated by the merger agreement, taking into account all of the terms and conditions of such MSGN acquisition proposal (including the financing of the proposal) and the merger agreement (including any changes to the terms of the merger agreement committed to by MSG Entertainment to MSG Networks in writing in response to such MSGN acquisition proposal); and

Termination Rights in Response to a Superior Proposal; Changes in Board Recommendations

MSG Entertainment and MSG Networks have agreed under the merger agreement to, through their respective boards of directors (acting in reliance on their respective special committees), recommend to their stockholders the MSGE share issuance proposal and the MSGN merger proposal, respectively, and to include such recommendations in this joint proxy statement/prospectus. The merger agreement provides that, subject to the exceptions described below, neither the board of directors nor special committee of either party will (i) withhold, withdraw or modify in a manner adverse to the other party such recommendation, or recommend the approval or adoption of, approve or adopt or publicly propose to recommend, approve or adopt any acquisition proposal (any such action described in this clause (i), an “adverse recommendation change”); or (ii) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting an acquisition proposal, other than any confidentiality agreement allowed under the terms of the merger agreement.

Notwithstanding the foregoing restrictions, prior to obtaining the requisite MSG Entertainment or MSG Networks stockholder approval, as applicable, the board of directors or special committee of either party may make an adverse recommendation change if (i) in the case such recommendation change is in response to an acquisition proposal, it has determined in good faith (after consultation with its outside financial advisors and outside legal counsel) that such acquisition proposal constitutes a superior proposal and that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, or (ii) in the case such recommendation change is in response to an intervening event (as defined on page 148), it has determined in good faith (after consultation with its outside financial advisors and outside legal counsel) that, as a result of an intervening event, failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

However, no adverse recommendation change may be made in connection with a superior proposal unless such party first: (i) delivers to the other party, at least four business days prior to taking of any action, written notice of its intent to take such action reasonably describing the material terms of the superior proposal; (ii) has negotiated in good faith with the other party during such notice period to enable the other party to propose revisions to the terms of the merger agreement to cause such superior proposal to no longer be a superior proposal; (iii) following the end of such notice period, has considered in good faith any binding offer from the other party and has determined that the superior proposal continues to constitute a superior proposal even if the revisions in the proposed binding offer by the other party were given effect; and (iv) in the event of any material change to the material terms of such superior proposal delivered to the other party, an additional notice consistent with that described in clause (i) above which commences a new notice period for a duration of two (instead of four) business days.

Furthermore, no adverse recommendation change may be made in connection with an intervening event unless such party first: (i) delivers to the other party, at least four business days prior to taking of any action, written notice of its intent to take such action reasonably describing the details of the intervening event; (ii) has negotiated in good faith with the other party during such notice period to enable the other party to make adjustments to the terms of the merger agreement so as would permit the party not to take such action; and (iii) following the end of such notice period, has considered in good faith any changes to the merger agreement or other arrangements that may be offered in writing by the other party prior to the termination of such notice period and has, after taking account of such changes, determined in good faith, after consultation with outside counsel and outside financial advisors, that such intervening event remains in effect, and it would continue to reasonably be expected to be inconsistent with its fiduciary duties under applicable law not to take such action.

For purposes of the merger agreement, “intervening event” means, with respect to either MSG Entertainment or MSG Networks, any event, change, circumstance, development or state of facts that is material to the company and its subsidiaries taken as a whole that first becomes known to or by the members of the MSGE board or MSGE special committee, or MSGN board or MSGN special committee, as applicable, after the date of the merger agreement and prior to obtaining the requisite MSG Entertainment or MSG Networks stockholder approval, as applicable (or, if known or reasonably foreseeable as of the date of the merger agreement, the consequences or magnitude of which were not known or reasonably foreseeable as of the date of the merger agreement). Notwithstanding the foregoing, none of the following will constitute or be deemed to contribute to an intervening event:

•

changes in market price or trading volume of MSGE common stock or MSGN common stock, respectively, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such change may be taken into account when determining an intervening event);

•	the receipt, existence of or terms of an MSGE acquisition proposal or MSGN acquisition proposal, as applicable, or any inquiry relating thereto or the consequences thereof;

•	general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction;

•	changes or conditions generally affecting the industries, businesses or segments thereof, in which MSG Entertainment and its subsidiaries or MSG Networks and its subsidiaries, respectively, operate;

•

the fact that, in and of itself, MSG Entertainment or any of its subsidiaries, or MSG Networks or any of its subsidiaries, respectively, exceeds any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such event may be taken into account in determining whether there has been or will be an intervening event); or

•	any event, change, circumstance, development or state of facts to the extent relating to the other party or any of its subsidiaries, respectively.

Conditions to the Completion of the Merger

The obligations of each of MSG Entertainment and MSG Networks to effect the merger are subject to the satisfaction or waiver of the following conditions:

•

approval by MSG Networks stockholders of the MSGN merger proposal shall have been obtained (see the section entitled “The MSG Networks Special Meeting of Stockholders—Required Vote” beginning on page 50);

•

approval by MSG Entertainment stockholders of the MSGE share issuance proposal shall have been obtained (see the section entitled “The MSG Entertainment Special Meeting of Stockholders—Required Vote” beginning on page 44);

•	approval for listing by the NYSE, subject to official notice of issuance, of the MSGE common stock issuable to MSG Networks stockholders in the merger;

•	termination or expiration of any applicable waiting period under the HSR Act (see the section entitled “The Merger—Regulatory Approvals Required for the Merger” beginning on page 130);

•

the absence of any law, order, judgment or other legal restraint by a court or other governmental entity in the United States, in each case enacted after March 25, 2021, that prevents, makes illegal or prohibits the closing of the merger; and

•

the SEC having declared effective the registration statement of which this joint proxy statement/prospectus forms a part, and no stop order suspending the effectiveness of the registration statement being in effect or any proceedings for that purpose being pending.

In addition, the obligations of each of MSG Entertainment and Merger Sub, on the one hand, and MSG Networks, on the other hand, to effect the merger are subject to the satisfaction or waiver of the following conditions:

•

the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date of the merger agreement and as of the date of the closing of the merger (except to the extent a representation or warranty is expressly made as of an earlier date, in which case, as of such earlier date), subject to the materiality standards provided in the merger agreement;

•	the other party having performed in all material respects all obligations required to be performed by it under the merger agreement;

•	the absence of a material adverse effect with respect to the other party since the date of the merger agreement;

•

receipt of an officer’s certificate executed by an executive officer of the other party certifying that the two preceding conditions and the conditions with respect to representations and warranties set forth below have been satisfied; and

•	receipt of an opinion of the other party’s counsel to the effect that the merger will qualify as a “reorganization” under the Code.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time, whether before or after receipt of the requisite stockholder approvals, under the following circumstances:

•	by mutual written consent of MSG Entertainment and MSG Networks;

•	by either MSG Entertainment or MSG Networks:

(i)

if the merger is not consummated by the outside date; provided that this right to terminate the merger agreement will not be available to a party if a material breach by such party of its obligations under the merger agreement has been the principal cause of the failure of the closing of the merger by the outside date;

(ii)	if MSG Entertainment stockholders fail to approve the MSGE share issuance proposal at the MSGE special meeting (or at the final adjournment or postponement thereof);

(iii)	if MSG Networks stockholders fail to approve the MSGN merger proposal at the MSGN special meeting (or at the final adjournment or postponement thereof); or

(iv)

if any governmental authority in the United States issues or enters into any law or order after March 25, 2021 enjoining or prohibiting the transactions contemplated by the merger agreement and such order has become final and non-appealable;

•	by MSG Networks:

(i)

if MSG Entertainment or Merger Sub breaches or fails to perform any of its covenants or agreements in the merger agreement, or if any of MSG Entertainment’s representations or warranties fail to be true and correct, in either case, such that the conditions to MSG Networks’ obligation to complete the merger relating to representations and warranties and performance of obligations would not then be satisfied and such breach is not reasonably capable of being cured by the outside date; provided that MSG Networks is not then in breach of any agreement under the merger agreement which would give rise to the failure of the conditions to MSG Entertainment’s and Merger Sub’s obligations to complete the merger relating to representations and warranties and performance of obligations;

(ii)	if an MSG Entertainment adverse recommendation change has occurred or MSG Entertainment has failed to include in this joint proxy statement/prospectus MSG Entertainment’s recommendation; or

(iii)

before obtaining the approval of the MSGN merger proposal by MSG Networks stockholders, in order to effect an MSG Networks adverse recommendation change and concurrently enter into a definitive agreement providing for an MSGN superior proposal; provided that MSG Networks has complied in all material respects with certain terms of its no-solicitation covenant in the merger agreement.

•	by MSG Entertainment:

(i)

if MSG Networks breaches or fails to perform any of its covenants or agreements in the merger agreement, or if any of MSG Networks’ representations or warranties fail to be true and correct, in either case, such that the conditions to MSG Entertainment’s and Merger Sub’s obligations to complete the merger relating to representations and warranties and performance of obligations would not then be satisfied and such breach is not reasonably capable of being cured by the outside date; provided that MSG Entertainment and Merger Sub are not then in breach of any agreement under the merger agreement which would give rise to the failure of the conditions to MSG Networks’ obligations to complete the merger relating to representations and warranties and performance of obligations;

(ii)	if an MSG Networks adverse recommendation change has occurred or MSG Networks has failed to include in this joint proxy statement/prospectus MSG Networks’ recommendation; or

(iii)

before obtaining the approval of the MSGE share issuance proposal by MSG Entertainment stockholders, in order to effect an MSG Entertainment adverse recommendation change and concurrently enter into a definitive agreement providing for an MSGE superior proposal; provided that MSG Entertainment has complied in all material respects with certain terms of its no-solicitation covenant in the merger agreement.

If the merger agreement is validly terminated, the agreement will become void and have no effect, without any liability or obligation on the part of any party except in the case of fraud or intentional breach of any agreement contained in the merger agreement. However, the provisions of the merger agreement relating to no other representations or warranties, information exchanged being subject to confidentiality, effects of termination, termination fees, expense reimbursement and general provisions (including fees and expenses, governing law, jurisdiction, waiver of jury trial and specific performance) will continue in effect notwithstanding termination of the merger agreement.

Expenses and Termination Fees

Generally, each party shall pay all fees and expenses incurred by it in connection with the merger and the other transactions and agreements contemplated by the merger agreement. However, upon a termination of the merger agreement, a party may become obligated to pay to the other party a termination fee, in the following circumstances.

MSG Networks will be obligated to pay a termination fee of $18.9 million in immediately available funds to MSG Entertainment if:

•

MSG Entertainment terminates the merger agreement because an MSG Networks adverse recommendation change has occurred or MSG Networks has failed to include in this joint proxy statement/prospectus the MSGN recommendation (as described above); provided that, if at any time after MSG Entertainment would have been permitted to terminate the merger agreement pursuant to such reason, if either MSG Networks or MSG Entertainment terminates the merger agreement because of failure to consummate the merger by the outside date or failure to obtain the required approval of

MSG Networks stockholders at any time after MSG Entertainment would have been permitted to terminate, the merger agreement will be deemed terminated pursuant to such reason for purposes of determining the applicable termination fee;

•

(i) the merger agreement is terminated because MSG Networks breaches its covenants or representations or warranties such that the conditions to MSG Entertainment’s and Merger Sub’s obligations to complete the merger relating to representations and warranties and performance of obligations would not be satisfied and such breach is not reasonably capable of being cured by the outside date (as described above); (ii) after March 25, 2021 but prior to the date of termination, a third party has made and has not withdrawn prior to the date of termination an MSGN acquisition proposal that has become known to the public and (iii) within twelve months of such termination, MSG Networks enters into a definitive agreement to consummate any MSGN acquisition proposal or any MSGN acquisition proposal is consummated (provided that for this termination right, all references to 20% in the term “MSGN acquisition proposal” will refer to 50%); or

•

MSG Networks terminates the merger agreement in order to effect an MSG Networks adverse recommendation change and concurrently enters into a definitive agreement providing for an MSGN superior proposal.

MSG Entertainment will be obligated to pay a termination fee of $21.2 million in immediately available funds to MSG Networks if:

•

MSG Networks terminates the merger agreement because an MSG Entertainment adverse recommendation change has occurred or MSG Entertainment has failed to include in this joint proxy statement/prospectus the MSGE recommendation (as described above); provided that, if at any time after MSG Networks would have been permitted to terminate the merger agreement pursuant to such reason, if either MSG Networks or MSG Entertainment terminates the merger agreement because of failure to consummate the merger by the outside date or failure to obtain the required approval of MSG Entertainment stockholders, the merger agreement will be deemed terminated pursuant to such reason for purposes of determining the applicable termination fee;

•

(i) the merger agreement is terminated because MSG Entertainment or Merger Sub breaches its covenants or representations or warranties such that the conditions to MSG Networks’ obligations to complete the merger relating to representations and warranties and performance of obligations would not be satisfied and such breach is not reasonably capable of being cured by the outside date (as described above); (ii) after March 25, 2021 but prior to the date of termination, a third party has made and has not withdrawn prior to the date of termination an MSGE acquisition proposal that has become known to the public and (iii) within twelve months of such termination, MSG Entertainment enters into a definitive agreement to consummate any MSGE acquisition proposal or any MSGE acquisition proposal is consummated (provided that for this termination right, all references to 20% in the term “MSGE acquisition proposal” will refer to 50%); or

•

MSG Entertainment terminates the merger agreement in order to effect an MSG Entertainment adverse recommendation change and concurrently enters into a definitive agreement providing for an MSGE superior proposal.

Indemnification; Directors’ and Officers’ Insurance

The merger agreement provides that the indemnification, advancement of expenses and exculpation rights of each former and present director, officer or employee of MSG Networks or any MSGN subsidiary, and each person who served as a director, officer, employee, member, trustee or fiduciary of another entity or employee benefit plan at the request or for the benefit of MSG Networks or any MSGN subsidiary (each an “indemnified party”), that are provided for in any organizational document of MSG Networks or any MSGN subsidiary as in effect on the date of the merger agreement or in any other agreement made available by MSG Networks prior to the date of the merger agreement, will survive the merger. The merger agreement also requires MSG Entertainment to maintain for six years following the effective time the exculpation, indemnification and advancement of expenses provisions of MSG Networks’ and any MSGN subsidiary’s organizational documents or in any other agreement, in each case in effect immediately prior to the effective time, and not to amend, repeal or otherwise modify any such provisions. The merger agreement requires MSG Entertainment to indemnify and advance funds to the indemnified parties to the fullest extent permitted by applicable law against costs, expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened action arising out of or pertaining to the fact that the indemnified party is or was an officer, employee or director of MSG Networks or an MSGN subsidiary or is or was serving at another entity or employee benefit plan at the request of MSG Networks or an MSGN subsidiary; however, the indemnified party to whom funds are advanced must provide an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to indemnification.

The merger agreement also requires MSG Entertainment to maintain for six years following the effective time directors’ and officers’ liability insurance and fiduciary liability insurance on terms and conditions not less favorable to the insured persons than, and from an insurance carrier with the same or better credit rating as, such coverage currently maintained by MSG Networks, provided that the annual premium for such insurance may not exceed 350% of the current annual premium paid by MSG Networks for such insurance. If such coverage can only be obtained at a premium in excess of such cap, then MSG Entertainment must obtain the most advantageous directors’ and officers’ liability insurance policy obtainable for an annual premium equal to the cap. Alternatively, MSG Networks may in its discretion purchase, and MSG Entertainment may in its discretion purchase if MSG Networks declines to do so, a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy in lieu of the foregoing, in each case for a cost not to exceed the specified cap without MSG Entertainment’s consent.

Employee Matters

The merger agreement provides that MSG Entertainment and its affiliates (including the surviving corporation) will honor and perform in accordance with their terms all MSG Networks benefit plans, including all employment, severance, bonus, transaction, incentive and other compensation arrangements, with respect to MSGN employees who continue in employment with MSG Entertainment and its affiliates (including the surviving corporation) (such employees, the “continuing employees”).

For a period of not less than twelve months after the closing of the merger, MSG Entertainment will provide (or cause the surviving corporation to provide) to each continuing employee (i) base salary or regular hourly wage, as applicable, that is no less than the base salary or regular hourly wage, as applicable, provided to such continuing employee immediately prior to the closing of the merger, (ii) cash bonus, commission or annual incentive compensation opportunities that are not less than the cash bonus, commission or annual incentive compensation opportunities (which, with respect to equity-based compensation, shall be determined based on target grant date fair market value) provided to such continuing employee immediately prior to the closing of the merger, and (iii) employee and fringe benefits (including vacation/leave, health, welfare, retirement and severance benefits) that are at least as favorable, in the aggregate, as those provided to such continuing employee immediately prior to the closing of the merger or those provided to similarly situated employees of MSG Entertainment.

Effective as of the effective time and thereafter, MSG Entertainment will recognize, or will (if and to the same extent recognized under an analogous MSG Entertainment plan prior to the closing of the merger) cause its affiliates (including the surviving corporation) to recognize, each continuing employee’s employment or service with MSG Networks prior to the closing of the merger for purposes of determining, as applicable, eligibility for participation, vesting and entitlement of such continuing employee under MSG Entertainment employee benefit plans (excluding defined benefit pension plans and except to the extent such recognition would result in a duplication of benefits). In addition, MSG Entertainment will, or will cause its affiliates (including the surviving corporation) to use commercially reasonable efforts to (i) waive any preexisting conditions or limitations, eligibility waiting periods, actively at work requirements, evidence of insurability requirements or required physical examinations under any health or similar plan of MSG Networks, MSG Entertainment or MSG Entertainment’s affiliates in which continuing employees and their dependents are eligible to participate, except to the extent that they applied to such continuing employee under the comparable MSGN plan immediately before the closing of the merger, and (ii) fully credit continuing employees with all eligible expenses incurred by them and their dependents under the medical, dental, pharmaceutical or vision benefit plans of MSG Networks prior to the closing during the plan year in which the closing occurs under any medical, dental, pharmaceutical or vision benefit plan of MSG Networks, MSG Entertainment or MSG Entertainment’s affiliates (in which continuing employees are eligible to participate) as if such amounts had been paid in accordance with such plan.

Amendment, Extensions and Waivers

Amendment. The merger agreement may be amended by the parties, in writing, at any time before or after receipt of the requisite stockholder approvals. However, after stockholder approval has been received, no amendment is permissible that would require further stockholder approval under applicable law without further approval of such stockholders.

Extension; Waiver. At any time prior to the effective time, any party may, in writing, (i) extend the time of performance of any obligation to act of the other party, (ii) waive any inaccuracy in a representation or warranty of the other party, (iii) waive compliance by the other party with any of the covenants and agreements contained in the merger agreement or (iv) waive the satisfaction of any of the conditions contained in the merger agreement. No such extension or waiver shall require the approval of MSG Entertainment’s or MSG Networks’ stockholders, respectively, unless such approval is required by law.

No Third Party Beneficiaries

The merger agreement, together with its schedules, the voting agreements and the confidentiality agreement entered into between the parties, is not intended to confer any rights or remedies upon any person other than the parties, except (i) for the rights of the parties to seek equitable relief or pursue damages on behalf of their stockholders in the event of wrongful termination of the merger agreement, fraud or intentional breach by the other party, (ii) that MSG Entertainment and MSG Networks are third party beneficiaries of the MSGE voting agreement and MSGN voting agreement, respectively, and (iii) as described in the section entitled “—Indemnification; Directors’ and Officers’ Insurance” beginning on page 151, on the director and officer indemnified parties.

Specific Performance

The parties have agreed in the merger agreement that irreparable damage would occur and that monetary damages, even if available, would not be an adequate remedy in the event that any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached. The parties have agreed that they will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the performance of its terms and provisions, without proof of actual damages. The parties have further agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any breach.

THE VOTING AGREEMENTS

On March 25, 2021, the MSGN special committee approved and recommended that the MSGN board approve, the MSGE voting agreement, and the MSGN board subsequently approved entering into the MSGE voting agreement. On March 24, 2021, the MSGE special committee approved and recommended that the MSGE board approve, the MSGN voting agreement, and the MSGE board subsequently approved entering into the MSGN voting agreement.

On March 25, 2021, concurrently with the execution of the merger agreement and as a condition and inducement to MSG Networks’ willingness to enter into the merger agreement, MSG Networks and the holders of all outstanding shares of MSGE Class B common stock entered into the MSGE voting agreement, to which MSG Entertainment is a third party beneficiary.

On March 25, 2021, concurrently with the execution of the merger agreement and as a condition and inducement to MSG Entertainment’s willingness to enter into the merger agreement, MSG Entertainment and the holders of all outstanding shares of MSGN Class B common stock entered into the MSGN voting agreement, to which MSG Networks is a third party beneficiary.

Under each voting agreement, the principal MSGE stockholders and principal MSGN stockholders, respectively, among other things and subject to the terms and conditions set forth in the merger agreement, agreed to:

•

Appear, in person or by proxy, at the MSGE special meeting and MSGN special meeting, respectively, or otherwise cause all of their shares of MSGE common stock and MSGN common stock, respectively, beneficially owned by such stockholders (including any additional shares that become beneficially owned by such stockholders after the date of the voting agreement until the earliest to occur (the “expiration date”) of (i) the effective time, (ii) the termination of the merger agreement in accordance with its terms and (iii) the written agreement of the principal MSGE stockholders (in the case of the MSGE voting agreement) or the principal MSGN stockholders (in the case of the MSGN voting agreement), MSG Entertainment and MSG Networks to terminate the voting agreements, with any such written agreement to be duly authorized by the MSGE special committee and the MSGN special committee (such shares, the “subject shares”)) or otherwise cause all of the subject shares that such principal MSGE stockholder or principal MSGN stockholder, respectively, is entitled to vote to be counted as present thereat for purposes of calculating a quorum; and

•

Vote (or cause to be voted), in person or by proxy, all of the subject shares that they are entitled to vote: (i) in the case of the principal MSGE stockholders, in favor of the authorization and approval of the MSGE share issuance, and in the case of principal MSGN stockholders, in favor of the merger and the authorization and approval of the merger agreement and the transactions contemplated thereby; (ii) in favor of the MSGE adjournment proposal and the MSGN adjournment proposal, respectively; (iii) against any action or agreement that would reasonably be expected to result in a breach of a material covenant, representation or warranty or any other material obligation or agreement of MSG Entertainment (in the case of the MSGE voting agreement) or MSG Networks (in the case of the MSGN voting agreement) contained in the merger agreement, or of the principal MSGE stockholders and principal MSGN stockholders as contained in the voting agreements; and (iv) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, frustrate, prevent, nullify, adversely affect or inhibit the timely consummation of the merger or the satisfaction of the conditions under the merger agreement or any of the other transactions contemplated thereby.

In addition, the principal MSGE stockholders and principal MSGN stockholders agreed that during the period from March 25, 2021 through the expiration date, in the event that they transfer any subject shares, they shall require as a condition precedent to such transfer that the transferee agree in writing to be bound by the terms of the voting agreements pursuant to a joinder agreement.

The voting agreements automatically terminate without further action upon the earlier of the effective time or the expiration date.

The foregoing description of the voting agreements is qualified in its entirety by the full text of the voting agreements, which are attached to this joint proxy statement/prospectus as Annex B and Annex C and are incorporated by reference into this joint proxy statement/prospectus.

The principal MSGE stockholders and principal MSGN stockholders, who are all members of the Dolan family group, collectively own 70.7% of the total voting power of the outstanding MSGE common stock and 76.9% of the total voting power of the outstanding MSGN common stock, as of May 17, 2021 (inclusive of options exercisable within 60 days of May 17, 2021). Even though a special meeting is required to be held and all MSG Entertainment stockholders and MSG Networks stockholders of record on the record date have a right to vote on the proposals presented at the MSGE special meeting and MSGN special meeting, respectively, (i) the principal MSGE stockholders’ shares of MSGE common stock to be voted in favor of the MSGE share issuance proposal and the MSGE adjournment proposal will be sufficient to approve the proposals and (ii) the principal MSGN stockholders’ shares of MSGN common stock to be voted in favor of the MSGN merger proposal and the MSGN adjournment proposal will be sufficient to approve the proposals.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion sets forth the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of MSGE common stock. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, nor does it address any tax consequences arising under the unearned income Medicare contribution tax enacted pursuant to the Health Care and Education Reconciliation Act of 2010. This discussion is based upon the Code, the regulations of the U.S. Treasury Department and court and administrative rulings and decisions in effect on the date of this joint proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of MSGN common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds MSGN common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding MSGN common stock, you should consult your tax advisors.

This discussion assumes that you hold your shares of MSGN common stock as a capital asset within the meaning of section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity;

•	an insurance company;

•	a mutual fund;

•	a dealer in securities or foreign currencies;

•	a trader in securities who elects the mark-to-market method of accounting for your securities;

•	a holder of MSGN common stock subject to the alternative minimum tax provisions of the Code;

•	a holder of MSGN common stock who received MSGN common stock through the exercise of employee stock options or through a tax-qualified retirement plan or otherwise as compensation;

•	a real estate investment trust;

•	a regulated investment company;

•	a person that has a functional currency other than the U.S. dollar;

•	a person that actually or constructively owns five percent or more (by vote or value) of MSGE common stock;

•	a holder of options granted under any MSG Networks benefit plan; or

•	a holder of MSGN common stock who holds MSGN common stock as part of a hedge, straddle or a constructive sale or conversion transaction.

Tax Consequences of the Merger Generally

For U.S. federal income tax purposes, the merger is intended to be treated as a “reorganization” within the meaning of Section 368(a) of the Code. As described further in the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 148, each party’s obligation to effect the merger is conditioned on the receipt by such party from the other party of a required tax representation letter, although this condition would nevertheless not be satisfied if such receiving party’s counsel, due to a change in law, is unable to deliver an opinion based on such representation letters to the effect that for U.S. federal income tax purposes the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and such receiving party is unable to obtain such an opinion from an alternative tax counsel pursuant to the merger agreement. In addition, MSG Entertainment and MSG Networks expect to receive opinions from legal counsel that the merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code at or prior to the time of the consummation of the merger.

Assuming such qualification for the remainder of this discussion, the material U.S. federal income tax consequences of the merger are as follows:

•	you will not recognize gain or loss when you exchange your MSGN common stock solely for MSGE common stock;

•	your aggregate tax basis in the MSGE common stock that you receive in the merger will equal your aggregate tax basis in the MSGN common stock you surrender; and

•	your holding period for the MSGE common stock that you receive in the merger will include your holding period for the shares of MSGN common stock that you surrender in the exchange.

If you acquired different blocks of MSGN common stock at different times and at different prices, your tax basis and holding period in your MSGE common stock may be determined with reference to each block of MSGN common stock.

Neither MSG Entertainment nor MSG Networks has obtained or will obtain a ruling from the Internal Revenue Service (the “IRS”) that the merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and the opinions of legal counsel that the merger will qualify as a reorganization are not binding on the IRS or the courts. Consequently, there is no guarantee that the IRS or the courts will treat the merger in the manner described herein.

This summary of certain material U.S. federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following sets forth the unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) of MSG Entertainment after giving effect to the proposed merger. The unaudited pro forma condensed combined statements of operations (the “pro forma statement(s) of operations”) give effect to the merger as if it was consummated on July 1, 2017 (the first day of the earliest period presented). The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) gives effect to the merger as if it was consummated on March 31, 2021. The pro forma balance sheet as of March 31, 2021 combines the consolidated balance sheets of MSG Entertainment and MSG Networks as of March 31, 2021. The pro forma statement of operations for the fiscal years ended June 30, 2020, June 30, 2019 and June 30, 2018 combine the results of operations of MSG Entertainment and MSG Networks for the fiscal years ended June 30, 2020, June 30, 2019 and June 30, 2018. The pro forma statement of operations for the nine months ended March 31, 2021 combines the results of operations of MSG Entertainment and MSG Networks for the nine months ended March 31, 2021. The historical consolidated financial information has been adjusted in the pro forma financial statements to reflect the pro forma impact of events that are directly attributable to the transactions contemplated by the merger agreement, factually supportable.

The merger is being accounted for as a transaction between entities under common control as a result of the control of MSG Entertainment and MSG Networks by the Dolan family group. Therefore, in the merger, the net assets of MSG Networks will be combined with those of MSG Entertainment at their historical carrying amounts and the companies will be presented on a combined basis for historical periods because they were under common control for all periods presented. The pro forma financial statements reflect this presentation.

The pro forma financial statements are derived from MSG Entertainment’s and MSG Networks’ respective historical consolidated and/or combined financial statements for each period presented as described above. In addition, the pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” in May 2020, which is herein referred to as “Article 11.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“transaction accounting adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“management’s adjustments”). MSG Entertainment has elected not to present management’s adjustments and has only presented transaction accounting adjustments in the following pro forma financial statements. Therefore, the pro forma financial statements do not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies or other restructuring that may result from the merger. In addition, historic related party transactions and balances between MSG Entertainment and MSG Networks are reclassified as intercompany transactions and the balances are eliminated from all periods presented on these pro forma financial statements.

The preparation of pro forma financial statements includes transaction accounting adjustments that are based on estimates and assumptions further described in the accompanying notes. These transaction accounting adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing pro forma financial statements. Therefore, these pro forma financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the merger had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Differences between these preliminary estimates and the final merger accounting, expected to be completed after the closing of the merger, will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. In addition, future results may vary significantly from those reflected in such statements due to factors discussed in the section entitled “Risk Factors” on page 34 of this joint proxy statement/prospectus.

The pro forma financial statements have been derived from and should be read in conjunction with the consolidated financial statements and the related notes of MSG Entertainment and MSG Networks included in their respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated herein by reference. See Note 1 and Note 2 to MSG Entertainment’s audited consolidated and combined financial statements and notes thereto for the fiscal year ended June 30, 2020 included in MSG Entertainment’s Annual Report on Form 10-K for more information regarding the spin-off of MSG Entertainment from MSG Sports on April 17, 2020 the preparation of historical results of operations prior to such date on a carve-out basis derived from the consolidated financial statements and accounting records of MSG Sports.

Madison Square Garden Entertainment Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

(in thousands)

	Historical		Transaction Accounting Adjustments		Intercompany Eliminations (Note 3)	Pro Forma Total
	MSG Entertainment	MSG Networks
ASSETS
Current Assets:
Cash and cash equivalents	$1,277,698	$324,067	$—		$—	$1,601,765
Restricted cash	24,610	—	—		—	24,610
Accounts receivable, net	108,225	86,455	—		—	194,680
Net related party receivables	38,452	25,659	—		(27,795)	36,316
Prepaid income taxes	—	1,500	—		—	1,500
Prepaid expenses	58,211	8,385	—		—	66,596
Other current assets	33,560	8,742	—		—	42,302

Total current assets	1,540,756	454,808	—		(27,795)	1,967,769
Net related party receivables, noncurrent	9,614	—	—		—	9,614
Investments in nonconsolidated affiliates	47,190	—	3,252	2(a)	—	50,442
Property and equipment, net	1,915,708	7,258	—		—	1,922,966
Right-of-use lease assets	211,371	13,286	—		—	224,657
Amortizable intangible assets, net	127,607	27,688	—		—	155,295
Indefinite-lived intangible assets	63,801	—	—		—	63,801
Goodwill	74,309	424,508	—		—	498,817
Other assets	113,840	44,209	(3,252)	2(a)	—	154,797

Total assets	$4,104,196	$971,757	$—		$(27,795)	$5,048,158

The accompanying notes are an integral part of these pro forma financial statements.

Madison Square Garden Entertainment Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

(in thousands)

	Historical		Transaction Accounting Adjustments		Intercompany Eliminations (Note 3)	Pro Forma Total
	MSG Entertainment	MSG Networks
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current Liabilities:
Accounts payable	$10,390	$235	$—		$—	$10,625
Net related party payables, current	43,285	6,210	—		(27,795)	21,700
Current portion of long-term debt, net of deferred financing costs	4,478	48,239	—		—	52,717
Income tax payable	—	3,116	—		—	3,116
Accrued liabilities:
Employee related costs	52,300	15,652	—		—	67,952
Other accrued liabilities	109,343	17,434	30,000	5(a)	—	156,777
Operating lease liabilities, current	58,415	5,125	—		—	63,540
Collections due to promoters	19,686	—	—		—	19,686
Deferred revenue	215,448	572	—		—	216,020

Total current liabilities	513,345	96,583	30,000		(27,795)	612,133
Long-term debt, net of deferred financing costs	656,956	1,007,598	—		—	1,664,554
Operating lease liabilities, noncurrent	168,461	9,960	—		—	178,421
Defined benefit and other postretirement obligations	24,489	25,150	—		—	49,639
Other employee related costs	12,898	5,538	—		—	18,436
Collections due to promoters, noncurrent	5,741	—	—		—	5,741
Deferred tax liabilities, net	11,037	244,321	(88,069)	6(b)	—	167,289
Other liabilities	78,605	1,483	—		—	80,088

Total liabilities	1,471,532	1,390,633	(58,069)		(27,795)	2,776,301
Redeemable noncontrolling interests	16,500	—	—		—	16,500
MSG Entertainment Stockholders’ Equity:
Class A common stock	196	643	(568)	4(a)	—	271
Class B common stock	45	136	(112)	4(a)	—	69
Additional paid-in capital	2,781,240	17,490	680	4(a)	—	2,313,722
			(35,635)	4(d)
			(450,053)	4(b)
Treasury stock	—	(450,053)	450,053	4(b)	—	—
Accumulated deficit	(152,378)	20,845	35,635	4(d)	—	(37,829)
			(30,000)	5(a)
			88,069	6(b)
Accumulated other comprehensive loss	(23,592)	(7,937)	—		—	(31,529)

Total MSG Entertainment stockholders’ equity	2,605,511	(418,876)	58,069		—	2,244,704
Nonredeemable noncontrolling interests	10,653	—	—		—	10,653

Total equity	2,616,164	(418,876)	58,069		—	2,255,357

Total liabilities, redeemable noncontrolling interests and equity	$4,104,196	$971,757	$—		$(27,795)	$5,048,158

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Madison Square Garden Entertainment Corp.

Unaudited Pro Forma Condensed Statement of Operations

For the Nine Months Ended March 31, 2021

(in thousands, except per share amounts)

	Historical		Transaction Accounting Adjustments		Intercompany Eliminations (Note 3)	Pro Forma Total
	MSG Entertainment	MSG Networks
Revenues	$80,617	$481,455	$—		$(8,456)	$553,616
Operating expenses:
Direct operating expenses	105,253	196,497	—		—	301,750
Selling, general and administrative expenses	213,594	75,962	—	5(a)	(8,456)	281,100
Depreciation and amortization	88,235	5,463	—		—	93,698
Impairment for intangibles, long-lived assets, and goodwill	—	—	—		—	—
Restructuring charges	21,299	—	—		—	21,299

Operating income (loss)	(347,764)	203,533	—		—	(144,231)
Other income (expense):
Loss in equity method investments	(5,578)	—	—		—	(5,578)
Interest income	955	1,446	—		—	2,401
Interest expense	(22,941)	(15,320)	—		—	(38,261)
Other components of net periodic benefit costs	—	(620)	620	2(b)	—	—
Miscellaneous income (loss), net	53,300	1,252	(620)	2(b)	—	53,932

	25,736	(13,242)	—		—	12,494

Income (loss) from operations before income taxes	(322,028)	190,291	—		—	(131,737)
Income tax benefit (expense)	11,373	(68,174)	74,199	6(a)	—	17,398

Net income (loss)	(310,655)	122,117	74,199		—	(114,339)
Less: Net income (loss) attributable to redeemable noncontrolling interests	(14,091)	—	—		—	(14,091)
Less: Net income (loss) attributable to nonredeemable noncontrolling interests	(2,250)	—	—		—	(2,250)

Net income (loss) attributable to MSG Entertainment’s stockholders	$(294,314)	$122,117	$74,199		$—	$(97,998)

Earnings (loss) per share:
Basic	$(12.51)					$(3.13)
Diluted	$(12.51)					$(3.13)
Weighted-average number of common shares outstanding:
Basic	24,217		9,866	4(c)		34,083
Diluted	24,217		9,866	4(c)		34,083

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Madison Square Garden Entertainment Corp.

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended June 30, 2020

(in thousands, except per share amounts)

	Historical		Transaction Accounting Adjustments		Intercompany Eliminations (Note 3)	Pro Forma Total
	MSG Entertainment	MSG Networks
Revenues	$762,936	$685,797	$—		$(12,715)	$1,436,018
Operating expenses:
Direct operating expenses	508,122	282,837	—		(460)	790,499
Selling, general and administrative expenses	344,637	100,829	—		(12,255)	433,211
Depreciation and amortization	104,899	7,163	—		—	112,062
Impairment for intangibles, long-lived assets, and goodwill	105,817	—	—		—	105,817
Gain on disposal of assets held for sale and associated settlements	(240,783)	—	—		—	(240,783)

Operating income (loss)	(59,756)	294,968	—		—	235,212
Other income (expense):
Loss in equity method investments	(4,433)	—	—		—	(4,433)
Interest income	17,993	4,234	—		—	22,227
Interest expense	(2,300)	(36,324)	—		—	(38,624)
Debt refinancing expense	—	(2,764)	2,764	2(c)	—	—
Other components of net periodic benefit costs	—	(1,030)	1,030	2(b)	—	—
Miscellaneous income (loss), net	38,855	—	(2,764)	2(c)	—	35,061
			(1,030)	2(b)	—

	50,115	(35,884)	—		—	14,231

Income (loss) from operations before income taxes	(9,641)	259,084	—		—	249,443
Income tax expense	(5,046)	(73,863)	(19,536)		—	(98,445)

Net income (loss)	(14,687)	185,221	(19,536)		—	150,998
Less: Net income (loss) attributable to redeemable noncontrolling interests	(30,387)	—	—		—	(30,387)
Less: Net income (loss) attributable to nonredeemable noncontrolling interests	(1,534)	—	—		—	(1,534)

Net income (loss) attributable to MSG Entertainment’s stockholders	$17,234	$185,221	$(19,536)		$—	$182,919

Earnings (loss) per share:
Basic	$0.72					$5.25
Diluted	$0.72					$5.23
Weighted-average number of common shares outstanding:
Basic	23,998		10,866			34,864
Diluted	24,017		10,925			34,942

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Madison Square Garden Entertainment Corp.

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended June 30, 2019

(in thousands, except per share amounts)

	Historical		Transaction Accounting Adjustments		Intercompany Eliminations (Note 3)	Pro Forma Total
	MSG Entertainment	MSG Networks
Revenues	$1,048,909	$720,845	$—		$(15,071)	$1,754,683
Operating expenses:
Direct operating expenses	670,641	300,274	—		(64)	970,851
Selling, general and administrative expenses	314,522	103,274	—		(15,007)	402,789
Depreciation and amortization	109,343	7,398	—		—	116,741

Operating income (loss)	(45,597)	309,899	—		—	264,302
Other income (expense):
Earnings from equity method investments	7,062	—	—		—	7,062
Interest income	30,163	6,343	—		—	36,506
Interest expense	(15,262)	(47,589)	—		—	(62,851)
Other components of net periodic benefit costs	—	244	(244)	2(b)	—	—
Miscellaneous income (loss), net	(6,061)	—	244	2(b)	—	(5,817)

	15,902	(41,002)	—		—	(25,100)

Income (loss) from operations before income taxes	(29,695)	268,897	—		—	239,202
Income tax expense	(443)	(82,715)	(4,238)	6(a)	—	(87,396)

Net income (loss)	(30,138)	186,182	(4,238)		—	151,806
Less: Net income (loss) attributable to redeemable noncontrolling interests	(7,299)	—	—		—	(7,299)
Less: Net income (loss) attributable to nonredeemable noncontrolling interests	(4,945)	—	—		—	(4,945)

Net income (loss) attributable to MSG Entertainment’s stockholders	$(17,894)	$186,182	$(4,238)		$—	$164,050

Earnings (loss) per share:
Basic	$(0.75)					$4.45
Diluted	$(0.75)					$4.43
Weighted-average number of common shares outstanding:
Basic	23,992		12,912			36,904
Diluted	23,992		13,026			37,018

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Madison Square Garden Entertainment Corp.

Unaudited Pro Forma Condensed Statement of Operations

For the Year Ended June 30, 2018

(in thousands, except per share amounts)

	Historical		Transaction Accounting Adjustments		Intercompany Eliminations (Note 3)	Pro Forma Total
	MSG Entertainment	MSG Networks
Revenues	$988,990	$696,651	$—		$(13,146)	$1,672,495
Operating expenses:
Direct operating expenses	635,218	291,082	—		(614)	925,686
Selling, general and administrative expenses	272,996	83,073	30,000	5(a)	(12,532)	373,537
Depreciation and amortization	112,058	9,338	—		—	121,396

Operating income (loss)	(31,282)	313,158	(30,000)		—	251,876
Other income (expense):
Loss in equity method investments	(3,758)	—	—		—	(3,758)
Interest income	21,348	4,388	—		—	25,736
Interest expense	(12,150)	(43,312)	—		—	(55,462)
Other components of net periodic benefit costs	—	(1,710)	1,710	2(b)	—	—
Miscellaneous income (loss), net	(3,101)	—	(1,710)	2(b)	—	(4,811)

	2,339	(40,634)	—		—	(38,295)

Income (loss) from operations before income taxes	(28,943)	272,524	(30,000)		—	213,581
Income tax benefit (expense)	30,830	16,338	(51,773)	6(a)	—	(4,605)

Net income (loss)	1,887	288,862	(81,773)		—	208,976
Less: Net income (loss) attributable to redeemable noncontrolling interests	(628)	—	—		—	(628)
Less: Net income (loss) attributable to nonredeemable noncontrolling interests	(4,383)	—	—		—	(4,383)

Net income (loss) attributable to MSG Entertainment’s stockholders	$6,898	$288,862	$(81,773)		$—	$213,987

Earnings (loss) per share:
Basic	$0.29					$5.79
Diluted	$0.29					$5.78
Weighted-average number of common shares outstanding:
Basic	23,992		12,966			36,958
Diluted	23,992		13,041			37,033

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(In thousands, except per share amounts)

Note 1. Basis of Presentation

The pro forma financial statements give effect to the completion of the merger, which is being accounted for as a transaction between entities under common control. The Dolan family group, through its ownership of Class A common stock and Class B common stock of MSG Entertainment and MSG Networks, controls each of MSG Entertainment and MSG Networks. As of March 31, 2021, the Dolan family group controlled approximately 70.7% and 76.9% of the aggregate voting power of the outstanding common stock of MSG Entertainment and MSG Networks, respectively. Therefore, in the merger, the net assets of MSG Networks will be combined with those of MSG Entertainment at their historical carrying amounts and the companies will be presented on a combined basis for historical periods because they were under common control for all periods presented. The pro forma financial statements reflect this presentation.

The pro forma financial statements are derived from MSG Entertainment’s and MSG Networks’ respective historical consolidated and/or combined financial statements for each period presented. The pro forma statements of operations are presented as if the merger occurred on July 1, 2017, which is the beginning of the earliest year for which pro forma financial statements are required to be presented in this registration statement. The pro forma balance sheet is presented as if the merger occurred on March 31, 2021.

The preparation of pro forma financial statements is based on the estimates, assumptions and adjustments that affect the amounts reported in such financial statements and the notes thereto. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing pro forma financial statements. These pro forma financial statements are presented for illustrative purposes only and do not necessarily reflect the operating results or financial position that would have occurred if the merger had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Differences between these preliminary estimates and the final merger accounting, expected to be completed after the closing of the merger, will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

Note 2. Reclassifications

The historical financial information of MSG Networks included in the pro forma financial statements reflects the following reclassifications to conform MSG Networks’ historical financial information to MSG Entertainment’s presentation.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

(a)

MSG Networks reported an investment in a nonconsolidated entity of $3,252 as of March 31, 2021 under “Other assets.” This amount has been combined and reported within “Investments in nonconsolidated affiliates” on the pro forma balance sheet.

Unaudited Pro Forma Condensed Combined Statements of Operations

(b)

In accordance with Accounting Standards Update (“ASU”) No. 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, MSG Networks reported non-service cost components of net periodic pension and postretirement benefit cost under “Other components of net periodic benefit costs” of $(620) for the nine months ended March 31, 2021, and $(1,030), $244, and $(1,710) for the fiscal years ended June 30, 2020, 2019, and 2018, respectively. These amounts have been combined and reported within “Miscellaneous income (loss), net” on the pro forma statements of operations.

(c)

MSG Networks reported “Debt refinancing expense” of $2,764 for the fiscal year ended June 30, 2020. This amount has been combined and reported within “Miscellaneous income (loss), net” on the pro forma statements of operations.

Note 3. Intercompany Eliminations

The pro forma financial statements have been adjusted to eliminate transactions between MSG Entertainment and MSG Networks. These transactions primarily include (i) MSG Entertainment’s revenues from MSG Networks under the advertising sales representation agreement and (ii) expense recovery charges between MSG Entertainment and MSG Networks under various service agreements.

Note 4. Shares Conversion

Under the proposed merger, MSG Networks will survive the merger as a wholly-owned direct subsidiary of MSG Entertainment. Subject to the terms and conditions of the merger agreement, at the effective time, each MSGN Class A common stock issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive a number of shares of MSGE Class A common stock such that each holder of record of shares of MSGN Class A common stock will have the right to receive, in the aggregate, such number of shares of MSGE Class A common stock equal to the total number of shares of MSGN Class A common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share, and each share of MSGN Class B common stock issued and outstanding immediately prior to the effective time will be automatically converted into the right to receive a number of shares of MSGE Class B common stock such that each holder of record of shares of MSGN Class B common stock will have the right to receive, in the aggregate, a number of shares of MSGE Class B common stock equal to the total number of shares of MSGN Class B common stock held of record immediately prior to the effective time multiplied by 0.172, with such product rounded up to the next whole share, in each case except for shares held by MSG Entertainment, Merger Sub or any of the MSGE subsidiaries or MSG Networks or any of the MSGN subsidiaries as treasury stock (in each case not held on behalf of third parties).

(a)

The following table details the calculations of the number of shares of MSGE common stock expected to be issued in the merger and the par value of MSGE common stock outstanding after the merger, assuming the merger occurred on March 31, 2021, on the pro forma balance sheet.

	Class A Common Stock		Class B Common Stock
Shares of MSG Entertainment common stock at March 31, 2021		19,618,324		4,529,517
Estimated shares of MSG Entertainment common stock to be issued in the merger:
Shares of MSG Networks common stock at March 31, 2021	43,459,880		13,588,555
Exchange ratio	0.172		0.172

Estimated shares of MSG Entertainment common stock to be issued		7,475,099		2,337,231

Estimated shares of MSG Entertainment common stock after the merger		27,093,423		6,866,748
Estimated par value of MSG Entertainment common stock issued after merger at $0.01 per share		$271		$69
Par value of combined common stock of MSG Entertainment and MSG Networks issued prior to the merger
MSG Entertainment	$196		$45
MSG Networks	643		136

Combined		$839		$181

Adjustments to common stock and the corresponding amount adjusted to additional paid-in-capital		$(568)		$(112)

In addition, a 10% change in MSGN common stock outstanding would change the common stock par value adjustment shown above by approximately $10.

(b)	Adjustments reflect the cancellation of all shares of MSGN Class A common stock held as treasury stock.

(c)	The pro forma weighted average basic and diluted shares outstanding of MSG Networks have been calculated by adjusting the historical weighted average share amounts by the exchange ratio as follows:

	Nine Months Ended March 31, 2021	Years Ended June 30,
		2020	2019	2018
MSG Networks historic basic weighted average shares outstanding, in thousands	57,358	63,172	75,069	75,381
Exchange ratio	0.172	0.172	0.172	0.172

MSG Networks pro forma basic weighted average shares outstanding, in thousands	9,866	10,866	12,912	12,966

MSG Networks historic diluted weighted average shares outstanding, in thousands	N/A	63,515	75,731	75,820
Exchange ratio	N/A	0.172	0.172	0.172

MSG Networks pro forma diluted weighted average shares outstanding, in thousands	N/A	10,925	13,026	13,041

N/A - Dilutive outstanding of MSG Networks calculation is not applicable for the nine months ended March 31, 2021 since the combined MSG Entertainment and MSG Networks pro forma statement of operations would report net loss.

(d)

As a result of releasing shares of MSGN Class A common stock from treasury stock upon the distribution and exercise of employees share-based compensation awards, MSG Networks’ additional paid-in capital balance would have been in deficit positions of $3,599, $8,961, $3,721, $8,316, and $11,038 during the years ended June 30, 2020, 2019, 2018, 2017 and 2016, respectively. In order to ensure that the additional paid-in capital account was not in a negative position, MSG Networks reclassified a cumulative $35,635 that would otherwise have been a deficit to additional paid-in capital to accumulated deficit on the historical financial statements. This transaction accounting adjustment represents a reclassification to align with the MSG Entertainment presentation since the companies, on a combined basis, would not have had a deficit position of additional paid-in capital during those historical periods presented, and is reflected as an adjustment to “Accumulated deficit” and “Additional paid-in capital” on the unaudited pro forma condensed combined balance sheet.

(e)

Upon completion of the merger (i) each outstanding and unexercised stock option to purchase MSGN Class A common stock, whether vested or unvested, that is outstanding and unexercised immediately prior to the effective time will, as of the effective time, be assumed by MSG Entertainment and converted into a stock option to purchase MSGE common stock, and (ii) each restricted stock unit award corresponding to shares of MSGN Class A common stock, which award is subject to restrictions on vesting or settlement based on performance and/or continuing service, whether vested or unvested, that is outstanding immediately prior to the effective time will, as of the effective time, be assumed by MSG Entertainment and converted into a restricted stock unit award corresponding to shares of MSGE common stock, and may require MSG Entertainment to record incremental share-based compensation expense as a result of the fair value of the replacement awards upon completion of the merger being greater than the fair value of the replaced awards. No adjustment for incremental compensation expense has been reflected in the unaudited pro forma condensed combined and consolidated statements of operations because amounts are not yet fully determinable.

Note 5. Merger-related Costs

(a)

In connection with the merger, MSG Entertainment and MSG Networks expect to incur approximately $30,000 of transaction costs, primarily consisting of financial advisory, legal and other professional fees, after March 31, 2021. Such costs are reflected as an adjustment to “Other accrued liabilities” and “Accumulated deficit” on the pro forma balance sheet as of March 31, 2021 and are also reflected in the pro forma statement of operations for the fiscal year ended June 30, 2018 (i.e., the earliest fiscal year presented). These transaction expenses are not expected to be incurred beyond 12 months following the merger.

In addition, for the nine months ended March 31, 2021, MSG Entertainment and MSG Networks incurred $12,704 of transaction costs. These costs are not reflected as a pro forma adjustment because they have been recorded within historical operating expenses for the nine months ended March 31, 2021.

Note 6. Income Taxes

If the merger occurred on July 1, 2017, MSG Entertainment’s historical valuation allowance would have been eliminated at that time as it would have been more likely than not that the combined company would realize benefit for its deferred tax assets. Therefore, the adjustments to income tax expense include the reversal of the valuation allowances increase or decrease each period. In addition, since MSG Entertainment and MSG Networks have different applicable tax rates due to different state apportionment factors, the applicable tax rate has been determined on a combined basis with adjustments to income tax expense reflected in each period. Finally, the adjustments include deferred tax benefit with regard to merger-related costs for the fiscal year ended June 30, 2018; following the merger such costs will be analyzed to determine deductibility.

(a)	The adjustments to income tax benefit (expense) for the nine months ended March 31, 2021 and for the fiscal years ended June 30, 2020, 2019 and 2018 are as follows:

	Nine Months Ended March 31, 2021	Years Ended June 30,
		2020	2019	2018
Historical income tax expense (benefit)	$56,801	$78,909	$83,158	$(47,168)
Transaction accounting adjustments:
Reversal of MSG Entertainment’s valuation allowance changes	(81,011)	13,967	(377)	58,213
Adjustment to applicable state rate	6,812	5,569	4,615	4,687
Deferred tax benefit for merger-related costs	—	—	—	(11,127)

Total transaction accounting adjustments on income tax expense (benefit)	(74,199)	19,536	4,238	51,773

Pro forma income tax expense (benefit)	$(17,398)	$98,445	$87,396	$4,605

(b)

The adjustments to deferred tax liabilities, net, with the corresponding adjustments to the accumulated deficit on the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

Historical deferred tax liabilities, net	$255,358
Transaction accounting adjustments:
Reversal of MSG Entertainment’s valuation allowance	(91,879)
Deferred tax asset for merger-related costs	(9,381)
Deferred tax asset for deferred interest expense	(4,338)
Change in applicable tax rate used to measure deferred taxes	17,529

Total transaction accounting adjustments on deferred tax liabilities, net, with the corresponding adjustments to the accumulated deficit	(88,069)

Pro forma deferred income tax liabilities, net	$167,289

DESCRIPTION OF MSG ENTERTAINMENT COMMON STOCK

The following is a summary of MSG Entertainment’s common stock and certain provisions of the MSGE charter and MSGE bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of the MSGE charter and MSGE bylaws, copies of which have been previously filed with the SEC.

General

MSG Entertainment’s authorized capital stock consists of 165,000,000 shares, with a par value of $0.01 per share, of which 120,000,000 shares are designated as common stock. As of June 3, 2021, there were 24,147,841 shares of common stock outstanding and no shares of preferred stock outstanding. All shares of MSGE common stock currently outstanding are fully paid and non-assessable, not subject to redemption and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

Voting

Holders of MSGE Class A common stock are entitled to one vote per share. Holders of MSGE Class B common stock are entitled to ten votes per share. All actions submitted to a vote of stockholders are voted on by holders of MSGE Class A common stock and MSGE Class B common stock voting together as a single class, except for the election of directors and as otherwise set forth below. With respect to the election of directors, holders of MSGE Class A common stock will vote together as a separate class and be entitled to elect 25% of the total number of directors constituting the whole Board of Directors and, if such 25% is not a whole number, then the holders of MSGE Class A common stock, voting together as a separate class, will be entitled to elect the nearest higher whole number of directors that is at least 25% of the total number of directors. Holders of MSGE Class B common stock, voting together as a separate class, will be entitled to elect the remaining directors.

If, however, on the record date for any stockholders meeting at which directors are to be elected, the number of outstanding shares of MSGE Class A common stock is less than 10% of the total number of outstanding shares of both classes of common stock, the holders of MSGE Class A common stock and MSGE Class B common stock will vote together as a single class with respect to the election of directors and the holders of MSGE Class A common stock will not have the right to elect 25% of the total number of directors but will have one vote per share for all directors and the holders of MSGE Class B common stock will have ten votes per share for all directors.

If, on the record date for notice of any stockholders meeting at which directors are to be elected, the number of outstanding shares of MSGE Class B common stock is less than 12 1/2% of the total number of outstanding shares of both classes of common stock, then the holders of MSGE Class A common stock, voting as a separate class, would continue to elect a number of directors equal to 25% of the total number of directors constituting the whole Board of Directors and, in addition, would vote together with the holders of MSGE Class B common stock, as a single class, to elect the remaining directors to be elected at such meeting, with the holders of MSGE Class A common stock entitled to one vote per share and the holders of MSGE Class B common stock entitled to ten votes per share.

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of MSGE Class B common stock, voting separately as a class, is required for the authorization or issuance of any additional shares of MSGE Class B common stock and for any amendment, alteration or repeal of any provisions of the MSGE charter which would affect adversely the powers, preferences or rights of the MSGE Class B common stock. The number of authorized shares of MSGE Class A common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the common stock. The MSGE charter does not provide for cumulative voting.

Advance Notification of Stockholder Nominations and Proposals

The MSGE bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of the MSGE board. In particular, stockholders must notify the MSGE Corporate Secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in the MSGE bylaws. To be timely, the notice must be received by the MSGE Corporate Secretary not less than 60 or more than 90 days prior to the date of the stockholders’ meeting, provided that if the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, the notice must be given not more than ten days after such date is first announced or disclosed.

No Stockholder Action by Written Consent

The MSGE charter provides that, except as otherwise provided as to any series of preferred stock in the terms of that series, no action of stockholders required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of the stockholders to consent in writing to the taking of any action without a meeting is specifically denied.

Conversions

The MSGE Class A common stock has no conversion rights. The MSGE Class B common stock is convertible into MSGE Class A common stock in whole or in part at any time and from time to time on the basis of one share of MSGE Class A common stock for each share of MSGE Class B common stock. In the case of any sale or disposition of MSGE Class B common stock by a Dolan children trust, or of any children trust shares (as defined below) by any other Dolan family interest to which such shares have been transferred, such stock must be converted to MSGE Class A common stock on a one-for-one basis. This conversion requirement will not apply to sales or dispositions of MSGE Class B common stock to Charles F. Dolan or other Dolan family interests. Any conversion of MSGE Class B common stock into Class A common stock would result in the issuance of additional shares of MSGE Class A common stock. As a result of any such conversion, existing holders of MSGE Class A common stock would own the same percentage of the outstanding MSGE common stock but a smaller percentage of the total number of shares of issued and outstanding MSGE Class A common stock. Additionally, the conversion of shares of MSGE Class B common stock, which are entitled to ten votes per share, into shares of MSGE Class A common stock, which are entitled to one vote per share, would increase the voting power of MSGE Class A common stockholders with respect to all actions that are voted on by holders of MSGE Class A common stock and MSGE Class B common stock as a single class; however, the holders of MSGE Class B common stock, voting as a separate class, would continue to have the right to elect up to 75% of the MSGE board unless and until the MSGE Class B common stock represented less than 12 1/2% of the outstanding MSGE common stock and, when both classes vote together as one class, would continue to represent a majority of the outstanding voting power of the MSGE common stock unless and until the MSGE Class  B common stock represented less than approximately 9.1% of the outstanding common stock.

Dividends

Holders of MSGE Class A common stock and MSGE Class B common stock are entitled to receive dividends equally on a per-share basis if and when such dividends are declared by the MSGE board from funds legally available therefor. No dividend may be declared or paid in cash or property or shares of either MSGE Class A common stock or MSGE Class B common stock unless the same dividend is paid simultaneously on each share of the other class of common stock. In the case of any stock dividend, holders of MSGE Class A common stock are entitled to receive the same dividend on a percentage basis (payable in shares of or securities convertible to shares of MSGE Class A common stock and other securities of us or any other person) as holders of MSGE Class B common stock receive (payable in shares of or securities convertible into shares of MSGE Class A common stock, shares of or securities convertible into shares of MSGE Class B common stock and other securities of us or any other person). The distribution of shares or other securities of MSG Entertainment or any other person to common stockholders is permitted to differ to the extent that the common stock differs as to voting rights and rights in connection to certain dividends.

Liquidation

Holders of MSGE Class A common stock and MSGE Class B common stock share with each other on a ratable basis as a single class in the net assets available for distribution in respect of MSGE Class A common stock and MSGE Class B common stock in the event of a liquidation.

Other Terms

Neither the MSGE Class A common stock nor the MSGE Class B common stock may be subdivided, consolidated, reclassified or otherwise changed, except as expressly provided in the MSGE charter, unless the other class of common stock is subdivided, consolidated, reclassified or otherwise changed at the same time, in the same proportion and in the same manner.

In any merger, consolidation or business combination, the consideration to be received per share by holders of either MSGE Class A common stock or MSGE Class B common stock must be identical to that received by holders of the other class of common stock, except that in any such transaction in which shares of capital stock are distributed, such shares may differ as to voting rights only to the extent that voting rights now differ between MSGE Class A common stock and MSGE Class B common stock.

Certain Corporate Opportunities and Conflicts

The MSGE charter recognizes that directors, officers, employees or agents of MSG Entertainment may serve as directors, officers, employees, and agents of MSG Sports, MSG Networks or AMC Networks Inc. (such entities, “other entities,” and such persons “overlap person”) and will provide that if a director or officer of MSG Entertainment who is an overlap person is presented or offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for MSG Entertainment or any of its subsidiaries, in which MSG Entertainment could have an interest or expectancy (any such transaction or matter, and any such actual or potential business opportunity, a “potential business opportunity”), (i) such overlap person will, to the fullest extent permitted by law, have no duty or obligation to refrain from referring such potential business opportunity to any other entity and, if such director or officer refers such potential business opportunity to an other entity, such overlap person shall have no duty or obligation to refer such potential business opportunity to MSG Entertainment or to give any notice to MSG Entertainment regarding such potential business opportunity (or any matter related thereto), (ii) if such overlap person refers a potential business opportunity to an other entity, such overlap person, to the fullest extent permitted by law, will not be liable to MSG Entertainment as a director, officer, stockholder or otherwise, for any failure to refer such potential business opportunity to MSG Entertainment, or for referring such potential business opportunity to any other entity, or for any failure to give any notice to MSG Entertainment regarding such potential business opportunity or any matter relating thereto, (iii) any other entity may participate, engage or invest in any such potential business opportunity notwithstanding that such potential business opportunity may have been referred to such other entity by an overlap person, and (iv) if a director or officer who is an overlap person refers a potential business opportunity to an other entity, then, as between MSG Entertainment, on the one hand, and such other entity, on the other hand, MSG Entertainment shall be deemed to have renounced any interest, expectancy or right in or to such potential business opportunity or to receive any income or proceeds derived therefrom solely as a result of such overlap person having been presented or offered, or otherwise acquiring knowledge of, such potential business opportunity, unless in each case referred to in clause (i), (ii), (iii) or (iv), such potential business opportunity is considered a “restricted potential business opportunity” as defined in the MSGE charter. In the MSGE charter, MSG Entertainment has renounced to the fullest extent permitted by law, any interest or expectancy in any potential business opportunity that is not a restricted potential business opportunity. In the event that the MSGE board declines to pursue a restricted potential business opportunity, overlap persons are free to refer such restricted potential business opportunity to an other entity.

The MSGE charter provides that no contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) entered into between MSG Entertainment and/or any of its subsidiaries, on the one hand, and an other entity, on the other hand, before MSG Entertainment ceased to be an indirect, wholly-owned subsidiary of MSG Sports shall be void or voidable or be considered unfair to MSG Entertainment or any of its subsidiaries solely because an other entity is a party thereto, or because any directors, officers or employees of an other entity were present at or participated in any meeting of the MSGE board, or a committee thereof, that authorized the contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof), or because his, her or their votes were counted for such purpose. MSG Entertainment may from time to time enter into and perform, and cause or permit any of its subsidiaries to enter into and perform, one or more contracts, agreements, arrangements or transactions (or amendments, modifications or supplements thereto) with an other entity. To the fullest extent permitted by law, no such contract, agreement, arrangement or transaction (nor any such amendments, modifications or supplements), nor the performance thereof by MSG Entertainment or an other entity, shall be considered contrary to any fiduciary duty owed to MSG Entertainment (or to any stockholder of MSG Entertainment) by any director or officer of MSG Entertainment who is an overlap person. To the fullest extent permitted by law, no director or officer of MSG Entertainment who is an overlap person thereof shall have or be under any fiduciary duty to MSG Entertainment (or to any stockholder of MSG Entertainment) to refrain from acting on behalf of MSG Entertainment or an other entity in respect of any such contract, agreement, arrangement or transaction or performing any such contract, agreement, arrangement or transaction in accordance with its terms and each such director or officer of MSG Entertainment who is an overlap person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of MSG Entertainment, and shall be deemed not to have breached his or her duties of loyalty to MSG Entertainment (or to any stockholders of MSG Entertainment) and not to have derived an improper personal benefit therefrom.

No alteration, amendment or repeal of, or adoption of any provision inconsistent with the foregoing provisions will have any effect upon: (a) any agreement between MSG Entertainment or a subsidiary thereof and any other entity, that was entered into before the time of such alteration, amendment or repeal or adoption of any such inconsistent provision, or any transaction entered into in connection with the performance of any such agreement, whether such transaction is entered into before or after the amendment time; (b) any transaction entered into between MSG Entertainment or a subsidiary thereof and any other entity, before the amendment time; (c) the allocation of any business opportunity between MSG Entertainment or any subsidiary thereof and any other entity before the amendment time; or (d) any duty or obligation owed by any director or officer of MSG Entertainment or any subsidiary of MSG Entertainment (or the absence of any such duty or obligation) with respect to any potential business activity which such director or officer was offered, or of which such director or officer otherwise became aware, before the amendment time (regardless of whether any proceeding relating to any of the above is commenced before or after the amendment time).

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an “interested stockholder.” An “interested stockholder” for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the aggregate voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) prior to the time that a stockholder became an interested stockholder, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the MSGE board; (2) the interested stockholder acquired at least 85% of the aggregate voting power of MSG Entertainment in the transaction in which the stockholder became an interested stockholder; or (3) the business combination is approved by a majority of the MSGE board and the affirmative vote of the holders of two-thirds of the aggregate voting power not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. These restrictions do not apply if, among other things, MSG Entertainment’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The MSGE charter does not contain such an election. However, the MSGE board exercised its right under Section 203 to approve the acquisition of MSGE common stock in the spin-off of MSG Entertainment from MSG Sports by members of the Dolan family group. This has the effect of making Section 203 inapplicable to transactions between MSG Entertainment and current and future members of the Dolan family group.

Limitation on Personal Liability

MSG Entertainment has provided, consistent with the Delaware General Corporation Law, in the MSGE charter that a director of MSG Entertainment shall not be personally liable to MSG Entertainment or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to MSG Entertainment or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Neither the amendment nor repeal of such provision will adversely affect any right or protection of a person that exists at the time of such amendment or repeal.

Registration Rights

Certain holders of unregistered common stock purchased in private placements, or their permitted transferees (“registration rights holders”) are entitled to rights with respect to the registration of such shares under the Securities Act. These rights are provided under the terms of an investors’ rights agreement between MSG Entertainment and the holders of these shares, and include demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by MSG Entertainment and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

The registration rights terminate with respect to the registration rights of an individual holder after the date that is five years following such time when the holder can sell all of the holder’s shares in any three month period under Rule 144 or another similar exemption under the Securities Act, unless such holder holds at least 2% of MSG Entertainment voting stock.

Demand Registration Rights

The registration rights holders are currently entitled to demand registration rights. Under the terms of the investors’ rights agreement, MSG Entertainment is required, at its expense, upon the written request of holders of a majority of these shares, to use its best efforts to register all or a portion of these shares for public resale. MSG Entertainment is required to effect only two registrations pursuant to this provision of the investors’ rights agreement.

Short-Form Registration Rights

The registration rights holders are also currently entitled to short-form registration rights. If MSG Entertainment is eligible to file a registration statement on Form S-3, these holders have the right, upon written request from the holders of at least 20% of these shares to have such shares registered by MSG Entertainment at its expense if the proposed aggregate offering price of the shares to be registered by the holders requesting registration, net of underwriting discounts and commissions, is at least $1,000,000, subject to certain exceptions.

Piggyback Registration Rights

The registration rights holders are currently entitled to piggyback registration rights. If MSG Entertainment registers any of its securities either for its own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration at MSG Entertainment’s expense. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.

Transfer Agent and Registrar

The transfer agent and registrar for MSGE Class A common stock is EQ Shareowner Services. The transfer agent’s address is P.O. Box 64874, St. Paul, Minnesota 55164-0854, its telephone number is 1-800-468-9716 (U.S. toll free) or 651-450-4064 (International) and its corporate website is www.shareowneronline.com.

Listing

MSGE Class A common stock is listed on the NYSE under the symbol “MSGE.”

COMPARISON OF THE RIGHTS OF HOLDERS OF MSGE COMMON STOCK AND HOLDERS OF MSGN COMMON STOCK

If the merger is consummated, stockholders of MSG Networks will become stockholders of MSG Entertainment. MSG Entertainment and MSG Networks are both organized under the laws of the State of Delaware. MSG Networks stockholders receiving the merger consideration will have substantially the same rights once they become stockholders of MSG Entertainment due to the similarities in the governing corporate documents of MSG Entertainment and MSG Networks, which are under the common control of the holders of MSGE Class B common stock and MSGN Class B common stock, respectively. As holders of MSGE common stock, your rights with respect thereto will continue to be governed by Delaware law, including the DGCL, as well as MSG Entertainment’s constituent documents. This section summarizes material differences between the rights of MSG Entertainment stockholders and MSG Networks stockholders and any differences in those rights.

The following summary is not a complete statement of the rights of the stockholders of either of the two companies or a complete description of the specific provisions referred to below. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. This summary is qualified in its entirety by reference to the DGCL and MSG Entertainment’s and MSG Networks’ constituent documents, which you are urged to read carefully. MSG Entertainment and MSG Networks have filed with the SEC their respective constituent documents and will send copies of these documents to you, without charge, upon your request. For additional information, please see the section entitled “Where You Can Find More Information” beginning on page 221.

Madison Square Garden Entertainment Corp.	MSG Networks Inc.
Organizational Documents

The rights of MSG Entertainment stockholders are currently governed by the MSGE charter, the MSGE bylaws and Delaware law, including the DGCL.	The rights of MSG Networks stockholders are currently governed by the MSGN charter, the MSGN bylaws and Delaware law, including the DGCL.

Authorized Capital Stock

The authorized capital stock of MSG Entertainment is 165,000,000 shares of capital stock, consisting of (i) 120,000,000 shares of MSGE Class A common stock, par value $0.01 per share, (ii) 30,000,000 shares of MSGE Class B common stock, par value $0.01 per share and (iii) 15,000,000 shares of preferred stock, par value $0.01 per share (the “MSGE preferred stock”).

As of June 3, 2021, there were 19,618,324 shares of MSGE Class A common stock, 4,529,517 shares of MSGE Class B common stock, and no shares of MSGE preferred stock outstanding.

MSGE Class A common stock is listed on the NYSE.

The authorized capital stock of MSG Networks is 495,000,000 shares of capital stock, consisting of (i) 360,000,000 shares of MSGN Class A common stock, par value $0.01 per share, (ii) 90,000,000 shares of MSGN Class B common stock, par value $0.01 per share and (iii) 45,000,000 shares of preferred stock, par value $0.01 per share (the “MSGN preferred stock”).

As of June 3, 2021, there were 43,459,880 shares of MSGN Class A common stock, 13,588,555 shares of MSGN Class B common stock, and no shares of MSGN preferred stock outstanding.

MSGN Class A common stock is listed on the NYSE.

Common Stock

Each holder of a share of MSGE Class A common stock is entitled to one vote per share held of record on the applicable record date. Each holder of a share of MSGE	Each holder of a share of MSGN Class A common stock is entitled to one vote per share held of record on the applicable record date. Each holder of a share

Madison Square Garden Entertainment Corp.	MSG Networks Inc.

Class B common stock is entitled to ten votes per share held of record on the applicable record date.

All actions submitted to a vote of stockholders are voted on by holders of MSGE Class A common stock and MSGE Class B common stock voting together as a single class, except with respect to (a) the election of directors or vacancy of office of a director (as set forth further below in “—Structure of Board of Directors; Term of Directors; Election of Directors” and “—Vacancies on the Board of Directors”), (b) the authorization or issuance of any additional shares of MSGE Class B common stock and (c) any amendment, alteration or repeal of any of the provisions of the MSGE charter which adversely affects the powers, preferences or rights of MSGE Class B common stock (as set forth further below).

The MSGE charter requires the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of MSGE Class B common stock, voting separately as a class, for (i) the authorization or issuance of any additional shares of MSGE Class B common stock, and (ii) any amendment, alteration or repeal of any of the provisions of the MSGE charter which adversely affects the powers, preference or rights of MSGE Class B common stock.

of MSGN Class B common stock is entitled to ten votes per share held of record on the applicable record date.

All actions submitted to a vote of stockholders are voted on by holders of MSGN Class A common stock and MSGN Class B common stock voting together as a single class, except with respect to (a) the election of directors or vacancy of office of a director (as set forth further below in “—Structure of Board of Directors; Term of Directors; Election of Directors” and “—Vacancies on the Board of Directors”), (b) the authorization or issuance of any additional shares of MSGN Class B common stock and (c) any amendment, alteration or repeal of any of the provisions of the MSGN charter which adversely affects the powers, preferences or rights of MSGN Class B common stock (as set forth further below).

The MSGN charter requires the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of MSGN Class B common stock, voting separately as a class, for (i) the authorization or issuance of any additional shares of MSGN Class B common stock, and (ii) any amendment, alteration or repeal of any of the provisions of the MSGN charter which adversely affects the powers, preference or rights of MSGN Class B common stock.

Preferred Stock

The MSGE charter authorizes the MSGE board, without any further stockholder action or approval, to issue from time to time one or more series of preferred stock, and to determine and fix the powers, rights, privileges, preferences and priorities, of each series of MSGE preferred stock, including without limitation authority to fix the number of shares to constitute any such series and the designation thereof, voting rights and terms thereof, the dividend rate, dividend rights, the rights and terms of redemption, liquidation preferences, retirement and sinking fund provisions, and conversion rights of any such series.	The MSGN charter authorizes the MSGN board, without any further stockholder action or approval, to issue from time to time one or more series of preferred stock, and to determine and fix the powers, rights, privileges, preferences and priorities, of each series of MSGN preferred stock, including without limitation authority to fix the number of shares to constitute any such series and the designation thereof, voting rights and terms thereof, the dividend rate, dividend rights, the rights and terms of redemption, liquidation preferences, retirement and sinking fund provisions, and conversion rights of any such series.

Number and Qualification of Directors

The DGCL provides that a corporation’s board of directors must consist of one or more individuals, with the number fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the	The DGCL provides that a corporation’s board of directors must consist of one or more individuals, with the number fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation

Madison Square Garden Entertainment Corp.	MSG Networks Inc.

number of directors, in which case a change in the number of directors may be made only by amendment of the certificate. The DGCL further provides that directors need not be stockholders of the corporation unless the corporation’s certificate of incorporation or bylaws so provide. The certificate of incorporation and bylaws may also prescribe other qualifications for directors.

The MSGE board currently consists of 17 members.

The MSGE bylaws provide that the business and affairs of MSG Entertainment shall be managed under the direction of the MSGE board. The MSGE bylaws also specify that the MSGE board shall consist of three or more members, and the number of directors shall be fixed and may be changed, from time to time, by resolution of the MSGE board, and if the number is not fixed, the number shall be 12.

fixes the number of directors, in which case a change in the number of directors may be made only by amendment of the certificate. The DGCL further provides that directors need not be stockholders of the corporation unless the corporation’s certificate of incorporation or bylaws so provide. The certificate of incorporation and bylaws may also prescribe other qualifications for directors.

The MSGN board currently consists of 14 members.

The MSGN bylaws provide that the business and affairs of MSG Networks shall be managed under the direction of the MSGN board. The MSGN bylaws also specify that the MSGN board shall consist of three or more members, and the number of directors shall be fixed and may be changed, from time to time, by resolution of the MSGN board, and if the number is not fixed, the number shall be 11.

Structure of Board of Directors; Term of Directors; Election of Directors

The MSGE charter provides that directors are divided into two classes: (i) directors to be elected by holders of MSGE Class A common stock and appointed by directors elected by holders of MSGE Class A common stock and (ii) directors to be elected by holders of MSGE Class B common stock and appointed by directors elected by holders of MSGE Class B common stock.

If on the record date for notice of any meeting of stockholders of MSG Entertainment at which directors are to be elected, the number of outstanding shares of MSGE Class A common stock is at least 10% of the total number of outstanding shares of both classes of MSGE common stock, the MSGE charter provides that holders of MSGE Class A common stock, voting together as a separate class, are entitled to elect 25% of the total number of directors constituting the whole MSGE board, and if such 25% is not a whole number, then the holders of MSGE Class A common stock, voting together as a separate class, are entitled to elect the nearest higher whole number of directors that is at least 25% of the total number of directors; holders of MSGE Class B common stock, voting together as a separate class, are entitled to elect the remaining directors.

If, however, on the record date for notice of any stockholders meeting at which directors are to be elected, the number of outstanding shares of MSGE

The MSGN charter provides that directors are divided into two classes: (i) directors to be elected by holders of MSGN Class A common stock and appointed by directors elected by holders of MSGN Class A common stock and (ii) directors to be elected by holders of MSGN Class B common stock and appointed by directors elected by holders of MSGN Class B common stock.

If on the record date for notice of any meeting of stockholders of MSG Networks at which directors are to be elected, the number of outstanding shares of MSGN Class A common stock is at least 10% of the total number of outstanding shares of both classes of MSGN common stock, the MSGN charter provides that holders of MSGN Class A common stock, voting together as a separate class, are entitled to elect 25% of the total number of directors constituting the whole MSGN board, and if such 25% is not a whole number, then the holders of MSGN Class A common stock, voting together as a separate class, are entitled to elect the nearest higher whole number of directors that is at least 25% of the total number of directors; holders of MSGN Class B common stock, voting together as a separate class, are entitled to elect the remaining directors.

If, however, on the record date for notice of any stockholders meeting at which directors are to be elected, the number of outstanding shares of MSGN

Madison Square Garden Entertainment Corp.	MSG Networks Inc.

Class A common stock is less than 10% of the total number of outstanding shares of both classes of MSGE common stock, then the holders of MSGE Class A common stock and MSGE Class B common stock vote together as a single class with respect to the election of directors and the holders of MSGE Class A common stock, voting as a separate class, do not have the right to elect 25% of the total number of directors but have one vote per share for all directors and the holders of MSGE Class B common stock have ten votes per share for all directors.

If, on the record date for notice of any stockholders meeting at which directors are to be elected, the number of outstanding shares of MSGE Class B common stock is less than 12 1/2% of the total number of outstanding shares of both classes of MSGE common stock, then the holders of MSGE Class A common stock, voting together as a separate class, continue to elect a number of directors equal to 25% of the total number of directors constituting the whole MSGE board and, in addition, vote together with the holders of MSGE Class B common stock, as a single class, to elect the remaining directors to be elected at such meeting, with the holders of MSGE Class A common stock entitled to one vote per share and the holders of MSGE Class B common stock entitled to ten votes per share.

The MSGE charter provides that, so long as the holders of MSGE Class A common stock have the right to elect 25% of the total number of directors thereunder, the MSGE board may be enlarged only to the extent that at least 25% of the enlarged board consists of directors elected by the holders of MSGE Class A common stock, persons appointed to fill vacancies of directors elected by holders of MSGE Class A common stock or persons appointed by such directors or appointees, and each director is designated as a director to be elected by the holders of the class of stock entitled to elect such director and is appointed by directors elected thereby.

The MSGE charter provides that a director (other than if elected by the MSGE board to fill a vacancy) will be elected to hold office until the expiration of the term for which such person is elected (which will expire at the next annual meeting of stockholders after such person’s election) and until such person’s successor has been elected and qualified.

The MSGE bylaws provide that the first MSGE board holds office until the next election of the class for which such directors have been chosen and until their

Class A common stock is less than 10% of the total number of outstanding shares of both classes of MSGN common stock, then the holders of MSGN Class A common stock and MSGN Class B common stock vote together as a single class with respect to the election of directors and the holders of MSGN Class A common stock, voting as a separate class, do not have the right to elect 25% of the total number of directors but have one vote per share for all directors and the holders of MSGN Class B common stock have ten votes per share for all directors.

If, on the record date for notice of any stockholders meeting at which directors are to be elected, the number of outstanding shares of MSGN Class B common stock is less than 12 1/2% of the total number of outstanding shares of both classes of MSGN common stock, then the holders of MSGN Class A common stock, voting as a separate class, continue to elect a number of directors equal to 25% of the total number of directors constituting the whole MSGN board and, in addition, vote together with the holders of MSGN Class B common stock, as a single class, to elect the remaining directors to be elected at such meeting, with the holders of MSGN Class A common stock entitled to one vote per share and the holders of MSGN Class B common stock entitled to ten votes per share.

The MSGN charter provides that, so long as the holders of MSGN Class A common stock have the right to elect 25% of the total number of directors thereunder, the MSGE board may be enlarged only to the extent that at least 25% of the enlarged board consists of directors elected by the holders of MSGN Class A common stock, persons appointed to fill vacancies of directors elected by holders of MSGN Class A common stock or persons appointed by such directors or appointees, and each director is designated as a director to be elected by the holders of the class of stock entitled to elect such director and is appointed by directors elected thereby.

The MSGN charter provides that a director (other than if elected by the MSGN board to fill a vacancy) will be elected to hold office until the expiration of the term for which such person is elected (which will expire at the next annual meeting of stockholders after such person’s election) and until such person’s successor has been elected and qualified.

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successors have been elected and qualified or until their earlier resignation or removal. Directors who are elected at an annual meeting of stockholders and in the interim to fill vacancies and newly created directorships, hold office for the term of the class for which such directors have been chosen and until their successors have been elected and qualified or until their earlier resignation or removal.

The MSGE bylaws provide that directors are elected at a stockholders meeting by a plurality of the votes cast by each class of stock, voting separately as a class, for directors that such class is authorized to elect as specified in the MSGE charter.

The MSGN bylaws provide that the MSGN board holds office until the next election of the class for which such directors have been chosen and until their successors have been elected and qualified or until their earlier resignation or removal. Directors who are elected at an annual meeting of stockholders and in the interim to fill vacancies and newly created directorships, hold office for the term of the class for which such directors have been chosen and until their successors have been elected and qualified or until their earlier resignation or removal.

The MSGN bylaws provide that directors are elected at a stockholders meeting by a plurality of the votes cast by each class of stock, voting separately as a class, for directors that such class is authorized to elect as specified in the MSGN charter.

Removal of Directors

The DGCL provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except in certain circumstances. Whenever the holders of any class or series are entitled to elect one or more directors, the DGCL provides that the preceding sentence shall apply in respect to the removal without cause of a director or directors to the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole.

The MSGE bylaws provide that, so long as the MSGE charter provides that each class of stock, voting separately as a class, can elect a certain percentage of directors, a director may be removed from office without cause by stockholders only by the vote of the class of stock, voting separately as a class, that either elected such director or elected the predecessor of such director whose position was filled by such director due to the predecessor director’s death, resignation or removal.

The DGCL provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except in certain circumstances. Whenever the holders of any class or series are entitled to elect one or more directors, the DGCL provides that the preceding sentence shall apply in respect to the removal without cause of a director or directors to the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole.

The MSGN bylaws provide that, so long as the MSGN charter provides that each class of stock, voting separately as a class, can elect a certain percentage of directors, a director may be removed from office without cause by stockholders only by the vote of the class of stock, voting separately as a class, that either elected such director or elected the predecessor of such director whose position was filled by such director due to the predecessor director’s death, resignation or removal.

Vacancies on the Board of Directors

The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a	The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors

Madison Square Garden Entertainment Corp.	MSG Networks Inc.

majority of the directors then in office, although less than a quorum, or by a sole remaining director.

The MSGE charter modifies the above by providing that any vacancy in the office of a director elected by holders of MSGE Class A common stock, voting as a separate class, during the term for which such director was elected will be filled by a vote of holders of MSGE Class A common stock voting as a separate class, and any vacancy in the office of a director elected by holders of MSGE Class B common stock, voting as a separate class, during the term for which such director was elected will be filled by a vote of holders of MSGE Class B common stock voting as a separate class. In the absence of a stockholder vote, a vacancy in the office of a director elected by either class during the term for which such director was elected may be filled by the remaining directors of such class. Except as provided in the previous sentence, any vacancy in the office of a director may be filled by a vote of holders of MSGE Class A common stock or the directors elected thereby if the number of directors elected thereby is less than 25% of the total number of directors, and otherwise may be filled by a vote of holders of MSGE Class B common stock or the directors elected thereby; provided that in each case at the time of the filling of such vacancy, the holders of such class of stock were then entitled to elect directors to the MSGE board by class vote. Any director elected by the MSGE board to fill a vacancy serves until the next annual meeting of stockholders (at which time such person’s term shall expire) and until such person’s successor has been duly elected and qualified.

then in office, although less than a quorum, or by a sole remaining director.

The MSGN charter modifies the above by providing that any vacancy in the office of a director elected by holders of MSGN Class A common stock, voting as a separate class, during the term for which such director was elected will be filled by a vote of holders of MSGN Class A common stock voting as a separate class, and any vacancy in the office of a director elected by holders of MSGN Class B common stock, voting as a separate class, during the term for which such director was elected will be filled by a vote of holders of MSGN Class B common stock voting as a separate class. In the absence of a stockholder vote, a vacancy in the office of a director elected by either class during the term for which such director was elected may be filled by the remaining directors of such class. Except as provided in the previous sentence, any vacancy in the office of a director may be filled by a vote of holders of MSGN Class A common stock or the directors elected thereby if the number of directors elected thereby is less than 25% of the total number of directors, and otherwise may be filled by a vote of holders of MSGN Class B common stock or the directors elected thereby; provided that in each case at the time of the filling of such vacancy, the holders of such class of stock were then entitled to elect directors to the MSGN board by class vote. Any director elected by the MSGN board to fill a vacancy serves until the next annual meeting of stockholders (at which time such person’s term shall expire) and until such person’s successor has been duly elected and qualified.

Stockholder Action by Written Consent

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required to be taken at an annual or special meeting of the stockholders of a corporation, or any action which may be taken at an annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation.

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required to be taken at an annual or special meeting of the stockholders of a corporation, or any action which may be taken at an annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled

Madison Square Garden Entertainment Corp.	MSG Networks Inc.
The MSGE charter provides that, except as otherwise provided as to any series of MSGE preferred stock in the terms of that series, no action of stockholders required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of the stockholders to consent in writing to the taking of any action without a meeting is specifically denied.

to vote thereon were present and voted and shall be delivered to the corporation.

The MSGN charter provides that, except as otherwise provided as to any series of MSGN preferred stock in the terms of that series, no action of stockholders required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of the stockholders to consent in writing to the taking of any action without a meeting is specifically denied.

Quorum

The DGCL provides that a quorum for a stockholder meeting consists of a majority of shares entitled to vote present in person or represented by proxy at such special meeting, unless the certificate of incorporation or bylaws of the corporation provide otherwise.

The MSGE bylaws provide that the holders of a majority of the votes represented by the outstanding shares of stock of MSG Entertainment entitled to vote must be present in person or by proxy at each meeting of the stockholders to constitute a quorum. If, however, the MSGE charter or DGCL provides that voting on a particular action is by class, a majority of the votes represented by the outstanding shares of stock of such class entitled to vote will constitute a quorum for the authorization of such action.

Less than a quorum has the power to adjourn.

The DGCL provides that a quorum for a stockholder meeting consists of a majority of shares entitled to vote present in person or represented by proxy at such special meeting, unless the certificate of incorporation or bylaws of the corporation provide otherwise.

The MSGN bylaws provide that the holders of a majority of the votes represented by the outstanding shares of stock of MSG Networks entitled to vote must be present in person or by proxy at each meeting of the stockholders to constitute a quorum. If, however, the MSGN charter or DGCL provides that voting on a particular action is by class, a majority of the votes represented by the outstanding shares of stock of such class entitled to vote will constitute a quorum for the authorization of such action.

Less than a quorum has the power to adjourn.

Special Meeting of Stockholders

The DGCL provides that special meetings of the stockholders may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or by the bylaws.

The MSGE bylaws provide that special meetings of stockholders may be called only by the MSGE board.

The DGCL provides that special meetings of the stockholders may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or by the bylaws.

The MSGN bylaws provide that special meetings of stockholders may be called only by the MSGN board.

Notice of Stockholder Meetings

As permitted under the DGCL, the MSGE bylaws provide that written notice of the time and place of every meeting of stockholders will be given not less than ten days nor more than 60 days before the date of a	As permitted under the DGCL, the MSGN bylaws provide that written notice of the time and place of every meeting of stockholders will be given not less than ten days nor more than 60 days before the date

Madison Square Garden Entertainment Corp.	MSG Networks Inc.

stockholder meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of such meeting.

The notice of an annual meeting will state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and will state such other action(s) as are known at the time of such notice. The notice of a special meeting will state the purpose(s) for which the meeting is called.

If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice will include a statement of that purpose and to that effect.

of a stockholder meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of such meeting.

The notice of an annual meeting will state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and will state such other action(s) as are known at the time of such notice. The notice of a special meeting will state the purpose(s) for which the meeting is called.

If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice will include a statement of that purpose and to that effect.

Advance Notice Requirements for Stockholder Nominations and Other Provisions

The MSGE bylaws provide that, at any meeting of its stockholders, only such business shall be conducted as shall have been properly brought before such meeting.

Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director at any meeting of stockholders will be given to the MSGE Corporate Secretary not less than 60 nor more than 90 days prior to the date of such meeting; provided that if the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice will be given not more than ten days after such date is first so announced or disclosed.

If the notice relates to any proposal by any stockholder, to be in proper form, a stockholder’s notice to the MSGE Corporate Secretary must set forth: (a) the text of the proposal to be presented; (b) a brief written statement of the reasons why such stockholder favors the proposal; (c) such stockholder’s name and address; (d) the number and class of all shares of each class of MSG Entertainment stock and each derivative instrument beneficially owned by such stockholder; (e) any material interest of such stockholder in the proposal (other than as a stockholder); and (f) all agreements, arrangements and understandings between such stockholder and any other person in connection with the proposal.

If the notice relates to the nomination of persons for election as directors, to be in proper form, a stockholder

The MSGN bylaws provide that, at any meeting of its stockholders, only such business shall be conducted as shall have been properly brought before such meeting.

Notice of any proposal to be presented by any stockholder or of the name of any person to be nominated by any stockholder for election as a director at any meeting of stockholders will be given to the MSGN Corporate Secretary not less than 60 nor more than 90 days prior to the date of such meeting; provided that if the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice will be given not more than ten days after such date is first so announced or disclosed.

If the notice relates to any proposal by any stockholder, to be in proper form, a stockholder’s notice to the MSGN Corporate Secretary must set forth: (a) the text of the proposal to be presented; (b) a brief written statement of the reasons why such stockholder favors the proposal; (c) such stockholder’s name and address; (d) the number and class of all shares of each class of MSG Networks stock and each derivative instrument beneficially owned by such stockholder; (e) any material interest of such stockholder in the proposal (other than as a stockholder); and (f) all agreements, arrangements and understandings between such stockholder and any other person in connection with the proposal.

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must deliver with such notice to the MSGE Corporate Secretary a written statement that must set forth: (a) as to each person whom the stockholder proposes to nominate for election as director, (i) the name of the nominee; (ii) the number and class of all shares of each class of MSG Entertainment stock and each derivative instrument beneficially owned by such nominee; (iii) the information regarding such nominee required by Item 401 of Regulation S-K adopted by the SEC; and (iv) a signed consent from such nominee to serve as a director if elected; and (b) as to such stockholder giving notice, (i) the name and address of the stockholder nominating the director; (ii) the number and class of all shares of each class of MSG Entertainment stock and each derivative instrument that are beneficially owned by such stockholder and (iii) any compensation or material agreements, arrangements, understandings or relationships between such director nominee and such stockholder or any other person in connection with the nomination.	If the notice relates to the nomination of persons for election as directors, to be in proper form, a stockholder must deliver with such notice to the MSGN Corporate Secretary a written statement that must set forth: (a) as to each person whom the stockholder proposes to nominate for election as director, (i) the name of the nominee; (ii) the number and class of all shares of each class of MSGN stock and each derivative instrument beneficially owned by such nominee; (iii) the information regarding such nominee required by Item 401 of Regulation S-K adopted by the SEC; and (iv) a signed consent from such nominee to serve as director if elected; and (b) as to such stockholder giving notice, (i) the name and address of the stockholder nominating the director; (ii) the number and class of all shares of each class of MSG Networks stock and each derivative instrument that are beneficially owned by such stockholder and (iii) any compensation or material agreements, arrangements, understandings or relationships between such director nominee and such stockholder or any other person in connection with the nomination.

Amendment of Charter

The DGCL provides that an amendment to a corporation’s certificate of incorporation requires that (i) the board of directors adopt a resolution setting forth the proposed amendment and either call a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or direct that the amendment be considered at the next annual meeting of the stockholders and (ii) the stockholders approve the amendment by a majority of outstanding shares entitled to vote (and a majority of the outstanding shares of each class entitled to vote, if any).

The MSGE charter requires an affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of MSGE Class B common stock, voting separately as a class, for any amendment, alteration or repeal of any of the provisions of the MSGE charter which adversely affects the powers, preferences or rights of MSGE Class B common stock.

The DGCL provides that an amendment to a corporation’s certificate of incorporation requires that (i) the board of directors adopt a resolution setting forth the proposed amendment and either call a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or direct that the amendment be considered at the next annual meeting of the stockholders and (ii) the stockholders approve the amendment by a majority of outstanding shares entitled to vote (and a majority of the outstanding shares of each class entitled to vote, if any).

The MSGN charter requires an affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of MSGN Class B common stock, voting separately as a class, for any amendment, alteration or repeal of any of the provisions of the MSGN charter which adversely affects the powers, preferences or rights of MSGN Class B common stock.

Madison Square Garden Entertainment Corp.	MSG Networks Inc.
Amendment of Bylaws

Under the DGCL, the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote. Notwithstanding the foregoing, a corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors, will not divest the stockholders or members of the power, nor limit their power, to adopt, amend or repeal bylaws.

The MSGE charter and MSGE bylaws provide that the power to adopt, amend or repeal the MSGE bylaws is vested in the MSGE board and the stockholders entitled to vote in the election of directors.

Under the DGCL, the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote. Notwithstanding the foregoing, a corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors, will not divest the stockholders or members of the power, nor limit their power, to adopt, amend or repeal bylaws.

The MSGN charter and the MSGN bylaws provide that the power to adopt, amend or repeal the MSGN bylaws is vested in the MSGN board and the stockholders entitled to vote in the election of directors.

Limitation on Director Liability

The DGCL provides that a corporation may include in its certificate of incorporation a provision eliminating the liability of a director to the corporation or its stockholders for monetary damages for a breach of the director’s fiduciary duties, except liability for any breach of the director’s duty of loyalty to the corporation’s stockholders, for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, under Section 174 of the DGCL (which deals generally with unlawful payments of dividends, stock repurchases and redemptions) and for any transaction from which the director derived an improper personal benefit.

The MSGE charter provides that, to the fullest extent permitted by the DGCL, directors of MSG Entertainment shall not be liable to MSG Entertainment or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of a director’s duty of loyalty to MSG Entertainment or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The DGCL provides that a corporation may include in its certificate of incorporation a provision eliminating the liability of a director to the corporation or its stockholders for monetary damages for a breach of the director’s fiduciary duties, except liability for any breach of the director’s duty of loyalty to the corporation’s stockholders, for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, under Section 174 of the DGCL (which deals generally with unlawful payments of dividends, stock repurchases and redemptions) and for any transaction from which the director derived an improper personal benefit.

The MSGN charter provides that, to the fullest extent permitted by the DGCL, directors of MSG Networks shall not be liable to MSG Networks or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of a director’s duty of loyalty to MSG Networks or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Indemnification

Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers	Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers

Madison Square Garden Entertainment Corp.	MSG Networks Inc.

against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or by reason of the fact that he or she is or was a director or officer of the corporation.

The DGCL further provides that a corporation may indemnify its officers, directors, employees and agents against liabilities and expenses incurred in proceedings if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action, had no reasonable cause to believe that the person’s conduct was unlawful. However, under the DGCL, no indemnification is available in respect of a claim as to which the person has been adjudged to be liable to the corporation, unless and only to the extent that a court determines that in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

The MSGE charter provides that MSG Entertainment will indemnify to the fullest extent possible under Section 145 of the DGCL any and all persons whom it has power to indemnify under such section from and against any and all expenses, liabilities or other matters referred to in or covered by such section.

The MSGE bylaws provides that MSG Entertainment will indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of MSG Entertainment or is or was serving at the request of MSG Entertainment as a director, officer employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in the official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the DGCL, against all expense, liability and loss reasonably incurred by such person in connection with such action, suit or proceeding.

against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or by reason of the fact that he or she is or was a director or officer of the corporation.

The DGCL further provides that a corporation may indemnify its officers, directors, employees and agents against liabilities and expenses incurred in proceedings if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action, had no reasonable cause to believe that the person’s conduct was unlawful. However, under the DGCL, no indemnification is available in respect of a claim as to which the person has been adjudged to be liable to the corporation, unless and only to the extent that a court determines that in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper.

The MSGN charter provides that MSG Networks will indemnify to the fullest extent possible under Section 145 of the DGCL any and all persons whom it has power to indemnify under such section from and against any and all expenses, liabilities or other matters referred to in or covered by such section.

The MSGN bylaws provides that MSG Networks will indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of MSG Networks or is or was serving at the request of MSG Networks as a director, officer employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in the official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the DGCL, against all expense, liability and loss reasonably incurred by such person in connection with such action, suit or proceeding

Madison Square Garden Entertainment Corp.	MSG Networks Inc.

Such right to indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided therein will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The right to indemnification under the MSGE bylaws is a contract right and includes the right to be paid by MSG Entertainment the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however that if the DGCL so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding will be made only upon receipt by MSG Entertainment of an undertaking by and on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified by MSG Entertainment as authorized in the MSGE bylaws or otherwise.

Such right to indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided therein will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The right to indemnification under the MSGN bylaws is a contract right and includes the right to be paid by MSG Networks the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however that if the DGCL so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of an action, suit or proceeding will be made only upon receipt by MSG Networks of an undertaking by and on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified by MSG Networks as authorized in the MSGN bylaws or otherwise.

Preemptive Rights

MSG Entertainment’s stockholders do not have preemptive rights. Thus, if additional shares of MSGE common stock are issued, the current holders of MSGE common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

However, the MSGE charter provides that the authorization or issuance of any additional shares of MSGE Class B common stock requires the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of MSGE Class B common stock, voting separately as a class.

MSG Networks’ stockholders do not have preemptive rights. Thus, if additional shares of MSGN common stock are issued, the current holders of MSGN common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

However, the MSGN charter provides that the authorization or issuance of any additional shares of MSGN Class B common stock requires the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of MSGN Class B common stock, voting separately as a class.

Conversion Rights

MSGE Class A common stock has no conversion rights.

The MSGE charter provides that each share of MSGE Class B common stock is convertible at any time and from time to time, at the option of the holder thereof, into one fully paid and non-assessable share of MSGE Class A common stock.

MSGN Class A common stock has no conversion rights.

The MSGN charter provides that each share of MSGN Class B common stock is convertible at any time and from time to time, at the option of the holder thereof, into one fully paid and non-assessable share of MSGN Class A common stock.

Madison Square Garden Entertainment Corp.	MSG Networks Inc.
Dividends and Share Repurchases

The DGCL provides that, subject to any restrictions in a corporation’s certificate of incorporation, dividends may be declared from the corporation’s surplus, or if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Dividends may not be declared out of net profits, however, if the corporation’s capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired. Furthermore, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation.

Holders of MSGE Class A common stock and MSGE Class B common stock are entitled to receive dividends and other distributions equally on a per share basis as declared by the MSGE board. No dividend may be declared or paid in cash or property or shares of either MSGE Class A common stock or MSGE Class B common stock unless the same dividend is paid simultaneously on each share of the other class of MSGE common stock. In the case of any share distribution, holders of MSGE Class A common stock are entitled to receive the same dividend on a percentage basis (payable in shares of or securities convertible to shares of MSGE Class A common stock and other securities of MSG Entertainment or any other person) as holders of MSGE Class B common stock receive (payable in shares of or securities convertible into shares of MSGE Class A common stock, shares of or securities convertible into shares of MSGE Class B common stock and other securities of MSG Entertainment or any other person). The distribution of shares or other securities of MSG Entertainment or any other person to common stockholders is permitted to differ to the extent that MSGE Class A common stock and MSGE Class B common stock differ as to voting rights.

The MSGE board has never approved or declared a dividend on MSG Entertainment’s capital stock.

On March 31, 2020, the MSGE board authorized, effective following the distribution of MSG Entertainment, a share repurchase program to

The DGCL provides that, subject to any restrictions in a corporation’s certificate of incorporation, dividends may be declared from the corporation’s surplus, or if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Dividends may not be declared out of net profits, however, if the corporation’s capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired. Furthermore, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation.

Holders of MSGN Class A common stock and MSGN Class B common stock are entitled to receive dividends and other distributions equally on a per share basis as declared by the MSGN board. No dividend may be declared or paid in cash or property or shares of either MSGN Class A common stock or MSGN Class B common stock unless the same dividend is paid simultaneously on each share of the other class of MSGN common stock. In the case of any share distribution, holders of MSGN Class A common stock are entitled to receive the same dividend on a percentage basis (payable in shares of or securities convertible to shares of MSGN Class A common stock and other securities of MSG Networks or any other person) as holders of MSGN Class B common stock receive (payable in shares of or securities convertible into shares of MSGN Class A common stock, shares of or securities convertible into shares of MSGN Class B common stock and other securities of MSG Networks or any other person). The distribution of shares or other securities of MSG Networks or any other person to common stockholders is permitted to differ to the extent that MSGN Class A common stock and MSGN Class B common stock differ as to voting rights.

The MSGN board has never approved or declared a dividend on MSG Networks’ capital stock (excluding distribution-related shares of MSGN common stock issued as a dividend on Cablevision restricted shares

Madison Square Garden Entertainment Corp.	MSG Networks Inc.
repurchase up to $350 million of MSGE Class A common stock. Under the authorization, shares of MSGE Class A common stock may be purchased from time to time in open market transactions, in accordance with applicable insider trading and other securities laws and regulations. As of March 31, 2021, no shares have been repurchased.

granted in March 2007 and the distribution of MSG Sports common stock in connection with the 2015 spin-off).

On December 7, 2017, the MSGN board authorized the repurchase of up to $150 million of MSGN Class A common stock. On August 29, 2019, the MSGN board authorized a $300 million increase to the stock repurchase authorization, which had $136.2 million of availability remaining, bringing the total available repurchase authorization for MSGN Class A common stock to $436.2 million as of that date. Under the authorization, shares of MSGN Class A common stock may be purchased from time to time in open market or private transactions, block trades or such other manner as MSG Networks may determine, in accordance with applicable insider trading and other securities laws and regulations. As of March 31, 2021, MSG Networks had $145,864 million of availability remaining under its stock repurchase authorization.

Liquidation Rights

The MSGE charter provides that holders of MSGE Class A common stock and MSGE Class B common stock share with each other on a ratable basis as a single class in the net assets available for distribution in the event of a liquidation after payment of debts and liabilities of MSG Entertainment and payment due to holders of MSGE preferred stock.	The MSGN charter provides that holders of MSGN Class A common stock and MSGN Class B common stock share with each other on a ratable basis as a single class in the net assets available for distribution in the event of a liquidation after payment of debts and liabilities of MSG Networks and payment due to holders of MSGN preferred stock.

Liquidation

The MSGE charter provides that neither MSGE Class A common stock nor MSGE Class B common stock may be subdivided, consolidated, reclassified or otherwise changed, unless the other class of MSGE common stock is subdivided, consolidated, reclassified or otherwise changed at the same time, in the same proportion and in the same manner.	The MSGN charter provides that neither MSGN Class A common stock nor MSGN Class B common stock may be subdivided, consolidated, reclassified or otherwise changed, unless the other class of MSGN common stock is subdivided, consolidated, reclassified or otherwise changed at the same time, in the same proportion and in the same manner.

Consideration for Mergers, Consolidations

The MSGE charter provides that in any merger, consolidation or business combination, the consideration per share to be received by holders of MSGE Class A common stock and MSGE Class B common stock must be identical to that received by holders of the other class of MSGE common stock, except that in any such transaction in which shares of capital stock are	The MSGN charter provides that in any merger, consolidation or business combination, the consideration per share to be received by holders of MSGN Class A common stock and MSGN Class B common stock must be identical to that received by holders of the other class of MSGN common stock, except that in any such transaction in which shares of

Madison Square Garden Entertainment Corp.	MSG Networks Inc.
distributed, such shares may differ as to voting rights only to the extent that voting rights differ between MSGE Class A common stock and MSGE Class B common stock as provided in the MSGE charter.	capital stock are distributed, such shares may differ as to voting rights only to the extent that voting rights differ between MSGN Class A common stock and MSGN Class B common stock as provided in the MSGN charter.

Stockholder Rights Plan

MSG Entertainment does not currently have a stockholders’ rights plan in effect.	MSG Networks does not currently have a stockholders’ rights plan in effect.

Business Combination or Antitakeover Statutes

Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer); or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

MSG Entertainment has not opted out of the protections of Section 203 of the DGCL. As a result, the statute applies to MSG Entertainment. However, the MSGE board exercised its right under Section 203 to approve the acquisition of MSGE common stock in the spin-off of MSG Entertainment from MSG Sports by members of the Dolan family group. This has the effect of making Section 203 inapplicable to transactions between MSG Entertainment and current and future members of the Dolan family group.

Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer); or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

MSG Networks has not opted out of the protections of Section 203 of the DGCL. As a result, the statute applies to MSG Networks. However, the MSGN board exercised its right under Section 203 to approve the acquisition of MSGN common stock in the spin-off of MSG Networks from Cablevision Systems Corporation by members of the Dolan family group. This has the effect of making Section 203 inapplicable to transactions between MSG Networks and current and future members of the Dolan family group.

Madison Square Garden Entertainment Corp.	MSG Networks Inc.
Appraisal Rights

Under the DGCL, a stockholder may dissent from, and receive payments in cash for, the fair value of his or her shares as appraised by the Delaware Court of Chancery in the event of certain mergers and consolidations. However, stockholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Further, no appraisal rights are available to stockholders of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash instead of fractional shares or (d) any combination of clauses (a) - (c). Appraisal rights are also available under the DGCL in certain other circumstances, including in certain parent-subsidiary corporation mergers and in certain circumstances where the certificate of incorporation so provides.

The MSGE charter does not provide for appraisal rights in any additional circumstance. Therefore, holders of MSGE common stock are not entitled to appraisal rights under the DGCL in connection with the issuance of shares of MSGE common stock.

Under the DGCL, a stockholder may dissent from, and receive payments in cash for, the fair value of his or her shares as appraised by the Delaware Court of Chancery in the event of certain mergers and consolidations. However, stockholders do not have appraisal rights if the shares of stock they hold, at the record date for determination of stockholders entitled to vote at the meeting of stockholders to act upon the merger or consolidation, or on the record date with respect to action by written consent, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Further, no appraisal rights are available to stockholders of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash instead of fractional shares or (d) any combination of clauses (a) - (c). Appraisal rights are also available under the DGCL in certain other circumstances, including in certain parent-subsidiary corporation mergers and in certain circumstances where the certificate of incorporation so provides.

The MSGN charter does not provide for appraisal rights in any additional circumstance. Therefore, (i) holders of MSGN Class A common stock are not entitled to appraisal rights under the DGCL in connection with the merger; and (ii) holders of MSGN Class B common stock have waived appraisal rights (including under Section 262 of the DGCL) pursuant to the voting and support agreement as described in “The Voting Agreements” beginning on page 151.

Exclusive Forum

The MSGE charter and bylaws do not place restrictions on the forum in which certain actions and proceedings may be brought.	The MSGN charter and bylaws do not place restrictions on the forum in which certain actions and proceedings may be brought.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT/DIRECTORS OF MSG ENTERTAINMENT

The following table sets forth certain information with respect to the beneficial ownership of MSGE common stock as of May 17, 2021, for:

•	each of the MSG Entertainment directors;

•	each of the MSG Entertainment named executive officers identified in the MSG Entertainment Proxy Statement on Schedule 14A filed with the SEC on October 27, 2020;

•	all of MSG Entertainment’s current directors and executive officers as a group; and

•

each person or group known by MSG Entertainment or MSG Networks, based on the filings pursuant to Section 13(d) or Section 13(g) under the Exchange Act, to own beneficially more than 5% of MSGE common stock.

The beneficial ownership set forth in the following table has been determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, MSG Entertainment and MSG Networks believe, based on the information furnished to them, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of MSGE common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 24,147,841 shares of MSGE common stock outstanding at May 17, 2021. In computing the number of shares of MSGE common stock beneficially owned by a person and the percentage ownership of such person, all shares of MSGE common stock subject to options that are currently exercisable or exercisable within 60 days of May 17, 2021 and restricted stock unit awards subject to release within 60 days of May 17, 2021 are deemed to be outstanding. However, these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Madison Square Garden Entertainment Corp., Two Pennsylvania Plaza, New York, NY 10121.

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Dolan family group (3) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	604,470	3.1%	70.7%
	Class B common stock	4,529,517	100%

Charles F. Dolan (3)(4)(5)(7)(19)(25) - (29) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	188,455	1.0%	41.6%
	Class B common stock	2,682,470	59.2%

Helen A. Dolan (3)(4)(5)(7)(19)(25) - (29) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	188,455	1.0%	41.6%
	Class B common stock	2,682,470	59.2%

James L. Dolan (3)(6)(7)(8)(9)(12)(16)(20) P.O. Box 420 Oyster Bay, NY 11771	Class A common stock	227,832	1.2%	9.9%
	Class B common stock	618,369	13.7%

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Kristin A. Dolan (3)(6)(7)(8)(9)(12)(16)(20) P.O. Box 420 Oyster Bay, NY 11771	Class A common stock	227,832	1.2%	9.9%
	Class B common stock	618,369	13.7%

Thomas C. Dolan (3)(7)(10)(16)(18)(21) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	35,638	*	4.8%
	Class B common stock	308,986	6.8%

Brian G. Sweeney (3)(7)(11)(15)(16)(17)(23) 20 Audrey Avenue, 1st Floor Oyster Bay, NY 11771	Class A common stock	76,418	*	7.9%
	Class B common stock	502,770	11.1%

Paul J. Dolan (3)(7)(12)(20)(24) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	76,081	*	14.1%
	Class B common stock	910,651	20.1%

Marianne Dolan Weber (3)(7)(13)(16)(18)(22) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock	59,028	*	4.7%
	Class B common stock	296,934	6.6%

Charles P. Dolan (7)	Class A common stock	8,685	*	*
	Class B common stock	—	—

Ryan T. Dolan (6)	Class A common stock	458	*	*
	Class B common stock	—	—

Quentin F. Dolan (7)	Class A common stock	308	*	*
	Class B common stock	—	—

Martin N. Bandier (7)	Class A common stock	—	—	—
	Class B common stock	—	—

Matthew C. Blank (7)	Class A common stock	398	*	*
	Class B common stock	—	—

Joseph J. Lhota (7)	Class A common stock	1,327	*	*
	Class B common stock	—	—

Frederic V. Salerno (7)	Class A common stock	398	*	*
	Class B common stock	—	—

John L. Sykes (7)	Class A common stock	—	—	—
	Class B common stock	—	—

Vincent Tese (7)	Class A common stock	6,335	*	*
	Class B common stock	—	—

Isiah L. Thomas III (7)	Class A common stock	—	—	—
	Class B common stock	—	—

Andrew Lustgarten (6)(14)	Class A common stock	98,193	*	*
	Class B common stock	—	—

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Mark H. FitzPatrick (6)	Class A common stock	—	—	—
	Class B common stock	—	—

Scott S. Packman (6)	Class A common stock	—	—	—
	Class B common stock	—	—

Philip G. D’Ambrosio (6)	Class A common stock	2,928	*	*
	Class B common stock	—	—

Joseph F. Yospe (6)	Class A common stock	5,398	*	*
	Class B common stock	—	—

All executive officers and directors as a group (4) - (14)	Class A common stock	725,059	3.7%	70.7%
	Class B common stock	4,519,413	99.8%

Deborah A. Dolan-Sweeney (3)(7)(11)(15)(16)(17)(23) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	76,418	*	7.9%
	Class B common stock	502,770	11.1%

Kathleen M. Dolan (3)(12)(16)(20) - (24) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock	125,123	*	28.4%
	Class B common stock	1,833,002	40.5%

Mary S. Dolan (3)(17)(19)(23)(25) - (29) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	47,452	*	42.6%
	Class B common stock	2,763,412	61.0%

Matthew J. Dolan (3)(18)(21)(22) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	30,576	*	9.4%
	Class B common stock	605,920	13.4%

Corby Dolan Leinauer (3)(19)(25) - (29) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	28,060	*	37.9%
	Class B common stock	2,457,085	54.2%

Charles F. Dolan Children Trust FBO James L. Dolan (3)(8)(9)(12)(16)(20) P.O. Box 420 Oyster Bay, NY 11771	Class A common stock	29,249	*	9.4%
	Class B common stock	604,324	13.3%

Charles F. Dolan Children Trust FBO Thomas C. Dolan (3)(10)(16)(18)(21) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	13,295	*	4.8%
	Class B common stock	308,986	6.8%

Charles F. Dolan Children Trust FBO Marianne Dolan Weber (3)(13)(16)(18)(22) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock	15,954	*	4.6%
	Class B common stock	296,934	6.6%

Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney (3)(11)(15)(16)(17)(23) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	15,954	*	4.7%
	Class B common stock	306,327	6.8%

Charles F. Dolan Children Trust FBO Kathleen M. Dolan (3)(12)(16)(24) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock	15,954	*	4.7%
	Class B common stock	306,327	6.8%

Charles F. Dolan 2009 Family Trust FBO James L. Dolan (3)(4)(5)(17)(19) P.O. Box 420 Oyster Bay, NY 11771	Class A common stock	4,431	*	12.7%
	Class B common stock	824,477	18.2%

Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan (3)(4)(5)(17)(19) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	4,431	*	6.6%
	Class B common stock	430,402	9.5%

Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber (3)(4)(5)(17)(19) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock	4,431	*	6.6%
	Class B common stock	426,402	9.4%

Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (3)(4)(5)(17)(19) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	4,431	*	5.7%
	Class B common stock	370,402	8.2%

Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan (3)(4)(5)(17)(19) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock	4,431	*	6.3%
	Class B common stock	405,402	9.0%

Ariel Investments, LLC (30) 200 E. Randolph Street, Suite 2900 Chicago, IL 60601	Class A common stock	2,107,380	10.7%	3.2%
	Class B common stock	—	—

The Vanguard Group (31) 100 Vanguard Blvd. Malvern, PA 19355	Class A common stock	1,710,060	8.7%	2.6%
	Class B common stock	—	—

GAMCO Investors, Inc. (32) One Corporate Center Rye, NY 10580	Class A common stock	1,044,793	5.3%	1.6%
	Class B common stock	—	—

*	Less than 1%.
(1)

Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of MSGE Class A common stock is exclusive of the shares of MSGE Class A common stock that are issuable upon conversion of shares of MSGE Class B common stock. Share ownership reflects rounding for share based compensation in the aggregate, not by specific tranche or award.

(2)

Shares of MSGE Class B common stock are convertible into shares of MSGE Class A common stock at the option of the holder on a share for share basis. The holder of one share of MSGE Class A common stock has one vote per share at a meeting of our stockholders and the holder of one share of MSGE Class B common stock has ten votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of MSGE Class A common stock have the right to elect 25% of the MSGE board rounded up to the nearest whole director and the holders of MSGE Class B common stock have the right to elect the remaining members of the MSGE board.

(3)

Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Exchange Act. The members of this group (the “group members”) are: Charles F. Dolan, individually and as Trustee of the Charles F. Dolan 2019 Grantor Retained Annuity Trust #1M (the “CFD 2019 GRAT #1M”) and as a Trustee of the Charles F. Dolan 2009 Revocable Trust (the “CFD 2009 trust”); Helen A. Dolan, individually and as Trustee of the Helen A. Dolan 2019 Grantor Retained Annuity Trust #1M (the “HAD 2019 GRAT #1M”) and as a Trustee of the Helen A. Dolan 2009 Revocable Trust (the “HAD 2009 trust”); James L. Dolan; Thomas C. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan children trusts” and individually, a “Dolan children trust”), and as sole Trustee of the Ryan Dolan 1989 Trust and Tara Dolan 1989 Trust; Marianne E. Dolan Weber; Deborah A. Dolan-Sweeney; the CFD 2009 trust; the HAD 2009 trust; the Dolan Children Trust FBO Kathleen M. Dolan; the Dolan Children Trust FBO Marianne Dolan Weber; the Dolan Children Trust FBO Deborah Dolan-Sweeney; the Dolan Children Trust FBO James L. Dolan; the Dolan Children Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO James L. Dolan; the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan; the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber; the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney; the Ryan Dolan 1989 Trust; the Tara Dolan 1989 Trust; the CFD 2019 GRAT #1M; and the HAD 2019 GRAT #1M. Individuals who are not group members but are trustees of trusts that are group members include Corby Dolan Leinauer, as a Trustee of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (collectively, the “2009 family trusts” and individually, a “2009 family trust”); Paul J. Dolan, as a Trustee of the Dolan Children Trust FBO Kathleen M. Dolan and the Dolan Children Trust FBO James L. Dolan; Matthew J. Dolan, as a Trustee of the Dolan Children Trust FBO Marianne Dolan Weber and the Dolan Children Trust FBO Thomas C. Dolan; and Mary S. Dolan, as a Trustee of the Dolan Children Trust FBO Deborah Dolan-Sweeney and each of the 2009 family trusts. The group members may be deemed to beneficially own an aggregate of (i) 604,470 shares of MSGE Class A common stock and (ii) 4,529,517 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof. group members in the aggregate may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 4,529,517 shares of MSGE Class B common stock (representing all outstanding MSGE Class B common stock) and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof by reason of the terms of an agreement among the group members. Individuals who are not group members but are trustees of trusts that are group members may be deemed to beneficially own 42,987 shares of MSGE Class A common stock.

(4)

Charles F. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,591 shares of MSGE Class A common stock owned of record personally and 14,471 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the CFD 2019 GRAT #1M, for which he serves as sole trustee, and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 185,864 shares of MSGE Class A common stock (including 33,572 shares of MSGE Class A common stock owned of record by the CFD 2009 trust, for which he serves as co-trustee, 130,137 shares of MSGE Class A common stock owned of record by the Dolan Family Foundation and an aggregate of 22,155 shares of MSGE Class A common stock owned of record by the 2009 family trusts) and an aggregate of 2,667,999 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof (including 98,222 shares of MSGE Class B common stock owned of record by the CFD 2009 trust, for which he serves as co-trustee, 98,221 shares of MSGE Class B common stock owned of record by the HAD 2009 trust, for which his spouse serves as co-trustee, 14,471 shares of MSGE Class B common stock owned of record by the HAD 2019 GRAT #1M, for which his spouse serves as sole trustee, and an aggregate of 2,457,085 shares of MSGE Class B common stock owned of record by the 2009 family trusts). Includes an aggregate of 2,457,085 shares of MSGE Class B common stock owned of record by the 2009 family trusts which Charles F. Dolan may be deemed to have the right to acquire because he has the right to substitute assets with each of the trusts, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. He disclaims beneficial ownership of 130,137 shares of MSGE Class A common stock owned of record by the Dolan Family Foundation and an aggregate of 22,155 shares of MSGE Class A common stock owned of record by the 2009 family trusts, and an aggregate of 2,569,777 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof (including 98,221 shares of MSGE Class B common stock owned of record by the HAD 2009 trust, for which his spouse serves as co-trustee, 14,471 shares of MSGE Class B common stock owned of record by the HAD 2019 GRAT #1M, for which his spouse serves as sole trustee, and an aggregate of 2,457,085 shares of MSGE Class B common stock owned of record by the 2009 family trusts).

(5)

Helen A. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 14,471 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the HAD 2019 GRAT #1M, for which she serves as sole trustee, and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 188,455 shares of MSGE Class A common stock (including 2,591 shares of MSGE Class A common stock owned of record by her spouse, Charles F. Dolan, 130,137 shares of MSGE Class A common stock owned of record by the Dolan Family Foundation, an aggregate of 22,155 shares of MSGE Class A common stock owned of record by the 2009 family trusts and 33,572 shares of MSGE Class A common stock owned of record by the CFD 2009 trust, for which her spouse serves as co-trustee) and an aggregate of 2,667,999 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof (including 98,221 shares of MSGE Class B common stock owned of record by the HAD 2009 trust, for which she serves as co-trustee, 98,222 shares of MSGE Class B common stock owned of record by the CFD 2009 trust, for which her spouse serves as co-trustee, 14,471 shares of MSGE Class B common stock owned of record by the CFD 2019 GRAT #1M, and an aggregate of 2,457,085 shares of MSGE Class B common stock owned of record by the 2009 family trusts). Includes an aggregate of 2,457,085 shares of MSGE Class B common stock owned of record by the 2009 family trusts which her spouse may be deemed to have the right to acquire because he has the right to substitute assets with each of the trusts, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. She disclaims beneficial ownership of 2,591 shares of MSGE Class A common stock owned of record by her spouse, 130,137 shares of MSGE Class A common stock owned of record by the Dolan Family Foundation, an aggregate of 22,155 shares of MSGE Class A common stock owned of record by the 2009 family trusts, 33,572 shares of MSGE Class A common stock owned of record by the CFD 2009 trust for which her spouse serves as co-trustee and an aggregate of 2,569,778 shares of

MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof (including 98,222 shares of MSGE Class B common stock owned of record by the CFD 2009 trust, for which her spouse serves as co-trustee, 14,471 shares of MSGE Class B common stock owned of record by the CFD 2019 GRAT #1M, and an aggregate of 2,457,085 shares of MSGE Class B common stock owned of record by the 2009 family trusts).
(6)

Does not include unvested restricted stock units, target amount of unvested performance stock units or stock options granted under the MSG Entertainment employee stock plan (except for restricted stock units and performance stock units subject to vesting and stock options exercisable, in each case, within 60 days of May 17, 2021). The excluded number of restricted stock units for the following individuals are: Messrs. James L. Dolan, 54,772 units; Andrew Lustgarten, 17,250 units; Mark H. FitzPatrick, 8,687 units; Scott S. Packman, 8,687 units; Philip G. D’Ambrosio, 8,331 units; Joseph F. Yospe, 4,507 units; and Ryan T. Dolan, 507 units. The excluded number of target performance stock units for the following individuals are: Messrs. James L. Dolan, 69,935 units; Andrew Lustgarten, 22,524 units; Mark H. FitzPatrick, 8,687 units; Scott S. Packman, 8,687 units; Philip G. D’Ambrosio, 9,680 units; Joseph F. Yospe, 5,324 units; and Ryan T. Dolan, 543 units.

(7)

Does not include restricted stock units granted under the MSG Entertainment director stock plan. The excluded number of restricted stock units for each of the following individuals is: Messrs. Martin N. Bandier, 2,334 units; Matthew C. Blank, 2,334 units; Charles F. Dolan, 2,334 units; Charles P. Dolan, 2,334 units; Paul J. Dolan, 2,334 units; Thomas C. Dolan, 2,334 units; Quentin F. Dolan, 2,334 units; Joseph J. Lhota, 2,334 units; Frederic V. Salerno, 2,334 units; Brian G. Sweeney, 2,334 units; John L. Sykes, 2,334 units; Vincent Tese, 2,334 units; and Isiah L. Thomas III, 2,334 units; and Mses. Kristin A. Dolan, 2,334 units; and Marianne Dolan Weber, 2,334 units.

(8)

James L. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 187,972 shares of MSGE Class A common stock (including 187,481 shares of MSGE Class A common stock owned of record personally and 491 shares of MSGE Class A common stock held as custodian for one or more minor children) and 14,045 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record personally and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 39,860 shares of MSGE Class A common stock (including 416 shares of MSGE Class A common stock owned jointly with his spouse, 10,195 shares of MSGE Class A common stock owned of record personally by his spouse and 29,249 shares of MSGE Class A common stock owned of record by the Dolan children trust for his benefit) and 604,324 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the Dolan children trust for his benefit. He disclaims beneficial ownership of 491 shares of MSGE Class A common stock held as custodian for one or more minor children, 10,195 shares of MSGE Class A common Stock owned of record personally by his spouse and 29,249 shares of MSGE Class A common stock and 604,324 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the Dolan children trust for his benefit.

(9)

Kristin A. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 10,195 shares of MSGE Class A common stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 217,637 shares of MSGE Class A common stock (including 416 shares of MSGE Class A common stock owned jointly with her spouse, James L. Dolan, 187,481 shares of MSGE Class A common stock owned of record by her spouse, 491 shares of MSGE Class A common stock held by her spouse as custodian for one or more minor children and 29,249 shares of MSGE Class A common stock owned of record by the Dolan children trust for the benefit of her spouse) and an aggregate of 618,369 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof (including 14,045 shares of MSGE Class B common stock owned of record by her spouse and 604,324 shares of MSGE Class B common stock owned by the Dolan children trust for the benefit of her spouse). She disclaims beneficial ownership of 491 shares of MSGE Class A common stock held by her spouse as custodian for one or more minor children, 187,481 shares of MSGE Class A common stock owned of record by her spouse, 29,249 shares of MSGE Class A common stock owned of record by the Dolan children trust for the benefit of her spouse and an aggregate of 618,369 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof (including 14,045 shares of MSGE Class B common stock owned of record by her spouse and 604,324 shares of MSGE Class B common stock owned of record by the Dolan children trust for the benefit of her spouse).
(10)

Thomas C. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 22,343 shares of MSGE Class A common stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 13,295 shares of MSGE Class A common stock and 308,986 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the Dolan children trust for his benefit. He disclaims beneficial ownership of 13,295 shares of MSGE Class A common stock and 308,986 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the Dolan children trust for his benefit.

(11)

Brian G. Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and dispose or direct the disposition of 17,773 shares of MSGE Class A common stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 58,645 shares of MSGE Class A common stock (including 6,872 shares of MSGE Class A common stock owned by his spouse, Deborah A. Dolan-Sweeney, an aggregate of 2,247 shares of MSGE Class A common stock held in trusts for his children, for which he serves as trustee, 33,572 shares of MSGE Class A common stock owned of record by the CFD 2009 trust, for which he serves as co-trustee, and 15,954 shares of MSGE Class A common stock owned by the Dolan children trust for the benefit of his spouse) and an aggregate of 502,770 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof (including 306,327 shares of MSGE Class B common stock owned of record by the Dolan children trust for the benefit of his spouse, 98,222 shares of MSGE Class B common stock owned of record by the CFD 2009 trust, for which he serves as co-trustee, and 98,221 shares of MSGE Class B common stock owned of record by the HAD 2009 trust, for which he serves as co-trustee). He disclaims beneficial ownership of the 6,872 shares of MSGE Class A common stock owned by his spouse, the 2,247 shares of MSGE Class A common stock held in trusts for his children, for which he serves as trustee, 33,572 shares of MSGE Class A common stock owned of record by the CFD 2009 trust, for which he serves as co-trustee, and 15,954 shares of MSGE Class A common stock owned by the Dolan children trust for the benefit of his spouse and an aggregate of 502,770 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof (including 306,327 shares of MSGE Class B common stock owned of record by the Dolan children trust for the benefit of his spouse, 98,222 shares of MSGE Class B common stock owned of record by the CFD 2009 trust, for which he serves as co-trustee, and 98,221 shares of MSGE Class B common stock owned of record by the HAD 2009 trust, for which he serves as co-trustee).

(12)

Paul J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 398 shares of MSGE Class A common stock owned of record personally and 30,480 shares of MSGE Class A common stock owned of record by the CFD Trust No. 10, for which he serves as co-trustee and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 45,203 shares of MSGE Class A common stock owned of record by the Dolan children trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee, and an aggregate of 910,651 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the Dolan children trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee. He disclaims beneficial ownership of 30,480 shares of MSGE Class A common stock owned of record by the CFD Trust No. 10, for which he serves as co-trustee, an aggregate of 45,203 shares of MSGE Class A common stock owned of record by the Dolan children trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee, and an aggregate of 910,651 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the Dolan children trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee.

(13)

Marianne Dolan Weber may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 10,025 shares of MSGE Class A common stock owned of record personally and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 49,003 shares of MSGE Class A common stock (including 308 shares of MSGE Class A common stock owned of record by a member of her household, 208 shares of MSGE Class A common stock owned of record by her spouse, 32,533 shares of MSGE Class A common stock owned of record by the Heartfelt Wings Foundation Inc. and 15,954 shares of MSGE Class A common stock owned of record by the Dolan children trust for her benefit) and 296,934 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the Dolan children trust for her benefit. She disclaims beneficial ownership of 308 shares of MSGE Class A common stock owned of record by a member of her household, 208 shares of MSGE Class A common stock owned of record by her spouse, 15,954 shares of MSGE Class A common stock owned of record by the Dolan children trust for her benefit, 32,533 shares of MSGE Class A common stock owned of record by the Heartfelt Wings Foundation Inc. and 296,934 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the Dolan children trust for her benefit.

(14)	Includes 93,826 time-based options exercisable within 60 days of May 17, 2021 by Mr. Lustgarten.
(15)

Deborah A. Dolan-Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 6,872 shares of MSGE Class A common stock owned of record personally and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 69,546 shares of MSGE Class A common stock (including 17,773 shares of MSGE Class A common stock owned of record by her spouse, 2,247 shares of MSGE Class A common stock held by trusts for her children, for which her spouse serves as trustee, 33,572 shares of MSGE Class A common stock owned of record by the CFD 2009 trust, for which her spouse serves as co-trustee, and 15,954 shares of MSGE Class A common stock owned of record by the Dolan children trust for her benefit) and an aggregate of 502,770 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof (including 306,327 owned of record by the Dolan children trust for her benefit, 98,222 shares of MSGE Class B common stock owned of record by the CFD 2009 trust, for which her spouse serves as co-trustee, and 98,221 shares of MSGE Class B common stock owned of record by the HAD 2009 trust, for which her spouse serves as co-trustee). She disclaims beneficial ownership of 17,773 shares of MSGE Class A common stock owned of record by her spouse, 2,247 shares of MSGE Class A common stock held by trusts for her children, for which her spouse serves as trustee, 33,572 shares of MSGE Class A common stock owned of record by the CFD 2009 trust, for which her spouse serves as co-trustee, and 15,954 shares of MSGE Class A common stock owned of record by the Dolan children trust for her benefit and an aggregate of 502,770 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof (including 306,327 owned of record by the Dolan children trust for her benefit, 98,222 shares of MSGE Class B common stock owned of record by the CFD 2009 trust, for which her spouse serves as co-trustee, and 98,221 shares of MSGE Class B common stock owned of record by the HAD 2009 trust, for which her spouse serves as co-trustee).

(16)

Kathleen M. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 2,184 shares of MSGE Class A common stock (including 1,568 shares of MSGE Class A common stock owned of record personally and 616 shares of MSGE Class A common stock held as custodian for one or more minor children) and an aggregate of 10,104 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof (including 5,052 shares of MSGE Class B common stock owned of record by the Ryan Dolan 1989 Trust and 5,052 shares of MSGE Class B common stock owned of record by the Tara Dolan 1989 Trust, for which she serves as sole trustee) and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 122,939 shares of MSGE Class A common stock (including 32,533 shares of MSGE Class A common stock owned of record by the Green Mountain Foundation Inc. and an aggregate of 90,406 shares of MSGE Class A common stock owned of record by the Dolan children trusts, for which she serves as co-trustee) and an aggregate of 1,822,898 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the Dolan children trusts, for which she serves as co-trustee. She disclaims beneficial ownership of 616 shares of MSGE Class A common stock held as custodian for one or more minor children, 32,533 shares of MSGE Class A common stock owned of record by the Green Mountain Foundation Inc., an aggregate of 90,406 shares of MSGE Class A common stock owned of record by the Dolan children trusts, for which she serves as co-trustee, and an aggregate of 1,833,002 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof (including 5,052 shares of MSGE Class B common stock owned of record by the Ryan Dolan 1989 Trust and 5,052 shares of MSGE Class B common stock owned of record by the Tara Dolan 1989 Trust, for which she serves as sole trustee, and 1,822,898 shares of MSGE Class B common stock owned of record by the Dolan children trusts, for which she serves as co-trustee).
(17)

Mary S. Dolan may be deemed to have (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 2,274 shares of MSGE Class A common stock held as custodian for one or more minor children and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 45,178 shares of MSGE Class A common stock (including 2,603 shares of MSGE Class A common stock owned jointly with her spouse, 15,954 shares of MSGE Class A common stock owned of record by the Dolan children trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 1,116 shares of MSGE Class A common stock (including 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 3,350 shares of MSGE Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 22,155 shares of MSGE Class A common stock owned of record by the 2009 family trusts, for which she serves as co-trustee) and an aggregate of 2,763,412 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof (including 306,327 shares of MSGE Class B common stock owned of record by the Dolan children trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, and an aggregate of 2,457,085 shares of MSGE Class B common stock owned of record by the 2009 family trusts, for which she serves as co-trustee). She disclaims beneficial ownership of 2,274 shares of MSGE Class A common stock held as custodian for one or more minor children, 15,954 shares of MSGE Class A common stock owned of record by the Dolan children trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 1,116 shares of MSGE Class A common stock (including 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 3,350 shares of MSGE Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 22,155 shares of MSGE Class A common stock owned of record by the 2009 family trusts, for which she serves as co-trustee, and 306,327 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the Dolan children trust for the benefit of Deborah A. Dolan-Sweeney, for which she serves as co-trustee, and an aggregate of 2,457,085 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the 2009 family trusts, for which she serves as co-trustee.

(18)

Matthew J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 795 shares of MSGE Class A common stock (including 408 shares of MSGE Class A common stock owned of record personally and 387 shares of MSGE Class A common stock held as custodian for a minor child) and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 29,781 shares of MSGE Class A common stock (including 316 shares of MSGE Class A common stock owned jointly with his spouse, 216 shares of MSGE Class A common stock held by his spouse as custodian for a minor child and an aggregate of 29,249 shares of MSGE Class A common stock owned of record by the Dolan children trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee) and an aggregate of 605,920 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the Dolan children trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee. He disclaims beneficial ownership of 387 shares of MSGE Class A common stock held as custodian for a minor child, 216 shares of MSGE Class A common stock held by his spouse as custodian for a minor child and an aggregate of 29,249 shares of MSGE Class A common stock owned of record by the Dolan children trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee, and an aggregate of 605,920 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the Dolan children trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee.
(19)

Corby Dolan Leinauer may be deemed to have (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 540 shares of MSGE Class A common stock held as custodian for one or more minor children and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 27,520 shares of MSGE Class A common stock (including 214 shares of MSGE Class A common stock owned jointly with her spouse, 685 shares of MSGE Class A common stock owned of record by the Leinauer Family Education Trust, an aggregate of 1,116 shares of MSGE Class A common stock (including 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 3,350 shares of MSGE Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 22,155 shares of MSGE Class A common stock owned of record by the 2009 family trusts, for which she serves as co-trustee) and an aggregate of 2,457,085 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the 2009 family trusts, for which she serves as co-trustee. She disclaims beneficial ownership of 540 shares of MSGE Class A common stock held as custodian for one or more minor children, 685 shares of MSGE Class A common stock owned of record by the Leinauer Family Education Trust, an aggregate of 1,116 shares of MSGE Class A common stock (including 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, 279 shares of MSGE Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 3,350 shares of MSGE Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee and an aggregate of 22,155 shares of MSGE Class A common stock owned of record by the 2009 family trusts, for which she serves as co-trustee, and an aggregate of 2,457,085 shares of MSGE Class B common stock and the equal number of shares of MSGE Class A common stock issuable upon conversion thereof owned of record by the 2009 family trusts, for which she serves as co-trustee.

(20)	Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(21)	Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(22)	Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.
(23)	Kathleen M. Dolan and Mary S. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.

(24)	Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(25)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(26)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(27)

Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.

(28)

Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.

(29)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(30)

Based upon a Schedule 13G (Amendment No. 1) filed with the SEC on February 12, 2021, Ariel Investments, LLC (“Ariel”) beneficially owns 2,107,380 shares of MSGE Class A common stock. Ariel has sole voting power over 2,007,308 shares of MSGE Class A common stock and sole dispositive power over 2,107,380 shares of MSGE Class A common stock.

(31)

Based upon a Schedule 13G filed with the SEC on February 10, 2021, The Vanguard Group (“Vanguard”) beneficially owns 1,710,060 shares of MSGE Class A common stock. Vanguard has sole voting power over 0 shares of MSGE Class A common stock, shared voting power over 10,979 shares of MSGE Class A common stock, sole dispositive power over 1,686,545 shares of MSGE Class A common stock and shared dispositive power over 23,515 shares of MSGE Class A common stock.

(32)

Based upon a Schedule 13D filed with the SEC on April 27, 2020, Mario J. Gabelli, personally, and certain operating subsidiaries of GAMCO Investors, Inc. (“GAMCO”) beneficially own 1,044,793 shares of MSGE Class A common stock. Mario J. Gabelli who directly or indirectly controls, or for which he acts as Chief Investment Officer of all the GAMCO filing entities, is deemed to have beneficial ownership of the shares of MSGE Class A common stock held by such entities. GAMCO Asset Management Inc. has sole voting power over 608,706 shares of MSGE Class A common stock and sole dispositive power over 645,240 shares of MSGE Class A common stock. Gabelli Funds, LLC has sole voting and dispositive power over 392,633 shares of MSGE Class A common stock. Gabelli & Company Investment Advisers, Inc. has sole voting and dispositive power over 700 shares of MSGE Class A common stock. Gabelli Foundation Inc. has sole voting and dispositive power over 1,000 shares of MSGE Class A common stock. Mario J. Gabelli has sole voting and dispositive power over 1,720 shares of MSGE Class A common stock. MJG Associates, Inc. has sole voting and dispositive power over 2,500 shares of MSGE Class A common stock. GGCP, Inc. has sole voting and dispositive power over 1,000 shares of MSGE Class A common stock.

The Dolan family, including trusts for the benefit of members of the Dolan family, by virtue of their ownership of MSGE Class B common stock, are able collectively to control stockholder decisions on matters on which holders of our MSGE Class A common stock and MSGE Class B common stock vote together as a single class, and to elect up to 75% of the MSGE Board. The members of the Dolan family group holding MSGE Class B common stock are parties to a stockholders agreement, which has the effect of causing the voting power of the holders of our MSGE Class B common stock to be cast as a block with respect to all matters to be voted on by holders of our MSGE Class B common stock. Under the stockholders agreement, the shares of MSGE Class B common stock owned by members of the Dolan family group (representing all of the outstanding MSGE Class B common stock) are to be voted on all matters in accordance with the determination of the Dolan family committee (as defined below), except that the decisions of the Dolan family committee are non-binding with respect to the MSGE Class B common stock owned by certain Dolan family trusts that collectively own approximately 40.5% of the outstanding MSGE Class B common stock (“excluded trusts”). The “Dolan family committee” consists of Charles F. Dolan and his six children, James L. Dolan, Thomas C. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Marianne Dolan Weber and Deborah A. Dolan-Sweeney. The Dolan family committee generally acts by majority vote, except that approval of a going-private transaction must be approved by a two-thirds vote and approval of a change in control transaction must be approved by not less than all but one vote. The voting members of the Dolan family committee are James L. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Deborah A. Dolan-Sweeney and

Marianne Dolan Weber, with each member having one vote other than James L. Dolan, who has two votes. Because James L. Dolan has two votes, he has the ability to block Dolan family committee approval of any Company change in control transaction. Shares of MSGE Class B common stock owned by excluded trusts will on all matters be voted in accordance with the determination of the excluded trusts holding a majority of the MSGE Class B common stock held by all excluded trusts, except in the case of a vote on a going-private transaction or a change in control transaction, in which case a vote of trusts holding two-thirds of the MSGE Class B common stock owned by the excluded trusts is required.

Charles F. Dolan, all other holders of our MSGE Class B common stock (other than the Charles F. Dolan children trusts) and MSG Entertainment have entered into a registration rights agreement (the “Dolan registration rights agreement”). Under this agreement, MSG Entertainment will provide the parties to the Dolan registration rights agreement (the “Dolan parties”) (and, in certain cases, transferees and pledgees of shares of MSGE Class B common stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of MSGE Class A common stock (including those issued upon conversion of shares of MSGE Class B common stock). As of May 17, 2021, the Dolan parties owned approximately 2.7 million shares of MSGE Class B common stock (the “Dolan shares”), which represented approximately 59.8% of our MSGE Class B common stock as well as 514,064 shares of MSGE Class A common stock, which represented approximately 2.6% of our MSGE Class A common stock. Such shares of MSGE Class B common stock and Class A common stock, collectively, represented approximately 13.3% of our common stock and 42.5% of the aggregate voting power of our common stock.

The Charles F. Dolan children trusts (the “children trusts”) and MSG Entertainment have entered into a registration rights agreement (the “children trusts registration rights agreement”). Under this agreement, MSG Entertainment will provide the children trusts (and, in certain cases, transferees and pledgees of shares of MSGE Class B common stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of MSGE Class A common stock (including those issued upon conversion of shares of MSGE Class B common stock). As of May 17, 2021, the children trusts owned approximately 1.8 million shares of MSGE Class B common stock (the “children trust shares”), which represented approximately 40.2% of our Class B common stock, as well as 90,406 shares of MSGE Class A common stock, which represented 0.5% of our Class A common stock. Such shares of MSGE Class B common stock and Class A common stock, collectively, represented approximately 7.9% of our common stock and 28.2% of the aggregate voting power of our common stock.

In the children trusts registration rights agreement, each children trust has agreed that in the case of any sale or disposition of its shares of MSGE Class B common stock (other than to Charles F. Dolan or other Dolan family interests) by such children trust, or of any of the children trust shares by any other Dolan family interest to which such shares of MSGE Class B common stock are transferred, such shares will be converted into shares of MSGE Class A common stock. The Dolan registration rights agreement does not include a comparable conversion obligation, and the conversion obligation in the children trusts registration rights agreement does not apply to any other shares of MSGE Class B common stock (including the Dolan shares).

The members of the Dolan family group entered into a standstill agreement with MSG Entertainment in which they agreed that, during the 12-month period beginning on the distribution date, the Dolan family group would obtain the prior approval of a majority of MSG Entertainment’s independent directors prior to acquiring common stock of MSG Entertainment through a tender offer that results in members of the Dolan family group owning more than 50% of the total number of outstanding shares of common stock of MSG Entertainment. For purposes of this agreement, the term “independent directors” means the directors of MSG Entertainment who have been determined by our Board to be independent directors for purposes of the NYSE corporate governance standards.

The Dolan registration rights agreement and the children trusts registration rights agreement are included as exhibits to our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on August 31, 2020, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements as filed.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT/DIRECTORS OF MSG NETWORKS

The following table sets forth certain information with respect to the beneficial ownership of MSGN common stock as of May 17, 2021, for:

•	each of the MSG Networks directors;

•	each of the MSG Networks named executive officers identified in the MSG Networks Proxy Statement on Schedule 14A filed with the SEC on October 21, 2020;

•	all of MSG Networks’ current directors and executive officers as a group; and

•	each person or group known by MSG Entertainment or MSG Networks, based on the filings pursuant to Section 13(d) or 13(g) under the Exchange Act, to own beneficially more than 5% of MSGN common stock.

The beneficial ownership set forth in the following table has been determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, MSG Entertainment and MSG Networks believe, based on the information furnished to them, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of MSGN common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 57,048,435 shares of MSGN common stock outstanding at May 17, 2021. In computing the number of shares of MSGN common stock beneficially owned by a person and the percentage ownership of such person, all shares of MSGN common stock subject to options that are currently exercisable or exercisable within 60 days of May 17, 2021 and restricted stock unit awards subject to release within 60 days of May 17, 2021 are deemed to be outstanding. However, these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o MSG Networks Inc., 11 Pennsylvania Plaza, New York, NY 10001.

Name and Address	Title of MSG Networks Stock Class (1)	Beneficial Ownership	Percent of Class		Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)
Dolan family group (3) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock Class B common stock	3,804,378 13,588,555	8.3 100	% %	76.9%

Charles F. Dolan (3)(4)(5)(7)(25) – (29) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock Class B common stock	539,111 6,865,186	1.2 50.5	% %	38.6%

Helen A. Dolan (3)(4)(5)(7)(25) – (29) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock Class B common stock	539,111 6,865,186	1.2 50.5	% %	38.6%

James L. Dolan (3)(6)(8)(9)(12)(20) P.O. Box 420 Oyster Bay, NY 11771	Class A common stock Class B common stock	2,774,099 3,037,335	6.1 22.4	% %	18.2%

Name and Address	Title of MSG Networks Stock Class (1)	Beneficial Ownership	Percent of Class		Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)
Kristin A. Dolan (3)(6)(8)(9)(12) (20) P.O. Box 420 Oyster Bay, NY 11771	Class A common stock Class B common stock	2,774,099 3,037,335	6.1 22.4	% %	18.2%

Thomas C. Dolan (3)(7)(10)(18) (21) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock Class B common stock	80,653 926,958	* 6.8%		5.2%

Brian G. Sweeney (3)(7)(11) (15)(17)(23) 20 Audrey Avenue, 1st Fl Oyster Bay, NY 11771	Class A common stock Class B common stock	184,517 1,595,137	* 11.7%		9.0%

Paul J. Dolan (3)(7)(12)(20)(24) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock Class B common stock	227,056 2,731,954	* 20.1%		15.4%

Aidan J. Dolan (7)	Class A common stock Class B common stock	925 —	* —		*

William J. Bell (7)	Class A common stock Class B common stock	— —	— —		—

Joseph M. Cohen(7)	Class A common stock Class B common stock	— —	* —		*

Joseph J. Lhota (7)	Class A common stock Class B common stock	— —	— —		—

Joel M. Litvin (7)	Class A common stock Class B common stock	— —	— —		—

Stephen C. Mills	Class A common stock Class B common stock	2,250 —	* —		*

Hank J. Ratner (7)	Class A common stock Class B common stock	139,094 —	* —		*

John L. Sykes (7)	Class A common stock Class B common stock	— —	— —		—

Andrea Greenberg (6)	Class A common stock Class B common stock	173,485 —	* —		*

Bret Richter (6)(14)	Class A common stock Class B common stock	91,810 —	* —		*

Lawrence J. Burian (6)	Class A common stock Class B common stock	— —	— —		—

Dawn Darino-Gorski (6)	Class A common stock Class B common stock	24,886 —	* —		*

All executive officers and directors as a group (4) – (14)	Class A common stock Class B common stock	4,067,908 12,667,441	8.9 93.2	% %	72.0%

Name and Address	Title of MSG Networks Stock Class (1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)

Deborah A. Dolan-Sweeney (3)(7)(11) (15)(17)(23) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock Class B common stock	184,517 1,595,137	* 11.7%	9.0%

Marianne E. Dolan Weber (3)(13)(18)(22) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock Class B common stock	156,206 890,802	* 6.6%	5.1%

Kathleen M. Dolan (3)(12)(16) (20) – (24) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock Class B common stock	375,384 5,499,007	* 40.5%	30.9%

Mary S. Dolan (3)(17)(23)(25) – (29) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock Class B common stock	142,387 7,108,011	* 52.3%	39.7%

Matthew J. Dolan (3)(18)(21)(22) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock Class B common stock	91,737 1,817,760	* 13.4%	10.2%

Corby Dolan Leinauer (3)(19)(21)(22)(25) – (29) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock Class B common stock	81,934 6,189,030	* 45.5%	34.6%

Charles F. Dolan Children Trust FBO James L. Dolan (3)(20) P.O. Box 420 Oyster Bay, NY 11771	Class A common stock Class B common stock	87,750 1,812,973	* 13.3%	10.2%

Charles F. Dolan Children Trust FBO Thomas C. Dolan (3)(21) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock Class B common stock	39,886 926,958	* 6.8%	5.2%

Charles F. Dolan Children Trust FBO Marianne Dolan Weber (3)(22) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock Class B common stock	47,864 890,802	* 6.6%	5.0%

Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney (3)(23) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock Class B common stock	47,864 918,981	* 6.8%	5.2%

Name and Address	Title of MSG Networks Stock Class (1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)

Charles F. Dolan Children Trust FBO Kathleen M. Dolan (3)(24) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock Class B common stock	47,864 918,981	* 6.8%	5.2%

Charles F. Dolan 2009 Family Trust FBO James L. Dolan (3)(4)(5)(25) P.O. Box 420 Oyster Bay, NY 11771	Class A common stock Class B common stock	13,295 1,291,206	* 9.5%	7.2%

Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan (3)(4)(5)(26) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock Class B common stock	13,295 1,291,206	* 9.5%	7.2%

Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber (3)(4)(5)(27) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock Class B common stock	13,295 1,279,206	* 9.4%	7.1%

Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (3)(4)(5)(28) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock Class B common stock	13,295 1,111,206	* 8.2%	6.2%

Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan (3)(4)(5)(29) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock Class B common stock	13,295 1,216,206	* 9.0%	6.8%

Ariel Investments, LLC (30) 200 E. Randolph Street Suite 2900 Chicago, IL 60601	Class A common stock Class B common stock	10,133,713 —	23.3 —%	5.7%

The Vanguard Group (31) 100 Vanguard Blvd. Malvern, PA 19355	Class A common stock Class B common stock	4,815,726 —	11.1 —%	2.7%

BlackRock, Inc. (32) 55 East 52nd Street New York, NY 10055	Class A common stock Class B common stock	2,843,981 —	6.5 —%	1.6%

GAMCO Investors, Inc. (33) One Corporate Center Rye, NY 10580	Class A common stock Class B common stock	3,383,672 —	7.8 —%	1.9%

ClearBridge Investments, LLC (34) 620 8th Avenue New York, NY 10018	Class A common stock Class B common stock	2,921,777 —	6.7 —%	1.6%

Name and Address	Title of MSG Networks Stock Class (1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)

Contrarius Investment Management Limited (35) 2 Bond Street St. Helier Y9 JE2 3NP	Class A common stock Class B common stock	3,972,758 —	9.1 —%	2.2%

*	Less than 1%.
(1)

Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of MSGN Class A common stock is exclusive of the shares of MSGN Class A common stock that are issuable upon conversion of shares of MSGN Class B common stock. Share ownership reflects rounding for share-based compensation in the aggregate, not by specific tranche or award.

(2)

Shares of MSGN Class B common stock are convertible into shares of MSGN Class A common stock at the option of the holder on a share-for-share basis. The holder of one share of MSGN Class A common stock has one vote per share at a meeting of our stockholders and the holder of one share of MSGN Class B common stock has ten votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of MSGN Class A common stock have the right to elect 25% of the MSGN board rounded up to the nearest whole director and the holders of MSGN Class B common stock have the right to elect the remaining members of the MSGN board.

(3)

Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Exchange Act. The members of this group (the “group members”) are: Charles F. Dolan, individually and as a Trustee of the Charles F. Dolan 2009 Revocable Trust (the “CFD 2009 trust”); Helen A. Dolan; James L. Dolan; Thomas C. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (each, a “Dolan children trust”), and as sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne E. Dolan Weber; Deborah A. Dolan-Sweeney; the CFD 2009 trust; the Dolan Children Trust FBO Kathleen M. Dolan; the Dolan Children Trust FBO Marianne Dolan Weber; the Dolan Children Trust FBO Deborah Dolan-Sweeney; the Dolan Children Trust FBO James L. Dolan; the Dolan Children Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO James L. Dolan; the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan; the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber; the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney; the Ryan Dolan 1989 Trust; and the Tara Dolan 1989 Trust. Individuals who are not group members but are trustees of trusts that are group members also include Corby Dolan Leinauer, as a Trustee of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (collectively, the “2009 family trusts” and individually, a “2009 family trust”); Paul J. Dolan, as a Trustee of the Dolan Children Trust FBO Kathleen M. Dolan and the Dolan Children Trust FBO James L. Dolan; Matthew J. Dolan, as a Trustee of the Dolan Children Trust FBO Marianne Dolan Weber and the Dolan Children Trust FBO Thomas C. Dolan; and Mary S. Dolan, as a Trustee of the Dolan Children Trust FBO Deborah Dolan-Sweeney and each of the 2009 family trusts. The group members may be deemed to beneficially own an aggregate of (i) 3,804,378 shares of MSGN Class A common stock (including 1,487,150 shares of MSGN Class A common stock owned of record in the aggregate and options to purchase 2,317,228 shares of MSGN Class A common stock that are exercisable within 60 days of May 17, 2021) and (ii) 13,588,555 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof. Group members in the aggregate may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 13,588,555 shares of MSGN Class B common stock (representing all outstanding MSGN Class B common stock) and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof by reason of the terms of an agreement among the group members. Individuals who are not group members but are trustees of trusts that are group members may be deemed to beneficially own an additional 112,136 shares of MSGN Class A common stock.
(4)

Charles F. Dolan may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 539,111 shares of MSGN Class A common stock (including 82,228 shares of MSGN Class A common stock owned of record by the CFD 2009 trust for which he serves as co-trustee, 390,408 shares of MSGN Class A common stock owned of record by the Dolan Family Foundation and an aggregate of 66,475 shares of MSGN Class A common stock owned of record by the 2009 family trusts) and an aggregate of 6,865,186 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof (including 676,156 shares of MSGN Class B common stock owned of record by the CFD 2009 trust for which he serves as co-trustee and an aggregate of 6,189,030 shares of MSGN Class B common stock owned of record by the 2009 family trusts). Includes an aggregate of 6,189,030 shares of MSGN Class B common stock owned of record by the 2009 family trusts which Charles F. Dolan may be deemed to have the right to acquire because he has the right to substitute assets with each of the trusts, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. He disclaims beneficial ownership of 390,408 shares of MSGN Class A common stock owned of record by the Dolan Family Foundation and an aggregate of 66,475 shares of MSGN Class A common stock owned of record by the 2009 family trusts, and an aggregate of 6,189,030 shares of MSGN Class B common stock owned of record by the 2009 family trusts.

(5)

Helen A. Dolan may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 539,111 shares of MSGN Class A common stock (including 390,408 shares of MSGN Class A common stock owned of record by the Dolan Family Foundation, an aggregate of 66,475 shares of MSGN Class A common stock owned of record by the 2009 family trusts, and 82,228 shares of MSGN Class A common stock owned of record by the CFD 2009 trust for which her spouse serves as co-trustee) and 6,865,186 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof (including 676,156 shares of MSGN Class B common stock owned of record by the CFD 2009 trust for which her spouse serves as co-trustee and an aggregate of 6,189,030 shares of MSGN Class B common stock owned of record by the 2009 family trusts). Includes an aggregate of 6,189,030 shares of MSGN Class B common stock owned of record by the 2009 family trusts which Helen A. Dolan’s spouse, Charles F. Dolan, may be deemed to have the right to acquire because he has the right to substitute assets with each of the trusts, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. She disclaims beneficial ownership of 390,408 shares of MSGN Class A common stock owned of record by the Dolan Family Foundation, an aggregate of 66,475 shares of MSGN Class A common stock owned of record by the 2009 family trusts, and 82,228 shares of MSGN Class A common stock owned of record by the CFD 2009 trust for which her spouse serves as co-trustee, and 6,865,186 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof (including 676,156 shares of MSGN Class B common stock owned of record by the CFD 2009 trust for which her spouse serves as co-trustee and an aggregate of 6,189,030 shares of MSGN Class B common stock owned of record by the 2009 family trusts).

(6)

Does not include unvested restricted stock units, target amount of unvested performance stock units, unvested time-based stock options and target amount of unvested performance-based stock options granted under the MSG Networks employee stock plan (except for restricted stock units and performance stock units subject to vesting and stock options and performance-based stock options exercisable, in each case, within 60 days of May 17, 2021). The excluded number of restricted stock units for the following individuals is:

Mr. James L. Dolan, 197,369 units; Ms. Andrea Greenberg, 257,034 units; Mr. Bret Richter, 90,719 units; Mr. Lawrence J. Burian, 45,361 units; and Ms. Dawn Darino-Gorski, 30,997 units. The excluded number of target performance stock units for the following individuals is: Mr. James L. Dolan, 197,369 units; Ms. Andrea Greenberg, 338,524 units; Mr. Bret Richter, 119,480 units; Mr. Lawrence J. Burian, 59,741 units; and Ms. Dawn Darino-Gorski, 40,823 units. The excluded number of time-based stock options and target performance-based stock options for Mr. Dolan are 475,633 and 871,346, respectively.
(7)

Does not include restricted stock units granted under MSG Networks’ director stock plan. The excluded number of restricted stock units for the following individuals is: Messrs. William J. Bell, 38,421 units; Charles F. Dolan, 56,001 units; Paul J. Dolan, 38,421 units; Aidan J. Dolan, 14,126 units; Kristin A. Dolan, 23,608 units; Thomas C. Dolan, 56,001 units; Joseph M. Cohen, 14,126 units; Joseph J. Lhota, 32,052 units; Joel M. Litvin, 38,421 units; Stephen C. Mills, 11,338; Hank J. Ratner, 38,421 units; Brian G. Sweeney, 56,001 units and John L. Sykes, 39,331 units.

(8)

James L. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,662,286 shares of MSGN Class A common stock (including 343,583 shares of MSGN Class A common stock owned of record personally and 1,475 shares of MSGN Class A common stock held as custodian for one or more minor children, and options owned of record personally to purchase 2,317,228 shares of MSGN Class A common stock that are exercisable within 60 days of May 17, 2021) and 1,224,362 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof owned of record personally and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 111,813 shares of MSGN Class A common stock (including 1,250 shares of MSGN Class A common stock owned jointly with his spouse, 22,813 shares of MSGN Class A common stock owned of record personally by his spouse and 87,750 shares of MSGN Class A common stock owned of record by the Dolan children trust for his benefit) and 1,812,973 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof owned of record by the Dolan children trust for his benefit. He disclaims beneficial ownership of 1,475 shares of MSGN Class A common stock held as custodian for one or more minor children, 22,813 shares of MSGN Class A common stock owned of record personally by his spouse, and 87,750 shares of MSGN Class A common stock and 1,812,973 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof owned of record by the Dolan children trust for his benefit.

(9)

Kristin A. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 22,813 shares of MSGN Class A common stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 2,751,286 shares of MSGN Class A common stock (including 1,250 shares of MSGN Class A common stock owned jointly with her spouse, James L. Dolan, 343,583 shares of MSGN Class A common stock owned of record by her spouse, options owned of record by her spouse to purchase 2,317,228 shares of MSGN Class A common stock that are exercisable within 60 days of May 17, 2021, 1,475 shares of MSGN Class A common stock held by her spouse as custodian for one or more minor children and 87,750 shares of MSGN Class A common stock owned of record by the Dolan children trust for the benefit of her spouse) and 3,037,335 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof (including 1,224,362 shares of MSGN Class B common stock owned of record by her spouse and 1,812,973 shares of MSGN Class B common stock owned by the Dolan children trust for the benefit of her spouse). She disclaims beneficial ownership of 1,475 shares of MSGN Class A common stock held by her spouse as custodian for one or more minor children, 343,583 shares of MSGN Class A common stock owned of record by her spouse, options owned of record by her spouse to purchase 2,317,230 shares of MSGN Class A common stock that are exercisable within 60 days of May 17, 2021, 87,750 shares of MSGN Class A common stock owned of record by the Dolan children trust for the benefit of her spouse and 3,037,335 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof (including 1,224,362 shares of MSGN Class B common stock owned of record by her spouse and 1,812,973 shares of MSGN Class B common stock owned of record by the Dolan children trust for the benefit of her spouse).

(10)

Thomas C. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 40,767 shares of MSGN Class A common stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 39,886 shares of MSGN Class A common stock and 926,958 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof owned of record by the Dolan children trust for his benefit. He disclaims beneficial ownership of 39,886 shares of MSGN Class A common stock and 926,958 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof owned of record by the Dolan children trust for his benefit.

(11)

Brian G. Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and dispose or direct the disposition of 27,057 shares of MSGN Class A common stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 157,460 shares of MSGN Class A common stock (including 20,618 shares of MSGN Class A common stock owned by his spouse, Deborah A. Dolan-Sweeney, an aggregate of 6,750 shares MSGN Class A common stock held in trust for his children for which he serves as trustee, 82,228 shares of MSGN Class A common stock owned of record by the CFD 2009 trust for which he serves as co-trustee and 47,864 shares of MSGN Class A common stock owned by the Dolan children trust for the benefit of his spouse) and 1,595,137 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof (including 676,156 shares of MSGN Class B common stock owned of record by the CFD 2009 trust for which he serves as co-trustee and 918,981 shares of MSGN Class B common stock owned by the Dolan children trust for the benefit of his spouse). He disclaims beneficial ownership of the 20,618 shares of MSGN Class A common stock owned by his spouse, the 6,750 shares of MSGN Class A common stock held in trusts for his children for which he serves as trustee, 82,228 shares of MSGN Class A common stock owned of record by the CFD 2009 trust for which he serves as co-trustee and 47,864 shares of MSGN Class A common stock owned by the Dolan children trust for the benefit of his spouse and 1,595,137 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof (including 676,156 shares of MSGN Class B common stock owned of record by the CFD 2009 trust for which he serves as co-trustee and 918,981 shares of MSGN Class B common stock owned by the Dolan children trust for the benefit of his spouse).

(12)

Paul J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 91,442 shares of MSGN Class A common stock owned of record by the CFD Trust No. 10, for which he serves as co-trustee and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 135,614 shares of MSGN Class A common stock owned of record by the Dolan children trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee, and an aggregate of 2,731,954 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof owned of record by the Dolan children trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee. He disclaims beneficial ownership of 91,442 shares of MSGN Class A common stock owned of record by the CFD Trust No. 10, for which he serves as co-trustee, an aggregate of 135,614 shares of MSGN Class A common stock owned of record by the Dolan children trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee, and an aggregate of 2,731,954 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof owned of record by the Dolan children trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee.

(13)

Marianne E. Dolan Weber may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 9,191 shares of MSGN Class A common stock owned of record personally and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 147,015 shares of MSGN Class A common stock (including 925 shares of MSGN Class A common stock owned of record by a member of her household, 625 shares of MSGN Class A common stock owned of record personally by her spouse, 97,601 shares of MSGN Class A common stock owned of record by the Heartfelt Wings Foundation Inc. and 47,864 shares of MSGN Class A common stock owned of record by the Dolan children trust for her benefit) and 890,802 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof owned of record by the Dolan children trust for her benefit. She disclaims beneficial ownership of 925 shares of MSGN Class A common stock owned of record by a member of her household, 625 shares of MSGN Class A common stock owned of record personally by her spouse, 97,601 shares of MSGN Class A common stock owned of record by the Heartfelt Wings Foundation Inc., 47,864 shares of MSGN Class A common stock owned of record by the Dolan children trust for her benefit and 890,802 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof owned of record by the Dolan children trust for her benefit.
(14)

Bret Richter may be deemed to have the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 91,810 shares of MSGN Class A common stock (including 91,710 shares of MSGN Class A common stock held directly and 100 shares of MSGN Class A common stock owned by a member of his household). Mr. Richter disclaims beneficial ownership of the 100 shares of MSGN Class A common stock owned by a member of his household.

(15)

Deborah A. Dolan-Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 20,618 shares of MSGN Class A common stock owned of record personally and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 163,899 shares of MSGN Class A common stock (including 27,057 shares of MSGN Class A common stock owned of record by her spouse, 6,750 shares of MSGN Class A common stock held by trusts for her children for which her spouse serves as trustee, 82,228 shares of MSGN Class A common stock owned of record by the CFD 2009 trust for which her spouse serves as co-trustee and 47,864 shares of MSGN Class A common stock owned of record by the Dolan children trust for her benefit) and 1,595,137 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof (including 676,156 shares of MSGN Class B common stock owned of record by the CFD 2009 trust for which her spouse serves as co-trustee and 918,981 shares of MSGN Class B common stock owned of record by the Dolan children trust for her benefit). She disclaims beneficial ownership of 27,057 shares of MSGN Class A common stock owned of record by her spouse, 6,750 shares of MSGN Class A common stock held by trusts for her children for which her spouse serves as trustee, 82,228 shares of MSGN Class A common stock owned of record by the CFD 2009 trust for which her spouse serves as co-trustee and 47,864 shares of MSGN Class A common stock and 1,595,137 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof (including 676,156 shares of MSGN Class B common stock owned of record by the CFD 2009 trust for which her spouse serves as co-trustee and 918,981 shares of MSGN Class B common stock owned of record by the Dolan children trust for her benefit).

(16)

Kathleen M. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 6,555 shares of MSGN Class A common stock (including 4,705 shares of MSGN Class A common stock owned of record personally and 1,850 shares of MSGN Class A common stock held as custodian for one or more minor children) and an aggregate of 30,312 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof (including 15,156 shares of MSGN Class B common stock owned of record by the Ryan Dolan 1989 Trust and 15,156 shares of MSGN Class B common stock owned of record by the Tara Dolan 1989 Trust, for which she serves as sole trustee), and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 368,829 shares of MSGN Class A common stock (including 97,601 shares of MSGN Class A common stock owned of record by the Green Mountain Foundation Inc. and an aggregate of 271,228 shares of MSGN Class A common stock owned of record by the Dolan children trusts, for which she serves as co-trustee) and an aggregate of 5,468,695 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof owned of record by the Dolan children trusts, for which she serves as co-trustee. She disclaims beneficial ownership of 1,850 shares of MSGN Class A common stock held as custodian for one or more minor children, 97,601 shares of MSGN Class A common stock owned of record by the Green Mountain Foundation Inc., an aggregate of 271,228 shares of MSGN Class A common stock owned of record by the Dolan children trusts, for which she serves as co-trustee, and an aggregate of 5,499,007 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof (including 15,156 shares of MSGN Class B common stock owned of record by the Ryan Dolan 1989 Trust and 15,156 shares of MSGN Class B common stock owned of record by the Tara Dolan 1989 Trust, for which she serves as sole trustee and 5,468,695 shares of MSGN Class B common stock owned of record by the Dolan children trusts, for which she serves as co-trustee).
(17)

Mary S. Dolan may be deemed to have (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 6,839 shares of MSGN Class A common stock held as custodian for one or more minor children and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 135,548 shares of MSGN Class A common stock (including 7,809 shares of MSGN Class A common stock owned jointly with her spouse, 47,864 shares of MSGN Class A common stock owned of record by the Dolan children trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 3,348 shares of MSGN Class A common stock (including 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 10,052 shares of MSGN Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 66,475 shares of MSGN Class A common stock owned of record by the 2009 family trusts, for which she serves as co-trustee) and an aggregate of 7,108,011 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof (including 918,981 shares of MSGN Class B common stock owned of record by the Dolan children trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, and an aggregate of 6,189,030 shares of MSGN Class B common stock owned of record by the 2009 family trusts, for which she serves as co-trustee). She disclaims beneficial ownership of 6,839 shares of MSGN Class A common stock held as custodian for one or more minor children, 47,864 shares of MSGN Class A common stock owned of record by the Dolan children trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 3,348 shares of MSGN Class A common stock (including 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 10,052 shares of MSGN Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 66,475 shares of MSGN Class A common stock owned of record by the 2009 family trusts, for which she serves as co-trustee, and 918,981 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof owned of record by the Dolan children trust for the benefit of Deborah A. Dolan-Sweeney, for which she serves as co-trustee, and an aggregate of 6,189,030 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof owned of record by the 2009 family trusts, for which she serves as co-trustee.

(18)

Matthew J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 2,387 shares of MSGN Class A common stock (including 1,225 shares of MSGN Class A common stock owned of record personally and 1,162 shares of MSGN Class A common stock held as custodian for a minor child) and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 89,350 shares of MSGN Class A common stock (including 950 shares of MSGN Class A common stock owned jointly with his spouse, 650 shares of MSGN Class A common stock held by his spouse as custodian for a minor child and 87,750 shares of MSGN Class A common stock owned of record by the Dolan children trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee) and an aggregate of 1,817,760 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof owned of record by the Dolan children trusts for the benefit of Marianne E. Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee. He disclaims beneficial ownership of 1,162 shares of MSGN Class A common stock held as custodian for a minor child, 650 shares of MSGN Class A common stock held by his spouse as custodian for a minor child and an aggregate of 87,750 shares of MSGN Class A common stock owned of record by the Dolan children trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee, and an aggregate of 1,817,760 shares of MSGN Class B common stock and the equal number of shares of MSGN Class A common stock issuable upon conversion thereof owned of record by the Dolan children trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee.
(19)

Corby Dolan Leinauer may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 81,934 shares of MSGN Class A common stock (including 2,059 shares of MSGN Class A common stock owned of record by the Leinauer Family Education Trust, an aggregate of 3,348 shares MSGN Class A common stock (including 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, and 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 10,052 shares of MSGN Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 66,475 shares of MSGN Class A common stock owned of record by the 2009 family trusts, for which she serves as co-trustee) and an aggregate of 6,189,030 shares of MSGN Class A common stock issuable upon conversion of an equal number of shares of MSGN Class B common stock owned of record by the 2009 family trusts, for which she serves as co-trustee. She disclaims beneficial ownership of 2,059 shares of MSGN Class A common stock owned of record by the Leinauer Family Education Trust, an aggregate of 3,348 shares of MSGN Class A common stock (including 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber, and 837 shares of MSGN Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 10,052 shares of MSGN Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, an aggregate of 66,475 shares of MSGN Class A common stock owned of record by the 2009 family trusts, for which she serves as co-trustee, and an aggregate of 6,189,030 shares of MSGN Class A common stock issuable upon conversion of an equal number of shares of MSGN Class B common stock owned of record by the 2009 family trusts, for which she serves as co-trustee.

(20)	Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(21)	Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(22)	Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.
(23)	Kathleen M. Dolan and Mary S. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.
(24)	Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(25)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(26)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(27)

Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.

(28)

Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.

(29)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(30)

Based upon a Schedule 13G (Amendment No. 7) filed with the SEC on February 12, 2021, Ariel Investments, LLC beneficially owns 10,133,713 shares of MSGN Class A common stock. Ariel Investments, LLC has sole voting power over 9,743,318 shares of MSGN Class A common stock and sole dispositive power over 10,133,713 shares of MSGN Class A common stock.

(31)

Based upon a Schedule 13G (Amendment No. 10) filed with the SEC on February 10, 2021, The Vanguard Group (“Vanguard”) beneficially owns 4,815,726 shares of MSGN Class A common stock. Vanguard has sole voting power over 0 shares of MSGN Class A common stock, shared voting power over 42,674 shares of MSGN Class A common stock, sole dispositive power over 4,721,392 shares of MSGN Class A common stock and shared dispositive power over 94,334 shares of MSGN Class A common stock.

(32)

Based upon a Schedule 13G (Amendment No. 4) filed with the SEC on January 29, 2021, BlackRock, Inc. (“BlackRock”) beneficially owns 2,843,981 shares of MSGN Class A common stock. BlackRock has sole voting power over 2,728,423 shares of MSGN Class A common stock and sole dispositive power over 2,843,981shares of MSGN Class A common stock.

(33)

Based upon a Schedule 13D (Amendment No. 3) filed with the SEC on November 5, 2019, certain operating subsidiaries of GAMCO Investors, Inc. (“GAMCO”) beneficially hold, or exercise investment discretion over various institutional accounts which would hold, an aggregate of 3,383,672 shares of MSGN Class A common stock. Mario J. Gabelli who directly or indirectly controls, or for which he acts as Chief Investment Officer of all the GAMCO filing entities, is deemed to have beneficial ownership of the shares of MSGN Class A common stock held by such entities.

(34)

Based upon a Schedule 13G (Amendment No. 7) filed with the SEC on February 11, 2021, ClearBridge Investments, LLC (“ClearBridge Investments”) beneficially owns 2,921,777 shares of MSGN Class A common stock. ClearBridge Investments has sole voting power over 2,921,777 shares of MSGN Class A common stock and sole dispositive power over 2,921,777 shares of MSGN Class A common stock. ClearBridge Investments is not affiliated with ClearBridge Compensation Group, the independent compensation consultant to the Compensation Committee of the MSGN board.

(35)

Based upon a Schedule 13G filed with the SEC on February 12, 2021, Contrarius Investment Management Limited (“Contrarius”) beneficially owns 3,972,758 shares of MSGN Class A common stock. Contrarius has shared voting power over 3,972,758 shares of MSGN Class A common stock and sole dispositive power over 3,972,758 shares of MSGN Class A common stock.

The Dolan family group, including trusts for the benefit of members of the Dolan family group, by virtue of their ownership of MSGN Class B common stock, are able collectively to control stockholder decisions on matters on which holders of our MSGN Class A common stock and MSGN Class B common stock vote together as a single class, and to elect up to 75% of the MSGN board. Members of the Dolan family group are parties to a stockholders agreement, which has the effect of causing the voting power of the MSGN Class B common stock stockholders to be cast as a block on all matters to be voted on by holders of our MSGN Class B common stock. Under the stockholders agreement, the shares of MSGN Class B common stock owned by members of the Dolan family group are to be voted on all matters in accordance with the determination of the Dolan family committee, except that the decisions of the Dolan family committee are non-binding with respect to the shares of MSGN Class B common stock owned by certain Dolan family trusts that collectively own approximately 40.5% of the outstanding Class B common stock.

The Dolan family committee consists of Charles F. Dolan and five of his children, James L. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Deborah A. Dolan-Sweeney and Marianne E. Dolan Weber. The Dolan family committee generally acts by a majority vote, except that approval of a going-private transaction must be by a two-thirds vote and approval of a change in control transaction must be by not less than all but one vote. The voting members of the Dolan family committee are James L. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Deborah A. Dolan-Sweeney and Marianne E. Dolan Weber, with each member having one vote other than James L. Dolan, who has two votes. Because James L. Dolan has two votes, he has the ability to block Dolan family committee approval of any MSG Networks change in control transaction. Shares of MSGN Class B common stock owned by the excluded trusts are to be voted on all matters in accordance with the determination of the excluded trusts holding a majority of the MSGN Class B common stock held by all excluded trusts, except in the case of a vote on a going-private transaction or a change in control transaction, in which case a vote of excluded trusts holding two-thirds of the MSGN Class B common stock owned by the excluded trusts is required.

Charles F. Dolan, all other holders of our MSGN Class B common stock (other than the Charles F. Dolan children trusts), the Dolan Family Foundation and MSG Networks have entered into a registration rights agreement (the “Dolan registration rights agreement”). Under this agreement, MSG Networks will provide the parties to the Dolan registration rights agreement (the “Dolan parties”) (and, in certain cases, transferees and pledgees of shares of MSGN Class B common stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of MSGN Class A common stock (including those issued upon conversion of shares of MSGN Class B common stock). As of May 17, 2021, the Dolan parties owned approximately 8.1 million shares of MSGN Class B common stock (the “Dolan shares”), which represented approximately 59.8% of our MSGN Class B common stock as well as approximately 3.5 million shares of MSGN Class A common stock (including options), which represented approximately 7.7% of our MSGN Class A common stock. Such shares of MSGN Class B common stock and MSGN Class A common stock, collectively, represented 19.6% of our MSGN common stock and 46.6% of the aggregate voting power of our MSGN common stock.

The Charles F. Dolan children trusts (the “children trusts”) and MSG Networks have entered into a registration rights agreement (the “children trusts registration rights agreement”). Under this agreement, MSG Networks will provide the children trusts (and, in certain cases, transferees and pledgees of shares of MSGN Class B common stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of MSGN Class A common stock (including those issued upon conversion of shares of MSGN Class B common stock). As of May 17, 2021, the children trusts owned approximately 5.5 million shares of MSGN Class B common stock (the “children trust shares”), which represented approximately 40.2% of our MSGN Class B common stock, as well as 271,228 shares of MSGN Class A common stock, which represented approximately 0.6% of our MSGN Class A common stock. Such shares of MSGN Class B common stock and MSGN Class A common stock, collectively, represented approximately 10.1% of MSGN common stock and 30.6% of the aggregate voting power of MSGN common stock.

In the children trusts registration rights agreement, each children trust has agreed that in the case of any sale or disposition of its shares of MSGN Class B common stock (other than to Charles F. Dolan or other Dolan family interests) by such children trust, or of any of the children trust shares by any other Dolan family interest to which such shares of MSGN Class B common stock are transferred, such shares will be converted into shares of MSGN Class A common stock. The Dolan registration rights agreements does not include a comparable conversion obligation, and the conversion obligation in the children trusts registration rights agreement does not apply to any other shares of MSGN Class B common stock (including the Dolan shares).

The Dolan registration rights agreement and the children trusts registration rights agreement are included as exhibits to MSG Networks’ Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on August 13, 2020, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements as filed.

NO APPRAISAL RIGHTS

Appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction.

Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the DGCL. Section 262 of the DGCL provides that stockholders have the right, in some circumstances, to dissent from certain corporate actions and to instead demand payment of the fair value of their shares. Stockholders do not have appraisal rights with respect to shares of any class or series of stock if such shares of stock, or depositary receipts in respect thereof, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders, unless the stockholders receive in exchange for their shares anything other than shares of stock of the surviving or resulting corporation (or depositary receipts in respect thereof), or of any other corporation that is publicly listed or held by more than 2,000 holders of record, cash in lieu of fractional shares or fractional depositary receipts described above or any combination of the foregoing. Therefore, because MSGN Class A common stock is listed on the NYSE, and holders of MSGN Class A common stock will receive in the merger only shares of MSGE Class A common stock, which will be publicly listed on the NYSE, holders of MSGN Class A common stock will not be entitled to appraisal rights in the merger with respect to their shares of MSGN Class A common stock.

Shares of MSGN Class B common stock are not listed on a national securities exchange, and holders of shares of MSGN Class B common stock will receive in the merger transactions only shares of MSGE Class B common stock, which are not listed on a national securities exchange or held of record by more than 2,000 holders. However, for purposes of the merger, each holder of shares of MSGN Class B common stock has irrevocably and unconditionally waived, and agreed not to exercise, any rights of appraisal (including under Section 262 of the DGCL), or rights to dissent relating to the merger that such holder of shares of MSGN Class B common stock may directly or indirectly have by virtue of the ownership of shares of MSGN Class B common stock, to the full extent permitted by law pursuant to the voting and support agreement as described in “The Voting Agreements” beginning on page 154.

Under the DGCL, the holders of MSGE common stock are not entitled to appraisal rights in connection with the merger.

LEGAL MATTERS

The validity of the shares of MSGE Class A common stock to be issued in connection with the merger and being offered hereby will be passed upon for MSG Entertainment by Sullivan & Cromwell LLP. Certain U.S. federal income tax consequences relating to the merger will also be passed upon by Sullivan & Cromwell LLP for MSG Entertainment and MSG Networks.

EXPERTS

MSG Entertainment

The consolidated balance sheet of Madison Square Garden Entertainment Corp. as of June 30, 2020 and the combined balance sheet (the entertainment business of Madison Square Garden Sports Corp.) as of June 30, 2019, the related consolidated and combined statements of operations, comprehensive income (loss), cash flows, and equity and redeemable noncontrolling interests for the year ended June 30, 2020, and the combined statement of operations, comprehensive income (loss), cash flows, and equity and redeemable noncontrolling interests for each of the years in the two-year period ended June 30, 2019, and the related notes and financial statement schedule II, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report refers to a change in the accounting method for leases effective July 1, 2019 due to the adoption of ASC Topic 842, Leases and for revenue effective July 1, 2018 due to the adoption of ASC Topic 606, Revenue from Contracts with Customers.

MSG Networks

The consolidated balance sheets of MSG Networks Inc. as of June 30, 2020 and 2019, and the related consolidated statements of operations, comprehensive income, stockholders’ deficiency, and cash flows for each of the years in the three-year period ended June 30, 2020, and the related notes and financial statement schedule II, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

FUTURE STOCKHOLDER PROPOSALS

MSG Entertainment

MSG Entertainment will hold an annual meeting in 2021 regardless of whether the merger has been completed. The MSGE bylaws require stockholders to furnish timely written notice of their intent to nominate a director or bring any other matter before a stockholder meeting, whether or not they wish to include their proposal in MSG Entertainment’s proxy materials. In general, notice must be received by the MSGE Corporate Secretary at its principal executive offices no earlier than 60 days prior to the meeting and no later than 90 days prior to the meeting and must contain specified information concerning, among other things, the matters to be brought before such meeting and concerning the stockholder proposing such matters. If the date of the 2021 annual meeting is announced or disclosed less than 70 days prior to the date of the meeting, such notice must be received by the MSGE Corporate Secretary no more than ten days after such date is first so announced or disclosed by MSG Entertainment.

Additional information regarding MSG Entertainment’s procedures is located in MSG Entertainment’s Proxy Statement on Schedule 14A filed with the SEC on October 27, 2020, which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 221.

MSG Networks

MSG Networks will hold its 2021 annual meeting only if the merger has not already been completed by the anticipated date of the annual meeting. If an annual meeting is held, the MSGN bylaws require stockholders to furnish timely written notice of their intent to nominate a director or bring any other matter before a stockholder meeting, whether or not they wish to include their proposal in MSG Networks’ proxy materials. In general, notice must be received by MSGN Corporate Secretary at its principal executive offices no earlier than 60 days prior to the meeting and no later than 90 days prior to the meeting and must contain specified information concerning, among other things, the matters to be brought before such meeting and concerning the stockholder proposing such matters. If the date of the 2021 annual meeting is announced or disclosed less than 70 days prior to the date of the meeting, such notice must be received by the MSGN Corporate Secretary no more than ten days after such date is first so announced or disclosed by MSG Networks.

Additional information regarding MSG Networks’ procedures is located in MSG Networks’ Proxy Statement on Schedule 14A filed with the SEC on October 21, 2020, which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 221.

OTHER MATTERS

As of the date of this joint proxy statement/prospectus, neither the MSGE board nor the MSGN board knows of any matters that will be presented for consideration at either the MSGE special meeting or the MSGN special meeting other than as described in this joint proxy statement/prospectus. If any other matters come before either of the meetings or any adjournments or postponements of the meetings and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies as to any other matters. The individuals named as proxies intend to vote in accordance with their best judgment as to any other matters.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

MSG Entertainment and MSG Networks have elected to implement the SEC’s householding rules. Accordingly, only one copy of this joint proxy statement/prospectus is being delivered to MSG Entertainment stockholders or MSG Networks stockholders, respectively, residing at the same address, unless such stockholders have notified MSG Entertainment or MSG Networks of their desire to receive multiple copies of the joint proxy statement/prospectus. If you are an MSG Entertainment or an MSG Networks stockholder and, at any time, you no longer wish to participate in householding and would prefer to receive a separate joint proxy statement/prospectus, or if you are receiving multiple copies of this joint proxy statement/prospectus and wish to receive only one, please call D. F. King, the proxy solicitor for each of MSG Entertainment and MSG Networks, toll-free at (866) 620-2535. If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

WHERE YOU CAN FIND MORE INFORMATION

MSG Entertainment and MSG Networks file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. MSG Entertainment’s and MSG Networks’ SEC filings are available to the public at the internet website maintained by the SEC at www.sec.gov. You will also be able to obtain many of these documents, free of charge, from MSG Entertainment by accessing MSG Entertainment’s website at http://www.investor.msgentertainment.com under the “Financials” link and then the “SEC Filings” link or from MSG Networks at http://www.investor.msgnetworks.com under the “Financials” link and then under the heading “SEC Filings.”

Investors may also consult MSG Entertainment’s or MSG Networks’ website for more information concerning the merger described in this joint proxy statement/prospectus. MSG Entertainment’s website is www.msgentertainment.com. MSG Networks’ website is www.msgnetworks.com. Information included on either website is not incorporated by reference into this joint proxy statement/prospectus. The information contained on the websites of MSG Entertainment, MSG Networks and the SEC (except for the filings described below) is expressly not incorporated by reference into this joint proxy statement/prospectus.

MSG Entertainment has filed with the SEC a registration statement of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of MSGE common stock to be issued to MSG Networks stockholders in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about MSGE common stock. The rules and regulations of the SEC allow MSG Entertainment and MSG Networks to omit certain information included in the registration statement from this joint proxy statement/prospectus.

In addition, the SEC allows MSG Entertainment and MSG Networks to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below that MSG Entertainment or MSG Networks has previously filed or will file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). They contain important information about MSG Entertainment, its financial condition and other matters and MSG Networks, its financial condition and other matters.

MSG Entertainment

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed August 31, 2020.

•

Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2020, December  31, 2020 and March 31, 2021 (filed with the SEC on November 16, 2020, February 12, 2021 and May 6, 2021, respectively).

•	Current Reports on Form 8-K dated August 7, 2020, September 11, 2020, November 24, 2020, December 10, 2020, December 17, 2020, March 26, 2021 and April 28, 2021.

•	Any description of shares of MSGE common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

MSG Networks

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed August 13, 2020.

•

Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2020, December  31, 2020 and March 31, 2021 (filed with the SEC on November 2, 2020, February 4, 2021 and May 6, 2021, respectively).

•	Current Reports on Form 8-K dated August 28, 2020, October 7, 2020, November 24, 2020, December 4, 2020, December 18, 2020 and March 26, 2021.

In addition, MSG Entertainment and MSG Networks incorporate by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of this joint proxy statement/prospectus and prior to the date of the MSGE special meeting and the MSGN special meeting. Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You may request copies of this joint proxy statement/prospectus and any of the documents incorporated by reference herein or certain other information concerning MSG Entertainment or MSG Networks, without charge, upon written or oral request to the applicable company’s principal executive offices. The respective addresses and phone numbers of such principal executive offices are listed below.

MSG Entertainment Madison Square Garden Entertainment Corp. Two Pennsylvania Plaza New York, NY 10121 Attention: Investor Relations Telephone: (212) 631-5422	MSG Networks MSG Networks Inc. 11 Pennsylvania Plaza New York, NY 10001 Attention: Investor Relations Telephone: (212) 631-5422

If you are a stockholder of MSG Entertainment or MSG Networks and would like to request documents, please do so by June 30, 2021 to receive them before the MSGE special meeting and the MSGN special meeting. If you request any documents from MSG Entertainment or MSG Networks, MSG Entertainment or MSG Networks will mail them to you by first class mail, or another equally prompt means, within one business day after MSG Entertainment or MSG Networks receives your request.

This joint proxy statement/prospectus is a prospectus of MSG Entertainment and is a joint proxy statement of MSG Entertainment and MSG Networks for the MSGE special meeting and the MSGN special meeting. You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. Neither MSG Entertainment nor MSG Networks has authorized anyone to give any information or make any representation about the merger or MSG Entertainment or MSG Networks that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that MSG Entertainment or MSG Networks has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies. Neither our mailing of this joint proxy statement/prospectus to MSG Entertainment or MSG Networks stockholders, nor the issuance by MSG Entertainment of shares of common stock pursuant to the merger, will create any implication to the contrary.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

BROADWAY SUB INC.

and

MSG NETWORKS INC.

Dated as of MARCH 25, 2021

A-i

A-ii

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	Index of Defined Terms
Exhibit A	Surviving Company Certificate of Incorporation
Exhibit B	Surviving Company By-laws
Exhibit C	Form of the Voting and Support Agreements
Exhibit D	Form of Parent Tax Representation Letter
Exhibit E	Form of Company Tax Representation Letter
Parent Disclosure Schedule
Company Disclosure Schedule

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 25, 2021, is entered into by and among Madison Square Garden Entertainment Corp., a Delaware corporation (“Parent”), Broadway Sub Inc., a Delaware corporation and a wholly-owned direct subsidiary of Parent (“Merger Sub”) and MSG Networks Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the parties hereto intend that Parent will acquire the Company by means of a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly-owned subsidiary of Parent;

WHEREAS, the Special Committee of the board of directors of the Company (the “Company Special Committee”) has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its stockholders (other than Parent, the Principal Stockholders (as defined below) and their respective affiliates) and (ii) recommended that the board of directors of the Company (the “Company Board”) adopt resolutions approving, adopting and declaring advisable this Agreement and the transactions contemplated hereby and recommending that this Agreement be adopted by the stockholders of the Company.

WHEREAS, the Company Board (acting upon the recommendation of the Company Special Committee) has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its stockholders (other than Parent, the Principal Stockholders and their respective affiliates), (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby and (iii) resolved to recommend that this Agreement be adopted by the stockholders of the Company.

WHEREAS, the Special Committee of the board of directors of Parent (the “Parent Special Committee”) has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of Parent and (ii) recommended that the board of directors of Parent (the “Parent Board”) adopt resolutions approving, adopting and declaring advisable this Agreement and the transactions contemplated hereby and recommending that the Share Issuance (as defined herein) be approved by the stockholders of Parent.

WHEREAS, the Parent Board (acting upon the recommendation of the Parent Special Committee) has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of Parent, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby and (iii) resolved to recommend that the Share Issuance be approved by the stockholders of Parent.

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and material inducement to Parent’s and the Company’s respective willingness to enter into this Agreement, certain stockholders of each of the Company and Parent (the “Principal Stockholders”) are entering into a voting agreement with Parent, dated as of the date of this Agreement (the “Parent Voting and Support Agreement”) and a voting agreement with the Company, dated as of the date of this Agreement (the “Company Voting and Support Agreement” and together with the Parent Voting and Support Agreement and this Agreement, the “Transaction Agreements”), in the forms attached hereto as Exhibit C, pursuant to which, among other things, the Principal Stockholders have agreed to vote all shares of Company Common Stock and Parent Common Stock beneficially owned by them to approve this Agreement and take certain other actions in furtherance of the Merger, in each case subject to the conditions provided for in the Transaction Agreements.

WHEREAS, the parties hereto intend that, for U.S. federal income tax purposes, (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) Parent, the Company and Merger Sub each will be a party to such reorganization within the meaning of Section 368(b) of the Code.

WHEREAS, the parties hereto also intend this Agreement to be, and hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving company in the Merger (the “Surviving Company”).

SECTION 1.2 Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 at 10:00 a.m. New York City time, on a date to be specified by the Company and Parent, which shall be no later than the third (3rd) Business Day following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), or at such other place, time and date as shall be agreed in writing between the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the parties hereto shall file with the Secretary of State of the State of Delaware a certificate of merger relating to the Merger (the “Certificate of Merger”) executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL, and, as soon as practicable on or after the Closing Date, shall make all other filings required under the DGCL or by the Secretary of State of the State of Delaware in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as the Company and Parent shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

SECTION 1.4 Effects. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

SECTION 1.5 Certificate of Incorporation and By-laws. At the Effective Time, the certificate of incorporation of the Surviving Company shall be amended in the form attached hereto as Exhibit A, and as so amended, shall be the certificate of incorporation of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law. At the Effective Time, the by-laws in the form attached hereto as Exhibit B shall be the by-laws of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law.

SECTION 1.6 Directors and Officers of Surviving Company and Company Subsidiaries. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the certificate of incorporation and by-laws of the Surviving Company. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be, in accordance with the certificate of incorporation and by-laws of the Surviving Company. To the extent requested by Parent at least ten Business Days prior to the Effective Time, the Company shall use its commercially reasonable efforts to cause the applicable officers and directors of each Company Subsidiary (or those Company Subsidiaries so specified by Parent) to tender their resignations as officers or directors of the applicable Company Subsidiaries, effective as of the Effective Time, and to deliver to Parent written evidence of such resignations (to be effective as of the Effective Time) prior to the Effective Time.

ARTICLE II

EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT ENTITIES;

EXCHANGE OF CERTIFICATES

SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of Company Common Stock or Merger Sub Common Stock:

(a) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, in Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Company and shall constitute the only outstanding shares of capital stock of the Surviving Company. From and after the Effective Time, all certificates, if any, representing shares of Merger Sub Common Stock and non-certificated shares of Merger Sub Common Stock held in book entry shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Company into which they were converted in accordance with the immediately preceding sentence.

(b) Conversion of Company Common Stock. Subject to Section 2.2:

(i) Each share of Company Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall be automatically, and without any election on the part of the holder of Company Class A Common Stock, converted into the right to receive a number of fully paid and non-assessable shares of Parent Class A Common Stock such that each holder of record of shares of Company Class A Common Stock immediately prior to the Effective Time shall have the right to receive, in the aggregate, a number of shares of Parent Class A Common Stock equal to the product of (x) the total number of shares of Company Class A Common Stock held of record by such holder immediately prior to the Effective Time, multiplied by (y) the Class A Exchange Ratio, with such product rounded up to the next whole share of Parent Class A Common Stock (the “Class A Merger Consideration”), and each such share of Company Class A Common Stock, when so converted, shall cease to be outstanding and shall cease to exist, and each (A) valid certificate or certificates which immediately prior to the Effective Time represented any such shares of Company Class A Common Stock (each, a “Class A Certificate”) or (B) non-certificated share of Company Class A Common Stock held in book entry (each, a “Class A Book-Entry Share”) shall, upon the Effective Time, represent the right to receive the Class A Merger Consideration and the right to receive any dividends or other distributions to which holders become entitled upon the surrender of such Class A Certificate or such Class A Book-Entry Share in accordance with Section 2.2, without interest.

(ii) Each share of Company Class B Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall be automatically, and without any election on the part of the holder of Company Class B Common Stock, converted into the right to receive a number of fully paid and non-assessable shares of Parent Class B Common Stock such that each holder of record of shares of Company Class B Common Stock immediately prior to the Effective Time shall have the right to receive, in the aggregate, a number of shares of Parent Class B Common Stock equal to the product of (x) the total number of shares of Company Class B Common Stock held of record by such holder immediately prior to the Effective Time, multiplied by (y) the Class B Exchange Ratio, with such product rounded up to the next whole share of Parent Common Stock (the “Class B Merger Consideration”), and each such share of Company Class B Common Stock, when so converted, shall cease to be outstanding and shall be automatically canceled and shall cease to exist, and each (A) valid certificate or certificates which immediately prior to the Effective Time represented any such shares of Company Class B Common Stock (each, a “Class B Certificate”) or (B) non-certificated share of Company Class B Common Stock held in book entry (each, a “Class B Book-Entry Share”) shall, upon the Effective Time, represent the right to receive the Class B Merger Consideration and the right to receive any dividends or other distributions to which holders become entitled upon the surrender of such Class B Certificate or Class B Book-Entry Share in accordance with Section 2.2, without interest.

(iii) Each Excluded Share shall, at the Effective Time, be canceled, and no payment shall be made with respect thereto; provided, that any Excluded Share held by any Subsidiary of either the Company or the Parent immediately prior to the Effective Time shall be converted into such number of shares of common stock of the Surviving Company such that each such Subsidiary owns the same percentage of the Surviving Company immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time.

SECTION 2.2 Exchange of Certificates.

(a) Exchange Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as exchange agent (the “Exchange Agent”) for the payment of the Merger Consideration as promptly as practicable after the Effective Time. At or prior to the Closing, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock (other than Excluded Shares) for exchange in accordance with this Article II through the Exchange Agent, the number of shares of Parent Class A Common Stock and Parent Class B Common Stock sufficient to deliver the aggregate Merger Consideration. All such Parent Common Stock deposited with the Exchange Agent is hereinafter referred to as the “Exchange Fund.”

(b) Letter of Transmittal. As promptly as reasonably practicable after the Effective Time (but no later than three (3) Business Days thereafter), Parent shall, or shall cause the Exchange Agent to, mail to each holder of record of Company Common Stock (other than holders of only Excluded Shares) (i) a form of letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to any shares evidenced by Certificates or any Book-Entry Shares shall pass, only upon (A) with respect to shares evidenced by Certificates, delivery of the Certificates (or affidavits of loss in lieu thereof) and (B) with respect to Book-Entry Shares, upon proper delivery of any “agent’s message” regarding the book-entry transfer of such Book-Entry Shares (or such other evidence, if any, of the transfer as the Exchange Agent may reasonably request), as applicable, to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, in each case, which shall be in a form finalized prior to the Effective Time and have such other provisions as Parent may specify subject to the Company’s reasonable approval.

(c) Merger Consideration Received in Connection with Exchange. Upon (i) the surrender of such Certificate for cancellation to the Exchange Agent (or an affidavit of loss in lieu thereof), in the case of shares of Company Common Stock represented by a Certificate, or (ii) the receipt of an “agent’s message” by the Exchange Agent, in the case of Book-Entry Shares and, in each case, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such shares shall be entitled to receive in exchange therefor (A) the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 2.1(b) and (B) any dividends or other distributions which the holder has the right to receive pursuant to Section 2.2(d). In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock pursuant to Section 2.1(b) and any dividends or other distributions which the holder has the right to receive pursuant to Section 2.2(d) may be issued to a transferee if the Certificate representing such Company Common Stock (or, if the relevant share of Company Common Stock is a Book-Entry Share, proper evidence of such transfer) is presented to the Exchange Agent, accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer and by evidence reasonably satisfactory to the Exchange Agent and Parent that any applicable stock transfer or similar Taxes have been paid or are not payable. Until surrendered as contemplated by this Section 2.2(c), each share of Company Common Stock (other than Excluded Shares), and any Certificate or Book-Entry Share with respect thereto, shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holders of shares of Company Common Stock were entitled to receive in respect of such shares pursuant to this Section 2.2(c) (and any dividends or other distributions pursuant to Section 2.2(d)). No interest shall be paid or shall accrue on any cash payable, if applicable, upon surrender of any Certificate or Book-Entry Share.

(d) Treatment of Unexchanged Shares. All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share, until the surrender or transfer of such Certificate or Book-Entry Share in accordance with this Article II. Subject to escheat, Tax or other applicable Law, following surrender or transfer of any such Certificate or Book-Entry Share, such holder shall be paid, without interest (i) at the time of such surrender or transfer, the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable as of the date of such surrender or transfer with respect to the Parent Common Stock into which the shares represented by such Certificate or such Book-Entry Shares have been converted as of the Effective Time pursuant to this Agreement, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and prior to surrender or transfer and with a payment date subsequent to surrender or transfer payable with respect to the Parent Common Stock into which the shares represented by such Certificate or such Book-Entry Shares have been converted as of the Effective Time pursuant to this Agreement.

(e) No Further Ownership Rights in Company Common Stock. The shares of Parent Common Stock issued in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock and any dividends or other distributions to which holders become entitled in respect of the issued shares of Parent Common Stock shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock or Book-Entry Shares (other than Excluded Shares) are presented to Parent or the Exchange Agent for any reason, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

(f) No Fractional Shares. No fractional shares of Parent Common Stock (or certificates or scrip representing them) shall be issued upon the conversion of Company Common Stock pursuant to Section 2.1(b). For the avoidance of doubt, no Person that is not a record holder of Company Class A Common Stock or Company Class B Common Stock will be entitled hereunder to have any fractional shares of Parent Common Stock rounded up (and such rounding shall only apply with respect to shares of Company Class A Common Stock and/or Company Class B Common Stock held of record by any such record holder), and none of Parent, the Company or Merger Sub shall have any obligation pursuant to Section 2.1(b)(i) or Section 2.1(b)(ii) with respect to any Person that is not a record holder of Company Class A Common Stock or Company Class B Common Stock,

respectively (or with respect to any shares of Company Class A Common Stock or Company Class B Common Stock, respectively, held in any manner other than as shares held of record by such record holder).

(g) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest received with respect thereto) that remains undistributed to the holders of Company Common Stock for one hundred and eighty (180) days after the Effective Time shall be delivered to Parent and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration and any dividends and distributions to which such holder is entitled pursuant to this Article II, in each case without any interest thereon.

(h) No Liability. None of the Company, Parent, Merger Sub or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates or Book-Entry Shares as of immediately prior to such date on which the Exchange Fund would otherwise escheat to, or become the property of, any Governmental Authority) shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(i) Withholding Rights. Each of Parent, Merger Sub, the Company and the Exchange Agent shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement any amounts required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Amounts so withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any dividends and distributions on the Certificate deliverable in respect thereof pursuant to this Agreement.

SECTION 2.3 Treatment of Company Equity Awards.

(a) Company Stock Options. Each Company Stock Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be assumed by Parent and converted into a Parent Stock Option to purchase (i) that number of shares of Parent Class A Common Stock (rounded down to the nearest whole share) equal to the product obtained by multiplying (A) the total number of shares of Company Class A Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (B) the Class A Exchange Ratio, (ii) at a per-share exercise price (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of Company Class A Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by (B) the Class A Exchange Ratio; provided that for each Company Stock Option subject to performance vesting conditions that is outstanding on the date of this Agreement and that remains outstanding at the Effective Time, (x) the number of shares of Company Class A Common Stock used in clause (i)(A) of this sentence shall be equal to the number of shares of Company Class A Common Stock that would be subject to such Company Stock Option assuming the performance conditions applicable thereto were achieved at 100% of target and (y) each such Company Stock Option shall convert to a Parent Stock Option with time-based vesting conditions for the remainder of the applicable performance period. Except as otherwise provided in this Section 2.3(a), each such Parent Stock Option shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Company Stock Option immediately prior to the Effective Time.

(b) Company RSU Awards. Each Company RSU Award, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be assumed by Parent and converted into a Parent RSU Award with respect to a number of shares of Parent Class A Common Stock (rounded up or down to the nearest whole share) equal to the product obtained by multiplying (i) the total number of shares of Company Class A Common Stock subject to such Company RSU Award immediately prior to the Effective Time by (ii) the Class A Exchange Ratio; provided that for each Company RSU Award subject to performance vesting conditions that is outstanding on the date of this Agreement and that remains outstanding at the Effective Time, (x) the number of shares of Company Class A Common Stock used in clause (i) of this sentence shall be equal to the number of shares of Company Class A Common Stock that would be subject to such Company RSU Award assuming the performance conditions applicable thereto were achieved at 100% of target and (y) each such Company RSU Award shall convert to a Parent RSU Award with time-based vesting conditions for the remainder of the applicable performance period. Except as otherwise provided in this Section 2.3(b), each such Parent RSU Award shall continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Company RSU Award immediately prior to the Effective Time.

(c) Taxes. Notwithstanding any other provision of this Agreement, all Company Equity Awards shall be treated in a manner so as not to result in the incurrence of a penalty tax under Section 409A of the Code. To the extent applicable, transactions with respect to Company Equity Awards shall be subject to the withholding requirements as provided in Section 2.2(i).

(d) Company Actions. At or prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof administering the Company Stock Plans) shall pass resolutions and take any actions which are necessary to effect the foregoing provisions of this Section 2.3. In accordance with this Section 2.3, as of the Effective Time, each holder of a Company Equity Award shall cease to have any rights with respect to shares of Company Class A Common Stock, and the Company shall take all actions necessary to ensure that from and after the Effective Time, none of Parent or any of its Affiliates will be required to deliver shares of Company Class A Common Stock or other capital stock of the Company to any Person pursuant to or in settlement of any Company Equity Awards.

(e) Parent Actions. As soon as practicable after the Effective Time, if and to the extent necessary to cause a sufficient number of shares of Parent Class A Common Stock to be registered and issuable under the Parent Stock Plan with respect to the Parent Equity Awards to be issued pursuant to Section 2.3(a) and Section 2.3(b), Parent shall prepare and file with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Class A Common Stock subject to the Parent Equity Awards to be issued pursuant to Section 2.3(a) and Section 2.3(b).

SECTION 2.4 Adjustments. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of shares of Parent Common Stock or Company Common Stock, as the case may be, will be appropriately adjusted to provide to Parent and the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this sentence shall not be construed to permit Parent or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent represents and warrants to the Company that the statements contained in this Article III are true and correct except as set forth (i) in the Parent SEC Documents filed and publicly available after March 17, 2020, through at least one (1) Business Day prior to the date of this Agreement (the “Filed Parent SEC Documents”) (excluding, in each case, any disclosures in the Filed Parent SEC Documents in any risk factors section, any forward-looking disclosure in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature, in each case, other than historical facts included therein) or (ii) in the Parent Disclosure Schedule.

SECTION 3.1 Organization, Standing and Power. Each of Parent and each Subsidiary of Parent (collectively, the “Parent Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Parent Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Each of Parent and the Parent Subsidiaries has all requisite power and authority and possesses all Permits necessary to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (“Parent Permits”), except where the failure to have such power or authority or to possess Parent Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect. Each of Parent and the Parent Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

SECTION 3.2 Significant Subsidiaries of Parent. All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Significant Subsidiaries of Parent have been duly authorized, validly issued, fully paid and non-assessable and are owned by Parent, by another Parent Subsidiary or by Parent and another Parent Subsidiary, free and clear of all material Liens, and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities Laws and except where the failure to be so duly authorized, validly issued, fully paid and non-assessable and owned, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

SECTION 3.3 Capital Structure.

(a) The authorized capital stock of Parent consists of 120,000,000 shares of Parent Class A Common Stock, 30,000,000 shares of Parent Class B Common Stock and 15,000,000 shares of Parent Preferred Stock. At the close of business on March 19, 2021: (i) 19,618,324 shares of Parent Class A Common Stock were issued and outstanding; (ii) 4,529,517 shares of Parent Class B Common Stock were issued and outstanding; (iii) no shares of Parent Preferred Stock were issued and outstanding; (iv) no shares of Parent Class A Common Stock were held by Parent in its treasury; (v) 93,826 shares of Parent Class A Common Stock were issuable upon the exercise of outstanding Parent Stock Options (whether or not presently exercisable) that are subject only to time-based vesting restrictions; (vi) no shares of Parent Class A Common Stock were issuable upon the exercise of outstanding Parent Stock Options (whether or not presently exercisable) that are subject to performance-based vesting restrictions assuming performance is achieved at the maximum level; (vii) 543,068 shares of Parent Class A Common Stock were issuable upon settlement of outstanding Parent RSU Awards that provide a fixed number of shares on settlement; (viii) 525,297 shares of Parent Class A Common Stock were issuable upon settlement of outstanding Parent RSU Awards that provide a number of shares on settlement determined by achievement of performance-based vesting restrictions assuming performance is achieved at the maximum level; and (ix) 1,879,230 shares of Parent Class A Common Stock were reserved for issuance pursuant to the Parent Stock Plans. Except as set forth in this Section 3.3(a), at the close of business on March 19, 2021, no shares of capital stock or voting securities of, or other equity interests in, Parent were issued, reserved for issuance or outstanding. From the close of business on March 19, 2021, to the date of this Agreement, there have been no issuances by Parent of shares of capital stock or voting securities of, or other equity interests in, Parent other than the issuance of Parent Class A Common Stock upon the exercise of Parent Stock Options or upon the settlement of Parent RSU Awards, in each case, outstanding at the close of business on March 19, 2021, and in accordance with their terms in effect at such time.

(b) All outstanding shares of Parent Capital Stock are, and, at the time of issuance, all such shares that may be issued upon the exercise or settlement of Parent Equity Awards will be, duly authorized, validly issued, fully paid and non-assessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Amended and Restated Certificate of Incorporation of Parent in effect as of the date of this Agreement (the “Parent Charter”), the Amended By-laws of Parent in effect as of the date of this Agreement (the “Parent By-laws”) or any Contract to which Parent is a party or otherwise bound. The shares of Parent Common Stock issuable as Merger Consideration will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent Charter, the Parent By-laws or any Contract to which Parent is a party or otherwise bound. Except as set forth above in this Section 3.3 or pursuant to the terms of this Agreement, there are no issued, reserved for issuance or outstanding, and there are no outstanding obligations of Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any (i) capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary or securities of Parent or any Parent Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary; (ii) warrants, calls, options or other rights to acquire from Parent or any Parent Subsidiary, or any other obligation of Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary; or (iii) rights issued by, or other obligations of, Parent or any Parent Subsidiary that are linked in any way to the price of any class of Parent Capital Stock or any shares of capital stock of any Parent Subsidiary, the value of Parent, any Parent Subsidiary or any part of Parent or any Parent Subsidiary or any dividends or other distributions declared or paid on any shares of Parent Capital Stock or the capital stock of any Parent Subsidiary. Other than (A) the acquisition by Parent of shares of Parent Common Stock in connection with the surrender of shares of Parent Common Stock by holders of Parent Stock Options in order to pay the exercise price thereof, (B) the withholding of shares of Parent Common Stock to satisfy tax obligations with respect to awards granted pursuant to the Parent Stock Plans and (C) the acquisition by Parent of awards granted pursuant to the Parent Stock Plans in connection with the forfeiture of such awards, there are no outstanding obligations of Parent or any of the Parent Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of Parent or any Parent Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (i), (ii) or (iii) of the immediately preceding sentence. There are no bonds, debentures, notes or other Indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote (collectively, the “Parent Voting Debt”).

(c) Neither Parent nor any of the Parent Subsidiaries is a party to any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, Parent. Neither Parent nor any of the Parent Subsidiaries is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of Parent or any of the Parent Subsidiaries.

(d) As of the date hereof, neither Parent nor any Parent Subsidiary owns any shares of Company Common Stock.

SECTION 3.4 Authority; Execution and Delivery; Enforceability.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Transactions, subject to the receipt of the Parent Stockholder Approval and to the approval of this Agreement by Parent as the sole stockholder of Merger Sub. The Parent Special Committee has (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger (collectively, the “Transactions”), are fair to and in the best interests of Parent and (ii) recommended that the Parent Board adopt resolutions approving, adopting and declaring advisable this Agreement and the Transactions and, subject to Section 5.4(d), recommending that the issuance of the Parent Common Stock in connection with the Merger (the “Share Issuance”) be approved by the stockholders of Parent. The Parent Board (acting upon the recommendation of the Parent Special Committee) has (A) determined that this Agreement and the Transactions are fair to and in the best interests of Parent, (B) approved, adopted and declared advisable this Agreement and the Transactions and (C) resolved, subject to Section 5.4(d), to recommend that the Share Issuance be approved by the stockholders of Parent (the “Parent Recommendation”). The Merger Sub Board has (I) determined that this Agreement and the Transactions, including the Merger, are fair to and in the best interests of Merger Sub and its sole stockholder, (II) approved, adopted and declared advisable this Agreement and the Transactions and (III) resolved to recommend that this Agreement be adopted by Parent in its capacity as the sole stockholder of Merger Sub. As of the date of this Agreement, such resolutions have not been amended or withdrawn. Except for (x) the approval of the Share Issuance by the affirmative vote of the holders of a majority of the total votes of shares of Parent Common Stock cast, in person or by proxy, at a duly held meeting of such stockholders for such purpose (the “Parent Stockholders Meeting”) (or any adjournment thereof), as required by Section 312.03 of the NYSE Listed Company Manual, (y) the approval of the shares of Parent Class B Common Stock to be issued in the Share Issuance as Class B Merger Consideration by the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of Parent Class B Common Stock, voting separately as a class, pursuant to Article Fourth, Section A.III(a) of the Parent Charter (clauses (x) and (y), together, the “Parent Stockholder Approval”) and (z) the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Transactions (except for the filing of the appropriate merger documents as required by the DGCL). Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (the “Bankruptcy and Equity Exception”).

(b) Anti-Takeover Statutes.

(i) Parent is, and has been at all times since the date that is three years prior to the date of this Agreement, an “Interested Stockholder” (as defined in Section 203 of the DGCL) of the Company.

(ii) Assuming the accuracy of the representations in Section 4.4(b)(i), the restrictions of Section 203 of the DGCL will not be applicable to the Company, Parent or Merger Sub with respect to this Agreement or the Transactions. No anti-takeover, moratorium, fair price, control share, interested shareholder or similar Law (an “Anti-Takeover Statute”) is, or at the Effective Time will be, applicable to Parent or Merger Sub with respect to this Agreement or the Transactions.

SECTION 3.5 No Conflicts; Consents.

(a) The execution and delivery by each of Parent and Merger Sub of this Agreement does not, and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the Transactions will not, (i) conflict with, or result in any violation of any provision of, the Parent Charter, the Parent By-laws or the comparable charter or organizational documents of any Parent Subsidiary (assuming that the Parent Stockholder Approval is obtained); (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any Parent Subsidiary under, any provision of any Contract (other than a Parent Plan) to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or any Parent Permit or (iii) conflict with, or result in any violation of any provision of, subject to the filings and other matters referred to in Section 3.5(b), any Law or Order, in each case, applicable to Parent or any Parent Subsidiary or their respective properties or assets (assuming that the Parent Stockholder Approval is obtained), other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b) No Consent of a Governmental Authority is required with respect to Parent or any Parent Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Transactions, other than (i)(A) the filing with the SEC of the Joint Proxy Statement in definitive form, (B) the filing with the SEC, and the declaration of effectiveness under the Securities Act, of the registration statement on Form S-4 in connection with the issuance by Parent of the Merger Consideration, in which the Joint Proxy Statement will be included as a prospectus (the “Form S-4”) and (C) the filing with the SEC of such reports and other filings under, and such other compliance with the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement or the Transactions; (ii) compliance with and filings under the HSR Act or Regulatory Laws of other applicable jurisdictions; (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of Parent Common Stock as Merger Consideration; (v) such filings with and approvals of the NYSE as are required to permit the consummation of the Merger and the listing of the shares of Parent Class A Common Stock to be issued as Merger Consideration; and (vi) such other matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

SECTION 3.6 SEC Documents; Undisclosed Liabilities.

(a) Parent has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Parent with the SEC since March 17, 2020 (such documents, together with any documents filed with the SEC during such period by Parent on a voluntary basis on a Current Report on Form 8-K, but excluding the Joint Proxy Statement and the Form S-4, being collectively referred to as the “Parent SEC Documents”).

(b) Each Parent SEC Document (i) at the time filed, complied in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, applicable to such Parent SEC Document and (ii) did not, at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of Parent included in the Parent SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c) Except (i) as reflected or reserved against in Parent’s consolidated audited balance sheet as of June 30, 2020 (or the notes thereto) as included in the Filed Parent SEC Documents, (ii) for liabilities and obligations incurred since June 30, 2020, in the ordinary course of business and (iii) for liabilities and obligations incurred as permitted by this Agreement, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, have had, or would reasonably be expected to have, a Parent Material Adverse Effect.

(d) Each of the chief executive officer of Parent and the chief financial officer of Parent (or each former chief executive officer of Parent and each former chief financial officer of Parent, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Parent SEC Documents, and the statements contained in such certifications were true and accurate as of the date made.

(e) Parent maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the properties or assets of Parent.

(f) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) utilized by Parent are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Parent, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Parent to make the certifications required under the Exchange Act with respect to such reports.

(g) Neither Parent nor any of the Parent Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of the Parent Subsidiaries in the Parent’s or such Parent Subsidiary’s published financial statements or the Parent SEC Documents.

(h) Since March 17, 2020, none of Parent, Parent’s independent accountants, the Parent Board or the audit committee of the Parent Board has received any oral or written notification of any (i) “significant deficiency” in the internal controls over financial reporting of Parent, (ii) “material weakness” in the internal controls over financial reporting of Parent or (iii) fraud, whether or not material, that involves management or other employees of Parent who have a significant role in the internal controls over financial reporting of Parent.

SECTION 3.7 Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 or any amendment or supplement thereto is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to each of Parent’s stockholders and the Company’s stockholders or at the time of each of the Parent Stockholders Meeting and the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

SECTION 3.8 Absence of Certain Changes or Events. Since June 30, 2020, through the date of this Agreement, (a) the business of Parent and the Parent Subsidiaries has been conducted in the ordinary course in all material respects and (b) there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

SECTION 3.9 Taxes. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a) Parent and each Parent Subsidiary (i) has timely filed or caused to be timely filed, taking into account any extensions, all Tax Returns required to be filed by it and such Tax Returns are true, correct and complete, and (ii) has timely paid all Taxes required to have been paid by it (whether or not shown on any Tax Return), except for Taxes that are being contested in good faith in appropriate proceedings or for which adequate reserves have been established in accordance with GAAP.

(b) Parent and each Parent Subsidiary has complied with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes, including with respect to payments made to or received from any employee, creditor, stockholder, customer or other third party.

(c) No claim has been made in the past six (6) years by a Governmental Authority in a jurisdiction where Parent or any Parent Subsidiary does not file Tax Returns that Parent or such Parent Subsidiary is or may be subject to Taxes in such jurisdiction.

(d) There are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of any Taxes or Tax matters of Parent or any Parent Subsidiary.

(e) None of Parent or any Parent Subsidiary has extended or waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the assessment or collection of any Taxes, which waiver or extension is currently in effect.

(f) There are no Liens for Taxes upon any property or assets of Parent or any Parent Subsidiary, except for statutory Liens for Taxes not yet due and payable.

(g) Since September 30, 2015, none of Parent or any Parent Subsidiary (i) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for Tax purposes (other than a group of which Parent is the common parent), (ii) is a party to or is bound by any Tax sharing, allocation or indemnification agreement (other than any such agreement entered into in the ordinary course of business and the principal subject matter of which is not Taxes) or (iii) has any liability for Taxes of any Person (other than Parent and the Parent Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as transferee or successor.

(h) Within the past two years, none of Parent or any Parent Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(i) None of Parent or any Parent Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or a similar provision of state, local or foreign law).

(j) As of the date of this Agreement, Parent believes that it will be able to provide the Parent Tax Representation Letter at the Closing.

SECTION 3.10 Employee Matters.

(a) With respect to each material Parent Plan, Parent has furnished or made available to the Company, to the extent applicable: (i) a complete and accurate copy of the plan document or, if an individual agreement, a form thereof; (ii) the most recent annual report, financial statement and actuarial valuation; (iii) a copy of all material filings with or reports to any Governmental Authority for the plan year immediately preceding this Agreement; and (iv) the most recent determination letter. No Parent Plan provides benefits or compensation solely to any employees or other service providers who reside or provide services outside of the United States. None of Parent, any of the Parent Subsidiaries or any of their respective ERISA Affiliates sponsors, maintains, participates in or contributes to or in the past six (6) years has sponsored, maintained, participated in or contributed to any U.S. Pension Plan or any Plan that provides for post-termination or post-retirement health, medical or life insurance benefits, except as may be required by applicable Law.

(b) Except as has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect, (i) since March 17, 2020, each of the Parent Plans has been operated and maintained in material compliance in accordance with its terms and all applicable Law, (ii) there are no material Actions, investigations or audits pending, or, to the Knowledge of Parent, threatened, by any party, including any Governmental Authority, relating to any Parent Plan other than routine claims for benefits, (iii) all employer and employee contributions required by applicable Law or by the terms of each Parent Plan have been timely made, or, if applicable, accrued, in accordance with normal accounting practices and (iv) each Parent Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. Each Parent Plan that is intended to be “qualified” under Section 401(a) of the Code is so qualified and, to the Knowledge of Parent, no event has occurred that would reasonably be expected to adversely affect the qualified status of any such Parent Plan (or the tax-exempt status of any related trust).

(c) Neither the execution and delivery of this Agreement nor the consummation of the Transactions could reasonably (either alone or in combination with another event) result in (i) severance pay or any increase in severance pay to any Parent Employee; (ii) any payment, compensation or benefit becoming due, or increase in the amount of any payment, compensation or benefit due, to any Parent Employee; (iii) result in any funding of compensation or benefits under any Parent Plan or to any Parent Employee; (iv) any limitation or restriction on the right to merge, amend or terminate any Parent Plan; or (v) the payment of any amount to any Parent Employee that could, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code. None of Parent or any of the Parent Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any Parent Employee for any Taxes incurred by such Parent Employee or any interest or penalty related thereto.

(d) Parent and the Parent Subsidiaries are, and have been since March 17, 2020, in compliance with all applicable Laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes, except for failures to comply that have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the Parent’s knowledge, threatened against or affecting the Parent or the Parent Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 3.11 Litigation. There is no Action pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect. There is no unsatisfied Order against and, to the Knowledge of Parent, no investigation by any Governmental Authority involving Parent or any Parent Subsidiary or any of their respective properties or assets that, in each case, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

SECTION 3.12 Compliance with Applicable Laws. Except for matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect, Parent and the Parent Subsidiaries are, and since March 17, 2020, have been, in compliance with all applicable Laws and Parent Permits. Except for matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect, there is no, and since March 17, 2020, there has been no, action, demand or investigation by or before any Governmental Authority pending or, to the Knowledge of Parent, threatened alleging that Parent or a Parent Subsidiary is not in compliance with any applicable Law or Parent Permit or which challenges or questions the validity of any rights of the holder of any Parent Permit. This Section 3.12 does not relate to Tax matters, employee benefits matters or intellectual property rights matters, which are the subjects of Sections 3.9, 3.10 and 3.15, respectively.

SECTION 3.13 Material Contracts.

(a) As of the date of this Agreement, neither Parent nor any Parent Subsidiary is a party to any Contract required to be filed by Parent as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act that has not been so filed.

(b) Section 3.13(b) of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each of the following Contracts (other than any Plan) (the “Parent Material Contracts”) :

(i) each Contract to which Parent or any Parent Subsidiary is a party that is material to the business of Parent and the Parent Subsidiaries, taken as a whole, and that (A) restricts the ability of Parent or the Parent Subsidiaries to conduct or compete in any business or with any Person in any geographical area in a manner that is material to Parent and the Parent Subsidiaries, taken as a whole, or (B) contains “most favored nation” or similar covenants;

(ii) (A) each loan and credit agreement, note, debenture, bond, indenture, mortgage, security agreement, pledge or other similar Contract pursuant to which any Indebtedness of Parent or any of the Parent Subsidiaries in a principal amount of $50,000,000 or more is outstanding or may be incurred, other than any such agreement between or among Parent and the wholly-owned Parent Subsidiaries, and (B) each Contract (including any master agreement, schedule thereto and confirmations) relating to any swap, option, derivative or other hedging agreement or arrangement with a notional amount of $50,000,000 or more;

(iii) each partnership, joint venture or similar Contract to which Parent or any of the Parent Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture, in each case, material to Parent and the Parent Subsidiaries, taken as a whole;

(iv) each Contract pursuant to which Parent or any Parent Subsidiary has agreed (A) to assume or guarantee any liability of any third party or (B) to indemnify any third party, in each case, that is material to Parent and the Parent Subsidiaries, taken as a whole;

(v) any Contract containing any future obligation of Parent and the Parent Subsidiaries in excess of $50,000,000;

(vi) any IP Agreement of Parent or any Parent Subsidiary that is material to the business of Parent and the Parent Subsidiaries, taken as a whole; and

(vii) each Contract relating to the disposition or acquisition by Parent or any of the Parent Subsidiaries, other than in the ordinary course of business, of any material business or any material amount of assets (excluding dispositions or acquisitions which were consummated prior to the date of this Agreement).

(c) Except for matters which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect, (i) each Parent Material Contract (including, for purposes of this Section 3.13(c), any Contract entered into after the date of this Agreement that would have been a Parent Material Contract if such Contract existed on the date of this Agreement) is a valid, binding and legally enforceable obligation of Parent or one of the Parent Subsidiaries, as the case may be, and, to the Knowledge of Parent, of the other parties thereto, except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception, (ii) each Parent Material Contract is in full force and effect and (iii) none of Parent or any of the Parent Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Parent Material Contract and, to the Knowledge of Parent, no other party to any such Parent Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder.

SECTION 3.14 Affiliate Transactions. Except for (a) employment-related Contracts filed or incorporated by reference as an exhibit to the Filed Parent SEC Documents or (b) the Parent Plans, Section 3.14 of the Parent Disclosure Schedule sets forth a correct and complete list of the contracts or arrangements involving unpaid amounts in excess of $1 million per annum that are in existence as of the date of this Agreement between Parent or any Parent Subsidiary, on the one hand, and, on the other hand, any (i) present executive officer or director of Parent, (ii) Person that, to the Knowledge of the Parent, is the record or beneficial owner of more than five percent (5%) of the shares of Parent Common Stock as of the date hereof or (iii) to the Knowledge of Parent, any Affiliate of any such executive officer, director or owner (other than Parent or any Parent Subsidiary).

SECTION 3.15 Intellectual Property.

(a) All Owned Intellectual Property of Parent or any Parent Subsidiary are subsisting and, to the Knowledge of Parent, valid and enforceable, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and the Parent Subsidiaries has taken commercially reasonable actions to maintain and protect the confidentiality and value of its trade secrets included in its Owned Intellectual Property, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) neither Parent nor any Parent Subsidiary, nor the conduct of the business of Parent or any Parent Subsidiary, has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person and (ii) to the Knowledge of Parent, no third party has infringed, misappropriated or otherwise violated any Owned Intellectual Property of Parent or any Parent Subsidiary.

(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no Action pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary (i) alleging that Parent or any Parent Subsidiary has infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party or (ii) contesting the validity, enforceability or ownership of, or seeking to challenge, deny or restrict Parent’s or any Parent Subsidiary’s rights in, any Owned Intellectual Property.

(d) All Information Technology operates and performs in a manner that is sufficient in all respects for the conduct of the business of Parent and the Parent Subsidiaries as currently conducted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(e) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each Parent Subsidiary takes reasonable measures to comply with all applicable federal, state, local and municipal Laws of the United States regarding the collection, use, storage, transfer, disclosure, disposal or other processing of information concerning identified or identifiable Persons (including credit card and financial account information). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, no Actions are pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary by any third party alleging a violation of such third party’s privacy rights under any applicable Laws, policies or contractual obligations.

SECTION 3.16 Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Moelis & Company LLC (“Moelis”) and Raine Securities LLC (“Raine” together with Moelis, the “Parent Financial Advisors”), the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent.

SECTION 3.17 Opinion of Financial Advisor. The Parent Special Committee has received a written opinion, or an oral opinion to be subsequently confirmed in writing, of Moelis and Raine to the effect that, as of the date of such opinion, and subject to the assumptions, limitations, qualifications and conditions set forth therein, the aggregate Merger Consideration provided for in this Agreement is fair, from a financial point of view, to Parent.

SECTION 3.18 Merger Sub. Parent is the sole stockholder of Merger Sub. Since its date of incorporation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

SECTION 3.19 Properties.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries have good title to, or valid leasehold interests in, all property and tangible assets reflected on Parent’s consolidated balance sheet as of June 30, 2020, except as have been disposed of since June 30, 2020 in the ordinary course of business consistent with past practice.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each Lease under which Parent or any of its Subsidiaries leases, subleases or licenses any real property is valid and in full force and effect and (ii) neither Parent nor any of its Subsidiaries, nor to the Knowledge of Parent, any other party to any such Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease, and neither Parent nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under such Lease.

SECTION 3.20 No Other Representations or Warranties. Except for the representations and warranties expressly contained in Article IV, Parent and Merger Sub each acknowledge and agree that none of the Company, the Company Subsidiaries or any other Person on behalf of the Company makes any other express or implied representation or warranty whatsoever, and specifically (but without limiting the generality of the foregoing) that none of the Company, the Company Subsidiaries or any other Person on behalf of the Company makes any representation or warranty with respect to: (i) any projections, estimates or budgets delivered or made available to Parent or any of its Affiliates or Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and the Company Subsidiaries or (ii) the future business and operations of the Company and the Company Subsidiaries, including in the case of clauses (i) and (ii) with respect to any information, documents, projections, forecasts or other material made available to Parent or its Affiliates and Representatives in certain “data rooms” or management presentations in expectation of the Transactions, and Parent has not relied, and expressly disclaims reliance, on any such information or any representation or warranty not expressly set forth in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are true and correct except as set forth (i) in the Company SEC Documents filed and publicly available after June 30, 2018, through at least one (1) Business Day prior to the date of this Agreement (the “Filed Company SEC Documents”) (excluding, in each case, any disclosures in the Filed Company SEC Documents in any risk factors section, any forward-looking disclosure in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature, in each case, other than historical facts included therein) or (ii) in the Company Disclosure Schedule.

SECTION 4.1 Organization, Standing and Power. Each of the Company and each Subsidiary of the Company (collectively, the “Company Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Company Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite power and authority and possesses all Permits necessary to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the “Company Permits”), except where the failure to have such power or authority or to possess the Company Permits, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

SECTION 4.2 Significant Subsidiaries of the Company.

(a) All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Significant Subsidiaries of the Company have been duly authorized, validly issued, fully paid and non-assessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all Liens, and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities Laws and except where the failure to be so duly authorized, validly issued, fully paid and non-assessable and owned, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries and except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.

SECTION 4.3 Capital Structure.

(a) The authorized capital stock of the Company consists of 360,000,000 shares of Company Class A Common Stock, 90,000,000 shares of Company Class B Common Stock, and 45,000,000 shares of Company Preferred Stock. At the close of business on March 23, 2021: (i) 43,459,880 shares of Company Class A Common Stock were issued and outstanding (of which no such shares were subject to time- or performance-based vesting restrictions); (ii) 13,588,555 shares of Company Class B Common Stock were issued and outstanding; (iii) no shares of Company Preferred Stock were issued and outstanding; (iv) 20,799,487 shares of Company Class A Common Stock were held by the Company in its treasury; (v) 475,633 shares of Company Class A Common Stock were issuable upon the exercise of outstanding Company Stock Options (whether or not presently exercisable) that are subject only to time-based vesting restrictions; (vi) 958,481 shares of Company Class A Common Stock were issuable upon the exercise of outstanding Company Stock Options (whether or not presently exercisable) that are subject to performance-based vesting restrictions assuming performance is achieved at the maximum level; (vii) 2,317,228 shares of Company Class A Common Stock were issuable upon the exercise of outstanding Company Stock Options (whether or not presently exercisable) that are no longer subject to time-based vesting restrictions or performance-based vesting restrictions; (viii) 1,536,852 shares of Company Class A Common Stock were issuable upon settlement of outstanding Company RSU Awards that provide a fixed number of shares on settlement; (ix) 1,423,750 shares of Company Class A Common Stock were issuable upon settlement of outstanding Company RSU Awards that provide a number of shares on settlement determined by achievement of performance-based vesting restrictions assuming performance is achieved at the maximum level; and (x) 2,147,135 shares of Company Class A Common Stock were reserved for issuance pursuant to the Company Stock Plans. Except as set forth in this Section 4.3(a), at the close of business on March 23, 2021, no shares of capital stock or voting securities of, or other equity interests in, the Company were issued, reserved for issuance or outstanding. From the close of business on March 23, 2021, to the date of this Agreement, there have been no issuances by the Company of shares of capital stock or voting securities of, or other equity interests in, the Company, other than the issuance of Company Class A Common Stock upon the exercise of the Company Stock Options or upon the settlement of Company RSU Awards, in each case, outstanding at the close of business on March 23, 2021, and in accordance with their terms in effect at such time.

(b) All outstanding shares of Company Capital Stock are, and, at the time of issuance, all such shares that may be issued upon the exercise or settlement of the Company Equity Awards will be, duly authorized, validly issued, fully paid and non-assessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Amended and Restated Certificate of Incorporation of the Company in effect as of the date of this Agreement (the “Company Charter”), the Amended By-Laws of the Company in effect as of the date of this Agreement (the “Company By-laws”) or any Contract to which the Company is a party or otherwise bound. Except as set forth above in this Section 4.3, there are no issued, reserved for issuance or outstanding, and there are no outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any (i) capital stock or voting securities of, or other equity interests in, any Company Subsidiary or securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, any Company Subsidiary; (ii) warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or any other obligation of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, any Company Subsidiary; or (iii) rights issued by, or other obligations of, the Company or any Company Subsidiary that are linked in any way to the price of any shares of capital stock of, or other equity interests in, any Company Subsidiary, the value of any Company Subsidiary or any part of any Company Subsidiary or any dividends or other distributions declared or paid on any shares of Company Capital Stock or the capital stock of any Company Subsidiary. Other than (A) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price thereof, (B) the withholding of shares of Company Common Stock to satisfy tax obligations with respect to awards granted pursuant to the Company Stock Plans and (C) the acquisition by the Company of awards granted pursuant to the Company Stock Plans in connection with the forfeiture of such awards, there are no outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of the Company or any Company Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (i), (ii) or (iii) of the immediately preceding sentence. There are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote (collectively, the “Company Voting Debt”).

(c) Neither the Company nor any of the Company Subsidiaries is a party to any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, the Company. Neither the Company nor any of the Company Subsidiaries is a party to any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any of the Company Subsidiaries.

(d) As of the date hereof, neither the Company nor any Company Subsidiary owns any shares of Parent Common Stock.

SECTION 4.4 Authority; Execution and Delivery; Enforceability.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Transactions, subject to the receipt of the Company Stockholder Approval (as defined below). The Company Special Committee has (i) determined that this Agreement and the Transactions, including the Merger, are fair to and in the best interests of the Company and its stockholders (including the holders of Company Class A Common Stock as a separate class) and (ii) recommended that the Company Board adopt resolutions approving, adopting and declaring advisable this Agreement and the Transactions and, subject to Section 5.3(d), recommending that this Agreement be adopted by the stockholders of the Company. The Company Board (acting upon the recommendation of the Company Special Committee) has (A) determined that this Agreement and the Transactions are fair to and in the best interests of the Company and its stockholders (including the holders of Company Class A Common Stock as a separate class), (B) approved, adopted and declared advisable this Agreement and the Transactions and (C) resolved, subject to Section 5.3(d), to recommend that this Agreement be adopted by the stockholders of the Company (the “Company Recommendation”). As of the date of this Agreement, such resolutions have not been amended or withdrawn. Except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the voting power of the shares outstanding of Company Common Stock entitled to vote on such matter, in person or by proxy, at a duly held meeting of such stockholders for such purpose (the “Company Stockholders Meeting”) (or any adjournment thereof) (the “Company Stockholder Approval”), no other corporate proceedings on the part of the Company are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Transactions (except for the filing of the appropriate merger documents as required by the DGCL). The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception.

(b) Anti-Takeover Statutes.

(i) The Company is, and has been at all times since the date that is three years prior to the date of this Agreement, an “Interested Stockholder” (as defined in Section 203 of the DGCL) of Parent.

(ii) Assuming the accuracy of the representations and warranties set forth in Section 3.4(b)(i), the restrictions of Section 203 of the DGCL will not be applicable to the Company, Parent or Merger Sub with respect to this Agreement or the Transactions. No Anti-Takeover Statute is, or at the Effective Time will be, applicable to the Company with respect to this Agreement or the Transactions.

SECTION 4.5 No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other Transactions will not, (i) conflict with, or result in any violation of any provision of, the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary (assuming that the Company Stockholder Approval is obtained); (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of any Contract (other than a Company Plan) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or any Company Permit; or (iii) conflict with, or result in any violation of any provision of, subject to the filings and other matters referred to in Section 4.5(b), any Law or Order, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets (assuming that the Company Stockholder Approval is obtained), other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) No Consent of a Governmental Authority is required with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Transactions, other than (i)(A) the filing with the SEC of the Joint Proxy Statement in definitive form, (B) the filing with the SEC, and the declaration of effectiveness under the Securities Act, of the Form S-4 and (C) the filing with the SEC of such reports and other filings under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement or the Transactions; (ii) compliance with and filings under the HSR Act or Regulatory Laws of other applicable jurisdictions; (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (iv) such Consents, registrations, declarations notices or filings as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of Parent Common Stock to be issued as Merger Consideration; (v) such filings with and approvals of the NYSE as are required to permit the consummation of the Merger and the listing of the shares of Parent Class A Common Stock to be issued as Merger Consideration; and (vi) such other matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

SECTION 4.6 SEC Documents; Undisclosed Liabilities.

(a) The Company has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since June 30, 2017 (such documents, together with any documents filed with the SEC during such period by the Company on a voluntary basis on a Current Report on Form 8-K, but excluding the Joint Proxy Statement and the Form S-4, being collectively referred to as the “Company SEC Documents”).

(b) Each Company SEC Document (i) at the time filed, complied in all material respects with the requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and (ii) did not, at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Company included in the Company SEC Documents complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(c) Except (i) as reflected or reserved against in the Company’s consolidated audited balance sheet as of June 30, 2020 (or the notes thereto) as included in the Filed Company SEC Documents, (ii) for liabilities and obligations incurred since June 30, 2020, in the ordinary course of business and (iii) for liabilities and obligations incurred as permitted by this Agreement, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, have had, or would reasonably be expected to have, a Company Material Adverse Effect.

(d) Each of the chief executive officer of the Company and the chief financial officer of the Company (or each former chief executive officer of the Company and each former chief financial officer of the Company, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Documents, and the statements contained in such certifications were true and accurate as of the date made.

(e) The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the properties or assets of the Company.

(f) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(g) Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company’s or such Company Subsidiary’s published financial statements or the Company SEC Documents.

(h) Since June 30, 2017, none of the Company, the Company’s independent accountants, the Company Board or the audit committee of the Company Board has received any oral or written notification of any (i) “significant deficiency” in the internal controls over financial reporting of the Company, (ii) “material weakness” in the internal controls over financial reporting of the Company or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company.

SECTION 4.7 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 or any amendment or supplement thereto is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to each of Parent’s stockholders and the Company’s stockholders or at the time of each of the Parent Stockholders Meeting and the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

SECTION 4.8 Absence of Certain Changes or Events. Since June 30, 2020, through the date of this Agreement, (a) the business of the Company and the Company Subsidiaries has been conducted in the ordinary course in all material respects and (b) there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

SECTION 4.9 Taxes. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and each Company Subsidiary (A) has timely filed or caused to be timely filed, taking into account any extensions, all Tax Returns required to be filed by it and such Tax Returns are true, correct and complete, and (B) has timely paid all Taxes required to have been paid by it (whether or not shown on any Tax Return), except for Taxes that are being contested in good faith in appropriate proceedings or for which adequate reserves have been established in accordance with GAAP.

(b) The Company and each Company Subsidiary has complied with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes, including with respect to payments made to or received from any employee, creditor, stockholder, customer or other third party.

(c) No claim has been made in the past six (6) years by a Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or such Company Subsidiary is or may be subject to Taxes in such jurisdiction.

(d) There are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of any Taxes or Tax matters of the Company or any Company Subsidiary.

(e) None of the Company or any Company Subsidiary has extended or waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the assessment or collection of any Taxes, which waiver or extension is currently in effect.

(f) There are no Liens for Taxes upon any property or assets of the Company or any Company Subsidiary, except for statutory Liens for Taxes not yet due and payable.

(g) Since September 30, 2015, none of the Company or any Company Subsidiary (A) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for Tax purposes (other than a group of which the Company is the common parent), (B) is a party to or is bound by any Tax sharing, allocation or indemnification agreement (other than any such agreement entered into in the ordinary course of business and the principal subject matter of which is not Taxes) or (C) has any liability for Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as transferee or successor.

(h) Within the past two years, none of the Company or any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(i) None of the Company or any Company Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or a similar provision of state, local or foreign law).

(j) As of the date of this Agreement, the Company believes that it will be able to provide the Company Tax Representation Letter at the Closing.

SECTION 4.10 Employee Matters.

(a) With respect to each material Company Plan, the Company has furnished or made available to Parent, to the extent applicable: (i) a complete and accurate copy of the plan document or, if an individual agreement, a form thereof; (ii) the most recent annual report, financial statement and actuarial valuation; (iii) a copy of all material filings with or reports to any Governmental Authority for the plan year immediately preceding this Agreement; and (iv) the most recent determination letter. No Company Plan provides benefits or compensation solely to any employees or other service providers who reside or provide services outside of the United States. None of the Company, any of the Company Subsidiaries or any of their respective ERISA Affiliates sponsors, maintains, participates in or contributes to or in the past six (6) years has sponsored, maintained, participated in or contributed to any U.S. Pension Plan or any Plan that provides for post-termination or post-retirement health, medical or life insurance benefits, except as may be required by applicable Law.

(b) Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) since June 30, 2017, each of the Company Plans has been operated and maintained in material compliance in accordance with its terms and all applicable Law, (ii) there are no material Actions, investigations or audits pending, or, to the Knowledge of the Company, threatened, by any party, including any Governmental Authority, relating to any Company Plan other than routine claims for benefits, (iii) all employer and employee contributions required by applicable Law or by the terms of each Company Plan have been timely made, or, if applicable, accrued, in accordance with normal accounting practices and (iv) each Company Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. Each Company Plan that is intended to be “qualified” under Section 401(a) of the Code is so qualified and, to the Knowledge of the Company, no event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Plan (or the tax-exempt status of any related trust).

(c) Neither the execution and delivery of this Agreement nor the consummation of the Transactions could reasonably (either alone or in combination with another event) result in (i) severance pay or any increase in severance pay to any Company Employee; (ii) any payment, compensation or benefit becoming due, or increase in the amount of any payment, compensation or benefit due, to any Company Employee; (iii) result in any funding of compensation or benefits under any Company Plan or to any Company Employee; (iv) any limitation or restriction on the right to merge, amend or terminate any Company Plan; or (v) the payment of any amount to any Company Employee that could, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code. None of the Company or any of the Company Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any Company Employee for any Taxes incurred by such Company Employee or any interest or penalty related thereto.

(d) The Company and the Company Subsidiaries are, and have been since June 30, 2017, in compliance with all applicable Laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes, except for failures to comply that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the Company’s knowledge, threatened against or affecting the Company or the Company Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 4.11 Litigation. There is no Action pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their respective properties or assets that, individually or in the aggregate, has had, or would reasonably be expected to have a Company Material Adverse Effect. There is no unsatisfied Order against and, to the Knowledge of the Company, no investigation by any Governmental Authority involving the Company or any Company Subsidiary or any of their respective properties or assets that, in each case, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

SECTION 4.12 Compliance with Applicable Laws. Except for matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and the Company Subsidiaries are, and since June 30, 2017, have been, in compliance with all applicable Laws and the Company Permits. Except for matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, there is no, and since June 30, 2017, there has been no, action, demand or investigation by or before any Governmental Authority pending or, to the Knowledge of the Company, threatened alleging that the Company or a Company Subsidiary is not in compliance with any applicable Law or Company Permit or which challenges or questions the validity of any rights of the holder of any Company Permit. This Section 4.12 does not relate to Tax matters, employee benefits matters or intellectual property rights matters, which are the subjects of Sections 4.9, 4.10 and 4.15, respectively.

SECTION 4.13 Material Contracts.

(a) As of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act that has not been so filed.

(b) Section 4.13 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each of the following Contracts (other than any Plan) (the “Company Material Contracts”):

(i) each Contract to which the Company or any Company Subsidiary is a party that is material to the business of the Company and the Company Subsidiaries, taken as a whole, and that (A) restricts the ability of the Company or the Company Subsidiaries to conduct or compete in any business or with any Person in any geographical area in a manner that is material to the Company and the Company Subsidiaries, taken as a whole, or (B) contains “most favored nation” or similar covenants;

(ii) (A) each loan and credit agreement, note, debenture, bond, indenture, mortgage, security agreement, pledge or other similar Contract pursuant to which any Indebtedness of the Company or any of the Company Subsidiaries in a principal amount of $20,000,000 or more is outstanding or may be incurred, other than any such agreement between or among the Company and the wholly-owned Company Subsidiaries, and (B) each Contract (including any master agreement, schedule thereto and confirmations) relating to any swap, option, derivative or other hedging agreement or arrangement with a notional amount of $20,000,000 or more;

(iii) each partnership, joint venture or similar Contract to which the Company or any of the Company Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture, in each case, material to the Company and the Company Subsidiaries, taken as a whole;

(iv) each Contract pursuant to which the Company or any Company Subsidiary has agreed (A) to assume or guarantee any liability of any third party or (B) to indemnify any third party, in each case, that is material to the Company and the Company Subsidiaries, taken as a whole;

(v) any Contract containing any future obligation of the Company and the Company Subsidiaries in excess of $20,000,000;

(vi) any IP Agreement of the Company or any Company Subsidiary that is material to the business of the Company and the Company Subsidiaries, taken as a whole;

(vii) any affiliation agreement with a Top Distributor;

(viii) each Contract relating to the disposition or acquisition by the Company or any of the Company Subsidiaries, other than in the ordinary course of business, of any material business or any material amount of assets (excluding dispositions or acquisitions which were consummated prior to the date of this Agreement).

(c) Except for matters which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) each Company Material Contract (including, for purposes of this Section 4.13(c), any Contract entered into after the date of this Agreement that would have been a Company Material Contract if such Contract existed on the date of this Agreement) is a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by the Bankruptcy and Equity Exception, (ii) each Company Material Contract is in full force and effect and (iii) none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Company Material Contract and, to the Knowledge of the Company, no other party to any such Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder.

SECTION 4.14 Affiliate Transactions. Except for (a) employment-related Contracts filed or incorporated by reference as an exhibit to the Filed Company SEC Documents or (b) the Company Plans, Section 4.14 of the Company Disclosure Schedule sets forth a correct and complete list of the contracts or arrangements involving unpaid amounts in excess of $1 million per annum that are in existence as of the date of this Agreement between the Company or any Company Subsidiary, on the one hand, and, on the other hand, any (i) present executive officer or director of the Company, (ii) Person that, to the Knowledge of the Company, is the record or beneficial owner of more than five percent (5%) of the shares of Company Common Stock as of the date hereof or (iii) to the Knowledge of the Company, any Affiliate of any such executive officer, director or owner (other than the Company or any Company Subsidiary).

SECTION 4.15 Intellectual Property.

(a) All Owned Intellectual Property of the Company or any Company Subsidiary are subsisting and, to the Knowledge of the Company, valid and enforceable, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has taken commercially reasonable actions to maintain and protect the confidentiality and value of its trade secrets included in its Owned Intellectual Property, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any Company Subsidiary, nor the conduct of the business of the Company or any Company Subsidiary, has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person, and (ii) to the Knowledge of the Company, no third party has infringed, misappropriated or otherwise violated any Owned Intellectual Property of the Company or any Company Subsidiary.

(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no Action pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary (i) alleging that Company or any Company Subsidiary has infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party or (ii) contesting the validity, enforceability or ownership of, or seeking to challenge, deny or restrict Company’s or any Company Subsidiary’s rights in, any Owned Intellectual Property.

(d) All Information Technology operates and performs in a manner that is sufficient in all respects for the conduct of the business of the Company and the Company Subsidiaries as currently conducted, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary takes reasonable measures to comply with all applicable federal, state, local and municipal Laws of the United States regarding the collection, use, storage, transfer, disclosure, disposal or other processing of information concerning identified or identifiable Persons (including credit card and financial account information). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Actions are pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary by any third party alleging a violation of such third party’s privacy rights under any applicable Laws, policies or contractual obligations.

SECTION 4.16 Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. LLC (“Morgan Stanley”) and LionTree Advisors LLC (“LionTree”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 4.17 Opinion of Financial Advisor. The Company Special Committee and the Company Board have received a written opinion, or an oral opinion to be subsequently confirmed in writing, from each of Morgan Stanley and LionTree to the effect that, as of the date of such opinion, and subject to the assumptions, limitations, qualifications and conditions set forth therein, the Merger Consideration to be received by the holders of the Company Common Stock, taken in the aggregate, is fair, from a financial point of view, to such holders (other than Parent, the Principal Stockholders and their respective Affiliates). Promptly after the execution of this Agreement, the Company will furnish Parent, solely for informational purposes, a true and complete copy of the written opinions of the Company Financial Advisors.

SECTION 4.18 Properties.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all property and tangible assets reflected on the Company’s consolidated balance sheet as of June 30, 2020, except as have been disposed of since June 30, 2020, in the ordinary course of business consistent with past practice.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Lease under which the Company or any of its Subsidiaries leases, subleases or licenses any real property is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any other party to any such Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under such Lease.

SECTION 4.19 Top Distributors. As of the date of this Agreement, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Top Distributors has (a) terminated, or given written notice of its intention to terminate, its business with the Company or any Company Subsidiary, (b) migrated, or given written notice of its intention to migrate, the programming services known as of the date of this Agreement as “MSG Network” or “MSG Plus” to a lower penetrated tier of video programming services of such Top Distributor or (c) to the Knowledge of the Company, threatened in writing to do any of the foregoing.

SECTION 4.20 No Other Representations or Warranties. Except for the representations and warranties expressly contained in Article III, the Company acknowledges that none of Parent, the Parent Subsidiaries or any other Person on behalf of Parent makes any other express or implied representation or warranty whatsoever, and specifically (but without limiting the generality of the foregoing) that none of Parent, the Parent Subsidiaries or any other Person on behalf of Parent makes any representation or warranty with respect to: (i) any projections, estimates or budgets delivered or made available to the Company or any of its Affiliates or Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent and the Parent Subsidiaries or (ii) the future business and operations of Parent and the Parent Subsidiaries, including, in the case of clauses (i) and (ii), with respect to any information, documents, projections, forecasts or other material made available to the Company or its Affiliates and Representatives in certain “data rooms” or management presentations in expectation of the Transactions, and the Company has not relied, and expressly disclaims reliance, on any such information or any representation or warranty not expressly set forth in Article III.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 5.1 Conduct of Business by Parent. Except for matters set forth in Section 5.1 of the Parent Disclosure Schedule or otherwise expressly permitted or expressly contemplated by this Agreement or required by applicable Law (including COVID-19 Measures) or with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, or, if earlier, the termination of this Agreement in accordance with its terms, Parent shall, and shall cause each Parent Subsidiary to, (i) conduct its business in the ordinary course of business in all material respects and (ii) use commercially reasonable efforts to preserve intact its business organization and advantageous business relationships. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 5.1 of the Parent Disclosure Schedule or otherwise expressly permitted or expressly contemplated by this Agreement or required by applicable Law (including COVID-19 Measures) or with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, or, if earlier, the termination of this Agreement in accordance with its terms, Parent shall not, and shall not permit any Parent Subsidiary to, do any of the following:

(a) amend the Parent Charter or the Parent By-laws;

(b) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions by a direct or indirect wholly-owned Parent Subsidiary to its immediate parent entity, (ii) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, Parent or any Parent Subsidiary or any securities of Parent or any Parent Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, Parent or any Parent Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (A) the acquisition by Parent of shares of Parent Common Stock in connection with the surrender of shares of Parent Common Stock by holders of Parent Stock Options outstanding on the date hereof in order to pay the exercise price thereof, (B) the withholding of shares of Parent Common Stock to satisfy tax obligations with respect to Parent Equity Awards outstanding as of the date hereof and (C) the acquisition by Parent of awards granted pursuant to the Parent Stock Plans in connection with the forfeiture or cash settlement of such awards;

(c) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (except for transactions among Parent and any wholly-owned Parent Subsidiaries) (i) any shares of capital stock of Parent or any Parent Subsidiary (other than the issuance of Parent Common Stock upon the exercise of the Parent Stock Options and the settlement of Parent Equity Awards pursuant to the Parent Stock Plans), (ii) any other equity interests or voting securities of Parent or any Parent Subsidiary, (iii) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary (other than the issuance of Parent RSU Awards and Parent Stock Options pursuant to the Parent Stock Plans as in effect on the date hereof), (iv) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary, (v) any rights issued by Parent or any Parent Subsidiary that are linked in any way to the price of any class of Parent Common Stock or any shares of capital stock of any Parent Subsidiary, the value of Parent, any Parent Subsidiary or any part of Parent or any Parent Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Parent or any Parent Subsidiary, (vi) any Parent Voting Debt or (vii) any Parent Preferred Stock;

(d) except as permitted under the terms of the Parent Stock Plans as in effect on the date hereof or required pursuant to applicable Law, (i) enter into, adopt or materially amend any plan, agreement or arrangement providing Parent Equity Awards or other equity-based awards, including the Parent Stock Plans; or (ii) amend or modify the terms of any outstanding Parent Equity Awards or other awards under any Parent Stock Plan;

(e) make any material change in financial accounting methods, principles or practices, except insofar as may have been required by Law or a change in GAAP (after the date of this Agreement);

(f) directly or indirectly acquire or agree to acquire in any transaction any (i) equity interest in a third party entity or (ii) business assets (other than in the ordinary course of business), in each case, for a total consideration of more than $40,000,000 per transaction (or series of related transactions);

(g) dispose of (whether by merger, consolidation, disposition of stock or assets or otherwise), directly or indirectly, any properties or assets, in each case, material to Parent and the Parent Subsidiaries, taken as a whole;

(h) take any actions or omit to take any actions that would or would be reasonably likely to (i) result in any of the conditions set forth in Article VII not being satisfied, (ii) result in new or additional required approvals from any Governmental Authority in connection with the Transactions or (iii) materially impair the ability of Parent, the Company or Merger Sub to consummate the Transactions in accordance with the terms of this Agreement or materially delay such consummation; or

(i) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

SECTION 5.2 Conduct of Business by the Company. Except for matters set forth in Section 5.2 of the Company Disclosure Schedule or otherwise expressly permitted or expressly contemplated by this Agreement or required by applicable Law (including COVID-19 Measures) or with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall, and shall cause each Company Subsidiary to, (i) conduct its business in the ordinary course of business in all material respects, (ii) use commercially reasonable efforts to preserve intact its business organization and advantageous business relationships and (iii) use commercially reasonable efforts to keep available the services of its current officers and executive-level employees. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Schedule or otherwise expressly permitted or expressly contemplated by this Agreement or required by applicable Law (including COVID-19 Measures) or with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:

(a) amend the Company Charter or the Company By-laws, or equivalent organizational documents of any of the Company Subsidiaries;

(b) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions by a direct or indirect wholly-owned Company Subsidiary to its immediate parent entity, (ii) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (A) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options outstanding on the date hereof in order to pay the exercise price thereof, (B) the withholding of shares of Company Common Stock to satisfy tax obligations with respect to Company Equity Awards outstanding as of the date hereof, and (C) the acquisition by the Company of awards granted pursuant to the Company Stock Plans in connection with the forfeiture or cash settlement of such awards;

(c) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (except for transactions among the Company and any wholly-owned Company Subsidiaries) (i) any shares of capital stock of the

Company or any Company Subsidiary (other than the issuance of Company Common Stock upon the exercise of the Company Stock Options and the settlement of Company Equity Awards pursuant to the Company Stock Plans, in each case, outstanding at the close of business on the date of this Agreement), (ii) any other equity interests or voting securities of the Company or any Company Subsidiary, (iii) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary (other than the issuance of Company RSU Awards and Company Stock Options in the ordinary course pursuant to the Company Stock Plans as in effect on the date hereof), (iv) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (v) any rights issued by the Company or any Company Subsidiary that are linked in any way to the price of any class of Company Common Stock or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary, (vi) any Company Voting Debt or (vii) any Company Preferred Stock;

(d) except as required under the terms of any Company Plan or Collective Bargaining Agreement as in effect on the date hereof or required pursuant to applicable Law, (i) enter into, adopt or materially amend any material Company Plan or Collective Bargaining Agreement; (ii) materially increase the compensation or benefits payable or to become payable to any Company Employee with an annual base salary in excess of $400,000; (iii) grant any new Company Equity Awards or any other awards, or amend or modify the terms of any outstanding Company Equity Awards or other awards, under any Company Plan; (iv) pay, grant, award or promise to pay, grant or award any change of control, equity-based, severance, retention or termination compensation benefits to any Company Employee; or (v) hire or terminate (other than for cause) any employee with an annual base salary in excess of $400,000;

(e) make any material change in financial accounting methods, principles or practices, except insofar as may have been required by Law or a change in GAAP (after the date of this Agreement);

(f) directly or indirectly acquire or agree to acquire in any transaction (x) any material equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or (y) outside of the ordinary course of business, any material properties or assets;

(g) except for non-exclusive licenses of Owned Intellectual Property in the ordinary course of business, sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than Permitted Liens), or otherwise dispose of any properties or assets or any interests therein that individually have a fair market value in excess of $500,000 or in the aggregate have a fair market value in excess of $1,000,000;

(h) redeem, repurchase, prepay, defease, incur, assume, endorse, guarantee or otherwise become liable for any material Indebtedness;

(i) make, or agree or commit to make, any capital expenditure except for capital expenditures in accordance with the capital plans set forth in Section 5.2(i) of the Company Disclosure Schedule;

(j) waive, release, assign, settle, compromise or admit wrongdoing (including by the Company, any Company Subsidiary, or any of their Affiliates or Representatives) with respect to any existing or potential material claim, action or proceeding (other than any claim, action or proceeding relating to Taxes, which shall be governed exclusively by Section 5.2(l) below);

(k) amend or modify any Company Material Contract or enter into, amend or modify any Contract that would be a Company Material Contract if it had been entered into prior to the date of this Agreement, in each case, if such entry, amendment or modification would materially increase the obligations of or risk of liability to the Company or any Company Subsidiary;

(l) except in the ordinary course of business or otherwise consistent with past practice, make, change or revoke any material Tax election, make any material change in its method of Tax accounting or any annual Tax accounting period, request any material Tax ruling, settle, compromise or admit wrongdoing (including by the Company or any Company Subsidiary, or any of their Affiliates or Representatives) with respect to any material existing or potential claim, action or proceeding relating to Taxes or enter into any material “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law);

(m) enter into any new line of business outside of its existing business;

(n) take any actions or omit to take any actions that would or would be reasonably likely to (i) result in any of the conditions set forth in Article VII not being satisfied, (ii) result in new or additional required approvals from any Governmental Authority in connection with the Transactions or (iii) materially impair the ability of Parent, the Company or Merger Sub to consummate the Transactions in accordance with the terms of this Agreement or materially delay such consummation; or

(o) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

The foregoing notwithstanding, it is understood and agreed that neither the Company nor any Company Subsidiary shall be deemed to have breached any provision of this Section 5.2 as a direct or indirect result of any act or omission of Parent or any Parent Subsidiary (as to which Parent has not received prior consent or instruction from the Company) in connection with those matters of the business or operations of the Company and the Company Subsidiaries that have been delegated to Parent or any of the Parent Subsidiaries.

SECTION 5.3 No Solicitation by the Company; Company Recommendation.

(a) The Company agrees that from the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, except as expressly permitted by this Section 5.3, the Company shall not, and shall cause the Company Subsidiaries not to, and shall instruct its and their Representatives not to and use commercially reasonable efforts to cause its and their Representatives not to, (i) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) the submission of any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with, or for the purpose of, encouraging or facilitating a Company Acquisition Proposal or (iii) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting a Company Acquisition Proposal. The Company shall, and shall cause the Company Subsidiaries and its and their respective Representatives to, immediately cease any solicitation, knowing encouragement, discussions or negotiations with any Persons that may be ongoing with respect to a Company Acquisition Proposal, or any inquiry or proposal that would reasonably be expected to lead to a Company Acquisition Proposal, request the prompt return or destruction of all confidential information previously furnished to any Person in connection with a potential Company Acquisition Proposal and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives. It is agreed that any violation of the restrictions set forth in this Section 5.3(a) by any Representative of the Company or the Company Subsidiaries shall constitute a breach of this Section 5.3(a) by the Company; provided that it is understood and agreed that neither the Company nor any Company Subsidiary shall be deemed to have breached any provision of this Section 5.3 as a direct or indirect result of any act or omission by any Person that is a Representative of Parent or any Parent Subsidiary except to the extent such Person was acting on behalf of, or at the direction of, the Company or any Company Subsidiary.

(b) Notwithstanding anything contained in Section 5.3(a) or any other provision of this Agreement to the contrary, if at any time prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a Company Acquisition Proposal that did not result from any breach of this Section 5.3, and the Company Board or the Company Special Committee determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes or is reasonably likely to lead to a Company Superior Proposal, then the Company and its Representatives may (i) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Company Acquisition Proposal and furnish, pursuant to such Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and the Company Subsidiaries to the Person or group of Persons who has made such Company Acquisition Proposal (provided that the Company shall promptly (and in any event within 48 hours) provide to Parent any material non-public information concerning the Company or any of the Company Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives) and (ii) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Company Acquisition Proposal.

(c) The Company shall promptly (and in any event within two Business Days) notify Parent in the event that the Company or any of the Company Subsidiaries or its or their respective Representatives receives a Company Acquisition Proposal and shall disclose to Parent the material terms and conditions of any such Company Acquisition Proposal, and the Company shall, upon the request of Parent, keep Parent reasonably informed of any material developments with respect to any such Company Acquisition Proposal (including any material changes thereto). The Company shall not, and shall cause the Company Subsidiaries not to, enter into any confidentiality or similar agreement with any Person that prohibits the Company from providing to Parent any of the information required to be provided to Parent under this Section 5.3 within the time periods contemplated herein.

(d) Neither the Company Board nor the Company Special Committee shall (i)(A) withhold or withdraw (or modify in a manner adverse to Parent), or publicly propose to withhold or withdraw (or modify in a manner adverse to Parent), the Company Recommendation or (B) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any Company Acquisition Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) execute or enter into (or cause or permit the Company or any of the Company Subsidiaries to execute or enter into) any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting a Company Acquisition Proposal, other than any Acceptable Confidentiality Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, prior to the time the Company Stockholder Approval is obtained (but not thereafter), the Company Board or the Company Special Committee may make a Company Adverse Recommendation Change if either (x) in the case of a Company Adverse Recommendation Change made in response to a Company Acquisition Proposal, the Company Board or the Company Special Committee has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes a Company Superior Proposal and that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law or (y) in the case of a Company Adverse Recommendation Change made in response to a Company Intervening Event, the Company Board or the Company Special Committee has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that, as a result of a Company Intervening Event, the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company Board and the Company Special Committee shall not, and shall cause the Company not to, make a Company Adverse Recommendation Change in connection with a Company Superior Proposal unless (I) the Company has given Parent at least four (4) Business Days’ prior written notice of its intention to take such action (which notice shall reasonably describe the material terms of the Company Superior Proposal or attach the agreement and all material related documentation providing for such Company Superior Proposal), (II) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to enable Parent to propose in writing a binding offer to effect revisions to the terms of this Agreement such that it would cause such Company Superior Proposal to no longer constitute a Company Superior Proposal, (III) following the end of such notice period, the Company Board or the Company Special Committee shall have considered in good faith any such binding offer from Parent, and shall have determined that the Company Superior Proposal would continue to constitute a Company Superior Proposal if the revisions proposed in such binding offer were to be given effect and (IV) in the event of any material change to the material terms of such Company Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (I) above and the notice period shall have recommenced, except that the notice period shall be at least two (2) Business Days (rather than the four (4) Business Days otherwise contemplated by clause (I) above); provided, further, that the Company Board and the Company Special Committee shall not, and shall cause the Company not to, make a Company Adverse Recommendation Change in connection with a Company Intervening Event unless (1) the Company has given Parent at least four (4) Business Days’ prior written notice of its intention to take such action (which notice shall reasonably describe the details of such Company Intervening Event), (2) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period, to the extent Parent wishes to negotiate, to make adjustments in the terms and conditions of this Agreement as would permit the Company Board not to take such action and (3) following the end of such notice period, the Company Board or the Company Special Committee shall have considered in good faith any changes to this Agreement or other arrangements that may be offered in writing by Parent prior to the termination of such notice period and shall have, after taking account of such changes, determined in good faith, after consultation with its outside counsel and outside financial advisors, that such Company Intervening Event remains in effect and that it would continue to reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law not to take such action.

(e) Nothing in this Section 5.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer); provided that any such disclosure or statement that constitutes or contains a Company Adverse Recommendation Change shall be subject to the provisions of Section 5.3(d), (ii) from issuing a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder or (iii) contacting and engaging in discussions with any person or group and their respective Representatives who has made a Company Acquisition Proposal that was not solicited in material breach of this Section 5.3 solely for the purpose of clarifying such Company Acquisition Proposal and the terms thereof or informing such third party of the restrictions imposed by this Section 5.3.

SECTION 5.4 No Solicitation by Parent; Parent Recommendation.

(a) Parent agrees that from the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, except as expressly permitted by this Section 5.4, Parent shall not, and shall cause the Parent Subsidiaries not to, and shall instruct its and their Representatives not to and use commercially reasonable efforts to cause its and their Representatives not to, (i) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) the submission of any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with, or for the purpose of, encouraging or facilitating a Parent Acquisition Proposal or (iii) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting a Parent Acquisition Proposal. Parent shall, and shall cause the Parent Subsidiaries and its and their respective Representatives to, immediately cease any solicitation, knowing encouragement, discussions or negotiations with any Persons that may be ongoing with respect to a Parent Acquisition Proposal, or any inquiry or proposal that would reasonably be expected to lead to a Parent Acquisition Proposal, request the prompt return or destruction of all confidential information previously furnished to any Person in connection with a potential Parent Acquisition Proposal and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.4(a) by any Representative of Parent or the Parent Subsidiaries shall constitute a breach of this Section 5.4(a) by Parent; provided that it is understood and agreed that neither Parent nor any Parent Subsidiary shall be deemed to have breached any provision of this Section 5.4 as a direct or indirect result of any act or omission by any Person that is a Representative of the Company or any Company Subsidiary except to the extent such Person was acting on behalf of, or at the direction of, Parent or any Parent Subsidiary.

(b) Notwithstanding anything contained in Section 5.4(a) or any other provision of this Agreement to the contrary, if at any time prior to obtaining the Parent Stockholder Approval, Parent or any of its Representatives receives a Parent Acquisition Proposal that did not result from any breach of this Section 5.4, and the Parent Board or the Parent Special Committee determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Parent Acquisition Proposal constitutes or is reasonably likely to lead to a Parent Superior Proposal, then Parent and its Representatives may (i) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Parent Acquisition Proposal and furnish, pursuant to such Acceptable Confidentiality Agreement, information (including non-public information) with respect to Parent and the Parent Subsidiaries to the Person or group of Persons who has made such Parent Acquisition Proposal (provided that Parent shall promptly (and in any event within 48 hours) provide to the Company any material non-public information concerning Parent or any of the Parent Subsidiaries that is provided to any Person given such access which was not previously provided to the Company or its Representatives) and (ii) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Parent Acquisition Proposal.

(c) Parent shall promptly (and in any event within two Business Days) notify the Company in the event that Parent or any of the Parent Subsidiaries or its or their respective Representatives receives a Parent Acquisition Proposal and shall disclose to the Company the material terms and conditions of any such Parent Acquisition Proposal, and Parent shall, upon the request of the Company, keep the Company reasonably informed of any material developments with respect to any such Parent Acquisition Proposal (including any material changes thereto). Parent shall not, and shall cause the Parent Subsidiaries not to, enter into any confidentiality or similar agreement with any Person that prohibits Parent from providing to the Company any of the information required to be provided to the Company under this Section 5.4 within the time periods contemplated herein.

(d) Neither the Parent Board nor the Parent Special Committee shall (i)(A) withhold or withdraw (or modify in a manner adverse to the Company), or publicly propose to withhold or withdraw (or modify in a manner adverse to the Company), the Parent Recommendation or (B) recommend the approval or adoption of, or approve or adopt, or publicly propose to recommend, approve or adopt, any Parent Acquisition Proposal (any action described in this clause (i) being referred to as a “Parent Adverse Recommendation Change”) or (ii) execute or enter into (or cause or permit Parent or any of the Parent Subsidiaries to execute or enter into) any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement constituting a Parent Acquisition Proposal, other than any Acceptable Confidentiality Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, prior to the time the Parent Stockholder Approval is obtained (but not thereafter), the Parent Board or the Parent Special Committee may make a Parent Adverse Recommendation Change if either (x) in the case of a Parent Adverse Recommendation Change made in response to a Parent Acquisition Proposal, the Parent Board or the Parent Special Committee has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Parent Acquisition Proposal constitutes a Parent Superior Proposal and that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law or (y) in the case of a Parent Adverse Recommendation Change made in response to a Parent Intervening Event, the Parent Board or the Parent Special Committee has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that, as a result of a Parent Intervening Event, the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Parent Board and the Parent Special Committee shall not, and shall cause Parent not to, make a Parent Adverse Recommendation Change in connection with a Parent Superior Proposal unless (I) Parent has given the Company at least four (4) Business Days’ prior written notice of its intention to take such action (which notice shall reasonably describe the material terms of the Parent Superior Proposal or attach the agreement and all material related documentation providing for such Parent Superior Proposal), (II) Parent has negotiated, and has caused its Representatives to negotiate, in good faith with the Company during such notice period, to the extent the Company wishes to negotiate, to enable the Company to propose in writing a binding offer to effect revisions to the terms of this Agreement such that it would cause such Parent Superior Proposal to no longer constitute a Parent Superior Proposal, (III) following the end of such notice period, the Parent Board or the Parent Special Committee shall have considered in good faith any such binding offer from the Company, and shall have determined that the Parent Superior Proposal would continue to constitute a Parent Superior Proposal if the revisions proposed in such binding offer were to be given effect and (IV) in the event of any material change to the material terms of such Parent Superior Proposal, Parent shall, in each case, have delivered to the Company an additional notice consistent with that described in clause (I) above and the notice period shall have recommenced, except that the notice period shall be at least two (2) Business Days (rather than the four (4) Business Days otherwise contemplated by clause (I) above); provided, further, that the Parent Board and the Parent Special Committee shall not, and shall cause Parent not to, make a Parent Adverse Recommendation Change in connection with a Parent Intervening Event unless (1) Parent has given the Company at least four (4) Business Days’ prior written notice of its intention to take such action (which notice shall reasonably describe the details of such Parent Intervening Event), (2) Parent has negotiated, and has caused its Representatives to negotiate, in good faith with the Company during such notice period, to the extent the Company wishes to negotiate, to make adjustments in the terms and conditions of this Agreement as would permit the Parent Board not to take such action and (3) following the end of such notice period, the Parent Board or the Parent Special Committee shall have considered in good faith any changes to this Agreement or other arrangements that may be offered in writing by the Company prior to the termination of such notice period and shall have, after taking account of such changes, determined in good faith, after consultation with its outside counsel and outside financial advisors, that such Parent Intervening Event remains in effect and that it would continue to reasonably be expected to be inconsistent with the Parent Board’s fiduciary duties under applicable Law not to take such action.

(e) Nothing in this Section 5.4 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer); provided that any such disclosure or statement that constitutes or contains a Parent Adverse Recommendation Change shall be subject to the provisions of Section 5.4(d), (ii) from issuing a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder or (iii) contacting and engaging in discussions with any person or group and their respective Representatives who has made a Parent Acquisition Proposal that was not solicited in material breach of this Section 5.4 solely for the purpose of clarifying such Parent Acquisition Proposal and the terms thereof or informing such third party of the restrictions imposed by this Section 5.4.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.1 Preparation of the Form S-4 and the Joint Proxy Statement; Company Stockholders Meeting and Parent Stockholders Meeting.

(a) (i) Parent and the Company shall jointly prepare and cause to be filed with the SEC (and use commercially reasonable efforts to do so within thirty (30) Business Days following the date of this Agreement) a joint proxy statement to be sent to the stockholders of Parent and the stockholders of the Company relating to the Parent Stockholders Meeting and the Company Stockholders Meeting (together with any amendments or supplements thereto, the “Joint Proxy Statement”) and (ii) Parent shall prepare and cause to be filed with the SEC (and use commercially reasonable efforts to do so within thirty (30) Business Days following the date of this Agreement) the Form S-4, in which the Joint Proxy Statement will be included as a prospectus, and Parent shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Form S-4 effective as long as is necessary to consummate the Transactions. The parties will cause the Joint Proxy Statement and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and other applicable Law. Each of the Company and Parent shall furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Joint Proxy Statement. Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or Joint Proxy Statement and shall provide the other with drafts of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Form S-4 or Joint Proxy Statement. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Joint Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto (in each case, other than any filing, amendment or supplement in connection with a Company Adverse Recommendation Change or Parent Adverse Recommendation Change), each of the Company and Parent (i) shall provide the other a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall include in such document or response all comments reasonably proposed by the other and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. Each of the Company and Parent shall advise the other, promptly after receipt of notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Merger Consideration for offering or sale in any jurisdiction, and each of the Company and Parent shall use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. None of the Company, Parent, Merger Sub or any of their respective Representatives shall agree to participate in any material or substantive meeting or conference (including by telephone) with the SEC, or any member of the staff thereof, in respect of the Joint Proxy Statement or the Form S-4 unless it consults with the other party in advance and, to the extent permitted by the SEC, allows the other party to participate. Each of the Company and Parent shall use its commercially reasonable efforts to take any other action required to be taken by it under the Securities Act, the Exchange Act, the DGCL and the rules of the NYSE in connection with the filing and distribution of the Joint Proxy Statement and the Form S-4, and the solicitation of proxies from the stockholders of each of the Company and Parent thereunder. Parent shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable state securities or “blue sky” laws and the rules and regulations thereunder in connection with the Transactions.

(b) If prior to the Effective Time, any event occurs with respect to Parent or any Parent Subsidiary, or any change occurs with respect to other information supplied by Parent for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly notify the Company of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement or the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to Parent’s stockholders and the Company’s stockholders. Nothing in this Section 6.1(b) shall limit the obligations of any party under Section 6.1(a).

(c) If prior to the Effective Time, any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Joint Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the Form S-4, so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly notify Parent of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Joint Proxy Statement or the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to Parent’s stockholders and the Company’s stockholders. Nothing in this Section 6.1(c) shall limit the obligations of any party under Section 6.1(a).

(d) Parent shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold the Parent Stockholders Meeting to seek the Parent Stockholder Approvals. Parent shall use its commercially reasonable efforts to (i) cause the Joint Proxy Statement to be mailed to Parent’s stockholders and to hold the Parent Stockholders Meeting as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act and (ii) solicit the Parent Stockholder Approval. Parent shall, through the Parent Board, recommend to its stockholders that they give the Parent Stockholder Approval and shall include such recommendation in the Joint Proxy Statement, except to the extent that the Parent Board shall have made a Parent Adverse Recommendation Change as permitted by Section 5.4(d).

(e) The Company shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold the Company Stockholders Meeting to seek the Company Stockholder Approvals. The Company shall use its commercially reasonable efforts to (i) cause the Joint Proxy Statement to be mailed to the Company’s stockholders and to hold the Company Stockholders Meeting as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act and (ii) solicit the Company Stockholder Approval. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval and shall include such recommendation in the Joint Proxy Statement, except to the extent that the Company Board shall have made a Company Adverse Recommendation Change as permitted by Section 5.3(d).

(f) The Company shall use its commercially reasonable efforts to hold the Company Stockholders Meeting on the day of the Parent Stockholders Meeting, and Parent shall use its commercially reasonable efforts to hold the Parent Stockholders Meeting on the day of the Company Stockholders Meeting, in each case, subject to Section 6.1(d) and Section 6.1(e).

(g) Promptly following the execution of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall adopt this Agreement and furnish a true and complete copy of such adoption to the Company.

SECTION 6.2 Access to Information; Confidentiality. Subject to applicable Law, each of Parent and the Company shall, and shall cause each of their respective Subsidiaries to, afford to the other party and the other party’s Representatives reasonable access, during normal business hours, upon reasonable advance notice, during the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Parent and the Company shall, and shall cause each of their respective Subsidiaries to, furnish promptly to the other party all information concerning its business, properties and personnel as Parent or the Company may reasonably request in connection with this Agreement and the Transactions, including for purposes of any business planning (including for post-Closing periods) and integration; provided, however, that each of Parent and the Company (i) shall not be required to afford such access if it would unreasonably disrupt the operations of such party, (ii) may withhold any document or information the disclosure of which would cause a violation of any agreement to which such party or such party’s Subsidiary is a party (provided that such party shall use its commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure), (iii) may withhold any document or information the disclosure of which would be reasonably likely to risk a loss of legal privilege (provided that such party shall use its commercially reasonable efforts to allow for such access or disclosure (or as much of it as possible) in a manner that would not be reasonably likely to risk a loss of legal privilege); and (iv) may withhold or redact any document or information containing competitively sensitive information or valuation information. If any material is withheld by Parent or the Company pursuant to the immediately preceding sentence, such party shall, to the extent possible without violating an agreement or risking a loss of legal privilege, inform the other party as to the general nature of what is being withheld. All information exchanged pursuant to this Section 6.2 shall be subject to the terms of the Non-Disclosure and Confidentiality Agreement dated February 5, 2021, between Parent and the Company (the “Confidentiality Agreement”), including the fourth paragraph thereof.

SECTION 6.3 Required Actions.

(a) Each of the parties hereto shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable Law to consummate and make effective, as soon as reasonably possible, the Transactions, including using reasonable best efforts in (i) the obtaining of all required Consents at least four Business Days prior to the Effective Time, and the making of all necessary registrations and filings (and in any event, by filing within 10 Business Days after the date of this Agreement the notifications, filings and other information required to be filed under the HSR Act with respect to the Transactions) and the taking of all steps as may be necessary to obtain a Consent from, or to avoid an action or proceeding by, any Governmental Authority; (ii) the obtaining of all consents, approvals and waivers required by the terms of any material Contracts with third parties or material Permits in connection with the Transactions; (iii) the contesting and defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions.

(b) The parties hereto shall cooperate with one another regarding the strategy for obtaining any required Consent. Each of the parties shall (i) promptly notify the other party of any substantive communication, inquiry or investigation received by that party from, or given by it to, any Governmental Authority and, subject to applicable Law, permit the other party to review in advance any proposed written communication to any such Governmental Authority and incorporate the other party’s reasonable comments to any such communication to a Governmental Authority; (ii) not agree to participate in any substantive meeting or discussion with any such Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate therein; and (iv) promptly furnish the other party with drafts of all substantive correspondence, filings and written communications between it and its Representatives, on the one hand, and any such Governmental Authority or its staff, on the other hand, with respect to this Agreement and the Transactions, in order for such other party to meaningfully consult and participate in such correspondence, filing or written communication; provided that the materials furnished pursuant to this Section 6.3(b) may be redacted as necessary to address reasonable attorney-client or other privilege, to remove references concerning valuation, as necessary to comply with contractual arrangements or as otherwise required by applicable Law. Notwithstanding anything to the contrary herein, Parent shall, after consulting in good faith with the Company and taking into account any reasonable input from the Company, determine the strategy to be pursued for obtaining, and lead the effort to obtain, all required Consents in connection with this Agreement and the Company shall take all reasonable actions to support Parent in connection therewith; provided that none of the Company or any of its Subsidiaries shall be required to incur any non-de minimis fees, costs or expenses in connection with obtaining any Consent.

(c) In connection with the obtaining of required Consents, Parent’s “reasonable best efforts” shall include taking any and all actions necessary to obtain the consents, approvals, permits, wait period expirations or authorizations of any Governmental Authority required to consummate the Transactions (including the Merger) prior to the Outside Date, including proposing, negotiating, committing to, effecting and agreeing to, by consent decree, hold separate order, or otherwise, any undertaking, divestiture, sale, license or hold separate or similar arrangement or conduct of business arrangement or to terminate or modify any relationships, rights or obligations or to do any other act, regardless of whether such act would or would reasonably be expected to result in (i) a prohibition or limitation on the ownership, operation or freedom of action by the Company, Parent or any of their respective Subsidiaries of or with respect to any portion of the business, properties or assets of the Company, Parent or any of their respective Subsidiaries, (ii) the Company, Parent or any of their respective Subsidiaries being compelled to dispose of or hold separate any portion of the business, properties or assets of the Company, Parent or any of their respective Subsidiaries, in each case as a result of the Merger, (iii) any prohibition or limitation on the ability of Parent to acquire or hold, or exercise full right of ownership of, any shares of the Company Capital Stock or the capital stock of the Company Subsidiaries, including the right to vote or (iv) any prohibition or limitation on Parent effectively controlling the business or operations of the Company and the Company Subsidiaries ((i)-(iv), the “Regulatory Actions”) and (v) opposing, fully and vigorously, (A) any Action that is initiated or threatened to be initiated challenging this Agreement or the consummation of the transactions contemplated hereby and (B) any request for, the entry of, and seek to have vacated or terminated, any Order that could restrain, prevent or delay the consummation of the transactions contemplated hereby, including, in each case, by defending through litigation any action asserted by any Person in any court or before any Governmental Authority, and vigorously pursuing all available avenues of administrative and judicial relief or appeal; provided that (x) Parent shall not be required to accept or agree to any Regulatory Action that would result in, individually or in the aggregate, a material adverse effect on either (1) Parent and the Parent Subsidiaries, taken as a whole (2) the Company and the Company Subsidiaries, taken as a whole or (3) the anticipated benefits of the Merger to Parent and (y) nothing in this Section 6.3 shall require Parent, the Company or any of their respective Subsidiaries to take or agree to take Regulatory Action unless the effectiveness of such agreement or action is conditioned upon the Closing.

SECTION 6.4 Indemnification, Exculpation and Insurance.

(a) From and after the Effective Time, Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation of each former and present (as of immediately prior to the Effective Time) director, officer or employee of the Company or any Company Subsidiary and each person who served as a director, officer, employee, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any Company Subsidiary (each, together with such person’s heirs, executors or administrators, a “D&O Indemnified Party”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any Action with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement, the Transactions and other actions contemplated hereby), arising out of or pertaining to the fact that the D&O Indemnified Party is or was an officer or director of the Company or any Company Subsidiary or is or was serving at the request of or for the benefit of the Company or any Company Subsidiary as a director, officer, employee, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise or other Person, whether asserted or claimed prior to, at or after the Effective Time as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) as in effect on the date of this Agreement or in any agreement, a true and complete copy of which agreement has been made available (including by filing with the SEC) by the Company prior to the date hereof, to which the Company or any of the Company Subsidiaries is a party, shall survive the Merger and continue in full force and effect in accordance with their terms. For a period of six (6) years from the Effective Time, Parent shall, and shall cause the Surviving Company to, maintain in effect (to the fullest extent permitted under applicable Law) the exculpation, indemnification and advancement of expenses provisions of the Company’s and any Company Subsidiary’s articles of incorporation and by-laws or other organization documents in effect immediately prior to the Effective Time or in any agreement, in each case in effect immediately prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

(b) For a period of six (6) years from the Effective Time, Parent shall cause to be maintained in effect the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the Effective Time by the Company and the Company Subsidiaries on terms and conditions not less favorable to the insured Persons than, and from an insurance carrier with the same or better credit rating as, the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts, events, acts or omissions that occurred on or before the Effective Time, except that in no event shall Parent be required to pay an annual premium for such insurance in excess of 350% of the current annual premium paid by the Company for such insurance (the “Maximum Amount”); provided, however, that if such insurance can only be obtained at an annual premium in excess of the Maximum Amount, Parent shall obtain the most advantageous policy of directors’ and officers’ insurance obtainable for an annual premium equal to the Maximum Amount. In lieu of the foregoing, the Company may in its discretion purchase, and Parent may in its discretion purchase if the Company declines to do so, a “tail” directors’ and officers’ liability insurance and fiduciary liability insurance policy covering the six (6)-year period from and after the Effective Time from a carrier with comparable or better credit ratings to the Company’s existing directors’ and officers’ insurance and fiduciary liability insurance policy carrier and on terms and conditions not less favorable to the insured Persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts, events, acts or omissions that occurred on or before the Effective Time; provided that without Parent’s consent, the cost of such “tail” policy shall not exceed the Maximum Amount (it being understood and agreed, for the avoidance of doubt, that this sentence shall not release any obligation of Parent set forth in the preceding sentence unless and until a “tail” policy is actually obtained).

(c) Except as set forth in Section 6.4(c) of the Parent Disclosure Schedule, in the event that Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent or the Surviving Company shall cause proper provision to be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, assume the obligations set forth in this Section 6.4.

(d) At and after the Effective Time, Parent shall indemnify and hold harmless (and advance funds in respect of the foregoing; provided, however, that the D&O Indemnified Party to whom funds are advanced provides an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to indemnification under Law applicable to Parent) each D&O Indemnified Party to the fullest extent permitted under applicable Law against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened Action, arising out of or pertaining to the fact that the D&O Indemnified Party is or was an officer, employee or director of the Company or any Company Subsidiary or is or was serving at the request of or for the benefit of the Company or any Company Subsidiary as a director, officer, employee, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise or other Person, whether asserted or claimed prior to, at or after the Effective Time. Parent and the Surviving Company shall reasonably cooperate with the D&O Indemnified Party in the defense of any such Action.

(e) The provisions of this Section 6.4 are intended to be for the benefit of, and will be enforceable by, each D&O Indemnified Party.

SECTION 6.5 Employment Matters.

(a) Each Company Employee immediately prior to the Effective Time shall continue in employment with Parent and its Affiliates (including the Surviving Company) immediately following the Effective Time (such employees, the “Continuing Employees”). Following the Effective Time, Parent and its Affiliates (including the Surviving Company) shall honor and perform in accordance with their terms all Company Plans, including all employment, severance, bonus, transaction, incentive and other compensation arrangements.

(b) Except as set forth in Section 6.5(b) of the Parent Disclosure Schedule, for a period of not less than twelve (12) months after the Closing Date, Parent shall provide, or shall cause the Surviving Company to provide, to each Continuing Employee, (i) base salary or regular hourly wage, as applicable, that is not less than the base salary or regular hourly wage, as applicable, provided to such Continuing Employee immediately prior to the Closing Date, (ii) cash bonus, commission or annual incentive opportunities that are no less favorable than the cash bonus, commission or annual incentive opportunities (which, with respect to equity-based compensation, shall be determined based on target grant date fair market value) provided to such Continuing Employee immediately prior to the Closing Date, and (iii) employee and fringe benefits (including, vacation/leave, health, welfare, retirement and severance benefits) that are at least as favorable, in the aggregate, as (A) those provided to such Continuing Employee immediately prior to the Closing or (B) those provided to similarly situated employees of Parent.

(c) Effective as of the Effective Time and thereafter, Parent shall recognize, or shall (if and to the same extent recognized under an analogous Parent Plan prior to Closing) cause its Affiliates (including the Surviving Company) to recognize, each Continuing Employee’s employment or service with the Company (including any current or former Affiliate thereof or any predecessor of the Company) prior to the Closing for purposes of determining, as applicable, eligibility for participation, vesting and entitlement of the Continuing Employee under all employee benefit plans maintained by Parent or any of its Affiliates (including the Company), including vacation plans or arrangements, 401(k) plans and any severance plans, but excluding defined benefit pension plans and except to the extent such recognition would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, effective as of the Effective Time and thereafter, Parent shall, or shall cause its Affiliates (including the Surviving Company) to use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations, eligibility waiting periods, actively at work requirements, evidence of insurability requirements or required physical examinations under any health or similar plan of the Company, Parent or an Affiliate of Parent (in which Continuing Employees are eligible to participate) to be waived with respect to Continuing Employees and their eligible dependents, except to the extent that any waiting period, exclusions or requirements still applied to such Continuing Employee under the comparable Company Plan in which such Continuing Employee participated immediately before the Closing, and (ii) fully credit each Continuing Employee with all deductible payments, co-payments and other out-of-pocket expenses incurred by such Continuing Employee and his or her covered dependents under the medical, dental, pharmaceutical or vision benefit plans of the Company prior to the Closing during the plan year in which the Closing occurs for the purpose of determining the extent to which such Continuing Employee has satisfied the deductible, co-payments, or maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for such plan year under any medical, dental, pharmaceutical or vision benefit plan of the Company, Parent or an Affiliate of Parent (in which Continuing Employees are eligible to participate) as if such amounts had been paid in accordance with such plan.

(d) Notwithstanding anything herein to the contrary, Parent and the Company acknowledge and agree that all provisions contained in this Section 6.5 are included for the sole benefit of Parent and the Company, and that nothing in this Agreement, whether express or implied, (i) shall be treated as an amendment or other modification of any Parent Plan or Company Plan, (ii) shall limit the right of Parent, the Company or their respective Affiliates to amend, terminate or otherwise modify any Parent Plan or Company Plan or other employee benefit plan, agreement or other arrangement following the Closing Date, or (iii) shall confer upon any Person who is not a party to this Agreement (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company, or any participant in any Company Plan or Parent Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), any right to continued or resumed employment or recall, any right to compensation or benefits, or any third-party beneficiary or other right of any kind or nature whatsoever.

SECTION 6.6 Certain Tax Matters.

(a) Reorganization. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to (i) cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) not knowingly take any action, cause or permit any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could reasonably be expected to prevent such qualification.

(b) Representation Letters. Each of Parent and the Company shall use their respective reasonable best efforts to deliver to each of Parent Tax Counsel and Company Tax Counsel representation letters dated as of the Closing Date (and if requested, dated as of the date determined necessary by counsel in connection with any SEC filings) substantially in the form attached hereto as Exhibit D (the “Parent Tax Representation Letter”) or, in the case of the Company, Exhibit E (the “Company Tax Representation Letter,” and together with the Parent Tax Representation Letter, the “Tax Representation Letters”) and signed by an officer or director of Parent or the Company, as applicable.

(c) Opinion from Alternative Tax Counsel. In connection with the satisfaction of the condition set forth in Section 7.2(e), Parent agrees that if Parent receives a Parent Change in Law Opinion from Parent Tax Counsel, it shall use reasonable best efforts to obtain a Merger Tax Opinion from alternative tax counsel of similar standing. In connection with the satisfaction of the condition set forth in Section 7.3(e), the Company agrees that if the Company receives a Company Change in Law Opinion from Company Tax Counsel, it shall use reasonable best efforts to obtain a Merger Tax Opinion from alternative tax counsel of similar standing. Each of Parent and the Company shall cooperate fully with alternative tax counsel, including by providing the necessary representation letters and other materials reasonably requested by alternative tax counsel to either party. In the event that alternative tax counsel is unwilling or unable to deliver the required opinion with the requisite level of certainty, and that Parent or the Company, as applicable, has used commercially reasonable efforts to obtain such opinion from alternative tax counsel, then Parent or the Company, as applicable, shall not be required to select any other alternative tax counsel.

(d) Parent and the Company agree that if either party cannot deliver a Tax Representation Letter at the Closing, the parties hereto shall use commercially reasonable efforts to agree to modifications to the Tax Representation Letter or to the structure of the acquisition contemplated by this Agreement (which change in structure would not be reasonably be expected to result in any material cost to Parent or the Company) that would nonetheless permit Parent Tax Counsel and Company Tax Counsel to provide Merger Tax Opinions at the Closing.

SECTION 6.7 Transaction Litigation. Subject to applicable Law, the Company shall give Parent the opportunity to participate in the defense or settlement of any litigation against the Company or its directors or officers by a holder of securities of the Company relating to the Transactions and no such settlement shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting in any way the parties’ obligations under Section 6.3, each of Parent and the Company shall cooperate and shall cause the Parent Subsidiaries and the Company Subsidiaries, as applicable, to cooperate, and shall use its reasonable best efforts to cause its directors, officers, employees, agents, legal counsel, financial advisors, independent auditors, and other advisors and representatives to cooperate, in the defense against any litigation by a holder of securities of the Company or of Parent, as applicable.

SECTION 6.8 Section 16 Matters. Prior to the Effective Time, the Company, Parent and Merger Sub each shall take all such steps as may be required to cause (a) any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Transactions by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act and (b) any acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Merger and the other Transactions, by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.9 Public Announcements. Except with respect to any Company Adverse Recommendation Change or Parent Adverse Recommendation Change made in accordance with the terms of this Agreement or otherwise in connection with Section 5.3 or 5.4, Parent and the Company will use reasonable best efforts to develop a joint communications plan and to consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and not to issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The Company and Parent agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties. Notwithstanding the foregoing sentences of this Section 6.9, Parent and the Company may make any oral or written public announcements, releases or statements without complying with the foregoing requirements if the substance of such announcements, releases or statements, was publicly disclosed and previously subject to the foregoing requirements.

SECTION 6.10 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Class A Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

SECTION 6.11 Certain Governance Matters. Parent shall take all actions necessary so that at the Effective Time (a) the size of the Parent Board is increased by one (1) Common Stock Director (as defined in the Parent Charter) and (b) one Common Stock Director (as defined in the Company Charter) of the Company elected by the holders of Company Class A Common Stock, to be designated by the Company Board, shall be appointed to the Parent Board as a Common Stock Director (as defined in the Parent Charter) elected by holders of Parent Class A Common Stock. Such individual shall be nominated for election to the Parent Board as a Common Stock Director (as defined in the Parent Charter) elected by holders of Parent Class A Common Stock upon the expiration of his or her initial term of office as a director of Parent.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) Stockholder Approvals. The Parent Stockholder Approval and the Company Stockholder Approval shall have been obtained.

(b) Listing. The shares of Parent Class A Common Stock issuable as Merger Consideration pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

(c) HSR Act. Any waiting period applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

(d) No Legal Restraints. No applicable Law and no Order, in each case enacted after the date hereof, shall be in effect in the United States that prevents, makes illegal or prohibits the consummation of the Merger.

(e) Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceedings for that purpose shall be pending before the SEC.

SECTION 7.2 Conditions to Parent’s and Merger Sub’s Obligation to Effect the Merger. The obligation of Parent and Merger Sub to consummate the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained in Section 4.1, Section 4.3(a), Section 4.3(b), Section 4.3(c), Section 4.4, Section 4.5(a)(i), Section 4.8(b) and Section 4.16 shall be true and correct in all material respects, in each case, both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date), and (ii) each of the other representations and warranties of the Company set forth in Article IV shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed (or any non-performance shall have been cured) in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Absence of Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(d) Officer’s Certificate. Parent shall have received an officer’s certificate, duly executed by an executive officer of the Company and dated as of the Closing Date, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) are satisfied.

(e) Certain Tax Matters. Parent shall have received from the Company the Company Tax Representation Letter; provided that this condition shall be deemed to be satisfied if, as a result of any modifications or restructuring described in Section 6.6(d), Parent is, using commercially reasonable efforts, able to receive a Merger Tax Opinion from Parent Tax Counsel or alternative tax counsel of similar standing; provided, further, that this condition shall be deemed not to be satisfied if (i) Parent Tax Counsel has delivered an opinion (the “Parent Change in Law Opinion”) that, as a result of a change in Law occurring after the date of this Agreement, Parent Tax Counsel is or would be unable to provide a Merger Tax Opinion on the basis of the duly executed and delivered Tax Representation Letters, and (ii) Parent is unable to obtain a Merger Tax Opinion from alternative tax counsel pursuant to Section 6.6(c).

SECTION 7.3 Conditions to the Company’s Obligation to Effect the Merger. The obligations of the Company to consummate the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained in Section 3.1, Section 3.3(a), Section 3.3(b), Section 3.3(c), Section 3.4, Section 3.5(a)(i), Section 3.8(b) and Section 3.16 shall be true and correct in all material respects, in each case, both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date), and (ii) each of the other representations and warranties of Parent and Merger Sub set forth in Article III shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed (or any non-performance shall have been cured) in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c) Absence of Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Parent Material Adverse Effect.

(d) Officer’s Certificate. The Company shall have received an officer’s certificate, duly executed by an executive officer of Parent and dated as of the Closing Date, certifying that the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) are satisfied.

(e) Certain Tax Matters. The Company shall have received from Parent the Parent Tax Representation Letter; provided that this condition shall be deemed to be satisfied if, as a result of any modifications or restructuring described in Section 6.6(d), the Company is, using commercially reasonable efforts, able to receive a Merger Tax Opinion from Company Tax Counsel or alternative tax counsel of similar standing; provided, further, that this condition shall be deemed not to be satisfied if (i) Company Tax Counsel has delivered an opinion (the “Company Change in Law Opinion”) that, as a result of a change in Law occurring after the date of this Agreement, Company Tax Counsel is or would be unable to provide a Merger Tax Opinion on the basis of the duly executed and delivered Tax Representation Letters, and (ii) the Company is unable to obtain a Merger Tax Opinion from alternative tax counsel pursuant to Section 6.6(c).

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the Company Stockholder Approval or the Parent Stockholder Approval, as follows:

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if the Merger shall not have been consummated on or before December 20, 2021 (the “Outside Date”); provided that the right to terminate pursuant to this Section 8.1(b)(i) shall not be available to any party if a material breach by such party hereto (including, in the case of Parent, Merger Sub) of any of its obligations under this Agreement has been the principal cause of or principally resulted in the failure of the Closing to have occurred on or before the Outside Date;

(ii) if the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders Meeting duly convened (unless such Parent Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened (unless such Company Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); or

(iv) if any Governmental Authority of competent jurisdiction in the United States shall have issued or entered any Order after the date of this Agreement or any applicable Law shall have been enacted or promulgated after the date of this Agreement in the United States that has the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions and, in the case of such an Order, such Order shall have become final and non-appealable.

(c) by the Company:

(i) if Parent or Merger Sub shall have breached or failed to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Parent contained herein shall have failed to be true and correct, which breach or failure (A) would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (B) is not reasonably capable of being cured by the Outside Date; provided, however, that the Company is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b);

(ii) if (A) a Parent Adverse Recommendation Change shall have occurred or (B) Parent shall have failed to include in the Joint Proxy Statement, the Parent Recommendation; or

(iii) prior to obtaining the Company Stockholder Approval, in order to effect a Company Adverse Recommendation Change and concurrently enter into a definitive agreement providing for a Company Superior Proposal; provided that the Company has complied in all material respects with the terms of Section 5.3(d).

(d) by Parent:

(i) if the Company shall have breached or failed to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of the Company contained herein shall have failed to be true and correct, which breach or failure (A) would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (B) is not reasonably capable of being cured by the Outside Date; provided, however, that neither Parent nor Merger Sub is then in breach of any representation, warranty, covenant or other agreement contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b);

(ii) if (A) a Company Adverse Recommendation Change shall have occurred or (B) the Company shall have failed to include in the Joint Proxy Statement, the Company Recommendation; or

(iii) prior to obtaining the Parent Stockholder Approval, in order to effect a Parent Adverse Recommendation Change and concurrently enter into a definitive agreement providing for a Parent Superior Proposal; provided that Parent has complied in all material respects with the terms of Section 5.4(d).

(e) The party desiring to unilaterally terminate this Agreement pursuant to this Section 8.1 shall give written notice of such termination to the other parties in accordance with Section 9.3, specifying the provision of this Agreement pursuant to which such termination is effected.

SECTION 8.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company, Parent or Merger Sub, other than Section 3.20 and Section 4.20, the last sentence of Section 6.2, this Section 8.2, Section 8.3 and Article IX, which provisions shall survive such termination, and no such termination shall relieve any party from any liability or damages incurred or suffered by a party to the extent such liability or damages were the result of or arise out of fraud or any Intentional Breach in this Agreement occurring prior to such termination (in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity).

SECTION 8.3 Termination Fee.

(a) The Company shall pay to Parent the Company Termination Fee if:

(i) Parent terminates this Agreement pursuant to Section 8.1(d)(ii) (provided that, if either the Company or Parent terminates this Agreement pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) at any time after Parent would have been permitted to terminate this agreement pursuant to Section 8.1(d)(ii), this Agreement shall be deemed terminated pursuant to Section 8.1(d)(ii) for purposes of this Section 8.3(a)(i));

(ii) (A) this Agreement is terminated pursuant to Section 8.1(d)(i), (B) after the date hereof, but prior to the date this Agreement is terminated, a third party has made and has not withdrawn prior to the date of termination, a Company Acquisition Proposal that has become known to the public and (C) within twelve (12) months of such termination, the Company enters into a definitive Contract to consummate any Company Acquisition Proposal or any Company Acquisition Proposal is consummated (provided that, for the purposes of this Section 8.3(a)(ii)(C) only, the term “Company Acquisition Proposal” shall have the meaning assigned to such term, except that all references to “twenty percent (20%)” therein shall be deemed to be references to “fifty percent (50%)”); or

(iii) the Company terminates this Agreement pursuant to Section 8.1(c)(iii).

(b) Parent shall pay to the Company the Parent Termination Fee if:

(i) the Company terminates this Agreement pursuant to Section 8.1(c)(ii) (provided that, if either the Company or Parent terminates this Agreement pursuant to Section 8.1(b)(i) or Section 8.1(b)(ii) at any time after the Company would have been permitted to terminate this agreement pursuant to Section 8.1(c)(ii), this Agreement shall be deemed terminated pursuant to Section 8.1(c)(ii) for purposes of this Section 8.3(b)(i));

(ii) (A) this Agreement is terminated pursuant to Section 8.1(c)(i), (B) after the date hereof, but prior to the date this Agreement is terminated, a third party has made and has not withdrawn prior to the date of termination, a Parent Acquisition Proposal that has become known to the public and (C) within twelve (12) months of such termination, Parent enters into a definitive Contract to consummate any Parent Acquisition Proposal or any Parent Acquisition Proposal is consummated (provided that, for the purposes of Section 8.3(b)(ii)(C) only, the term “Parent Acquisition Proposal” shall have the meaning assigned to such term, except that all references to “twenty percent (20%)” therein shall be deemed to be references to “fifty percent (50%)”); or

(iii) Parent terminates this Agreement pursuant to Section 8.1(d)(iii).

(c) Any Company Termination Fee or Parent Termination Fee due under Section 8.3(a) or Section 8.3(b) shall be paid by wire transfer of same-day funds (i) in the case of Section 8.3(a)(i) or Section 8.3(b)(i) as promptly as practicable (and in no event more than five (5) Business Days) after the respective termination is delivered to the party obligated to make the payment, (ii) in the case of Section 8.3(a)(ii) or Section 8.3(b)(ii), on the date of the first to occur of the events referred to in Section 8.3(a)(ii)(C) or Section 8.3(b)(ii)(C), as applicable, and (iii) in the case of Section 8.3(a)(iii) or Section 8.3(b)(iii) at or prior to the termination of this Agreement.

(d) Parent and the Company hereby acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of the Transactions, and that, without these agreements, Parent and the Company would not have entered into this Agreement and that any amounts payable pursuant to this Section 8.3 do not constitute a penalty. Accordingly, if either party fails promptly to pay the amount due pursuant to Section 8.3(a) or Section 8.3(b), as applicable, and, in order to obtain such payment, the other party commences an Action that results in an Order in its favor for such payment, the Company or Parent, as applicable, shall pay to the other party such payment and its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Action. Any amount not paid when due pursuant to this Section 8.3 shall bear interest, accruing from its due date, at an interest rate per annum equal to two (2) percentage points in excess of the prime rate in the United States quoted by The Wall Street Journal in effect on the date such payment was required to be made.

(e) Each of the parties agrees and understands that (x) in no event shall the other party be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion and (y) if Parent receives the Company Termination Fee from the Company pursuant to this Section 8.3, or if the Company receives the Parent Termination Fee from Parent pursuant to this Section 8.3 (in each case, together with any applicable interest accrued thereon and the receiving party’s costs and expenses in connection with any Action as set forth in Section 8.3(d)), such payment shall be the sole and exclusive remedy of the receiving party against the paying party and its Subsidiaries and their respective former, current or future partners, stockholders, managers, members, Affiliates and Representatives, and none of the paying party, any of its Subsidiaries or any of their respective former, current or future partners, stockholders, managers, members, Affiliates or Representatives shall have any further liability or obligation, in each case relating to or arising out of this Agreement or the Transactions.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit Section 8.2 or any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

SECTION 9.2 Fees and Expenses. Except as provided in Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated.

SECTION 9.3 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally by hand or by overnight courier or other delivery method or when sent by electronic mail transmission (provided that, in the case of electronic mail transmission, either receipt of such electronic mail is acknowledged by the applicable recipient or a confirmatory hardcopy is sent without undue delay by an internationally recognized courier service), in each case, to the following physical and electronic mail addresses (or to such other physical and electronic mail address as a Party may have specified by notice pursuant to this provision):

(a)	If to the Company:

MSG Networks Inc.

Eleven Penn Plaza, 3rd Floor

New York, NY 10001

Attn:       Bret Richter

               Executive Vice President, Chief Financial Officer and Treasurer

E-mail:   bret.richter@msgnetworks.com

With copies (which shall not constitute notice) to:

MSG Networks Inc.

Eleven Penn Plaza, 3rd Floor

New York, NY 10001

Attn:       Adam Levine

               Executive Vice President Business Affairs & Distribution

E-mail:   adam.levine@msgnetworks.com

and

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn:       George R. Bason, Jr.

               Marc O. Williams

E-mail:   george.bason@davispolk.com

               marc.williams@ davispolk.com

(b)	If to Parent or Merger Sub:

Madison Square Garden Entertainment Corp

Two Pennsylvania Plaza

New York, New York 10121

Attn:      Scott Packman

               (212) 631-5357

E-mail:   legalnotices@msg.com

With copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn:       David E. Shapiro

               Gordon S. Moodie

E-mail:   DEshapiro@wlrk.com

               GSMoodie@WLRK.com

SECTION 9.4 Definitions. For purposes of this Agreement, the following terms shall have the following meaning:

“Acceptable Confidentiality Agreement” shall mean a confidentiality agreement entered into by Parent or the Company, as the case may be, containing confidentiality and non-use provisions not less favorable to Parent or the Company, as applicable, in any material respect, than those set forth in the Confidentiality Agreement (it being understood that an Acceptable Confidentiality Agreement need not include a standstill provision).

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person; provided, however, that for purposes of this Agreement, Parent and the Parent Subsidiaries shall not be deemed to be Affiliates of the Company and the Company Subsidiaries and the Company and the Company Subsidiaries shall not be deemed to be Affiliates of Parent and the Parent Subsidiaries. The word “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Book-Entry Shares” means the Class A Book-Entry Shares or the Class B Book-Entry Shares, as applicable.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City, New York.

“Certificates” means the Class A Certificate or the Class B Certificates, as applicable.

“Class A Exchange Ratio” means 0.172.

“Class B Exchange Ratio” means 0.172.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means any collective bargaining agreement, works council agreement or similar labor contract.

“Company Acquisition Proposal” shall mean any bona fide inquiry, indication of interest, proposal or offer made by any Person for, in a single transaction or a series of transactions, (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, extraordinary dividend or share repurchase, dissolution, liquidation or similar transaction involving the Company, (ii) the direct or indirect acquisition by any

Person or group of twenty percent (20%) or more of the assets of the Company and the Company Subsidiaries, on a consolidated basis or assets of the Company and the Company Subsidiaries representing twenty percent (20%) or more of the actual consolidated revenues, the actual adjusted operating income (or loss) or the actual net income (or loss) (including, in each case, securities of the Company Subsidiaries) or (iii) the direct or indirect acquisition by any Person or group of twenty percent (20%) or more of any class of equity or voting securities of the Company, including any tender offer or exchange offer that if consummated would result in any Person beneficially owning twenty percent (20%) or more of any class of equity or voting securities of the Company. For the avoidance of doubt, the actual adjusted operating income (or loss) and the actual net income (or loss) of the Company and of such assets shall be the absolute amount thereof, without regard to whether the amount is positive or negative, and shall be computed on the basis of a full fiscal year.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Class A Common Stock” means the Class A common stock, par value $0.01 per share, in the Company.

“Company Class B Common Stock” means the Class B common stock, par value $0.01 per share, in the Company.

“Company Common Stock” means the Company Class A Common Stock and the Company Class B Common Stock.

“Company Disclosure Schedule” means the Company Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Company to Parent in connection with this Agreement.

“Company Employee” means any current or former employee of the Company or the Company Subsidiaries, other than any employee that ceased to be an employee of the Company or the Company Subsidiaries on or before September 30, 2015.

“Company Equity Award” means, collectively, the Company Stock Options and the Company RSU Awards.

“Company Intervening Event” means any event, change, circumstance, development or state of facts that is material to the Company and the Company Subsidiaries, taken as a whole, that first becomes known to or by the members of the Company Board or the Company Special Committee after the date of this Agreement and prior to obtaining the Company Stockholder Approval and was not known or reasonably foreseeable to the Company Board or the Company Special Committee as of the date of this Agreement (or, if known or reasonably foreseeable as of the date of this Agreement, the consequences or magnitude of which were not known or reasonably foreseeable to the Company Board or the Company Special Committee as of the date of this Agreement); provided, however, that none of the following shall constitute, be deemed to contribute to or otherwise be taken into account in determining whether there has been a Company Intervening Event: (a) any changes in the market price or trading volume of Company Common Stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such change may be taken into account when determining a Company Intervening Event); (b) the receipt, existence of or terms of a Company Acquisition Proposal or any inquiry relating thereto or the consequences thereof; (c) general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction; (d) changes or conditions generally affecting the industries, businesses or segments thereof, in which the Company and the Company Subsidiaries operate; (e) the fact that, in and of itself, the Company or any of the Company Subsidiaries exceeds any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such event may be taken into account in determining whether there has been or will be, a Company Intervening Event to the extent not otherwise excluded hereunder); or (f) any event, change, circumstance, development or state of facts to the extent relating to Parent or any of the Parent Subsidiaries.

“Company Material Adverse Effect” means any fact, circumstance, effect, change, event or development that, individually or in the aggregate, (a) prevents, or has a material adverse effect on, the ability of the Company to consummate the Transactions or (b) has a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Company Subsidiaries (without giving effect to the Merger), taken as a whole; provided, however, that none of the following, nor any fact, circumstance, effect, change, event or development to the extent arising out of or relating to the following, shall constitute or be taken into account in determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur under the foregoing clause (b) only: (i) general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case, in the United States or any foreign jurisdiction, (ii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect to the extent permitted by this definition and not otherwise excepted by a clause of this proviso), (iii) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions, including (x) the impact thereof on the relationships, contractual or otherwise, of the Company or any Company Subsidiary, as applicable, with employees, labor unions, customers, suppliers or partners and (y) any stockholder litigation with respect thereto, (iv) any change, in and of itself, in the market price or trading volume of the securities of the Company or in the credit ratings of the Company (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Company Material Adverse Effect to the extent permitted by this definition and not otherwise excepted by a clause of this proviso), (v) any change in applicable Law, regulation or GAAP (or authoritative interpretation thereof), (vi) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage, cyberattack or terrorism, or any escalation or worsening of any such acts of war, sabotage, cyberattack or terrorism threatened or underway as of the date of this Agreement, (vii) any epidemic, pandemic (including COVID-19) or other outbreak of illness or public health event, any COVID-19 Measures, (viii) any hurricane, tornado, flood, fire, earthquake or other natural or manmade disaster, (ix) changes or conditions generally affecting the industries, businesses or segments thereof, in which the Company or any Company Subsidiary operate (x) any taking of any action (or omitting to take any action) at the request of the other party hereto or (xi) any breach of this Agreement or any taking of any action (or omitting to take any action) by Parent or any of its Subsidiaries; except, in the case of clauses (i), (v), (vi), (vii), (viii) and (ix), to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to others in the industries and regions in which the Company and the Company Subsidiaries operate in respect of the businesses conducted in such industries in such regions.

“Company Plan” means a Plan sponsored, maintained or contributed to by the Company or any of the Company Subsidiaries or with respect to which the Company or any of the Company Subsidiaries has or could reasonably be expected to have any liability, other than a Multiemployer Plan.

“Company Preferred Stock” means the preferred stock, par value $0.01 per share, in the Company.

“Company RSU Award” means any award of restricted stock units corresponding to shares of Company Class A Common Stock, which award is subject to restrictions on vesting or settlement based on performance and/or continuing service.

“Company Stock Option” means a stock option to acquire Company Class A Common Stock.

“Company Stock Plans” means the Company’s 2010 Employee Stock Plan, as amended, and the Company’s 2010 Stock Plan for Non-Employee Directors, as amended.

“Company Superior Proposal” means a bona fide written Company Acquisition Proposal (with the percentages set forth in clauses (ii) and (iii) of the definition of such term changed from twenty percent (20%) to fifty percent (50%)) that the Company Special Committee has determined in its good faith judgment, after consultation with outside legal counsel and financial advisors, is more favorable to the Company’s stockholders from a financial point of view than the Transactions, taking into account all of the terms and conditions of such Company Acquisition Proposal (including the financing thereof) and this Agreement (including any changes to the terms of this Agreement committed to by Parent to the Company in writing in response to such Company Acquisition Proposal under the provisions of Section 5.3 or otherwise).

“Company Tax Counsel” means Sullivan & Cromwell LLP.

“Company Termination Fee” means $18,900,000.

“Consent” means any consent, approval, authorization, consultation, waiver, permit, grant, agreement, certificate, exemption, order, registration, declaration, filing, notice of, with or to any Person or under any Law or the expiration or termination of a waiting period under any Regulatory Law, in each case, required to permit the consummation of the Transactions.

“Contract” means any legally binding contract, agreement, instrument, license, sublicense, lease, sublease, commitment and sales and purchase order.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof (including any subsequent waves or outbreaks thereof).

“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar laws, rules, regulations, directives, guidelines or recommendations promulgated by any Governmental Authority of competent jurisdiction, including the U.S. Centers for Disease Control and Prevention and the World Health Organization in connection with or in response to COVID-19, including the Coronavirus Aid, Relief and Economic Security Act and the Families First Act.

“Disclosure Schedules” means the Company Disclosure Schedule and the Parent Disclosure Schedule.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” with respect to an entity means any other entity that, together with such first entity, is or would be (at any relevant time) treated as a single employer under Section 414 of the Code; provided, however, that for purposes of this Agreement, Parent and the Parent Subsidiaries shall not be deemed to be ERISA Affiliates of the Company and the Company Subsidiaries and the Company and the Company Subsidiaries shall not be deemed to be ERISA Affiliates of Parent and the Parent Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Shares” means shares of Company Common Stock owned by (i) Parent, Merger Sub or any of the Parent Subsidiaries or (ii) the Company or any of the Company Subsidiaries as treasury stock, in each case, not held on behalf of third parties.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, judicial or arbitral body.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person pursuant to securitization or factoring programs or arrangements, (d) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person (other than any guarantee by Parent or any wholly-owned Parent Subsidiary with respect to Indebtedness of Parent or any wholly-owned Parent Subsidiary, or any guarantee by the Company or any wholly-owned Company Subsidiary with respect to Indebtedness of the Company or any wholly-owned Company Subsidiary), (e) all capital lease obligations and all synthetic lease obligations, (f) all Indebtedness of any other Person secured by any Lien on owned or acquired property, whether or not the Indebtedness secured thereby has been assumed, (g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others, (h) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that would be payable upon termination thereof (assuming they were terminated on the date of determination) or (i) letters of credit, bank guarantees and other similar contractual obligations entered into by or on behalf of such Person (in each case, to the extent drawn).

“Information Technology” means any and all computer systems, hardware, networks, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment and elements, and all documentation (if any) associated with any of the foregoing, in each case, owned by, or licensed or leased to Parent or any Parent Subsidiary or the Company or any Company Subsidiary, as applicable.

“Intellectual Property” means all intellectual property and all corresponding rights throughout the world, including (a) all trademarks, service marks, trade dress, logos, trade names, corporate names, slogans, Internet domain names and all other indicia of origin, together with all applications, registrations and renewals and goodwill associated with any of the foregoing; (b) all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisions, extensions and reexaminations in connection therewith and counterparts thereof; (c) works of authorship (whether or not copyrightable), copyrights, including copyrights in software, and all applications, registrations and renewals associated therewith and all data, databases and database rights; (d) trade secrets, know-how and proprietary and other confidential information, including inventions (whether or not patentable or reduced to practice), improvements, technologies, processes, methods, protocols, specifications, plans, techniques, technical data, customer and supplier lists, pricing and cost information and business and marketing plans, reports and proposals; (e) software; and (f) copies and tangible embodiments or descriptions of any of the foregoing (in whatever form or medium).

“Intentional Breach” shall mean, with respect to any representation, warranty, agreement or covenant, an action or omission taken or omitted to be taken that the breaching party intentionally takes (or intentionally fails to take) and knows (or reasonably should have known) would, or would reasonably be expected to, cause a material breach of such representation, warranty, agreement or covenant.

“IP Agreements” means all Contracts involving the grant of any right with respect to Intellectual Property (including any covenant not to sue) (a) to Parent or any Parent Subsidiary or to the Company or any Company Subsidiary, as applicable, from any third party (excluding any “shrink-wrap” or “click-wrap” license or any license concerning generally commercially available software with a replacement value or annual license fee of less than, in the aggregate, $50,000) or (b) from Parent or any Parent Subsidiary or from the Company or any Company Subsidiary, as applicable, to any third party.

“Knowledge” means (a) with respect to Parent, the actual knowledge, assuming due inquiry, of any of the Persons set forth in Section 9.4 of the Parent Disclosure Schedule and (b) with respect to the Company, the actual knowledge, assuming due inquiry, of any of the Persons set forth in Section 9.4 of the Company Disclosure Schedule.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, requirement or rule of law (including common law) of any Governmental Authority.

“Lease” means any lease, sublease or license.

“Lien” means any mortgage, pledge, security interest, encumbrance, title defect, lien (statutory or other), conditional sale agreement, claim, charge, adverse right, prior assignment, hypothecation, limitation or restriction.

“Merger Consideration” means the Class A Merger Consideration and the Class B Merger Consideration.

“Merger Tax Opinion” an opinion of counsel to the effect that, on the basis of applicable law and analysis, the statements, representations and undertakings in the Tax Representation Letters, and customary assumptions and limitations as set forth in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Owned Intellectual Property” means any and all Intellectual Property owned by Parent or any Parent Subsidiary or the Company or any Company Subsidiary, as applicable.

“Parent Acquisition Proposal” shall mean any bona fide inquiry, indication of interest, proposal or offer made by any Person for, in a single transaction or a series of transactions, (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, extraordinary dividend or share repurchase, dissolution, liquidation or similar transaction involving Parent, (ii) the direct or indirect acquisition by any Person or group of twenty percent (20%) or more of the assets of Parent and the Parent Subsidiaries, on a consolidated basis or assets of Parent and the Parent Subsidiaries representing twenty percent (20%) or more of the actual consolidated revenues, the actual adjusted operating income (or loss) or the actual net income (or loss) (including, in each case, securities of the Parent Subsidiaries) or (iii) the direct or indirect acquisition by any Person or group of twenty percent (20%) or more of any class of equity or voting securities of Parent, including any tender offer or exchange offer that if consummated would result in any Person beneficially owning shares with twenty percent (20%) or more of any class of equity or voting securities of Parent. For the avoidance of doubt, the actual adjusted operating income (or loss) and the actual net income or loss of Parent and of such assets shall be the absolute amount thereof, without regard to whether the amount is positive or negative, and shall be computed on the basis of a full fiscal year. Notwithstanding the foregoing, Parent Acquisition Proposal shall exclude an inquiry, proposal or offer relating to an acquisition of a single venue owned by Parent or one of its Subsidiaries (excluding the Arena at Madison Square Garden and Radio City Music Hall).

“Parent Capital Stock” means the Parent Common Stock and the Parent Preferred Stock.

“Parent Class A Common Stock” means the Class A common stock, par value $0.01 per share, in Parent.

“Parent Class B Common Stock” means the Class B common stock, par value $0.01 per share, in Parent.

“Parent Common Stock” means the Parent Class A Common Stock and the Parent Class B Common Stock.

“Parent Disclosure Schedule” means the Parent Disclosure Schedule attached hereto, dated as of the date hereof, delivered by Parent to the Company in connection with this Agreement.

“Parent Employee” means any current or former employee of Parent or the Parent Subsidiaries.

“Parent Equity Award” means, collectively, the Parent Stock Options and the Parent RSU Awards.

“Parent Intervening Event” means any event, change, circumstance, development or state of facts that is material to Parent and the Parent Subsidiaries, taken as a whole, that first becomes known to or by the members of the Parent Board or the Parent Special Committee after the date of this Agreement and prior to obtaining the Parent Stockholder Approval and was not known or reasonably foreseeable to the Parent Board or the Parent Special Committee as of the date of this Agreement (or, if known or reasonably foreseeable as of the date of this Agreement, the consequences or magnitude of which were not known or reasonably foreseeable to the Parent Board or the Parent Special Committee as of the date of this Agreement); provided, however, that none of the following shall constitute, be deemed to contribute to or otherwise be taken into account in determining whether there has been a Parent Intervening Event: (a) any changes in the market price or trading volume of Parent Common Stock, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such change may be taken into account when determining a Parent Intervening Event); (b) the receipt, existence of or terms of a Parent Acquisition Proposal or any inquiry relating thereto or the consequences thereof; (c) general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction; (d) changes or conditions generally affecting the industries, businesses or segments thereof, in which Parent and the Parent Subsidiaries operate; (e) the fact that, in and of itself, Parent or any of the Parent Subsidiaries exceeds any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such event may be taken into account in determining whether there has been or will be, a Parent Intervening Event to the extent not otherwise excluded hereunder); or (f) any event, change, circumstance, development or state of facts to the extent relating to the Company or any of the Company Subsidiaries.

“Parent Material Adverse Effect” means any fact, circumstance, effect, change, event or development that, individually or in the aggregate, (a) prevents, or has a material adverse effect on, the ability of Parent to consummate the Transactions or (b) has a material adverse effect on the business, properties, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole; provided, however, that none of the following, nor any fact, circumstance, effect, change, event or development to the extent arising out of or relating to the following, shall constitute or be taken into account in determining whether a “Parent Material Adverse Effect” has occurred or may, would or could occur under the foregoing clause (b) only: (i) general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case, in the United States or any foreign jurisdiction, (ii) any failure, in and of itself, by Parent to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect to the extent permitted by this definition and not otherwise excepted by a clause of this proviso), (iii) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions, including (x) the impact thereof on the relationships, contractual or otherwise, of Parent or any Parent Subsidiary with employees, labor unions, customers, suppliers or partners and (y) any stockholder litigation with respect thereto, (iv) any change, in and of itself, in the market price or trading volume of the securities of Parent or in the credit ratings of Parent (it being understood that the facts or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect to the extent permitted by this definition and not otherwise excepted by a clause of this proviso), (v) any change in applicable Law, regulation or GAAP (or authoritative interpretation thereof), (vi) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage, cyberattack or terrorism, or any escalation or worsening of any such acts of war, sabotage, cyberattack or terrorism threatened or underway as of the date of this Agreement, (vii) any epidemic, pandemic (including COVID-19) or other outbreak of illness or public health event, any COVID-19 Measures, any hurricane, tornado, flood, fire, earthquake or other natural or manmade disaster, (viii) changes or conditions generally affecting the industries, businesses or segments thereof, in which Parent or any Parent Subsidiary operate, (ix) any taking of any action (or omitting to take any action) at the request of the other party hereto or (x) any breach of this Agreement or any taking of any action (or omitting to take any action) by the Company or any of its Subsidiaries; except, in the case of clauses (i), (v), (vi), (vii), (viii) and (ix), to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate effect on Parent and the Parent Subsidiaries, taken as a whole, relative to others in the industries and regions in which Parent and the Parent Subsidiaries operate in respect of the businesses conducted in such industries in such regions.

“Parent Plan” means a Plan sponsored, maintained or contributed to by Parent or any of the Parent Subsidiaries or with respect to which Parent or any of the Parent Subsidiaries has or could reasonably be expected to have any liability, other than a Multiemployer Plan.

“Parent Preferred Stock” means the preferred stock, par value $0.01 per share, in Parent.

“Parent RSU Award” means an award of restricted stock units corresponding to shares of Parent Class A Common Stock, which award is subject to restrictions on vesting or settlement based on performance and/or continuing service.

“Parent Stock Option” means any option to purchase Parent Class A Common Stock.

“Parent Stock Plans” means Parent’s 2020 Employee Stock Plan and its 2020 Stock Plan for Non-Employee Directors.

“Parent Superior Proposal” means a bona fide written Parent Acquisition Proposal (with the percentages set forth in clauses (ii) and (iii) of the definition of such term changed from twenty percent (20%) to fifty percent (50%)) that the Parent Special Committee has determined in its good faith judgment, after consultation with outside legal counsel and financial advisors, is more favorable to Parent’s stockholders from a financial point of view than the Transactions, taking into account all of the terms and conditions of such Parent Acquisition Proposal (including the financing thereof) and this Agreement (including any changes to the terms of this Agreement committed to by the Company to Parent in writing in response to such Parent Acquisition Proposal under the provisions of Section 5.4 or otherwise).

“Parent Tax Counsel” means Sullivan & Cromwell LLP.

“Parent Termination Fee” means $21,200,000.

“Permits” means any licenses, permits, approvals, variances, exemptions, consents, rights or authorizations issued or granted by a Governmental Authority.

“Permitted Liens” means any Lien (a) for Taxes or governmental assessments, charges or claims of payment (i) not yet due or (ii) being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (b) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business, (c) that is disclosed on the most recent consolidated balance sheet of the Company or notes thereto included in the Filed Company SEC Documents or securing liabilities reflected on such balance sheet or (d) that is not material to the Company and its Subsidiaries or Parent and its Subsidiaries, as applicable, taken as a whole.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Authority or other entity.

“Plan” means each “employee pension benefit plan” (as defined in Section 3(2) of ERISA), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), in each case, whether or not subject to ERISA, and any other employee benefit plan, bonus, compensation, equity-based arrangement, deferred compensation, medical or life insurance, severance, pension, retirement or retention plan, program, agreement, policy, or arrangement.

“Regulatory Laws” means any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition.

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, agents and advisors; provided, however, that with respect to Parent and the Company and their respective Subsidiaries, “Representatives” shall not include any Affiliates that are not controlled by such Person or any directors, officers, employees, agents and advisors of Affiliates that are not controlled by such Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Significant Subsidiary” means, with respect to any Person, such Person’s “significant subsidiaries” (as such term is defined in Section 1-02 of Regulation S-X under the Exchange Act).

“Special Committees” means each of the Parent Special Committee and the Company Special Committee.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, association, limited liability company or other entity of which such first Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting stock or other ownership interests.

“Taxes” means any and all federal, state, local or foreign taxes, imposts, levies, duties, fees or other similar assessments or charges of any kind whatsoever, together with all interest, penalties, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto.

“Tax Return” means any Tax return, declaration, statement, report, schedule, forms, elections, information return, or any other document filed or required to be filed relating to Taxes, including any attachments thereto and any amendment thereof.

“Top Distributor” means each multichannel video programming distributor (MVPD) that generated more than $10 million in sales for the Company or any Company Subsidiaries during the twelve (12)-month period ending on June 30, 2020.

“U.S. Pension Plan” means (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any Multiemployer Plan), (ii) a “multiple employer plan” as defined in Section 413(c) of the Code or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, in each case subject to ERISA.

SECTION 9.5 Interpretation. When a reference is made in this Agreement to an Annex, an Exhibit, an Article or a Section, such reference shall be to an Annex, an Exhibit, an Article or a Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The use of “or” is not intended to be exclusive unless expressly indicated otherwise. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated and any reference to a statute shall be deemed to refer to any rules or regulations promulgated thereunder. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. Each of the parties hereto has participated in the drafting and negotiation of this Agreement and, if an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. Whenever this Agreement requires a Subsidiary of Parent (including Merger Sub) to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Company to cause such Subsidiary to take such action. A document, agreement or other information shall be deemed to be “made available” to a party, without limitation, if such party or any of its Subsidiaries is a party thereto or if such party or any of its Subsidiaries has access to such document, agreement or other information in the ordinary course of business or if a copy thereof has been provided to such party or its Subsidiaries or Representatives prior to the date hereof.

SECTION 9.6 Disclosure Schedules. Notwithstanding anything to the contrary contained in this Agreement, (a) the information and disclosures contained in any Section of the Parent Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in each other Section of the Parent Disclosure Schedule as though fully set forth in such other Section to the extent the applicability and relevance of such information to such other Section is reasonably apparent on the face of such information and (b) the information and disclosures contained in any Section of the Company Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in each other Section of the Company Disclosure Schedule as though fully set forth in such other Section to the extent the applicability and relevance of such information to such other Section is reasonably apparent on the face of such information. Certain items and matters are listed in the Disclosure Schedules for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in a Disclosure Schedule be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or the covenants or agreements set forth in this Agreement. No reference to, or disclosure of, any item or matter in any Section of this Agreement or any Section of a Disclosure Schedule shall be construed as an admission or indication that such item or matter is material or required to be disclosed by this Agreement. Without limiting the foregoing, no disclosure of any item in a Disclosure Schedule, including any reference to or disclosure of a possible breach or violation of any contract, Law or Order, shall be construed as an admission, indication or acknowledgement of any liability or obligation with respect to any third party or that a breach or violation exists or has actually occurred.

SECTION 9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.7 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are consummated to the extent possible.

SECTION 9.8 Amendment. Prior to the Effective Time, this Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval or the Parent Stockholder Approval; provided, however, that (i) after receipt of the Company Stockholder Approval, there shall be made no amendment that, by Law, requires further approval by the stockholders of the Company without the further approval of such stockholders and (ii) after receipt of the Parent Stockholder Approval, there shall be made no amendment that, by Law, requires further approval by the stockholders of Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

SECTION 9.9 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements contained in this Agreement or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by Parent shall require the approval of the stockholders of Parent unless such approval is required by Law and no extension or waiver by the Company shall require the approval of the stockholders of the Company unless such approval is required by Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

SECTION 9.10 Special Committee Approval. No amendment or waiver of any provision of this Agreement and no decision or determination shall be made, or action taken, by Parent or the Company under or with respect to this Agreement without first obtaining the approval of the applicable Special Committee.

SECTION 9.11 Counterparts. This Agreement may be executed (including by facsimile or electronic transmission) in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 9.12 Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Parent Disclosure Schedule, the Company Disclosure Schedule, the Parent Voting and Support Agreement, the Company Voting and Support Agreement and the Confidentiality Agreement, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the Transactions and (b) is not intended to and does not confer upon any Person other than the parties any rights or remedies, except for (i) the right of a party hereto on behalf of its stockholders to seek equitable relief or to pursue damages suffered by such party and its stockholders (which damages the parties acknowledge and agree may include the benefit of the bargain lost by such party’s stockholders) in the event of wrongful termination of this Agreement, fraud or Intentional Breach by the other party hereto (or any of its Subsidiaries), which right is hereby expressly acknowledged and agreed by the parties hereto and (ii) the right of the D&O Indemnified Parties to enforce the provisions of Section 6.4.

SECTION 9.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided that Parent and Merger Sub may assign their rights and obligations pursuant to this Agreement to any direct or indirect wholly-owned Subsidiary of Parent so long as Parent continues to remain primarily liable for all of such rights and obligations as if no such assignment had occurred. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

SECTION 9.14 Governing Law; Consent to Jurisdiction; Venue.

(a) This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto agrees that any Action with respect to this Agreement, arising under or in connection with this Agreement or the rights and obligations hereunder shall be brought and determined exclusively in the Delaware Court of Chancery, or, if the Delaware Court of Chancery does not have jurisdiction over such Action, any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the above-named courts for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto, (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 9.3 and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

SECTION 9.15 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, except where this Agreement is terminated in accordance with Section 8.1, the parties hereto shall be entitled (on behalf of themselves and the third-party beneficiaries of the merger agreement) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

SECTION 9.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THE TRANSACTION AGREEMENTS OR ANY OF THE TRANSACTIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.16.

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IN WITNESS WHEREOF, the Company, Parent and Merger Sub have duly executed this Agreement, all as of the date first written above.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

By:	/s/ Scott Packman
Name: Scott Packman
Title: Executive Vice President and General Counsel

BROADWAY SUB INC.

By:	/s/ Scott Packman
Name: Scott Packman
Title: Executive Vice President and General Counsel

MSG NETWORKS INC.

By:	/s/ Andrea Greenberg
Name: Andrea Greenberg
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex I

Index of Defined Terms

Term	Section
Acceptable Confidentiality Agreement	Section 9.4
Action	Section 9.4
Affiliate	Section 9.4
Agreement	Preamble
Anti-Takeover Statute	Section 3.4(b)(ii)
Bankruptcy and Equity Exception	Section 3.4(a)
Book-Entry Shares	Section 9.4
Business Day	Section 9.4
Certificates	Section 9.4
Certificate of Merger	Section 1.3
Class A Book-Entry Share	Section 2.1(b)(i)
Class A Certificate	Section 2.1(b)(i)
Class A Exchange Ratio	Section 9.4
Class A Merger Consideration	Section 2.1(b)(i)
Class B Book-Entry Share	Section 2.1(b)(ii)
Class B Certificate	Section 2.1(b)(ii)
Class B Merger Consideration	Section 2.1(b)(ii)
Class B Exchange Ratio	Section 9.4
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 9.4
Collective Bargaining Agreement	Section 9.4
Company	Preamble
Company Acquisition Proposal	Section 9.4
Company Adverse Recommendation Change	Section 5.3(d)
Company Board	Recitals
Company By-laws	Section 4.3(b)
Company Capital Stock	Section 9.4
Company Change in Law Opinion	Section 7.3(e)
Company Charter	Section 4.3(b)
Company Class A Common Stock	Section 9.4
Company Class B Common Stock	Section 9.4
Company Common Stock	Section 9.4
Company Disclosure Schedule	Section 9.4
Company Employee	Section 9.4
Company Equity Award	Section 9.4
Company Financial Advisors	Section 4.16
Company Intervening Event	Section 9.4
Company Material Adverse Effect	Section 9.4
Company Material Contract	Section 4.13(b)
Company Permits	Section 4.1
Company Plan	Section 9.4
Company Preferred Stock	Section 9.4
Company Recommendation	Section 4.4(a)
Company RSU Award	Section 9.4
Company SEC Documents	Section 4.6(a)
Company Special Committee	Recitals
Company Stock Option	Section 9.4

Term	Section
Company Stock Plans	Section 9.4
Company Stockholder Approval	Section 4.4(a)
Company Stockholders Meeting	Section 4.4(a)
Company Subsidiaries	Section 4.1
Company Superior Proposal	Section 9.4
Company Tax Counsel	Section 9.4
Company Tax Representation Letter	Section 6.6(b)
Company Termination Fee	Section 9.4
Company Voting and Support Agreement	Recitals
Company Voting Debt	Section 4.3(b)
Confidentiality Agreement	Section 6.2(iv)
Consent	Section 9.4
Continuing Employee	Section 6.5(a)
Contract	Section 9.4
COVID-19	Section 9.4
COVID-19 Measures	Section 9.4
Disclosure Schedules	Section 9.4
DGCL	Section 1.1
D&O Indemnified Party	Section 6.4(a)
Effective Time	Section 1.3
ERISA	Section 9.4
Exchange Act	Section 9.4
Exchange Agent	Section 2.2(a)
Exchange Fund	Section 2.2(a)
Excluded Shares	Section 9.4
Filed Company SEC Documents	Article IV
Filed Parent SEC Documents	Article III
Form S-4	Section 3.5(b)
GAAP	Section 9.4
Governmental Authority	Section 9.4
HSR Act	Section 9.4
Indebtedness	Section 9.4
Information Technology	Section 9.4
Intellectual Property	Section 9.4
Intentional Breach	Section 9.4
IP Agreements	Section 9.4
Joint Proxy Statement	Section 6.1(a)
Knowledge	Section 9.4
Law	Section 9.4
Lease	Section 9.4
Letter of Transmittal	Section 2.2(b)
Lien	Section 9.4
LionTree	Section 4.16
Maximum Amount	Section 6.4(b)
Merger	Recitals
Merger Consideration	Section 9.4
Merger Sub	Preamble
Merger Sub Board	Section 3.4(a)
Merger Sub Common Stock	Section 2.1(a)
Merger Tax Opinion	Section 9.4
Moelis	Section 3.16

Term	Section
Morgan Stanley	Section 4.16
Multiemployer Plan	Section 9.4
NYSE	Section 2.2(f)
Order	Section 9.4
Outside Date	Section 8.1(b)(i)
Owned Intellectual Property	Section 9.4
Parent	Preamble
Parent Acquisition Proposal	Section 9.4
Parent Adverse Recommendation Change	Section 5.4(d)
Parent Board	Recitals
Parent By-laws	Section 3.3(b)
Parent Capital Stock	Section 9.4
Parent Change in Law Opinion	Section 7.2(e)(i)
Parent Charter	Section 3.3(b)
Parent Class A Common Stock	Section 9.4
Parent Class B Common Stock	Section 9.4
Parent Common Stock	Section 9.4
Parent Disclosure Schedule	Section 9.4
Parent Employee	Section 9.4
Parent Equity Award	Section 9.4
Parent Financial Advisors	Section 3.16
Parent Intervening Event	Section 9.4
Parent Material Adverse Effect	Section 9.4
Parent Material Contract	Section 3.13(b)
Parent Permits	Section 3.1
Parent Plan	Section 9.4
Parent Preferred Stock	Section 9.4
Parent Recommendation	Section 3.4(a)
Parent RSU Award	Section 9.4
Parent SEC Documents	Section 3.6(a)
Parent Special Committee	Recitals
Parent Stock Option	Section 9.4
Parent Stock Plans	Section 9.4
Parent Stockholder Approval	Section 3.4(a)
Parent Stockholders Meeting	Section 3.4(a)
Parent Subsidiaries	Section 3.1
Parent Superior Proposal	Section 9.4
Parent Tax Counsel	Section 9.4
Parent Tax Representation Letter	Section 6.6(b)
Parent Termination Fee	Section 9.4
Parent Voting and Support Agreement	Recitals
Parent Voting Debt	Section 3.3(b)
Permits	Section 9.4
Permitted Liens	Section 9.4
Person	Section 9.4
Plan	Section 9.4
Principal Stockholders	Recitals
Raine	Section 3.16
Regulatory Actions	Section 6.3(c)(v)
Regulatory Laws	Section 9.4
Representative	Section 9.4

Term	Section
SEC	Section 9.4
Securities Act	Section 9.4
Share Issuance	Section 3.4(a)
Significant Subsidiary	Section 9.4
SOX	Section 3.6(b)
Special Committees	Section 9.4
Subsidiary	Section 9.4
Surviving Company	Section 1.1
Taxes	Section 9.4
Tax Representation Letters	Section 6.6(b)
Tax Return	Section 9.4
Top Distributor	Section 9.4
Transaction Agreements	Recitals
Transactions	Section 3.4(a)
U.S. Pension Plan	Section 9.4

Annex B

EXECUTION VERSION

COMPANY VOTING AND SUPPORT AGREEMENT

This COMPANY VOTING AND SUPPORT AGREEMENT, dated as of March 25, 2021 (this “Agreement”), by and among the stockholders listed on the signature page(s) hereto (together with any subsequent stockholders or transferees who become “Stockholders” pursuant to Section 3 below, collectively, the “Stockholders” and each individually, a “Stockholder”), and MSG Networks Inc., a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of, or is a trust or estate that is the record holder of, the number of shares of Parent Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (together with such additional shares of capital stock that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such Stockholder, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof until the Expiration Date, the “Subject Shares”);

WHEREAS, concurrently with the execution of this Agreement, Madison Square Garden Entertainment Corp., a Delaware corporation (“Parent”), Broadway Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company are entering into an Agreement and Plan of Merger (as amended from time to time with, in the case of any material amendment, the prior written consent of the Stockholders, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, the Company has required that each Stockholder agrees, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1. Voting of Shares. Each Stockholder hereby agrees that during the period commencing on the date of this Agreement and continuing until the Expiration Date, at the Parent Stockholders Meeting and at any other meeting of the stockholders of Parent, howsoever called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote thereon:

(a) appear (in person or by proxy) at each such meeting or otherwise cause all of the Subject Shares that such Stockholder is entitled to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, all of the Subject Shares that such Stockholder is entitled to vote: (i) in favor of the Share Issuance for purposes of delivering the Parent Stockholder Approval; (ii) without limitation of the preceding clause (i), in favor of any proposal to adjourn or postpone any meeting of the holders of Parent Common Stock at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the holders of Parent Common Stock to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; (iii) against any action or agreement that would reasonably be expected to result in a breach of a material covenant, representation or warranty or any other material obligation or agreement of Parent contained in the Merger Agreement, or of such Stockholder contained in this Agreement; and (iv) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, frustrate, prevent, nullify, adversely affect or inhibit the Share Issuance, the timely consummation of the Merger or the satisfaction of the conditions under the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

2. No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into any voting agreement, voting trust or similar agreement or understanding with respect to any of the Subject Shares other than the Class B Stockholders’ Agreement, dated as of April 3, 2020, by and among each of the holders of Parent Class B Common Stock (the “Parent Stockholders’ Agreement) and shall not enter into any other voting agreement, voting trust or similar agreement or understanding with respect to any of the Subject Shares, (b) has not, other than pursuant to the Parent Stockholders’ Agreement, granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any of the Subject Shares, (c) has not given, and shall not give, any voting instructions or authorities in any manner inconsistent with Section 1, with respect to any of the Subject Shares and (d) has not taken and shall not knowingly or intentionally take any action that would reasonably be expected to constitute a breach hereof or make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing such Stockholder from performing any of its obligations under this Agreement.

3. Transfer of Shares. Each Stockholder covenants and agrees that during the period from the date of this Agreement through the Expiration Date, in the event that such Stockholder Transfers any Subject Shares, the Stockholder shall require, as a condition precedent to such Transfer, the transferee to agree in writing to be bound by each of the terms of this Agreement by executing and delivering a joinder agreement in form and substance reasonably acceptable to the Company. Upon the execution and delivery of a joinder agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. Any Transfer or attempted Transfer of any Subject Shares in violation of this Agreement shall be null and void ab initio. If any involuntary Transfer of any of such Subject Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. For purposes of this Agreement, “Transfer” means any direct or indirect transfer, sale, assignment, pledge, hypothecation, grant of a security interest in, gift, distribution or other disposal of all or any portion of the Subject Shares, by operation of law or otherwise. Each Stockholder agrees that, from the date hereof until the termination of this Agreement, such Stockholder shall not take any action to convert any shares of Parent Class B Common Stock owned of record and beneficially by such Stockholder into shares of Parent Class A Common Stock, pursuant to Article Fourth, Section A.IV. of the Parent Charter or otherwise.

4. Further Assurances. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent or the Company may reasonably request for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, each Stockholder hereby severally as to itself only, but not jointly with any other Stockholder, authorizes Parent and the Company to publish and disclose in any public filing made in connection with the Merger Agreement and the transactions contemplated thereby and in any other announcement or disclosure required by applicable Law, such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s obligations under this Agreement.

5. Representations and Warranties of Each Stockholder. Each Stockholder on its own behalf hereby represents and warrants to the Company, severally and not jointly, with respect to such Stockholder as follows:

(a) Organization. Such Stockholder, if it is a trust, has been duly created and is validly existing as a common law trust, and each of its trustees has been duly appointed and is validly acting as a trustee of such trust, under the laws of the jurisdiction of its administration. Such Stockholder, if it is an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Authority. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception. If such Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby.

(c) No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations hereunder or the consummation by it of the transactions contemplated hereby, will violate, conflict with or result in a breach of, constitute a default (with or without notice or lapse of time or both), or require any consent or action by any Person, under any provision of, any stockholders agreement, voting agreement, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation, or any provision of the certificate of incorporation, bylaws or other comparable governing documents, applicable to such Stockholder or to such Stockholder’s property or assets, in each case, other than consents or authorizations required under the Parent Stockholders’ Agreement that have been duly obtained prior to the execution and delivery of this Agreement.

(d) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, order, waiver, authorization or permit of or any filing with or notification to, any Governmental Authority or other Person.

(e) Ownership. Such Stockholder is the record and beneficial owner of, or is a trust or estate that is the record holder of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all security interests, Liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than those created by this Agreement or restrictions on transfer of general applicability arising under applicable Securities Laws. Such Stockholder does not own, of record or beneficially, any shares of Parent Class B Common Stock other than the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto (except that such Stockholder may be deemed to beneficially own Subject Shares owned by other Stockholders). None of such Stockholders’ Subject Shares are, and at no time during the term of this Agreement will be, subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Parent Common Stock (other than the Parent Stockholders’ Agreement).

(f) Reliance by Parent and the Company. Such Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of Stockholder contained herein. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of its own choosing. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Share Issuance and the other transactions contemplated thereby.

6. Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer, or any other similar function or capacity, of Parent, the Company or any other Person shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer, or any other similar function or capacity. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of, or as a trust whose beneficiaries are the beneficial owners of, Subject Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer, or any other similar function or capacity, of Parent, the Company or any other Person. The taking of any actions (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer, or any other similar function or capacity, of Parent, the Company or any other Person shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

7. Trust Stockholders. In this Agreement, references to a trust Stockholder shall be deemed to be to the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require to be most protective of the Company, including for purposes of such Stockholder’s representations and warranties.

8. Termination. This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Date”) of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the written agreement of the Stockholders, the Company and Parent to terminate this Agreement; provided that any such written agreement shall have been duly authorized by the Parent Special Committee and the Company Special Committee; provided, further, that no such termination shall relieve any party from liability for any breach or violation occurring prior to such termination.

9. Specific Performance. Each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) Parent and the Company relying on such covenants in connection with entering into the Merger Agreement and (c) a violation of any of the terms of such covenants, obligations or agreements will cause Parent irreparable injury for which adequate remedies are not available at law and for which monetary damages are not readily ascertainable. Therefore, each Stockholder agrees that Parent shall be entitled to specific performance, an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Stockholder from committing any violation of such covenants, obligations or agreements, and each Stockholder further agrees that it will not oppose the granting of such relief on the basis that Parent or the Company will have an adequate remedy at law.

10. Governing Law; Jurisdiction.

(a) This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto irrevocably agrees that any Action with respect to this Agreement, arising under or in connection with this Agreement or the rights and obligations hereunder shall be brought and determined exclusively in the Delaware Court of Chancery, or, if the Delaware Court of Chancery does not have jurisdiction over such Action, any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the above-named courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 14, and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts.

11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11.

12. Amendment, Waivers, etc. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by Parent (after such amendment or modification has been duly authorized by the Parent Special Committee) and each of the Stockholders. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought (and, the case of Parent, after such waiver, discharge or termination has been authorized by the Parent Special Committee).

13. Assignment; Third Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a party without the prior written consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof; provided, however, that Parent is an intended third party beneficiary of this Agreement and shall be entitled to enforce this Agreement against the Stockholders in accordance with its terms and each of Parent and the Company have the right on behalf of their respective stockholders to seek equitable relief or to pursue damages suffered by Parent and its stockholders or the Company and its stockholders, as applicable (which damages the parties hereto acknowledge and agree may include the benefit of the bargain lost by Parent’s or the Company’s stockholders, as applicable) in the event of wrongful termination of this Agreement, fraud or intentional breach by the parties hereto, which right is hereby expressly acknowledged and agreed by the parties hereto.

14. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally by hand or by overnight courier or other delivery method or when sent by electronic mail transmission (provided that, in the case of electronic mail transmission, either receipt of such electronic mail is acknowledged by the applicable recipient or a confirmatory hardcopy is sent without undue delay by an internationally recognized courier service), in each case, to the following physical and electronic mail addresses (or to such other physical and electronic mail address as a party may have specified by notice pursuant to this provision):

(a) If to the Company, by email to:

MSG Networks Inc.

Eleven Penn Plaza, 3rd Floor

New York, NY 10001

Attn:    Bret Richter

Executive Vice President, Chief Financial Officer and

Treasurer

E-mail: bret.richter@msgnetworks.com

With copies (which shall not constitute notice) to:

MSG Networks Inc.

Eleven Penn Plaza, 3rd Floor

New York, NY 10001

Attn:    Adam Levine

Executive Vice President Business Affairs & Distribution

E-mail: adam.levine@msgnetworks.com

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn:    George R. Bason, Jr.

Marc O. Williams

E-mail: george.bason@davispolk.com

marc.williams@ davispolk.com

(b) If to the Stockholders, by email to:

c/o Dolan Family Office

340 Crossways Park Drive

Woodbury, NY 11797

Attn:    Dennis Javer

E-mail: DJaver@dfollc.com

With a copy (which shall not constitute notice) to:

Debevoise & Plimpton

919 Third Avenue

New York, New York 10022

Attn:      Michael A. Diz

E-mail: madiz@debevoise.com

15. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

16. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto.

17. Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

18. Counterparts. This Agreement may be executed in two or more counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

19. Waiver of Appraisal. Each Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Subject Shares.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MSG NETWORKS INC.

By:	/s/ Andrea Greenberg
Name: Andrea Greenberg
Title: President and Chief Executive Officer

[Signature Page to Company Voting and Support Agreement – MSG Networks Inc.]

JAMES L. DOLAN

/s/ JAMES L. DOLAN

THOMAS C. DOLAN

/s/ THOMAS C. DOLAN

MARIANNE E. DOLAN WEBER

/s/ MARIANNE E. DOLAN WEBER

DEBORAH A. DOLAN-SWEENEY

/s/ DEBORAH A. DOLAN-SWEENEY

[Signature Page to Company Voting and Support Agreement – MSG Networks Inc.]

KATHLEEN M. DOLAN

/s/ KATHLEEN M. DOLAN
Individually, and as a Trustee of the Charles F. Dolan Children Trusts FBO Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber, Thomas C. Dolan and James L. Dolan, and as Trustee of the Tara Dolan 1989 Trust, and as Trustee of the Ryan Dolan 1989 Trust

PAUL J. DOLAN

/s/ PAUL J. DOLAN
As a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan

MARY S. DOLAN

/s/ MARY S. DOLAN
As a Trustee of the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney, and as a Trustee of the Charles F. Dolan 2009 Family Trusts FBO Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber, Thomas C. Dolan and James L. Dolan

[Signature Page to Company Voting and Support Agreement – MSG Networks Inc.]

MATTHEW J. DOLAN

/s/ MATTHEW J. DOLAN
As a Trustee of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and Charles F. Dolan Children Trust FBO Thomas C. Dolan

CORBY DOLAN LEINAUER

/s/ CORBY DOLAN LEINAUER
As a Trustee of the Charles F. Dolan 2009 Family Trusts FBO Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber, Thomas C. Dolan and James L. Dolan

BRIAN G. SWEENEY

/s/ BRIAN G. SWEENEY
As a Trustee of the Charles F. Dolan 2009 Revocable Trust

[Signature Page to Company Voting and Support Agreement – MSG Networks Inc.]

CHARLES F. DOLAN

/s/ CHARLES F. DOLAN
As a Trustee of the Charles F. Dolan 2009 Revocable Trust

Schedule A

Madison Square Garden Entertainment

Stockholder	Shares of Company Common Stock
	Class A Common Shares	Class B Common Shares
Charles F. Dolan	2,591	0
Charles F. Dolan 2009 Revocable Trust	33,572	98,222
Charles F. Dolan 2019 Grantor Retained Annuity Trust #1M	0	14,471
Helen A. Dolan 2009 Revocable Trust	0	98,221
Helen A. Dolan 2019 Grantor Retained Annuity Trust #1M	0	14,471
Kathleen M. Dolan	1,568	0
Deborah A. Dolan-Sweeney	6,872	0
Marianne Dolan Weber	10,025	0
Thomas C. Dolan	22,343	0
James L. Dolan	187,481	14,045
CFD Children Trust f/b/o Kathleen M. Dolan	15,954	306,327
CFD Children Trust f/b/o Deborah A. Dolan-Sweeney	15,954	306,327
CFD Children Trust f/b/o Marianne Dolan Weber	15,954	296,934
CFD Children Trust f/b/o Thomas C. Dolan	13,295	308,986
CFD Children Trust f/b/o James L. Dolan	29,249	604,324
CFD 2009 Family Trust f/b/o Kathleen M. Dolan	4,431	405,402
CFD 2009 Family Trust f/b/o Deborah A. Dolan-Sweeney	4,431	370,402
CFD 2009 Family Trust f/b/o Marianne Dolan Weber	4,431	426,402
CFD 2009 Family Trust f/b/o Thomas C. Dolan	4,431	430,402
CFD 2009 Family Trust f/b/o James L. Dolan	4,431	824,477
Tara Dolan 1989 Trust	0	5,052
Ryan Dolan 1989 Trust	0	5,052

Annex C

EXECUTION VERSION

PARENT VOTING AND SUPPORT AGREEMENT

This PARENT VOTING AND SUPPORT AGREEMENT, dated as of March 25, 2021 (this “Agreement”), by and among the stockholders listed on the signature page(s) hereto (together with any subsequent stockholders or transferees who become “Stockholders” pursuant to Section 3 below, collectively, the “Stockholders” and each individually, a “Stockholder”), and Madison Square Garden Entertainment Corp., a Delaware corporation (“Parent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of, or is a trust or estate that is the record holder of, the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (together with such additional shares of capital stock that become beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by such Stockholder, whether upon the exercise of options, conversion of convertible securities or otherwise, after the date hereof until the Expiration Date, the “Subject Shares”);

WHEREAS, concurrently with the execution of this Agreement, Parent, Broadway Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and MSG Networks Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as amended from time to time with, in the case of any material amendment, the prior written consent of the Stockholders, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as a condition and inducement to the willingness of Parent to enter into the Merger Agreement, Parent has required that each Stockholder agrees, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1. Voting of Shares. Each Stockholder hereby agrees that during the period commencing on the date of this Agreement and continuing until the Expiration Date, at the Company Stockholders Meeting and at any other meeting of the stockholders of the Company, howsoever called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote thereon:

(a) appear (in person or by proxy) at each such meeting or otherwise cause all of the Subject Shares that such Stockholder is entitled to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, all of the Subject Shares that such Stockholder is entitled to vote: (i) in favor of the Merger and the authorization and approval of the Merger Agreement and the transactions contemplated thereby; (ii) without limitation of the preceding clause (i), in favor of any proposal to adjourn or postpone any meeting of the holders of Company Common Stock at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the holders of Company Common Stock to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; (iii) against any action or agreement that would reasonably be expected to result in a breach of a material covenant, representation or warranty or any other material obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement; and (iv) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, frustrate, prevent, nullify, adversely affect or inhibit the timely consummation of the Merger or the satisfaction of the conditions under the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

2. No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into any voting agreement, voting trust or similar agreement or understanding with respect to any of the Subject Shares other than the Third Amended and Restated Class B Stockholders’ Agreement, dated as of October 1, 2015, by and among each of the holders of Company Class B Common Stock (the “Company Stockholders’ Agreement”) and shall not enter into any other voting agreement, voting trust or similar agreement or understanding with respect to any of the Subject Shares, (b) has not, other than pursuant to the Company Stockholders’ Agreement, granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any of the Subject Shares, (c) has not given, and shall not give, any voting instructions or authorities in any manner inconsistent with Section 1, with respect to any of the Subject Shares and (d) has not taken and shall not knowingly or intentionally take any action that would reasonably be expected to constitute a breach hereof or make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing such Stockholder from performing any of its obligations under this Agreement.

3. Transfer of Shares. Each Stockholder covenants and agrees that during the period from the date of this Agreement through the Expiration Date, in the event that such Stockholder Transfers any Subject Shares, the Stockholder shall require, as a condition precedent to such Transfer, the transferee to agree in writing to be bound by each of the terms of this Agreement by executing and delivering a joinder agreement in form and substance reasonably acceptable to Parent. Upon the execution and delivery of a joinder agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. Any Transfer or attempted Transfer of any Subject Shares in violation of this Agreement shall be null and void ab initio. If any involuntary Transfer of any of such Subject Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. For purposes of this Agreement, “Transfer” means any direct or indirect transfer, sale, assignment, pledge, hypothecation, grant of a security interest in, gift, distribution or other disposal of all or any portion of the Subject Shares, by operation of law or otherwise. Each Stockholder agrees that, from the date hereof until the termination of this Agreement, such Stockholder shall not take any action to convert any shares of Company Class B Common Stock owned of record and beneficially by such Stockholder into shares of Company Class A Common Stock, pursuant to Article Fourth, Section A.IV. of the Company Charter or otherwise.

4. Further Assurances. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as Parent or the Company may reasonably request for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, each Stockholder hereby severally as to itself only, but not jointly with any other Stockholder, authorizes Parent and the Company to publish and disclose in any public filing made in connection with the Merger Agreement and the transactions contemplated thereby and in any other announcement or disclosure required by applicable Law, such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s obligations under this Agreement.

5. Representations and Warranties of Each Stockholder. Each Stockholder on its own behalf hereby represents and warrants to Parent, severally and not jointly, with respect to such Stockholder as follows:

(a) Organization. Such Stockholder, if it is a trust, has been duly created and is validly existing as a common law trust, and each of its trustees has been duly appointed and is validly acting as a trustee of such trust, under the laws of the jurisdiction of its administration. Such Stockholder, if it is an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Authority. Such Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms, except as enforcement may be limited by the Bankruptcy and Equity Exception. If such Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby.

(c) No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations hereunder or the consummation by it of the transactions contemplated hereby, will violate, conflict with or result in a breach of, constitute a default (with or without notice or lapse of time or both), or require any consent or action by any Person, under any provision of, any stockholders agreement, voting agreement, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation, or any provision of the certificate of incorporation, bylaws or other comparable governing documents, applicable to such Stockholder or to such Stockholder’s property or assets, in each case, other than consents or authorizations required under Company Stockholders’ Agreement that have been duly obtained prior to the execution and delivery of this Agreement.

(d) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, order, waiver, authorization or permit of or any filing with or notification to, any Governmental Authority or other Person.

(e) Ownership. Such Stockholder is the record and beneficial owner of, or is a trust or estate that is the record holder of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any and all security interests, Liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than those created by this Agreement or restrictions on transfer of general applicability arising under applicable Securities Laws. Such Stockholder does not own, of record or beneficially, any shares of Class B Common Stock of the Company other than the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto (except that such Stockholder may be deemed to beneficially own Subject Shares owned by other Stockholders). None of such Stockholders’ Subject Shares are, and at no time during the term of this Agreement will be, subject to any voting trust or other agreement or arrangement with respect to the voting of such shares of Company Common Stock (other than the Company Stockholders’ Agreement).

(f) Reliance by Parent and the Company. Such Stockholder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and obligations of Stockholder contained herein. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of its own choosing. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

6. Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer, or any other similar function or capacity, of Parent, the Company or any other Person shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer, or any other similar function or capacity. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the record holder or beneficial owner of, or as a trust whose beneficiaries are the beneficial owners of, Subject Shares and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer, or any other similar function or capacity, of Parent, the Company or any other Person. The taking of any actions (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer, or any other similar function or capacity, of Parent, the Company or any other Person shall not be deemed to constitute a breach of this Agreement, regardless of the circumstances related thereto.

7. Trust Stockholders. In this Agreement, references to a trust Stockholder shall be deemed to be to the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require to be most protective of Parent, including for purposes of such Stockholder’s representations and warranties.

8. Termination. This Agreement shall automatically terminate without further action upon the earliest to occur (the “Expiration Date”) of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the written agreement of the Stockholders, the Company and Parent to terminate this Agreement; provided that any such written agreement shall have been duly authorized by the Parent Special Committee and the Company Special Committee; provided, further, that no such termination shall relieve any party from liability for any breach or violation occurring prior to such termination.

9. Specific Performance. Each Stockholder acknowledges and agrees that (a) the covenants, obligations and agreements contained in this Agreement relate to special, unique and extraordinary matters, (b) Parent and the Company relying on such covenants in connection with entering into the Merger Agreement and (c) a violation of any of the terms of such covenants, obligations or agreements will cause Parent irreparable injury for which adequate remedies are not available at law and for which monetary damages are not readily ascertainable. Therefore, each Stockholder agrees that Parent shall be entitled to specific performance, an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Stockholder from committing any violation of such covenants, obligations or agreements, and each Stockholder further agrees that it will not oppose the granting of such relief on the basis that Parent or the Company would have an adequate remedy at law.

10. Governing Law; Jurisdiction.

(a) This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto irrevocably agrees that any Action with respect to this Agreement, arising under or in connection with this Agreement or the rights and obligations hereunder shall be brought and determined exclusively in the Delaware Court of Chancery, or, if the Delaware Court of Chancery does not have jurisdiction over such Action, any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the above-named courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 14, and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts.

11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11.

12. Amendment, Waivers, etc. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by Parent (after such amendment or modification has been duly authorized by the Parent Special Committee) and each of the Stockholders. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought (and, the case of Parent, after such waiver, discharge or termination has been authorized by the Parent Special Committee).

13. Assignment; Third Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a party without the prior written consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof; provided, however, that the Company is an intended third party beneficiary of this Agreement and shall be entitled to enforce this Agreement against the Stockholders in accordance with its terms and each of Parent and the Company have the right on behalf of their respective stockholders to seek equitable relief or to pursue damages suffered by Parent and its stockholders or the Company and its stockholders, as applicable (which damages the parties hereto acknowledge and agree may include the benefit of the bargain lost by Parent’s or the Company’s stockholders, as applicable) in the event of wrongful termination of this Agreement, fraud or intentional breach by the parties hereto, which right is hereby expressly acknowledged and agreed by the parties hereto.

14. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally by hand or by overnight courier or other delivery method or when sent by electronic mail transmission (provided that, in the case of electronic mail transmission, either receipt of such electronic mail is acknowledged by the applicable recipient or a confirmatory hardcopy is sent without undue delay by an internationally recognized courier service), in each case, to the following physical and electronic mail addresses (or to such other physical and electronic mail address as a party may have specified by notice pursuant to this provision):

(a)	If to Parent, by email to:

Madison Square Garden Entertainment Corp

Two Pennsylvania Plaza

New York, New York 10121

Attn:         Scott Packman

                 (212) 631-5357

E-mail:     legalnotices@msg.com

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn:         David E. Shapiro

                  Gordon S. Moodie

E-Mail:     DEShapiro@wlrk.com

                  GSMoodie@wlrk.com

(b)	If to the Stockholders, by email to:

c/o Dolan Family Office

340 Crossways Park Drive

Woodbury, NY 11797

Attn:         Dennis Javer

E-mail:     DJaver@dfollc.com

With a copy (which shall not constitute notice) to:

Debevoise & Plimpton

919 Third Avenue

New York, New York 10022

Attn:          Michael A. Diz

E-mail:     madiz@debevoise.com

15. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

16. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto.

17. Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

18. Counterparts. This Agreement may be executed in two or more counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

19. Waiver of Appraisal. Each Stockholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Subject Shares.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Madison Square Garden Entertainment Corp.

By:	/s/ Mark H. FitzPatrick
Name: Mark H. FitzPatrick
Title: Executive Vice President & CFO

[Signature Page to Parent Voting and Support Agreement]

JAMES L. DOLAN

/s/ JAMES L. DOLAN

THOMAS C. DOLAN

/s/ THOMAS C. DOLAN

MARIANNE E. DOLAN WEBER

/s/ MARIANNE E. DOLAN WEBER

DEBORAH A. DOLAN-SWEENEY

/s/ DEBORAH A. DOLAN-SWEENEY

[Signature Page to Parent Voting and Support Agreement]

KATHLEEN M. DOLAN

/s/ KATHLEEN M. DOLAN
Individually, and as a Trustee of the Charles F. Dolan Children Trusts FBO Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber, Thomas C. Dolan and James L. Dolan, and as Trustee of the Tara Dolan 1989 Trust, and as Trustee of the Ryan Dolan 1989 Trust

PAUL J. DOLAN

/s/ PAUL J. DOLAN
As a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan

MARY S. DOLAN

/s/ MARY S. DOLAN
As a Trustee of the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney, and as a Trustee of the Charles F. Dolan 2009 Family Trusts FBO Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber, Thomas C. Dolan and James L. Dolan

[Signature Page to Parent Voting and Support Agreement]

MATTHEW J. DOLAN

/s/ MATTHEW J. DOLAN
As a Trustee of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and Charles F. Dolan Children Trust FBO Thomas C. Dolan

CORBY DOLAN LEINAUER

/s/ CORBY DOLAN LEINAUER
As a Trustee of the Charles F. Dolan 2009 Family Trusts FBO Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber, Thomas C. Dolan and James L. Dolan

BRIAN G. SWEENEY

/s/ BRIAN G. SWEENEY
As a Trustee of the Charles F. Dolan 2009 Revocable Trust, and as Trustee of the Helen A. Dolan 2009 Revocable Trust

[Signature Page to Parent Voting and Support Agreement]

CHARLES F. DOLAN

/s/ CHARLES F. DOLAN
As a Trustee of the Charles F. Dolan 2009 Revocable Trust, and as Trustee of the Charles F. Dolan 2019 Grantor Retained Annuity Trust #1M

HELEN A. DOLAN

/s/ HELEN A. DOLAN
As Trustee of the Helen A. Dolan 2009 Revocable Trust, and as Trustee of the Helen A. Dolan 2019 Grantor Retained Annuity Trust #1M

[Signature Page to Parent Voting and Support Agreement]

Schedule A

MSG Networks Inc.

Stockholder	Shares of Company Common Stock
	Class A Common Shares	Class B Common Shares
Charles F. Dolan 2009 Revocable Trust	82,228	676,156
Kathleen M. Dolan	4,705	0
Deborah A. Dolan-Sweeney	20,618	0
Marianne Dolan Weber	9,191	0
Thomas C. Dolan	40,767	0
James L. Dolan	343,583	1,224,362
CFD Children Trust f/b/o Kathleen M. Dolan	47,864	918,981
CFD Children Trust f/b/o Deborah A. Dolan-Sweeney	47,864	918,981
CFD Children Trust f/b/o Marianne Dolan Weber	47,864	890,802
CFD Children Trust f/b/o Thomas C. Dolan	39,886	926,958
CFD Children Trust f/b/o James L. Dolan	87,750	1,812,973
CFD 2009 Family Trust f/b/o Kathleen M. Dolan	13,295	1,216,206
CFD 2009 Family Trust f/b/o Deborah A. Dolan-Sweeney	13,295	1,111,206
CFD 2009 Family Trust f/b/o Marianne Dolan Weber	13,295	1,279,206
CFD 2009 Family Trust f/b/o Thomas C. Dolan	13,295	1,291,206
CFD 2009 Family Trust f/b/o James L. Dolan	13,295	1,291,206
Tara Dolan 1989 Trust	0	15,156
Ryan Dolan 1989 Trust	0	15,156

Annex D

[Letterhead of Moelis & Company]

399 PARK AVENUE 5th FLOOR NEW YORK, NEW YORK 10022 T 1 212 883 3800 F 1 212 880 4260

March 24, 2021

Special Committee of the Board of Directors

and the Board of Directors of

Madison Square Garden Entertainment Corp.

Two Penn Plaza

New York, NY, 10121

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Madison Square Garden Entertainment Corp. (the “Parent”) of the Merger Consideration (as defined below) pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by MSG Networks Inc. (the “Company”), the Parent and Ewing Sub Inc., a wholly owned subsidiary of the Parent (the “Acquisition Sub”). As more fully described in the Agreement, Acquisition Sub will be merged with and into the Company (the “Transaction”) and (i) each issued and outstanding share of the Class A common stock, par value $0.01 per share (“Company Class A Common Stock”), of the Company will be converted into the right to receive a number of shares of the Class A common stock, par value $0.01 per share (“Parent Class A Common Stock”), of the Parent, such that each holder of record of shares of Company Class A Common Stock immediately prior to the effective time of the Transaction (the “Effective Time”) shall have the right to receive, in the aggregate, a number of shares of Parent Class A Common Stock equal to the product of (x) the total number of shares of Company Class A Common Stock held of record by such holder immediately prior to the Effective Time, multiplied by (y) 0.172, with such product rounded up to the next whole share of Parent Class A Common Stock (the “Class A Merger Consideration”) and (ii) each issued and outstanding share of the Class B common stock, par value $0.01 per share (“Company Class B Common Stock” and together with the Company Class A Common Stock, the “Company Common Stock”)), of the Company will be converted into the right to receive a number of shares of the Class B common stock, par value $0.01 per share (“Parent Class B Common Stock” and together with the Parent Class A Common Stock, the “Parent Common Stock”), of the Parent, such that each holder of record of shares of Company Class B Common Stock immediately prior to the Effective Time shall have the right to receive, in the aggregate, a number of shares of Parent Class B Common Stock equal to the product of (x) the total number of shares of Company Class B Common Stock held of record by such holder immediately prior to the Effective Time, multiplied by (y) 0.172, with such product rounded up to the next whole share of Parent Class B Common Stock (the “Class B Merger Consideration” and together with the Class A Merger Consideration, the “Merger Consideration”).

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company and the Parent; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company; (iii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Parent furnished to us by the Parent, including financial forecasts provided to or discussed with us by the management of the Parent (the “Parent Projections”); (iv) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including Company financial forecasts, as modified and revised by management of the Parent (the “Parent Modified Company Projections”); (v) reviewed certain internal information relating to cost savings, synergies and related expenses expected to result from the Transaction and certain other pro forma financial effects of the Transaction (the “Expected Synergies”) furnished to us by the Parent; (vi) reviewed certain information relating to the capitalization of the Parent and the Company furnished to us by management of the Parent and the Company, respectively; (vii) conducted discussions with members of the senior managements and representatives of the Parent and the Company concerning the information described in clauses (i) through (vi) of this paragraph, as well as the businesses and prospects of the Company and the Parent generally; (viii) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (ix) reviewed the financial terms of certain other transactions that we deemed relevant; (x) reviewed a draft, dated March 12, 2021, of the Agreement; (xi) participated in certain discussions and negotiations among representatives of the Parent and the Company and their respective advisors; and (xii) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

In connection with our review, we have, with your consent, relied on the information supplied to, discussed with or reviewed by us for purposes of this opinion being complete and accurate in all material respects. We have not assumed any responsibility for independent verification of (and have not independently verified) any of such information. With your consent, we have relied upon, without independent verification, the assessment of the Parent and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the Parent Projections, the Parent Modified Company Projections, the other information relating to the Parent and the Company and the Expected Synergies, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Parent as to the future performance of the Parent and the Company and such Expected Synergies (including the amount, timing and achievability thereof). We also have assumed, at your direction, that the future financial results (including Expected Synergies) reflected in such forecasts and other information will be achieved at the times and in the amounts projected. We express no views as to the reasonableness of any financial forecasts, the Expected Synergies or the assumptions on which they are based. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Parent or the Company, nor have we been furnished with any such evaluation or appraisal.

With your consent, we have assumed for purposes of our analysis and opinion that the economic rights of the Company Class A Common Stock and Company Class B Common Stock are identical to each other, and that the economic rights of the Parent Class A Common Stock and Parent Class B Common Stock are identical to each other, except, in each case, as could not be material to our analysis or opinion. Our analysis and opinion do not address the non-economic rights of any such shares (including voting rights), and, at your direction, we have not attempted to place any financial value on any such non-economic rights. Further, our opinion does not address the allocation of shares of Parent Class A Common Stock and Parent Class B Common Stock to be issued pursuant to the Transaction among the holders of Company Class A Common Stock and Company Class B Common Stock. For purposes of our analysis and opinion, we have been directed by you not to differentiate between the classes of Company Common Stock, in relation to each other, and the classes Parent Common Stock, in relation to each other. With your consent we have also assumed that the aggregate number of shares of Parent Class A Common Stock and Parent Class B Common Stock to be issued by Parent as a result of the rounding convention reflected in the Merger Consideration would not be material to our analysis or opinion.

Our opinion does not address the Parent’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Parent and does not address any legal, regulatory, tax or accounting matters. At your direction, we have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Merger Consideration from a financial point of view to the Parent. With your consent, we express no opinion as to what the value of Parent Common Stock actually will be when issued pursuant to the Transaction or the prices at which Parent Common Stock or Company Common Stock may trade at any time. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the completion of the Transaction will be obtained except to the extent that could not be material to our analysis. In addition, representatives of the Parent have advised us, and we have assumed, with your consent, that the Transaction will qualify as a tax free reorganization for federal income tax purposes. In connection with our engagement, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with Parent.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume to responsibility to update this opinion for developments after the date hereof.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Parent in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Parent and the Company. In the past two years, we have not provided investment banking and other services to the Parent unrelated to the Transaction, or to the Company or James L. Dolan or, to our knowledge, any members of the Dolan family, for which we have received or may receive compensation. In the future we may provide such services to the Parent, the Company or James L. Dolan or members of the Dolan family for which we may receive compensation.

This opinion is for the use and benefit of the Special Committee of Board of Directors and the Board of Directors of the Parent (each, solely in their capacity as such) in their evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities or other person should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Parent or the Company. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, whether relative to the Merger Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Merger Consideration is fair from a financial point of view to the Parent.

Very truly yours,

/s/ Moelis & Company LLC

MOELIS & COMPANY LLC

Annex E

[Letterhead of Raine Securities LLC]

Raine Securities LLC
65 East 55th Street, 24th Floor
New York, NY 10022
Tel: (212) 603-5500
Fax: (212) 603-5501
Tel: (310) 987-7700 LA
Tel: (415) 967-5830 SF

March 24, 2021

Special Committee of the Board of Directors

of Madison Square Garden Entertainment Corp.

2 Pennsylvania Plaza

New York, NY 10121

Board of Directors

of Madison Square Garden Entertainment Corp.

2 Pennsylvania Plaza

New York, NY 10121

Dear Members of the Special Committee:

You have requested our opinion as to the fairness from a financial point of view to Madison Square Garden Entertainment Corp. (“Parent”) of the Merger Consideration (as defined below) pursuant to the Agreement and Plan of Merger (the “Agreement”) proposed to be entered into by and among MSG Networks Inc. (the “Company”), Parent and Broadway Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged (the “Merger”) with and into the Company.

Pursuant to the Agreement, (i) each share of Class A common stock, par value $0.01 per share, of the Company (“Company Class A Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares owned by (A) Parent, Merger Sub or any subsidiaries of Parent or (B) the Company or any subsidiaries of the Company as treasury stock, in each case, not held on behalf of third parties (“Excluded Shares”)) will be converted into the right to receive a number of fully paid and nonassessable shares of Class A common stock, par value $0.01 per share, of Parent (“Parent Class A Common Stock”) such that each holder of record of shares of Company Class A Common Stock immediately prior to the Effective Time shall have the right to receive, in the aggregate, a number of shares of Parent Class A Common Stock equal to the product of (x) the total number of shares of Company Class A Common Stock held of record by such holder immediately prior to the Effective Time, multiplied by (y) 0.172, with such product rounded up to the next whole share of Parent Class A Common Stock (the “Class A Merger Consideration”) and (ii) each share of Class B common stock, par value $0.01 per share, of the Company (“Company Class B Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be converted into the right to receive a number of fully paid and nonassessable shares of Class B common stock, par value $0.01 per share, of Parent (“Parent Class B Common Stock”) such that each holder of record of shares of Company Class B Common Stock immediately prior to the Effective Time shall have the right to receive, in the aggregate, a number of shares of Parent Class B Common Stock equal to the product of (x) the total number of shares of Company Class B Common Stock held of record by such holder immediately prior to the Effective Time, multiplied by (y) 0.172, with such product rounded up to the next whole share of Parent Class B Common Stock (the “Class B Merger Consideration” and together with the Class A Merger Consideration, the “Merger Consideration”).

In arriving at our opinion, we have, among other things:

1.	reviewed the draft dated March 22, 2021 of the Agreement (the “Draft Agreement”);

2.	reviewed the Amended and Restated Certificate of Incorporation of the Company;

3.	reviewed certain publicly available financial and other information relating to the Company and Parent;

4.	reviewed certain publicly available third party analyst reports relating to the Company and Parent;

5.

reviewed certain additional financial and other information regarding the business, operations and future prospects of the Company and Parent, which was furnished to us by management of the Company and Parent, including (i) certain financial projections for the Company for the period beginning January 1, 2021 and ending June 30, 2025 prepared, in each case, by the management of the Company and approved for our use by Parent (the “Company Projections”); (ii) an alternative version of the Company Projections incorporating certain adjustments thereto made by the management of Parent (the “Adjusted Company Projections”); and (iii) certain financial projections for Parent for the period beginning January 1, 2021 and ending June 30, 2025 prepared, in each case, by the management of Parent (the “Parent Projections”); and (iv) certain forecasts and estimates of potential synergies expected to result from the Merger prepared, in each case, by the management of Parent, (the “Synergies”);

6.

conducted discussions with management of the Company and Parent regarding the business, operations and future prospects of the Company and Parent, including their views regarding the Company Projections, the Adjusted Company Projections, the Parent Projections and the Synergies;

7.	reviewed certain financial and securities data of the Company and Parent, together with those of certain other companies whose securities are traded in public markets;

8.	reviewed the historical stock prices and trading volumes of Company Class A Common Stock and Parent Class A Common Stock; and

9.	conducted such other financial studies, analyses and investigations, and considered such other factors, as we deemed appropriate for purposes of this opinion.

In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all the financial and other information that was available to us from public sources, that was provided to us by Parent, the Company or its representatives, or that was otherwise reviewed by us, and have been advised by management of Parent that Parent is not aware of any information prepared by it or its advisors that might be material to our opinion that has not been made available to us. We have been advised by management of Parent that the Parent Projections and the Adjusted Company Projections have been reasonably prepared, on a basis reflecting the best currently available estimates and judgments of the management of Parent as to the future operating and financial performance of Parent of the Company, respectively, and that the Company Projections have been reasonably prepared, on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. For purposes of our analysis of the Company, at the direction of the Special Committee, we have relied upon the Adjusted Company Projections. We have relied upon the estimates of the management of Parent as to the amount of Synergies achievable as a result of the Merger, the Company Projections and the Adjusted Company Projections and estimates of the management of the Company (as approved for our use by the Special Committee) as to the timing and integration costs associated therewith and our discussion of such Synergies with the management of Parent. We assume no responsibility for and express no view as to any such projections or forecasts, or as to the assumptions on which they are based.

We have not assumed any responsibility for making an independent evaluation or appraisal of any assets or liabilities of Parent or the Company, contingent or otherwise, and have not been provided with any such evaluation or appraisal, nor have we evaluated the solvency, viability or fair value of Parent or the Company or any other person or any assets, under any state or federal laws relating to bankruptcy, insolvency or similar matters. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any outstanding, pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which Parent or the Company or any of their respective affiliates is a party or may be subject.

We have assumed that the Merger will be consummated in a timely manner and in accordance with the terms of the Agreement, without any limitations, restrictions, conditions, amendments, waivers or modifications, regulatory or otherwise, and without any adjustment to the Merger Consideration, that collectively would have a material effect on our analysis. We have assumed that the final executed Agreement will not differ in any material respect from the Draft Agreement. We have assumed that the aggregate number of shares of Parent Class A Common Stock and Parent Class B Common Stock to be issued by Parent as a result of the rounding convention reflected in the Merger Consideration would not be material to our analysis or opinion.

Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

We are expressing no opinion herein as to the price or range of prices at which Company Class A Common Stock, Parent Class A Common Stock or any other securities of the Company or Parent will actually trade at any time. In connection with our engagement, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with Parent. Our opinion does not address the relative merits of the Merger as compared to any other business strategies that may be available to Parent, nor does it address the underlying business decision of the Board of Directors of Parent (the “Parent Board”) or the Special Committee to proceed with the Merger. We further have assumed, with the consent of the Special Committee, that the Merger will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We do not express any view or opinion with respect to any legal, tax, regulatory or accounting matters relating to the Merger, as to which we understand that the Special Committee has obtained such advice as it deemed necessary from qualified professionals.

We do not express any view or opinion with respect to any term or aspect of the Agreement or the Merger (other than with respect to the Merger Consideration to the extent expressly specified herein). We are not expressing any opinion as to the impact of the Merger on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. We have assumed for purposes of our analysis and opinion, with the consent of the Special Committee, that the economic rights of the Company Class A Common Stock and Company Class B Common Stock are identical to each other, and that the economic rights of the Parent Class A Common Stock and Parent Class B Common Stock are identical to each other, except, in each case, as could not be material to our analysis or opinion. Our analysis and opinion do not address the non-economic rights of any such shares (including voting rights), and, with the Special Committee’s consent, we have not attempted to place any financial value on any such non-economic rights. Further, we are not expressing any view or opinion as to the relative values of shares of Parent Class A Common Stock and Parent Class B Common Stock or the relative fairness of the Merger Consideration to the holders of shares of Parent Class A Common Stock and holders of shares of Parent Class B Common Stock.

Our opinion is for the use of the Special Committee and, as has been requested by the Special Committee, the Board of Directors of Parent (in each case, solely in its capacity as such), only in their evaluation of the proposed Merger. Our opinion does not constitute a recommendation to the Board, the Special Committee or any stockholder of Parent as to how to vote or act with respect to the proposed Merger.

As part of our investment banking services, we are regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions and valuations for corporate and other purposes. We have acted as a financial advisor to the Special Committee in connection with the Merger and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a portion of which is payable upon the consummation of the Merger. Parent also has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising from our engagement.

In the past two years, Raine Securities LLC (“Raine”) has not provided investment banking and financial advisory services to Parent unrelated to the proposed Merger, or to the Company or James L. Dolan or, to our knowledge, any members of the Dolan family, for which Raine has received or may receive compensation. In the future we may provide such services to Parent, the Company or James L. Dolan or members of the Dolan family for which we may receive compensation.

Our opinion has been approved for issuance by the fairness opinion and valuation review committee of Raine.

Based upon and subject to the foregoing and such other factors as we deem relevant, we are of the opinion that, as of the date hereof, the Merger Consideration provided for in the Agreement is fair, from a financial point of view, to Parent.

Very truly yours,

RAINE SECURITIES LLC

/s/ Raine Securities LLC

Annex F

[Letterhead of LionTree Advisors LLC]

LionTree Advisors LLC 660 Madison Avenue, 15th Floor New York, NY 10065

CONFIDENTIAL

March 25, 2021

Special Committee of the Board of Directors

Board of Directors

MSG Networks Inc.

11 Pennsylvania Plaza

3rd Floor

New York, NY 10001

Dear Members of the Special Committee and the Board of Directors:

We understand that MSG Networks Inc. (the “Company”) proposes to enter into an Agreement and Plan of Merger, to be dated as of March 25, 2021 (“Agreement”) among the Company, Madison Square Garden Entertainment Corp. (“Parent”) and Broadway Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), as a result of which the Company will become a wholly owned subsidiary of Parent, and (i) each outstanding share of Class A common stock, par value $0.01 per share, of the Company (the “Company Class A Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in the Agreement) (other than Excluded Shares (as defined in the Agreement)), will be converted into the right to receive 0.172 shares (the “Class A Exchange Ratio”) of Class A common stock, par value $0.01 per share, of Parent (the “Parent Class A Common Stock”) (the “Class A Merger Consideration”) and (ii) each outstanding share of Class B common stock, par value $0.01 per share, of the Company (the “Company Class B Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in the Agreement) (other than Excluded Shares (as defined in the Agreement)), will be converted into the right to receive 0.172 shares (the “Class B Exchange Ratio”) of Class B common stock, par value $0.01 per share, of Parent (the “Parent Class B Common Stock” and, together with Parent Class A Common Stock, the “Parent Common Stock”) (the “Class B Merger Consideration” and, together with the Class A Merger Consideration, the “Merger Consideration”), subject to adjustment in certain circumstances. We further understand that approximately 2.1% of the outstanding shares of the Company Class A Common Stock and 100% of the outstanding shares of the Company Class B Common Stock is owned by the members of the Dolan family (the “Dolan Family Group”).

The terms and conditions of the Merger are more fully set forth in the Agreement. Capitalized terms used but not defined in this letter have the meanings ascribed thereto in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of the Company Class A Common Stock and the Company Class B Common Stock, taken in the aggregate, to such holders pursuant to the Agreement (other than Parent, the Dolan Family Group and their respective affiliates (collectively, the “Excluded Parties”)) (without giving effect to any impact of the Merger on any particular stockholder of the Company other than in its capacity as a holder of Company Common Stock).

In arriving at our opinion, we have, among other things:

(i)	reviewed a draft, dated March 25, 2021, of the Agreement;

(ii)	reviewed a draft, dated March 25, 2021, of the Parent Voting and Support Agreement;

(iii)	reviewed a draft, dated March 25, 2021, of the Company Voting and Support Agreement;

(iv)	reviewed certain publicly available business and financial information relating to Parent and the Company, respectively;

(v)

reviewed certain historical financial information and other data relating to the Company that were provided to us by the management of the Company, approved for our use by the Company, and not publicly available;

(vi)

reviewed certain internal financial forecasts, estimates, and other data relating to the business and financial prospects of the Company that were provided to us by the management of the Company, approved for our use by the Company, and not publicly available, including financial forecasts and estimates for the fiscal years ending June 30, 2021 through June 30, 2025, prepared by the management of the Company;

(vii)

reviewed certain internal financial forecasts, estimates, and other data relating to the business and financial prospects of Parent that were provided to us by the management of Parent, approved for our use by the Company, and not publicly available, including financial forecasts and estimates for the fiscal years ending June 30, 2021 through June 30, 2025, prepared by the management of Parent and approved for our use by the Company;

(viii)

conducted discussions with members of the senior management of the Company and Parent concerning the business, operations, historical financial results, and financial prospects of the Company and Parent, and the Merger;

(ix)	reviewed current and historical market prices of the Company Common Stock and the Parent Common Stock;

(x)	reviewed certain publicly available financial and stock market data with respect to certain other companies;

(xi)	reviewed certain financial performance data of the Company and Parent and compared that data with similar data for certain other companies;

(xii)	reviewed certain pro forma effects relating to the Merger prepared by management of the Company and approved for our use by the Company;

(xiii)	reviewed information relating to certain strategic benefits anticipated from the Merger, prepared by the managements of the Company and Parent, respectively;

(xiv)	participated in discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors; and

(xv)	conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to, discussed with, or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Parent, or any of their respective subsidiaries, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and pro forma effects referred to above, we have assumed, with your consent and based on advice of managements of the Company and Parent, that they have been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the managements of the Company and Parent as to the future financial performance of the Company and Parent, including the pro forma effects. We express no opinion with respect to such forecasts or estimates (including any pro forma effects). We also have assumed, with your consent, that the Merger will have the tax consequences contemplated by the Agreement. This opinion does not address any legal, regulatory, taxation, or accounting matters, as to which we understand that you have obtained such advice as you deemed necessary from qualified professionals, and we have assumed the accuracy and veracity of all assessments made by such advisors to the Company with respect to such matters. Our opinion is necessarily based on economic, monetary, market, and other conditions as in effect on, and the information available to us as of, the date hereof and our opinion speaks only as of the date hereof.

Our opinion does not address the Company’s underlying business decision to engage in the Merger or any related transaction, the relative merits of the Merger or any related transaction as compared to other business strategies or transactions that might be available to the Company, or whether the consideration to be received by the holders of the Company Common Stock pursuant to the Agreement represents the best price obtainable. In connection with our engagement, we were not requested to, and did not, solicit interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. We also express no view as to, and our opinion does not address, the solvency of the Company or any other entity under any state, federal, or other laws relating to bankruptcy, insolvency, or similar matters.

This opinion addresses only the fairness from a financial point of view, as of the date hereof, to the holders of Company Common Stock (other than the Excluded Parties) of the Merger Consideration to be received by such holders pursuant to the Agreement. We have not been asked to, nor do we, offer any opinion as to the terms, other than the Merger Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Merger or any related transaction (including any agreement or transaction between any Excluded Party and the Company or Parent), including the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company, Parent, or any of their respective affiliates. We have not been asked to, nor do we, offer any opinion with respect to any ongoing obligations of the Company, Parent, or any of their respective affiliates (including any obligations with respect to governance or otherwise) contained in any agreement related to the Merger or under applicable law, or any allocation of the Merger Consideration (or any portion thereof) between the holders of the Company Class A Common Stock and the holders of the Company Class B Common Stock or the fairness of the consideration to be received by the holders of the Company Class A Common Stock relative to the consideration to be received by the holders of the Company Class B Common Stock. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors, or employees of any parties to the Merger, any Excluded Parties, or any class of such persons, whether relative to the Merger Consideration or otherwise. This letter should not be construed as creating any fiduciary duty on the part of LionTree Advisors LLC (or any of its affiliates) to any party. We express no opinion as to what the value of the Parent Common Stock will be when issued pursuant to the Merger or the prices at which the Parent Common Stock or Company Common Stock will trade at any time. In rendering this opinion, we have assumed, with your consent, that except as would not be in any way meaningful to our analysis: (i) the final executed form of the Agreement will not differ from the draft that we have reviewed, (ii) the representations and warranties of the parties to the Agreement, and the related documents, are true and correct, (iii) the parties to the Agreement, and the related documents, will comply with and perform all covenants and agreements required to be complied with or performed by such parties under the Agreement and the related documents, and (iv) the Merger will be consummated in accordance with the terms of the Agreement and related documents, without any waiver or amendment of any term or condition thereof. We have also assumed, with your consent, that all governmental, regulatory, or other third-party consents and approvals necessary for the consummation of the Merger or otherwise contemplated by the Agreement will be obtained without any adverse effect on the Company, Parent, or on the expected benefits of the Merger in any way meaningful to our analysis.

This opinion is provided for the benefit of the Special Committee of the Board of Directors of the Company (the “Special Committee”) (in its capacity as such) and the Board of Directors of the Company (in its capacity as such) in connection with, and for the sole purpose of, its evaluation of the Merger, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Merger or any other matter.

We have acted as financial advisor to the Special Committee in connection with the Merger. We will receive a fee for our services, all of which is contingent upon the successful completion of the Merger, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided financial advisory services to the Special Committee in connection with prior discussions involving a strategic transaction with Parent and have received fees in connection with such services. We and our affiliates may seek to provide banking services to the Company, Parent, and their respective affiliates in the future and expect to receive fees for the rendering of these services. In the ordinary course of business, certain of our employees and affiliates may hold or trade, for their own accounts and the accounts of their investors, securities of the Company and Parent and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of LionTree Advisors LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Company Class A Common Stock and the Company Class B Common Stock, taken in the aggregate, pursuant to the Agreement, is fair, from a financial point of view, to such holders (other than the Excluded Parties).

Very truly yours,

/s/ LionTree Advisors LLC

LIONTREE ADVISORS LLC

Annex G

[Letterhead of Morgan Stanley & Co. LLC]

1585 Broadway New York, New York 10020 tel 212 761 4000 fax 212 761 4001

March 25, 2021

Special Committee of the Board of Directors

Board of Directors

MSG Networks Inc.

11 Pennsylvania Plaza

3rd Floor

New York, NY 10001

Members of the Special Committee and the Board of Directors:

We understand that MSG Networks Inc. (“MSG” or the “Company”), Madison Square Garden Entertainment Corp. (“Parent”) and Broadway Sub Inc., a wholly owned direct subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated March 25, 2021 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and (i) each outstanding share of Class A common stock, par value $0.01 per share, of the Company (the “Company Class A Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than Excluded Shares (as defined in the Merger Agreement)), will be converted into the right to receive 0.172 shares (the “Class A Exchange Ratio”) of Class A common stock, par value $0.01 per share, of Parent (the “Parent Class A Common Stock”) (the “Class A Merger Consideration”) and (ii) each outstanding share of Class B common stock, par value $0.01 per share, of the Company (the “Company Class B Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares), will be converted into the right to receive 0.172 shares (the “Class B Exchange Ratio”) of Class B common stock, par value $0.01 per share, of Parent (the “Parent Class B Common Stock” and, together with Parent Class A Common Stock, the “Parent Common Stock”) (the “Class B Merger Consideration” and, together with the Class A Merger Consideration, the “Merger Consideration”), subject to adjustment in certain circumstances. The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We further understand that approximately 2.1% of the outstanding shares of the Company Class A Common Stock and 100% of the outstanding shares of the Company Class B Common Stock are owned by the members of the Dolan family (the “Dolan Family Group”).

You have asked for our opinion as to whether the Merger Consideration to be received by the holders of shares of the Company Class A Common Stock and the Company Class B Common Stock, taken in the aggregate, pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than Parent, the Dolan Family Group and their respective affiliates (collectively, the “Excluded Parties”)).

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company and Parent, respectively;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company and Parent, respectively;

3)	Reviewed certain financial projections prepared by the managements of the Company and Parent, respectively;

4)	Reviewed information relating to certain strategic benefits anticipated from the Merger, prepared by the managements of the Company and Parent, respectively;

5)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

6)	Discussed the past and current operations and financial condition and the prospects of Parent with senior executives of Parent;

7)	Reviewed the reported prices and trading activity for the Company Common Stock and Parent Common Stock;

8)

Compared the financial performance of the Company and Parent and the prices and trading activity of the Company Common Stock and Parent Common Stock with that of certain other publicly-traded companies comparable with the Company and Parent, respectively, and their securities;

9)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

10)	Participated in discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;

11)	Reviewed the Merger Agreement and certain related documents; and

12)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and Parent, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and Parent of the future financial performance of the Company and Parent. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of Parent and the Company and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to any allocation of the Merger Consideration (or any portion thereof) between the holders of the Company Class A Common Stock and the holders of the Company Class B Common Stock or the fairness of the consideration to be received by the holders of the Company Class A Common Stock relative to the consideration to be received by the holders of the Company Class B Common Stock. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be received by the holders of shares of the Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Parent, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company (the “Special Committee”) in connection with this transaction and will receive a fee for our services, all of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, Morgan Stanley and its affiliates have provided financing services for, and are lenders to, the Company and AMC Networks Inc. (an affiliate of Parent and the Company) and have received fees in connection with such services and Morgan Stanley has provided financial advisory services to the Special Committee in connection with prior discussions involving a strategic transaction with Parent and has received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to Parent and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Special Committee and the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which Parent Common Stock will trade following consummation of the Merger or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Parent and the Company should vote at the shareholders’ meetings to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of shares of the Company Class A Common Stock and the Company Class B Common Stock, taken in the aggregate, pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the Excluded Parties).

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Jon Yourkoski
Jon Yourkoski
Managing Director

MSG NETWORKS INC. 11 PENNSYLVANIA PLAZA NEW YORK, NY 10001	YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY. Vote by the Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY THE INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on July 7, 2021 (July 5, 2021 for participants in the AMC Networks Inc. 401(k) Plan). Have your proxy card in hand when you access the website and then follow the instructions provided.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on July 7, 2021 (July 5, 2021 for participants in the AMC Networks Inc. 401(k) Plan). Have your proxy card in hand when you call and then follow the instructions provided.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to MSG Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by July 7, 2021 (July 5, 2021 for participants in the AMC Networks Inc. 401(k) Plan).

Special Meeting Registration: You must register and obtain an admission ticket to attend the special meeting. Go to the “Register for Meeting” link at www.proxyvote.com to register. Individuals without proper identification and an admission ticket will not be permitted to attend the special meeting.

If you vote by the Internet or by telephone you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D55817-S24936-S24937                                 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — —  — — — — —— — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MSG NETWORKS INC.

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR Proposals 1, 2 and 3 below, as more fully described in the accompanying Proxy Statement.
	For	Against	Abstain
The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:

1.  Adoption of the Agreement and Plan of Merger, dated as of March 25, 2021 (as may be amended from time to time, the “merger agreement”), among MSG Networks Inc. (“MSG Networks”), Madison Square Garden Entertainment Corp. (“MSG Entertainment”) and Broadway Sub Inc., a direct wholly-owned subsidiary of MSG Entertainment (“Merger Sub”), pursuant to which Merger Sub will merge with and into MSG Networks (the “merger”), with MSG Networks surviving the merger as a direct wholly-owned subsidiary of MSG Entertainment.

	☐	☐	☐

2.  Approval of, on a non-binding advisory basis, certain compensation that may be paid or become payable to MSG Networks’ named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement.

	☐	☐	☐

3. Approval of the adjournment of MSG Networks’ special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders:

The Notice and Proxy Statement is available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

FOLD AND DETACH HERE	D55818-S24936-S24937

CLASS A PROXY CARD

MSG NETWORKS INC.

Solicited by the Board of Directors for the Special Meeting of Stockholders on July 8, 2021

The undersigned hereby appoints Bret Richter, Lawrence J. Burian and Mark C. Cresitello, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of MSG Networks Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Special Meeting of Stockholders to be held at the J.P. Morgan Club at the Madison Square Garden Arena located on Seventh Avenue between West 31st Street and West 33rd Street, New York, NY 10121, on Thursday, July 8, 2021, at 11:30 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy card but do not give any direction, these shares will be voted FOR Proposals 1, 2 and 3, in the discretion of the proxies, and upon such other matters as may properly come before the Special Meeting and at any adjournment or postponement thereof.

Attention participants in the AMC Networks Inc. 401(k) Plan: If you hold shares of the Company’s Class A Common Stock through the AMC Networks Inc. 401(k) Plan, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee of the AMC Networks Inc. 401(k) Plan, how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Time, on July 5, 2021 so that the Trustee (who votes the shares on behalf of the AMC Networks Inc. 401(k) Plan’s participants) has adequate time to tabulate the voting instructions. Fidelity Management Trust Company shall not vote shares of the Company’s Class A Common Stock allocated to a participant’s account for which it has not received instructions from the participant. Please read the enclosed Proxy Statement for more information.

Important Notice: To attend the Special Meeting you must have an admission ticket and comply with COVID-19 safety protocols. To obtain an admission ticket, go to www.proxyvote.com or call 1-844-318-0137 (toll free) or 925-331-6070 (international). The deadline to obtain an admission ticket is 5:00 p.m., Eastern Time, on July 2, 2021. For further details, see “How can I attend the special meetings?” in the Proxy Statement. In addition, video and audio recording devices and other electronic devices will not be permitted at the special meeting and attendees will be subject to security inspections.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the Proxy Statement of the Company.

(Continued and to be signed on reverse side)

MSG NETWORKS INC. 11 PENNSYLVANIA PLAZA NEW YORK, NY 10001

YOUR VOTE IS IMPORTANT, PLEASE VOTE TODAY.

Vote by the Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY THE INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on July 7, 2021. Have your proxy card in hand when you access the website and then follow the instructions provided.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on July 7, 2021. Have your proxy card in hand when you call and then follow the instructions provided.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to MSG Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by July 7, 2021.

Special Meeting Registration: You must register and obtain an admission ticket to attend the special meeting. Go to the “Register for Meeting” link at www.proxyvote.com to register. Individuals without proper identification and an admission ticket will not be permitted to attend the special meeting.

If you vote by the Internet or by telephone you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D55819-S24936-S24937 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MSG NETWORKS INC.

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR Proposals 1, 2 and 3 below, as more fully described in the accompanying Proxy Statement.
	For	Against	Abstain
The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:

1.  Adoption of the Agreement and Plan of Merger, dated as of March 25, 2021 (as may be amended from time to time, the “merger agreement”), among MSG Networks Inc. (“MSG Networks”), Madison Square Garden Entertainment Corp. (“MSG Entertainment”) and Broadway Sub Inc., a direct wholly-owned subsidiary of MSG Entertainment (“Merger Sub”), pursuant to which Merger Sub will merge with and into MSG Networks (the “merger”), with MSG Networks surviving the merger as a direct wholly-owned subsidiary of MSG Entertainment.

	☐	☐	☐

2.  Approval of, on a non-binding advisory basis, certain compensation that may be paid or become payable to MSG Networks’ named executive officers that is based on or otherwise relates to the merger contemplated by the merger agreement.

	☐	☐	☐

3. Approval of the adjournment of MSG Networks’ special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders:

The Notice and Proxy Statement is available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

FOLD AND DETACH HERE	D55820-S24936-S24937

                             CLASS B PROXY CARD

MSG NETWORKS INC.

Solicited by the Board of Directors for the

Special Meeting of Stockholders on July 8, 2021

The undersigned hereby appoints Bret Richter, Lawrence J. Burian and Mark C. Cresitello, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of MSG Networks Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Special Meeting of Stockholders to be held at the J.P. Morgan Club at the Madison Square Garden Arena located on Seventh Avenue between West 31st Street and West 33rd Street, New York, NY 10121, on Thursday, July 8, 2021, at 11:30 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy card but do not give any direction, these shares will be voted FOR Proposals 1, 2 and 3, in the discretion of the proxies, and upon such other matters as may properly come before the Special Meeting and at any adjournment or postponement thereof.

Important Notice: To attend the Special Meeting you must have an admission ticket and comply with COVID - 19 safety protocols. To obtain an admission ticket, go to www.proxyvote.com or call 1-844-318-0137 (toll free) or 925-331-6070 (international). The deadline to obtain an admission ticket is 5:00 p.m., Eastern Time, on July 2, 2021. For further details, see “How can I attend the special meetings?” in the Proxy Statement. In addition, video and audio recording devices and other electronic devices will not be permitted at the special meeting and attendees will be subject to security inspections.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and the Proxy Statement of the Company.

(Continued and to be signed on the reverse side)